FILED PURSUANT TO RULE 424(b)(2)
REGISTRATION FILE NO.: 333-262701-02

PROSPECTUS

$524,152,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2022-GC48
(Central Index Key number 0001924870)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)
Depositor

Citi Real Estate Funding Inc.

(Central Index Key number 0001701238)

Goldman Sachs Mortgage Company

(Central Index Key number 0001541502)

Starwood Mortgage Capital LLC

(Central Index Key number 0001548405)

Bank of Montreal

(Central Index Key number 0000927971)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2022-GC48

The Citigroup Commercial Mortgage Trust 2022-GC48, Commercial Mortgage Pass-Through Certificates, Series 2022-GC48, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series and the Uncertificated VRR Interest) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will primarily consist of a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties, which will generally be the sole source of payment on the certificates and the Uncertificated VRR Interest. The issuing entity’s assets will also include one or more subordinate notes evidencing a trust subordinate companion loan (i.e. a subordinate portion of a fixed rate commercial whole loan), which will generally be the sole source of payment on the related non-offered loan-specific certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in July 2022. The rated final distribution date for the offered certificates is May 2054.

Classes of Offered Certificates	Approximate Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(3)	Pass-Through Rate Description
Class A-1	$3,961,000		4.10700%	Fixed
Class A-2	$93,366,000		4.66526%	WAC-0.21000%(5)
Class A-4	$115,000,000		4.47900%	WAC Cap(6)
Class A-5	$202,858,000		4.58026%	WAC-0.29500%(5)
Class A-SB	$5,942,000		4.64526%	WAC-0.23000%(5)
Class X-A	$421,127,000	(7)	0.30734%	Variable IO(8)
Class A-S	$42,112,000		4.87526%	WAC(9)
Class B	$30,833,000		4.87526%	WAC(9)
Class C	$30,080,000		4.87526%	WAC(9)

(Footnotes to table begin on page 3)

You should carefully consider the summary of risk factors and risk factors beginning on page 67 and page 69, respectively, of this prospectus.

Neither the Series 2022-GC48 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2022-GC48 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., Goldman Sachs & Co. LLC and BMO Capital Markets Corp., the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and BMO Capital Markets Corp. are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 60.9% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 23.0% of each class of offered certificates, and BMO Capital Markets Corp., is acting as sole bookrunning manager with respect to approximately 16.1% of each class of offered certificates. Academy Securities, Inc. and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about June 21, 2022. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately 103.4637% of the aggregate principal balance of the offered certificates, plus accrued interest from June 1, 2022, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup	BMO Capital Markets	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager		Siebert Williams Shank Co-Manager
June 6, 2022

CITIGROUP COMMERCIAL MORTGAGE TRUST 2022-GC48

Commercial Mortgage Pass-Through Certificates, Series 2022-GC48

Missouri
2 properties
$11,900,000
1.9% of total
Illinois
10 properties
$5,287,635
0.8% of total
Wisconsin
2 properties
$2,463,635
0.4% of total
Indiana
1 property
$152,875
0.02% of total
Michigan
3 properties
$40,605,051
6.4% of total
Ohio
3 properties
$2,573,899
0.4% of total
Pennsylvania
3 properties
$10,250,000
1.6% of total
New York
8 properties
$154,100,000
24.3% of total
Maine
1 property
$234,796
0.04% of total
West Virginia
1 property
$552,372
0.1% of total
New Jersey
5 properties
$68,600,000
10.8% of total
Maryland
1 property
$4,359,679
0.7% of total
Delaware
1 property
$124,063
0.02% of total
Virginia
2 properties
$3,791,888
0.6% of total
District of Columbia
1 property
$40,000,000
6.3% of total
California
11 properties
$140,585,622
22.2% of total
North Carolina
2 properties
$11,190,588
1.8% of total
Georgia
2 properties
$25,187,635
4.0% of total
South Carolina
5 properties
$23,025,723
3.6% of total
Texas
6 properties
$31,340,016
4.9% of total
Louisiana
11 properties
$18,132,461
2.9% of total
Alabama
2 properties
$2,112,517
0.3% of total
Florida
2 properties
$13,575,000
2.1% of total
Tennessee
2 properties
$22,832,019
3.6% of total
Kentucky
1 property
$296,505
0.05% of total
% of Initial Pool Balance
>10.0%
>5.0 – 10.0%
>1.0 – 5.0%
0.0 – 1.0%

Mortgaged Properties by Property Type
Manufactured Housing 5.1%
Industrial 2.6%
Self Storage 5.3%
Office 38.1%
Mixed Use 9.5%
Multifamily 11.1%
Hospitality 12.6%
Retail 15.6%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2022-GC48 certificates, including the non-offered Uncertificated VRR Interest discussed in footnote (13) below.

Classes of Certificates	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Initial Pass-Through Rate(3)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(4)	Expected Principal Window(4)
Offered Certificates
Class A-1	$3,961,000	30.000%	4.10700%	Fixed	2.46	7/22-2/27
Class A-2	$93,366,000	30.000%	4.66526%	WAC-0.21000%(5)	4.93	2/27-6/27
Class A-4	$115,000,000	30.000%	4.47900%	WAC Cap(6)	9.75	1/32-5/32
Class A-5	$202,858,000	30.000%	4.58026%	WAC-0.29500%(5)	9.90	5/32-5/32
Class A-SB	$5,942,000	30.000%	4.64526%	WAC-0.23000%(5)	7.42	6/27-2/32
Class X-A	$421,127,000(7)	N/A	0.30734%	Variable IO(8)	N/A	N/A
Class A-S	$42,112,000	23.000%	4.87526%	WAC(9)	9.90	5/32-5/32
Class B	$30,833,000	17.875%	4.87526%	WAC(9)	9.96	5/32-6/32
Class C	$30,080,000	12.875%	4.87526%	WAC(9)	9.98	6/32-6/32
Non-Offered Certificates(10)
Class X-D	$33,841,000(7)	N/A	2.37526%	Variable IO(8)	N/A	N/A
Class X-F	$15,040,000(7)	N/A	1.35000%	Fixed IO(8)	N/A	N/A
Class X-G	$6,768,000(7)	N/A	1.35000%	Fixed IO(8)	N/A	N/A
Class X-H	$21,809,280(7)	N/A	1.35000%	Fixed IO(8)	N/A	N/A
Class D	$18,801,000	9.750%	2.50000%	Fixed	9.98	6/32-6/32
Class E	$15,040,000	7.250%	2.50000%	Fixed	9.98	6/32-6/32
Class F	$15,040,000	4.750%	3.52526%	WAC-1.35000%(11)	9.98	6/32-6/32
Class G	$6,768,000	3.625%	3.52526%	WAC-1.35000%(11)	9.98	6/32-6/32
Class H	$21,809,280	0.000%	3.52526%	WAC-1.35000%(11)	9.98	6/32-6/32
Class S(12)	N/A	N/A	N/A	N/A	N/A	N/A
Class R(12)	N/A	N/A	N/A	N/A	N/A	N/A
Non-Offered Vertical Risk Retention Interest(10)
Combined VRR Interest(13)	$31,663,699(14)	N/A(15)	4.87526%(16)	(16)	9.05	7/22-6/32

Non-Offered Loan-Specific Certificates(17)

____________________

(1)	Approximate, subject to a variance of plus or minus 5%.
(2)	"Approximate Initial Credit Support" means, with respect to any class of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “non-vertically retained principal balance certificates”), the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates, if any, junior to such class of non-vertically retained principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest (as defined in footnote (13) below) or any trust subordinate companion loan.
(3)	Approximate per annum rate as of the closing date.
(4)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”
(5)	The pass-through rates for the Class A-2, Class A-5 and Class A-SB certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus, minus (a) 0.21000%, in the case of the Class A-2 certificates, (b) 0.29500%, in the case of the Class A-5 certificates, and (c) 0.23000%, in the case of the Class A-SB certificates.
(6)	The pass-through rate for the Class A-4 certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such class specified in the table above and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
(7)	The Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively, the “Class X certificates”) will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of the non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

3

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H
(8)	The pass-through rate for each class of Class X-A and the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in this prospectus. The pass-through rate for the Class X-F, Class X-G and Class X-H certificates will be a fixed per annum rate equal to 1.35000%.
(9)	The pass-through rate for each class of the Class A-S, Class B and Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
(10)	The classes of certificates set forth under “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table and the loan-specific certificates (as defined in footnote (17) below) are not offered by this prospectus.
(11)	The pass-through rates for each class of the Class F, Class G and Class H certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus, minus 1.35000%.
(12)	Neither the Class S certificates nor the Class R certificates will have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. A specified portion of the excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates as set forth in “Description of the Certificates—Distributions—Excess Interest”. The Class R certificates will represent the residual interests in each of three separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(13)	In satisfaction of Citi Real Estate Funding Inc.’s risk retention obligations as retaining sponsor for this securitization transaction, Citi Real Estate Funding Inc. is expected to acquire (or cause one or more other retaining parties to acquire) from the depositor, on the closing date for this transaction, portions of an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $31,663,699 (the “Combined VRR Interest”), representing at least 5.0% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the certificates (other than the Class R certificates) and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the closing date for this transaction, as described under “Credit Risk Retention”. The Combined VRR Interest will consist of the “Uncertificated VRR Interest” and the “Class VRR certificates” (each as defined under “Credit Risk Retention”). The Combined VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest” and “single vertical security” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention”. The Combined VRR Interest is not offered hereby.
(14)	Constitutes the Combined VRR Interest Balance, which consists of the aggregate certificate balance of the Class VRR certificates and the principal balance of the Uncertificated VRR Interest.
(15)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates”. The Class VRR certificates and the non-vertically retained principal balance certificates are collectively referred to in this prospectus as the “principal balance certificates”.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.
(17)	Separate classes of loan-specific certificates and certain related uncertificated interests will be issued by the issuing entity that are solely backed by a related trust subordinate companion loan (as defined herein) and are not offered by this prospectus (referred to in this prospectus as the “loan-specific certificates”). The loan-specific certificates are not “certificates” or “offered certificates” for purposes of this prospectus. Each subseries of loan-specific certificates (and uncertificated interest (if any)) that is backed by a particular trust subordinate companion loan is identified in a separate related offering circular. None of the calculations in the Summary of Certificates table above take into account any trust subordinate companion loans or loan-specific certificates. Each subseries of loan-specific certificates and any related uncertificated interest will only be entitled to receive distributions from, and will only incur losses with respect to, the related trust subordinate companion loan, and the issuance thereof should be considered a separate securitization. Each trust subordinate companion loan will be included as an asset of the issuing entity but will not constitute a “mortgage loan” and will not be part of the mortgage pool backing the classes of certificates identified in the Summary of Certificates table above. See “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R certificates, the Combined VRR Interest and any classes of loan-specific certificates or related uncertificated interests (if applicable) are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates or concerning the Combined VRR Interest is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in this Prospectus	12
Summary of Terms	21
Summary of Risk Factors	67
Special Risks	67
Risks Relating to the Mortgage Loans	67
Risks Relating to Conflicts of Interest	68
Other Risks Relating to the Certificates	68
Risk Factors	69
Special Risks	69
The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans	69
Risks Relating to the Mortgage Loans	72
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	72
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	73
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	78
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	79
Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
The Types of Properties That Secure the Mortgage Loans Present Special Risks	85
Leased Fee Properties Have Special Risks	105
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	105
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	106
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	107
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	108

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	108
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	110
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	110
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	111
Risks Related to Zoning Non-Compliance and Use Restrictions	111
Risks Relating to Inspections of Properties	112
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	112
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	112
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	113
Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates	114
Terrorism Insurance May Not Be Available for All Mortgaged Properties	115
Risks Associated with Blanket Insurance Policies or Self-Insurance	116
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	116
Limited Information Causes Uncertainty	116
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	117
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	117
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	118
Static Pool Data Would Not Be Indicative of the Performance of This Pool	119
Appraisals May Not Reflect Current or Future Market Value of Each Property	119
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	120
The Borrower’s Form of Entity May Cause Special Risks	120

5

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	123
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	124
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	124
Tenancies-in-Common May Hinder Recovery	125
Risks Relating to Enforceability of Cross-Collateralization Arrangements	125
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	126
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	128
Various Other Laws Could Affect the Exercise of Lender’s Rights	128
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates	128
Risks of Anticipated Repayment Date Loans	129
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	129
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property	131
Increases in Real Estate Taxes and Assessments May Reduce Available Funds	132
Risks Relating to Shari’ah Compliant Loans	132
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	133
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	133
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	133
Risks Relating to Tax Credits	133
Risks Relating to Conflicts of Interest	134
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	134
The Servicing of the Stockton Self Storage Portfolio Whole Loan Will Shift to Other Servicers	136

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	136
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	138
Potential Conflicts of Interest of the Operating Advisor	140
Potential Conflicts of Interest of the Asset Representations Reviewer	141
Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder	141
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	143
Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan	143
Other Potential Conflicts of Interest May Affect Your Investment	144
Other Risks Relating to the Certificates	144
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	144
The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline	144
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	146
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	148
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	148
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	148
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	149
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates	153

6

Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest	154
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	154
Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment	155
Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment	155
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	156
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	156
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates	157
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	157
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	157
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	158
Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	158
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	159
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	159
Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	160

Changes in Pool Composition Will Change the Nature of Your Investment	161
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates	161
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
State, Local and Other Tax Considerations	164
General Risk Factors	164
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	164
The Offered Certificates May Not Be a Suitable Investment for You	165
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	165
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	165
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	166
The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	170
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	170
Description of the Mortgage Pool	171
General	171
Certain Calculations and Definitions	173
Statistical Characteristics of the Mortgage Loans	180
Overview	180
Property Types	182
Specialty Use Concentrations	186
Mortgage Loan Concentrations	187
Geographic Concentrations	188
Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History	189
Tenancies-in-Common or Diversified Ownership	189
Delaware Statutory Trusts	190
Shari’ah Compliant Loans	190
Condominium Interests and Other Shared Interests	191
Leasehold Interests	192
Condemnations	193
Delinquency Information	193
COVID-19 Considerations	193
Environmental Considerations	193
Litigation and Other Legal Considerations	196

7

Redevelopment, Expansion and Renovation	197
Default History, Bankruptcy Issues and Other Proceedings	197
Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases	197
Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts	198
Tenant Issues	199
Tenant Concentrations	199
Lease Expirations and Terminations	200
Unilateral Lease Termination Rights	202
Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants	203
Rights to Cease Operations (Go Dark) at the Leased Property	204
Termination Rights of Government Sponsored Tenants	204
Other Tenant Termination Issues	205
Rights to Sublease	205
Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs	205
Charitable Institutions / Not-For-Profit Tenants	206
Purchase Options, Rights of First Offer and Rights of First Refusal	207
Affiliated Leases and Master Leases	207
Other Tenant Issues	209
Insurance Considerations	209
Zoning and Use Restrictions	209
Non-Recourse Carveout Limitations	210
Real Estate and Other Tax Considerations	211
Certain Terms of the Mortgage Loans	212
Due Dates; Mortgage Rates; Calculations of Interest	212
ARD Loans	213
Single-Purpose Entity Covenants	214
Prepayment Provisions	215
Defeasance; Collateral Substitution	217
Partial Releases	218
Escrows	220
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	220
Mortgaged Property Accounts	221
Additional Indebtedness	222
Existing Additional Secured Debt	222
Existing Mezzanine Debt	222
Permitted Mezzanine Debt	224
Preferred Equity and Preferred Return Arrangements	224
Permitted Unsecured Debt and Other Debt	225
The Whole Loans	225
General	225

The Serviced Pari Passu Whole Loans	228
The Outside Serviced Pari Passu Whole Loans	231
The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan	234
The 111 River Street Pari Passu-AB Whole Loan	240
The 360 Rosemary Pari Passu-AB Whole Loan	245
Additional Mortgage Loan Information	252
The Trust Subordinate Companion Loan	253
General	253
Special Servicer	253
Credit Risk Retention	254
Loan-Specific Certificates	254
Subordination, Allocation of Losses and Certain Expenses	254
Trust Subordinate Companion Loan Available Funds	254
Allocation of Yield Maintenance Charges and Prepayment Premiums	255
Prepayment Interest Shortfalls	255
Subordination; Allocation of Realized Losses	255
Reports to Loan-Specific Certificateholders; Certificate Administrator Reports	256
Advances	256
Compensation and Payment of Expenses	256
Appraisal Reduction Amounts	256
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	256
Termination of the Special Servicer With Respect to the Trust Subordinate Companion Whole Loan Other Than in Connection With a Servicer Termination Event	257
Directing Holder for the Trust Subordinate Companion Loan	259
Operating Advisor	259
Optional Termination; Optional Trust Subordinate Companion Loan Purchase	260
Transaction Parties	261
The Sponsors and the Mortgage Loan Sellers	261
Citi Real Estate Funding Inc.	261
Goldman Sachs Mortgage Company	269
Starwood Mortgage Capital LLC	277
Bank of Montreal	283
Compensation of the Sponsors	290
The Depositor	290
The Issuing Entity	291
The Trustee	292
The Certificate Administrator	293
Servicers	295
General	295
The Master Servicer	295
The Special Servicers	298

8

The Outside Servicers and the Outside Special Servicers	303
The Operating Advisor and the Asset Representations Reviewer	310
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	311
Transaction Party and Related Party Affiliations	311
Interim Servicing Arrangements	312
Interim and Other Custodial Arrangements	312
Whole Loans and Mezzanine Loan Arrangements	313
Other Arrangements	313
Credit Risk Retention	314
General	314
Qualifying CRE Loans; Required Credit Risk Retention Percentage	315
The VRR Interest	315
Material Terms of the VRR Interest	315
Method, Timing and Amount of Distributions on the Combined VRR Interest	317
Hedging, Transfer and Financing Restrictions	319
Risk Retention Consultation Parties	320
Limitation on Liability of the Risk Retention Consultation Parties	320
Description of the Certificates	322
General	322
Distributions	324
Method, Timing and Amount	324
Available Funds	324
Priority of Distributions	326
Pass-Through Rates	330
Interest Distribution Amount	331
Principal Distribution Amount	332
Certain Calculations with Respect to Individual Mortgage Loans	333
Excess Interest	334
Application Priority of Mortgage Loan Collections or Whole Loan Collections	334
Allocation of Yield Maintenance Charges and Prepayment Premiums	336
Assumed Final Distribution Date; Rated Final Distribution Date	338
Prepayment Interest Shortfalls	338
Subordination; Allocation of Realized Losses	340
Reports to Certificateholders; Certain Available Information	342
Certificate Administrator Reports	342
Information Available Electronically	346
Delivery, Form, Transfer and Denomination	351
Book-Entry Registration	351
Voting Rights	354
Definitive Certificates	355
Certificateholder Communication	355
Access to Certificateholders’ Names and Addresses	355
Requests to Communicate	355
The Mortgage Loan Purchase Agreements	357

Sale of Mortgage Loans; Mortgage File Delivery	357
Representations and Warranties	362
Cures, Repurchases and Substitutions	362
Dispute Resolution Provisions	366
Asset Review Obligations	366
The Pooling and Servicing Agreement	367
General	367
Certain Considerations Regarding the Outside Serviced Whole Loans	370
Assignment of the Mortgage Loans	371
Servicing of the Mortgage Loans	372
Subservicing	378
Advances	378
Accounts	383
Withdrawals from the Collection Account	386
Application of Loss of Value Payments	387
Servicing and Other Compensation and Payment of Expenses	388
Master Servicing Compensation	388
Special Servicing Compensation	391
Trustee / Certificate Administrator Compensation	395
Operating Advisor Compensation	395
CREFC® Intellectual Property Royalty License Fee	396
Asset Representations Reviewer Compensation	396
Fees and Expenses	397
Application of Penalty Charges and Modification Fees	403
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	404
Due-On-Sale	404
Due-On-Encumbrance	405
Appraisal Reduction Amounts	406
Inspections	411
Evidence as to Compliance	412
Limitation on Liability; Indemnification	413
Servicer Termination Events	416
Rights Upon Servicer Termination Event	418
Waivers of Servicer Termination Events	419
Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event	420
General	420
Excluded Special Servicer Mortgage Loans	421
Removal of the Special Servicer by Certificateholders Following a Control Termination Event	422
Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor	423
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	424
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	425
Amendment	427
Realization Upon Mortgage Loans	429

9

Specially Serviced Loans; Appraisals	429
Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans	429
Sale of Defaulted Mortgage Loans and REO Properties	431
Modifications, Waivers and Amendments	433
Directing Holder	435
General	435
Limitation on Liability of the Directing Holder	442
Consulting Parties	443
Operating Advisor	444
General Obligations	444
Review Materials	445
Consultation Rights	447
Reviewing Certain Calculations	447
Annual Report	448
Replacement of the Special Servicer	449
Operating Advisor Termination Events	449
Rights Upon Operating Advisor Termination Event	450
Eligibility of Operating Advisor	451
Termination of the Operating Advisor Without Cause	451
Asset Status Reports	452
The Asset Representations Reviewer	453
Asset Review	453
Eligibility of Asset Representations Reviewer	457
Other Obligations of Asset Representations Reviewer	458
Delegation of Asset Representations Reviewer’s Duties	458
Asset Representations Reviewer Termination Events	458
Rights Upon Asset Representations Reviewer Termination Event	459
Termination of the Asset Representations Reviewer Without Cause	459
Resignation of Asset Representations Reviewer	460
Asset Representations Reviewer Compensation	460
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	460
Repurchase Request Delivered by a Certificateholder	460
Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement	460
Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer	460
Dispute Resolution Provisions	461
Resolution of a Repurchase Request	461
Mediation and Arbitration Provisions	463
Rating Agency Confirmations	464
Termination; Retirement of Certificates	466
Optional Termination; Optional Mortgage Loan Purchase	467
Servicing of the Outside Serviced Mortgage Loans	468

General	468
Specified Servicing Matters	468
Servicing Shift Mortgage Loans	471
Related Provisions of the Pooling and Servicing Agreement	472
Use of Proceeds	473
Yield, Prepayment and Maturity Considerations	473
Yield	473
Yield on the Class X-A Certificates	476
Weighted Average Life of the Offered Certificates	477
Price/Yield Tables	481
Material Federal Income Tax Consequences	485
General	485
Qualification as a REMIC	486
Status of Offered Certificates	487
Taxation of the Regular Interests	488
General	488
Original Issue Discount	488
Acquisition Premium	490
Market Discount	490
Premium	491
Election to Treat All Interest Under the Constant Yield Method	491
Treatment of Losses	491
Prepayment Premiums and Yield Maintenance Charges	492
Sale or Exchange of Regular Interests	492
Taxes That May Be Imposed on a REMIC	493
Prohibited Transactions	493
Contributions to a REMIC After the Startup Day	493
Net Income from Foreclosure Property	493
Bipartisan Budget Act of 2015	494
Taxation of Certain Foreign Investors	494
FATCA	495
Backup Withholding	495
Information Reporting	495
3.8% Medicare Tax on “Net Investment Income”	496
Reporting Requirements	496
Tax Return Disclosure and Investor List Requirements	496
Certain State, Local and Other Tax Considerations	497
ERISA Considerations	497
General	497
Plan Asset Regulations	499
Prohibited Transaction Exemptions	500
Underwriter Exemption	500
Exempt Plans	503
Insurance Company General Accounts	503
Ineligible Purchasers	503
Further Warnings	504
Consultation with Counsel	504
Tax Exempt Investors	505
Legal Investment	505

10

Certain Legal Aspects of the Mortgage Loans	505
General	507
Types of Mortgage Instruments	507
Installment Contracts	508
Leases and Rents	509
Personalty	509
Foreclosure	509
General	509
Foreclosure Procedures Vary From State to State.	510
Judicial Foreclosure	510
Equitable and Other Limitations on Enforceability of Particular Provisions	510
Nonjudicial Foreclosure/Power of Sale	511
Public Sale	511
Rights of Redemption	512
One Action and Security First Rules	513
Anti-Deficiency Legislation	513
Leasehold Considerations	513
Cooperative Shares	514
Bankruptcy Issues	514
Automatic Stay	514
Modification of Lender’s Rights	515
Leases and Rents	515
Lease Assumption or Rejection by Tenant	516
Lease Rejection by Lessor – Tenant’s Right	517
Ground Lessee or Ground Lessor	517
Single-Purpose Entity Covenants and Substantive Consolidation	518
Sales Free and Clear of Liens	519
Post-Petition Credit	519
Avoidance Actions	519

Management Agreements	520
Certain of the Borrowers May Be Partnerships	520
Environmental Considerations	521
General	521
Environmental Assessments	521
Superlien Laws	521
CERCLA	521
Other Federal and State Laws	522
Additional Considerations	523
Due-On-Sale and Due-On-Encumbrance Provisions	524
Junior Liens; Rights of Holders of Senior Liens	524
Subordinate Financing	524
Default Interest and Limitations on Prepayments	525
Applicability of Usury Laws	525
Americans with Disabilities Act	525
Servicemembers Civil Relief Act	526
Anti-Money Laundering, Economic Sanctions and Bribery	526
Potential Forfeiture of Assets	526
Ratings	527
Plan of Distribution (Underwriter Conflicts of Interest)	529
Incorporation of Certain Information by Reference	531
Where You Can Find More Information	531
Financial Information	531
Legal Matters	531
Index of Certain Defined Terms	532

ANNEX A – Certain CHARACTERISTICS OF THE MORTGAGE LOANS and Mortgaged Properties	A-1
ANNEX B – significant loan summaries	B-1
ANNEX C – MORTGAGE POOL INFORMATION	C-1
ANNEX D – FORM OF DISTRIBUTION DATE STATEMENT	D-1
ANNEX E-1A – SPONSOR REPRESENTATIONS AND WARRANTIES (CREFI, SMC AND BMO)	E-1A-1
Annex E-1B – Exceptions to Sponsor Representations and Warranties (CREFI, SMC and BMO)	E-1B-1
ANNEX E-2A – SPONSOR REPRESENTATIONS AND WARRANTIES (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor Representations and Warranties (GSMC)	E-2B-1
ANNEX F – CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE	F-1

11

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE OFFERED CERTIFICATES. THIS PROSPECTUS WILL FORM A PART OF THAT REGISTRATION STATEMENT, BUT THE REGISTRATION STATEMENT INCLUDES ADDITIONAL INFORMATION. SEE “WHERE YOU CAN FIND MORE INFORMATION” IN THIS PROSPECTUS.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET BACKED SECURITIES GENERALLY (INCLUDING, WITHOUT LIMITATION, THE APPLICATION OF RULE 15C2-11 UNDER THE EXCHANGE ACT TO THE PUBLICATION OR SUBMISSION OF QUOTATIONS, DIRECTLY OR INDIRECTLY, IN ANY QUOTATION MEDIUM BY A BROKER OR DEALER FOR SECURITIES SUCH AS THE OFFERED CERTIFICATES). ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—THE OFFERED CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE OFFERED CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SPONSORS, THE ORIGINATORS, THE DEPOSITOR OR ANY OTHER PARTY TO THE POOLING AND SERVICING AGREEMENT, ANY DIRECTING HOLDER, ANY CONSULTING PARTY, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

■	This prospectus begins with two introductory sections describing the offered certificates and the issuing entity in abbreviated form:
●	the “Certificate Summary”, which sets forth important statistical information relating to the offered certificates; and
●	the “Summary of Terms”, which gives a brief introduction to the key features of the offered certificates and a description of the underlying mortgage loans.

Additionally, the “Summary of Risk Factors” and “Risk Factors” describe the material risks that apply to the offered certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms”.

12

■	In this prospectus:
●	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.
●	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.
●	unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THIS PURPOSE, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”), AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (“FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS SUCH RULES AND REGULATIONS MAY BE AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (“UK QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR.

13

ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY PERSON SUBSEQUENTLY OFFERING, SELLING OR RECOMMENDING CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER OR (IV) ARE ANY OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12 OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

14

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED AS FOLLOWS:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A)IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UK. FOR THE PURPOSES OF THIS PROVISION:

●               THE EXPRESSION “UK RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: UNITED KINGDOM” ABOVE; AND

●                                      THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

OTHER UK REGULATORY RESTRICTIONS

(B)                             IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(C)                             IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THIS PURPOSE, AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (“EU QUALIFIED INVESTOR”) AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAVE AUTHORIZED, NOR DO THEY

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AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR IN THE EEA. FOR THE PURPOSES OF THIS PROVISION:

●	THE EXPRESSION “EU RETAIL INVESTOR” HAS THE MEANING GIVEN UNDER “NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA” ABOVE; AND
●	THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

Eu SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE DEPOSITOR, THE UNDERWRITERS, THE ORIGINATORS, THE MORTGAGE LOAN SELLERS, THE ISSUING ENTITY OR THEIR RESPECTIVE AFFILIATES WILL RETAIN A MATERIAL NET ECONOMIC INTEREST IN THIS SECURITIZATION TRANSACTION, OR TAKE ANY OTHER ACTION, IN A MANNER PRESCRIBED BY (A) EUROPEAN UNION REGULATION 2017/2402 (THE “EU SECURITIZATION REGULATION”) OR (B) THE EU SECURITIZATION REGULATION, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019 (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PARTY WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “U.S. CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENABLING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

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THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA (“INSTITUTIONAL INVESTOR”)) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER, INFORMATION, STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE WAS ISSUED IN CONNECTION WITH AN OFFER OR THE LISTING FOR QUOTATION OF THOSE CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF

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JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

●	economic conditions and industry competition,
●	political and/or social conditions, and
●	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

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Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2022-GC48, Commercial Mortgage Pass-Through Certificates, Series 2022-GC48.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor”.
Issuing Entity	Citigroup Commercial Mortgage Trust 2022-GC48, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of June 1, 2022, between the depositor, the master servicer, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:
●	Citi Real Estate Funding Inc., a New York corporation (9 mortgage loans (30.8%));
●	Goldman Sachs Mortgage Company, a New York limited partnership (5 mortgage loans (23.0%));
●	Starwood Mortgage Capital LLC, a Delaware limited liability company (10 mortgage loans (20.7%));
●	Bank of Montreal, a Canadian chartered bank (6 mortgage loans (9.7%));
●	Bank of Montreal, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc. (1 mortgage loan (9.5%)); and
●	Citi Real Estate Funding Inc. and Bank of Montreal (1 mortgage loan (6.3%).
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

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Originators	The sponsors originated (or co-originated) the mortgage loans or acquired (or, on or prior to the closing date, will acquire) the mortgage loans, directly or indirectly, from the originators as set forth in the following chart:
Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	9	$194,950,691	30.8%
Goldman Sachs Bank USA	Goldman Sachs Mortgage Company(1)	5	145,422,000	23.0
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	131,181,289	20.7
Bank of Montreal	Bank of Montreal	6	61,720,000	9.7
Bank of Montreal / Starwood Mortgage Capital LLC / Citi Real Estate Funding Inc.	Bank of Montreal / Starwood Mortgage Capital LLC / Citi Real Estate Funding Inc. (2)	1	60,000,000	9.5
Citi Real Estate Funding Inc. / Bank of Montreal	Citi Real Estate Funding Inc. / Bank of Montreal(3)	1	40,000,000	6.3
	Total	32	$633,273,980	100.0%

(1)	Goldman Sachs Mortgage Company has acquired or will acquire the mortgage loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the closing date.
(2)	The Yorkshire & Lexington Towers mortgage loan (9.5%) is comprised of separate notes that are being sold by Bank of Montreal, Starwood Mortgage Capital LLC and Citi Real Estate Funding Inc. The Yorkshire & Lexington Towers mortgage loan was co-originated by Bank of Montreal, Starwood Mortgage Capital LLC, and Citi Real Estate Funding Inc. The Yorkshire & Lexington Towers mortgage loan is evidenced by three (3) promissory notes: (i) note A-4, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller, (ii) note A-11, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Starwood Mortgage Capital LLC is acting as mortgage loan seller and (iii) note A-9, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller.
(3)	The Bell Works mortgage loan (6.3%) is comprised of separate notes that are being sold by Citi Real Estate Funding Inc. and Bank of Montreal. The Bell Works whole loan was co-originated by Citi Real Estate Funding Inc., Bank of Montreal and Barclays Capital Real Estate Inc. The Bell Works mortgage loan is evidenced by two (2) promissory notes: (i) note A-2-1, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller and (ii) note A-4, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
In addition, one or more sponsors may transfer to the depositor one or more subordinate notes evidencing a subordinate portion of a pari passu-AB whole loan or an AB whole loan (such subordinate portion is referred to in this prospectus as a “trust subordinate companion loan”), which will be an asset of the issuing entity, will be serviced under the pooling and servicing agreement and will back, and be the sole source of payment on, the related loan-specific certificates, but will not be included in the mortgage pool that will back the certificates. If a trust subordinate companion loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

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As regards the assets of the trust, references to “mortgage loan” and “mortgage loans” are intended to mean only a mortgage loan or group of mortgage loans that are part of the mortgage pool backing the certificates and are exclusive of any trust subordinate companion loans.
See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are or become part of outside serviced whole loans and that are currently, or become in the future, serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below). The principal master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.
See “—The Mortgage Pool—The Whole Loans” below for a discussion of the mortgage loans included in the issuing entity that are part of a whole loan and have one or more related companion loans held outside the issuing entity.
The mortgage loans transferred to the issuing entity, any related companion loans and any related whole loans that are, in each case, serviced under the pooling and servicing agreement for this securitization transaction are referred to in this prospectus as “serviced mortgage loans,” “serviced companion loans” and “serviced whole loans,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related whole loans that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate servicing agreement (an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced whole loans,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.
The Stockton Self Storage Portfolio mortgage loan is part of a separate whole loan that will initially be serviced pursuant to the pooling and servicing agreement for this securitization transaction. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of the related whole loan will shift to the servicing agreement (which will then become an outside servicing agreement) governing that future securitization transaction. Accordingly, such mortgage loan, the related companion loan(s) and the related whole loan will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced whole loan, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced whole

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loan, respectively, after the related shift in servicing occurs. Such mortgage loan, the related companion loan(s) and the related whole loan are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift whole loan”, respectively.
See the chart entitled “Whole Loan Summary” under “The Mortgage Pool—The Whole Loans” below in this summary and the chart entitled “Servicing of the Whole Loans” under “The Pooling and Servicing Agreement—General” below for a listing of the serviced whole loan, outside serviced whole loans and servicing shift whole loans.
The servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Special Servicer	Greystone Servicing Company LLC, a Delaware limited liability company, will be appointed the initial special servicer with respect to the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement (other than any excluded special servicer mortgage loan and any trust subordinate companion whole loan). The principal special servicing offices of that special servicer are located at 5221 N. O'Connor Blvd., Suite 800, Irving, TX 75039. See “Transaction Parties—Servicers—the Special Servicers”.
Rialto Capital Advisors, LLC, a Delaware limited liability company, will be the initial special servicer with respect to the trust subordinate companion whole loan pursuant to the pooling and servicing agreement. The principal special servicing offices of that special servicer are located at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. See “Transaction Parties—Servicers—The Special Servicers”.
References in this prospectus to “special servicer” mean, with respect to each serviced mortgage loan and serviced whole loan, the applicable special servicer that acts as the special servicer for such serviced mortgage loan or serviced whole loan, as applicable, as identified in this “Special Servicer” subsection.
The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions and certain other matters identified as “special servicer decisions” relating to such serviced mortgage loans and any related companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction.
See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

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If the special servicer, to its knowledge, becomes a borrower party (as defined under “—Directing Holder” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The applicable directing holder will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such separate special servicer, an “excluded mortgage loan special servicer”). Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If there is no applicable directing holder entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan (or if there is a directing holder so entitled but it has not appointed a replacement special servicer within 30 days), an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” in this prospectus.
The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under (and subject to certain conditions described under) “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.” Also, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan” for instances where the special servicer for a trust subordinate companion whole loan may be removed.
A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced whole loan.
The special servicer(s) of the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2022-GC48. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related companion loans except that, with respect to each servicing shift whole loan, the trustee will not become the mortgagee of record unless the related servicing shift does not occur within 180 days after the closing date or the whole loan becomes specially serviced prior to the related servicing shift. Upon the occurrence of the related servicing shift with respect to

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any servicing shift whole loan, the trustee of the securitization of the related controlling pari passu companion loan will become the mortgagee of record. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.
The trustee(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, National Association, a national banking association, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider, paying agent and authenticating agent. The corporate trust offices of the certificate administrator are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.
The custodian(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” below. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. The operating advisor will, in general and under certain circumstances described in this prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:
●	after the occurrence and during the continuance of a control termination event, reviewing the actions of the special servicer with respect to specially serviced loans and with respect to certain major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;
●	reviewing reports provided by the special servicer to the extent set forth in the pooling and servicing agreement;
●	reviewing for accuracy certain calculations made by the special servicer;
●	after the occurrence and during the continuance of a control termination event (and under the circumstances described in this prospectus), issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the pooling and servicing agreement and identifying any material deviations therefrom;

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●	after the occurrence and during the continuance of a consultation termination event, recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owners (as a collective whole); and
●	after the occurrence and during the continuance of a control termination event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).
See “The Pooling and Servicing Agreement—Operating Advisor” for a discussion of the foregoing rights and responsibilities of the operating advisor with respect to a trust subordinate companion loan in the event the issuance of related loan-specific certificates is subject to risk retention under Rule 7 of Regulation RR.
Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property.
See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.
Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the holders of certificates evidencing the required percentage of voting rights have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special

Servicers, Outside Trustees

and Outside Custodians	The following mortgage loans will or are expected to constitute the “outside serviced mortgage loans” (and the related whole loans will or are expected to constitute the “outside serviced whole loans”), and such mortgage loans and whole loans will be (or, in the case of a servicing shift whole loan, following the inclusion of the applicable companion loan in a future commercial mortgage securitization transaction, will be) serviced and administered pursuant to the servicing agreement governing the securitization of the related controlling note by the parties thereto, as identified in the table below:
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Outside Serviced Mortgage Loans Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Outside Servicing Agreement(2) (Date Thereof)	Mortgage Loan as Approx. % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Custodian	Outside Operating Advisor	Initial Outside Controlling Class Representative(3)
2550 M Street	CREFI	BMARK 2022-B35 PSA (5/1/22)	6.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub VII, LLC
Bell Works	CREFI, BMO	BMARK 2022-B35 PSA (5/1/22)	6.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub VII, LLC
One Wilshire	GSMC	BMARK 2022-B32 PSA (2/1/22)	3.7%	Midland Loan Services, a Division of PNC Bank, National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	ECMBS LLC
ExchangeRight Net Leased Portfolio #55	CREFI	BMARK 2022-B35 PSA (5/1/22)	3.5%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	LD III Sub VII, LLC
Stockton Self Storage Portfolio	SMC	(4)	2.2%	(4)	(4)	(4)	(4)	(4)	(5)
360 Rosemary	BMO	BMO 2022-C1 PSA (2/1/22)	1.3%	KeyBank National Association	Situs Holdings, LLC	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	Rockwood Income and Credit Partners III, L.P.
111 River Street	BMO	BMO 2022-C1 PSA (2/1/22)	1.3%	KeyBank National Association	KeyBank National Association	Wilmington Trust, National Association	Computershare Trust Company, National Association	Park Bridge Lender Services LLC	PIMCO Flexible Credit Income Fund
2 Riverfront Plaza	BMO	BBCMS 2022-C15 PSA(2) (4/1/22)	1.2%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	RREF IV-D AIV RR, LLC

(1)	Includes servicing shift mortgage loans which, in each case, will become outside serviced mortgage loans after the related shift in servicing occurs. However, until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	“PSA” means pooling and servicing agreement and “TSA” means trust and servicing agreement.
(3)	The entity named under the indicated PSA or TSA under the heading “Outside Servicing Agreement” as the initial controlling class representative (or an equivalent term). However, the initial outside controlling class representative may instead be an affiliate of the entity listed. See “—Directing Holder” below.
(4)	The Stockton Self Storage Portfolio mortgage loan is expected to be a servicing shift mortgage loan that (i) will initially be serviced and administered by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this securitization transaction, and (ii) upon the inclusion of the related controlling pari passu companion loan in a future commercial mortgage securitization transaction, will be an outside serviced mortgage loan, and will be serviced and administered by an outside servicer and an outside special servicer pursuant to an outside servicing agreement governing that future commercial mortgage securitization transaction. The parties to the related outside servicing agreement for the securitization of the related controlling pari passu companion loan giving rise to a servicing shift have not been definitively identified.
(5)	With respect to the Stockton Self Storage Portfolio mortgage loan, there will be no initial outside controlling class representative until the securitization of the controlling pari passu companion loan in a future commercial mortgage securitization transaction. See the “Whole Loan Controlling Notes and Non-Controlling Notes” chart under “Description of the Mortgage Pool—The Whole Loans—General” for the identity of the related controlling note holder for the related whole loan.
Each outside servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside

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servicer”; each outside special servicer identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside special servicer”; each outside trustee identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside trustee”; each outside operating advisor identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside operating advisor”; and each outside custodian identified or referred to in the table above or its permitted successor is referred to in this prospectus as an “outside custodian”. With respect to each outside serviced whole loan, the related outside servicer will have primary servicing responsibilities with respect to the entire whole loan, the related outside special servicer will serve as special servicer of the entire whole loan, the related outside trustee generally serves as mortgagee of record with respect to the entire whole loan, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related whole loan (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).
See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.
None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced whole loan.
See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”
Directing Holder	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be:
●	except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan that includes a trust subordinate companion loan (sometimes referred to in this prospectus as a “trust subordinate companion whole loan”) prior to the occurrence and continuance, or deemed occurrence and continuance, of a related control appraisal period, (iii) with respect to a serviced whole loan as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled whole loan”), and (iv) during any period that a control termination event is not in effect, the controlling class representative;
●	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), if and for so long as the applicable companion loan holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative, the holder of the related controlling note (during any such period, the “outside controlling note holder”), and

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●	with respect to a trust subordinate companion whole loan (i) for so long as no related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan, the loan-specific controlling class representative (if and for so long as it is entitled to act as directing holder) and (ii) for so long as a related control appraisal period exists or is deemed to exist with respect to such trust subordinate companion whole loan and a control termination event is not in effect, the controlling class representative.
provided, that with respect to any serviced whole loan, the rights of the directing holder will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt: (A) the controlling class representative will not be the directing holder if and for so long as (1) a control termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) the related serviced whole loan is a serviced outside controlled whole loan, and/or (4) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to the trust subordinate companion whole loan; and (B) with respect to any serviced outside controlled whole loan, the outside controlling noteholder or its representative will be the directing holder only if and for so long as such holder or its representative is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the controlling class representative.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, an outside controlling note holder or a loan-specific controlling class representative is a directing holder in accordance with the foregoing definition, then there will be no directing holder for that serviced mortgage loan or serviced whole loan.
An “excluded mortgage loan” is, if the controlling class representative is the directing holder with respect to such mortgage loan, a mortgage loan or the related whole loan with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower or mortgagor under that mortgage loan or whole loan or a manager of a related mortgaged property or an affiliate of any of the foregoing or (ii) a holder or beneficial owner of (or an affiliate of any holder or beneficial owner of) a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or whole loan, if such mezzanine loan either (a) has been accelerated or (b) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan (any such person described in clauses (i) or (ii) above, a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% (or in the case of the Yorkshire & Lexington Towers whole loan, 10%) or more of the beneficial interests in such specified person.
With respect to the serviced mortgage loans and serviced whole loans, in general:
●	the applicable directing holder will have certain consent and consultation rights under the pooling and servicing agreement with

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respect to certain major decisions and other matters with respect to such mortgage loans or, if applicable, whole loans; and
●	the applicable directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loans (or, in the case of a serviced outside controlled whole loan, or a trust subordinate companion whole loan, solely with respect to the applicable whole loan).
For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, a servicing shift whole loan will be a serviced outside controlled whole loan and, after the related shift in servicing occurs, such whole loan will be an outside serviced whole loan.
If, with respect to any serviced outside controlled whole loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization and/or the related co-lender agreement may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights and special servicer replacement rights in a manner similar to that described under “—Controlling Class Representatives” below with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled whole loan is not included in a separate securitization trust and subject to an applicable servicing agreement, the related outside controlling note holder or its representative may retain such rights under the related co-lender agreement for a longer period than would otherwise be the case.
Any serviced whole loan with a subordinate companion loan that (i) is held outside the issuing entity and (ii) constitutes the controlling note, will initially be a serviced outside controlled whole loan. However, during such time as the holder(s) of the applicable subordinate companion loan(s) are no longer permitted to exercise control or consultation rights under the related co-lender agreement, in the event control shifts to the note included in this securitization transaction, then the controlling class representative (as directing holder) will generally (subject to the terms of such co-lender agreement) have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other serviced mortgage loans in the mortgage pool that are not part of a whole loan.
With respect to the outside serviced mortgage loans, the entity (if any) identified in the table above titled “Outside Serviced Mortgage Loans Summary” under “—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” as the “initial controlling class representative” (referred to herein as an “outside controlling class representative”) with respect to the indicated outside servicing agreement, or such other directing holder as is contemplated under the co-lender agreement, for the related outside serviced whole loan, will have certain consent and consultation rights and special servicer replacement rights with respect to such outside serviced whole loan, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Each directing holder may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as directing holder under the pooling and servicing agreement and/or any related co-lender agreement.
The directing holder, any outside controlling class representative or any of their respective representatives may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or whole loan(s) that could adversely affect the holders of some or all of the classes of offered certificates, and may, subject to any applicable restrictions, remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or whole loan(s) with or without cause. The directing holder or any outside controlling class representative may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors— Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”.
“Loan-specific controlling class”, “loan-specific controlling class representative”, “loan-specific controlling class certificateholder” and related terms, if there is a related trust subordinate companion loan, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

Controlling Class

Representatives	The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by holders of at least a majority of the controlling class of certificates by certificate balance. No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.
In general, the “controlling class” is, as of any time of determination, the most subordinate class of control eligible certificates that has an outstanding certificate balance, as notionally reduced by any cumulative appraisal reduction amount then allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided, however, that (except under the circumstances set forth in the next proviso) if no such class meets the preceding requirement, then Class F will be the “controlling class”; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of any cumulative appraisal reduction amounts), then the “controlling class” will be the most subordinate class of control eligible certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any cumulative appraisal reduction amounts). The controlling class as of the closing date will be Class H. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.
The “control eligible certificates” will be the Class F, Class G and Class H certificates.

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After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.
A “control termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance (as notionally reduced by any cumulative appraisal reduction amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); and provided, further, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a control termination event will be deemed to exist.
A “consultation termination event” will, with respect to any mortgage loan, either (a) occur when none of the classes of control eligible certificates has an outstanding certificate balance, without regard to the allocation of any cumulative appraisal reduction amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the certificate balance of each class of non-vertically retained principal balance certificates senior to the control eligible certificates has been reduced to zero (without regard to the allocation of cumulative appraisal reduction amounts); provided, that with respect to any trust subordinate companion whole loan, the foregoing will only apply if a control appraisal period exists or is deemed to exist with respect to such whole loan. With respect to excluded mortgage loans as to which the controlling class representative would otherwise be the directing holder, a consultation termination event will be deemed to exist.
LD III Sub IX, LLC, a Delaware limited liability company, or an affiliate thereof, is expected on the closing date, (i) to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H certificates and also receive the Class S certificates, and (ii) to appoint itself or an affiliate as the initial controlling class representative. LD III Sub IX, LLC is owned by LD III Holding Company, LLC, which is advised by Prime Finance Advisor, L.P.

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Risk Retention

Consultation Parties	The “risk retention consultation parties”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be: (i) the party selected by Citi Real Estate Funding Inc. and (ii) the party selected by Goldman Sachs Bank USA. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a consultation termination event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in this prospectus. Notwithstanding the foregoing, none of the risk retention consultation parties will have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company are expected to be appointed as the initial risk retention consultation parties.
With respect to any risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a borrower party.
Consulting Parties	As used in this prospectus, a “consulting party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be, each of:
(i)	except with respect to a serviced outside controlled whole loan, solely (a) after the occurrence and during the continuance of a control termination event, but prior to the occurrence and continuance of a consultation termination event, (b) for so long as the related mortgage loan is not an excluded mortgage loan, and (c) in the case of a trust subordinate companion whole loan, provided that an applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the controlling class representative;
(ii)	with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or a serviced whole loan with a controlling subordinate companion loan held outside the issuing entity), solely (a) if and for so long as the holder of the mortgage loan included in this securitization transaction is entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (b) prior to the occurrence and continuance of a consultation termination event, and (c) for so long as the related mortgage loan is not an excluded mortgage loan, the controlling class representative;
(iii)	with respect to any serviced whole loan that includes a pari passu companion loan, the holder of such pari passu companion loan if and to the extent such holder (a) is not the directing holder, and (b) is entitled to exercise consultation rights under the related co-lender agreement;
(iv)	solely after the occurrence and during the continuance of a control termination event (or, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related loan-specific certificates is held as an “eligible horizontal interest” by a “third party
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purchaser”, an applicable operating advisor consultation trigger event), the operating advisor;
(v)	with respect to the Yorkshire & Lexington Towers whole loan, solely (a) after the occurrence and during the continuance of a Yorkshire & Lexington Towers control termination event, but prior to the occurrence and continuance of a Yorkshire & Lexington Towers consultation termination event, and (b) provided that no applicable control appraisal period exists or is deemed to exist with respect to such whole loan, the related loan-specific controlling class representative; and
(vi)	except with respect to any excluded RRCP mortgage loan, (a) for so long as no consultation termination event is continuing, with respect to any specially serviced loan, and (b) during the continuance of a consultation termination event, with respect to any mortgage loan, each risk retention consultation party;
provided, that with respect to any serviced whole loan, the rights of any consulting party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related co-lender agreement.
For the avoidance of doubt, with respect to serviced mortgage loans and serviced whole loans, (A) the controlling class representative will not be a consulting party if and for so long as (1) a consultation termination event is in effect, (2) the related mortgage loan is an excluded mortgage loan, (3) with respect to a trust subordinate companion whole loan, no related control appraisal period exists or is deemed to exist with respect to the trust subordinate companion whole loan, and/or (4) with respect to any serviced outside controlled whole loan, it is not entitled under the related co-lender agreement to exercise consultation rights with respect to such whole loan, (B) the operating advisor will not be a consulting party if and for so long as no control termination event (or, in the case of a trust subordinate companion whole loan, in the event risk retention with respect to the securitization involving the related subseries of loan-specific certificates is held by a “third party purchaser” in the form of an “eligible horizontal residual interest”, no applicable operating advisor consultation trigger event) has occurred and is continuing, (C) none of the risk retention consultation parties will be a consulting party with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party, or with respect to any mortgage loans other than as described in clause (v) of the immediately preceding paragraph, and (D) the consultation rights of the holder of a pari passu companion loan with respect to any related serviced whole loan will be subject to the terms of the related co-lender agreement.
Further for the avoidance of doubt, with respect to any serviced mortgage loan or serviced whole loan, if none of the controlling class representative, the operating advisor, a risk retention consultation party, a related loan-specific controlling class representative or a holder of a pari passu companion loan is a consulting party in accordance with the foregoing definition, then there will be no consulting party for that serviced mortgage loan or serviced whole loan.
Each consulting party may, pursuant to the pooling and servicing agreement and/or any related co-lender agreement, have the ability to appoint a representative that is entitled to exercise its rights as
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consulting party under the pooling and servicing agreement and/or any related co-lender agreement.

Significant Affiliations

and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:
●	serve in multiple capacities with respect to this securitization transaction;
●	be affiliated with other parties to this securitization transaction, a controlling class certificateholder, a directing holder, a consulting party, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;
●	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan; or
●	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer under an outside servicing agreement with respect to an outside serviced whole loan.
In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:
●	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider;
●	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction);
●	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or
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●	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction.
Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or whole loan(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.
These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan (and any trust subordinate companion loan), its respective due date in June 2022 (or, in the case of any mortgage loan (or trust subordinate companion loan) that has its first due date subsequent to June 2022, the date that would have been its due date in June 2022 under the terms thereof if a monthly payment were scheduled to be due in that month).
Closing Date	On or about June 21, 2022.
Distribution Date	The 4th business day following the related determination date of each month, beginning in July 2022.
Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in July 2022.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date will be the closing date).
Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated
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on the offered certificates assuming each month has 30 days and each year has 360 days.
Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in July 2022, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.
Assumed Final Distribution Date	Class A-1	February 2027
Class A-2	June 2027
Class A-4	May 2032
Class A-5	May 2032
Class A-SB	February 2032
Class X-A	May 2032
Class A-S	May 2032
Class B	June 2032
Class C	June 2032

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of the Class X-A certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).
Rated Final Distribution Date	As to each class of offered certificates, the distribution date in May 2054.

Transaction Overview

General	On the closing date, each sponsor will sell its respective mortgage loans (and trust subordinate companion loans, if any) to the depositor, which will in turn deposit the mortgage loans (and such trust subordinate companion loans) into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.
The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates and the Uncertificated VRR Interest, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:
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The foregoing illustration does not take into account sales or other transfers of the Combined VRR Interest or any of the non-vertically retained certificates other than the offered certificates.

The Certificates

The Offered Certificates

A. General	We are offering the following classes of commercial mortgage pass- through certificates as part of Series 2022-GC48:
●	Class A-1
●	Class A-2
●	Class A-4
●	Class A-5
●	Class A-SB
●	Class X-A
●	Class A-S
●	Class B
●	Class C
Upon initial issuance, the Series 2022-GC48 certificates will consist of the above classes, together with (i) the following classes that are not being offered by this prospectus: the Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R and Class VRR certificates, and (ii) any loan-specific certificates and related uncertificated interests. In addition, the Uncertificated VRR Interest is not being offered by this prospectus.
The offered certificates, together with the Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R and Class VRR certificates, are collectively referred to in this prospectus as the “certificates”. The certificates, exclusive of the Class VRR certificates, are collectively referred to in this prospectus as the “non-vertically retained certificates”. The non-vertically retained certificates (exclusive of the Class S and Class R certificates) are collectively referred to in this prospectus as the “non-vertically retained regular certificates”. The non-vertically retained regular certificates (exclusive of the Class X-A, Class X-D, Class X-F, Class X-G and Class

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X-H certificates) are collectively referred to in this prospectus as the “non-vertically retained principal balance certificates”. The non-vertically retained principal balance certificates and the Class VRR certificates are collectively referred to in this prospectus as the “principal balance certificates”. The Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates are collectively referred to in this prospectus as the “Class X certificates”.

B Certificate Balances or

Notional Amounts	Upon initial issuance, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of the Class X-A certificates) set forth in the table under “Certificate Summary” in this prospectus, subject to a variance of plus or minus 5%.
The certificate balance of any class of principal balance certificates outstanding at any time represents the maximum amount that its holders are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.
See “Description of the Certificates—General” in this prospectus.
C. Pass-Through Rates	Each class of the offered certificates will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate with respect to the Class A-1 certificates will be fixed at the initial pass-through rate for the applicable class set forth in the table under “Certificate Summary” in this prospectus.
The pass-through rate with respect to the Class A-2 certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus, minus 0.21000%.
The pass-through rate for the Class A-4 certificates will generally be a per annum rate equal to the lesser of (a) the initial pass-through rate for such Class set forth in the table under “Certificate Summary” in this prospectus and (b) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
The pass-through rate with respect to the Class A-5 certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus, minus 0.29500%.
The pass-through rate with respect to the Class A-SB certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve

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30-day months) as in effect from time to time, as described in this prospectus, minus 0.23000%.
The pass-through rate with respect to each class of the Class A-S, Class B and Class C certificates will generally be a per annum rate equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, as described in this prospectus.
The pass-through rate with respect to the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates as in effect from time to time, as described in this prospectus.
For purposes of calculating the pass-through rate on any class of non-vertically retained certificates that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:
●	the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and
●	with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates—Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.
No trust subordinate companion loan will be taken into account in determining pass-through rates on the non-vertically retained certificates.
See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amount” in this prospectus.

D. Servicing and

Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced whole loans, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will
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generally be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.00250% to 0.04250% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the primary servicing fee rate payable to the outside servicer.
The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.
The special servicing fee for each distribution date is generally calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced whole loan) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.
In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of (or an unscheduled partial payment in connection with a workout with respect to) a specially serviced loan or REO loan (that is not part of an outside serviced whole loan), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a workout fee that is more than $1,000,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, subject to a minimum workout fee of $25,000, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each of the outside serviced mortgage loans and (after the related shift in servicing occurs) the servicing shift mortgage loan set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the outside special servicer under the related outside servicing agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below (or in the case of a servicing shift mortgage loan, set forth in the related outside servicing agreement). In addition, each party to the outside servicing agreement governing the servicing of an outside serviced whole loan will, or is expected to, be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described under this “—Servicing and Administration Fees” section with respect to serviced mortgage loans and, in certain cases (for example, with respect to unreimbursed special

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servicing fees and servicing advances with respect to the subject outside serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced whole loan and (ii) allocable to the related outside serviced mortgage loan pursuant to the related co-lender agreement. With respect to the servicing shift mortgage loan, any related outside special servicing fees, outside workout fees and outside liquidation fees (or limitations thereon), if and to the extent set forth in the table below, are generally based on provisions contained in the related co-lender agreement, given that the applicable outside servicing agreement has not yet been entered into. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee and expenses table and the related footnotes contained under that heading).

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Servicing of Whole Loan	Outside (Primary) Servicer Fee Rate (per annum)(2)	Outside Special Servicer Fee Rate (per annum)(3)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
Bell Works	BMARK 2022-B35	0.00125%	0.25000%	1.00%	1.00%
2550 M Street	BMARK 2022-B35	0.00125%	0.25000%	1.00%	1.00%
One Wilshire	BMARK 2022-B32	0.01125%	0.25000%	1.00%	1.00%
ExchangeRight Net Leased Portfolio #55	BMARK 2022-B35	0.00125%	0.25000%	1.00%	1.00%
Stockton Self Storage Portfolio	Servicing Shift	0.00125%	0.25000%(4)	1.00%(4)	1.00%(4)
360 Rosemary	BMO 2022-C1	0.00125%	0.25000%	1.00%	1.00%
111 River Street	BMO 2022-C1	0.00125%	0.25000%	1.00%	1.00%
2 Riverfront Plaza	BBCMS 2022-C15	0.00125%	0.25000%	1.00%	1.00%

(1)	Includes the servicing shift mortgage loan which will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.
(2)	Includes any applicable sub-servicing fee rate.
(3)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement or the related co-lender agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the table titled “Outside Serviced Mortgage Loan Fees” and the related footnotes (if any) to that table).
(4)	The fees set forth are those specified in the related co-lender agreement as being permitted under the related future outside servicing agreement following the occurrence of the related shift in servicing. However, prior to the occurrence of the related shift in servicing, special servicing fees, workout fees and liquidation fees are as set forth in the pooling and servicing agreement for this securitization.
The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of 0.00220% per annum. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $10,000 or such lesser amount as the related borrower pays with respect to the subject serviced mortgage loan (or serviced whole loan, if applicable).
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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00039%. The asset representations reviewer will not be entitled to an ongoing fee with respect to any trust subordinate companion loan. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances (and, in some cases, together with interest thereon). Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owners.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan, any trust subordinate companion loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders and the Uncertificated VRR Interest owners.
The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans and any trust subordinate companion loans for each distribution date, calculated on the total outstanding principal balance of the pool of mortgage loans and any trust subordinate companion loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.01216% per annum.
Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan, as applicable) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
With respect to each mortgage loan, the administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, for purposes of presentation in this prospectus, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.
The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing

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fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders or the Uncertificated VRR Interest owners of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.
See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Servicing of the Outside Serviced Mortgage Loans”, and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A. Allocation Between Combined VRR

Interest and Non-Vertically

Retained Certificates	The aggregate amount available for distribution to holders of the non-vertically retained certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-vertically retained certificates (other than the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the vertically retained percentage; and (b) the non-vertically retained certificates (other than the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the non-vertically retained percentage.
The “vertically retained percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of principal balance certificates and (y) the initial principal balance of the Uncertificated VRR Interest.
The “non-vertically retained percentage” is the difference between 100% and the vertically retained percentage.
The term “percentage allocation entitlement” means: (a) with respect to the Combined VRR Interest, the vertically retained percentage; and (b) with respect to the non-vertically retained certificates, the non-vertically retained percentage.

B. Amount and Order of

Distributions	On each distribution date, funds available for distribution to the holders of the non-vertically retained certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of (i) any
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yield maintenance charges and prepayment premiums collected on the mortgage loans, and/or (ii) certain excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“non-vertically retained available funds”) will be distributed in the following amounts and order of priority:
First: Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates: to interest on the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates, up to, and pro rata in accordance with, their respective interest entitlements.
Second: Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to the extent of non-vertically retained available funds allocable to principal received or advanced on the mortgage loans:
(A)	to principal on the Class A-SB certificates until their certificate balance has been reduced to the Class A-SB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;
(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;
(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;
(D)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;
(E)	to principal on the Class A-5 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and
(F)	to principal on the Class A-SB certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.
However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, non-vertically retained available funds allocable to principal will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-SB scheduled principal balance.
Third: Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-2, Class A-4, Class A-5
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and Class A-SB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.
Fourth: Class A-S certificates: (a) to interest on the Class A-S certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Fifth: Class B certificates: (a) to interest on the Class B certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Sixth: Class C certificates: (a) to interest on the Class C certificates in the amount of their interest entitlement; (b) to the extent of non-vertically retained available funds allocable to principal remaining after distributions in respect of principal to each class with a higher principal payment priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of those certificates, together with interest.
Seventh: Non-offered non-vertically retained certificates (other than the Class X-D, Class X-F, Class X-G, Class X-H and Class S certificates): in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.
No class of certificates will be entitled to distributions paid or advanced on and allocable to any trust subordinate companion loan, and such amounts will not be included in the non-vertically retained available funds.
For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

C. Interest and Principal

Entitlements	A description of the interest entitlement of each class of non-vertically retained regular certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s
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interest at the related pass-through rate on your offered certificate’s principal amount or notional amount.
A description of the amount of principal required to be distributed to the classes of non-vertically retained principal balance certificates on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

D. Yield Maintenance Charges and

Prepayment Premiums	The non-vertically retained percentage of yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated among the respective classes of the non-vertically retained regular certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”
For information regarding yield maintenance charges with respect to the mortgage loans, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions”.

E. Subordination, Allocation of

Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.
The following chart generally sets forth the manner in which the payment rights of certain classes of non-vertically retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-vertically retained certificates.
On any distribution date, the non-vertically retained available funds will be allocated among the various classes of non-vertically retained regular certificates in descending order (beginning with the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates), in each case as set forth in the chart below. Certain payment rights between the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates are more particularly described under “Description of the Certificates—Distributions” in this prospectus.
On any distribution date, the non-vertically retained percentage of any mortgage loan losses will be allocated among the various classes of non-vertically retained principal balance certificates in ascending order (beginning with certain non-vertically retained principal balance certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

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*	Interest only certificates. No principal payments or realized mortgage loan losses in respect of principal will be allocated to the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A, Class X-D, Class X-F, Class X-G and Class X-H certificates, in each case, to the extent such losses reduce the certificate balance of a class of corresponding principal balance certificates.
**	Other than the Class X-D, Class X-F, Class X-G, Class X-H and Class S certificates.
Principal losses on the mortgage loans allocated to a class of non-vertically retained principal balance certificates will reduce the related certificate balance of that class. However, no such principal losses will be allocated to any class of Class X certificates or the Class S or Class R certificates, although loan losses will reduce the notional amount of each class of Class X certificates (in each case, to the extent such losses are allocated to a class of corresponding principal balance certificates), and, therefore, the amount of interest they accrue.
Credit enhancement will be provided solely by certain classes of subordinate non-vertically retained principal balance certificates that will be subordinate to certain classes of senior non-vertically retained certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates.
No loan-specific certificates (if any) will be subordinate to any class of certificates, except to the extent of the subordination of the related trust subordinate companion loan to the related mortgage loan, as and to the extent set forth in the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”.

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See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the non-vertically retained certificates and/or the allocation of losses to the non-vertically retained certificates.
F. Shortfalls in Available Funds	The following types of shortfalls in available funds allocated to the non-vertically retained certificates will reduce distributions to the classes of non-vertically retained certificates with the lowest payment priorities:
●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;
●	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer, to the extent not paid by the related sponsor;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by modification fees, late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to any outside servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, the non-vertically retained percentage of prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the non-vertically retained regular certificates and are required to be further allocated between the classes of such non-vertically retained certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.
G. Excess Interest	On each distribution date, the non-vertically retained percentage of any “excess interest” resulting from the marginal increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date, to the extent actually collected and applied as interest during a collection period in accordance with the related mortgage loan documents during a collection period, will be allocated to the holders of the Class S certificates on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available

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to make distributions on any other class of certificates, to provide credit support to any class(es) of certificates, to offset any interest shortfalls, or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (and any trust subordinate companion loan) in the issuing entity (including the outside serviced mortgage loans, and even if the related mortgaged property becomes an REO property), unless it determines that the advance will be non-recoverable from collections thereon. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s (or trust subordinate companion loan’s) regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan or trust subordinate companion loan (and with respect to a whole loan, to the extent that such appraisal reduction amount is allocated to the related mortgage loan or trust subordinate companion loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.
In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans (or, in the case of an advance of delinquent principal and/or interest on a trust subordinate companion loan, only from collections on the related mortgage loan and the trust subordinate companion loan) for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan (other than a trust subordinate companion loan). The special servicer will have no obligation to make any principal or interest advances.
B. Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the serviced mortgage loans and any serviced companion loans, unless the advance is determined to be non-recoverable from related loan proceeds.

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The special servicer will have no obligation to make any property protection advances (although it may, in its sole discretion, elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your offered certificates.
With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the offered certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan or trust subordinate companion loan, until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.
The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually (and solely with respect to the master servicer, subject to a floor rate of 2.0% per annum). If the interest on an advance is not recovered from modification fees, default interest or late payments on the subject mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan or trust subordinate companion loan.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.
With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced whole loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced whole loan

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and to the extent allocable to the related outside serviced mortgage loan in accordance with the related co-lender agreement.

The Mortgage Pool

General	The issuing entity’s primary assets will be (i) 32 fixed rate commercial mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $633,273,980 and (ii) 1 trust subordinate companion loan, with an outstanding principal balance as of the cut-off date of $221,500,000. The mortgage loans and the trust subordinate companion loan are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 24 states and Washington, D.C. See “Risk Factors—Risks Relating to the Mortgage Loans—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.
References in this prospectus to “trust subordinate companion loan” refers to one or more junior promissory notes that evidences a generally subordinate loan in a whole loan, which junior promissory notes will be an asset of the issuing entity but will back a separate subseries of loan-specific certificates that are set forth in a separate related offering circular. Although a trust subordinate companion loan may be an asset of the issuing entity, for the purpose of numerical and statistical information contained in this prospectus, such trust subordinate companion loan is not reflected in this prospectus and the term “mortgage loan” and “mortgage pool” in that context does not include any trust subordinate companion loans unless otherwise indicated. A trust subordinate companion loan supports only the related loan-specific certificates. Information in the tables in this prospectus excludes the trust subordinate companion loan unless otherwise stated.
In this prospectus, unless otherwise specified or otherwise indicated by the context, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (ii) references to a mortgage loan, trust subordinate companion loan or whole loan by name refer to such mortgage loan, trust subordinate companion loan or whole loan, as the case may be, secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A, (iii) any parenthetical with a percentage next to the name of a mortgaged property (or the name of a portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgaged properties by name or as a group), and (iv) any parenthetical with a percentage next to the name of a mortgage loan or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization (the foregoing will also apply to the identification of multiple mortgage loans by name or as a group).

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Fee Simple / Leasehold	Eighty-five (85) mortgaged properties (88.9%) are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.
Two (2) mortgaged properties (7.6%) are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s leasehold interest in the related mortgaged property.
One (1) mortgaged property (3.5%) is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of such related mortgaged property.
See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.
The Whole Loans	Ten (10) mortgage loans (43.1%) are each part of a split loan structure (referred to as a “whole loan”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu and/or subordinate companion loans (each referred to as a “companion loan”) that, except in the case of any trust subordinate companion loan, are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular whole loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties. A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:
●	If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related whole loan would constitute a “pari passu whole loan”.
●	If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related whole loan would constitute an “AB whole loan”.
●	If a whole loan includes both a pari passu companion loan and a subordinate companion loan, then such whole loan would constitute a “pari passu-AB whole loan” and the discussions in this prospectus regarding both pari passu whole loans and AB whole loans will apply to such whole loan.
Except in the case of a trust subordinate companion loan, the companion loans are not assets of the issuing entity.

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The identity of, and certain other information regarding, the whole loans related to this securitization transaction are set forth in the following table:

Whole Loan Summary(1)

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Servicing of Whole Loan(2)	Type of Whole Loan	Controlling Note Included in Issuing Entity (Y/N)
Yorkshire & Lexington Towers	BMO/SMC/ CREFI	$60,000,000	9.5%	$258,000,000	$221,500,000	$539,500,000	Serviced	Pari Passu-AB	Y(3)
79 Fifth Avenue	CREFI	$50,000,000	7.9%	$190,000,000	N/A	$240,000,000	Serviced	Pari Passu	Y
2550 M Street	CREFI	$40,000,000	6.3%	$46,800,000	N/A	$86,800,000	Outside Serviced	Pari Passu	N
Bell Works	CREFI/BMO	$40,000,000	6.3%	$170,000,000	N/A	$210,000,000	Outside Serviced	Pari Passu	N
One Wilshire	GSMC	$23,250,000	3.7%	$366,000,000	N/A	$389,250,000	Outside Serviced	Pari Passu	N
ExchangeRight Net Leased Portfolio #55	CREFI	$22,340,000	3.5%	$81,560,000	N/A	$103,900,000	Outside Serviced	Pari Passu	N
Stockton Self Storage Portfolio	SMC	$13,985,622	2.2%	$24,974,325	N/A	$38,959,947	Outside Serviced	Pari Passu	N
360 Rosemary	BMO	$8,000,000	1.3%	$77,000,000	$125,000,000	$210,000,000	Outside Serviced	Pari Passu-AB	N
111 River Street	BMO	$8,000,000	1.3%	$69,500,000	$76,250,000	$153,750,000	Outside Serviced	Pari Passu-AB	N
2 Riverfront Plaza	BMO	$7,500,000	1.2%	$102,500,000	N/A	$110,000,000	Outside Serviced	Pari Passu	N

(1)	See “Description of the Mortgage Pool—The Whole Loans—General” for further information with respect to each whole loan, the related companion loans and the identity of the holders thereof.
(2)	For a discussion of the terms “serviced”, “outside serviced”, “servicing shift” and other related terms see “Relevant Parties—Master Servicer” above and “The Pooling and Servicing Agreement—General” below.
(3)	The initial controlling notes with respect to the Yorkshire & Lexington Towers whole loan are notes B-1 and B-2, which will be held by the issuing entity and will back the related loan-specific certificates. The related co-lender agreement provides that if a “control appraisal period” has occurred and is continuing with respect to the Yorkshire & Lexington Towers whole loan, then the controlling note will be note A-1, which will be held by the issuing entity as part of the mortgage pool.
The identity of, and certain other items of information regarding, the mortgage loans that will be outside serviced mortgage loans are set forth in the table under “Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” above.
With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.
In the case of any whole loan, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related whole loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related whole loan with or without cause. In addition,

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that co-lender agreement will designate whether servicing of the related whole loan is to be governed by the pooling and servicing agreement for this securitization or the servicing agreement for a securitization involving a related companion loan or portion thereof.
For more information regarding the whole loan(s), see “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.
Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder”, “—Other Risks Relating to the Certificates—Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Other Risks Relating to the Certificates—Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment”.

Additional Characteristics

of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).
Cut-off Date Mortgage Loan Characteristics(1)

All Mortgage Loans
Initial Pool Balance(2)	$633,273,980
Number of Mortgage Loans	32
Number of Mortgaged Properties	88
Range of Cut-off Date Balances	$2,020,667 to $60,000,000
Average Cut-off Date Balance	$19,789,812
Range of Mortgage Rates	2.77600% to 6.38000%
Weighted Average Mortgage Rate	4.89429%
Range of original terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(3)	111 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	56 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	110 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	358 months to 360 months
Weighted average remaining amortization term(4)	359 months
Range of Cut-off Date LTV Ratios(5)(6)	22.6% to 70.0%
Weighted average Cut-off Date LTV Ratio(5)(6)	53.4%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	22.6% to 65.6%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(6)	52.3%
Range of UW NCF DSCR(5)(7)	1.31x to 5.08x
Weighted average UW NCF DSCR(5)(7)	2.29x
Range of Debt Yield on Underwritten NOI(5)(8)	7.6% to 30.1%
Weighted average Debt Yield on Underwritten NOI(5)(8)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	85.1%
Amortizing Balloon	9.3%
Interest Only – ARD	3.7%
Interest Only, then Amortizing Balloon	1.9%
Percentage of Initial Pool Balance consisting of:
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All Mortgage Loans
Mortgaged Properties with single tenants	14.1%
Mortgage Loans with mezzanine debt	9.5%
Mortgage Loans with subordinate debt	12.0%
Mortgage Loans with mezzanine debt and subordinate debt	9.5%

(1)	Except when expressly stated otherwise, statistical information in this table does not include any trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.
(4)	Does not include any mortgage loan that pays interest-only until its maturity date or anticipated repayment date.
(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each mortgage loan are presented in this prospectus (i) if such mortgage loan is part of a whole loan, based on both that mortgage loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each mortgage loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each mortgage loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 53.6% and 52.5%, respectively.
(7)	The UW NCF DSCR for each mortgage loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any mortgage loan structured with an economic holdback reserve, the UW NCF DSCR for such mortgage loan may be calculated based on the annual debt service that would be in effect for such mortgage loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(8)	The Debt Yield on Underwritten NOI for each mortgage loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such mortgage loan, and the Debt Yield on Underwritten NCF for each mortgage loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such mortgage loan; provided, that with respect to any mortgage loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such mortgage loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the
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manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.
All of the mortgage loans accrue interest on an actual/360 basis.
Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:
●	with respect to any mortgage loan that is part of a whole loan, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);
●	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for all loans in the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus;
●	unless otherwise indicated (including in the prior two bullets), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;
●	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;
●	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;
●	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each

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mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;
●	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than one (1) mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus; and
●	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Mortgage Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency, nor were any of the mortgage loans refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan.
See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.
Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on

Projections of Future Income	Six (6) of the mortgaged properties (4.8%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
Thirty-four (34) of the mortgaged properties (3.5%) were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
Thirty-five (35) of the mortgaged properties (3.8%) are subject to a triple-net lease with the related sole tenant and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—

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Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from

Underwriting Guidelines	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.
Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Certain Mortgage Loans with Material

Lease Termination Options	Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the 15 largest mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans

from the Mortgage Pool	Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Offered Certificates

Denominations	The offered certificates with certificate balances will be issued in minimum denominations of authorized initial certificate balances of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and

Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator
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of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	This securitization transaction (i.e. the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest) will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 12 CFR Part 43) promulgated under Section 15G (“Regulation RR”), as an “eligible vertical interest” in the form of the Combined VRR Interest. Citi Real Estate Funding Inc. will act as retaining sponsor under Regulation RR for the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest and is expected, on the closing date, to partially satisfy its risk retention obligation through the acquisition by Goldman Sachs Bank USA, an originator, of a portion of the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Citi Real Estate Funding Inc., as retaining sponsor for the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest, see “Credit Risk Retention” in this prospectus.
None of the sponsors, the depositor, the issuing entity or any other party to the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest will retain a material net economic interest in such securitization transaction in accordance with any risk retention or due diligence or other requirements of the EU securitization regulation or the UK securitization regulation or to take any other action which may be required by EEA- or UK-regulated investors for the purposes of their compliance with any risk retention or due diligence requirements of the EU securitization regulation or the UK securitization regulation or similar requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”.

Information Available to

Holders of Offered Certificates	On each distribution date, the certificate administrator will prepare and make available to each holder of offered certificates, a statement as to the distributions being made on that date. Additionally, under certain circumstances, such certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans, the certificates and the Uncertificated VRR Interest may also be available to subscribers through the following services:

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●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans (including REO mortgage loans) and any trust subordinate companion loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans and any such trust subordinate companion loans as of the cut-off date (excluding for the purposes of this calculation, the unpaid principal balance of the One Wilshire mortgage loan, but only if the option described above is exercised after the distribution date in June 2032) certain specified persons will have the option to purchase all of the mortgage loans and any trust subordinate companion loan (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates, the Uncertificated VRR Interest, any loan-specific certificates and related uncertificated interest.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates), the Uncertificated VRR Interest, and any loan-specific certificates and related uncertificated interests for the mortgage loans and any trust subordinate companion loan remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement and (iii) all of the holders of those classes of outstanding certificates, uncertificated interests and the owners of the Uncertificated VRR Interest voluntarily participate in the exchange. If there is a trust subordinate companion loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan—Optional Termination; Optional Trust Subordinate Companion Loan Purchase” for a discussion of certain additional related termination and purchase options.
See also “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions
of Mortgage Loans; Loss of

Value Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan or any trust subordinate companion loan, as applicable, from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related
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mortgage loan seller with respect to the mortgage loan or any trust subordinate companion loan, as applicable, in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any trust subordinate companion loan, as applicable, the value of the related mortgaged property (or any related REO property) or the interests of the trustee or any certificateholder or any Uncertificated VRR Interest owner in the mortgage loan or the interests of the trustee or any holder of a loan-specific certificate or related uncertificated interest in any trust subordinate companion loan, as applicable, or the related mortgaged property or causes the mortgage loan or any trust subordinate companion loan, as applicable, to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.
With respect to each mortgage loan that is comprised of multiple promissory notes contributed to this securitization by multiple mortgage loan sellers, each such mortgage loan seller will be obligated to take the above described remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing a portion of each such mortgage loan were a separate mortgage loan. See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage

Loans and REO Properties	Pursuant to the pooling and servicing agreement for this securitization transaction, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu whole loan) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to any such defaulted mortgage loan’s (or defaulted pari passu whole loan’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu whole loan or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such offer would be in the best interests of the certificateholders, the Uncertificated VRR Interest owners and any related affected pari passu companion loan holder(s) (as a collective whole as if such certificateholders, such Uncertificated VRR Interest owners and such serviced pari passu companion loan holder(s) constituted a single lender and with respect to a whole loan that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).
If any mortgage loan that is part of a serviced whole loan becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related serviced pari passu companion loan(s) (and, in the case of any serviced whole loan with a subordinate companion loan (if so provided in the related co-lender

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agreement), any related subordinate companion loan(s)), together with such defaulted mortgage loan as a single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.
Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced whole loan may (or is expected to be permitted to) offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan during such time as such whole loan constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to (or is expected to be permitted to) sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) (and, in the case of any outside serviced whole loan with a subordinate companion loan, the related subordinate companion loan(s)) as a single whole loan, subject in certain cases to the rights of any separate holders of any subordinate companion loans under the related co-lender agreement to purchase a whole loan that constitutes a defaulted loan under the related outside servicing agreement.
Pursuant to the co-lender agreement with respect to any AB whole loan or pari passu-AB whole loan (except for any trust subordinate companion whole loan or any other whole loan as to which (and for so long as) the related subordinate companion loan(s) is/are included in a securitization), the holder of any related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related pari passu companion loan) as described in “Description of the Mortgage Pool—The Whole Loans”.
Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.
See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

Other Investment Considerations

Material Federal Income

Tax Consequences	Three (3) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. The designations for each REMIC created under the pooling and servicing agreement are set forth below:
●	The trust subordinate companion loan REMIC, which will hold the trust subordinate companion loan and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.

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●	The “Lower-Tier REMIC”, which will hold the mortgage loans and certain other assets of the issuing entity (excluding any post-anticipated repayment date excess interest) and will issue certain classes of uncertificated regular interests to the Upper-Tier REMIC.
●	The “Upper-Tier REMIC”, which will hold the Lower-Tier REMIC regular interests and the trust subordinate companion loan REMIC regular interests and will issue the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G, Class X-H, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates, the loan-specific certificates and a REMIC regular interest that corresponds to the Combined VRR Interest excluding the right to receive excess interest (the “VRR REMIC regular interest”) as classes of regular interests in the upper-tier REMIC.
The portion of the issuing entity consisting of (i) collections of post-anticipated repayment date “excess interest” accrued on any mortgage loan with an anticipated repayment date and the related distribution account, beneficial ownership of which is represented by the Class S certificates and the Combined VRR Interest, and (ii) the VRR REMIC regular interest and distributions thereon, beneficial ownership of which is represented by the Combined VRR Interest, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates in accordance with the accrual method of accounting.
It is anticipated, for federal income tax purposes, that the Class X-A and Class C certificates will be issued with original issue discount, that the Class B certificates will be issued with de minimis original issue discount, and that the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S certificates will be issued at a premium.
See “Material Federal Income Tax Consequences”.
Yield Considerations	You should carefully consider the matters described under “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may significantly affect the yields on your investment.
Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

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Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.
The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of offered certificates may negatively impact the liquidity, market value and regulatory characteristics of those classes of offered certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow of one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrences of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures, and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date or, if applicable, anticipated repayment date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, retail, hospitality, industrial, multifamily, leased fee, manufactured housing community, parking and self-storage) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types (including with respect to related industries) may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders (or their respective representatives) have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or outside special servicer, as applicable, to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Actions: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans

There has been a global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) that has spread throughout the world, including the United States, resulting in a global pandemic. The COVID-19 pandemic has been declared to be a public health emergency of international concern by the World Health Organization, and the president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act in March 2020, which declaration was continued in effect beyond March 1, 2021 by the president of the United States. A significant number of countries and the majority of state governments in the United States also made emergency declarations and have attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses. Although vaccines have been approved and more are in development, there can be no assurance as to the availability of vaccines, the rate of vaccination or the effectiveness of vaccination against the COVID-19 virus or any mutations. Although many states have been loosening restrictions with the increased availability of vaccines, there can be no assurance as to when states will permit full resumption of economic activity, whether or when people will feel comfortable in fully resuming economic activity. Additionally, there can be no assurance that vaccines, containment or other measures will be successful in limiting the spread of the virus (particularly in light of the loosening of stay-at-home orders and social distancing guidelines) or that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments, including the federal government and state governments in the United States.

The COVID-19 pandemic and the responses thereto have led, and will likely continue to lead, to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, as well as the global economy. The long-term effects of the social, economic and financial disruptions caused by the COVID-19 pandemic are unknown. While the United States government and other governments have implemented unprecedented financial support and relief measures (such as the Coronavirus Aid, Relief and Economic Security Act, the Consolidated Appropriations Act 2021 and the American Rescue Plan Act of 2021), the effectiveness of such measures cannot be predicted. The United States economy has contracted as a result, and it is unclear when full economic expansion will be attained.

With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Shortfalls and losses will be particularly pronounced to the extent that the related mortgaged properties are located in geographic areas with significant numbers of COVID-19 cases or relatively restrictive COVID-19 countermeasures.

Certain geographic regions of the United States have experienced a larger concentration of COVID-19 infections and deaths than other regions, which is expected to result in greater economic distress than in other less-

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impacted regions. As infection rates of the virus have fluctuated, state and local governments have issued and lifted stay-at-home orders and other countermeasures. There can be no assurance as to when any existing governmental countermeasures impacting the mortgaged properties will be lifted or, if lifted, whether they will be reimposed.

While the COVID-19 pandemic has created personnel, supply-chain and other logistical issues that affect all property types, the effects are particularly severe for certain property types. For example:

●	hospitality properties and casino properties, due to travel limitations implemented by governments and businesses as well as declining interest in travel generally, and current or future closures, whether government mandated or voluntary;
●	retail properties, due to store closures, either government-mandated or voluntary, declining interest in visiting large, shared spaces such as shopping malls, restaurants, bars and movie theatres, and tenants (including certain national and regional chains) refusing to pay rent;
●	office properties, particularly those with significant tenants who operate co-working or office-sharing spaces, due to restrictions on such spaces or declining interest in such spaces by their users, who typically are unaffiliated and license or sublease space for shorter durations, due to an increase in remote and flexible working arrangements, which may continue for a significant period of time beyond the COVID-19 pandemic;
●	self-storage properties, which have rental payment streams that are sensitive to increased unemployment and reductions in disposable income available for non-essential expenses, and which payment streams are more commonly subject to interruption because of the short-term nature of self-storage tenant leases;
●	multifamily properties and manufactured housing community properties, which also have rental payment streams that are sensitive to unemployment and reductions in income, as well as federal, state and local moratoria on eviction proceedings and other mandated tenant forbearance programs;
●	industrial properties, due to restrictions or shutdowns of tenant operations at such properties or as a result of general financial distress of such tenants; and
●	properties with significant tenants with executed leases that are not yet in place and whose leases are conditioned on tenant improvements being completed, the delivery of premises, or the vacancy of a current tenant by a date certain, due to lack of access to the mortgaged property and disruptions in labor and the global supply chain.

Federal, state and local governmental authorities may implement (and in some cases may already have implemented) measures designed to provide relief to borrowers and tenants, including moratoria on foreclosure or eviction proceedings and mandated forbearance programs. For example, recent legislation in New York, Oregon and Los Angeles County, among other jurisdictions, imposes temporary moratorium on foreclosures and other lender remedies. Any such measures relating to commercial real estate may lead to shortfalls and losses on the certificates.

In addition, leases for certain of the tenants at the Mortgaged Properties, including single tenants or major tenants, may include provisions which allow the tenants to abate or delay rent payments or, in certain circumstances, to terminate their leases, if the tenant is required to suspend its business operations, or its business operations are otherwise disrupted, as a result of the COVID-19 pandemic or any other pandemic or epidemic. Such lease provisions have become increasingly common following the COVID-19 pandemic.

In addition, businesses are adjusting their business plans in response to government actions and new industry practices in order to facilitate flexible and/or telecommuting working arrangements. Such changes may lead to reduced or modified levels of service, including in the services provided by the master servicer, the special servicer, the certificate administrator and the other parties to this transaction. Such parties’ ability to perform their respective obligations under the transaction documents may be adversely affected by such changes. Furthermore, because the master servicer and special servicer operate according to a servicing standard that is in part based on accepted

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industry practices, the servicing actions taken by such parties may vary from historical norms to the extent that such accepted industry practices change.

The loss models used by the rating agencies to rate certain of the certificates may not have accounted for the possible economic effects of the COVID-19 pandemic or the borrowers’ ability to make payments on the mortgage loans. We cannot assure you that declining economic conditions precipitated by COVID-19 and the measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the offered certificates after the closing date.

Commercial and residential tenants may be unable to meet their rent obligations as a result of extended periods of unemployment and business slowdowns and shutdowns. Accordingly, commercial and residential tenants at certain of the mortgaged properties have either sought, or are expected to seek, rent relief at the mortgaged properties, and it would be expected that rent collections and/or occupancy rates may decline. Even as areas of the country reopen, there can be no assurance as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider as the country reopens the impact that a continued surge in (as well as any future prolonged waves of) COVID-19 cases could have on economic conditions.

Although each mortgage loan generally requires the related borrower to maintain business interruption insurance, certain insurance companies have reportedly taken the position that such insurance does not cover closures due to the COVID-19 emergency. In addition, the COVID-19 emergency could adversely affect future availability and coverage of business interruption insurance. Furthermore, it is unclear whether such closures due to COVID-19 will trigger co-tenancy provisions.

We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to pay all required insurance premiums. While certain mortgage loans provide for insurance premium reserves, we cannot assure you that the borrowers will be able to continue to fund such reserve or that such reserves will be sufficient to pay all required insurance premiums.

Investors should understand that the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties were conducted prior to the COVID-19 pandemic or may be based largely on pre-pandemic property performance and therefore may not reflect current conditions with respect to the mortgaged properties or the borrowers. In addition, the underwriting of mortgage loans originated during the COVID-19 pandemic may be based on assumptions that do not reflect current conditions. When evaluating the financial information and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Certain Calculations and Definitions”, Annex A, Annex B and Annex C), investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred since the early 20th century, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that any advances of payments made in respect of such mortgage loans would not be recoverable or the master servicer may determine that it is unable to make such advances given the severity of delinquencies (in this transaction or other transactions in which it has similar advancing obligations), which would result in shortfalls and likely losses on the offered certificates.

Some borrowers may seek forbearance arrangements at some point in the near future, if they have not already made such request. See “Description of the Mortgage Pool—COVID-19 Considerations”. We cannot assure you that the borrowers will be able to make debt service payments (including deferred amounts that were previously subject to forbearance) after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments rather than for the specific purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

In addition, you should be prepared for the possibility that a significant number of borrowers may not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In

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response, the master servicer and the special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the offered certificates.

In addition, servicers have reported an increase in borrower requests for relief as a result of the COVID-19 pandemic. It is likely that the volume of requests will continue to increase as the COVID-19 pandemic progresses. The increased volume of borrower requests and communications may result in delays in the servicers’ ability to respond to such requests and their ability to perform their respective obligations under the related transaction documents.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “Description of the Mortgage Pool—COVID-19 Considerations”, as of the dates set forth in that section. We cannot assure you that such information is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates.

Although the borrowers and certain tenants may have made their recent debt service and rent payments, we cannot assure you that they will be able to make future payments. While certain mortgage loans may provide for debt service or rent reserves, we cannot assure you that any such reserve will be sufficient to satisfy any or all debt service payments on the affected mortgage loans.

Furthermore, any future failures to make rent or debt service payments may trigger cash sweeps or defaults under the mortgage loan documents.

Further, some federal, state and local administrative offices and courts have closed due to the outbreak of the COVID-19 pandemic. Foreclosures, recordings of assignments and similar activities may not be processed in such offices and courts until such offices and courts reopen and may be further delayed as such offices and courts address any backlogs of such actions that accumulated during the period they were closed. Furthermore, to the extent the related jurisdiction has implemented a moratorium on foreclosures as discussed above, any processing of foreclosure actions would not commence until such moratorium has ended.

The mortgage loan sellers will agree to make certain representations and warranties with respect to the mortgage loans as set forth on Annex E-1A and Annex E-2A to this prospectus; however, absent a material breach of any such representation or warranty, no mortgage loan seller will have any obligation to repurchase a mortgage loan with respect to which the related borrower was adversely affected by the COVID-19 pandemic. See also “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

The widespread and cascading effects of the COVID-19 pandemic, including those described above, also heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

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Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Non-Recourse

You should consider all of the mortgage loans underlying your offered certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

●	the sufficiency of the net operating income of the applicable real property;
●	the market value of the applicable real property at or prior to maturity; and
●	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

●	the successful operation and value of the related mortgaged property, and
●	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

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Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

●	the location, age, functionality, design and construction quality of the subject property;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	the characteristics of the neighborhood where the property is located;
●	the degree to which the subject property competes with other properties in the area;
●	the proximity and attractiveness of competing properties;
●	the existence and construction of competing properties;
●	the adequacy of the property’s management and maintenance;
●	tenant mix and concentration;
●	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
●	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
●	demographic factors;
●	customer confidence, tastes and preferences;
●	retroactive changes in building codes and other applicable laws;
●	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and
●	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

●	an increase in interest rates, real estate taxes and other operating expenses;
●	an increase in the capital expenditures needed to maintain the property or make improvements;
●	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
●	an increase in vacancy rates;
●	a decline in rental rates as leases are renewed or replaced;
●	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and
●	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

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●	the length of tenant leases;
●	the creditworthiness of tenants;
●	the rental rates at which leases are renewed or replaced;
●	the percentage of total property expenses in relation to revenue;
●	the ratio of fixed operating expenses to those that vary with revenues; and
●	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

●	to pay for maintenance and other operating expenses associated with the property;
●	to fund repairs, replacements and capital improvements at the property; and
●	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

●	a general inability to lease space;
●	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
●	an increase in tenant payment defaults or any other inability to collect rental payments;
●	a decline in rental rates as leases are entered into, renewed or extended at lower rates;
●	an increase in the capital expenditures needed to maintain the property or to make improvements;
●	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and
●	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may

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exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

●	the business operated by the tenants;
●	the creditworthiness of the tenants; and
●	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises; plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes,

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can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

●	changes in interest rates;
●	the availability of refinancing sources;
●	changes in governmental regulations, licensing or fiscal policy;
●	changes in zoning or tax laws; and
●	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
●	operating the property and providing building services;
●	managing operating expenses; and
●	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

●	maintain or improve occupancy rates, business and cash flow,
●	reduce operating and repair costs, and
●	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

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Certain of the mortgaged properties will be managed by affiliates of the related borrower or by the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

●	rental rates;
●	location;
●	type of business or services and amenities offered; and
●	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

●	offers lower rents;
●	has lower operating costs;
●	offers a more favorable location; or
●	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing community

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property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

●	the successful operation of the property, and
●	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

●	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to
●	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

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The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

●	make the loan payments on the related mortgage loan,
●	cover operating expenses, and
●	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

●	some health care-related facilities,
●	hotels and motels,
●	recreational vehicle parks, and
●	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

●	warehouses,
●	retail stores,
●	office buildings, and
●	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

●	increases in energy costs and labor costs;
●	increases in interest rates and real estate tax rates; and
●	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

●	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to
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●	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

●	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and
●	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

●	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
●	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;
●	the income capitalization method, which takes into account the property’s projected net cash flow; or
●	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

●	it is often difficult to find truly comparable properties that have recently been sold;
●	the replacement cost of a property may have little to do with its current market value; and
●	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs.

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If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, tenants under certain leases included in the underwritten net cash flow, underwritten net operating income and/or occupancy may nonetheless be in financial distress, may be in danger of closing (or being closed by its parent) or may have filed for bankruptcy. Certain tenants at the mortgaged properties may be part of a chain that is in financial distress as a whole, or the tenant’s parent company has implemented or has expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain anchor tenants or shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which would have a negative effect on the operations of tenants at the mortgaged properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores, which may involve a tenant at one of the mortgaged properties.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may be subject to special license requirements or regulatory requirements, and may not have the right to operate if such licenses are revoked or such requirements are not satisfied.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to

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holders of offered certificates. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks; Risks Related to Master Leases

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

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Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination or contraction right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are new companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease, and may default on its lease, due to the foregoing factors.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include retail, office and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution

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to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

●	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;
●	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;
●	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;
●	the location of the property with respect to the central business district or population centers;
●	demographic trends within the metropolitan area to move away from or towards the central business district;
●	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;
●	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
●	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
●	the quality and philosophy of building management;
●	access to mass transportation;
●	accessibility from surrounding highways/streets;
●	changes in zoning laws; and
●	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no

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assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces or co-working spaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. In addition, office tenants that operate shared workspaces or co-working spaces may principally generate revenues through the sale of memberships, most of which have short-term commitments. In many cases, the members may terminate their membership agreements at any time upon as little notice as one calendar month. Demand for such memberships may be negatively affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the co-working tenant’s reputation and saturation in the markets where the co-working tenant operates. The foregoing factors may subject the related mortgage loan to increased risk of default and loss.

In the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at medical office properties.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

●	rental rates;
●	the building’s age, condition and design, including floor sizes and layout;
●	access to public transportation and availability of parking; and
●	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

●	the cost and quality of labor;
●	tax incentives; and
●	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become

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functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

●	location of the property, the desirability of which in a particular instance may depend on—
1.	availability of labor services,
2.	proximity to supply sources and customers, and
3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;
●	building design of the property, the desirability of which in a particular instance may depend on—
1.	ceiling heights,
2.	column spacing,
3.	number and depth of loading bays,
4.	divisibility,
5.	floor loading capacities,
6.	truck turning radius,
7.	overall functionality, and
8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
●	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types. Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses.

Mixed Use Properties

Certain properties are mixed use properties. Each such mortgaged property is subject to the risks relating to the applicable property types as described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—Retail Properties” and “—Multifamily Rental Properties”. See Annex A for the 5 largest tenants (by net rentable square footage leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

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Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

●	full service hotels;
●	resort hotels with many amenities;
●	limited service hotels;
●	hotels and motels associated with national or regional franchise chains;
●	hotels that are not affiliated with any franchise chain but may have their own brand identity; and
●	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

●	the location of the property and its proximity to major population centers or attractions;
●	the seasonal nature of business at the property;
●	the level of room rates relative to those charged by competitors;
●	quality and perception of the franchise affiliation;
●	lack of a franchise affiliation or the loss of a franchise affiliation or a deterioration in the reputation of a franchise;
●	whether management contracts or franchise agreements are renewed or extended upon expiration;
●	the quality of hospitality property management;
●	ability to convert to alternative uses which may not be readily made;
●	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
●	the existence or construction of competing hospitality properties;
●	nature and quality of the services and facilities;
●	financial strength and capabilities of the owner and operator;
●	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
●	increases in operating costs, which may not be offset by increased room rates;
●	the property’s dependence on business and commercial travelers and tourism;
●	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and
●	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.
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Because limited-service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

●	the continued existence and financial strength of the franchisor;
●	the public perception of the franchise service mark; and
●	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition,

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as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate spas, convention centers, and entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

●	shopping centers,
●	factory outlet centers,
●	malls,
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●	automotive sales and service centers,
●	consumer oriented businesses,
●	department stores,
●	grocery stores,
●	convenience stores,
●	specialty shops,
●	gas stations,
●	movie theaters,
●	fitness centers,
●	bowling alleys,
●	salons, and
●	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

●	the strength, stability, number and quality of the tenants;
●	tenants’ sales;
●	tenant mix;
●	whether the property is in a desirable location;
●	the physical condition and amenities of the building in relation to competing buildings;
●	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be; and
●	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

●	lower rents,
●	grant a potential tenant a free rent or reduced rent period,
●	improve the condition of the property generally, or
●	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.
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A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

●	competition from other retail properties;
●	perceptions regarding the safety, convenience and attractiveness of the property;
●	perceptions regarding the safety of the surrounding area;
●	demographics of the surrounding area;
●	the strength and stability of the local, regional and national economies;
●	traffic patterns and access to major thoroughfares;
●	the visibility of the property;
●	availability of parking;
●	the particular mixture of the goods and services offered at the property;
●	customer tastes, preferences and spending patterns; and
●	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

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Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

●	an anchor tenant’s failure to renew its lease;
●	termination of an anchor tenant’s lease;
●	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;
●	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or
●	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

●	factory outlet centers;
●	discount shopping centers and clubs;
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●	catalogue retailers;
●	home shopping networks and programs;
●	internet web sites and electronic media shopping; and
●	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

●	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;
●	the types of services or amenities offered at the property;
●	the location of the property;
●	distance from employment centers and shopping areas;
●	the characteristics of the surrounding neighborhood, which may change over time;
●	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
●	the ability of management to provide adequate maintenance and insurance;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
●	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;
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●	the ability of management to respond to competition;
●	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units and new competitive student housing properties, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of or ongoing social distancing measures that may be instituted by colleges and universities due to the COVID-19 pandemic;
●	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
●	local factory or other large employer closings;
●	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;
●	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
●	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;
●	whether the property is subject to any age restrictions on tenants;
●	the extent to which increases in operating costs may be passed through to tenants; and
●	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

●	require written leases;
●	require good cause for eviction;
●	require disclosure of fees;
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●	prohibit unreasonable rules;
●	prohibit retaliatory evictions;
●	prohibit restrictions on a resident’s choice of unit vendors;
●	limit the bases on which a landlord may increase rent; or
●	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

Some counties and municipalities may subsequently impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system. In particular, the impact of the HSTP Act on the appraised value of mortgaged real properties located in the City of New York that have significant numbers of rent stabilized units is uncertain. In New York City, landlords must register each rent stabilized apartment with the State of New York Division of Housing and Community Renewal (the “DHCR”).

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. The restrictions on the ability of the borrowers to increase rents under the rent stabilization laws or regulations may discourage the borrowers from renovating the related mortgaged properties or otherwise investing in the mortgaged properties, which in turn may adversely affect the ability of the borrowers to relet vacant units to new tenants. If rents are reduced or rents cannot be increased in proportion to increases in operating expenses and/or vacant units are not relet, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses. Furthermore, any violation or alleged violation of rent control regulation or rent stabilization regulation by the borrowers could result in a loss of the tax benefits that are currently available to the borrowers and/or payments of overcharges and penalties and fines. In addition, the borrowers and their affiliates would be more susceptible to potential lawsuits filed by tenants or a tenants association alleging a violation of rent control regulation or rent stabilization regulation by the borrowers or their affiliates.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating

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income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property. Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project.

Warehouse, Mini-Warehouse and Self-Storage Facilities

Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self-storage property depends on—

●	building design,
●	location and visibility,
●	tenant privacy,
●	efficient access to the property,
●	proximity to potential users, including apartment complexes or commercial users,
●	services provided at the property, such as security,
●	age and appearance of the improvements, and
●	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self-storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self-storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and,

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in many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces may be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include—

●	location of the manufactured housing community property;
●	the ability of management to provide adequate maintenance and insurance;
●	the number of comparable competing properties in the local market;
●	the age, appearance, condition and reputation of the property;
●	whether the property is subject to any age restrictions on tenants;
●	the quality of management; and
●	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

●	multifamily rental properties,
●	cooperatively-owned apartment buildings,
●	condominium complexes, and
●	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Moreover, manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

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In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

●	fixed percentages,
●	percentages of increases in the consumer price index,
●	increases set or approved by a governmental agency, or
●	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

In addition, some manufactured housing community properties may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community property.

Health Care-Related Properties

Health care-related properties include:

●	hospitals;
●	medical offices;
●	skilled nursing facilities;
●	nursing homes;
●	congregate care facilities; and
●	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

●	statutory and regulatory changes;
●	retroactive rate adjustments;
●	administrative rulings;
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●	policy interpretations;
●	delays by fiscal intermediaries; and
●	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

●	federal and state licensing requirements;
●	facility inspections;
●	rate setting;
●	disruptions in payments;
●	reimbursement policies;
●	audits, which may result in recoupment of payments made or withholding of payments due;
●	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;
●	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and
●	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care

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deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

●	competition from facilities having businesses similar to a particular restaurant or tavern;
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●	perceptions by prospective customers of safety, convenience, services and attractiveness;
●	the cost, quality and availability of food and beverage products;
●	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;
●	changes in demographics, consumer habits and traffic patterns;
●	the ability to provide or contract for capable management; and
●	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

●	market segment,
●	product,
●	price,
●	value,
●	quality,
●	service,
●	convenience,
●	location, and
●	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

●	lower operating costs,
●	more favorable locations,
●	more effective marketing,
●	more efficient operations, or
●	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

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Factors affecting the success of a regionally- or nationally-known chain restaurant include:

●	actions and omissions of any franchisor, including management practices that—

1.       adversely affect the nature of the business, or

2.       require renovation, refurbishment, expansion or other expenditures;

●	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and
●	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Data Centers

The primary function of a data center is to provide a secure location for data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and high cost equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, because data centers require substantial quantities of water for cooling, data centers located in areas that are subject to drought, such as California, are also subject to heightened risks. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. For example, “powered shells” are data center properties whereby the landlord makes the initial capital investment required to complete an exterior structure with access to power and fiber optics, with tenants providing all additional capital required in order to build-out the interior and convert the asset into a fully operational data center. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason.

Private Schools and Other Cultural and Educational Institutions

The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

●	changing local demographics;
●	competition from other schools or cultural and educational institutions;
●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and
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●	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Loss of accreditation and consequent loss of eligibility of students for federal or state student loans can have a material adverse effect on private schools. Certain for-profit schools have been subject to governmental investigations and/or lawsuits, or private litigation, alleging that their recruitment practices are predatory, and/or that they fail to adequately prepare students for employment in the professions or areas in which they offer to provide training.

Parking Lots and Parking Garages

Certain properties may consist of parking garages, and certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

In the case of parking garages or parking lots that are leased to a single operator or commercial tenant (which tenant may utilize the property solely to park vehicles utilized in conducting its business), the sole source of income will be the lease to such operator or tenant. Accordingly, such properties will be subject to business risks associated with such operator or tenant. If the lease with the sole operator or tenant is terminated, the related borrower may be unable to find another operator that will lease the property at the same rate.

Various types of multifamily and commercial properties may have a parking garage as part of the collateral. Parking garages may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

Senior Housing Properties

The Independent Living Industry is a Highly Competitive Industry, and the Revenues, Profits or Market Share of Senior Housing Properties Could be Harmed if They Are Unable to Compete Effectively

The independent living facility market sector is highly competitive. Independent living and other congregate senior living facility properties face competition from numerous local, regional, and national providers of independent living and other congregate senior living. The formation of accountable care organizations, managed care networks and integrated delivery systems may also adversely affect the related mortgaged properties if there are incentives within the systems that lead to the greater utilization of other facilities or providers within the networks or systems or to the greater utilization of community based home care providers, instead of independent living properties.

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Additionally, some competing providers may be better capitalized than the manager of the related mortgaged properties, may offer services not offered by the related mortgaged properties, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax exemptions, tax revenues and other sources of income or revenue not available to the property manager or borrowers. The successful operation of the related mortgaged properties will also generally depend upon the number of competing facilities in the local market, as well as on other factors. These factors include, but are not limited to, competing facilities’ rental rates, location, the characteristics of the neighborhood where they are located, the type of services and amenities offered, the nature and condition of the competing facility, its age, appearance, overall maintenance, construction, quality, design, safety, convenience, reputation and management, resident and family preferences, relationship with other health care providers and other health care networks, quality and cost of care and quality of staff. Costs of renovating, refurbishing or expanding an independent living or congregate senior living facility in order to remain competitive can be substantial. If the related mortgaged properties fail to attract residents and to compete effectively with other health care providers, their revenues and profitability would decline.

A particular market with historically low vacancies could experience substantial new construction and a resultant oversupply of independent living or other congregate senior living units within a relatively short period of time. Because units in an independent living or other congregate senior living facility are typically leased on a short term basis, the tenants residing at a particular facility may easily move to alternative facilities with more desirable amenities or locations or lower fees. If the development of new independent living or other senior living facilities surpasses the demand for such facilities in particular markets, the markets may become saturated, which could have a material adverse effect on the related mortgaged properties in such areas.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

●	the related borrower’s interest in one or more commercial condominium units or multiple units in a residential condominium project, and
●	the related voting rights in the owners’ association for the subject building, development or project.
Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting

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the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the holders of offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Condominium Interests and Other Shared Interests”.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity/ARD” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the respective classes of offered certificates with certificate balances is payable in sequential order of payment priority, and such a class receives principal only after the preceding such class(es) have been paid in full, such classes that have a lower sequential priority are more likely to face these types of risk of concentration than such classes with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are office, retail, hospitality, multifamily, mixed use, self-storage and manufactured housing. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or

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natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate related investments. If one of these types of events were to occur, we cannot assure you that the economies in states where the mortgaged properties are located would recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the performance or net operating income of the mortgaged properties.

Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are located in New York, California, New Jersey, Michigan and Washington, D.C. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates.

There have been concerns that climate change has led to, and may increasingly lead to, an increase in the frequency of natural disasters and extreme weather conditions, such as extreme heat, drought, changes in precipitation and temperature, rise in sea and other water levels and water access, as well as acute events like wildfires, hurricanes and flooding, with certain states bearing a greater risk of the adverse effects of climate change. If material, such events may result in physical damage to or destruction of certain mortgaged properties. Further, the borrowers financial condition or results of operations at affected mortgaged properties may be adversely affected. Should the impact of climate change be perceived as chronic, there may be a decrease in demand for mortgaged properties located in the affected areas, which could adversely affect real estate values, as well as an increase in insurance costs and a reduction in coverage availability.

In addition, changes in federal and state legislation and regulation on climate change could result in increased required capital expenditures to improve the energy efficiency of the borrowers’ existing mortgaged properties or to

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protect them from the consequence of climate change. Such changes include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example, New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. There can be no assurance that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

The foregoing effects of climate change could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in the affected states. In addition, we cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates. Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

●	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;
●	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;
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●	that the results of the environmental testing were accurately evaluated in all cases;
●	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or
●	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

●	tenants at the property, such as gasoline stations or dry cleaners, or
●	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

●	agents or employees of the lender are deemed to have participated in the management of the borrower, or
●	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

●	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and
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●	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to engage in future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the office and retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, and temporarily decreasing the number of available rooms and the revenue-generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur

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could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration or ground lease and other related documents, especially in a situation where a mortgaged property consists of the borrower’s interests in a condominium that does not represent the entire condominium regime. Additionally, any vacancy with respect to self-storage facilities, hospitality properties, independent living facilities, bank branches, restaurants, shopping malls, water parks, theater space, music venues, dental, medical or veterinary offices, research and development facilities, data centers, health clubs, fitness centers, spas, salons, gas stations, arcades, bowling alleys, sound studios, bank branches and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss (or, in certain instances, a less than substantial casualty loss). This may adversely affect the cash flow of the property following the loss. If a substantial casualty (or, in certain instances, a less than substantial casualty) were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the

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market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions, building restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the Uncertificated VRR Interest owners.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Twelve (12) of the mortgaged properties (25.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no such mortgaged property has a seismic expected loss of greater than 18%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, mandatory flood insurance obtained may not be adequate and the lender may not have required any supplemental flood insurance.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2022. We cannot assure you if or when NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor representation and warranty no. (16) (Insurance) on Annex E-1A to this prospectus and Sponsor representation and warranty no. (16) (Insurance) on Annex E-2A to this prospectus and any related exceptions on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A, respectively, to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

●	war,
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●	riot, strike and civil commotion,
●	terrorism,
●	nuclear, biological or chemical materials,
●	revolution,
●	governmental actions,
●	floods and other water-related causes,
●	earth movement, including earthquakes, landslides and mudflows,
●	wet or dry rot,
●	mold,
●	vermin, and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Offered Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	a title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence

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of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your offered certificates.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2020 by the Terrorism Risk Insurance Program Reauthorization Act of 2015 and was subsequently reauthorized on December 20, 2019 for a period of eight years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

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As a result of any of the foregoing, the amount available to make distributions on your offered certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. Underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Further, as described under “—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” above, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. The failure of these assumptions or projections in whole or in part could cause the underwritten net cash flow to vary substantially from the actual net cash flow of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yields presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which

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may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the holders of offered certificates. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the holders of offered certificates. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, “—Starwood Mortgage Capital LLC—SMC’s Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Underwriting Guidelines and Processes”.  A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans”, “—Starwood Mortgage Capital LLC—Review of SMC Mortgage Loans” and “—Bank of Montreal—Review of BMO Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had reunderwritten the mortgage loans or the related whole loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of a different originator involved in this transaction or, accordingly, that each originator involved in this transaction would have made the same decision to originate every mortgage loan included in the issuing entity or, if it did decide to originate an unrelated mortgage loan, that such mortgage loan would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

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Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly greater than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Additionally, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-complete”, “as stabilized” or other similar values. However, the appraised value reflected on Annex A to this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” or in the footnotes to Annex A to this prospectus, reflects only the “as-is” value, which may contain certain assumptions, such as future construction completion, future completion of a property improvement plan, projected re-tenanting or increased tenant occupancies, or the sale of a portfolio of properties to a single buyer. See the definition of “Appraised Value”

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under “Description of the Mortgage Pool—Certain Calculations and Definitions” and the footnotes to Annex A to this prospectus.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, or appraisals that set forth a portfolio premium or an “as-complete”, “as stabilized” or other similar value, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization date, at the time of sale or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or whole loan) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or whole loan) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or whole loan) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although some mortgage loans have current or permit future mezzanine or subordinate debt and certain mortgage loans allow for an assignment and assumption of the mortgage loan subject to certain conditions, which generally includes a transfer fee and the lender’s approval of the assignee and/or its principals. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your offered certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or whole loan, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

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In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Substantive consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

●	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and
●	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent

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director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your offered certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment”, “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” and “—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan” and “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”.

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See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common or Diversified Ownership”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” below, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;
●	reduce monthly payments due under a mortgage loan;
●	change the rate of interest due on a mortgage loan; or
●	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this prospectus.

See also “—Performance of the Offered Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—General” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your offered certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

●	breach of contract involving a tenant, a supplier or other party;
●	negligence resulting in a personal injury; or
●	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to holders of offered certificates if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;
●	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.
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With respect to any split mortgage loan, although each related companion loan (other than any trust subordinate companion loan) is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

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Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

●	the bankrupt party—

1.       was insolvent at the time of granting the lien,

2.       was rendered insolvent by the granting of the lien,

3.       was left with inadequate capital, or

4.       was not able to pay its debts as they matured; and

●	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were

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unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

●	the related real property, or
●	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

●	the default is deemed to be immaterial,
●	the exercise of those remedies would be inequitable or unjust, or
●	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

Defeasance

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of

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the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to holders of offered certificates. See “Certain Legal Aspects of the Mortgage Loans”.

For example, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Offered Certificates

Certain of the mortgage loans may not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans

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do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Risks of Anticipated Repayment Date Loans

One (1) mortgage loan, secured by the One Wilshire mortgaged property (3.7%), provides that, if after a certain date (referred to as an anticipated repayment date) the related borrower has not prepaid such mortgage loan in full, any principal outstanding after the related anticipated repayment date will accrue interest at an increased interest rate rather than the original mortgage loan interest rate for such mortgage loan. Generally, on each payment date from and after the anticipated repayment date for such mortgage loan up to and including the related maturity date, cash flow in excess of that required for debt service on such mortgage loan and any related companion loans (calculated based on the original mortgage loan interest rate), the funding of required reserves, other amounts then due and payable under the related loan documents (other than “excess interest” described below), debt service due on any related mezzanine loan, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related mortgaged property or portfolio of mortgaged properties will be applied toward the payment of principal (without payment of a yield maintenance charge or other prepayment premium) of such mortgage loan until its principal balance has been reduced to zero. Although these provisions may create an incentive for the related borrower to repay such mortgage loan in full on its anticipated repayment date, a substantial payment would be required and such borrower has no obligation to do so. While interest at the original mortgage loan interest rate continues to accrue and be payable on a current basis on such mortgage loan after its related anticipated repayment date, payment of the additional interest that accrues by reason of the marginal increase in the interest rate on such mortgage loan after the anticipated repayment date (any such additional interest, “excess interest”) will generally (except for any portion thereof paid currently pursuant to the related loan documents) be deferred (or capitalized and deferred) until (and such deferred excess interest or such capitalized excess interest that has been deferred will itself accrue interest, if and to the extent permitted under applicable law and the related loan documents, and will generally be required to be paid only after) the outstanding principal balance of such mortgage loan has been paid in full, at which time the excess interest (or capitalized excess interest) that has been deferred, to the extent actually collected, will be paid to the holders of the Class S certificates and the Combined VRR Interest, which are not offered by this prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or whole loan) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
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●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, the promulgation of additional laws and regulations, including the final regulations to implement the credit risk retention requirements under Section 15G of the Securities Exchange Act of 1934, as added by Section 941 of the Dodd-Frank Act, compliance with which was required with respect to the CMBS issued on or after December 24, 2016, may cause commercial real estate lenders to tighten their lending standards and reduce the availability of leverage and/or refinancings for commercial real estate. This, in turn, may adversely affect borrowers’ ability to refinance mortgage loans or sell the related mortgaged property on or before the related maturity date or anticipated repayment date, as applicable.

With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your offered certificates will likely extend the weighted average life of your offered certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of offered certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

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See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or

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equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Increases in Real Estate Taxes and Assessments May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such program was otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term until the expiration of such program.

As described under “Description of the Mortgage Pool—Additional Indebtedness—Permitted Unsecured Debt and Other Debt”, the borrowers with respect to certain mortgage loans may obtain additional financing (in the form of an unsecured loan that may accrue interest at a higher rate than the related mortgage loan) that will have repaid through multi-year assessments against the related mortgaged property.

An increase in real estate taxes and/or assessments may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. division of the borrower sponsor, or may be owned by an accommodation party, such as a corporate services provider. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single-purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

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Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties may be covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent property

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owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Certain of the mortgaged properties may have been renovated in accordance with the federal tax code and state regulations to make them eligible for federal historic tax credits. Such mortgaged properties may be subject to additional risks, including, without limitation, the possibility of recapture of the tax credits. Historic tax credits may be subject to recapture upon the occurrence of certain events, such as the sale of the related mortgaged property (including at a foreclosure sale) to certain disqualified transferees.

Risks Relating to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans (and any applicable trust subordinate companion loans) to the depositor (an affiliate of (i) Citi Real Estate Funding Inc., one of the sponsors, an originator, the retaining sponsor, an initial risk retention consultation party and an expected holder of Class VRR certificates, and (ii) Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans and any trust subordinate companion loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans to this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates

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(if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, following the transfer of the mortgage loans to the issuing entity, the originators, the sponsors or their respective affiliates may be the holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights with respect to servicing decisions involving the related whole loan. However, unless such pari passu companion loan is evidenced by the controlling note, none of the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer, as applicable, to violate applicable law, the related mortgage loan documents, the pooling and servicing agreements or an outside servicing agreement, as applicable (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Whole Loans” for more information regarding the rights of any companion loan holder.

In addition, Citi Real Estate Funding Inc., as the retaining sponsor, and Goldman Sachs Bank USA, as an originator, are each expected to hold a portion of the Combined VRR Interest as described in “Credit Risk Retention”; and Citi Real Estate Funding Inc. and Goldman Sachs Mortgage Company are expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the master servicer and/or the special servicer and recommend that each such servicer take actions that conflict with the interests of holders of certain classes of the offered certificates. However, neither the master servicer nor the special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the parties by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or any party that can appoint a risk retention consultation party holds companion loan(s) or securities backed thereby, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party with respect to a mortgage loan is a risk retention consultation party or the person entitled to appoint such risk retention consultation party (any such mortgage loan being referred to in this context as an “excluded RRCP mortgage loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded RRCP mortgage loan. See “Credit Risk Retention”.

In addition, the pooling and servicing agreement will provide that, to the extent a risk retention consultation party or a holder of a portion of the Combined VRR Interest receives access pursuant to the pooling and servicing agreement to any information relating to an excluded RRCP mortgage loan (or a mortgage loan as to which such holder of a portion of the Combined VRR Interest is a borrower party) and/or the related mortgaged properties (other than information with respect to such excluded RRCP mortgage loan (or such mortgage loan as to which a holder of a portion of the Combined VRR Interest is a borrower party) that is aggregated with information relating to other mortgage loans at a pool level), any risk retention consultation party or any holder of a portion of the Combined VRR Interest will be deemed to have agreed that it (i) will not provide any such information to, among others, the related borrower party or the employees or personnel of such risk retention consultation party or such holder of a Combined VRR Interest or any of such party’s affiliates involved in the management of any investment in the related borrower party or the related mortgaged property, and (ii) will maintain sufficient internal controls and appropriate policies and procedures in order to comply with the limitations described in clause (i) above. There can be no assurance that Citi Real Estate Funding Inc. or Goldman Sachs Bank USA (in each case as the parties with the right to appoint a risk retention consultation party) or any risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

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Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

In addition, a sponsor or an affiliate thereof may be a tenant with respect to a mortgaged property securing a mortgage loan. In such situations, there can be no assurance that any related borrower did not receive more favorable loan terms than it would have received if a lender affiliate was not a tenant, nor can there be any assurance that that any such lender affiliate did not receive more favorable lease terms than an unaffiliated tenant would receive. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases and Master Leases” for information regarding any such circumstances.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Stockton Self Storage Portfolio Whole Loan Will Shift to Other Servicers

The servicing of the Stockton Self Storage Portfolio whole loan will initially be governed by the Stockton Self Storage Portfolio pooling and servicing agreement for this securitization transaction but is expected to be governed by such pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the Stockton Self Storage Portfolio whole loan will shift to the outside servicer and outside special servicer under that other future securitization and will be governed exclusively by the servicing agreement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such future securitization nor the identity of the outside servicer or outside special servicer for any such future securitization has been definitively determined. In addition, the provisions of the related outside servicing agreement that will be in effect upon securitization of the related controlling pari passu companion loan have not yet been definitively determined, although such agreement will be required to satisfy the requirements of the related co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans”. Prospective investors should be aware that they will not have any control over the identity of any outside servicer or outside special servicer, nor will they have any assurance as to the particular terms of any such outside servicing agreement except to the extent of compliance with the requirements of the related co-lender agreement.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the holders of offered certificates. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan backing the certificates. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the

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related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the holders of offered certificates. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the offered certificates. In connection therewith, Citi Real Estate Funding Inc. (as the retaining sponsor, an expected holder of Class VRR certificates and an expected initial risk retention consultation party) is an Underwriter Entity that is expected to hold certificates as of the closing date of this securitization transaction. In addition, Goldman Sachs Bank USA is an Underwriter Entity that is expected to be an owner of the Uncertificated VRR Interest as of the closing date of this securitization transaction. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates. We cannot assure you that any actions that any such party takes in its capacity as a holder of a certificate (whether in connection with market-making activity or otherwise) or in its capacity as an owner of the Uncertificated VRR Interest will necessarily be aligned with the interests of the holders of other classes of any certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of any party to the pooling and servicing agreement, and unless it is a Consulting Party will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, the special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced whole loan is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

In addition, in order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it is a borrower party with respect to a mortgage loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan and the applicable directing holder will be required to select a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan. In the event there is no applicable directing holder, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced whole loan, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if:

●	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or
●	as it relates to servicing and administration of any outside serviced whole loan under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced whole loan;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest.

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For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities by deferring acceleration of the applicable specially serviced loans in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, another directing holder, a controlling class certificateholder or other certificateholders, an Uncertificated VRR Interest owner, a companion loan holder, or a holder of a security backed (in whole or in part) by a companion loan (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of any holder or group of holders of offered certificates. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

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Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event (or, in the case of a trust subordinate companion whole loan, any other applicable triggering event), (iv) may have no consultation rights in connection with a serviced outside controlled whole loan unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced whole loans, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of offered certificates or any holder of offered certificates. It is not intended that the operating advisor act as a surrogate for the holders of offered certificates. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans and trust subordinate companion loans (if any); provided, however, that the operating advisor may have limited consultation rights with an outside special servicer pursuant to the pooling and servicing agreement. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders and the Uncertificated VRR Interest owners (and holders of any related loan-specific certificates and related uncertificated interests) (as a collective whole) and will have no fiduciary duty to any party. In addition, the operating advisor is not permitted to (i) be affiliated with other parties to this securitization transaction (which, for the avoidance of doubt, does not include the asset representations reviewer) (or any securitization transaction constituted by the issuance of any loan-specific certificates) or (ii) directly or indirectly have any financial interest in this securitization transaction (or any securitization transaction constituted by the issuance of any loan-specific certificates) other than in fees from its role as the operating advisor or any fees to which it is entitled as asset representations reviewer. See “The Pooling and Servicing Agreement—Operating Advisor”. Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgages properties may be in the same market as, or have owners, obligors or property managers in

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common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard but, rather, by the Operating Advisor Standard.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the sponsors, the mortgage loan sellers, the originators, a party to the pooling and servicing agreement, a directing holder, a companion loan holder, a consulting party or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of holders of offered certificates, especially if the asset representations reviewer or any of its affiliates have financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

In addition, Park Bridge Lender Services LLC and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same market as or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity, at the same time as they are performing services on behalf of other persons with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder

It is expected that LD III Sub IX, LLC (or its affiliate) will be the initial controlling class representative and, accordingly, the initial directing holder with respect to all of the serviced mortgage loans and serviced whole loans as to which the controlling class representative is entitled to act as directing holder. The initial outside controlling class representative(s) with respect to the outside serviced mortgage loan(s) (to the extent definitively identified) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”. If the issuing entity contains a trust subordinate companion loan, the initial loan-specific controlling class representative (and, accordingly, the initial directing holder) with respect to the related trust subordinate companion whole loan will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be

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removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

In addition, a directing holder will have certain consent rights, and a consulting party will have certain consultation rights, with respect to the applicable serviced mortgage loan(s) and serviced companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus. See “The Pooling and Servicing Agreement—Directing Holder”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights (which may include being a directing holder or consulting party) may affect the servicing of the related mortgage loan.

The controlling class representative will be controlled by the controlling class certificateholders and any loan-specific controlling class representative will be controlled by the related loan-specific controlling class certificateholders, and the holders of the controlling class and any loan-specific controlling class, respectively, will not, in the case of any such class, have any duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any holder of offered certificates. See “The Pooling and Servicing Agreement—Directing Holder”.

Similarly, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), has, with respect to an outside serviced whole loan, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and the controlling class representative for this securitization transaction, at any time that it is a directing holder or consulting party, will have certain consultation rights with respect to such outside serviced whole loan. See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Any directing holder, consulting party, or outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests that are in conflict with those of any or all of the holders of offered certificates, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a directing holder or a consulting party, may take actions with respect to the related serviced mortgage loan or serviced whole loan that could adversely affect the holders of some or all of the classes of the offered certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. No directing holder or consulting party will have any duty to the holders of any class of offered certificates and may have interests in conflict with those of the holders of offered certificates. As a result, it is possible that a directing holder may direct or a consulting party may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

No certificateholder may take any action against any directing holder or consulting party for having acted solely in its own interests. See “Description of the Mortgage Pool—The Whole Loans”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”. Although a directing holder, controlling class certificateholder or loan-specific controlling class certificateholder (if any, and if no control appraisal period is in effect) that, in each case, is a borrower party with respect to a mortgage loan or whole loan will generally not be entitled to have access to certain excluded information regarding such mortgage loan or whole loan and the related mortgaged property (including asset status reports, final asset status reports or any summaries related thereto (and any other excluded information identified in the pooling and servicing agreement)), and certificateholders of the same controlling class that are not borrower parties will be required to certify that they will not share such excluded information with such borrower parties, we cannot assure you that any such excluded entities will not access, obtain, review and/or use, or that any non-excluded

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entity will not share with such excluded entity, such excluded information in a manner that adversely impacts your offered certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your offered certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class F, Class G or Class H certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the origination of such mortgage loan.

The B-Piece Buyer will have no liability to any holder of offered certificates for any actions taken by it as described in the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon any B-Piece Buyer’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Directing Holder or an Outside Controlling Class Representative to Terminate the Special Servicer of the Related Whole Loan

With respect to each whole loan, the applicable directing holder, or an outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such whole loan and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such whole loan (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of offered certificates. In addition, that party does not have any duties to the holders of any class of offered certificates, may act solely in its own interests, and will have no liability to any holder of offered certificates for having done so. No holder of offered certificates may take any action against the directing

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holder or the outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder), as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

Any risks set forth below with respect to the offered certificates should be considered to be generally applicable to any loan-specific certificates.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, any party to the pooling and servicing agreement, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans and any trust subordinate companion loans, and the primary security and source of payment for the mortgage loans and any trust subordinate companion loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

The offered certificates may have limited or no liquidity.

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As described under “—General Risk Factors—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

Your offered certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Securities Exchange Act of 1934, as amended, to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the offered certificates). Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;
●	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;
●	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and
●	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three

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of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c) (3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, or any party to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating

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agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the offered certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the offered certificates, you should monitor whether an unsolicited rating of the offered certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the offered certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B and Class C certificates are subordinate to other classes of non-vertically retained certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

●	the payment priorities of the respective classes of the offered certificates,
●	the order in which the principal balances of the respective classes of the offered certificates with balances will be reduced in connection with losses and default-related shortfalls, and
●	the characteristics and quality of the mortgage loans in the trust.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loan and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to a mortgage loan that is part of a whole loan with a subordinate companion loan, prior to the occurrence and continuance of a material mortgage loan event of default (or during any period of time that the event of default is being cured in accordance with the related co-lender agreement), any collections of scheduled principal

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payments and other unscheduled principal payments with respect to the related whole loan (other than, if applicable, any prepayment consisting of any insurance or condemnation proceeds) received from the related borrower may (if so provided in the related co-lender agreement) be allocated to such mortgage loan and any such subordinate companion loan(s) on a pro rata basis. Any such pro rata distributions of principal with respect to a subordinate companion loan and the resulting distributions of principal to the holder(s) of the related subordinate companion loan(s) would have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such companion loan. See the discussions regarding mortgage loans that are part of AB whole loans or AB pari passu whole loans under “Description of the Mortgage Pool—The Whole Loans”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

●	the purchase price for the offered certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your offered certificates may adversely affect your yield. In general, if you buy a Class X-A certificate or if you buy any other offered certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy an offered certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, if you buy offered certificates that entitle you to distributions of principal, prepayments resulting in a shortening of weighted average lives of your offered certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your offered certificates at a rate comparable to the effective yield anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your offered certificates will depend on the terms of those certificates, more particularly:

●	a class of non-vertically retained principal balance certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of non-vertically retained principal balance certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

●	vary based on the occurrence of specified events, such as the retirement of one or more other classes of offered certificates, or
●	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

●	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or
●	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

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●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of mortgage credit;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” above.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates and any classes of offered certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in the Class X-A certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of

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mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4 and Class A-5 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-4 and/or Class A-5 certificates were outstanding.

Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, neither the master servicer nor the special servicer, as applicable, will apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-vertically retained principal balance certificates exceed the aggregate certificate balance of the classes of non-vertically retained principal balance certificates subordinated to a particular class thereof, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your offered certificates, those losses may affect the weighted average life and yield to maturity of your offered certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your offered certificates. In addition, if the master servicer, the special servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balances of the non-vertically retained principal balance certificates (in the order described in the next paragraph as if it was a loss realized on the mortgage loans) and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer, the special servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-vertically retained principal balance certificates and the Combined VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the non-vertically retained principal balance certificates, first the Class H certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-4, Class A-5 or Class A-SB certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

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Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders and the Uncertificated VRR Interest owners, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on non-specially serviced mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders and the Uncertificated VRR Interest owners may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of offered certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of offered certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A Certificates

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on the notional amount of such class.

The yield to maturity on the Class X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB certificates. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and

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losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A Certificates”.

Payments Allocated to the Combined VRR Interest Will Not Be Available to Make Payments on the Non-Vertically Retained Certificates, and Payments Allocated to the Non-Vertically Retained Certificates Will Not Be Available to Make Payments on the Combined VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-vertically retained certificates and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-vertically retained certificates will not be available to satisfy any amounts due and payable to the Combined VRR Interest. Likewise, amounts received and allocated to the Combined VRR Interest will not be available to satisfy any amounts due and payable to the non-vertically retained certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-vertically retained certificates (collectively) and the Combined VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described under “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”, you and other holders of offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of offered certificates would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, the special servicer may be removed and replaced with or without cause with respect to the applicable serviced loan(s) under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the applicable directing holder. In addition, the special servicer (but not any outside special servicer) may be replaced based on a certificateholder vote (a) after the occurrence and during the continuance of a control termination event, at the request of certain certificateholders entitled to at least a specified percentage of voting rights allocated thereto, or (b) after the occurrence and during the continuance of a consultation termination event, based on the recommendation of the operating advisor (provided that the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owners (as a collective whole)). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

The outside special servicer for any outside serviced whole loan will likewise be subject to removal and replacement by the related outside controlling class representative, in connection with a securityholder vote and/or, with respect to any outside serviced whole loan as to which the related controlling note has not been securitized, by the related controlling note holder for such outside serviced whole loan, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class, and in either case a particular vote may exclude certain classes. Your interests as an owner of offered certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in

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connection with any such vote. Voting rights are generally allocated to a particular class based on the outstanding certificate balance (or outstanding notional amount, as applicable) thereof, which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases, however, the allocation of and/or right to exercise voting rights may take into account the allocation of appraisal reduction amounts. Furthermore, quorums have been established for certain votes that would ultimately permit certain actions to be taken based on the affirmative vote of the holders of certificates evidencing less (and perhaps materially less) than a majority of the voting rights. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You generally have no right to vote on any servicing matters related to any outside serviced whole loan. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement”.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or any sub-servicer (as applicable) or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

Rights of the Directing Holders and the Consulting Parties Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a serviced mortgage loan or, if applicable, whole loan under the pooling and servicing agreement, the special servicer generally will be required to obtain the consent of the applicable directing holder. In addition, in connection with such actions or decisions regarding a mortgage loan or, if applicable, whole loan serviced under the pooling and servicing agreement, the special servicer generally will be required to consult with any applicable consulting party. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor”. Such actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, whole loan(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” and “—Operating Advisor” for a list of actions and decisions requiring consultation with the applicable consulting parties. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder or consulting party: (i) may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates; (ii) may act solely in its own interests (or the interests of any particular class of certificateholders or any owner of the Uncertificated VRR Interest or such other person that appointed it); (iii) does not have any duties to the holders of any class of offered certificates (other than the holders of any particular class of certificateholders that appointed it); (iv) may take actions that favor its own interests (or the interests of any particular class of certificateholders or any Uncertificated VRR Interest owner or such other person that appointed it) over the interests of the holders of one or more classes or interests (or other classes or interests, as applicable) of certificates; and (v) will have no liability whatsoever (other than to any particular class of certificateholders or other person that appointed it) for having so acted as set forth in (i) – (iv) above, and that no holder of an offered certificate may take any action whatsoever against any directing holder or any consulting party or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder or any consulting party for having so acted.

Rights of any Outside Controlling Class Representative or Other Controlling Note Holder with Respect to an Outside Serviced Whole Loan Could Adversely Affect Your Investment

With respect to each outside serviced whole loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

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●	An outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of offered certificates.
●	With respect to any outside serviced whole loan, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced whole loan that conflict with the interests of the holders of certain classes of the offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder):

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the servicing agreement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of any outside serviced whole loan as to which the related controlling note has not been securitized, the related controlling note holder) (and not any party to this securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced whole loan (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being

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serviced by the master servicer and the special servicer under the pooling and servicing agreement for your offered certificates.

See “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

●	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;
●	limits modifications of payment terms of the subject underlying mortgage loan; and/or
●	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or whole loan that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust—directly or through an applicable servicer—will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trust’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Citi Real Estate Funding Inc. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation

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to do so. We cannot assure you that the sponsors will have the financial ability to effect or cause such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the outside servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer, if any, under that outside servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

In addition, with respect to each of the Yorkshire & Lexington Towers mortgage loan (9.5%) and the Bell Works mortgage loan (6.3%), each of which is comprised of promissory notes contributed to the securitization transaction by multiple sponsors, each such mortgage loan seller will be obligated to take the above remedial actions as a result of a breach of any representation or warranty or any document defect only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by any such mortgage loan seller and evidencing a portion of such mortgage loan was a separate mortgage loan. Accordingly, it is possible that, under certain circumstances, with respect to any such mortgage loan, only one mortgage loan seller, and not the other, will repurchase, or otherwise comply with any remedial obligations with respect to, its interest in such mortgage loan if there is a breach of any representation or warranty or any document defect.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a control termination event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement including, without limitation, special servicing fees, liquidation fees and workout fees. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of the outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of holders of offered certificates to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your offered certificates may be delayed or reduced.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the offered certificates would be reduced or delayed. Even if the challenge were not successful, payments on the offered certificates would be delayed while a court resolves the claim.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate

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under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the offered certificates.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of BMO or its assets to protect the rights and interests of the depositors and creditors of BMO, including making an application for a winding-up of BMO or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of BMO to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of BMO under the transaction documents or in other modifications to such documents without BMO’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Realization on a Mortgage Loan That Is Part of a Serviced Whole Loan May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced whole loan were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) (and, under certain circumstances, any related subordinate companion loan(s)) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted whole loan (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced whole loan. Further, if, pursuant to the related co-lender agreement, the issuing entity as holder of the related mortgage loan or any trust subordinate companion loan is (and the related serviced pari passu companion loan holder is not) the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”) with respect to the subject serviced pari passu whole loan, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan (or trust subordinate companion loan, if applicable) held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced whole loan, then the net proceeds realized by the issuing entity in connection with such sale may be less than would be the case if only the related mortgage loan (or, if applicable, a trust subordinate companion loan) were subject to such sale.

In the case of a serviced outside controlled whole loan, a related companion loan holder or its representative, if it is the directing holder, will generally have the right to consent to certain servicing actions with respect to such whole loan by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such whole loan). In addition, the controlling class representative if it is a consulting party as to such serviced outside controlled whole loan will have non-binding consultation rights with respect to certain servicing decisions involving such serviced outside controlled whole loan.

In connection with the servicing of a serviced pari passu whole loan, the related serviced pari passu companion loan holder, if it is a consulting party, or its representative will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu whole loan, and such recommended servicing actions could adversely affect the holders of some or all of the classes of offered certificates. The serviced pari passu companion

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loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of offered certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the offered certificates. Notwithstanding the foregoing, any such consultation with such serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB whole loan, pursuant to the terms of the pooling and servicing agreement and subject to any related co-lender agreement, if such serviced AB whole loan becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) any right of the subordinate companion loan holder(s) to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Whole Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced whole loan, the related serviced companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of offered certificates;
●	may act solely in its own interests, without regard to your interests;
●	does not have any duties to any other person, including the holders of any class of offered certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of offered certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Offered Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to

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maturity of your offered certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity (or a portion thereof), including the Trust Subordinate Companion Loan REMIC, the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in one or more of those associations and not as debt instruments. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. The issuing entity, however, may be unable to prevent the completion of any construction work in certain circumstances. In any such case, depending on the facts and circumstances at the time of any default, the issuing entity may be required to dispose or otherwise recover on the related mortgage loan other than by immediately acquiring the mortgaged property. In addition, any (i) net income from the operation of the mortgaged properties (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to holders of offered certificates. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders, the Uncertificated VRR Interest owners and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of

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operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the holders of offered certificates.

No Gross Up in Respect of the Offered Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any offered certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to holders of offered certificates in respect of such taxes and such withholding tax would therefore result in a shortfall to affected holders of offered certificates. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors” and “—FATCA”.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Offered Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of offered certificates.

The IRS has also issued Revenue Procedure 2020-26 easing the tax requirements for a servicer to modify certain mortgage loans held in a REMIC or grantor trust by permitting certain forbearances (and related modifications) for up to 6 months that are agreed to by a borrower, between March 27, 2020 and December 31, 2020, and that are made under certain forbearance programs for borrowers experiencing a financial hardship due, directly or indirectly, to the COVID-19 emergency. The IRS subsequently issued Revenue Procedure 2021-12 which extended the December 31, 2020 expiration date for the safe harbors under Revenue Procedure 2020-26 until September 30, 2021. Under these revenue procedures, these forbearances (a) are not treated as resulting in a newly issued mortgage loan for purposes of Treasury Regulations section 1.860G-2(b)(1), (b) are not prohibited transactions under Code Section 860F(a)(2), (c) do not result in a deemed reissuance of related REMIC regular interests and (d) do not manifest a power to vary the investment of an investment trust under Treasury Regulations Section 301.7701-4(c). The time period covered by Revenue Procedure 2020-26 (as extended by Revenue Procedure 2021-12) has lapsed and it is unclear whether the IRS will further extend the application of Revenue Procedure 2020-26 or issue new guidance for forbearances granted after September 30, 2021. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with

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respect to a Mortgage Loan in connection with the COVID-19 emergency, which may impact the timing of payments and ultimate recovery on the Mortgage Loan, and likewise on one or more classes of offered certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of offered certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the sponsors, the related borrower, or the parties to the pooling and servicing agreement will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

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The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the offered certificates.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your offered certificates, and the value of your offered certificates, could be adversely affected.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

Global financial markets have in recent years experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may emerge with respect to other countries at any time.

Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

●	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters, civil unrest and/or protests and man-made disasters may have an adverse effect on the mortgaged properties and/or your offered certificates;
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your offered certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and
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●	The market value of your offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the offered certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union, United States, United Kingdom, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations, private banks, and the Russian central bank, which sanctions aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of the extent of the involvement of the North Atlantic Treaty Organization (NATO) in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware of certain requirements imposed by European Union (“EU”) and United Kingdom (“UK”) legislation in respect of investments in securitisations (as defined in the applicable legislation), including as follows.
●	EU legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and related regulatory technical standards and implementing technical standards imposes certain requirements (the “EU Due Diligence Requirements”) with respect to institutional investors (as defined in the EU Securitization Regulation), being (subject to certain conditions and exceptions) (a) institutions for occupational retirement provision; (b) credit institutions (as defined in Regulation (EU) No 575/2013, as amended (the “CRR”)); (c) alternative investment fund managers who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the CRR); (e) insurance and reinsurance undertakings; and (f) management companies of UCITS funds (or internally managed UCITS); and the EU Due Diligence Requirements apply also to certain consolidated affiliates of such credit institutions and investment firms. Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	UK legislation comprising Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”), and as amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (as amended, the “UK Securitization Regulation”) and certain related technical standards imposes certain requirements (the “UK Due Diligence
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Requirements”) with respect to “institutional investors” (as defined in the UK Securitization Regulation), being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in Section 417(1) of the Financial Services and Markets Act 2000 (as amended, “FSMA”); (b) occupational pension schemes as defined in section 1(1) of the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, are authorized for the purposes of section 31 of the FSMA; (c) alternative investment fund managers as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 which market or manage alternative investment funds in the UK; (d) UCITS as defined in Section 236A of the FSMA, which are authorized open ended investment companies as defined in Section 237(3) of the FSMA, and management companies as defined in 237(2) of the FSMA; and (e) CRR firms as defined in Article 4(1)(2A) of Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of EUWA; and the UK Due Diligence Requirements apply also to certain consolidated affiliates of such CRR firms. Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”. Certain temporary transitional arrangements are in effect, pursuant to directions made by the relevant UK regulators, with regard to the UK Due Diligence Requirements. Under such arrangements, until March 31, 2022, subject to applicable conditions and in certain respects, a UK Institutional Investor may be permitted to comply with a provision of the EU Securitization Regulation to which it would have been subject before the UK Securitization Regulation came into effect, in place of a corresponding provision of the UK Securitization Regulation.

●	In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations”; (b) the EU Due Diligence Requirements and the UK Due Diligence Requirements are referred to together as the “SR Due Diligence Requirements”; (c) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (d) a reference to the “applicable” Securitization Regulation or SR Due Diligence Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation or the SR Due Diligence Requirements to which such SR Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
●	In the case of a securitization in respect of which (as in the case of the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest, or, in the case of a trust subordinate companion loan, as in the case of a securitization transaction constituted by the issuance of any related loan-specific certificates) each of the originator, the original lender, the sponsor and the securitization special purpose entity (as each such term is defined in the applicable Securitization Regulation) is established in a third country, an SR Institutional Investor is permitted by the applicable SR Due Diligence Requirements to invest in such securitization only if (amongst other things): (i) in each case, it has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest in the relevant securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the applicable Securitization Regulation, and discloses the risk retention to investors; (ii) in the case of an EU Institutional Investor, it has verified that the originator, the sponsor or the securitization special purpose entity has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation, in accordance with the frequency and modalities provided for in such Article 7; (iii) in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and (iv) in each case, it has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.
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●	Failure to comply with the applicable SR Due Diligence Requirements may result in various penalties including, in the case of an SR Institutional Investor subject to regulatory capital requirements, the imposition of a punitive capital charge on the Certificates acquired by the relevant SR Institutional Investor.
●	Certain aspects of the SR Due Diligence Requirements and what is or will be required to demonstrate compliance to regulators remain unclear. Prospective investors should make themselves aware of the SR Due Diligence Requirements (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the Certificates.
●	Prospective investors should be aware that none of the depositor, the underwriters, the originators, the sponsors, the issuing entity or their respective affiliates will retain a material net economic interest in the securitization transaction(s) contemplated by this prospectus, or take any other action, in a manner prescribed by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such party will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any SR Due Diligence Requirements. In addition, the arrangements described under “Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance by any person with any requirement of the SR Due Diligence Requirements.
●	Consequently, the offered certificates may not be a suitable investment for any person that is now or may in the future be subject to any SR Due Diligence Requirements. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact such matters may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016, and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the offered certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.
●	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal
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regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the offered certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”
●	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 914 F.Supp.2d 422 (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, NA, et.al, 907 F.Supp.2d 536 (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D, 2013 WL 6835277 (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). On April 24, 2015, however, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. On December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity and Benefit Fund regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. See Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 775 F.3d 154 (2d Cir. 2014). The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. In addition, on October 31, 2018, in the American Fidelity Assurance Co. case, the District Court for the Western District of Oklahoma granted summary judgment in favor of the defendant, relying on the rationale of the United States Court of Appeals for the Second Circuit to hold that the mortgage pass-through certificates in question are exempt from the TIA. The decision was affirmed on appeal in the United States Court of Appeals for the Tenth Circuit on July 7, 2020.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

In addition, the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest is structured to comply with the credit risk retention rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining party or parties for this securitization transaction will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of a retaining party to be in compliance with the credit risk retention rules at any time will have on the holders of offered certificates or the market value or liquidity of the offered certificates. Furthermore, notwithstanding any references in this prospectus to the credit risk retention rules, Regulation RR, the retaining party or other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the certificates and the Uncertificated VRR Interest, neither the retaining sponsor nor any other party will be required to comply with or act in accordance with the credit risk retention rules or Regulation RR (or such relevant portion thereof).

The Master Servicer, any Sub-Servicer or the Special Servicer May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any subservicer’s or the special servicer’s ability to perform its duties under the pooling and servicing agreement or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the mortgage loans. Accordingly, this may adversely affect the performance of the mortgage loans or the performance of the offered certificates.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

Your offered certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your offered certificates and—

●	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;
●	you may have only limited access to information regarding your offered certificates;
●	you may suffer delays in the receipt of payments on your offered certificates; and
●	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates and the Uncertificated VRR Interest will be Citigroup Commercial Mortgage Trust 2022-GC48 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of (i) a pool (the “Mortgage Pool”) of 32 fixed rate commercial mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of the Cut-off Date after deducting payments of principal due on such respective dates, of approximately $633,273,980 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”) and (ii) a Trust Subordinate Companion Loan (as defined herein). The “Cut-off Date” with respect to each Mortgage Loan is its respective due date in June 2022 (or, in the case of any Mortgage Loan that has its first due date subsequent to June 2022, the date that would have been its due date in June 2022 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in a commercial, multifamily or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties). In addition, the Issuing Entity may include one or more subordinate notes evidencing a subordinate portion of a Pari Passu-AB Whole Loan or an AB Whole Loan (such subordinate portion is referred to in this prospectus as a “Trust Subordinate Companion Loan” and a Whole Loan that includes a Trust Subordinate Companion Loan is referred to as a “Trust Subordinate Companion Whole Loan”). In such case, the Trust Subordinate Companion Loan will be an asset of the Issuing Entity and be serviced under the Pooling and Servicing Agreement, and will back, and be the sole source of payment on, the related Loan-Specific Certificates, but will not be included in the Mortgage Pool that will back the Certificates. If a Trust Subordinate Companion Loan exists with respect to this securitization, it will be identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

As regards the assets of the Issuing Entity, references to “Mortgage Loan” and “Mortgage Loans” are intended to mean only a Mortgage Loan or group of Mortgage Loans that are part of the Mortgage Pool and are exclusive of any Trust Subordinate Companion Loans.

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property(ies) and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Ten (10) Mortgage Loans (collectively 43.1%) (each such Mortgage Loan, a “Split Mortgage Loan”), are each part of a split loan structure (a “Whole Loan”). A Whole Loan consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that, except in the case of any Trust Subordinate Companion Loan, will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Whole Loan may be referred to in this prospectus as a “Pari Passu Whole Loan”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Whole Loan may be referred to in this prospectus as an “AB Whole Loan”. If a Whole Loan includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, then such Whole Loan may be referred to in this prospectus as a “Pari Passu-AB Whole Loan” and the discussions in this prospectus regarding both Pari Passu Whole Loans and AB Whole Loans

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will be applicable to such Whole Loan. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Whole Loan are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan (other than a Trust Subordinate Companion Loan, if any) is an asset of the Issuing Entity. See “—The Whole Loans” below for more information regarding the identity of, and certain other information regarding, the Whole Loans, as well as rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”), and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc. (“CREFI”)	9 (the “CREFI Mortgage Loans”)(1)(2)	$194,950,691	30.8%
Goldman Sachs Mortgage Company (“GSMC”)	5 (the “GSMC Mortgage Loans”)	145,422,000	23.0
Starwood Mortgage Capital LLC (“SMC”)	10 (the “SMC Mortgage Loans”)(1)	131,181,289	20.7
Bank of Montreal (“BMO”)	6 (the “BMO Mortgage Loans”)(1)(2)	61,720,000	9.7
BMO / SMC / CREFI	1(3)	60,000,000	9.5
CREFI / BMO	1(4)	40,000,000	6.3
Total	32	$633,273,980	100.0%

(1)	Except as otherwise indicated, references to: (i) “CREFI Mortgage Loan(s)” also include the CREFI Yorkshire & Lexington Towers Note (as defined below); (ii) “Starwood Mortgage Loan(s)” also include the SMC Yorkshire & Lexington Towers Note (as defined below); and (iii) “BMO Mortgage Loan(s)” also include the BMO Yorkshire & Lexington Towers Note (as defined below).
(2)	Except as otherwise indicated, references to: (i) “CREFI Mortgage Loan(s)” also include the CREFI Bell Works Note (as defined below); and (ii) “BMO Mortgage Loan(s)” also include the BMO Bell Works Note (as defined below).
(3)	The Yorkshire & Lexington Towers Mortgage Loan (9.5%) is part of a Whole Loan as to which separate notes are being sold by BMO, SMC and CREFI. The Yorkshire & Lexington Towers Mortgage Loan was co-originated by BMO, SMC and CREFI. The Yorkshire & Lexington Towers Mortgage Loan is evidenced by three (3) promissory notes: (i) note A-4, with a Cut-off Date Balance of $20,000,000 as to which BMO is acting as Mortgage Loan Seller (the “BMO Yorkshire & Lexington Towers Note”); (ii) note A-11, with a Cut-off Date Balance of $20,000,000 as to which SMC is acting as Mortgage Loan Seller (the “SMC Yorkshire & Lexington Towers Note”); and (iii) note A-9, with a Cut-off Date Balance of $20,000,000 as to which CREFI is acting as Mortgage Loan Seller (the “CREFI Yorkshire & Lexington Towers Note”).
(4)	The Bell Works Mortgage Loan (6.3%) is part of a Whole Loan as to which separate notes are being sold by CREFI and BMO. The Bell Works Whole Loan was co-originated by CREFI, BMO and Barclays Capital Real Estate Inc. The Bell Works Mortgage Loan is evidenced by two (2) promissory notes: (i) note A-2-1, with a Cut-off Date Balance of $20,000,000, as to which CREFI is acting as Mortgage Loan Seller (the “CREFI Bell Works Note”) and (ii) note A-4, with a Cut-off Date Balance of $20,000,000, as to which BMO is acting as Mortgage Loan Seller (the “BMO Bell Works Note”).

The Sponsors originated (or co-originated) the Mortgage Loans or acquired (or, on or prior to the Closing Date, will acquire) the Mortgage Loans, directly or indirectly, from the originators as set forth in the following chart:

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Originators

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citi Real Estate Funding Inc.	Citi Real Estate Funding Inc.	9	$ 194,950,691	30.8%
Goldman Sachs Bank USA(1)	Goldman Sachs Mortgage Company(1)	5	145,422,000	23.0
Starwood Mortgage Capital LLC	Starwood Mortgage Capital LLC	10	131,181,289	20.7
Bank of Montreal	Bank of Montreal	6	61,720,000	9.7
Bank of Montreal / Starwood Mortgage Capital LLC / Citi Real Estate Funding Inc.(2)	Bank of Montreal / Starwood Mortgage Capital LLC / Citi Real Estate Funding Inc.	1	60,000,000	9.5
Citi Real Estate Funding Inc. / Bank of Montreal(3)	Citi Real Estate Funding Inc. / Bank of Montreal	1	40,000,000	6.3
	Total	32	$633,273,980	100.0%

(1)	GSMC has acquired or will acquire the Mortgage Loans or portions thereof that were originated or co-originated by Goldman Sachs Bank USA on or prior to the Closing Date.
(2)	The Yorkshire & Lexington Towers Mortgage Loan (9.5%) is comprised of the BMO Yorkshire & Lexington Towers Note, the SMC Yorkshire & Lexington Towers Note and the CREFI Yorkshire & Lexington Towers Note. The Yorkshire & Lexington Towers Whole Loan was co-originated by BMO, SMC and CREFI.
(3)	The Bell Works Mortgage Loan (6.3%) is comprised of the CREFI Bell Works Note and the BMO Bell Works Note. The Bell Works Whole Loan was co-originated by CREFI, BMO and Barclays Capital Real Estate Inc.

Citi Real Estate Funding Inc., Goldman Sachs Bank USA, Starwood Mortgage Capital LLC and Bank of Montreal are referred to in this prospectus as originators.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each of CREFI, GSMC, Starwood and BMO (collectively, the “Sponsors”) on or about June 21, 2022 (the “Closing Date”) pursuant to a separate Mortgage Loan Purchase Agreement (as defined under “The Mortgage Loan Purchase Agreements” below) between the Depositor and each such Mortgage Loan Seller. The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented on Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information on Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Whole Loan, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an Anticipated Repayment Date pays in full on its related Anticipated Repayment Date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics on Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

Although a Trust Subordinate Companion Loan may be an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, such Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include any Trust Subordinate Companion Loans unless otherwise indicated. Each

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Trust Subordinate Companion Loan will support only the related Loan-Specific Certificates. Information in the tables in this prospectus excludes any Trust Subordinate Companion Loan unless otherwise stated.

From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Yorkshire & Lexington Towers Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Yorkshire & Lexington Towers Mortgage Loan or the Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Yorkshire & Lexington Towers Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A to this prospectus. With respect to any Split Mortgage Loan, when the name of a related Mortgaged Property or portfolio of Mortgaged Properties identified on Annex A to this prospectus (for example, Yorkshire & Lexington Towers) is combined with any Whole Loan-related defined term (for example, Yorkshire & Lexington Towers Companion Loan Holder), reference is being made to such combined term (for example, “Yorkshire & Lexington Towers Companion Loan Holder”) as it relates to that particular Split Mortgage Loan or the related Whole Loan as if it were so defined in this prospectus.

Unless otherwise specified or otherwise indicated by the context, any parenthetical with a percentage next to the name of a Mortgaged Property (or the name of a portfolio of Mortgaged Properties) indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgaged Properties by name or as a group), and any parenthetical with a percentage next to the name of a Mortgage Loan or a group of Mortgage Loans indicates the approximate percentage (or approximate aggregate percentage) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance (the foregoing will also apply to the identification of multiple Mortgage Loans by name or as a group).

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

Certain appraisals were prepared prior to the COVID-19 outbreak and do not account for the effects of the pandemic on the related Mortgaged Properties. In addition, more recent appraisals may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Whole Loan secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Whole Loan principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed

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as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of June 2022 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date subsequent to June 2022, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of June 2022); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth under “Appraised Value” on Annex A to this prospectus. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” appraised value (which may contain certain assumptions, including extraordinary assumptions), unless otherwise specified below, and is in each case as determined by an appraisal made not more than six (6) months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus. For the Appraised Values on a property-by-property basis, see Annex A to this prospectus and the related footnotes.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth below, or reflects the “as-is” appraised value for the entire portfolio of Mortgaged Properties (which represents more than the sum of the “as-is” appraised value of the individual Mortgaged Properties) or reflects an “as-is” appraised value that has been determined inclusive of an upward adjustment or of certain “extraordinary” assumptions):

●	With respect to the Rivercrest Retail Portfolio I Mortgage Loan (3.4%), the Appraised Value is based on the “as-is” portfolio value of $33,100,000, which is inclusive of an approximately 2.3% portfolio premium. The aggregate value of the related Mortgaged Properties without the portfolio premium is $32,360,000.
●	With respect to the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), the Appraised Value is based on the “as-is” portfolio value of $31,780,000 which is inclusive of an approximately 2.2% portfolio premium. The aggregate value of the related Mortgaged Properties without the portfolio premium is $31,100,000.
●	With respect to the 360 Rosemary Mortgage Loan (1.3%), the Appraised Value of the Mortgaged Property based on an "as stabilized" appraised value of $319,000,000 as of December 1, 2023, based on the assumption that the build out of the space for those tenants that have signed leases but have not taken occupancy as of the date of the related appraisal will be completed by December 1, 2023 and such tenants will take occupancy by December 1, 2023. The "as-is" appraised value of the Mortgaged Property as of December 2, 2021 was $245,000,000.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” means each group (which includes 2 or more Mortgage Loans) of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other (either individually or as part of a Pari Passu Whole Loan), if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on

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Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus, which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (Appraised Value)	Appraised Value	Cut-off Date LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Rivercrest Retail Portfolio I	3.4%	64.4%	$33,100,000	65.9%	$32,360,000
Rivercrest Retail Portfolio II	3.3%	65.6%	$31,780,000	67.1%	$31,100,000
360 Rosemary	1.3%	26.6%	$319,000,000	34.7%	$245,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan(s).

“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan(s).

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and
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●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan(s), unless expressly stated otherwise.

“Hard Lockbox” means an account into which either (i) the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender, or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are required to be deposited into a lockbox account controlled by the lender either directly (in the case of credit card receivables for certain properties) or by an unaffiliated property manager; provided, that in the case of certain flagged hospitality properties, such unaffiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square footage.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date/ARD LTV Ratio”, “Maturity Date/ARD Loan-to-Value Ratio” or “LTV Ratio at Maturity/ARD” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

●	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio is based on the aggregate Balloon Balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);
●	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Maturity Date/ARD LTV Ratio does not include the principal balance of the related Subordinate Companion Loan(s), unless otherwise indicated; and
●	with respect to each Mortgage Loan secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Maturity Date/ARD LTV Ratio was calculated using the related Appraised Value set forth on Annex A to this prospectus; which is subject to certain adjustments and/or assumptions as described under the definition of “Appraised Value” above:
Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date/ARD LTV Ratio (Appraised Value)	Appraised Value	Maturity Date/ARD LTV Ratio (Unadjusted “as-is” appraised value)(1)	Unadjusted “as-is” appraised value(1)
Rivercrest Retail Portfolio I	3.4%	64.4%	$33,100,000	65.9%	$32,360,000
Rivercrest Retail Portfolio II	3.3%	65.6%	$31,780,000	67.1%	$31,100,000
360 Rosemary	1.3%	26.6%	$319,000,000	34.7%	$245,000,000

(1)	Reflects the Appraised Value set forth on Annex A to this prospectus, discounting the adjustments and/or assumptions with respect to such Mortgage Loans set forth in the definition of “Appraised Value” above.
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We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified on Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily rental, manufactured housing community and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units, or Pads / or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, mixed use (to the extent the related Mortgaged Property includes office, retail, industrial or self-storage space), industrial and self-storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or Anticipated Repayment Date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with borrower sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means an account into which either (i) the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account (rather than tenants directly depositing such amounts), or (ii) in the case of hospitality, mixed use, multifamily and manufactured housing community properties, all credit card receivables, cash, checks and “over the counter” receipts are deposited into a lockbox account by

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the borrower or an affiliated property manager (rather than credit card companies directly depositing credit card receivables); provided, that in the case of certain flagged hospitality properties, such affiliated property manager may instead be required to deposit only the portion of such revenue that is payable to the borrower, which may be net of hotel reserves, management fees and operating expenses that are payable to the property manager.

“Soft Springing Lockbox” means an account initially established as a Soft Lockbox; provided, that upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Sponsor and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Sponsor has determined for tenant improvements and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NCF may also include straight line rent for other tenants at certain Mortgaged Properties. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flow set forth in this prospectus intended to represent such future cash flows. In the case of the Yorkshire & Lexington Towers Whole Loan, the Underwritten Net Cash Flow includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

The Underwritten Net Cash Flow for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor are the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Sponsor, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Whole Loan, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

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The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. Underwritten NOI may also include straight line rent for other tenants at certain Mortgaged Properties. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows. In the case of the Yorkshire & Lexington Towers Whole Loan, the Underwritten Net Operating Income includes supplemental income reserve disbursements from a supplemental income reserve of $5,226,004.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Sponsor and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Sponsor; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, self-storage and manufactured housing community properties, the related Sponsor either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases, the related Sponsor included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out or one or more months or periods of rent abatements during the lease term. See “—Tenant Issues” below.

“Units”, “Rooms” or “Pads” means, respectively, (a) in the case of a Mortgaged Property operated as a multifamily property, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is a hospitality property, the number of guest rooms, or (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(2)	$633,273,980
Number of Mortgage Loans	32
Number of Mortgaged Properties	88
Range of Cut-off Date Balances	$2,020,667 to $60,000,000
Average Cut-off Date Balance	$19,789,812
Range of Mortgage Rates	2.77600% to 6.38000%
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All Mortgage Loans
Weighted Average Mortgage Rate	4.89429%
Range of original terms to Maturity Date/ARD(3)	60 months to 120 months
Weighted average original term to Maturity Date/ARD(3)	111 months
Range of Cut-off Date remaining terms to Maturity Date/ARD(3)	56 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date/ARD(3)	110 months
Range of original amortization terms(4)	360 months to 360 months
Weighted average original amortization term(4)	360 months
Range of remaining amortization terms(4)	358 months to 360 months
Weighted average remaining amortization term(4)	359 months
Range of Cut-off Date LTV Ratios(5)(6)	22.6% to 70.0%
Weighted average Cut-off Date LTV Ratio(5)(6)	53.4%
Range of Maturity Date/ARD LTV Ratios(3)(5)(6)	22.6% to 65.6%
Weighted average Maturity Date/ARD LTV Ratio(3)(5)(6)	52.3%
Range of UW NCF DSCR(5)(7)	1.31x to 5.08x
Weighted average UW NCF DSCR(5)(7)	2.29x
Range of Debt Yield on Underwritten NOI(5)(8)	7.6% to 30.1%
Weighted average Debt Yield on Underwritten NOI(5)(8)	11.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	85.1%
Amortizing Balloon	9.3%
Interest Only – ARD	3.7%
Interest Only, then Amortizing Balloon	1.9%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	14.1%
Mortgage Loans with mezzanine debt	9.5%
Mortgage Loans with subordinate debt	12.0%
Mortgage Loans with mezzanine debt and subordinate debt	9.5%

(1)	Except when expressly stated otherwise, statistical information in this table does not include any trust subordinate companion loan.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Unless otherwise indicated, Mortgage Loans with anticipated repayment dates are presented as if they were to mature on the related anticipated repayment date.
(4)	Does not include any Mortgage Loan that pays interest-only until its maturity date or anticipated repayment date.
(5)	The Cut-off Date LTV Ratio, Maturity Date/ARD LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI for each Mortgage Loan are presented in this prospectus (i) if such Mortgage Loan is part of a whole loan, based on both that Mortgage Loan and any related pari passu companion loan(s) but, unless otherwise specifically indicated, without regard to any related subordinate companion loan(s), and (ii) unless otherwise specifically indicated, without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.
(6)	The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for each Mortgage Loan are generally based on the “as-is” appraised values (as set forth on Annex A to this prospectus) of the related mortgaged properties, provided that (a) such loan-to-value ratios may be calculated based on (i) “as-stabilized” or similar values for a mortgaged property in certain cases where the completion of certain hypothetical conditions or other events at the mortgaged property are assumed and/or where reserves have been established at origination to satisfy the applicable condition or event that is expected to occur, or (ii) the cut-off date balance or balloon balance, as applicable, net of a related earnout or holdback reserve, or (b) the “as-is” appraised value for a portfolio of mortgaged properties may include a premium relating to the valuation of the portfolio of mortgaged as a whole rather than as the sum of individually valued mortgaged properties, in each case as further described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. In addition, the “as-is” appraised values (as set forth on Annex A to this prospectus) of certain mortgaged properties have been adjusted based on certain assumptions (or extraordinary assumptions) including that certain hypothetical conditions have been satisfied or that certain budgeted costs for pending renovations are fully escrowed, as further described in the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date balance or balloon balance (as applicable) of each Mortgage Loan, and without regard to portfolio premiums or making any of the adjustments and/or assumptions described in the definitions of “Appraised Value”, “Cut-off Date LTV Ratio” and/or “Maturity Date/ARD LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, are 53.6% and 52.5%, respectively.
(7)	The UW NCF DSCR for each Mortgage Loan is generally calculated by dividing the underwritten net cash flow for the related mortgaged property or mortgaged properties by the annual debt service for such Mortgage Loan, as adjusted in the case of Mortgage Loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due; provided, that with respect to any Mortgage Loan structured with an economic holdback reserve, the UW NCF DSCR for such Mortgage Loan may be calculated based on the annual debt service that would be in effect for such Mortgage Loan assuming that the related cut-off date balance(s) are net of the related economic holdback reserve. See the definition of “UW NCF DSCR” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(8)	The Debt Yield on Underwritten NOI for each Mortgage Loan is generally calculated as the underwritten net operating income for the related mortgaged property or mortgaged properties divided by the related cut-off date balance(s) of such Mortgage Loan, and the Debt Yield on Underwritten NCF for each Mortgage Loan is generally calculated as the underwritten net cash flow for the related mortgaged property or mortgaged properties divided by the related cut-off date balance of such Mortgage Loan; provided, that with respect to any
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Mortgage Loan with an earnout or economic holdback reserve, the Debt Yield on Underwritten NOI and Debt Yield on Underwritten NCF for such Mortgage Loan may be calculated based on the related cut-off date balance(s) net of the related earnout or economic holdback reserve. See the definitions of “Debt Yield on Underwritten NOI” and “Debt Yield on Underwritten NCF” under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the Mortgage Loans (and Whole Loan(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or Anticipated Repayment Dates, as applicable. This includes twenty-seven (27) Mortgage Loans (88.8%) that pay interest-only for their entire terms through their respective maturity dates or Anticipated Repayment Dates, as applicable, two (2) Mortgage Loans (1.9%) that pay interest-only for a portion of their respective terms (and then pay principal and interest for their remaining terms) and three (3) Mortgage Loans (9.3%) that pay principal and interest for their entire terms.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Office	12	$241,555,691	38.1%
CBD	6	135,976,815	21.5
Suburban	4	71,328,876	11.3
CBD/Data Center	1	23,250,000	3.7
Medical	1	11,000,000	1.7
Retail	48	$99,082,667	15.6%
Shadow Anchored	10	48,201,470	7.6
Single Tenant	36	40,210,667	6.3
Anchored	1	7,070,530	1.1
Unanchored	1	3,600,000	0.6
Hospitality	2	$80,000,000	12.6%
Full Service	2	80,000,000	12.6
Multifamily	3	$70,000,000	11.1%
High Rise	2	60,000,000	9.5
Mid Rise	1	10,000,000	1.6
Mixed Use	4	$60,450,000	9.5%
Office/Retail	1	40,000,000	6.3
Office/Multifamily	1	13,200,000	2.1
Multifamily/Retail	2	7,250,000	1.1
Self Storage	7	$33,647,593	5.3%
Manufactured Housing	9	$32,000,000	5.1%
Industrial	3	$16,538,028	2.6%
Warehouse/Distribution	1	9,170,000	1.4
Flex	1	5,575,000	0.9
Manufacturing	1	1,793,028	0.3
Total	88	$633,273,980	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A to this prospectus.

With respect to all the property types listed above, the borrowers with respect to the Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions, court closures and local officials refusing to enforce eviction orders. We cannot assure you that borrowers with respect to the Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” and “—COVID-19 Considerations” below.

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Office Properties

Twelve (12) office properties (38.1%) secure, in whole or in part, ten (10) (38.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”.

Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, bank branches, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Certain of the Mortgage Loans secured by office Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive office properties near the Mortgaged Property. For example:

●	With respect to the 360 Rosemary Mortgage Loan (1.3%), the related borrower sponsor (or affiliates thereof) currently owns other office properties within a five-mile radius which compete with the related Mortgaged Property.
●	With respect to the 111 River Street Mortgage Loan (1.3%), a borrower affiliate has an ownership stake in two nearby buildings which compete with the related Mortgaged Property.

Industrial Properties

Three (3) industrial properties (2.6%) secure, in whole or in part, three (3) (4.5%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Industrial Properties” and “—Data Centers”.

Retail Properties

Forty-eight (48) retail properties (15.6%) secure, in whole or in part, seven (7) (15.6%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”.

Certain of the retail properties may have specialty use tenants, such as dental or medical offices, hospitals, diagnostic laboratories, physical therapy facilities (including aquatic physical therapy facilities), restaurants, fitness centers, dry cleaners, gas stations, hair salons, arcades, churches, schools/classrooms, concert halls, performance studios, movie theaters, data centers and/or parking garages as part of the Mortgaged Property. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—

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Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, the development of certain properties (other than the Mortgaged Properties) that have tenants that operate as part of the same chain of stores as, or are otherwise in direct competition with, the tenants at the Mortgaged Properties may be planned or imminent in the vicinity of the Mortgaged Properties. Such tenants may compete with tenants at the retail Mortgaged Properties, and thereby have an adverse effect on the cash flow at any affected Mortgaged Property.

Certain of the Mortgage Loans secured by retail Mortgaged Properties may have borrower sponsors (or their affiliates) that own and/or operate competitive retail properties near the Mortgaged Property.

With respect to the 9615 Spring Green Mortgage Loan (0.6%) and the CVS Ashland Road Mortgage Loan (0.3%), the related borrower sponsor owns a competing property within a five mile radius of the Mortgaged Property.

Self-Storage Properties

Seven (7) self-storage properties (5.3%) secure three (3) (5.6%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self-storage properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Warehouse, Mini-Warehouse and Self-Storage Facilities”.

Certain self-storage properties also derive a portion of their Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle and/or boat storage and/or (g) rent derived from retail operations.

With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.2%), approximately 15.2% of the underwritten gross potential rent of the Mortgaged Properties is attributable to parking income.

Multifamily Properties

Three (3) multifamily properties (11.1%) secure, in whole or in part, two (2) (11.1%) of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Multifamily Rental Properties”.

With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%), as of March 1, 2022, 305 of the 808 units at the Mortgaged Properties are rent stabilized, and the remaining 503 at the Mortgaged Properties are rented at fair market value. Rent stabilized leases can be 1 or 2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the New York City Rent Guidelines Board. The New York City Rent Guidelines Board in New York City sets maximum rates for rent increases once a year which are effective for one or two year leases beginning on or after October 1 each year. Tenants in rent stabilized apartments are entitled to required essential services and lease renewals on the same terms and conditions as the original lease and may not be evicted except on grounds allowed by law. The related borrowers are required to comply with the HSTP Act, which among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. Under the HSTP Act, for certain types of building-wide major capital improvements (MCIs) that benefit all of the tenants in a building (such as the replacement of a boiler or plumbing) the landlord may apply to the State of New York Division of Housing and Community Renewal (“DHCR”) to increase the rent of their rent stabilized tenants. The amount that a landlord can raise tenants’ rents due to MCIs is capped at 2% of their current rent per year, and there is no retroactive amount. This cap applies to MCI increases not collected yet that were approved after June 16, 2012. Additionally, MCI increases are now temporary and will be removed from tenants’ rents after 30 years. MCI increases cannot be added to the tenant’s rent if there are any “hazardous” or “immediately hazardous” violations at the building. The landlord must fix these violations before any MCI can be authorized by state regulators. MCI increases are not permitted if fewer than 35% of the apartments in the building are rent regulated. The HSTP Act also restricts landlords’ ability to increase rents for improvements made to individual apartments (IAIs) (for example,

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new flooring, new fixtures or other improvements). The amount by which the landlord can increase the rent is determined by how much the improvements cost. In buildings that contain more than 35 apartments (such as the Mortgaged Properties), the landlord can collect a permanent rent increase equal to 1/180th of the cost of the improvement (maximum $83.33). Before a landlord can collect a rent increase due to an IAI, they must first fix any “hazardous” or “immediately hazardous” violations in the apartment. A landlord can only claim up to three IAIs in a 15-year period, total costs eligible for a rent increase calculation cannot exceed $15,000. A landlord also may increase the rent because of hardship or increased labor costs. These restrictions on the ability of the Borrowers to increase rents for MCIs and IAIs under the HSTP Act may discourage the related borrowers from renovating the Mortgaged Properties or otherwise investing in the Mortgaged Properties, which in turn may adversely affect the ability of the Mortgaged Properties to relet vacant units to new tenants.

Mixed Use Properties

Four (4) mixed use properties (9.5%) secure, in whole or in part, three (3) (9.5%) of the Mortgage Loans.

Each of the mixed use properties has one or more office, retail and/or multifamily components. To the extent a mixed use property has the above-referenced components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties”, “—General—Retail Properties” and “—General—Multifamily Rental Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, data centers, research and development facilities, educational facilities, music venues, theaters, parking garages, bank branches, ballroom event spaces, arcades, fitness centers, churches or non-profits, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the 1267 1st Ave & 4334 Katanah Ave Mortgage Loan (1.1%), 3 of 8 residential units at the 1267 1st Ave Mortgaged Property are rent stabilized. 1 of 6 residential units at the 4334 Katanah Ave Mortgaged Property is leased on a month-to-month basis.

Hospitality Properties

Two (2) hospitality properties (12.6%) secure, in whole or in part, two (2) (12.6%) of the Mortgage Loans. None of the hospitality properties are flagged hotels that are affiliated with a franchise or hotel management company through a franchise or management agreement. A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation or management contract. We cannot assure you that any franchise agreement or management agreement will remain in place or that any hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement or management agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Hospitality Properties”.

The following table shows, with respect to each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement, management agreement or similar agreement, the expiration date of such agreement, or the date a franchisor termination right may be exercised:

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Mortgage Loan Name	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Expiration/Termination of Related License/ Franchise/Operating Agreement/Management Agreement	Mortgage Loan Maturity Date
DoubleTree Ontario	$30,000,000	4.7%	12/31/2035	5/6/2027

(1)	For Mortgage Loans secured by multiple Mortgaged Properties, represents allocated loan amount.

Securing a new franchise license or branded hotel management agreement may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s or manager’s requirements. Renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements or management agreement and manager. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

In addition, hospitality properties may derive a material portion of their Underwritten Revenue from income sources other than room rent. With respect to the following Mortgaged Properties, food and beverage revenue comprises greater than 20% of Underwritten Revenues, as indicated in the table below. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Restaurants and Taverns”.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Food and Beverage Revenue as % of Underwritten Revenues
Cliffs Hotel and Spa	7.9%	27.0%
DoubleTree Ontario	4.7%	37.4%

Manufactured Housing Community Properties

Nine (9) manufactured housing community properties (5.1%) secure, in whole or in part, three (3) (5.1%) of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—Risks Relating to the Mortgage Loans—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Manufactured housing community properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

With respect to the Hodge LA MHP Portfolio Mortgage Loan (1.5%), the Sugar Ridge MHP Mortgaged Property consists of a manufactured housing community restricted to tenants aged 55 and older.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its five (5) largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant. For example, with respect to the five (5) largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants of the Mortgaged Property are specialty uses:

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Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Restaurant(1)	3	2.3%
R&D facility and/or data center(2)	1	3.7%
Medical, dental, physical therapy or veterinary office or clinic, outpatient facility, surgical center, research or diagnostic laboratory, or health management services and/or health professional school(3)	3	8.8%
Gym, fitness center, spa, salon, pool or health club(4)	2	2.0%
School, educational facility, early learning center/day care facility and/or beauty and cosmetology school(5)	2	9.6%
Bank branch(6)	1	7.9%
Art Gallery(7)	1	2.5%

(1)	Includes the following Mortgaged Properties: Garbers Crossing, Bolling Springs Centre and Creekside Plaza.
(2)	Includes the following Mortgaged Properties: One Wilshire.
(3)	Includes the following Mortgaged Properties: White Horse Commons, 348 13th Street and Brighton Towne Square.
(4)	Includes the following Mortgaged Properties: 111 River Street and Hillview Plaza.
(5)	Includes the following Mortgaged Properties: 79 Fifth Avenue and 348 13th Street.
(6)	Includes the following Mortgaged Properties: 79 Fifth Avenue.
(7)	Includes the following Mortgaged Properties: 501 W 24th Street.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.5%), a tenant operates an automobile repair shop on site at each of the O'Reilly Auto Parts - Madison (Commerce), WI Mortgaged Property (0.06%), O'Reilly - Owensboro (Bold Forbes), KY Mortgaged Property (0.05%) and NAPA Auto Parts - Downers Grove (Ogden), IL (0.04%) Mortgaged Properties.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Largest Mortgage Loan	$60,000,000	9.5%
Five (5) Largest Mortgage Loans	$242,955,691	38.4%
Ten (10) Largest Mortgage Loans	$398,545,691	62.9%
Largest Related-Borrower Concentration(1)	$42,172,000	6.7%

(1)	Excludes single-borrower Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loan.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 3.4% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Yorkshire & Lexington Towers	$60,000,000	9.5%
Sunbelt Office Portfolio	42,955,691	6.8
ExchangeRight Net Lease Portfolio #55	22,340,000	3.5
Rivercrest Retail Portfolio I	21,312,616	3.4
Rivercrest Retail Portfolio II	20,859,384	3.3
Stockton Self Storage Portfolio	13,985,622	2.2
Roselle & Color Plaza	13,100,000	2.1
Fisher MHP Portfolio	10,250,000	1.6
Hodge LA MHP Portfolio	9,250,000	1.5
1267 1st Avenue & 4334 Katonah Avenue	7,250,000	1.1
Grand Total	$221,303,313	34.9%

One (1) group of Mortgage Loans (6.7%), set forth in the table entitled “Related Borrower Loans” below, have borrower sponsors that are related to each other. No such group of Mortgage Loans represents more than approximately 6.7% of the Initial Pool Balance. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A to this prospectus.

Related Borrower Loans

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
Rivercrest Retail Portfolio I	$21,312,616	3.4%
Rivercrest Retail Portfolio II	20,859,384	3.3
Total for Group 1:	$42,172,000	6.7%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	Approx. % of Initial Pool Balance(1)
New York	8	$154,100,000	24.3%
California	11	140,585,622	22.2
New Jersey	5	68,600,000	10.8
Michigan	3	40,605,051	6.4
Washington, D.C.	1	40,000,000	6.3
Total	28	$443,890,672	70.1%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated on Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

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●	Mortgaged Properties located in California, Georgia, Texas, North Carolina and Florida, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.
●	Mortgaged Properties located in coastal states or the Great Lakes region, which include Mortgaged Properties located in, for example, Florida, Texas, Louisiana, North Carolina and South Carolina, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic states and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.
●	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States, are prone to tornados.
●	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Twelve (12) Mortgaged Properties (25.7%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

Loans Underwritten Based on Projections of Future Income Resulting from Mortgaged Properties with Limited Prior Operating History

Six (6) of the Mortgaged Properties (collectively, 4.8%), namely, the 5720 LBJ Freeway Mortgaged Property (1.3%), the Sherwin Williams - Marysville (Fifth), OH Mortgaged Property (0.05%), the O'Reilly - Owensboro (Bold Forbes), KY Mortgaged Property (0.05%), the 25-28 Broadway Mortgaged Property (1.6%), the 360 Rosemary Mortgaged Property (1.3%) and the 9615 Spring Green Mortgaged Property (0.6%) were constructed or materially renovated, or in a lease-up period, 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Thirty-four (34) of the Mortgaged Properties (3.5%), namely, the ExchangeRight Net Leased Portfolio #55 Mortgaged Properties, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Thirty-five (35) of the Mortgaged Properties (3.8%), namely, the ExchangeRight Net Leased Portfolio #55 Mortgaged Properties and the CVS Ashland Mortgaged Property, are subject to a triple-net lease with the related tenants and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common or Diversified Ownership

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of each of the Yorkshire & Lexington Towers Mortgage Loan (9.5%), the 79 Fifth Avenue Mortgage Loan (7.9%), the Arcadia Metro Center Mortgage Loan (1.7%), the 111 River Street Mortgage Loan (1.3%), and the Huntley Park Industrial Mortgage Loan (0.9%), the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), provided that no event of default is continuing under the related Mortgage Loan documents any borrower (each, an “Acquiring Borrower”) is permitted to acquire the tenant in common interest owned by any other borrower, in each case, provided that, among other conditions; (i) each Acquiring Borrower reaffirms its agreement to repay the 79 Fifth Avenue Mortgage Loan, (ii) the Acquiring Borrower provides a non-consolidation opinion and a REMIC opinion with respect to the transfer and the transactions related thereto, (iii) each Acquiring Borrower continues to be controlled by the related sponsor and

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non-recourse carveout guarantor, and (iv) if required, the lender receives a rating agency confirmation with respect to such transfer.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

With respect to the ExchangeRight Net Lease Portfolio #55 Mortgage Loan (3.5%), the related borrower is a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. In the case of a Mortgaged Property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property.

With respect to the ExchangeRight Net Lease Portfolio #55 Mortgage Loan (3.5%), the Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

With respect to the ExchangeRight Net Lease Portfolio #55 Mortgage Loan (3.5%), the UW NOI Debt Yield and UW NCF DSCR, based only on the master lease rent, is 10.4% and 2.24x, respectively. The UW NOI Debt Yield and UW NCF DSCR based on the rents from the underlying tenants (and not the master lease rent), is 9.6% and 2.03x, respectively. The trust agreement for the related borrower limits the number of ultimate owners of such borrower to 400 persons. Transfers of a beneficial interest in the borrower are permitted subject to the terms of the ExchangeRight Net Lease Portfolio #55 Mortgage Loan documents, including, without limitation, that no change of control in the borrower results from any such transfer.

With respect to the Enterprise Mills Mortgage Loan (2.1%), the related borrower is structured as a Delaware statutory trust that permits up to 499 accredited investors. Under the related Mortgage Loan documents, the lender possesses the right to convert the structure of the related borrower from a Delaware statutory trust to a Delaware limited liability company upon the occurrence of (i) any event that causes the signatory trustee to cease being the signatory trustee of the related borrower, (ii) any event causing the dissolution of the related borrower, (iii) an event of default under the related Mortgage Loan documents (or if an event of default is imminent, including if the Enterprise Mills Mortgage Loan is not repaid in full three months prior to the maturity date), or (iv) borrower being unable to make any material decision or take any material action (including, without limitation, property restoration following a casualty, renewal of a lease or material agreement) without jeopardizing the tax treatment of the beneficial interests under Revenue Ruling 2004-86. The Enterprise Mills Mortgage Loan is subject to a master lease which is subordinated to the Enterprise Mills Mortgage Loan and can be terminated upon foreclosure of the Enterprise Mills Mortgage Loan. Furthermore, the master tenant is a signatory of a joinder agreement and a signatory to the tenant/landlord subordination and assignment agreement. Under the master lease, the monthly rent owed by the master tenant is equal to the monthly debt service and reserve amounts under the related Mortgage Loan. The master tenant is a Delaware limited liability company structured to be bankruptcy remote and is owned by the related borrower sponsor.

See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks”.

Shari’ah Compliant Loans

The 2 Riverfront Plaza Mortgage Loan (1.2%) was structured as a Shari’ah compliant loan.

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The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah. Although there are many requirements under Shari'ah that affect lending, the rule most affecting the standard loan structure is that Shari’ah prohibit transactions involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan, which option to purchase is subordinate to the related Mortgage Loan).

With respect to the 2 Riverfront Plaza Mortgage Loan (1.2%), title to the Mortgaged Property is held by the borrower, who master leases the Mortgaged Property to a master lessee, which is indirectly owned by certain investors, including the borrower sponsor. The rent payable pursuant to the master lease is intended to cover the debt service payments required under the related Mortgage Loan, as well as reserve payments and any other sums due thereunder. At origination, the lender received a fee mortgage from the borrower of its interest in the Mortgaged Property. The lender also secured a full subordination of the master lease to the mortgage loan, which permits the lender (or the borrower, at lender’s election), after an event of default, to terminate the master lease. In addition, the related master lessee entered into an assignment of leases and rents in favor of the borrower as security for the obligations under the master lease and the borrower entered into an assignment of leases and rents in favor of the lender as security for the related Mortgage Loan.

Condominium Interests and Other Shared Interests

Two (2) Mortgage Loans (3.4%), namely, the 501 W 24th Street Mortgage Loan (2.5%) and the Huntley Park Industrial Mortgage Loan (0.9%) are secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium.

With respect to each such Mortgage Loan secured by a condominium interest, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent, other than as described below.

With respect to the 501 W 24th Street Mortgage Loan (2.5%), the related Mortgaged Property is subject to a condominium regime consisting of seven total units (five residential and two non-residential), of which the related borrower owns a single non-residential unit with an 18.8958% interest. A condominium board consisting of five members (four elected by the residential unit owners and one elected by the non-residential unit owners) governs the operation of the condominium regime pursuant to the terms of a condominium declaration and certain bylaws. Although the related borrower does not control the appointment and voting of the condominium board, the non-residential unit owners (including the related borrower) are entitled to make determinations with respect to matters affecting only the non-residential units, including, without limitation: (i) the operation and maintenance of their non-residential units, (ii) leasing of non-residential units, (iii) repairs and restoration to non-residential units, provided such repairs or restoration do no significantly and adversely affect all or any portion of the building outside the non-residential units, (iv) repairs and restoration of a non-residential unit damaged by fire or other casualty or as a result of condemnation, provided such repairs or restoration do no significantly and adversely affect all or any portion of the building outside the non-residential units and (v) adjusting and settling insurance claims if the loss involves only a non-residential unit. Any proposed amendment to the condominium declaration or bylaws affecting a non-residential unit requires the approval of the affected non-residential unit owner. Insurance proceeds are to be held by the condominium board and applied to the restoration of the building unless an election is made to the contrary by 75% of the unit owners and whereby such insurance proceeds will be applied to each unit based on their common interests. While the lender does not have the right to determine the rating of the insurance trustee, the loan is recourse to the borrower and guarantor for losses to the extent that (a) there is any amendment to or modification or termination of the condominium documents without the lender’s prior written consent, (b) the condominium association fails to maintain insurance which satisfies the requirements of the Mortgage Loan Documents or (c) the condominium association fails to appoint an eligible institution as insurance trustee to hold any insurance proceeds or awards following a casualty or condemnation, as applicable. Notwithstanding the foregoing, there can be no assurance that the related borrower or non-recourse carveout guarantor will perform any related recourse obligations if required to do so under the Mortgage Loan documents.

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With respect to the Bell Works Mortgaged Property (6.3%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it shall impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit(s). See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided, that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Two (2)Mortgaged Properties, namely 2550 M Street (6.3%) and 111 River Street (1.3%), are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the related borrower’s or borrowers’, as applicable, leasehold interest in the related Mortgaged Properties.

One (1) Mortgaged Property, namely 80 Monroe Avenue (3.5%), is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related Mortgaged Property and (y) one or more fee interests in the remaining portion of the related Mortgaged Property.

With respect to the Sunbelt Office Portfolio Mortgage Loan (6.8%), the Mortgage Loan is partly secured by the borrower’s leasehold interest in the 80 Monroe Avenue Mortgaged Property pursuant to a PILOT ground lease between the borrower, as ground lessee, and Memphis Center City Revenue Finance Corporation, as ground lessor, that has an expiration date of December 31, 2024, whereby the borrower as tenant thereunder pays rental amounts specified in the ground lease in lieu of ad vaorem property taxes otherwise payable in the 80 Monroe Avenue Property were owned by a tax paying entity. The borrower has an on-going option to purchase fee ownership of the Mortgaged Property upon 10 days’ prior written notice for a price of $1,000, provided the borrower first cures any monetary defaults under the ground lease, pays and reasonable and actual out of pocket expenses of the ground lessor in connection with such purchase and pays the ground lessor any other amounts due the ground lessor under the ground lease. The landlord joined in the mortgage of the 80 Monroe Avenue Property in order to grant to the lender a lien upon the fee estate in the 80 Monroe Avenue Property.

In general, except as described above or as noted on Annex E-1B or Annex E-2B to this prospectus, unless the related fee interest is also encumbered by the related Mortgage and except as disclosed in the following paragraph, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (or at least 10 years beyond the maturity date of a Mortgage Loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and, except as noted on Annex E-1B or Annex E-2B to this prospectus, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on a Fee Ownership Interest in a Real Property”. See also Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-1A to this prospectus and Sponsor representations and warranties no. (34) (Ground Leases) on Annex E-2A to this prospectus and any related exceptions on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property. With respect to the Stockton Self Storage Portfolio Mortgage Loan – Eight Mile Road Self Storage Mortgaged Property (0.2%), the California Department of Transportation has indicated that it may commence an eminent domain proceeding with respect to some or all of the Eight Mile Road Self Storage Mortgaged Property in connection with a contemplated roadway improvement. Pursuant to the mortgage loan documents, the Mortgagor may release the Mortgaged Property in connection with such eminent domain proceeding in accordance with the loan agreement.

Delinquency Information

None of the Mortgage Loans were 30 days or more delinquent as of the Cut-off Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Cut-off Date (or since origination if such Mortgage Loan has been originated with the past 12 months). A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

See “Risk Factors—Risks Related to the Mortgage Loans—Additional Compensation to the Master Servicer and the Special Servicer, and any Outside Master Servicer and Outside Special Servicer, and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates” above, and “—Default History, Bankruptcy Issues and Other Proceedings—Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases” below.

For additional information regarding the status of the Mortgage Loans, see “—COVID-19 Considerations”.

COVID-19 Considerations

The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the offered certificates. See “Significant Loan Summaries” in Annex B for discussions of the impact of the COVID-19 pandemic on operations of certain tenants at the Mortgaged Properties.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than seven (7) months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

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●	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;
●	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;
●	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;
●	for which an environmental insurance policy will have been obtained from a third party insurer;
●	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;
●	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;
●	as to which the borrower or other responsible party has obtained, or will be required to obtain post-closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;
●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or
●	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operations and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operations and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Risks Relating to the Mortgage Loans—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

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With respect to the Bell Works Mortgage Loan (6.3%), the ESA identifies as a REC for the Mortgaged Property elevated levels of perfluorooctanoic acid (“PFOA”) and perfluoro octane sulfonate (“PFOAS”) identified in site groundwater and associated with historic operations. These impacts, along with numerous other Areas of Concern (“AOCs”) were identified during environmental investigations conducted at the Mortgaged Property between 1994 and 2015 pursuant to the requirements of the New Jersey Property Transfer Act. By November 2021, all AOCs, with the exception of the PFOA and PFOAS impacts to groundwater, had been issued limited restricted use closure under a Response Action Outcome (“RAO”). According to the ESA, these RAOs establish Deed Notices (“DN”), which restrict use of the AOCs to, for example, commercial/industrial uses, and/or establish Classification Exception Areas (“CEAs”), which serve as an institutional control identifying groundwater impacts in a local area and restrict certain groundwater related activities such as the installation and use of wells. The PFOA and PFOAS impacts to groundwater are still undergoing remedial investigation under the oversight of an environmental consultant licensed by New Jersey to oversee environmental investigation and cleanups. The ESA identifies the party responsible for such groundwater impacts as Nokia of America Corp. Given the identification of a responsible party unrelated to the borrower, and the oversight of ongoing remedial investigations by a New Jersey licensed environmental professional, the ESA consultant determined that no further investigations were warranted, but recommended continued monitoring of the ongoing investigation and following and maintaining the DN and CEA related requirements.

With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.5%), the ESA identifies as a controlled REC for the CVS Pharmacy - Grand Rapids (Fuller), MI Mortgaged Property a 1991 release from an underground storage tank associated with historic gas station operations located on the northern portion of the site. This release received closure from the governing authority in 1996; however, because residual impacts were allowed to remain in place, a restrictive covenant for such Mortgaged Property was recorded in conjunction with closure. This covenant requires that the CVS Pharmacy - Grand Rapids (Fuller), MI Mortgaged Property be used in a manner consistent with a Commercial III land use category, and that any future construction of a structure over the area associated with the 1991 release address potential volatilization to indoor air concerns. The related ESA consultant recommended continual implementation of those property restrictions identified in the restrictive covenant. In addition to the controlled REC, the ESA identifies as RECs for the CVS Pharmacy - Grand Rapids (Fuller), MI Mortgaged Property the historic operation of a dry-cleaning facility on the northern portion of the property and impacts to soil and groundwater on the southern portion of the Mortgaged Property associated with the historic operation of an automotive service facility. In relation to these RECs, the related ESA consultant recommended that a limited subsurface investigation be conducted in order to confirm the presence or absence of vapor intrusion concerns. Such subsurface investigation was conducted and confirmed impacts caused by the historic automotive service operations but did not identify any impacts above regulatory standards associated with the former dry-cleaning activities. Given the investigation results, the related ESA consultant recommended that any new owner of the CVS Pharmacy - Grand Rapids (Fuller), MI Mortgaged Property complete and submit to the regulatory authority a Baseline Environmental Assessment (BEA), which allows the person(s) on whose behalf it is performed to purchase or begin operating at a property without taking on liability for historic impacts. The BEA process requires the preparation of a Due Care Plan (DCP), which establishes requirements for the safe utilization of impacted property. The ExchangeRight Net Leased Portfolio #55 Mortgage Loan agreement requires that the borrower obtain a BEA prior to or within 45 days after becoming the owner or operator (whichever is earlier) of the Mortgaged Property, to submit such BEA to the regulatory authority, and to establish a DCP as required pursuant to governing law.

With respect to the Roselle & Color Plaza Mortgage Loan (2.1%), the ESA identifies as a data gap for the Color Plaza Mortgaged Property a lack of information associated with a dry cleaning facility located onsite from approximately 2000 through 2018, which used chlorinated solvents in its operations. The related ESA consultant recommended conducting a Phase II subsurface site investigation in order to determine whether the former dry cleaning operations may have impacted subsurface conditions at the Color Plaza Mortgaged Property. A Phase II ESA was not conducted in connection with the origination of the Roselle & Color Plaza Mortgage Loan. To mitigate the potential of environmental liability caused by the historic operation of a dry cleaning facility on the Color Plaza Mortgaged Property, an environmental insurance policy, issued by Great American Insurance Group, was in put place at the time of origination of the Roselle & Color Plaza Mortgage Loan with a $9,000,000 limit of liability for a term of approximately 13 years, and with a $25,000 deductible.

With respect to the CityLine Midtown Self Storage Mortgage Loan (0.4%), the ESA identifies as a REC for the Mortgaged Property the historic operation of two USTs – a 1,000-gallon gasoline/diesel UST reportedly used to fuel fleet vehicles, and a 500-gallon UST – that were removed from the Mortgaged Property in 1988. During tank removal activities, impacted soils were identified in association with the 1,000-gallon UST, while the 500-gallon UST

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reportedly “disintegrated into pieces.” The impacted soils around the 1,000-gallon UST were excavated and the excavation area was reportedly filled with "fresh soil and gravel." As no soil impacts were observed during the excavation of the 500-gallon UST, the excavated soil was returned to the excavation hole. At least one soil sample was collected from each excavation; however, the analytical data report was not available to the related ESA consultant for review. Based on the documented former UST release at the Mortgaged Property, the absence of data associated with the previous investigations, and the lack of regulatory closure, the ESA consultant recommended that a limited Phase II subsurface investigation be conducted at the property to confirm whether the former USTs may have impacted the Mortgaged Property. Such limited Phase II was conducted at the Mortgaged Property in March 2022 and identified impacts to site soils and groundwater above regulatory standards. Given the Phase II findings, the related Phase II consultant recommended additional assessment as well as potential entry into the state voluntary cleanup program in order to obtain closure for the impacts from the governing regulatory agency.

With respect to the 501 W 24th Street Mortgage Loan (2.5%), the related Mortgaged Property was formerly occupied by a gasoline service station from at least 1930 through 2013. Numerous underground storage tanks (USTs) were formerly located onsite. Remedial investigation activities were completed in 2014 and 2015 and included excavation of approximately 10,790 tons of soil. The majority of the site was excavated to a depth of 30 feet below grade. Engineering Controls (ECs) were employed to address residual soil contamination. These included a Composite Cover System consisting of 12- to 24-inch reinforced concrete building slabs and a Vapor Barrier System installed below the footprint of the new building and up the foundation sidewalls. Institutional Controls (ICs) for the property include (1) the Mortgaged Property will continue to be registered with an E-Designation; (2) ECs will not be discontinued without prior Office of Environmental Remediation (OER) approval; (3) OER has the right to enter the Mortgaged Property upon notice for the purpose of evaluating the performance of ECs and ICs; (4) vegetable gardens and farming in residual soil/fill on the Mortgaged Property are prohibited; (5) use of groundwater underlying the Mortgaged Property without treatment rendering it safe for its intended use is prohibited; (6) all future activities on the Mortgaged Property that will disturb residual soil/fill must be approved by the OER; and (7) the Mortgaged Property is intended to be used for residential use and will not be used for a higher level of use without prior approval by the OER. Based on the regulatory closure of the subject property with institutional controls, the environmental consultant classified the condition as a Controlled Recognized Environmental Condition and concluded that no further investigation is warranted.

Litigation and Other Legal Considerations

There may be material pending or threatened litigation or other legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances or other material legal proceedings experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, a Mortgaged Property may be subject to litigation proceedings. For example:

●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. The borrower sponsor reported that the related loan was the subject of maturity extensions following damage to the property caused by Hurricane Irma. The lender declared a default under the terms of the loan and filed a lawsuit against the borrower sponsor, seeking compensatory damages in the amount of $41,793,695 plus interest, together with default interest of approximately $20,000,000, and certain fees and costs. The borrower sponsor reported that it filed a counterclaim alleging the plaintiff’s suit is an abuse of legal process, and the litigation is currently in discovery. In addition, certain of the borrowers reported that they are subject to a pending lawsuit in connection with an alleged overcharge claim related to the Lexington Towers Mortgaged Property. The plaintiff alleges that the related apartment unit was not properly deregulated in 2006 and is still subject to rent stabilization laws. The plaintiff is seeking approximately $370,878 in damages for the alleged overcharge.
●	With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), the borrower and The New School, the largest tenant, are in process of mediation concerning the required rent under the related lease. The borrower alleges that, between 2017 and 2021, an administrative error by the property’s prior bookkeeper resulted in The New School not being charged its contractual rental increases for several years; and, as a result, that The New School was underbilled by approximately $4.5 million in rent during that period. The New School’s position is that future rent escalations should be based on the rents actually paid, rather than as otherwise expressly stipulated by the lease. The Mortgage Loan
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was underwritten based on the rent actually paid by The New School for such 2017-2022 period (plus the average rent escalations going forward from 2023-2030) based on the New School’s position respecting future rent escalations), rather than the amount the borrower alleges is required by the lease.

●	With respect to the CityLine Midtown Self Storage Mortgage Loan (0.4%), two of the three carveout guarantors, Lawrence Charles Kaplan and George Thacker, are defendants in an intercompany lawsuit filed by a former partner that alleges that Mr. Kaplan is taking excessive compensation and misusing company trade secrets to his personal advantage. The lawsuit is not related to the Mortgaged Properties. The lawsuit was filed against Mr. Kaplan in December 2018, and later amended to include Mr. Thacker in July 2019. The potential liability is not known.

We cannot assure you that the above-described litigation matters or any current litigation matters relating to certain Mortgage Loans would not have an adverse effect on, or provide any other indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Certain risks relating to litigation or other legal proceedings regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of (a) certain of such Mortgaged Properties that are undergoing (or are required or expected to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than the lesser of $1,000,000 and 10% of the related Mortgage Loan’s principal balance, and/or (b) certain of such Mortgaged Properties that are subject to material PIPs.

With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%), the related Mortgaged Properties currently subject to an estimated $6.5 million renovation plan, which consists of (i) major renovation units intended to combine multiple vacant units into an entirely new unit and (ii) light renovations such as new appliances, countertops, removal of carpeting and lighting upgrades, among others. As of March 1, 2022, the related borrowers have executed the major renovation strategy on 41 units to date with 28 major renovation units remaining, which will be combined into 13 total units. For the light renovations, the related borrowers have completed 16 units to date with 283 light renovation units remaining. There can be no assurance that these renovations will be completed as expected and/or that there will be any corresponding increase in rent following such renovations.

With respect to the Cliffs Hotel and Spa Mortgage Loan (7.9%), the related borrower is performing an estimated $1.7 million renovation at the Mortgaged Property including, among other things, upgrades to the guestrooms on the fifth floor in connection with the conversion of such floor into an “adults-only” area. There can be no assurance that the renovation will be completed as expected or that there will be any corresponding increase to the ADR.

We cannot assure you that the above-described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 15 largest Mortgage Loans.

Default History, Bankruptcy Issues and Other Proceedings

Defaults, Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases

As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency.

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For additional information regarding the status of the Mortgage Loans since the date of origination, see “—COVID-19 Considerations”.

Borrowers, Principals or Affiliated Entities Have Been or Currently Are Parties to Defaults, Bankruptcy Proceedings, Foreclosure Proceedings, Deed-In-Lieu of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities affiliated with such principals are or previously have been or currently are parties to loan defaults, bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy-related litigation issues discussed above in “—Litigation and Other Legal Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, among the 15 largest Mortgage Loans (considering any Crossed Group as a single mortgage loan) taking into account any such material defaults, proceedings, pending investigations, transactions and/or Mortgage Loan workouts that are currently occurring or have occurred within the last 15 years and of which we are aware:

●	With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%), one of the borrower sponsors reported that it is subject to a pending lawsuit in connection with a loan sponsored by the borrower sponsor that is secured by a property other than the Mortgaged Property. See “—Litigation and Other Legal Considerations” above. In addition, one of the borrower sponsors reported that it sponsored a loan in 2019 secured by a hospitality property that was transferred to special servicing in August 2020 due to disruptions caused by the Covid-19 pandemic and was later granted forbearance. The loan matured in December 2021 and the borrower sponsor is reportedly pursuing a refinance. In addition, one of the borrower sponsors reported that it sponsored a loan secured by a hospitality property that was transferred to special servicing in August 2021 due to disruptions caused by the Covid-19 pandemic. The borrower sponsor reported it is working with the special servicer to finalize a loan modification.
●	With respect to the Cliffs Hotel and Spa Mortgage Loan (7.9%), the related borrower sponsor, John G. King, previously sponsored a property securing a loan that went into default and was foreclosed upon in 2009. In addition, a judgment in the amount of $11,434,204.55, as modified to include interest and an award of attorneys’ fees and costs, was entered against John G. King and other parties. John G. King voluntarily satisfied a portion of the judgment, and a satisfaction of judgment was entered in the United States District Court, Central District of California in 2013, acknowledging full satisfaction of the liability of John G. King.
●	With respect to the Rivercrest Retail Portfolio I Mortgage Loan (3.4%) and the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), the related borrower sponsors previously sponsored a retail property securing a loan that went into default and was foreclosed upon in 2015.

There are likely other material defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), or (iii) otherwise occurred at any time (including with respect to the 15 largest Mortgage Loans) and of which we are not aware.

We cannot assure you that there are no other defaults, bankruptcy proceedings, legal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

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Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, industrial, retail and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

●	Thirty-nine (39) of the Mortgaged Properties (14.1%), securing, in whole or in part, six (6) Mortgage Loans (16.1%), are each leased to a single tenant.
●	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 6.3% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate its lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below are certain tenants that are among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that secure separate Mortgage Loans and that (with respect to each identified tenant) collectively secure 2.0% or more of the Initial Pool Balance:

Name of Tenant	Number of Mortgaged Properties	Aggregate Approx. % of Initial Pool Balance of Related Mortgage Loans
Cato	8	5.9%
Verizon	2	4.5%
Dollar Tree	7	4.1%
Shoe Show	5	3.7%

In the event of a default by any of the foregoing tenants, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the related leases. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

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Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage leased) at each office, industrial, retail, industrial, self-storage and mixed use and leased fee Mortgaged Property. Even if none of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, (i) some of the Mortgaged Properties have significant leases (not related to the 5 largest tenants) or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan, and (ii) there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the office, industrial, retail, industrial, self-storage and mixed use and leased fee Mortgaged Properties:

●	In certain cases, the lease of a sole tenant or the lease of an anchor or other tenant that is one of the 5 largest tenants at a Mortgaged Property expires prior to the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, as set forth on Annex A to this prospectus. Set forth in the table below are examples of Mortgaged Properties as to which the sole tenant or a single tenant representing greater than 50% of the net rentable square footage occupies its space at the Mortgaged Property under a lease that expires prior to, or within approximately 12 months after, the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
79 Fifth Avenue	7.9%	The New School	61.5%	6/30/2030	5/6/2032
2550 M Street	6.3%	Squire Patton Boggs (US) LLP	100.0%	4/30/2032	4/6/2032
Valcour Industrial	1.4%	Schroeder & Tremayne, Inc.	60.4%	12/31/2025	6/6/2032
2 Riverfront Plaza	1.2%	Panasonic Corporation of North America	100.0%	4/30/2031	1/6/2032
Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	Walmart Neighborhood Market	100.0%	4/12/2032	5/1/2032
Pick N Save - Sun Prairie (Main), WI	0.3%	Pick ‘n Save	100.0%	12/31/2029	5/1/2032
Schnucks - Love's Park (Harlem), IL	0.3%	Schnucks	100.0%	12/31/2028	5/1/2032
Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	Walmart Neighborhood Market	100.0%	1/27/2031	5/1/2032
Walmart Neighborhood Market - Houma (Park), LA	0.3%	Walmart Neighborhood Market	100.0%	8/31/2031	5/1/2032
PNC Bank - Clarendon Hills (Holmes), IL	0.2%	PNC Bank, N.A.	100.0%	4/30/2032	5/1/2032
Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	Walmart Neighborhood Market	100.0%	10/21/2031	5/1/2032
Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	Walmart Neighborhood Market	100.0%	1/13/2031	5/1/2032
Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	Walmart Neighborhood Market	100.0%	1/27/2031	5/1/2032
CVS Pharmacy - Auburn (Opelika), AL	0.1%	CVS Pharmacy	100.0%	1/30/2030	5/1/2032
Huntington Bank- Clarksburg (Pike), WV	0.1%	Huntington Bancshares	100.0%	12/31/2030	5/1/2032
CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	CVS Pharmacy	100.0%	6/30/2027	5/1/2032
O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	O’Reilly Auto Parts	100.0%	10/31/2031	5/1/2032
U.S. Bank - Northlake (North), IL	0.1%	U.S. Bank National Association	100.0%	1/31/2028	5/1/2032
CVS - Tullahoma (Jackson), TN	0.1%	CVS Pharmacy	100.0%	5/31/2032	5/1/2032
7-Eleven- La Grange (Ogden), IL	0.1%	7-Eleven	100.0%	8/31/2028	5/1/2032
U.S. Bank - Elk Grove Village (Devon), IL	0.0%	U.S. Bank National Association	100.0%	1/31/2028	5/1/2032
Sherwin Williams - Marysville (Fifth), OH	0.0%	Sherwin Williams	100.0%	2/28/2033	5/1/2032
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Mortgaged Property Name	Approx. % of Initial Pool Balance	Name of Tenant	Percentage of Net Rentable Square Footage Expiring(1)	Date of Lease Expiration	Maturity Date
PNC Bank - Aurora (Galena), IL	0.0%	PNC Bank, N.A.	100.0%	5/31/2031	5/1/2032
NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	Napa Auto Parts	100.0%	7/31/2029	5/1/2032
Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	Family Dollar	100.0%	9/30/2029	5/1/2032
Dollar General - Lewiston (Sabattus), ME	0.0%	Dollar General	100.0%	2/28/2030	5/1/2032
U.S. Bank - Niles (Dempster), IL	0.0%	U.S. Bank National Association	100.0%	1/31/2028	5/1/2032
Dollar Tree - Des Plaines (Rand), IL	0.0%	Dollar Tree	100.0%	1/31/2029	5/1/2032
Dollar General - Odessa (University), TX	0.0%	Dollar General	100.0%	5/31/2028	5/1/2032
Dollar General - Weber City, (Hwy 23), VA	0.0%	Dollar General	100.0%	10/31/2028	5/1/2032
Dollar General- Springtown (Highway), TX	0.0%	Dollar General	100.0%	5/31/2029	5/1/2032
Sherwin Williams - Champaign (Marketview), IL	0.0%	Sherwin Williams	100.0%	8/31/2031	5/1/2032
Dollar General - Holly (Saginaw), MI	0.0%	Dollar General	100.0%	10/31/2028	5/1/2032
Dollar General - Dyer (Sheffield), IN	0.0%	Dollar General	100.0%	2/29/2028	5/1/2032
Dollar General - Lubbock (University), TX	0.0%	Dollar General	100.0%	8/31/2029	5/1/2032
Citizens Bank - Wilmington (Marsh), DE	0.0%	Citizens Bank	100.0%	6/30/2027	5/1/2032
Beckman Road Industrial	0.3%	Cepheid (subsidiary of Danaher Corp)	100.0%	1/31/2031	5/6/2032
CVS Ashland Road	0.3%	CVS	100.0%	1/31/2033	4/6/2032

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
●	With respect to the Mortgaged Properties identified in the table below, tenant leases representing in the aggregate greater than 50% of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a sole tenant or single tenant representing greater than 50% of the net rentable square footage, as identified in the table above) expire in a single calendar year that is prior to, or in the same year as, the year in which the maturity date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan occurs.
Mortgaged Property Name	Approx. % of Initial Pool Balance	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
79 Fifth Avenue	7.9%	61.5%	2030	5/6/2032
Brighton Towne Square	6.3%	57.6%	2028	6/6/2032
80 Monroe Avenue	3.5%	51.1%	2031(2)	5/6/2032
360 Rosemary	1.3%	58.6%	2032	2/6/2032

(1)	Calculated based on a percentage of occupied net rentable square footage of the related Mortgaged Property.
(2)	The United States of America—General Services Administration (“GSA”) has the right to terminate its lease with respect to approximately 4.2% of the total leasable space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total leasable space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice.
●	There may be other Mortgaged Properties with related leases (including leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property), that expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.
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●	Further, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, reduce the amount of space they are leasing, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

(i)	if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,
(ii)	if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,
(iii)	if the borrower fails to provide a designated number of parking spaces,
(iv)	if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,
(v)	upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,
(vi)	if a tenant’s use is not permitted by zoning or applicable law,
(vii)	if the tenant is unable to exercise an expansion right,
(viii)	if the borrower does not complete certain improvements to the property as contemplated in the lease,
(ix)	if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,
(x)	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
(xi)	if certain anchor or significant tenants at the subject property go dark or terminate their leases,
(xii)	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
(xiii)	if the borrower defaults on any other obligations under the lease, or
(xiv)	based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property) prior to, or shortly after the maturity of the related Mortgage Loan, upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest

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tenants by net rentable square footage at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

●	With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), the second largest tenant at the Mortgaged Property, CapGemini America, Inc, representing approximately 18.7% of the net rentable area, has a one-time right to terminate its lease with respect to approximately 66.7% of its space effective October 13, 2024 upon 12 months’ prior notice and payment of a termination fee. If CapGemini America, Inc does not exercise such option, such tenant is entitled to an approximately $250,833 per month rent credit for the two months following the date such termination option would become effective.
●	With respect to the Sunbelt Office Portfolio Mortgage Loan (6.8%), the largest tenant at the Sunbelt Office Portfolio Mortgaged Properties, the United States of America—General Services Administration (“GSA”), representing approximately 18.3% of the aggregate net rentable square footage, of the Sunbelt Office Portfolio Mortgaged Properties has the right to terminate its lease with respect to approximately 4.2% of the total leasable space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total leasable space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice. The second largest tenant at the 2400 Herdon Way Mortgaged Property, Construction Managers, Inc. of Goldsboro, representing approximately 2.5% of the total leasable space at the Sunbelt Office Portfolio Mortgaged Properties, has the right to terminate its lease any time after September 30, 2022, upon at least 90 days’ prior notice.
●	With respect to the One Wilshire Mortgage Loan (3.7%), CenturyLink Communications, LLC, the fourth largest tenant, leasing approximately 8.5% of the net rentable square footage at the Mortgaged Property, has a one-time right to reduce its space by 7,445 square feet effective on June 30, 2023 with notice on or prior to September 30, 2022.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Rivercrest Retail Portfolio I Mortgage Loan (3.4%), the largest tenant at the White Horse Commons Mortgaged Property, Shoe Show, has the right to terminate its lease if its gross sales from certain expansion space (the “New Premises”) are less than $775,000 during the forty-ninth through the sixtieth full calendar months following the rent commencement date for the New Premises. According to the related borrower sponsor, the rent commencement date for the New Premises occurred in November 2021.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

●	With respect to the Rivercrest Retail Portfolio I Mortgage Loan (3.4%), certain of the related tenants at the Mortgaged Properties including, among others, the largest tenant in the portfolio, Dollar Tree, leasing approximately 16.4% of the net rentable area in the portfolio, the second largest tenant in the portfolio, Cato, leasing approximately 10.4% of the net rentable area in the portfolio, the third largest
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tenant in the portfolio, Shoe Show, leasing approximately 9.0% of the net rentable area in the portfolio, the fourth largest tenant in the portfolio, T-Mobile, leasing approximately 3.6% of the net rentable area in the portfolio, and the fifth largest tenant in the portfolio, GameStop, Inc., leasing approximately 3.2% of the net rentable area in the portfolio, may pay reduced rent or terminate their respective leases if a specified percentage of the related Mortgaged Property is unoccupied or certain tenants at the related Mortgaged Property go dark.

●	With respect to the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), certain of the related tenants at the Mortgaged Properties including, among others, the largest tenant in the portfolio, Dollar Tree, leasing approximately 18.7% of the net rentable area in the portfolio, the third largest tenant in the portfolio, Shoe Show, leasing approximately 6.6% of the net rentable area in the portfolio, the fourth largest tenant in the portfolio, PetSmart, Inc., leasing approximately 4.6% of the net rentable area in the portfolio, and the fifth largest tenant in the portfolio, Hibbett Sporting Goods, Inc., leasing approximately 4.1% of the net rentable area in the portfolio, may pay reduced rent or terminate their respective leases if a specified percentage of the related Mortgaged Property is unoccupied or certain tenants at the related Mortgaged Property go dark.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate their spaces during the terms of their leases. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark or is otherwise not required to continuously operate its spaces :

●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.5%), the sole tenant at the Walmart Neighborhood Market - Houma (Park), LA Mortgaged Property, Walmart Neighborhood Market, is not required to continuously operate any business at its Mortgaged Property.
●	With respect to the Rivercrest Retail Portfolio I Mortgage Loan (3.4%), certain of the related tenants at the Mortgaged Properties including, among others, the largest tenant in the portfolio, Dollar Tree, leasing approximately 16.4% of the net rentable area in the portfolio, the third largest tenant in the portfolio, Shoe Show, leasing approximately 9.0% of the net rentable area in the portfolio, and the fourth largest tenant in the portfolio, T-Mobile, leasing approximately 3.6% of the net rentable area in the portfolio, are not required to continuously operate at the related Mortgaged Properties.
●	With respect to the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), certain of the related tenants at the Mortgaged Properties including, among others, the largest tenant in the portfolio, Dollar Tree, leasing approximately 18.7% of the net rentable area in the portfolio, and the third largest tenant in the portfolio, PetSmart, Inc., leasing approximately 4.6% of the net rentable area in the portfolio, are not required to continuously operate at the related Mortgaged Properties.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants

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frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government sponsored tenants that (i) have leases with the risks described above in this paragraph and (ii) individually represent 5% or more of the underwritten base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such Mortgaged Property could also have these types of risks.

Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of UW Base Rent
80 Monroe Avenue	3.5%	GSA(1)	43.7%	48.8%
80 Monroe Avenue	3.5%	Shelby County Government	6.0%	5.1%
Huntley Park Industrial	0.9%	Department of Revenue (FL)	41.1%	66.6%
Huntley Park Industrial	0.9%	State of Florida Fire Marshall DFS	11.5%	8.4%

(1)	The United States of America—General Services Administration (“GSA”) has the right to terminate its lease with respect to approximately 4.2% of the total leasable space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total leasable space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice.

Other Tenant Termination Issues

In addition to the tenant termination issues described above, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable square footage at a Mortgaged Property is sublet:

●	With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), the largest tenant, The New School, subleases 8,820 square feet (representing approximately 4.1% of the net rentable square feet of such tenant’s space) to Gene Kaufman Architects pursuant to a sublease which expires December 31, 2022.
●	With respect to the 2 Riverfront Plaza Mortgage Loan (1.2%), the sole tenant at the Mortgaged Property, Panasonic Corporation of North America, currently subleases approximately 11.0% of the net rentable square footage at the Mortgaged Property to a subtenant and is currently marketing for sublease an additional 34.6% of the net rentable square footage at the Mortgaged Property. The sublease currently in place expires on the expiration date of the sole tenant’s lease, which is in April 2031.

Tenants Not Yet in Occupancy or in a Free Rent Period, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent, or may be in the process of negotiating such leases. There can be no assurance that any of these tenants will take possession of their premises or commence paying rent as expected or at all. For example, with respect to single tenant properties, tenants that are one of the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or tenants in the aggregate representing more than 25% of the net rentable square footage at a Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

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●	With respect to the Sunbelt Office Portfolio Mortgage Loan (6.8%), the largest tenant at the Sunbelt Office Portfolio Mortgaged Properties, the United States of America—General Services Administration, representing approximately 18.3% of the total leasable square footage of the Sunbelt Office Portfolio Mortgaged Properties, has not yet taken occupancy or commenced paying rent with respect to 45,094 square feet of its space (representing approximately 9.28% of the total leasable square footage of the Sunbelt Office Portfolio Mortgaged Properties) pending the related borrower’s completion of certain build out requirements as more specifically set forth in such tenant’s lease, which the related borrower anticipates will occur by approximately October 2022. There can be no assurance that the related borrower will complete such build-out and such tenant will begin paying rent with respect to such build-out space by such anticipated completion date. The lease for the second-largest tenant at the Sunbelt Office Portfolio Mortgaged Properties, Morgan & Morgan Memphis, LLC, representing approximately 3.7% of the total leasable square footage of the Sunbelt Office Portfolio Mortgaged Properties, includes two unexpired free rent periods, December 2022 and December 2024, totaling $54,119.37 in unexpired free rent.
●	With respect to the 360 Rosemary Mortgage Loan (1.3%), due to the recent completion of the related Mortgaged Property, many tenants are currently in the process of building out their respective spaces and have not yet taken physical occupancy. Goldman Sachs, the second largest tenant at the related Mortgaged Property, representing approximately 12.7% of the net rentable square footage, is expected to receive approximately $3.23 million (approximately $75 PSF) in tenant improvement allowance for the build-out of its new spaces, which commenced in April 2022. Comvest Advisors, the third largest tenant at the related Mortgaged Property, representing approximately 12.5% of the net rentable square footage, is expected to receive approximately $3.8 million ($97 PSF) in tenant improvement allowance for the build-out of its new spaces expected to commence July 2022, July 2023, and September 2023. Related Southeast, the fifth largest tenant at the related Mortgaged Property, representing approximately 5.7% of the net rentable square footage, has not yet taken delivery of its space and the borrower estimates it will do so in August 2022.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent or notified the related borrower of their intent to continue to lease space at the Mortgaged Property but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or lease renewal or take or remain in occupancy at the related Mortgaged Property.

Further, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. Certain of the Mortgage Loans may also have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis. For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties:

●	With respect to the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), the Creekside Plaza Mortgaged Property (1.1%) is 11.6% leased to tenants on a month-to-month basis.
●	With respect to the Arcadia Metro Center Mortgage Loan (1.7%), the related Mortgaged Property is 4.0% leased to tenants on a month-to-month basis.

In the case of any Mortgage Loan, we cannot assure you that tenants who have not yet taken occupancy, begun paying rent or executed a lease will take occupancy, begin paying rent or execute their lease. If these tenants do not take occupancy of the leased space, begin paying rent or execute their lease, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Charitable Institutions / Not-For-Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not-for-profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example, among the 5 largest tenants (based on net rentable square footage) at a Mortgaged Property securing the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by Cut-off Date Balance, or those Mortgaged

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Properties with a tenant that leases at least 50% of the net rentable square footage at the related Mortgaged Property:

●	With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), the largest tenant at the Mortgaged Property, The New School, representing approximately 61.5% of the net rentable square footage, is a not-for-profit university.
●	With respect to the Sunbelt Office Portfolio Mortgage Loan (6.8%), one tenant at the Sunbelt Office Portfolio Mortgaged Properties, Pathways Youth and Family Services, Inc., representing approximately 0.95% of the total leasable space at the Sunbelt Office Portfolio Mortgaged Properties, is a chartable institution.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

With respect to certain of the Mortgaged Properties, certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties may have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of such Mortgaged Properties. Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties securing the 15 largest Mortgage Loans:

●	With respect to the 2550 M Street Mortgaged Property (6.3%), the borrower leases the Mortgaged Property pursuant to a ground lease which commenced March 31, 2022. The related ground lessor has a right of first offer to purchase the Mortgaged Property upon the borrower’s desire to sell the Mortgaged Property to any person other than an affiliate. Pursuant to the terms of the ground lease, the landlord’s right of first offer is inapplicable to any exercise of remedies or acceptance of an assignment in lieu thereof by a leasehold mortgagee pursuant to a leasehold mortgage encumbering the borrower’s interest in the ground lease and the Mortgaged Property.
●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.2%), the sole tenant at the Beckman Road Industrial Mortgaged Property has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the related Mortgaged Property by a third party which the borrower intends to accept.
●	In addition, with respect to ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.5%), the Roselle & Color Plaza Mortgage Loan (2.1%) and the CVS Ashland Road Mortgage Loan (0.3%), certain tenants, franchisors, property managers, ground lessors, developers, owners’ associations or other parties have a purchase option, right of first offer or a right of first refusal or similar right, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Properties. The related right generally does not apply in the context of a foreclosure, deed-in-lieu of foreclosure or other exercise of remedies under the Mortgage Loan documents, although such rights may apply to subsequent purchasers following any such foreclosure, deed-in-lieu-of-foreclosure or other exercise of remedies.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which (A) at least (i) 5.0% of the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) 5.0% of the net rentable

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square footage at the Mortgaged Property is leased to an affiliate of the borrower or (B) master leases were included in the underwritten base rent:

●	With respect to the Bell Works Mortgage Loan (6.3%), in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office and retail use, the Mortgaged Property benefits from historic tax credits (“HTCs”) incurred in connection with such rehabilitation. In connection with the HTC program, the borrower leased the entire Mortgaged Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of a Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”) under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass the HTCs through to the Master Lessee. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a 1% controlling interest in the Master Lessee.
●	Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (“HTC Investor”): (1) the master lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the master lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”), (2) the lender must provide HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, (3) the HTC Investor is entitled to receive notices of defaults under the Bell Works Loan documents, and (4) the HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the HTC Investor has certain rights to remove the Bell Works borrower’s general partner and/or the Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.
●	The lender has also agreed that, prior to the Historic Tax Credit Recapture Date, and notwithstanding whether any trigger period or event of default is continuing, each month it will disburse to Master Lessee any revenues from the Mortgaged Property that exceed the sum of (i) the base rent under the Master Lease, (ii) 1/12th of the estimated annual additional rent under the Master Lease, a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease, (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI/LC reserve deposit amount (if any), (v) during a trigger period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee.
●	With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), the fourth largest tenant, an affiliate of Citi Real Estate Funding Inc., one of the originators of such Mortgage Loan, is currently leasing approximately 14,872 square feet of the net rentable area at the related Mortgaged Property, which represents approximately 4.3% of the net rentable area.
●	With respect to the ExchangeRight Net Lease Portfolio #55 Mortgage Loan (3.5%), the related borrower is a Delaware statutory trust. Accordingly, the related borrower has master leased the Mortgaged Property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee for the related borrower. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The UW NOI Debt Yield and UW NCF DSCR, based only on the master lease rent, is 10.4% and 2.24x, respectively. The UW NOI Debt Yield and UW NCF DSCR based on the rents from the underlying tenants (and not the master lease rent), is 9.6% and 2.03x, respectively.
●	With respect to the 501 W 24th Street Mortgage Loan (2.5%), the related Mortgaged Property is 100% occupied by Lehman-Maupin L.L.C. (Art Gallery), which is an affiliate of the related borrower.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable square footage of the related Mortgaged Property.

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Other Tenant Issues

With respect to the 79 Fifth Avenue Mortgage Loan (7.9%), see “—Litigation and Other Legal Considerations” for a discussion of the borrower’s dispute with its largest tenant regarding the amount of rent due the borrower.

Because of the COVID-19 pandemic, many non-essential businesses at certain of the Mortgaged Properties may have been ordered to close by government mandate or may be operating at a reduced level. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans”.

Insurance Considerations

In the case of seventy-two (72) Mortgaged Properties, which secure, in whole or in part, nineteen Mortgage Loans (68.2%), the related borrowers maintain insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. In addition, with respect to the DoubleTree Ontario Mortgage Loan (4.7%), the Mortgage Loan documents permit the related borrower to rely on the general liability insurance provided by the related property manager provided that certain conditions set forth in the Mortgage Loan documents are satisfied.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower (and, in certain cases, may be substantially lower) than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Risks Relating to the Mortgage Loans—Earthquake, Flood and Other Insurance May Not Be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

●	With respect to the 25-28 Broadway Mortgage Loan (1.6%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421a Tax Abatement. In connection with the expected 421a Tax Abatement, the borrower will be required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The 421a Tax Abatement is expected to provide (i) a 100% tax exemption for the first 25 years; and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421a Tax Abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2022/2023 tax year are $132,545 compared to the underwritten abated taxes of $35,097. See “Description of the Mortgage Loans—Real Estate and Other Tax Considerations”.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to remedy the violations (which may include a requirement for a reserve of funds for remediation), and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted or prohibited entirely after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”.

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Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues (including with respect to certificates of occupancy) in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-1A to this prospectus and representations and warranties no. (24) (Local Law Compliance) and no. (25) (Licenses and Permits) on Annex E-2A to this prospectus and any related exceptions on Annex E-1B and Annex E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A, respectively, to this prospectus).

In addition, certain Mortgaged Properties are subject to use restrictions imposed in connection with addressing environmental concerns. See “—Environmental Considerations”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for certain liabilities (for example, as a result of fraud by the borrower, certain voluntary insolvency proceedings, breaches of environmental covenants or other matters), certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-1B or Annex E-2B to this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

With respect to the 2 Riverfront Plaza Mortgage Loan (1.2%), the related Mortgage Loan documents do not provide for a separate carveout guarantor that is distinct from the borrower.

We cannot assure you that the net worth or liquidity of any non-recourse carveout guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse carveout guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

Certain of the Mortgage Loan documents may provide that recourse for environmental matters terminates immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or after a permitted transfer of the related Mortgaged Property) if certain conditions are satisfied, such as the lender receiving searches or an environmental inspection report meeting criteria set forth in such Mortgage Loan documents. In addition, as to certain Mortgage Loans, the related guaranty and/or environmental indemnity may provide that the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, or of ownership interests in the borrower, pursuant to such Mortgage Loan or a related mezzanine loan.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

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Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

With respect to the Bell Works Mortgage Loan (6.3%), the Mortgaged Property is subject to a 30 year PILOT agreement, dated June 17, 2014, between the borrower and Holmdel Township. The borrower is obligated to make PILOT payments in exchange for certain exemptions from property taxes on real and personal property. The PILOT payment is based on a formula that factors in the percentage of the gross annual rent generated at the Mortgaged Property. For the first five years of the term the percentage is 10.25%, and thereafter the percentage increases 0.25% through year 25 with a cap set at an amount equal to 80% of what conventional taxes would be otherwise. Taxes were underwritten at $3,707,005 based on 10.5% of underwritten effective gross income per the terms of the PILOT agreement. Additionally, in connection with the rehabilitation and conversion of the Mortgaged Property to its current use, the Mortgaged Property qualifies for a historic rehabilitation tax credit (the “HTC”) allowed for qualified rehabilitation expenditures incurred in connection with the certified rehabilitation of a certified historic structure and the HTCs are not collateral for the Bell Works Mortgage Loan. The borrower leases the Mortgaged Property to Bell Works Master Tenant, LLC (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended. The borrower elected to pass-through the HTC to the Master Lessee. Pursuant to a subordination, non-disturbance and attornment agreement among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (“HTC Investor”), the master lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the master lease until the next business day following the 5th anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Mortgaged Property is first placed in service, but in no event later than April 1, 2026. Pursuant to the subordination, non-disturbance and attornment agreement, the lender must provide HTC Investor prior written notice of its intention to commence any enforcement action under the Mortgage Loan documents, the HTC Investor is entitled to receive notices of defaults under the Bell Works Loan documents, and the HTC Investor has a period of not less than 10 days to cure such defaults. In addition, the HTC Investor has certain rights to remove the Bell Works borrower’s general partner and/or the Master Lessee’s managing member, subject to certain terms and conditions set forth in the subordination, non-disturbance and attornment agreement.

With respect to the 2 Riverfront Plaza Mortgage Loan (1.2%), the related Mortgaged Property benefits from a payment-in-lieu of taxes (“PILOT”) with the City of Newark, New Jersey (the “2 Riverfront Issuer”) designed to promote the redevelopment of the Newark Plaza Urban Renewal Area. The PILOT program provides for a 100% abatement in real estate taxes and assessments until the expiration of the term of the financial agreement (the “2 Riverfront PILOT Agreement”) with the 2 Riverfront Issuer, which will occur on the earlier of (i) twenty-five (25) years from the execution date of the 2 Riverfront PILOT Agreement, (ii) twenty (20) years from the completion date of the project, and (iii) the date on which no bonds are outstanding within the meaning of the applicable trust indenture; provided that, among other conditions, the borrower is required to make an annual payment-in-lieu of taxes in an amount equal to the annual service charge, which is $622,926 as of the date of origination, and may not exceed $673,757. Taxes were written based on the abated tax amounts. The 2 Riverfront PILOT Agreement permits the related borrower to sell, transfer, lease, or otherwise convey all or a portion of the 2 Riverfront Property, provided that (for as long as the 2 Riverfront PILOT Agreement is in effect) such conveyance (i) is to an Urban Renewal Entity (as defined in the 2 Riverfront PILOT Agreement) and is in compliance with the Tax Exemption (as defined in the 2 Riverfront PILOT Agreement), and (ii) would not otherwise result in the 2 Riverfront property being no longer subject to local property taxation. The 2 Riverfront PILOT Agreement also requires the sole tenant of the 2 Riverfront Property, Panasonic Corporation of North America (“Panasonic”), to meet certain required employment levels. Panasonic executed a limited joinder to the 2 Riverfront PILOT Agreement whereby it covenanted to meet such requirements and indemnified the related borrower for any damages caused in connection with the breach, default or violation of Panasonic’s obligations under the 2 Riverfront PILOT Agreement.

With respect to the 111 River Street Mortgage Loan (1.3%), the related Mortgaged Property benefits from a PILOT program with the City of Hoboken, New Jersey (the “City”) and the Port Authority of New York and New Jersey (the “Port Authority”) designed to promote the redevelopment of Hoboken. The PILOT program provides for a 100% abatement of local and municipal taxes during the term of the lease between the borrower, as tenant, and the City and the Port Authority, collectively as landlord, provided that, among other conditions, the borrower is required to make an annual payment in lieu of taxes as follows: (i) for the first 20 years of the lease term, the product obtained by multiplying the “Applicable PILOT Rate” (beginning at $2.00 subject to yearly escalations of 2.75%

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compounded annually for a period of 20 years) by 468,000 development square feet and following said 20-year period, the Annual PILOT Rental will increase annually; (ii) the Applicable PILOT Rate for any year commencing on the first day following the 20-year period will be the Applicable PILOT Rate for the year immediately preceding the then-current year increased by the greater of (a) 2% and (b) the percentage increase (calculated to 4 decimal places) in the tax rate for the then-current year over the tax rate for the year immediately preceding the then-current year; and (iii) the Annual PILOT Rental for the then-current year will be the product of the Applicable PILOT Rate for such year (as so increased) multiplied by 468,000 development square feet.

With respect to the Sunbelt Office Portfolio Mortgage Loan (6.8%), the Mortgage Loan is partly secured by the borrower’s leasehold interest in the 80 Monroe Avenue Mortgaged Property pursuant to a PILOT ground lease between the borrower, as ground lessee, and Memphis Center City Revenue Finance Corporation, as ground lessor, that has an expiration date of December 31, 2024, whereby the borrower as tenant thereunder pays rental amounts specified in the ground lease in lieu of ad vaorem property taxes otherwise payable in the 80 Monroe Avenue Property were owned by a tax paying entity. The borrower has an option to purchase fee ownership of the Mortgaged Property upon 10 days’ prior written notice for a price of $1,000, provided the borrower first cures any monetary defaults under the ground lease, pays and reasonable and actual out of pocket expenses of the ground lessor in connection with such purchase and pays the ground lessor any other amounts due the ground lessor under the ground lease. The landlord joined in the mortgage of the 80 Monroe Avenue Property in order to grant to the lender a lien upon the fee estate in the 80 Monroe Avenue Property.

With respect to the Brighton Towne Square Mortgaged Property (6.3%), the Mortgaged Property consists of multiple parcels which may not have been subdivided in accordance with applicable state law (which may affect the transferability of the Mortgaged Property). There can be no assurance that non-compliance with applicable state law by the Mortgaged Property and other parcels subject to the related subdivision(s) will not adversely affect the value or the marketability of the Mortgaged Property.

With respect to the 25-28 Broadway Mortgage Loan (1.6%), the related borrower has applied for, and the Mortgaged Property is expected to benefit from, a 35-year 421a Tax Abatement. In connection with the expected 421a Tax Abatement, the borrower will be required to reserve at least 30.0% of the units at the Mortgaged Property for tenants earning no more than 130.0% of the area median income, subject to certain rental restrictions. The 421a Tax Abatement is expected to provide (i) a 100% tax exemption for the first 25 years; and (ii) a 30% tax exemption for years 26 through 35 with full taxes commencing at the end of the 35th applicable tax year. The 421a Tax Abatement is pending and the abatement period has not yet started. The full unabated estimated taxes for the 2022/2023 tax year are $132,545 compared to the underwritten abated taxes of $35,097. See “Description of the Mortgage Loans—Zoning and Use Restrictions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes and Assessments May Reduce Available Funds”.

See also Sponsor representations and warranties no. (17) (Access; Utilities; Separate Tax Lots) on Annex E-1A to this prospectus and Sponsor representations and warranties no. (19) (Access; Utilities; Separate Tax Lots) on Annex E-2A to this prospectus and any related exceptions on Annexes E-1B and E-2B, respectively, to this prospectus (subject to the limitations and qualifications set forth in the preambles to Annexes E-1A and E-2A to this prospectus).

Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

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Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	0	1	3.5%
6	0	31	96.5%
Total		32	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Twenty-seven (27) of the Mortgage Loans (88.8%) provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining five (5) Mortgage Loans (11.2%) provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those five (5) Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Three (3) of these five (5) Mortgage Loans (9.3%) referenced in the preceding sentence provide for amortizing debt service payments for their entire loan term. The remaining two (2) of these five (5) Mortgage Loans (1.9%) provide for monthly payments of interest-only for a period of 48 months to 60 months following either (a) the related origination date and then provide for amortizing debt service payments for the remainder of their loan term or (b) following an initial period of amortizing debt service payments that occurred immediately after the related origination date.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

One (1) Mortgage Loan, namely, the One Wilshire Mortgage Loan (3.7%), is an ARD Loan.

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, then (among other things) any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus sets forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

An ARD Loan further requires that, after the related Anticipated Repayment Date, all cash flow available from the related Mortgaged Property or portfolio of Mortgaged Properties after payment of the monthly debt service payments required under the terms of the related Whole Loan documents, all escrows and all other amounts then due and payable under the related Whole Loan documents (other than Excess Interest), mezzanine loan debt service, and certain budgeted or non-budgeted expenses approved by the related lender with respect to the related Mortgaged Property or portfolio of Mortgaged Properties be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, payment of Excess Interest will be deferred until (and such Excess Interest will be required to be paid only after) the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess

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Interest, to the extent actually collected, will be paid to the holders of any Certificates evidencing an interest in such Excess Interest and the owners of the Uncertificated VRR Interest.

The features described above, to the extent applicable, are designed to increase the likelihood that an ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that any ARD Loan will be prepaid on its respective Anticipated Repayment Date. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

Each of the Rivercrest Retail Portfolio I Mortgage Loan (3.4%) and the Rivercrest Retail Portfolio II Mortgage Loan (3.3%), is a Mortgage Loan with a Cut-off Date Balance greater than $20,000,000, in respect of which the related borrower is not required to have an independent director.

In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and" in some cases unsecured debt exists and/or is allowed in the future.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

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Prepayment Provisions

Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods

All of the Mortgage Loans provide for one or more of the following:

●	a prepayment lock-out period, during which the principal balance of a Mortgage Loan may not be voluntarily prepaid in whole or in part;
●	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related Mortgaged Property through defeasance;
●	a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and/or
●	an open period, during which voluntary prepayments are permitted without payment of any prepayment consideration.

Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying Mortgage Loans may occur under the circumstances described under “—Other Prepayment Provisions and Certain Involuntary Prepayments” below. The prepayment terms of each of the Mortgage Loans are indicated on Annex A to this prospectus.

The table below shows, with respect to all of the Mortgage Loans, the prepayment provisions in effect as of the Cut-off Date, the number of Mortgage Loans with each specified prepayment provision “string” and the percentage represented thereby of the Initial Pool Balance.

Prepayment Provisions as of the Cut-off Date

Prepayment Provisions(1)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
L, D, O	26	76.9%
L, YMx%, O	5	21.8
YMx%, D or YMx%, O	1	1.3
Total	32	100.0%

(1)	Any prepayment restriction period identified as “D or YM” or “D or YMx%” is, for the purposes of this prospectus, treated as a yield maintenance period.

For the purposes of the foregoing table, the letter designations under the heading “Prepayment Provisions” have the following meanings, as further described in the first paragraph of this “—Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods” subheading—

●	“L” means the Mortgage Loan provides for a prepayment lock-out period;
●	“D” means the Mortgage Loan provides for a defeasance period;
●	“YM” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a yield maintenance charge;
●	“YMx%” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount;
●	“% Penalty” means the Mortgage Loan provides for a prepayment consideration period during which the Mortgage Loan is prepayable together with payment of a prepayment premium calculated as a percentage of the amount prepaid;
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●	“D or YM” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of a yield maintenance charge;
●	“D or YMx%” means the Mortgage Loan provides for a period during which the borrower has the option to either defease the Mortgage Loan or prepay the Mortgage Loan together with payment of the greater of (i) a yield maintenance charge and (ii) a specified percentage of the prepaid amount; and
●	“O” means the Mortgage Loan provides for an open period.

Set forth below is information regarding the remaining terms of the prepayment lock-out and combined prepayment lock-out/defeasance periods, as applicable, for the Mortgage Loans for which a prepayment lock-out period is currently in effect:

●	the maximum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 117 months;
●	the minimum remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 0 months; and
●	the weighted average remaining prepayment lock-out or combined prepayment lock-out/defeasance period as of the Cut-off Date is 85 months.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	3	10.1%
4	13	29.6
5	11	36.4
6	1	6.3
7	3	12.8
25	1	4.7
Total	32	100.0%

Prepayment premiums and yield maintenance charges received on the Mortgage Loans, whether in connection with voluntary or involuntary prepayments, will be distributed in the amounts and in accordance with the priorities described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this prospectus. However, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted Mortgage Loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the Mortgage Loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

Other Prepayment Provisions and Certain Involuntary Prepayments

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged

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Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus, in certain cases, applicable yield maintenance. See “—Partial Releases” below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Generally, the Mortgage Loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the Mortgage Loan’s principal balance, to the extent such funds will not be used to repair the improvements on the Mortgaged Property or given to the related borrower, in many or all cases without prepayment consideration. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in this paragraph.

In addition, with respect to certain Mortgage Loans, particularly those secured in whole or in part by a ground lease or a single tenant Mortgaged Property and other Mortgage Loans which require that insurance and/or condemnation proceeds be used to repair or restore the Mortgaged Property, such proceeds may be required to be used to restore the related Mortgaged Property rather than to prepay that Mortgage Loan or, where a ground lease is involved, may be payable in whole or in part to the ground lessor.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Defeasance; Collateral Substitution

The terms of twenty-six (26) of the Mortgage Loans (76.9%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Prepayment Provisions” above and “—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Whole Loan, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient

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to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan (or Whole Loan, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment (or the borrower may be required to provide such government securities directly rather than making such deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.
Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of any Trust REMIC as a REMIC or result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Whole Loan, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Whole Loan, if applicable).

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan; provided that certain Mortgage Loans may permit the borrower to designate a successor borrower. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

●	With respect to the Brighton Towne Square Mortgage Loan (6.3%), at any time on or after December 6, 2022, the Mortgage Loan documents permit the borrower to obtain the release of up to two parcels, Parcel E and Parcel B, of the Mortgaged Property in connection with a third party sale, provided that, among other conditions, (i) the borrower pays to lender an amount equal to the greatest of (a) 125% of the allocated loan amount for Parcel E and 135% of the allocated loan amount for Parcel B, (b) an amount which after giving effect to the release of the applicable parcel would result in the debt service coverage ratio for the remaining Mortgaged Property being no less than 1.30x, (c) an amount which after giving effect to the release of the applicable parcel would result in the debt yield for the remaining
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Mortgaged Property being no less than 9.8%, and (d) an amount which after giving effect to the release of the applicable parcel would result in the loan-to-value ratio for the remaining Mortgaged Property being no greater than 61.2%, and (ii) satisfaction of customary REMIC requirements.

Property Releases; Partial Defeasance

●	With respect to the ExchangeRight Net Leased Portfolio #55 Mortgage Loan (3.5%), provided that no event of default is continuing under the related Mortgage Loan documents, on any monthly payment date under the related Mortgage Loan documents, after the earlier to occur of April 8, 2025 and the date that is two years after the closing date of the securitization that includes the last note to be securitized, the borrower may deliver defeasance collateral and obtain release of one or more Mortgaged Properties provided that, among other conditions, (i) the sale of such Mortgaged Property is pursuant to an arm’s-length agreement to a third party not affiliated with the related borrower or guarantor, (ii) the defeasance collateral is in an amount equal to the greater of (a) 115% of the allocated loan amount for the individual Mortgaged Property, and (b) 90% of the net sales proceeds applicable to such individual Mortgaged Property, (iii) the borrower delivers a REMIC opinion, (iv) the borrower delivers a rating agency confirmation, (v) after giving effect to such release and defeasance, the debt service coverage ratio for all of the Mortgaged Properties then remaining is no less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.06x; and (vi) after giving effect to such release and defeasance, the debt yield for all of the Mortgaged Properties then remaining is no less than the greater of (1) the debt yield immediately preceding such release and (2) 9.45%.
●	With respect to the Stockton Self Storage Portfolio Mortgage Loan (2.2%), at any time after the earlier to occur of (x) April 21, 2025 and (y) the second anniversary of the last securitization involving any portion or interest in the related Whole Loan, the Mortgage Loan documents permit the borrower to obtain the release of the Beckman Road Industrial Mortgaged Property and, solely in the event that the California Department of Transportation commences an eminent domain proceeding with respect to the Eight Mile Road Self Storage Mortgaged Property, the Eight Mile Road Self Storage Mortgaged Property, in connection with a partial defeasance of the Mortgage Loan, provided that, among other things, (i) no less than 60 days’ written notice specifying the date the defeasance collateral is to be delivered and the principal amount of the Mortgage Loan to be defeased, (ii) the borrower defeases the Whole Loan in an amount equal to the greatest of (a) 110% of the allocated loan amount for the Mortgaged Property to be released, (b) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt service coverage ratio for the remaining Mortgaged Properties being no less than 1.60x, (c) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the loan-to-value ratio for the remaining Mortgaged Properties being no greater than 49.1%, (d) an amount, which after giving effect to the release of the applicable Mortgaged Property, would result in the debt yield for the remaining Mortgaged Properties being no less than 10.4%, and (e) an amount as may be required such that the securitization trust will not fail to maintain its status as a REMIC trust as a result of such release, and (iii) satisfaction of customary REMIC requirements.

Property Releases; Free Releases

●	Certain of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure such Mortgage Loans (which parcels or improvements may consist of a significant portion of the net rentable square footage at the Mortgaged Property) but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such permitted releases of real estate are generally, subject to satisfaction of certain REMIC rules (and other conditions such as separation of the release parcel from the Mortgaged Property), without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan. There can be no assurance that the development of a release parcel would not have a material adverse effect on the remaining Mortgaged Property, whether due to, for example, potential disruptions to the Mortgaged Property related to construction
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at the release parcel site or related to the improvements that are ultimately built at the release parcel site.

●	With respect to the Bell Works Mortgage Loan (6.3%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time other than the 60 days prior to a securitization of the Mortgage Loan, the borrower may record condominium documents whereby it shall impose a condominium regime on its fee interest in the Mortgaged Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Mortgaged Property which are not included in the Upper Unit, after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Escrows

Twenty-seven (27) Mortgage Loans (86.5%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Twenty-six (26) Mortgage Loans (86.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Eighteen (18) Mortgage Loans (48.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Nineteen (19) Mortgage Loans (87.7%) secured by office, industrial, retail, self-storage (with commercial tenants), mixed use and multifamily (with commercial tenants) properties, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, industrial, retail and mixed use properties.

Certain of the reserves described above permit the related borrower to post a guaranty or letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related

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borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each Rating Agency;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or the Uncertificated VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	17	$287,433,289	45.4%
Hard	11	232,640,691	36.7
Soft (Residential) / Hard (Commercial)	2	73,200,000	11.6
None	1	30,000,000	4.7
Soft	1	10,000,000	1.6
Total:	32	$633,273,980	100.0%

See “—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

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Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Whole Loans” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries” in Annex B to this prospectus for additional information regarding each Split Mortgage Loan that is one of the 15 largest Mortgage Loans.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine debt with respect to the Mortgage Loans it is selling to the Depositor. The table below further identifies, for each Mortgage Loan that has one or more related existing mezzanine loans, certain Cut-off Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NCF information for such Mortgage Loan and, if applicable, for the total debt with respect to the related Mortgaged Property or Mortgaged Properties.

222

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Mezzanine Debt Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance(1)	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Mortgage Loan Cut-off Date LTV Ratio(2)	Total Debt Cut-off Date LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)	Cut-off Date Mortgage Loan Debt Yield on Underwritten NCF(2)	Cut-off Date Total Debt Yield on Underwritten NCF(1)
Yorkshire & Lexington Towers	$60,000,000	$174,500,000	$258,000,000	$221,500,000	$714,000,000	4.07289%	33.3%	74.8%	3.61x	1.20x	11.1%	5.0%

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan and Subordinate Companion Loan.
(2)	Calculated taking into account any related Pari Passu Companion Loan (but without regard to any related Subordinate Companion Loan).

The mezzanine loan related to the Yorkshire & Lexington Towers Mortgage Loan (9.5%) identified in the table above, is subject to an intercreditor agreement between the holder of the mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and each such mezzanine loan. The intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan, other than (i) payments made in connection with the enforcement of the mezzanine lender’s rights with respect to the separate equity collateral, (ii) proceeds from the disposition of the separate equity collateral related solely to the mezzanine loan resulting from the mezzanine lender’s foreclosure upon such separate collateral in accordance with the terms and provisions of the intercreditor agreement and (iii) proceeds from any sale of the mezzanine loan in accordance with the terms and provisions of the intercreditor agreement, (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, prepayments of the related mezzanine loan prior to the prepayment in full of the Mortgage Loan, provided that, in many cases, such prepayment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash permitted to be distributed or dividended by the Mortgage Loan borrower to its equity owners pursuant to the terms of the Mortgage Loan documents), (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, and (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the related Mortgage Loan (or in certain cases, if any event of default has occurred under the related Mortgage Loan) or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender commences any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees, Workout Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, liquidated damages and prepayment premiums. In addition, the mezzanine loan agreements provide that an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

223

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—'Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Las Casitas MHP	$12,500,000	58.1%	1.21x	9.0%	Y
Fisher MHP Portfolio	$10,250,000	59.7%	1.41x	10.2%	Y

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

With respect to the Bell Works Mortgage Loan (6.3%), the Mortgaged Property benefits from historic tax credits (“HTCs”) incurred in connection with the borrower’s rehabilitation and conversion of the Mortgaged Property to its current office. In connection therewith, the borrower leased the entire Mortgaged Property to a master lessee pursuant to the terms of a master lease under which the master lessee operates the Bell Works Mortgaged Property and pays rent to the borrower, and pursuant to which master lease the HTCs have been passed through to the master lessee. Pursuant to the operating agreement of the master lessee, the 99% equity interest owner of the master lessee (“HTC Investor”) is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to 2% of its paid-in capital contributions to the master lessee. Pursuant to a certain purchase agreement between the managing member of the master lessee and the HTC Investor, the HTC Investor has a put option to cause the managing member of the master lessee to purchase all of the HTC Investor’s interests in the master lessee during the 3-month period following the occurrence of the HTC Recapture Period Expiration Date (as defined above) (the “Put Option”). The purchase price payable by managing member of the master lessee under the Put Option agreement is equal to the sum of (i) $1,971,124.75 (i.e. 5% of the HTC Investor’s paid-in capital contributions of $39,422,395) plus (ii) any accrued unpaid amounts due under the HTC Investor under the Master Lessee’s operating agreement (including any unpaid priority return). See “Description of the Mortgage Pool—Affiliated Leases and Master Leases”.

With respect to the 360 Rosemary Mortgage Loan (1.3%), the borrower is permitted to issue preferred equity, other than the preferred equity that has either (x) a hard coupon, minimum return or the equivalent or (y) a mandatory redemption date or the equivalent if the failure to meet (x) or (y) would trigger consequences such as a change of control or buy-sell mechanisms.

224

With respect to the 111 River Street Mortgage Loan (1.3%), 3650 CAL Bridge Hoboken, LLC, a Delaware limited liability company (“Preferred Equity Holder”) holds a preferred equity interest in each borrower in the aggregate amount of $30,000,000 in accordance with certain joint venture limited liability company agreements with the sole member of each borrower (the “JV Agreements”). The Preferred Equity Holder is entitled to a preferred rate of return on its investment in an amount equal to 11.00% per annum, of which (i) 7.00% is payable monthly on a current basis from excess cash flow after the payment of debt service, operating expenses and other amounts due under the 111 River Street Mortgage Loan documents and (ii) 4.00% will accrue and compound until the maturity date of the 111 River Street Mortgage Loan. In the event of default under the JV Agreements, the Preferred Equity Holder will have the right to (i) exercise the powers granted to it under the JV Agreements, including forcing the sale of the related Mortgaged Property, and (ii) remove the manager of 111 River Street and take control of the related borrowers. The 111 River Street Mortgage Loan documents contain transfer provisions that allow the Preferred Equity Holder to (i) exercise the powers granted to it under the joint venture limited liability agreements and (ii) compel the borrowers to transfer the related Mortgaged Property to a single-purpose entity controlled by the guarantor of the 111 River Street Mortgage Loan.

Permitted Unsecured Debt and Other Debt

With respect to the Bell Works Mortgage Loan (6.3%), in connection with the borrower’s redevelopment of the Mortgaged Property, the borrower leased a portion of the Mortgaged Property to the Township of Holmdel, New Jersey (the “Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by the borrower for the benefit of the Township. Such promissory note does not bear interest and is freely prepayable at any time. In addition, the borrower was required to escrow funds with the Township to pay for the Township’s costs incurred in connection with the redevelopment. As of the origination of the Bell Works Mortgage Loan, approximately $96,181 remained in the escrow.

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness. In addition, certain borrowers may have incurred, prior to the Cut-off Date, unsecured loans or unsecured indebtedness of which we are not aware.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

The Whole Loans

General

Each of the Split Mortgage Loans is part of a Whole Loan comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note (each a “Companion Note”) and all of which are secured by the same Mortgage(s) encumbering the same Mortgaged Property or portfolio of Mortgaged Properties.

Set forth in the chart below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

225

Whole Loan Summary

Mortgaged Property Name	Mortgage Loan Seller(s)	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(1)(2)	Whole Loan Cut-off Date LTV Ratio(1)(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)	Mortgage Loan Debt Yield on Underwritten NOI(2)	Whole Loan Debt Yield on Underwritten NOI(3)	Controlling Note Included in Issuing Entity (Y/N)
Yorkshire & Lexington Towers	BMO, SMC, CREFI	$60,000,000	9.5%	$258,000,000	$221,500,000	$539,500,000	33.3%	56.6%	3.61x	2.13x	11.1%	6.6%	Y
79 Fifth Avenue	CREFI	$50,000,000	7.9%	$190,000,000	N/A	$240,000,000	60.8%	60.8%	1.61x	1.61x	8.4%	8.4%	Y
2550 M Street	CREFI	$40,000,000	6.3%	$46,800,000	N/A	$86,800,000	65.5%	65.5%	1.87x	1.87x	8.8%	8.8%	N
Bell Works	CREFI, BMO	$40,000,000	6.3%	$170,000,000	N/A	$210,000,000	62.6%	62.6%	1.68x	1.68x	9.4%	9.4%	N
One Wilshire	GSMC	$23,250,000	3.7%	$366,000,000	N/A	$389,250,000	42.6%	42.6%	3.37x	3.37x	9.6%	9.6%	N
ExchangeRight Net Leased Portfolio #55	CREFI	$22,340,000	3.5%	$81,560,000	N/A	$103,900,000	53.1%	53.1%	2.03x	2.03x	9.6%	9.6%	N
Stockton Self Storage Portfolio	SMC	$13,985,622	2.2%	$24,974,325	N/A	$38,959,947	49.1%	49.1%	1.60x	1.60x	10.7%	10.7%	N
360 Rosemary	BMO	$8,000,000	1.3%	$77,000,000	$125,000,000	$210,000,000	26.6%	65.8%	4.35x	1.76x	17.8%	7.2%	N
111 River Street	BMO	$8,000,000	1.3%	$69,500,000	$76,250,000	$153,750,000	31.8%	63.0%	5.08x	2.56x	16.9%	8.5%	N
2 Riverfront Plaza	BMO	$7,500,000	1.2%	$102,500,000	N/A	$110,000,000	60.4%	60.4%	2.05x	2.05x	9.4%	9.4%	N

(1)	With respect to certain of the Mortgage Loans identified above, the Cut-off Date LTV Ratios have been calculated using “as-stabilized”, “portfolio premium” or similar hypothetical values, as described under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions”.
(2)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.
(3)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

With respect to each Whole Loan, the related Co-Lender Agreement (as defined below) generally provides, among other things, that—

I.	the holder(s) of one or more specified controlling notes (collectively, the “Controlling Note”) will be the “controlling note holder(s)” (collectively, the “Controlling Note Holder”) entitled (directly or through a representative) to (a) approve or, in some cases, direct material servicing decisions involving the related Whole Loan (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard), and (b) in some cases, replace the applicable special servicer with respect to such Whole Loan with or without cause, and
II.	the holder(s) of the note(s) other than the Controlling Note (each, a “Non-Controlling Note”) will be the “non-controlling note holder(s)” (the “Non-Controlling Note Holders”) generally entitled (directly or through a representative) to certain non-binding consultation rights with respect to any decisions as to which the Controlling Note Holder has consent rights involving the related Whole Loan, subject to certain exceptions, including that in certain cases where the related Controlling Note is a B-note, C-note or other subordinate note, such consultation rights will not be afforded to the holder(s) of the Non-Controlling Notes until after a control trigger event has occurred with respect to either such Controlling Note(s) or certain certificates backed thereby, in each case as set forth in the related Co-Lender Agreement.

Set forth in the chart below, with respect to each Whole Loan, is certain information regarding (in each case as of the Cut-off Date): (i) whether such Whole Loan will be a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan as of the Closing Date, (ii) with respect to the related Controlling Note, the identity of the related Controlling Note, Controlling Note Holder and anticipated Controlling Note Holder after the securitization of the related Controlling Note, and the aggregate principal balance of the Controlling Note; and (iii) with respect to the related Non-Controlling Notes, the identity of the related Non-Controlling Note Holder(s) and any anticipated Non-Controlling Note Holder(s) after the securitization of the related Non-Controlling Note(s), and the aggregate principal balance of such Non-Controlling Notes. With respect to each Whole Loan, any related Controlling Notes or Non-Controlling Notes may be a Mortgage Note held by the Issuing Entity, or a Companion Note held by an Outside Securitization, the originator thereof, or another third-party transferee.

226

Whole Loan Controlling Notes and Non-Controlling Notes

Mortgaged Property Name	Servicing of Whole Loan	Note Detail	Controlling Note	Current Holder of Unsecuritized Note(1)(2)(3)	Current or Anticipated Holder of Securitized Note(2)	Aggregate Cut-off Date Balance
Yorkshire & Lexington Towers(4)	Serviced	Note A-1	Non-Control	BMO	–	$25,000,000
		Note A-2	Non-Control	–	BBCMS 2022-C16	$25,000,000
		Note A-3	Non-Control	CREFI	–	$25,000,000
		Note A-4	Non-Control	–	CGCMT 2022-GC48	$20,000,000
		Note A-5	Non-Control	–	BBCMS 2022-C16	$20,000,000
		Note A-6	Non-Control	CREFI	–	$20,000,000
		Note A-7	Non-Control	BMO	–	$20,000,000
		Note A-8	Non-Control	–	BBCMS 2022-C16	$20,000,000
		Note A-9	Non-Control	–	CGCMT 2022-GC48	$20,000,000
		Note A-10	Non-Control	BMO	–	$20,000,000
		Note A-11	Non-Control	–	CGCMT 2022-GC48	$20,000,000
		Note A-12	Non-Control	CREFI	–	$20,000,000
		Note A-13	Non-Control	BMO	–	$10,000,000
		Note A-14	Non-Control	SMC	–	$10,000,000
		Note A-15	Non-Control	CREFI	–	$10,000,000
		Note A-16	Non-Control	BMO	–	$12,000,000
		Note A-17	Non-Control	SMC	–	$10,000,000
		Note A-18	Non-Control	CREFI	–	$11,000,000
		Note B-1	Control	–	CGCMT 2022-GC48	$147,666,667
		Note B-2	Control	–	CGCMT 2022-GC48	$73,833,333

79 Fifth Avenue	Serviced	Note A-1-1	Control	–	CGCMT 2022-GC48	$50,000,000
		Note A-1-2	Non-Control	CREFI	–	$23,000,000
		Note A-1-3	Non-Control	CREFI	–	$23,000,000
		Note A-2-1	Non-Control	–	BANK 2022-BNK42	$70,000,000
		Note A-2-2	Non-Control	WFB	–	$13,000,000
		Note A-2-3-1	Non-Control	WFB	–	$12,000,000
		Note A-2-3-2	Non-Control	–	BANK 2022-BNK42	$1,000,000
		Note A-3-1	Non-Control	JPMCB	–	$25,000,000
		Note A-3-2	Non-Control	JPMCB	–	$11,500,000
		Note A-3-3	Non-Control	JPMCB	–	$11,500,000

2550 M Street	Outside Serviced	Note A-1	Control	–	Benchmark 2022-B35	$46,800,000
		Note A-2	Non-Control	–	CGCMT 2022-GC48	$40,000,000

Bell Works	Outside Serviced	Note A-1	Control	–	Benchmark 2022-B35	$50,000,000
		Note A-2-1	Non-Control	–	CGCMT 2022-GC48	$20,000,000
		Note A-2-2	Non-Control	CREFI	–	$5,000,000
		Note A-3	Non-Control	CREFI	–	$25,000,000
		Note A-4	Non-Control	–	CGCMT 2022-GC48	$20,000,000
		Note A-5	Non-Control	BMO		$15,000,000
		Note A-6	Non-Control	BMO		$15,000,000
		Note A-7	Non-Control	BMO		$10,000,000
		Note A-8	Non-Control	BMO		$10,000,000
		Note A-9	Non-Control	–	BBCMS 2022-C16	$25,000,000
		Note A-10	Non-Control	–	BBCMS 2022-C16	$10,000,000
		Note A-11	Non-Control	–	BBCMS 2022-C16	$5,000,000

One Wilshire	Outside Serviced	Note A-1	(4)	–	Benchmark 2022-B32	$90,000,000
		Note A-2	(4)	–	Benchmark 2022-B33	$80,000,000
		Note A-3	(4)	–	Benchmark 2022-B34	$85,000,000
		Note A-4	(4)	–	Benchmark 2022-B35	$111,000,000
		Note A-5	(4)	–	CGCMT 2022-GC48	$23,250,000

ExchangeRight Net Leased Portfolio #55	Outside Serviced	Note A-1-A	Control	–	Benchmark 2022-B35	$40,000,000
		Note A-1-B	Non-Control	–	CGCMT 2022-GC48	$22,340,000
		Note A-2	Non-Control	–	BBCMS 2022-C16	$41,560,000

Stockton Self Storage Portfolio(5)	Servicing Shift	Note A-1	Control	–	BBCMS 2022-C16	$25,000,000
		Note A-2	Non-Control	–	CGCMT 2022-GC48	$14,000,000

360 Rosemary(4)	Outside Serviced	Note A-1	Non-Control	–	BMO 2022-C1	$25,000,000
		Note A-2	Non-Control	–	BMO 2022-C1	$20,000,000
		Note A-3	Non-Control	BMO	–	$15,000,000
		Note A-4	Non-Control	BMO	–	$17,000,000
		Note A-5	Non-Control	–	CGCMT 2022-GC48	$8,000,000
		Note B	Non-Control	–	BMO 2022-C1	$100,802,000
		Note C	Control	RICP III 360R Feeder, LLC	–	$24,198,000

111 River Street(4)	Outside Serviced	Note A-1	Non-Control	–	BMO 2022-C1	$37,500,000
		Note A-2	Non-Control	BMO	–	$20,000,000
		Note A-3	Non-Control	BMO	–	$10,000,000
		Note A-4	Non-Control	–	CGCMT 2022-GC48	$8,000,000
		Note A-5	Non-Control	BMO	–	$2,000,000
		Note B	Control	–	BMO 2022-C1	$76,250,000

2 Riverfront Plaza	Outside Serviced	Note A-1	Non-Control	–	BMO 2022-C1	$37,500,000
		Note A-2	Control	–	BBCMS 2022-C15	$45,000,000
		Note A-3	Non-Control	BMO	–	$15,000,000
		Note A-4	Non-Control	–	CGCMT 2022-GC48	$7,500,000
		Note A-5	Non-Control	–	BBCMS 2022-C15	$5,000,000

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(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Controlling Note and/or Non-Controlling Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Controlling Notes or Non-Controlling Notes, as the case may be, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Controlling Note or Non-Controlling Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	Unless otherwise specified, with respect to each Whole Loan, each related unsecuritized pari passu Companion Note (whether controlling or non-controlling) is expected to be contributed to one or more future commercial mortgage securitization transactions. Under the column “Current or Anticipated Holder of Securitized Note”, (i) the identification of a securitization trust means we have identified an Outside Securitization (a) that has closed, (b) as to which a preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission or (c) as to which a preliminary offering circular or final offering circular been printed, that, in each case, has included or is expected to include the subject Controlling Note or Non-Controlling Note, as the case may be, (ii) “Not Identified” means the subject Controlling Note or Non-Controlling Note, as the case may be, has not been securitized and no preliminary prospectus or final prospectus has been filed with the Securities and Exchange Commission nor has any preliminary offering circular or final offering circular has been printed that identifies the future Outside Securitization that is expected to include the subject Controlling Note or Non-Controlling Note, and (iii) “Not Applicable” means the subject Controlling Note or Non-Controlling Note is not intended to be contributed to a future commercial mortgage securitization transaction. In the case of any Outside Securitization that has not closed, there is no assurance that such securitization will close. Under the column “Current Holder of Unsecuritized Note”, “—” means the subject Controlling Note or Non-Controlling Note is not an unsecuritized note and is currently held by the securitization trust referenced under the “Current or Anticipated Holder of Securitized Note” column.
(3)	Certain entity names have been abbreviated for presentation as indicated below.
(4)	The subject Whole Loan is an AB Whole Loan or a Pari Passu-AB Whole Loan, and the Controlling Note as of the date hereof (as identified in the chart above) is a related subordinate note or a group of related subordinate notes, collectively. Upon the occurrence of certain trigger events specified in the related Co-Lender Agreement, however, control will generally shift to a more senior note (or, if applicable, first to one more senior note and, following certain additional trigger events, to another more senior note) in the subject Whole Loan (each identified in the chart above as a “Control Shift Note”), which more senior note will thereupon become the Controlling Note. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari Passu AB Whole Loan”, The “111 River Street Pari Passu AB Whole Loan” and The “360 Rosemary Pari Passu AB Whole Loan” in this prospectus for more information regarding the manner in which control shifts under each such Whole Loan.
(5)	The Stockton Self Storage Portfolio Whole Loan will initially be serviced pursuant to the Pooling and Servicing Agreement, and is expected to be serviced pursuant to the BBCMS 2022-C16 pooling and servicing agreement on and after June 28, 2022.

Each Split Mortgage Loan and its related Companion Loan(s) are cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. In addition, with respect to each Whole Loan, notwithstanding the disclosure above with respect to the number of related Companion Loans, any of the unsecuritized Pari Passu Companion Loans identified above may be further split, modified, combined and reissued (prior to its inclusion in a securitization transaction) as multiple Pari Passu Companion Loans, subject to the terms of the related Co-Lender Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed).In connection with each Whole Loan, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things: (i) for the identification and relative rights of the Controlling Note Holder and Non-Controlling Note Holder(s); (ii) for the servicing and administration of the subject Whole Loan and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Whole Loan will be allocated first, to any related Subordinate Companion Loan(s) (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Whole Loans” section.

Set forth below are certain terms and provisions of each Whole Loan and the related Co-Lender Agreement. Certain of the Whole Loans are Outside Serviced Whole Loans. For more information regarding the servicing of each of the Whole Loans that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans”.

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement in accordance with the terms of the Pooling and Servicing Agreement and the related Co-Lender Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the Master Servicer or the Trustee, as applicable, will be required to (and the Special Servicer, at its option in emergency situations, may) make Property Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the Special Servicer) determines that such a Property Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the related Controlling Pari Passu Companion Loan Securitization Date, after which such Whole Loan will be serviced pursuant to the related Outside Servicing

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Agreement (and, accordingly, will be an Outside Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the Pooling and Servicing Agreement, in accordance with the terms of the Pooling and Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Split Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the Pooling and Servicing Agreement.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Property Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights with respect to Serviced Pari Passu Whole Loans other than Serviced Outside Controlled Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Controlling Note will be included in the Issuing Entity, and the applicable Directing Holder will have consent rights and any applicable Consulting Party will have consultation rights with respect to such Mortgage Loan as described under “The Pooling and Servicing Agreement—Directing Holder”.

Control Rights with respect to Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table titled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. The related Controlling Note Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the Special Servicer with respect to such Whole Loan with or without cause; provided, that with

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respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Controlling Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Note Holder”, and there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such Non-Controlling Note Holder under the related Co-Lender Agreement with respect to such Non-Controlling Note or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Servicing Shift Whole Loan, one or more related Non-Controlling Notes will be included in the Issuing Entity, and any applicable Consulting Parties will be entitled to exercise the consultation rights described below.

The Special Servicer will be required, with respect to each Non-Controlling Note Holder that is a Consulting Party (i) to provide to such Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an asset status report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan within the same time frame it is required to provide such notice, information or report to the Directing Holder (for this purpose, without regard to whether such items are actually required to be provided to such Directing Holder (i.e., including if such Directing Holder is no longer a Directing Holder due to the occurrence of an applicable trigger event)) and (ii) to consult or use reasonable efforts to consult with such Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the Special Servicer or any proposed action to be taken by the Special Servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire 10 business days (or, with respect to an “acceptable insurance default”, if so provided in the related Co-Lender Agreement, 30 days) after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day (or, as applicable, 30-day) period will be deemed to begin anew). In no event will the Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative). In addition, if the Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual conference calls or meetings with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the Special Servicer that affects a Non-Controlling Note Holder, such holder will have the right to direct the Trustee to terminate the Special Servicer under the Pooling and Servicing Agreement solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such Special Servicer may have as a Certificateholder, or any other rights of the Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to the Pooling and Servicing Agreement.

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Sale of Defaulted Mortgage Loan

If any Split Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer decides to sell such Split Mortgage Loan, the Special Servicer will be required to sell such Split Mortgage Loan and each related Serviced Pari Passu Companion Loan, together as interests evidencing one whole loan. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Note Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the Master Servicer or Special Servicer in connection with the proposed sale.

The Outside Serviced Pari Passu Whole Loans

Each Outside Serviced Pari Passu Whole Loan will be serviced pursuant to the related Outside Servicing Agreement in accordance with the terms of such Outside Servicing Agreement and the related Co-Lender Agreement. No Outside Servicer, Outside Special Servicer or Outside Trustee will be required to make monthly payment advances on an Outside Serviced Mortgage Loan, but the related Outside Servicer or Outside Trustee, as applicable, will be required to (and the Outside Special Servicer, at its option in certain cases, may) make servicing advances on the related Outside Serviced Whole Loan in accordance with the terms of the related Outside Servicing Agreement unless such advancing party (or, in certain cases, the related Outside Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. P&I Advances on each Outside Serviced Mortgage Loan will be made by the Master Servicer or the Trustee, as applicable, to the extent provided under the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will be obligated to make servicing advances with respect to an Outside Serviced Whole Loan. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a description of certain of the servicing terms of the Outside Servicing Agreements.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Outside Serviced Pari Passu Whole Loans” section only applies to the period commencing on the related Controlling Pari Passu Companion Loan Securitization Date.

Co-Lender Agreement

The Co-Lender Agreement related to each Outside Serviced Pari Passu Whole Loan provides that:

●	The Split Mortgage Loan and Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan are of equal priority with each other and none of such Split Mortgage Loan or the related Companion Loan(s) will have priority or preference over any other such loan.
●	All payments, proceeds and other recoveries on the Outside Serviced Whole Loan will be applied to the Split Mortgage Loan and related Companion Loan(s) comprising such Outside Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Outside Servicing Agreement, in accordance with the terms of the related Outside Servicing Agreement).
●	The transfer of up to 49% of the beneficial interest of a Split Mortgage Loan and any related Companion Loan comprising the Outside Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such Split Mortgage Loan or Companion Loan is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder of a Split Mortgage Loan or a Companion Loan has consented to
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such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Outside Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Outside Serviced Mortgage Loan together with the related Outside Serviced Pari Passu Companion Loans in accordance with the terms of the related Outside Servicing Agreement.

Any losses, liabilities, claims, fees, costs and/or expenses incurred in connection with an Outside Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Outside Serviced Mortgage Loan, be payable or reimbursable out of general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the holders of Offered Certificates.

Control Rights

With respect to each Outside Serviced Whole Loan, the related Controlling Note will be held as of the Closing Date by the Controlling Note Holder listed as the “Current Holder of Unsecuritized Note” or “Current or Anticipated Holder of Securitized Note”, as applicable, in the table entitled “Whole Loan Controlling Notes and Non-Controlling Notes” above under “—General”. With respect to any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date, the related Controlling Note Holder will be the related Outside Securitization. The related Controlling Note Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Outside Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Controlling Pari Passu Companion Loan Securitization Date), if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no such “Controlling Note Holder” under the related Co-Lender Agreement and no person will be entitled to exercise the rights of the “Controlling Note Holder” under the related Co-Lender Agreement.

Certain Rights of each Non-Controlling Note Holder

With respect to any Outside Serviced Whole Loan, the holder of any related Non-Controlling Note (or if such Non-Controlling Note has been securitized, the controlling class representative with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that with respect to each Outside Serviced Whole Loan, if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Controlling Note is held by the borrower or an affiliate thereof, there will be deemed to be no “Non-Controlling Note Holder” with respect to such Non-Controlling Note under the related Co-Lender Agreement or the Non-Controlling Note Holder will not be permitted to exercise any of the related consent or consultation rights. With respect to each Outside Serviced Whole Loan (including each Servicing Shift Whole Loan after the related Controlling Pari Passu Companion Loan Securitization Date), one or more related Non-Controlling Notes will be included in the Issuing Entity, and the Controlling Class Representative, prior to the occurrence and continuance of a Control Termination Event or a Consultation Termination Event (as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Related Provisions of the Pooling and Servicing Agreement”, will be entitled to exercise the consent or consultation rights described below.

With respect to any Outside Serviced Whole Loan, the related Outside Special Servicer or Outside Servicer, as applicable pursuant to the related Co-Lender Agreement, will be required (i) to provide to each Non-Controlling Note Holder copies of any notice, information and report that it is required to provide to the related Outside Controlling Class Representative under the related Outside Servicing Agreement with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Outside Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Outside Servicing Agreement with respect to such Outside Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Outside Controlling Class Representative due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Outside Servicing Agreement) and (ii) to consult or use reasonable efforts to consult each Non-Controlling Note Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the

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aforementioned notices, information and reports) with respect to any such recommended actions by such Outside Special Servicer or any proposed action to be taken by such Outside Special Servicer in respect of the applicable major decision.

Such consultation right will expire 10 business days after the delivery to such Non-Controlling Note Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Note Holder has responded within such period (unless the related Outside Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such 10-business day period will be deemed to begin anew). In no event will the related Outside Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Note Holder (or its representative).

If the related Outside Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising an Outside Serviced Whole Loan, it may take, in accordance with the servicing standard under the Outside Servicing Agreement, any action constituting a major decision with respect to such Outside Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned 10-business day period.

In addition to the aforementioned consultation right, each Non-Controlling Note Holder will have the right to annual meetings or conference calls with the related Outside Servicer or the related Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Outside Servicer or Outside Special Servicer, as applicable, in which servicing issues related to the related Outside Serviced Whole Loan are discussed.

If a special servicer termination event under the related Outside Servicing Agreement has occurred that affects a Non-Controlling Note Holder, such holder will have the right to direct the related Outside Trustee to terminate the related Outside Special Servicer under such Outside Servicing Agreement solely with respect to the related Outside Serviced Whole Loan, other than with respect to any rights such Outside Special Servicer may have as a certificateholder under such Outside Servicing Agreement, or any other rights of such Outside Special Servicer at the time of termination that survive the termination, including rights to indemnification and any other amounts payable to the Special Servicer pursuant to such Outside Servicing Agreement.

Custody of the Mortgage File

The Outside Custodian is the custodian of the mortgage file related to the related Outside Serviced Whole Loan (other than any promissory notes not contributed to the related Outside Securitization).

Sale of Defaulted Mortgage Loan

If any Outside Serviced Whole Loan becomes a “defaulted mortgage loan” (or other similar term) within the meaning of the related Outside Servicing Agreement, and if the related Outside Special Servicer decides to sell the related Controlling Note contributed to the Outside Securitization, such Outside Special Servicer will be required to sell the related Outside Serviced Mortgage Loan and each Outside Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Outside Special Servicer will not be permitted to sell an Outside Serviced Whole Loan without the consent of each Non-Controlling Note Holder that is not a related borrower or affiliate thereof unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Outside Serviced Whole Loan, (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Outside Controlling Class Representative under the related Outside Servicing Agreement) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale.

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The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan

General

The Yorkshire & Lexington Towers Mortgage Loan (9.5%) is part of a split loan structure comprised of 20 mortgage notes (the “Yorkshire & Lexington Towers Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Yorkshire & Lexington Towers Whole Loan (as defined below), in the initial aggregate principal balance of $539,500,000, is evidenced by:

(i)      three senior promissory notes designated as Note A-4, Note A-9 and Note A-11, having an aggregate a Cut-off Date Balance of $60,000,000 (the “Yorkshire & Lexington Towers Mortgage Loan”), collectively, evidencing the Yorkshire & Lexington Towers Mortgage Loan, that will be deposited into the Issuing Entity;

(ii)   15 senior promissory notes designated as Note A-1, Note A-2, Note A-3, Note A-5, Note A-6, Note A-7, Note A-8, Note A-10, Note A-12, Note A-13, Note A-14, Note A-15, Note A-16, Note A-17 and Note A-18, having an aggregate Cut-off Date Balance of $258,000,000 (collectively, the “Yorkshire & Lexington Towers Pari Passu Companion Loans” and, together with the Yorkshire & Lexington Towers Mortgage Loan, the “Yorkshire & Lexington Towers Senior Notes” or the “Yorkshire & Lexington Towers A Notes”, and the holders of such Yorkshire & Lexington Towers Senior Notes, the “Yorkshire & Lexington Towers Note A Holders” and, each holder, a “Yorkshire & Lexington Towers Note A Holder”), and

(iii) two promissory notes designated as Note B-1 and Note B-2, having an aggregate Cut-off Date Balance of $221,500,000 (each, a “Yorkshire & Lexington Towers B Note”, and, together, the “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”.

The holders of the Yorkshire & Lexington Towers Pari Passu Companion Loans are referred to as the “Yorkshire & Lexington Towers Pari Passu Companion Loan Holders”, and the holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan is referred to as “Yorkshire & Lexington Towers Note B Holder” or as the context may require, a “Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder”.

The Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan are collectively referred to in this prospectus as the Yorkshire & Lexington Towers Whole Loan (the “Yorkshire & Lexington Towers Whole Loan”).

The rights of the issuing entity as the holder of the Yorkshire & Lexington Towers Mortgage Loan and as the holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan and the rights of the Yorkshire & Lexington Towers Pari Passu Companion Loan Holders are subject to a Co-Lender Agreement (the “Yorkshire & Lexington Towers Co-Lender Agreement”). The following summaries describe certain provisions of the Yorkshire & Lexington Towers Co-Lender Agreement. The Yorkshire & Lexington Towers Co-Lender Agreement provides that to the extent that there is a conflict between the Yorkshire & Lexington Towers Co-Lender Agreement and the Pooling and Servicing Agreement, the terms of the Yorkshire & Lexington Towers Co-Lender Agreement will govern.

Servicing

The Yorkshire & Lexington Towers Whole Loan will be serviced pursuant to the Pooling and Servicing Agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

Amounts payable to the issuing entity as holder of the Yorkshire & Lexington Towers Mortgage Loan and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement will be included in the Aggregate Available Funds and the Trust Subordinate Companion Loan Available Funds, respectively, for the related Distribution Date to the extent described in this prospectus.

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Application of Payments

The Yorkshire & Lexington Towers Co-Lender Agreement sets forth the respective rights of the holders of the Yorkshire & Lexington Towers Mortgage Loan, the Yorkshire & Lexington Towers Pari Passu Companion Loans and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the Yorkshire & Lexington Towers Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the Mortgage Loan documents, (2) certain extraordinary trust fund expenses that are then due or payable to any party to the Pooling and Servicing Agreement with respect to the Yorkshire & Lexington Towers Whole Loan (to the extent collections are allocated to payment of such expenses pursuant to the Pooling and Servicing Agreement) and (3) default interest to be applied pursuant to the Pooling and Servicing Agreement, payments and proceeds received with respect to the Yorkshire & Lexington Towers Whole Loan will generally be applied in the following order:

first, to each Yorkshire & Lexington Towers Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable primary servicing fee rate);

second, to each Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the applicable primary servicing fee rate);

third, to each Yorkshire & Lexington Towers Note A Holder, pro rata, based on the respective principal balances of the A Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received with respect to the Yorkshire & Lexington Towers Whole Loan, if any, until the principal balance for each A Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each A Note has been reduced to zero;

fourth, to each Yorkshire & Lexington Trust Companion Loan Holder, pro rata, based on the respective principal balances of the B Notes (i) if no Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received with respect to the Yorkshire & Lexington Towers Whole Loan, if any, until the principal balance for each B Note has been reduced to zero, and (ii) at any time that a Yorkshire & Lexington Towers Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the Yorkshire & Lexington Towers Whole Loan (a “Yorkshire & Lexington Towers Workout”), the aggregate principal balance of the Yorkshire & Lexington Towers Senior Notes has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

sixth, if the proceeds of any foreclosure sale or any liquidation of the Yorkshire & Lexington Towers Whole Loan or the Yorkshire & Lexington Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a Yorkshire & Lexington Towers Workout the principal balance of the Yorkshire & Lexington Subordinate Companion Loan has been reduced, such excess amount will be paid to each Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such Yorkshire & Lexington Towers Workout, plus interest on such amount at the related note interest rate (net of the applicable primary servicing fee rate);

seventh, to each Yorkshire & Lexington Towers Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers A Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

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eighth, to each Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder pro rata (based on their respective entitlements) up to an amount equal to all yield maintenance premiums allocated to the related Yorkshire & Lexington Towers B Note in accordance with the Yorkshire & Lexington Towers Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the Master Servicer or Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Yorkshire & Lexington Towers Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the Yorkshire & Lexington Towers Note A Holders, pro rata and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holders, pro rata in accordance with the Yorkshire & Lexington Towers Note A Percentage Interest and the Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances, and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances; and

tenth, if any excess amount is available to be distributed in respect of the Yorkshire & Lexington Towers Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the Yorkshire & Lexington Towers Note A Holders and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holders in accordance with the initial Yorkshire & Lexington Towers Note A Percentage Interest and the initial Yorkshire & Lexington Towers Note B Percentage Interest, respectively, with the amount distributed to the Yorkshire & Lexington Towers Note A Holders to be allocated among each Yorkshire & Lexington Towers Note A Holder pro rata based on their respective principal balances and with the amount distributed to the Yorkshire & Lexington Towers Note B Holders to be allocated among each Yorkshire & Lexington Towers Note B Holder pro rata based on their respective principal balances.

“Yorkshire & Lexington Towers Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Senior Note, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Senior Notes.

“Yorkshire & Lexington Towers Note A Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note A-4 Holder” or “Yorkshire & Lexington Towers Lead Securitization Note” means the holder of Yorkshire & Lexington Towers Note A-4.

“Yorkshire & Lexington Towers Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of such Yorkshire & Lexington Towers Trust Subordinate Companion Loan, and the denominator of which is the sum of the principal balances of all the Yorkshire & Lexington Towers Trust Subordinate Companion Loan.

“Yorkshire & Lexington Towers Note B Rate” means 3.04000%.

“Yorkshire & Lexington Towers Note B-1 Holder” means the holder of Yorkshire & Lexington Towers Note B-1.

“Yorkshire & Lexington Towers Note B-2 Holder” means the holder of Yorkshire & Lexington Towers Note B-2.

“Yorkshire & Lexington Towers Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the Yorkshire & Lexington Towers Whole Loan or (ii) any non-monetary event of default as a result of which the Yorkshire & Lexington Towers Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the Yorkshire & Lexington Towers Whole Loan and the Yorkshire & Lexington Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the Yorkshire & Lexington Towers Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the Yorkshire & Lexington Towers Whole Loan.

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Consultation and Control

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, the “Yorkshire & Lexington Towers Controlling Note”, as of any date of determination, will be Yorkshire & Lexington Towers Note B-1, unless a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing or if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, Yorkshire & Lexington Towers Note A-4; provided, that if Yorkshire & Lexington Towers Note B-1 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, but any interest in Yorkshire & Lexington Towers Note B-1 is held by a Yorkshire & Lexington Towers Borrower Party, or Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Note B-1, then, during such period, Yorkshire & Lexington Towers Note B-2 will be the Yorkshire & Lexington Towers Controlling Note; and provided, further, that if Yorkshire & Lexington Towers Note B-2 would be the Yorkshire & Lexington Towers Controlling Note pursuant to the preceding proviso, but any interest in Yorkshire & Lexington Towers Note B-2 is held by a Yorkshire & Lexington Towers Borrower Party, or a Yorkshire & Lexington Towers Borrower Party would otherwise be entitled to exercise the rights of the holder of the Yorkshire & Lexington Towers Controlling Note in respect of Yorkshire & Lexington Towers Note B-2, then a Yorkshire & Lexington Towers Control Appraisal Period will be deemed to have occurred. The holder of the Yorkshire & Lexington Towers Controlling Note is referred to as the “Yorkshire & Lexington Towers Controlling Noteholder”.

Any time the Yorkshire & Lexington Towers Note B-1 and Yorkshire & Lexington Towers Note B-2 are included in the Issuing Entity, the related Loan-Specific Controlling Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the Pooling and Servicing Agreement and the Yorkshire & Lexington Towers Co-Lender Agreement; provided further that, at any time the Yorkshire & Lexington Towers Note A-4 is included in the Issuing Entity, if a Yorkshire & Lexington Towers Control Appraisal Period has occurred and is continuing, the Controlling Class Representative will be entitled to exercise the rights of the Yorkshire & Lexington Towers Controlling Note under the Yorkshire & Lexington Towers Co-Lender Agreement, as and to the extent provided in the Pooling and Servicing Agreement and the Yorkshire & Lexington Towers Co-Lender Agreement.

A “Yorkshire & Lexington Towers Control Appraisal Period” will exist with respect to the Yorkshire & Lexington Towers Whole Loan, if and for so long as (a)(1) the initial principal balance of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, (y) any appraisal reductions for the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the Yorkshire & Lexington Towers Whole Loan that are allocated to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holders of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan.

“Yorkshire & Lexington Towers Borrower Party” means, individually or collectively, as the context may require, (i) any Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or any of their respective managers, servicers, agents or affiliates, (ii) a Yorkshire & Lexington Towers Restricted Holder, (iii) any person controlling or controlled by or under common control with the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of the Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the Yorkshire & Lexington Towers Whole Loan borrower, any sponsor of any Yorkshire & Lexington Towers Whole Loan borrower, any borrower under a related mezzanine loan, any guarantor under the Yorkshire & Lexington Towers Whole Loan or a related mezzanine loan, any operating lessee or property manager of any related Mortgaged Property, or a Yorkshire & Lexington Towers Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the

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management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Yorkshire & Lexington Towers Restricted Holder” means with respect to the Yorkshire & Lexington Towers Whole Loan, any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

Pursuant to the Yorkshire & Lexington Towers Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Yorkshire & Lexington Towers Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Yorkshire & Lexington Towers Major Decision, the Master Servicer or the Special Servicer, as applicable, will be required to provide the Yorkshire & Lexington Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested Yorkshire & Lexington Towers Major Decision. The Master Servicer or the Special Servicer, as applicable, is not permitted to take any action with respect to such Yorkshire & Lexington Towers Major Decision (or make a determination not to take action with respect to such Yorkshire & Lexington Towers Major Decision), unless and until the Master Servicer or the Special Servicer, as applicable, receives the written consent of the Yorkshire & Lexington Controlling Noteholder (or its representative) before implementing a decision with respect to such Yorkshire & Lexington Towers Major Decision.

Notwithstanding the foregoing, the holder of the Yorkshire & Lexington Towers Note A-4 (the “Yorkshire & Lexington Towers Lead Securitization Note”) (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the Yorkshire & Lexington Controlling Certificateholder (or its representative) that would require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate provisions of the Yorkshire & Lexington Towers Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the Yorkshire & Lexington Towers Mortgage Loan holder (or any servicer acting on its behalf) to violate the terms of the Yorkshire & Lexington Towers Whole Loan, or materially expand the scope of the Yorkshire & Lexington Towers Lead Securitization Note holder’s (or any servicer acting on its behalf) responsibilities under the Yorkshire & Lexington Towers Co-Lender Agreement or the Pooling and Servicing Agreement.

The Special Servicer will be required to (A) provide copies to any Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative of any notice, information and report that is required to be provided to the Yorkshire & Lexington Controlling Noteholder or its representative pursuant to the Pooling and Servicing Agreement with respect to any Yorkshire & Lexington Towers Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the Yorkshire & Lexington Controlling Noteholder or its representative, and (B) consult with each Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative on a strictly non-binding basis, if having received such notices, information and reports, any Yorkshire & Lexington Towers Non-Controlling Noteholders request consultation with respect to any such Yorkshire & Lexington Towers Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such Yorkshire & Lexington Towers Non-Controlling Noteholder or its representative; provided that after the expiration of a period of 10 business days from the delivery to any Yorkshire & Lexington Towers Non-Controlling Noteholder by the Special Servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer will no longer be obligated to consult with such Yorkshire & Lexington Towers Non-Controlling Noteholder, whether or not such Yorkshire & Lexington Towers Non-Controlling Noteholder has responded within such 10 Business Day period; provided that the provisions of the Pooling and Servicing Agreement will govern the consent and consultation rights of the Yorkshire & Lexington Towers Co-Lender Agreement.

“Yorkshire & Lexington Towers Non-Controlling Noteholder” means any holder of a Yorkshire & Lexington Towers Non-Controlling Note; provided that, if at any time a Yorkshire & Lexington Towers Non-Controlling Note is held by (or, at any time a Yorkshire & Lexington Towers Non-Controlling Note is included in a non-lead

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securitization, the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative for such non-lead securitization is) a Yorkshire & Lexington Towers Borrower Party, no person shall be entitled to exercise the rights of such Yorkshire & Lexington Towers Non-Controlling Noteholder with respect to such non-controlling note if the Special Servicer determines that immediate action with respect thereto is necessary to protect the interests of the Noteholders. In no event shall the Special Servicer be obligated at any time to follow or take any alternative actions recommended by a Yorkshire & Lexington Towers Non-Controlling Noteholder.

“Yorkshire & Lexington Towers Non-Controlling Note” means any Yorkshire & Lexington Towers Note other than the Yorkshire & Lexington Towers Controlling Note.

“Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a Yorkshire & Lexington Towers Borrower Party, no person will be entitled to exercise the rights of the related Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative.

The Yorkshire & Lexington Towers Whole Loan holders acknowledged that the Pooling and Servicing Agreement may contain certain provisions that give the Operating Advisor certain non-binding consultation rights with respect to Yorkshire & Lexington Towers Major Decisions related to compliance with the risk retention rules applicable to this transaction.

“Yorkshire & Lexington Towers Major Decision” means a Major Decision under the Pooling and Servicing Agreement or any one or more analogous terms in the Pooling and Servicing Agreement.

Under the Yorkshire & Lexington Towers Co-Lender Agreement, the holder of each Yorkshire & Lexington Towers Note that is not the Yorkshire & Lexington Towers Lead Note (a “Yorkshire & Lexington Towers Non-Lead Note”) acknowledged the right and obligation of the Yorkshire & Lexington Towers Lead Noteholder to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the Pooling and Servicing without the consent of any holder of such Yorkshire & Lexington Towers Non-Lead Note (subject to the obligation of the Special Servicer to provide notice and information to such holder in accordance with the terms of the Yorkshire & Lexington Towers Co-Lender Agreement, which are substantially similar to those provisions of the Pooling and Servicing Agreement relating to the sale of a Serviced Whole Loan by the Special Servicer). In connection with any sale of the Yorkshire & Lexington Towers Whole Loan that has become a defaulted loan, the Special Servicer will be required to sell each Yorkshire & Lexington Towers Non-Lead Note together with the Yorkshire & Lexington Towers Lead Securitization Note in the manner set forth in the Pooling and Servicing Agreement.

Subject to the terms of the Pooling Servicing Agreement, each of the Yorkshire & Lexington Towers Controlling Noteholder, the Controlling Class Representative, any Loan-Specific Controlling Class Representative, any other Yorkshire & Lexington Towers Noteholder (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a Yorkshire & Lexington Towers Non-Lead Note) will be permitted to bid at any sale of the Yorkshire & Lexington Towers Non-Lead Securitization Note unless such person is an agent or affiliate of the borrower.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Yorkshire & Lexington Towers Co-Lender Agreement and the Pooling and Servicing Agreement, if the Yorkshire & Lexington Towers Whole Loan becomes a defaulted loan, and if the Special Servicer determines to sell the Yorkshire & Lexington Towers Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer may elect to sell the Yorkshire & Lexington Towers Whole Loan subject to the rights of the applicable holders of the Yorkshire & Lexington Towers Notes under the Pooling and Servicing Agreement and the Yorkshire & Lexington Towers Co-Lender Agreement, as described above under “—Consultation and Control”.

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The 111 River Street Pari Passu-AB Whole Loan

General

The 111 River Street Mortgage Loan (1.3%) is part of a split loan structure comprised of six mortgage notes (the “111 River Street Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 111 River Street Whole Loan (as defined below), in the initial aggregate principal balance of $153,750,000, is evidenced by:

(i)   one senior promissory note designated as Note A-1, having a Cut-off Date Balance of $37,500,000 (the “111 River Street Note A-1 or the “111 River Street Lead Securitization Note”);

(ii)        one senior promissory note designated as Note A-2, having a Cut-off Date Balance of $20,000,000 (the “111 River Street Note A-2”);

(iii)     one senior promissory note designated as Note A-3, having a Cut-off Date Balance of $10,000,000 (the “111 River Street Note A-3”);

(iv)      one senior promissory note designated as Note A-4, having a Cut-off Date Balance of $8,000,000 (the “111 River Street Note A-4” or “111 River Street Mortgage Loan”), evidencing the 111 River Street Mortgage Loan, that will be deposited into the Issuing Entity;

(v)         one senior promissory note designated as Note A-5, having a Cut-off Date balance of $2,000,000 (the “111 River Street Note A-5, together with 111 River Street Note A-1, 111 River Street Note A-2 and 111 River Street Note A-3, the “111 River Street Pari Passu Companion Loans” and, collectively with the 111 River Street Mortgage Loan, the “111 River Street Senior Notes” or the “111 River Street A Notes”), and the holders of such 111 River Street Senior Notes (the “111 River Street Note A Holders” and, each holder (a “111 River Street Note A Holder”), and

(vi)  one promissory Note B with a principal balance as of the Cut-off Date of $76,250,000 (the “111 River Street Note B” or, the “111 River Street Subordinate Companion Loan”, and the holder of such 111 River Street Note B (the “111 River Street Note B Holder” or as the context may require, the “111 River Street Subordinate Companion Loan Holder”).

The 111 River Street Mortgage Loan, the 111 River Street Pari Passu Companion Loan and the 111 River Street Subordinate Companion Loan are collectively referred to in this prospectus as the 111 River Street Whole Loan (the “111 River Street Whole Loan”).

The rights of the issuing entity as the holder of the 111 River Street Mortgage Loan, the 111 River Street Pari Passu Companion Loan and the rights of the holder of the 111 River Street Subordinate Companion Loan are subject to a Co-Lender Agreement (the “111 River Street Co-Lender Agreement”). The following summaries describe certain provisions of the 111 River Street Co-Lender Agreement. The 111 River Street Co-Lender Agreement provides that to the extent that there is a conflict between the 111 River Street Co-Lender Agreement and the related servicing agreement (the “BMO 2022-C1 PSA”), the terms of the 111 River Street Co-Lender Agreement will govern.

Servicing

The 111 River Street Lead Securitization Note and 111 River Street Note B were securitized in the pooled securitization and the loan-specific securitization, respectively, relating to BMO 2022-C1 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2022-C1 (such securitizations or series, collectively, “BMO 2022-C1”). The 111 River Street Whole Loan is currently serviced pursuant to the terms of the BMO 2022-C1 PSA by KeyBank National Association, as servicer, and if necessary, as special servicer, in a manner described under “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and the 111 River Street Co-Lender Agreement.

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Distributions

The 111 River Street Co-Lender Agreement provides, in general, that (i) each 111 River Street Senior Note and the rights of the holder thereof to receive payments of interest, principal and other amounts with respect thereto are made on a pro rata and pari passu basis with each other 111 River Street Senior Note and (ii) the 111 River Street Subordinate Companion Loan and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto is at all times, junior, subject and subordinate to the 111 River Street Senior Notes and the right of the holders thereof to receive payments of interest, principal and other amounts with respect thereto, in each case to the extent described below.

Application of Payments

The 111 River Street Co-Lender Agreement sets forth the respective rights of the holders of The 111 River Street Mortgage Loan, the 111 River Street Par Passu Companion Loans and the 111 River Street Trust Subordinate Companion Loan with respect to distributions of funds received in respect of the 111 River Street Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the 111 River Street Whole Loan documents and (2) certain extraordinary trust fund expenses that are then due or payable to any party to the BMO 2022-C1 PSA with respect to the 111 River Street Whole Loan, payments and proceeds received with respect to the 111 River Street Whole Loan will generally be applied in the following order:

first, to each 111 River Street Note A Holder pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 111 River Street Subordinate Companion Loan Holder, in an amount equal to the accrued and unpaid interest on its respective principal balance, at the applicable note interest rate (net of the servicing fee rate);

third, to each 111 River Street Note A Holder, pro rata, based on the respective principal balances of the A Notes (i) if no 111 River Street Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each A Note has been reduced to zero, and (ii) at any time that a 111 River Street Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each A Note has been reduced to zero;

fourth, to the 111 River Street Trust Companion Loan Holder (i) if no 111 River Street Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for the B Note has been reduced to zero, and (ii) at any time that a 111 River Street Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for the B Note has been reduced to zero;

fifth, if the proceeds of any foreclosure sale or any liquidation of the 111 River Street Whole Loan or the 111 River Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fourth and, as a result of a workout of the 111 River Street Whole Loan (a “111 River Street Workout”), the aggregate principal balance of the 111 River Street Senior Notes has been reduced, such excess amount will be paid to each 111 River Street Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 111 River Street Workout, plus interest on such amount at the related note interest rate;

sixth, if the proceeds of any foreclosure sale or any liquidation of the 111 River Street Whole Loan or the 111 River Street Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a 111 River Street Workout the aggregate principal balance of the 111 River Street Subordinate Companion Loan has been reduced, such excess amount will be paid to the 111 River Street Subordinate Companion Loan Holder, in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 111 River Street Workout, plus interest on such amount at the related note interest rate;

seventh, to each 111 River Street Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all prepayment fees allocated to the related 111 River Street Note A in accordance with the 111 River Street Whole Loan;

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eighth, to the 111 River Street Subordinate Companion Loan Holder up to an amount equal to all prepayment fees allocated to the 111 River Street Note B in accordance with the 111 River Street Whole Loan;

ninth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the BMO 2022-C1 PSA, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 111 River Street Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid to the 111 River Street Note A Holders, pro rata and the 111 River Street Subordinate Companion Loan Holder, pro rata in accordance with the 111 River Street Note A Percentage Interest and the 111 River Street Note B Percentage Interest, respectively, with the amount distributed to the 111 River Street Note A Holders to be allocated among each 111 River Street Note A Holder pro rata based on their respective principal balances;

tenth, if any excess amount is available to be distributed in respect of the 111 River Street Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through ninth, any remaining amount will be paid pro rata to the 111 River Street Note A Holders and the 111 River Street Subordinate Companion Loan Holder in accordance with the initial 111 River Street Note A Percentage Interest and the initial 111 River Street Note B Percentage Interest, respectively, with the amount distributed to the 111 River Street Note A Holders to be allocated among each 111 River Street Note A Holder pro rata based on their respective principal balances.

“111 River Street Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 111 River Street Senior Notes, and the denominator of which is the sum of the principal balances of the 111 River Street Senior Notes and the principal balance of the 111 River Street Subordinate Companion Loan.

“111 River Street Note A Rate” means 3.28000%.

“111 River Street Note A-1 Holder” or “111 River Street Lead Securitization Noteholder” means the holder of 111 River Street Note A-1.

“111 River Street Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 111 River Street Note B, and the denominator of which is the sum of the principal balances of the 111 River Street Senior Notes and the principal balance of the 111 River Street Subordinate Companion Loan.

“111 River Street Note B Rate” means 3.28000%.

“111 River Street Note B Holder” means the holder of 111 River Street Note B.

“111 River Street Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the 111 River Street Whole Loan or (ii) any non-monetary event of default as a result of which the 111 River Street Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

All expenses and losses relating to the 111 River Street Whole Loan and the 111 River Street Mortgaged Property, including without limitation losses of principal and interest, property advances, advance interest amounts, special servicing fees, liquidation fees and workout fees, appraisal reduction amounts and certain other trust expenses, will be allocated in reverse sequential order. Any realized losses (including reductions by a bankruptcy court) applied to reduce the principal balance of the 111 River Street Whole Loan will be reimbursed in sequential order after all amounts of interest and principal have otherwise been paid in full on all the notes comprising the 111 River Street Whole Loan.

Consultation and Control

Pursuant to The 111 River Street Co-Lender Agreement, the controlling holder with respect to the 111 River Street Whole Loan (the “111 River Street Controlling Noteholder”), as of any date of determination, will be the holder of the 111 River Street Subordinate Companion Loan, unless a 111 River Street Control Appraisal Period has occurred and is continuing or if a 111 River Street Control Appraisal Period has occurred and is continuing, the

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holder of 111 River Street Note A-1; provided, however, that at any time the 111 River Street Note A-1 Holder is the 111 River Street Controlling Noteholder and the 111 River Street Note A-1 is included in the issuing entity for the BMO 2022-C1 PSA, references to the “111 River Street Controlling Noteholder” will mean the controlling class certificateholder (or its representative) for the BMO 2022-C1 pooled securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 111 River Street Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1 PSA, provided, further, that at any time the 111 River Street Note B Holder is the 111 River Street Controlling Noteholder and the 111 River Street Note B is included in the issuing entity for the BMO 2022-C1 PSA, references to the “111 River Street Controlling Noteholder” will mean the 111 River Street controlling class certificateholder (or its representative) for the BMO 2022-1 loan-specific securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 111 River Street Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1 PSA, and, provided, further, that, if the holder of the 111 River Street Subordinate Companion Loan would be the 111 River Street Controlling Noteholder pursuant to the terms the 111 River Street Co-Lender Agreement, but any interest in the 111 River Street Subordinate Companion Loan is held by a related 111 River Street Borrower Party, or a related 111 River Street Borrower Party would otherwise be entitled to exercise the rights of the 111 River Street Controlling Noteholder (or its representative), a 111 River Street Control Appraisal Period will be deemed to have occurred.

A “111 River Street Control Appraisal Period” will exist with respect to the 111 River Street Whole Loan, if and for so long as (a)(1) the initial principal balance of the 111 River Street Subordinate Companion Loan minus (2) the sum (without duplication) of (x) any payments of principal allocated to, and received on, the 111 River Street Subordinate Companion Loan, (y) any appraisal reductions for the 111 River Street Whole Loan that are allocated to such the 111 River Street Subordinate Companion Loan and (z) any losses realized with respect to the related Mortgaged Property or the 111 River Street Whole Loan that are allocated to the 111 River Street Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the 111 River Street Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the 111 River Street Subordinate Companion Loan.

Notwithstanding the foregoing, in the event that 111 River Street Subordinate Companion Loan is included in the issuing entity for BMO 2022-C1, the loan-specific controlling class representative for the certificates backed by the 111 River Street Subordinate Companion Loan will have the right to post cash or a letter of credit to all or some portion of an Appraisal Reduction Amount in accordance with the terms of the BMO 2022-C1 PSA to avoid the 111 River Street Control Appraisal Period from occurring.

“111 River Street Borrower Party” means, individually or collectively, as the context may require, (i) the borrower, any sponsor of the Borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the Property, or any of their respective managers, servicers, agents or affiliates, (ii) a 111 River Street Restricted Holder, (iii) any person controlling or controlled by or under common control with the Borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the related Mortgaged Property, or a 111 River Street Restricted Holder, as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 111 River Street Whole Loan or a related mezzanine loan, any operating lessee or property manager of the related Mortgaged Property, or a 111 River Street Restricted Holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“111 River Street Restricted Holder” means any holder of a related mezzanine loan (or any affiliate, manager or agent thereof) or an owner of any interest in any related mezzanine loan (whether legally, beneficially or otherwise, including as a holder of a note evidencing a related mezzanine loan, a holder of a participation interest in a related mezzanine loan or a beneficial owner of any interest in a related mezzanine loan or any securities collateralized by a related mezzanine loan) (a) as to which an event of default has occurred under such mezzanine loan giving rise to an automatic acceleration of such mezzanine loan or the right of the lender thereunder to accelerate such mezzanine loan or (b) as to which foreclosure proceedings against the related collateral have been initiated.

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Pursuant to the 111 River Street Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 111 River Street Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 111 River Street Major Decision, the servicer will be required to provide the 111 River Street Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested 111 River Street Major Decision. The servicer or the special servicer, as applicable, is not permitted to take any action with respect to such 111 River Street Major Decision (or make a determination not to take action with respect to such 111 River Street Major Decision), unless and until the special servicer receives the written consent of the 111 River Street Controlling Noteholder (or its representative) before implementing a decision with respect to such 111 River Street Major Decision; provided that the provisions of the BMO 2022-C1 PSA will govern the consent and consultation rights of the 111 River Street Co-Lender Agreement.

Notwithstanding the foregoing, the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the 111 River Street Controlling Noteholder (or its representative) that would require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate provisions of the 111 River Street Co-Lender Agreement or the BMO 2022-C1 PSA, require or cause the 111 River Street Lead Securitization Noteholder (or any servicer acting on its behalf) to violate the terms of the 111 River Street Whole Loan, or materially expand the scope of the 111 River Street Lead Securitization Noteholder’s (or any servicer acting on its behalf) responsibilities under the 111 River Street Co-Lender Agreement or the BMO 2022-C1 PSA.

The special servicer will be required to (A) provide copies to any 111 River Street Non-Controlling Noteholder of any notice, information and report that is required to be provided to the 111 River Street Controlling Noteholder or its representative pursuant to the BMO 2022-C1 PSA with respect to any 111 River Street Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the 111 River Street Controlling Noteholder, and (B) consult with each The 111 River Street Non-Controlling Noteholders on a strictly non-binding basis, to the extent having received such notices, information and reports, any The 111 River Street Non-Controlling Noteholders request consultation with respect to any such 111 River Street Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 111 River Street Non-Controlling Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any 111 River Street Non-Controlling Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the Special Servicer will no longer be obligated to consult with such 111 River Street Non-Controlling Noteholder, whether or not such 111 River Street Non-Controlling Noteholder has responded within such 10 Business Day period.

“111 River Street Non-Controlling Noteholder” means each holder of any 111 River Street Non-Controlling Note; provided that, if at any time a 111 River Street Non-Controlling Note is held by (or, at any time a 111 River Street Non-Controlling Note is included in a securitization, the related 111 River Street Non-Lead Securitization Subordinate Class Representative is) a 111 River Street Borrower Party, no person will be entitled to exercise the rights of such non-controlling noteholder with respect to such non-controlling note.

“111 River Street Non-Controlling Note” means any 111 River Street Note other than the 111 River Street Controlling Note.

“111 River Street Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities issued in a non-lead securitization of a 111 River Street Non-Lead Note designated as the “controlling class” pursuant to the related non-lead pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any such non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a 111 River Street Borrower Party, no person will be entitled to exercise the rights of the related 111 River Street Non-Lead Securitization Subordinate Class Representative.

The 111 River Street Whole Loan holders acknowledged that the BMO 2022-C1 PSA may contain certain provisions that give the operating advisor certain non-binding consultation rights with respect to 111 River Street Major Decisions related to compliance with the risk retention rules applicable to this transaction.

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“111 River Street Major Decision” means a major decision under the BMO 2022-C1 PSA or any one or more analogous terms in the BMO 2022-C1 PSA.

The 111 River Street Trust Subordinate Companion Loan Holder is entitled to avoid a 111 River Street Control Appraisal Period caused by application of an Appraisal Reduction Amount upon the satisfaction of certain conditions (within 30 days of the servicer’s or special servicer’s, as applicable, receipt of a third party appraisal that indicates such 111 River Street Control Appraisal Period has occurred), including delivery to the servicer or the special servicer, as applicable, of additional collateral in the form of either (x) cash or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution(s) that meets the rating requirements as described in the 111 River Street Co-Lender Agreement, in each case, in an amount which, when added to the appraised value of the 111 River Street Mortgaged Property as determined pursuant to the BMO 2022-C1 PSA, would cause the applicable 111 River Street Control Appraisal Period not to occur.

Under the 111 River Street Co-Lender Agreement, the holder of each 111 River Street Note that is not the 111 River Street Lead Note (a “111 River Street Non-Lead Note”) acknowledged the right and obligation of the 111 River Street Lead Noteholder to sell each 111 River Street Non-Lead Note together with the 111 River Street Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the BMO 2022-C1 PSA without the consent of any holder of such 111 River Street Non-Lead Note (subject to the obligation of the special servicer to provide notice and information to such holder in accordance with the terms of the 111 River Street Co-Lender Agreement, which are substantially similar to those provisions of the Pooling and Servicing Agreement relating to the sale of a Serviced Whole Loan by the Special Servicer). In connection with any sale of the 111 River Street Whole Loan that has become a defaulted loan, the special servicer will be required to sell each 111 River Street Non-Lead Note together with the 111 River Street Lead Securitization Note in the manner set forth in the BMO 2022-C1 PSA and will be required to require that all offers be submitted to the related trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).

Subject to the terms of the BMO 2022-C1 PSA, each of the 111 River Street Controlling Noteholder, the controlling class representative for the BMO 2022-C1 pooled securitization, any the BMO 2022-C1 PSA loan-specific controlling class representative, any other holder of any 111 River Street Non-Lead Note (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a 111 River Street Non-Lead Note) will be permitted to bid at any sale of the 111 River Street Non-Lead Securitization Note unless such person is a 111 River Street Borrower Party.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 111 River Street Co-Lender Agreement and the BMO 2022-C1 PSA, if the 111 River Street Whole Loan becomes a defaulted loan, and if the special servicer determines to sell the 111 River Street Mortgage Loan in accordance with the BMO 2021-C1 PSA, then the special servicer may elect to sell the 111 River Street Whole Loan subject to the rights of the applicable holders of the 111 River Street Notes under the BMO 2022-C1 PSA and the 111 River Street Co-Lender Agreement, as described above under “—Consultation and Control”.

The 360 Rosemary Pari Passu-AB Whole Loan

General

The 360 Rosemary Mortgage Loan (1.3%) is part of a whole loan structure comprised of seven notes (the “360 Rosemary Notes”), each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal amount of $210,000,000. Note A-5, with an initial principal balance of $8,000,000 (the “360 Rosemary Mortgage Loan”), will be deposited into this securitization.

The 360 Rosemary Whole Loan (as defined below) is evidenced by:

(i)         the 360 Rosemary Mortgage Loan;

(ii)      four senior pari passu promissory notes designated as Note A-1, Note A-2, Note A-3 and Note A-4, having an aggregate Cut-off Date Balance of $77,000,000 (collectively, the “360 Rosemary Pari Passu Companion Loans” and, collectively with the 360 Rosemary Mortgage Loan, the “360 Rosemary Senior

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Notes” or the “360 Rosemary A Notes”, and the holders of such 360 Rosemary Senior Notes, the “360 Rosemary Note A Holders” and each holder, a “360 Rosemary Note A Holder”), each of which will not be included in the Issuing Entity;

(iii) one promissory Note B with a principal balance as of the Cut-off Date of $100,802,000 (the “360 Rosemary Note B” or “360 Rosemary Note B Subordinate Companion Loan”) that evidences a subordinate Companion Loan (the “360 Rosemary Note B Subordinate Companion Loan”), which is subordinate to the 360 Rosemary Senior Notes and will not be included in the Issuing Entity; and

(iv)  one promissory Note C with a principal balance as of the Cut-off Date of $24,198,000 (the “360 Rosemary Note C” or the “360 Rosemary Note C Subordinate Companion Loan”, which is subordinate to the 360 Rosemary Senior Notes and the 360 Rosemary Note B, which will not be included in the Issuing Entity.

The holder of the 360 Rosemary Note B Subordinate Companion Loan is referred to as the “360 Rosemary Note B Subordinate Companion Loan Holder” or “360 Rosemary Note B Holder”, and the holder of the 360 Rosemary Note C is referred to as the “360 Rosemary Note C Subordinate Companion Loan Holder” or “360 Rosemary Note C Holder”. The 360 Rosemary Senior Notes, the 360 Rosemary Note B Subordinate Companion Loan and the 360 Rosemary Note C Subordinate Companion Loan are collectively referred to as the “360 Rosemary Whole Loan”.

The rights of the holders of the promissory notes evidencing the 360 Rosemary Whole Loan (the “360 Rosemary Noteholders”) are subject to a Co-Lender Agreement (the “360 Rosemary Co-Lender Agreement”). The following summaries describe certain provisions of the 360 Rosemary Co-Lender Agreement.

Servicing

The 360 Rosemary A Notes designated as Note A-1 and Note A-2 and the 360 Rosemary Note B were securitized in the 2022-BMO C1 pooled securitization and the 2022-BMO C1 loan specific securitization, respectively. The 360 Rosemary Whole Loan is currently serviced pursuant to the terms of the BMO 2022-C1 PSA by KeyBank National Association, as servicer, and if necessary, Situs Holdings, LLC, as special servicer, in a manner described under “Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and the 360 Rosemary Co-Lender Agreement.

Application of Payments

The 360 Rosemary Co-Lender Agreement sets forth the respective rights of the holders of the 360 Rosemary Mortgage Loan, the 360 Rosemary Par Passu Companion Loans, the 360 Rosemary Note B Subordinate Companion Loan and the 360 Rosemary Note C Subordinate Companion Loan with respect to distributions of funds received in respect of the 360 Rosemary Whole Loan, and provides, in general, that after payment of (1) amounts for reserves or escrows required by the 360 Rosemary Whole Loan documents and (2) certain extraordinary trust fund expenses that are then due or payable to any party to the BMO 2022-C1 PSA with respect to the 360 Rosemary Whole Loan, payments and proceeds received with respect to the 360 Rosemary Whole Loan will generally be applied in the following order:

first, to each 360 Rosemary Note A Holder, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

second, to the 360 Rosemary Note B Holder, in an amount equal to the accrued and unpaid interest on their respective principal balance, at the applicable note interest rate (net of the servicing fee rate);

third, to the 360 Rosemary Note C Holder, in an amount equal to the accrued and unpaid interest on their respective principal balances, at the applicable note interest rate (net of the servicing fee rate);

fourth, to each 360 Rosemary Note A Holder, pro rata, based on the respective principal balances of the A Notes (i) if no 360 Rosemary Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the principal payments received, if any, until the principal balance for each 360 Rosemary Note A has been

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reduced to zero, and (ii) at any time that a 360 Rosemary Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for each 360 Rosemary Note A has been reduced to zero;

fifth, to the 360 Rosemary Note B Holder (i) if no 360 Rosemary Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, until the principal balance for the 360 Rosemary Note B has been reduced to zero, and (ii) at any time that a 360 Rosemary Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for the 360 Rosemary Note B has been reduced to zero;

sixth, to the 360 Rosemary Note C Holder (i) if no 360 Rosemary Triggering Event of Default has occurred and is continuing, in an aggregate amount equal to the remaining principal payments received, if any, until the principal balance for the 360 Rosemary Note C has been reduced to zero, and (ii) at any time that a 360 Rosemary Triggering Event of Default has occurred and is continuing, all remaining funds, if any, until the principal balance for the 360 Rosemary Note C has been reduced to zero;

seventh, if the proceeds of any foreclosure sale or any liquidation of the 360 Rosemary Whole Loan or the 360 Rosemary Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through sixth and, as a result of a workout of the 360 Rosemary Whole Loan (a “360 Rosemary Workout”), the aggregate principal balance of the 360 Rosemary Senior Notes has been reduced, such excess amount will be paid to each 360 Rosemary Note A Holder pro rata (based on their respective principal balances), in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 360 Rosemary Workout, plus interest on such amount at the related note interest rate;

eighth, if the proceeds of any foreclosure sale or any liquidation of the 360 Rosemary Whole Loan or the 360 Rosemary Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through seventh and, as a result of a 360 Rosemary Workout the aggregate principal balance of the 360 Rosemary Note B has been reduced, such excess amount will be paid to the 360 Rosemary Note B Holder, in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 360 Rosemary Workout, plus interest on such amount at the related note interest rate;

ninth, if the proceeds of any foreclosure sale or any liquidation of the 360 Rosemary Whole Loan or the 360 Rosemary Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a 360 Rosemary Workout the aggregate principal balance of the 360 Rosemary Note C has been reduced, such excess amount will be paid to the 360 Rosemary Note C Subordinate Companion Loan Holder, in an aggregate amount up to the reduction, if any, of the respective principal balances as a result of such 360 Rosemary Workout, plus interest on such amount at the related note interest rate;

tenth, to each 360 Rosemary Note A Holder pro rata (based on their respective entitlements) up to an amount equal to all prepayment fees allocated to the related 360 Rosemary Note A in accordance with the 360 Rosemary Whole Loan;

eleventh, to the 360 Rosemary Note B Holder up to an amount equal to all prepayment fees allocated to the 360 Rosemary Note B in accordance with the 360 Rosemary Whole Loan;

twelfth, to the 360 Rosemary Note C Subordinate Companion Loan Holder up to an amount equal to all prepayment fees allocated to the 360 Rosemary Note C in accordance with the 360 Rosemary Whole Loan;

thirteenth, to the extent assumption or transfer fees actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any advances, to pay any additional servicing expenses or to compensate the master servicer or special servicer, as applicable (in each case provided that such reimbursements or payments relate to the 360 Rosemary Whole Loan), any such assumption or transfer fees, to the extent actually paid by the borrower, will be required to be paid pro rata to the 360 Rosemary Note A Holders, pro rata, the 360 Rosemary Note B Holder, pro rata and the 360 Rosemary Note C Subordinate Companion Loan Holder, pro rata, in accordance with the 360 Rosemary Note A Percentage Interest, the 360 Rosemary Note B Percentage Interest and the 360 Rosemary Note C Percentage Interest, respectively, with the amount distributed to the 360 Rosemary Note A Holders to be allocated among each 360 Rosemary Note A Holder pro rata based on their respective principal balances;

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fourteenth, if any excess amount is available to be distributed in respect of the 360 Rosemary Whole Loan, and not otherwise applied in accordance with the foregoing clauses first through thirteenth, any remaining amount will be paid pro rata to the 360 Rosemary Note A Holders, the 360 Rosemary Note B Holder and the 360 Rosemary Note C Subordinate Companion Loan Holder in accordance with the initial 360 Rosemary Note A Percentage Interest, the initial 360 Rosemary Note B Percentage Interest and the initial 360 Rosemary Note C Percentage Interest, respectively, with the amount distributed to the 360 Rosemary Note A Holders to be allocated among each 360 Rosemary Note A Holder pro rata based on their respective principal balances.

“360 Rosemary Note A Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the sum of the principal balances of the 360 Rosemary Senior Notes, and the denominator of which is the sum of the principal balances of the 360 Rosemary Senior Notes, the principal balance of the 360 Rosemary Note B Subordinate Companion Loan and the principal balance of the 360 Rosemary Note C Subordinate Companion Loan.

“360 Rosemary Note A Rate” means 3.95000%.

“360 Rosemary Note A-1 Holder” or “360 Rosemary Lead Securitization Note Holder” means the holder of 360 Rosemary Note A-1.

“360 Rosemary Note B Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 360 Rosemary Note B, and the denominator of which is the sum of the principal balances of the 360 Rosemary Senior Notes, the principal balance of the 360 Rosemary Trust Subordinate Companion Loan and the principal balance of the 360 Rosemary Note C Subordinate Companion Loan.

“360 Rosemary Note B Rate” means 3.95000%.

“360 Rosemary Note C Percentage Interest” means a fraction, expressed as a percentage, the numerator of which is the principal balance of the 360 Rosemary Note C, and the denominator of which is the sum of the principal balances of the 360 Rosemary Senior Notes, the principal balance of the 360 Rosemary Note B Subordinate Companion Loan and the principal balance of the 360 Rosemary Note C Subordinate Companion Loan.

“360 Rosemary Note C Rate” means 3.95000%.

“360 Rosemary Note C Subordinate Companion Loan Holder” means the holder of 360 Rosemary Note C.

“360 Rosemary Triggering Event of Default” means (i) any event of default with respect to an obligation of the borrower to pay money due under the 360 Rosemary Whole Loan or (ii) any non-monetary event of default as a result of which the 360 Rosemary Whole Loan becomes a specially serviced mortgage loan (which, for clarification, does not include any imminent event of default).

Consultation and Control

Pursuant to the 360 Rosemary Co-Lender Agreement, the controlling holder with respect to the 360 Rosemary Whole Loan (the “360 Rosemary Controlling Noteholder”), as of any date of determination, will be (i) the 360 Rosemary Note C Subordinate Companion Loan Holder, unless a 360 Rosemary Note C Control Appraisal Period (as defined below) has occurred and is continuing, (ii) the 360 Rosemary Note B Holder if and for so long as a 360 Rosemary Note C Control Appraisal Period has occurred and is continuing and no 360 Rosemary Note B Control Appraisal Period (as defined below) has occurred and is continuing and (iii) the 360 Rosemary Note A-1 Holder if and for so long as a 360 Rosemary Note B Control Appraisal Period has occurred and is continuing, provided, however, that at any time the 360 Rosemary Note A-1 Holder is the 360 Rosemary Controlling Noteholder and the 360 Rosemary Note A-1 is included in the issuing entity for BMO 2022-C1, references to the “360 Rosemary Controlling Noteholder” will mean the controlling class certificateholder (or its representative) for the BMO 2022-C1 pooled securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 360 Rosemary Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1 PSA, provided, further, that at any time the 360 Rosemary Note B Holder is the 360 Rosemary Controlling Noteholder and the 360 Rosemary Note B is included in the issuing entity for BMO 2022-C1, references to the “360 Rosemary Controlling Noteholder” will mean the 360 Rosemary controlling class certificateholder (or its representative) for the BMO 2022-C1 loan-specific securitization or any other party assigned the rights to exercise the rights of the “Controlling Noteholder” under the 360 Rosemary Co-Lender Agreement, as and to the extent provided in the BMO 2022-C1

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PSA, and provided further that at any time the 360 Rosemary Note B Holder or the 360 Rosemary Note C Subordinate Companion Loan Holder is the 360 Rosemary Controlling Noteholder and the 360 Rosemary Note B or 360 Rosemary Note C is held by a 360 Rosemary Borrower Party then a 360 Rosemary Note B Control Appraisal Period or a 360 Rosemary Note C Control Appraisal Period, respectively, will be deemed to have occurred. The 360 Rosemary Note C Subordinate Companion Loan Holder is currently the 360 Rosemary Controlling Noteholder.

Pursuant to the 360 Rosemary Co-Lender Agreement, if any consent, modification, amendment or waiver under or other action in respect of the 360 Rosemary Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a 360 Rosemary Major Decision, the servicer will be required to provide the 360 Rosemary Controlling Noteholder (or its representative) with at least 10 business days (or, in the case of a determination of an acceptable insurance default, 20 days) prior notice requesting consent to the requested 360 Rosemary Major Decision. The servicer or the special servicer, as applicable, is not permitted to take any action with respect to such 360 Rosemary Major Decision (or make a determination not to take action with respect to such 360 Rosemary Major Decision), unless and until the special servicer receives the written consent of the 360 Rosemary Controlling Noteholder (or its representative) before implementing a decision with respect to such 360 Rosemary Major Decision.

Notwithstanding the foregoing, the 360 Rosemary Note A-1 Holder (or any servicer acting on its behalf) will not be permitted to follow any advice or consultation provided by the 360 Rosemary Controlling Noteholder (or its representative) that would require or cause the 360 Rosemary Note A-1 Holder (or any servicer acting on its behalf) to violate any applicable law, including the REMIC Regulations, be inconsistent with the servicing standard, require or cause the 360 Rosemary Note A-1 Holder (or any servicer acting on its behalf) to violate provisions of the 360 Rosemary Co-Lender Agreement or the BMO 2022-C1 PSA, require or cause the 360 Rosemary Note A-1 Holder (or any servicer acting on its behalf) to violate the terms of the 360 Rosemary Whole Loan, or materially expand the scope of the 360 Rosemary Note A-1 Holder’s (or any servicer acting on its behalf) responsibilities under the 360 Rosemary Co-Lender Agreement or the BMO 2022-C1 PSA.

The special servicer will be required to provide copies to 360 Rosemary Non-Controlling Noteholder of any notice, information and report that is required to be provided to the 360 Rosemary Controlling Noteholder pursuant to the BMO 2022-C1 PSA with respect to any 360 Rosemary Major Decisions, or the implementation of any recommended actions outlined in an asset status report, within the same time frame for such notice, information and report is required to be provided to the 360 Rosemary Controlling Noteholder, and the special servicer will be required to consult with each 360 Rosemary Non-Controlling Noteholders on a strictly non-binding basis, to the extent having received such notices, information and reports, any 360 Rosemary Non-Controlling Noteholders request consultation with respect to any such 360 Rosemary Major Decisions or the implementation of any recommended actions outlined in an asset status report, and consider alternative actions recommended by such 360 Rosemary Non-Controlling Noteholder; provided that after the expiration of a period of 10 business days from the delivery to any 360 Rosemary Non-Controlling Noteholder by the special servicer of written notice of a proposed action, together with copies of the notice, information and reports, the special servicer will no longer be obligated to consult with such 360 Rosemary Non-Controlling Noteholder, whether or not such 360 Rosemary Non-Controlling Noteholder has responded within such 10 Business Day period.

“360 Rosemary Control Appraisal Period” means a 360 Rosemary Note B Control Appraisal Period or a 360 Rosemary Note C Control Appraisal Period, as the context may require.

“360 Rosemary Note B Control Appraisal Period” shall exist with respect to the 360 Rosemary Whole Loan, if and for so long as:

(i) the initial principal balance of the 360 Rosemary Note B, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 360 Rosemary Note B after the date of creation of the 360 Rosemary Note B, (y) any Appraisal Reduction Amount for the 360 Rosemary Whole Loan that is allocated to the 360 Rosemary Note B and (z) any losses realized with respect to the 360 Rosemary Mortgaged Property or the 360 Rosemary Whole Loan that are allocated to the 360 Rosemary Note B, is less than

(ii) 25% of the remainder of (i) the initial principal balance of the 360 Rosemary Note B less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 360 Rosemary Note B Holder on the 360 Rosemary Note B, after the date of creation of such 360 Rosemary Note B.

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“360 Rosemary Note C Control Appraisal Period” shall exist with respect to the 360 Rosemary Whole Loan, if and for so long as:

(i) the initial principal balance of the 360 Rosemary Note C, minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on, the 360 Rosemary Note C after the date of creation of the 360 Rosemary Note C, (y) any Appraisal Reduction Amount for the 360 Rosemary Whole Loan that is allocated to the 360 Rosemary Note C and (z) any losses realized with respect to the 360 Rosemary Mortgaged Property or the 360 Rosemary Whole Loan that are allocated to the 360 Rosemary Note C, is less than

(ii) 25% of the remainder of (x) the initial principal balance of the 360 Rosemary Note C less (y) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the 360 Rosemary Note C Subordinate Companion Loan Holder on the 360 Rosemary Note C, after the date of creation of such 360 Rosemary Note C, provided that a 360 Rosemary Control Appraisal Period will terminate upon the occurrence of a cure by the 360 Rosemary Note B Holder or 360 Rosemary Note C Subordinate Companion Loan Holder pursuant to the terms of the 360 Rosemary Co-Lender Agreement and provided, further, that, if the 360 Rosemary Note B Holder or 360 Rosemary Note C Subordinate Companion Loan Holder would be the 360 Rosemary Controlling Noteholder pursuant to the terms of the 360 Rosemary Co-Lender Agreement, but any interest in the 360 Rosemary Note B or 360 Rosemary Note C, respectively, is held by a 360 Rosemary Borrower Party, or a 360 Rosemary Borrower Party would otherwise be entitled to exercise the rights of the 360 Rosemary Controlling Noteholder in respect of the 360 Rosemary Note B Subordinate Companion Loan, then a 360 Rosemary Control Appraisal Period will be deemed to have occurred.

“360 Rosemary Borrower Party” means, individually or collectively, as the context may require, (i) the borrower, any sponsor of the borrower, any borrower under a related mezzanine loan (if any), any guarantor under the 360 Rosemary Whole Loan or a related mezzanine loan, any operating lessee or property manager of the 360 Rosemary Mortgaged Property, or any of their respective managers, servicers, agents or affiliates, (ii) any restricted mezzanine loan holder (if any), (iii) any person controlling or controlled by or under common control with the borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 360 Rosemary Whole Loan or a related mezzanine loan, any operating lessee or property manager of the 360 Rosemary Mortgaged Property, or any restricted mezzanine loan holder (if any) as applicable, or (iv) any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of any interest in the borrower, any sponsor of the borrower, any borrower under a related mezzanine loan, any guarantor under the 360 Rosemary Whole Loan or a related mezzanine loan (if any), any operating lessee or property manager of the 360 Rosemary Mortgaged Property or any restricted mezzanine loan holder (other than any shareholder, partner, member or owner owning less than a 10% non-controlling direct or indirect legal or beneficial interest in any of the foregoing). For the purposes of this definition, “control” when used with respect to any specific person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“360 Rosemary Noteholder” means any of the 360 Rosemary Note A Holders, the 360 Rosemary Note B Subordinate Companion Loan Holder and the 360 Rosemary Note C Subordinate Companion Loan Holder, as applicable.

“360 Rosemary Non-Controlling Note Holder” means each 360 Rosemary Noteholder other than the 360 Rosemary Controlling Noteholder); provided if at any time a 360 Rosemary Non-Controlling Note is held by (or, at any time a 360 Rosemary Non-Controlling Note Holder’s 360 Rosemary Non-Controlling Note is included in a securitization, the related 360 Rosemary Non-Lead Securitization Subordinate Class Representative is) a 360 Rosemary Borrower Party, no person will be entitled to exercise the rights of such 360 Rosemary Non-Controlling Note Holder with respect to such 360 Rosemary Non-Controlling Note.

“360 Rosemary Non-Lead Securitization Subordinate Class Representative” means the holders of the majority of the class of securities pursuant to the securitization of such 360 Rosemary Non-Controlling Note designated as the “controlling class” pursuant to the related pooling and servicing agreement or their duly appointed representative; provided that if 50% or more of the class of securities issued in any non-lead securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of

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the “Controlling Noteholder” or a “Non-Controlling Noteholder” is held by a 360 Rosemary Borrower Party, no person will be entitled to exercise the rights of the related Non-Lead Securitization Subordinate Class Representative..

“360 Rosemary Major Decision” means a “Major Decision” or any one or more analogous terms under the BMO 2022-C1 PSA.

Under the 360 Rosemary Co-Lender Agreement, the holder of each 360 Rosemary Note that is not the 360 Rosemary Lead Note (a “360 Rosemary Non-Lead Note”) acknowledged the right and obligation of the 360 Rosemary Lead Noteholder to sell each 360 Rosemary Non-Lead Note together with the 360 Rosemary Lead Securitization Note as notes evidencing one whole loan in accordance with the terms of the BMO 2022-C1 PSA without the consent of any holder of such 360 Rosemary Non-Lead Note (subject to the obligation of the special servicer to provide notice and information to such holder in accordance with the terms of the 360 Rosemary Co-Lender Agreement, which are substantially similar to those provisions of the Pooling and Servicing Agreement relating to the sale of a Serviced Whole Loan by the Special Servicer). In connection with any sale of the 360 Rosemary Whole Loan that has become a defaulted loan, the special servicer will be required to sell each 360 Rosemary Non-Lead Note together with the 360 Rosemary Lead Securitization Note in the manner set forth in the BMO 2022-C1 PSA and will be required to require that all offers be submitted to the related trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000).

Subject to the terms of the BMO 2022-C1 PSA, each of the 360 Rosemary Controlling Noteholder, the controlling class representative for the BMO 2022-C1 pooled securitization, any the BMO 2022-C1 PSA loan-specific controlling class representative, any other holder of any 360 Rosemary Non-Lead Note (or any controlling class representative or directing holder on its behalf under the pooling and servicing agreement for the securitization of a 360 Rosemary Non-Lead Note) will be permitted to bid at any sale of the 360 Rosemary Non-Lead Securitization Note unless such person is a 360 Rosemary Borrower Party.

Cure Rights

For so long as the 360 Rosemary Note B is included in BMO 2022-C1, the provisions of the 360 Rosemary Co-Lender Agreement described below under this subheading “Cure Rights” will not have any force or effect, insofar as they set forth any right of the 360 Rosemary Note B Holder to exercise cure rights.

In the event that the related borrower fails to make any payment of principal or interest on the 360 Rosemary Whole Loan by the end of the applicable grace period or any other event of default under the related 360 Rosemary Whole Loan documents occurs and is continuing, the 360 Rosemary Note B Holder and the 360 Rosemary Note C Holder will each have the right (but not the obligation) to cure such event of default subject to certain limitations set forth in the 360 Rosemary Co-Lender Agreement. The 360 Rosemary Note B Holder’s and 360 Rosemary Note C Subordinate Companion Loan Holder’s right to cure a monetary default or non-monetary default will be limited to a combined total of (i) six (6) cures of monetary defaults over the term of the 360 Rosemary Whole Loan, no more than four (4) of which may be consecutive, and (ii) six (6) cures of non-monetary defaults over the term of the 360 Rosemary Whole Loan. Additional cure periods will only be permitted with the consent of the 360 Rosemary Note A-1 Holder and, in the case of additional cure periods requested by the 360 Rosemary Note C Holder, the 360 Rosemary Note B Holder’s consent will also be required.

So long as a monetary default exists for which a permitted cure payment is made, such monetary default will not be treated as an “Event of Default” under the 360 Rosemary Whole Loan (including for purposes of (i) accelerating the 360 Rosemary Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the 360 Rosemary Mortgaged Property; or (ii) treating the 360 Rosemary Whole Loan as a loan that has been transferred to special servicing).

Purchase Option

For so long as the 360 Rosemary Note B is included in BMO 2022-C1, the provisions of the 360 Rosemary Co-Lender Agreement described below under this subheading “Purchase Option” will not have any force or effect, insofar as they set forth any right of the 360 Rosemary Note B Holder to purchase the 360 Rosemary Senior Notes.

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After the occurrence and delivery of a notice of an event of default with respect to the 360 Rosemary Whole Loan or a special servicing transfer event, the 360 Rosemary Note B Subordinate Companion Loan Holder and the 360 Rosemary Note C Subordinate Companion Loan Holder will each have the right, by written notice to the holders of the 360 Rosemary Senior Notes and, if the purchasing noteholder is the 360 Rosemary Note C Subordinate Companion Loan Holder, the 360 Rosemary Note B Subordinate Companion Loan Holder (such notice, a “360 Rosemary Purchase Notice”), to purchase in immediately available funds, the 360 Rosemary Senior Notes, or, if the purchasing noteholder is the 360 Rosemary Note C Subordinate Companion Loan Holder, the 360 Rosemary Senior Notes and the 360 Rosemary Note B, in whole but not in part, at the defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is the borrower or an affiliate of the borrower). Upon delivery of the 360 Rosemary Purchase Notice to the holders of the 360 Rosemary Senior Notes or 360 Rosemary Note B, such noteholders will be required to sell (and the 360 Rosemary Note C Subordinate Companion Loan Holder or 360 Rosemary Note B Subordinate Companion Loan Holder, respectively, will be required to purchase) the 360 Rosemary Senior Notes and the 360 Rosemary Note B (if the purchase if the 360 Rosemary Note C Subordinate Companion Loan Holder) at the defaulted mortgage loan purchase price, on a date (the “360 Rosemary Defaulted Note Purchase Date”) not less than 10 and not more than 60 days after the date of the 360 Rosemary Purchase Notice. The failure of the requesting purchaser to purchase the 360 Rosemary Senior Notes and the 360 Rosemary Note B (if such purchaser is the 360 Rosemary Note C Subordinate Companion Loan Holder) on the 360 Rosemary Defaulted Note Purchase Date will result in the termination of such right with respect to the event of default under 360 Rosemary Whole Loan or special servicing transfer event that gave rise to such right. The right of the 360 Rosemary Note B Subordinate Companion Loan Holder and 360 Rosemary Note C Subordinate Companion Loan Holder to purchase the 360 Rosemary Senior Notes and the 360 Rosemary Note B (in the case of the 360 Rosemary Note C Subordinate Companion Loan Holder) as described in this paragraph will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, the 360 Rosemary Note A-1 Holder is required to give the 360 Rosemary Note B Subordinate Companion Loan Holder and the 360 Rosemary Note C Subordinate Companion Loan Holder 10 business days prior written notice of its intent with respect to any consummation of a foreclosure sale, sale by power of sale or delivery of deed in lieu of foreclosure with respect to the related Mortgaged Property. Notwithstanding the foregoing sentence, if title to the related Mortgaged Property is transferred to the 360 Rosemary Note A-1 Holder (or a designee on their behalf), in a manner commonly known as “the borrower turning over the keys” and not otherwise in connection with a consummation by the 360 Rosemary Note A-1 Holder of a foreclosure sale or sale by power of sale, less than 10 business days after the acceleration of the 360 Rosemary Whole Loan, the 360 Rosemary Note A-1 Holder will be required to notify the 360 Rosemary B Subordinate Companion Loan Holders and the 360 Rosemary Note C Subordinate Companion Loan Holders of such transfer and the 360 Rosemary Note B Subordinate Companion Holder and 360 Rosemary Note C Subordinate Companion Loan Holder will have a 30-day period from the date of such notice from the 360 Rosemary Note A-1 Holder to deliver the 360 Rosemary Purchase Notice to the 360 Rosemary Note A-1 Holder (and, if the 360 Rosemary Note C Subordinate Companion Loan Holder is delivering such 360 Rosemary Purchase Notice, to the 360 Rosemary Note B Subordinate Companion Loan Holder), in which case the 360 Rosemary B Subordinate Companion Loan Holders or the 360 Rosemary C Subordinate Companion Loan Holders, as applicable, will be obligated to purchase the related Mortgaged Property, in immediately available funds, within such 30-day period at the applicable purchase price.

Sale of Defaulted Whole Loan

Pursuant to the terms of the 360 Rosemary Co-Lender Agreement and the BMO 2022-C1 PSA, if the 360 Rosemary Whole Loan becomes a defaulted loan, the special servicer of the 360 Rosemary Whole Loan may elect to sell the 360 Rosemary Mortgage Loan, the 360 Pari-Passu Companion Loans, the 360 Rosemary Note B Subordinate Companion Loan and the 360 Rosemary Note C Subordinate Companion Loan as a whole loan, subject to the rights of the applicable holders of the 360 Rosemary Notes under the BMO 2022-C1 PSA and the 360 Rosemary Co-Lender Agreement, as described above under “—Consultation and Control”, “—Cure Rights” and “—Purchase Option” above.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed

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Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A current report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of this prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the Depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

The Trust Subordinate Companion Loan

There is one Trust Subordinate Companion Loan related to this securitization transaction, which (i) is identified as the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, (ii) is related to the Yorkshire & Lexington Towers Mortgage Loan (9.5%) and part of the Yorkshire & Lexington Towers Whole Loan, and (iii) will solely back the Yorkshire & Lexington Towers Loan-Specific Certificates.

The following additional provisions are applicable to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan and the Yorkshire & Lexington Towers Loan-Specific Certificates.

General

BMO and CREFI will transfer to the Depositor the Trust Subordinate Companion Loan, which will be an asset of the Issuing Entity and will back the related Loan-Specific Certificates but will not be included in the mortgage pool that will back the Certificates.

Although the Trust Subordinate Companion Loan will be an asset of the Issuing Entity, amounts distributable with respect to the Trust Subordinate Companion Loan pursuant to its related Co-Lender Agreement will be payable only to the related Loan-Specific Certificates and therefore support only such Loan-Specific Certificates.

Any expenses or losses incurred with respect to any Mortgage Loan other than the Yorkshire & Lexington Towers Mortgage Loan will not be borne by the holders of the Loan-Specific Certificates.

Although the Trust Subordinate Companion Loan is an asset of the Issuing Entity, unless otherwise indicated, for the purpose of numerical and statistical information contained in this prospectus, the Trust Subordinate Companion Loan is not reflected in this prospectus and the term “Mortgage Loan” and “Mortgage Pool” in that context does not include the Trust Subordinate Companion Loan unless otherwise indicated.

Special Servicer

Rialto Capital Advisors, LLC will be appointed the initial Special Servicer with respect to the Yorkshire & Lexington Towers Whole Loan by FS CREIT Investments HRR, LLC or its affiliate, which is expected on the Closing Date to: (a) purchase the Class YLRR Certificates, (b) be the initial Loan-Specific Controlling Class Representative, and (c) the initial Directing Holder with respect to the Yorkshire & Lexington Towers Whole Loan. See “—Directing Holder For the Trust Subordinate Companion Loan” below and “The Pooling and Servicing Agreement—Directing Holder”.

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Credit Risk Retention

Bank of Montreal (who will act as “retaining sponsor” (as such term is defined in Regulation RR)) and CREFI are the sponsors with respect to the securitization transaction constituted by the issuance of the Yorkshire & Lexington Towers Loan-Specific Certificates. In connection therewith, the Class YLRR certificates will be purchased and retained by a third party purchaser contemplated by Rule 7 of Regulation RR, in accordance with the credit risk retention rules applicable to the securitization transaction constituted by the issuance of the Yorkshire & Lexington Towers Loan-Specific Certificates.

Loan-Specific Certificates

A separate series of Loan-Specific Certificates will be issued by the Issuing Entity and will be backed by the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, as identified below:

The “Loan-Specific Certificates” or the “Yorkshire & Lexington Towers Loan-Specific Certificates” means the Class YL-A, Class YL-B, Class YL-C, Class YL-D and Class YLRR Certificates.

The “Loan-Specific Principal Balance Certificates” or the “Yorkshire & Lexington Towers Loan-Specific Principal Balance Certificates” means the Class YL-A, Class YL-B, Class YL-C, Class YL-D and Class YLRR Certificates.

Subordination, Allocation of Losses and Certain Expenses

None of the Loan-Specific Certificates will be subordinate to any class of Certificates, except to the extent of the subordination of the Trust Subordinate Companion Loan to the related Mortgage Loan, as and to the extent set forth in the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari Passu-AB Whole Loan”.

Principal losses on the Trust Subordinate Companion Loan will be allocated to the related Loan-Specific Principal Balance Certificates, and any such loss allocated to a class of Loan-Specific Principal Balance Certificates will reduce the Certificate Balance thereof.

Trust Subordinate Companion Loan Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of applicable Realized Losses to holders of the Loan-Specific Certificates on each Distribution Date (the “Trust Subordinate Companion Loan Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)           the aggregate amount of all cash received on the Trust Subordinate Companion Loan and, to the extent allocable to the Trust Subordinate Companion Loan, any related REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any Mortgage Loan, any other Companion Loan, or the holders of the Certificates) and/or the Trust Subordinate Companion Loan REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower with respect to the Trust Subordinate Companion Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Trust Subordinate Companion Loan that were received after the related Determination Date;
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Loan-Specific Certificateholders;
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(iv)	with respect to any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount related to the Trust Subordinate Companion Loan to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Trust Subordinate Companion Loan (which are separately distributed to holders of the related Loan-Specific Certificates);
(vi)	amounts deposited in the Collection Account or the Trust Subordinate Companion Loan REMIC Distribution Account in error; and/or
(vii)	late payment charges or accrued interest on the Trust Subordinate Companion Loan allocable to the default interest rate for such Trust Subordinate Companion Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the Trust Subordinate Companion Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, the aggregate amount allocable to the Trust Subordinate Companion Loan transferred from the REO Account to the Collection Account for the subject Distribution Date, to the extent that such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Trust Subordinate Companion Loan for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Trust Subordinate Companion Loan for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the related Loan-Specific Certificateholders and the owner of any related uncertificated interest); and

(d)           with respect to any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2023, the related Withheld Amounts related to the Trust Subordinate Companion Loan as required to be deposited in the Trust Subordinate Companion Loan REMIC Distribution Account.

Allocation of Yield Maintenance Charges and Prepayment Premiums

Any yield maintenance charges or prepayment premiums payable in respect of the Yorkshire & Lexington Towers Trust Subordinate Companion Loan will be distributed to holders of the Yorkshire & Lexington Towers Loan-Specific Certificates.

Prepayment Interest Shortfalls

Any Excess Prepayment Interest Shortfall allocated to the Trust Subordinate Companion Loan for any Distribution Date will be allocated on such Distribution Date to the related Loan-Specific Certificates.

Subordination; Allocation of Realized Losses

A “Realized Loss” means, with respect to each Distribution Date, solely with respect to the Loan-Specific Certificates, the amount, if any, by which (A) the Stated Principal Balance (for purposes of this calculation only, the Stated Principal Balance will not be reduced by the amount of principal payments received on the Trust Subordinate Companion Loan that were used to reimburse the Master Servicer, the Special Servicer or the Trustee for Workout-Delayed Reimbursement Amounts with respect to the Trust Subordinate Companion Loan, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Trust Subordinate Companion Loan expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the related Loan-Specific Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Loan-Specific Certificates among the respective Classes of such Loan-Specific Principal Balance Certificates.

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Reports to Loan-Specific Certificateholders; Certificate Administrator Reports

The Master Servicer may be required to prepare a separate set of reports, in the same manner as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”, for the Loan-Specific Certificateholders with respect to the Trust Subordinate Companion Loan and the Loan-Specific Certificates. The holders of the Loan-Specific Certificates will be entitled to obtain access to reports and other information in a manner substantially similar to those procedures described above.

A “Loan-Specific Certificateholder” is a holder of a Loan-Specific Certificate.

A “Loan-Specific Certificate Owner” is a beneficial owner of a Loan-Specific Certificate held in book-entry form.

Advances

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance, together with interest thereon, from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

Compensation and Payment of Expenses

The Servicing Fee Rate will be 0.00250% with respect to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan.

The “Administrative Fee Rate”, with respect to the Trust Subordinate Companion Loan, will be the sum of the Servicing Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, and is equal to 0.00300%.

Appraisal Reduction Amounts

As a result of calculating an Appraisal Reduction Amount that is allocated to a Trust Subordinate Companion Loan, the amount of any required P&I Advance with respect to such Trust Subordinate Companion Loan will be reduced, which will have the effect of reducing the amount of interest available to the related Loan-Specific Certificates then-outstanding in reverse sequential order of payment priority.

For various purposes under the Pooling and Servicing Agreement, any Appraisal Reduction Amount allocated to the Trust Subordinate Companion Loan will in turn be allocated to each Class of related Loan-Specific Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class YLRR Certificates). In addition, for purposes of determining the Loan-Specific Controlling Class, any Collateral Deficiency Amounts in respect of or allocated to the Trust Subordinate Companion Loan will be allocated to each Class of the Loan-Specific Control Eligible Certificates (if more than one, in reverse sequential order) to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero. For the avoidance of doubt, for purposes of determining the Loan-Specific Controlling Class, any Class of the Loan-Specific Control Eligible Certificates will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rules, the Loan-Specific Retaining Third Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the Master Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer. As long as the prohibition exists,

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upon the occurrence of (i) a servicing officer of the Master Servicer or a responsible officer of the Certificate Administrator or the Trustee, as applicable, obtaining actual knowledge that the Master Servicer, the Certificate Administrator or the Trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Loan-Specific Retaining Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the Master Servicer, the Certificate Administrator or the Trustee receiving written notice from any other party to the Pooling and Servicing Agreement, the Loan-Specific Retaining Third Party Purchaser, any Sponsor or any underwriter or initial purchaser that the Master Servicer, Certificate Administrator or the Trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the Operating Advisor or the Asset Representations Reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Loan-Specific Retaining Third Party Purchaser, any Sponsor or any other party to the Pooling and Servicing Agreement (other than the Operating Advisor and Asset Representations Reviewer) (together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the Pooling and Servicing Agreement and resign in accordance with the terms of the Pooling and Servicing Agreement. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with such resignation as and to the extent required under the Pooling and Servicing Agreement, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Loan-Specific Retaining Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the Issuing Entity.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate” of or “affiliated” with (as such terms are defined in 17 C.F.R. 246.2 of the Credit Risk Retention Rules).

“Loan-Specific Retaining Third Party Purchaser” refers to a “third party purchaser” (as defined in Rule 7 of Regulation RR) that is the holder of risk retention in the form of an “eligible horizontal residual interest” in accordance with Rule 7 of Regulation RR as part of an EHRI Trust Subordinate Companion Loan Securitization.

An “EHRI Trust Subordinate Companion Loan Securitization”, in the case of any Trust Subordinate Companion Loan, refers to a securitization constituted by the issuance of the related Loan-Specific Certificates that is characterized by risk retention in the form of an “eligible horizontal interest” held by a “third party purchaser” in accordance with Rule 7 of Regulation RR.

Termination of the Special Servicer With Respect to the Trust Subordinate Companion Whole Loan Other Than in Connection With a Servicer Termination Event

Removal of the Special Servicer for the Yorkshire & Lexington Towers Whole Loan by Yorkshire & Lexington Towers Loan-Specific Certificateholders Following a Yorkshire & Lexington Towers Control Termination Event

The Special Servicer for the Trust Subordinate Companion Whole Loan may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” and, additionally, with respect to the Yorkshire & Lexington Towers Whole Loan, solely if a Yorkshire & Lexington Towers Control Termination Event has occurred and is continuing and provided that a related Control Appraisal Period is not in effect, pursuant to a vote of applicable Loan-Specific Certificateholders, with or without cause, in accordance with the procedures described in the following paragraph.

The procedures for removing the Special Servicer solely with respect to the Yorkshire & Lexington Towers Whole Loan if a Yorkshire & Lexington Towers Control Termination Event has occurred and is continuing and a Yorkshire & Lexington Towers Control Appraisal Period is not in effect will be as follows: upon (i) the written direction of holders of Yorkshire & Lexington Towers Loan-Specific Certificates evidencing at least 25% of the Loan-Specific Voting Rights requesting a vote to terminate and replace the Yorkshire & Lexington Towers Special Servicer with a proposed successor Yorkshire & Lexington Towers Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Yorkshire & Lexington Towers Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Yorkshire & Lexington Towers Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses

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appearing in the certificate register. Upon the affirmative vote of (a) the holders of Yorkshire & Lexington Towers Loan-Specific Certificates evidencing at least 75% of the Loan-Specific Voting Rights of those holders that voted on such matter (provided that holders representing a quorum of at least 66 2/3% of all Loan-Specific Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective classes of applicable Loan-Specific Principal Balance Certificates) vote on the matter), or (b) the holders of each class of Yorkshire & Lexington Towers Loan-Specific Certificates that are Non-Reduced Loan-Specific Certificates evidencing more than 50% of the Loan-Specific Voting Rights allocable to each such class of Non-Reduced Loan-Specific Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to Yorkshire & Lexington Towers Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Yorkshire & Lexington Towers Special Servicer, then that vote will have no force and effect. Any such appointment of a successor Special Servicer with respect to the Yorkshire & Lexington Towers Whole Loan based on a Yorkshire & Lexington Towers Loan-Specific Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Yorkshire & Lexington Towers Loan-Specific Certificateholders for the reasonable expenses of posting notices of such requests.

A “Yorkshire & Lexington Towers Control Termination Event” will, with respect to the Yorkshire & Lexington Towers Loan-Specific Certificates, (a) occur when Class YLRR does not have a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that class of Loan-Specific Certificates, and (b) be deemed to occur if a Yorkshire & Lexington Towers Control Appraisal Period is deemed to occur under the related Co-Lender Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of such current or former Operating Advisor.

Removal of the Special Servicer for the Yorkshire & Lexington Towers Whole Loan by Yorkshire & Lexington Towers Loan-Specific Certificateholders Based on the Recommendation of the Operating Advisor

With respect to the Yorkshire & Lexington Towers Whole Loan, at any time, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the related Loan-Specific Certificateholders (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Yorkshire & Lexington Towers Whole Loan. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Yorkshire & Lexington Towers Whole Loan if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all applicable Loan-Specific Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of such Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the Yorkshire & Lexington Towers Whole Loan, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required Loan-Specific Certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If any Special Servicer for the Yorkshire & Lexington Towers Whole Loan is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer with respect to the Yorkshire & Lexington Towers Whole Loan under the Pooling and Servicing Agreement pursuant to any provision of the Pooling and Servicing Agreement or the related Co-Lender Agreement.

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“Certificateholder Quorum” means, in addition to the Certificateholder Quorums set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event—General”, with respect to the Yorkshire & Lexington Towers Whole Loan, a quorum that, with respect to the related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, consists of the holders of related Loan-Specific Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all such Loan-Specific Certificates, with such quorum including at least three (3) holders or beneficial owners of such Loan-Specific Certificates that are not Risk Retention Affiliated with each other.

Directing Holder for the Trust Subordinate Companion Loan

The “Loan-Specific Controlling Class Representative” is the Loan-Specific Controlling Class Certificateholder (or other representative) selected by at least a majority of the Loan-Specific Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable the Loan-Specific Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Loan-Specific Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Loan-Specific Controlling Class Certificateholders that own Loan-Specific Certificates representing more than 50% of the Certificate Balance of the Loan-Specific Controlling Class, that the Loan-Specific Controlling Class Representative is no longer designated, the Loan-Specific Controlling Class Representative will be the Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Loan-Specific Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Loan-Specific Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Loan-Specific Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Loan-Specific Controlling Class Representative until notified of the identity of such largest Loan-Specific Controlling Class Certificateholder or otherwise notified of the identity of the Loan-Specific Controlling Class Representative as provided in the Pooling and Servicing Agreement. FS CREIT Investment HRR, LLC or its affiliate, is expected to purchase the Class YLRR Certificates and therefore act as the initial Loan-Specific Controlling Class Representative. No person may exercise any of the rights and powers of the Loan-Specific Controlling Class Representative if it is a Borrower Party.

A “Loan-Specific Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Loan-Specific Controlling Class as determined by the Certificate Administrator from time to time.

The “Loan-Specific Controlling Class” will be, as of any time of determination, the Loan-Specific Control Eligible Certificates. The Loan-Specific Controlling Class as of the Closing Date will be Class YLRR Certificates.

The “Loan-Specific Control Eligible Certificates” will be the Class YLRR Certificates, if and for so long as a Yorkshire & Lexington Towers Control Termination Event is not in effect with respect to the Class YLRR Certificates.

A “Control Appraisal Period” means, with respect to the Yorkshire & Lexington Towers Whole Loan, a Yorkshire & Lexington Towers Control Appraisal Period.

A “Yorkshire & Lexington Towers Consultation Termination Event” will either (a) occur when none of the Classes of the Loan-Specific Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Loan-Specific Certificates or (b) be deemed to occur if a Yorkshire & Lexington Towers Control Appraisal Period is deemed to occur under the related Co-Lender Agreement.

Operating Advisor

An “Operating Advisor Consultation Trigger Event” will occur with respect to the Yorkshire & Lexington Towers Whole Loan, when the outstanding Certificate Balance of the Class YLRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to the Class YLRR Certificates) is 25% or less of the initial aggregate Certificate Balance of the Class YLRR Certificates. Further, if a Yorkshire & Lexington Towers

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Control Appraisal Event is deemed to exist under the related Co-Lender Agreement, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Optional Termination; Optional Trust Subordinate Companion Loan Purchase

In addition to those termination options set forth under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”, the following termination options exist with respect to the Trust Subordinate Companion Loan and the related Loan-Specific Certificates.

●	With respect to the Trust Subordinate Companion Loan, on any Distribution Date on which the aggregate Stated Principal Balance of such Trust Subordinate Companion Loan is less than 1% of the Stated Principal Balance of such Trust Subordinate Companion Loan as of the Cut-off Date, a holder of related Loan-Specific Certificates owning a majority of the Percentage Interests of the related then-outstanding Loan-Specific Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase such Trust Subordinate Companion Loan at a price generally equal to the Repurchase Price.
●	In addition, the Trust Subordinate Companion Loan REMIC related to the Trust Subordinate Companion Loan may be terminated in connection with a voluntary exchange of all the then-outstanding Loan-Specific Certificates, provided that the aggregate of the Certificate Balances of the Class YL-A, Class YL-B, Class YL-C, Class YL-D and Class YLRR Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Loan-Specific Certificates would have to voluntarily participate in such exchange.
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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citi Real Estate Funding Inc., Goldman Sachs Mortgage Company, Starwood Mortgage Capital LLC and Bank of Montreal are the sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citi Real Estate Funding Inc.

General

Citi Real Estate Funding Inc. (“CREFI”) is a Sponsor and a Mortgage Loan Seller. CREFI originated or co-originated all of the CREFI Mortgage Loans. CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor) and Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest. None of the Certificateholders or the Uncertificated VRR Interest Owners will have any rights or remedies against CREFI for any losses or other claims in connection with the Certificates, the Uncertificated VRR Interest or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans.

In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

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Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CREFI Mortgage Loans. With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%) which was co-originated by Bank of Montreal, CREFI and Starwood Mortgage Capital LLC, the BMO Data File was used to provide the numerical information regarding the Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors

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and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
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●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related mortgaged properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular mortgaged property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related mortgaged properties;
●	whether any related mortgaged properties are subject to condemnation proceedings or litigation;
●	a list of related mortgaged properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related mortgaged property except for those which will be remediated by the cut-off date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related mortgaged properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of mortgaged properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties

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made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owners or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as Mortgage Loan Seller, with respect to the CREFI Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owners and the Trustee for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the CREFI Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, and the abbreviated loan summaries for those of the CREFI Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—CREFI’s Underwriting Guidelines and Processes—Exceptions” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical

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operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

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Generally, CREFI requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party. For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

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Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CREFI obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions. One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 11, 2022. CREFI’s Central Index Key is 0001701238. With respect to the period from and including April 1, 2019 to and including March 31, 2022, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

Neither CREFI nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date, except that CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) thereof) will retain approximately $24,392,599 initial Certificate Balance of the Class VRR Certificates (i.e., the CREFI VRR Interest Portion) as described under “Credit Risk Retention”. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future, certain additional Classes of Certificates. Any such party will have the right to dispose of any such Certificates (other than the CREFI VRR Interest Portion) at any time. CREFI or a “majority-owned affiliate” (as defined in Regulation RR) thereof will be required to retain the CREFI VRR Interest Portion as and to the extent described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans or portions thereof that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an initial Risk Retention Consultation Party and an affiliate of GS Bank, an originator and an Uncertificated VRR Interest Owner, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans.

Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., GS Bank and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2021, GSMC originated or acquired approximately 3,236 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $153.9 billion.  As of December 31, 2021, GSMC had acted as a sponsor and mortgage loan seller on approximately 331 fixed and floating-rate commercial mortgage-backed securitization transactions.  GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion; $6.823 billion and $14.906 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020 and 2021, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC

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Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-2A to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated on “Annex B—Significant Loan Summaries”. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

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Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank, an originator, is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.
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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1)	Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2B—Exceptions to Sponsor Representations and Warranties (GSMC)”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves,

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letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However, these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be
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associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.

●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A to this prospectus.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.  In some cases, a mortgaged property may constitute a legal non-conforming use or structure.  In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that:  (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current

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guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
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●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A.

GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on May 12, 2022. GSMC’s Central Index Key is 0001541502. With respect to the period from and including January 1, 2019 to and including March 31, 2022, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn		Demand Rejected

(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$(t)% of principal balance (u) # (v)	$ (w)	% of principal balance (x)
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0.00	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0.00	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization, other than approximately $7,271,100 initial principal balance of the Uncertificated VRR Interest (i.e., the GS Bank VRR Interest Portion). However, GSMC and/or its affiliates may own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time. GS Bank (or its MOA), an affiliate of GSMC, will be required to retain the GS Bank VRR Interest Portion as described under “Credit Risk Retention”.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Starwood Mortgage Capital LLC

General

Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, “Starwood”) is a sponsor of certain mortgage loans into this securitization. The Mortgage Loans to be contributed to this securitization by SMC are referred to herein as the “SMC Mortgage Loans”. Starwood was formed to invest in commercial real estate debt. The executive offices of Starwood are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139. Starwood also maintains offices in Charlotte, North Carolina, Manhattan Beach, California and New York, New York.

SMC is an affiliate of (i) LNR Partners, LLC, the entity which is anticipated to be the special servicer under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (ii) LNR Securities Holding, LLC, the entity which is anticipated to be the initial directing certificateholder under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (iii) Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers Companion Loans and (iv) Starwood Mortgage Funding III LLC, the current holder of the Stockton Self Storage Portfolio Companion Loan (until the closing of the BBCSM 2022-C16 securitization transaction).

Pursuant to interim custodial agreements between Computershare and SMC, Computershare acts as interim custodian with respect to five (5) of the SMC Mortgage Loans (14.6%).

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SMC Securitization Program

This is the 103rd commercial mortgage securitization to which Starwood is contributing loans. Certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, LLC, Wachovia Bank, National Association and Banc of America Securities. These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans. Starwood securitized approximately $15.35 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed use, self-storage and industrial properties located in North America. Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five (5) and ten (10) years. Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine/subordinate loans and preferred equity structures.

For a description of certain affiliations, relationships and related transactions between SMC and the other transaction parties, see “Risk Factors—Risks Relating to Conflicts of Interest” and “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of SMC Mortgage Loans

General

Overview. SMC has conducted a review of the SMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the SMC Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”). The review procedures described below were employed with respect to all of the SMC Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process. After origination of each SMC Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMC Data Tape”) containing detailed information regarding each SMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The SMC Data Tape was used to provide the numerical information regarding the SMC Mortgage Loans in this prospectus. With respect to the Yorkshire & Lexington Towers Mortgage Loan (9.5%) which was co-originated by Bank of Montreal, Citi Real Estate Funding Inc. and SMC, the BMO Data File was used to provide the numerical information regarding the Mortgage Loan in this prospectus.

Data Comparison and Recalculation. SMC engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMC, relating to information in this prospectus regarding the SMC Mortgage Loans.

These procedures included:

●	comparing the information in the SMC Data Tape against various source documents provided by SMC that are described above under “—Database”;
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●	comparing numerical information regarding the SMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the SMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the SMC Mortgage Loans disclosed in this prospectus.

Legal Review. Starwood engaged various law firms to conduct certain legal reviews of the SMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each SMC Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMC Mortgage Loans. Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMC Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMC Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMC Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMC Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Starwood was aware at the origination of any SMC Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMC Mortgage Loans to determine whether any SMC Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMC’s Underwriting Guidelines and Processes” below.

Findings and Conclusions. Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMC Mortgage Loans in this prospectus is accurate in all material respects. Starwood also determined that the SMC Mortgage Loans were originated in accordance with SMC’s origination procedures and underwritten in accordance with SMC’s underwriting criteria, except as described in “—Exceptions to SMC’s Disclosed Underwriting Guidelines” below. SMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMC’s Underwriting Guidelines and Processes

Overview. Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization (which guidelines are also applicable to mortgage loans acquired by Starwood and re-underwritten prior to contribution to a securitization).

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors. Therefore, this general description of Starwood’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of an SMC Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” section and “Exceptions to Mortgage Loan Representations and Warranties” on Annex E-1B to this prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

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Loan Analysis. Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval. All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt. Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional pari passu or subordinate debt, whether secured or unsecured. It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

●	Appraisals. Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan. Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.
●	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-05 entitled, “Standard Practices for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.
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Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

●	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.
●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.
●	Zoning and Building Code Compliance. With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements. Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Starwood are as follows:

●	Taxes. Typically, an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
●	Insurance. If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
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●	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.
●	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of certain escrows collected with respect to the SMC Mortgage Loans, please see Annex A.

Title Insurance Policy. The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance. Starwood typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMC’s Disclosed Underwriting Guidelines

One or more of the SMC Mortgage Loans may vary from the specific SMC underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the SMC Mortgage Loans, SMC may not have applied each of the specific underwriting guidelines described above on a case-by-case basis, as a result of other compensating factors.

None of the Starwood Mortgage Loans was originated with any material exceptions from the Starwood underwriting guidelines and procedures.

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Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012. SMC most recently filed a Form ABS-15G on January 19, 2022. SMC’s Central Index Key is 0001548405. Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

Retained Interests in This Securitization

Neither Starwood nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) LNR Partners, LLC is anticipated to be the special servicer under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (ii) LNR Securities Holding, LLC is anticipated to be the initial directing certificateholder under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (iii) Starwood Mortgage Funding II LLC is the holder of certain of the Yorkshire & Lexington Towers Companion Loans and (iv) Starwood Mortgage Funding III LLC is the current holder of the Stockton Self Storage Portfolio Companion Loan (until the closing of the BBCSM 2022-C-16 securitization transaction). In addition, Starwood or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The information set forth under “—Starwood Mortgage Capital LLC” has been provided by SMC.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated or co-originated all of the Mortgage Loans that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 111 West Monroe Street, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

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BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through March 31, 2022 is approximately $2.5 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
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●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans. With respect to the Bell Works Mortgage Loan (6.3%) which was co-originated by Citi Real Estate Funding Inc., BMO and Barclays Capital Real Estate Inc., the CREFI Data File was used to provide the numerical information regarding the Mortgage Loan in this prospectus.

Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and

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exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders, the Uncertificated VRR Interest Owner or the Trustee will have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders, the Uncertificated VRR Interest Owner and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Underwriting Guidelines and Processes

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant

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leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

BMO’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the

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borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

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Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex E-1A to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex E-1A to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex E-1A to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on March 31, 2022. BMO’s Central Index Key is 0000927971. As of December 31, 2021, BMO had no demand, repurchase or

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replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the Issuing Entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates and the Uncertificated VRR Interest contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans (and any Trust Subordinate Companion Loans) in an amount equal to the excess, if any, of:

(a)       the sum of any proceeds received from the sale of the Certificates and the Uncertificated VRR Interest to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, for the master servicing of the Mortgage Loans (and any Trust Subordinate Companion Loans) and primary servicing of certain of the Serviced Loans, over

(b)       the sum of the costs and expense of originating or acquiring the Mortgage Loans (and any Trust Subordinate Companion Loans) and the costs and expenses related to the issuance, offering and sale of the Certificates and the Uncertificated VRR Interest as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 388 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of (i) CREFI, the Retaining Sponsor, an originator, an initial Risk Retention Consultation Party, the holder of the CREFI VRR Interest Portion and the current holder of one or more of the Yorkshire & Lexington Towers Pari Passu Companion Loans, the 79 Fifth Avenue Pari Passu Companion Loans and the Bell Works Pari Passu Companion Loans and (ii) Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CREFI or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

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On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders, the Uncertificated VRR Interest Owners, and any Loan-Specific Certificateholders and related uncertificated interest owners. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates, the Uncertificated VRR Interest, any Loan-Specific Certificates and any related uncertificated interests and the Mortgage Loans (and any Trust Subordinate Companion Loans). The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan (or Trust Subordinate Companion Loan), (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, the Uncertificated VRR Interest Owners, and any Loan-Specific Certificateholders and related uncertificated interest owners giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates and the Uncertificated VRR Interest to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and current reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders and the Uncertificated VRR Interest Owners.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates or the Uncertificated VRR Interest.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2022-GC48, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Property, disposing of Defaulted Mortgage Loans, defaulted Trust Subordinate Companion Loans and REO Property, issuing the Certificates, the Uncertificated VRR Interest, any Loan-Specific Certificates and any related uncertificated interests, making distributions, providing reports to Certificateholders, the Uncertificated VRR Interest Owners, and any Loan-Specific Certificateholders and related uncertificated interest owners, and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates and the Uncertificated VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer, including any discretionary activities performed by each of them, is set forth under “—The Trustee”, “—The Certificate Administrator”, “—Servicers—The Master Servicer”, “—Servicers—The Special Servicers”, “—Servicers—The Outside Servicers and the Outside Special Servicers”, “—The Operating Advisor and the Asset Representations Reviewer”, “Description of the Certificates” and “The Pooling and Servicing Agreement”.

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The only assets of the Issuing Entity other than the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans, any Trust Subordinate Companion Loans and any REO Properties (and, with respect to a Whole Loan, solely the Issuing Entity’s interest in any REO property acquired with respect to such Whole Loan pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans (and any Trust Subordinate Companion Loans) to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association), will act as trustee (the “Trustee”) pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation, and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of December 31, 2021, WTNA served as trustee on over 2,064 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $599 billion, of which approximately 797 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $545 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as Trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action; (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction; (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities; and (4) any contractual provisions or understandings regarding the Trustee’s

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removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator (in such capacity, the “Certificate Administrator”) and custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.096 billion (USD) in assets as of December 31, 2021. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 600 South 4th Street, 7th Floor, Minneapolis, Minnesota 55415.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and, collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) announced that it had entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo Bank, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring and intends to continue to transfer such roles, duties, rights, and liabilities to Computershare Trust Company in stages. For any transaction where Wells Fargo Bank’s roles did not transfer to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Under the terms of the Pooling and Servicing Agreement, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and, to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of December 31, 2021, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator on approximately 1146 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $659 billion (USD).

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As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the Certificate Administrator is required to maintain pursuant to the Pooling and Servicing Agreement will be established and maintained with one or more institutions in a manner satisfying the requirements of the Pooling and Servicing Agreement, including any applicable eligibility criteria for account banks set forth in the Pooling and Servicing Agreement.

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of December 31, 2021, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately for approximately 348,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Wells Fargo Bank through its Corporate Trust Services division disclosed transaction-level noncompliance related to its CMBS bond administration function on its 2021 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB (each, a “Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance”). One Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that a distribution was paid one day late due to an inadvertent administrative error. The other Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance stated that there were payment errors that occurred in two successive months that were each corrected in the third month. In both cases, the transaction-level noncompliance disclosed on the Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance occurred prior to the sale by Wells Fargo Bank of its Corporate Trust Services division to Computershare on November 1, 2021.

Neither Computershare Trust Company nor any of its affiliates will retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, Computershare Trust Company or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Computershare.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

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Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), is expected to be appointed to act as the initial master servicer (in such capacity, the “Master Servicer”) and in this capacity will initially be responsible for the master servicing and administration of the Serviced Loans and any Serviced Companion Loans under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial mortgage-backed securities (“CMBS”) by Standard & Poor’s Rating Services (“S&P”), Moody’s Investors Service, Inc., Fitch Ratings, Inc., DBRS, Inc. (“DBRS Morningstar”) and Kroll Bond Rating Agency, LLC. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Above Average”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer and primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2” for master servicer, “CPS2” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland's policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland's personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes. In light of the COVID-19 pandemic and related federal, state, and local orders, requirements and/or guidance, Midland implemented part of its business continuity plan that includes the requirement that most of its personnel work remotely until management determines otherwise. However, beginning on June 14, 2021, Midland personnel who have been working remotely during the COVID-19 pandemic are generally permitted to voluntarily return to the workplace, subject to certain exceptions and limitations.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

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From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement or any applicable Outside Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the Servicing Fee minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland,0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Outside Serviced Mortgage Loan, 0.000625%,but which may be reduced under certain circumstances as provided in the Pooling and Servicing Agreement.

From time to time, Midland and/or its affiliates may purchase or sell securities, including certificates issued in this offering in the secondary market.

As of March 31, 2022, Midland was master and primary servicing approximately 25,674 commercial and multifamily mortgage loans with a principal balance of approximately $619 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,668 of such loans, with a total principal balance of approximately $313 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2019 to 2021.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
CMBS	$219	$256	$302
Other	$387	$317	$301
Total	$606	$573	$603

As of March 31, 2022, Midland was named the special servicer in approximately 408 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $165 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 229 assets with an outstanding principal balance of approximately $4.4 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2019 to 2021.

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Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2019	2020	2021
Total	$171	$170	$163

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the Mortgage Loans.

As set forth on Annex A, PNC Bank, National Association, is the sole/largest tenant at the Mortgaged Properties identified as PNC Bank - Aurora (Galena), IL and PNC Bank - Clarendon Hills (Holmes), IL, which secure in part the ExchangeRight Net Leased Portfolio #55 Mortgage Loan. As set forth on Annex A, these Mortgaged Properties represent only approximately 6.3% of the Mortgaged Properties securing the related Mortgage Loan, and only approximately 0.2% of the Initial Pool Balance.

As set forth on Annex A, PNC Bank, National Association, is the fourth largest tenant at the Mortgaged Property identified as PNC Bank, N.A., which secures the 9615 Spring Green Boulevard Mortgage Loan. As set forth on Annex A, this Mortgaged Property represents only approximately 0.6% of the Initial Pool Balance.

Midland is also (i) the master servicer with respect to the 2 Riverfront Plaza Mortgage Loan which is currently being serviced under the BBCMS 2022-C15 pooling and servicing agreement and (ii) the master servicer with respect to the One Wilshire Mortgage Loan which is currently being serviced under the BMARK 2022-B32 pooling and servicing agreement. Midland will be the initial master servicer with respect to the Stockton Self Storage Portfolio Mortgage Loan until the servicing shift date. After the servicing shift date, such loan is expected to be serviced by Midland, as master servicer under the BBCMS 2022-C16 pooling and servicing agreement.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The reports on assessment of compliance with applicable servicing criteria for the twelve-month periods ending on December 31, 2020 and December 31, 2021, respectively, furnished pursuant to Item 1122 of Regulation AB for Midland, did not identify a material instance of noncompliance. The report on assessment of compliance with applicable servicing criteria for the twelve month period ending on December 31, 2019, furnished pursuant to Item 1122 of Regulation AB for Midland, identified a material instance of noncompliance relating to the servicing criterion described in Item 1122(d)(3)(i)(A) of Regulation AB, which requires that:

“Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements….”

For CMBS transactions subject to the reporting requirements of Regulation AB on and after November 23, 2016 (the effective date of the most recent amendment to Regulation AB), Midland as master servicer of certain of those CMBS transactions became responsible for Schedule AL (Asset-Level) reporting on behalf of the related CMBS trusts. Midland’s Schedule AL reporting process was enhanced in April of 2019, however, the process remained

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manual throughout the 2019 calendar year and errors during such year were identified during the related audit. Following identification, Midland made staffing changes and additional improvements to its processes and procedures to support its Schedule AL reporting obligations and has moved to an automated solution for this process.

The foregoing information regarding Midland under the heading “—Servicers—The Master Servicer” has been provided by Midland.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer's ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loans), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer's obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer's removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer's rights and obligations with respect to indemnification, and certain limitations on the Master Servicer's liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicers

Greystone Servicing Company LLC

Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone”), is anticipated to be appointed to act as a special servicer under the Pooling and Servicing Agreement. In such capacity, the special servicer will be responsible for the servicing and administration of the Specially Serviced Loans (other than the Yorkshire & Lexington Towers Whole Loan and any Excluded Special Servicer Mortgage Loan) and REO Properties pursuant to the Pooling and Servicing Agreement.

The principal place of business of Greystone is located at 419 Belle Air Lane, Warrenton, Virginia 20186, and the principal commercial mortgage special servicing offices of Greystone are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039. Greystone, which is wholly owned by Greystone Select Holdings LLC, a Delaware limited liability company (“Greystone Select”), which in turn is 51% indirectly owned by Stephen Rosenberg, as sole Trustee and Beneficiary of SR 2019 Revocable Trust and 40% indirectly owned, through Cushman Wakefield Greystone LLC, by Cushman and Wakefield, provides primary and special loan servicing for third party portfolio owners, commercial mortgage-backed securities trusts, government agencies, collateralized debt obligations (“CDOs”) and collateralized loan obligations (“CLOs”).

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Greystone has a special servicer rating of CSS2+ from Fitch Ratings, Inc., and a special servicing rating of MOR CS1 from DBRS Morningstar. Greystone is also on the S&P Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P.

As of April 30, 2022, Greystone was the named special servicer for approximately 77 transactions representing approximately 1,839 first mortgage loans, with an aggregate stated principal balance of approximately $23.5 billion. Of those 77 transactions, 58 are commercial mortgage-backed securities transactions representing approximately 956 first mortgage loans, with an aggregate stated principal balance of approximately $17.3 billion. The remaining nineteen transactions are made up of three CLOs, two SASBs, twelve SBL Freddie Mac and two K-series Freddie Mac securitizations. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States. With respect to such transactions as of such date, Greystone was administering approximately 65 active specially serviced assets with a stated principal balance of approximately $1.6 billion. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since 2002, and through April 30, 2022, Greystone (including C-III Asset Management LLC (“C-III”) and its predecessor entities, which was acquired by a Greystone affiliate as of January 1, 2020, and the assets of which were subsequently transferred to Greystone as of August 26, 2020) has resolved or participated in the resolution of 4,685 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $58.4 billion.

Greystone has detailed policies, operating procedures and controls across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Greystone servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. Greystone also has a formal disaster recovery and business continuity plan, which is reviewed annually. In the past three years there have not been any material changes to Greystone’s policies and procedures relating to the servicing function Greystone will perform under the CGCMT 2022-GC48 Pooling and Servicing Agreement for assets of the same types as are included in this transaction.

Greystone will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Companion Loans. Greystone may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, or Serviced Companion Loans, or otherwise. To the extent that Greystone has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the CGCMT 2022-GC48 Pooling and Servicing Agreement and the Servicing Standard.

There are, to the current actual knowledge of Greystone, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the CGCMT 2022-GC48 Pooling and Servicing Agreement, and Greystone’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by Greystone in connection with special servicing of commercial mortgage–backed securitization pools generally.

Greystone has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which Greystone was acting as special servicer as a result of any action or inaction of Greystone as special servicer, including as a result of Greystone’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Greystone does not believe that its financial condition will have any adverse effect on the performance of its duties under the CGCMT 2022-GC48 Pooling and Servicing Agreement, and therefore Greystone believes its financial condition will not have a material impact on pool performance or performance of the Certificates.

Greystone (including C-III and its predecessor entities as described above) has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by Greystone and its predecessors as special servicer in commercial mortgage-backed securities transactions from 2019 through April 30, 2022.

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Portfolio Size – CMBS Special Servicing
	2019	2020	2021	04/30/2022
Total	$2.6 billion	$3.6 billion	$1.9 billion	$1.6 billion

Greystone may enter into one or more arrangements with a Controlling Class Certificateholder, a Companion Loan Holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, Greystone’s appointment as Special Servicer under the CGCMT 2022-GC48 Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Greystone does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, Greystone may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

Greystone occasionally engages consultants to perform property inspections on a property and its local market. It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, Greystone is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Greystone does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the CGCMT 2022-GC48 Pooling and Servicing Agreement. There are currently no legal proceedings pending against Greystone, or to which any property of Greystone is subject, that are material to the Certificateholders and Greystone has no actual knowledge of any proceedings contemplated by governmental authorities.

Greystone is not an affiliate of the Depositor, Master Servicer, Certificate Administrator, Operating Advisor, Asset Representations Reviewer, any originator, or any other material party related to the transaction.

Greystone, or an affiliate, assisted LD III Sub IX, LLC, or an affiliate, with due diligence with respect to the mortgage loan pool.

Neither Greystone nor any of its affiliates is anticipated to retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization (other than Greystone’s right to receive special servicing compensation and expense reimbursements as described in this prospectus).  However, Greystone or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions.  Any such party will have the right to dispose of such Certificates at any time.

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), will be appointed to act as the special servicer solely with respect to the Yorkshire & Lexington Towers Whole Loan, and in this capacity will be responsible for the servicing and administration of such Yorkshire & Lexington Towers Mortgage Loan, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain Major Decisions and Special Servicer Decisions and other transactions relating to such Yorkshire & Lexington Towers Mortgage Loan. RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. RCA is also the initial special servicer for the 2 Riverfront Plaza Whole Loan under the BBCMS 2022-C15 pooling and servicing agreement.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by Kroll Bond Rating Agency, Inc.

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RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2022, RCM was the sponsor of, and certain of its affiliates were investors in, ten private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $9.2 billion of regulatory assets under management in the aggregate. Of the ten Funds, six are focused in whole or in part on investments in commercial mortgage-backed securities, with the remaining Funds focused on distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2022, RCM has underwritten and purchased, primarily for the Funds, over $9.2 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 153 securitizations totaling approximately $161 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 258 employees as of March 31, 2022 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of Certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2022, RCA and its affiliates were actively special servicing approximately 445 portfolio loans (and REO properties) with an unpaid principal balance of approximately $9.08 billion (see footnote 2 to the chart below). As of March 31, 2022, RCA is also performing special servicing for approximately 143 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 8,736 assets with an unpaid principal balance at securitization of approximately $143.4 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

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CMBS Pools	As of 12/31/2019	As of 12/31/2020	As of 12/31/2021	As of 3/31/2022
Number of CMBS Pools Named Special Servicer	120	129	140	143
Approximate Aggregate Unpaid Principal Balance(1)	$125.0 billion	$133.3 billion	$142.3 billion	$143.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	179	617	470	445
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$2.55 billion	$11.67 billion	$9.41 billion	$9.08 billion

(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer for the Yorkshire & Lexington Towers Whole Loan, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loan. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving such particular underlying mortgage loan or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. There are currently no legal

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proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with unaffiliated third parties entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of (i) RCM, which is the sub-advisor to, and manages the investment portfolio of FS Credit Real Estate Income Trust, Inc., the indirect parent of and an affiliate of FS CREIT Investments HRR, LLC, the entity that is expected to (a) purchase the Class YLRR Certificates and (b) be the initial Loan-Specific Controlling Class Representative and the initial Directing Holder with respect to the Trust Subordinate Companion Whole Loan and (ii) Situs Holdings, LLC, the outside special servicer with respect to the 360 Rosemary Mortgage Loan, through common control by Stone Point. In addition, RCA was appointed the initial special servicer under the BBCMS 2022-C15 Pooling and Servicing Agreement, which governs the servicing and administration of the 2 Riverfront Plaza Whole Loan, and is an affiliate of the entity that is the controlling class representative, directing holder and retaining third-party purchaser for the related securitization transaction.

Except as described above, neither RCA nor any of its affiliates intends to retain any additional certificates issued by the issuing entity or any other economic interest in this securitization. However, RCM or its affiliates may, in the future, retain or own interests in certain other classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

The Outside Servicers and the Outside Special Servicers

For information regarding the Outside Servicers and Outside Special Servicers and each of the Outside Servicing Agreements (to the extent definitively identified as of the date of this prospectus) pursuant to which the Outside Servicers and Outside Special Servicers are obligated to service the applicable Outside Serviced Whole Loans, see “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

KeyBank National Association

KeyBank National Association, a national banking association (“KeyBank”), is (i) master servicer and the special servicer with respect to the Bell Works Whole Loan, the 2550 M Street Whole Loan and the ExchangeRight Net Leased Portfolio #55 Whole Loan under the BMARK 2022-B35 PSA, (ii) the special servicer with respect to the One Wilshire Whole Loan under the BMARK 2022-B32 PSA, (iii) the master servicer with respect to the 360 Rosemary Whole Loan under the BMO 2022-C1 PSA and (iv) the master servicer and special servicer of 111 River Street Whole Loan under the BMO 2022-C1 PSA.

KeyBank is a national banking association. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the issuing entity, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

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Loans	12/31/2019	12/31/2020	As of 12/31/21	As of 3/31/22
By Approximate Number	18,882	17,008	18,122	18,403
By Approximate Aggregate Principal Balance (in billions)	$289.6	$308.5	$379.3	$405.5

Within this servicing portfolio are, as of March 31, 2022, approximately 11,649 loans with a total principal balance of approximately $285.7 billion that are included in approximately 877 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality, and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2021, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank has been a special servicer of commercial mortgage loans and commercial real estate assets included in CMBS transactions since 1998. As of March 31, 2022, KeyBank was named as special servicer with respect to commercial mortgage loans in 345 commercial mortgaged-backed securities transactions totaling approximately $184.1 billion in aggregate outstanding principal balance and was special servicing a portfolio that included approximately 83 commercial mortgage loans with an aggregate outstanding principal balance of approximately $1.701 billion, which portfolio includes multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.

The following table sets forth information on the size and growth of KeyBank’s managed portfolio of specially serviced commercial mortgage loans for which KeyBank is the named special servicer in CMBS transactions in the United States.

CMBS (US)	As of 12/31/2019	As of 12/31/2020	As of 12/31/21	As of 3/31/22
By Approximate Number of Transactions	281	363	357	345
By Approximate Aggregate Principal Balance (in billions)	$111.4	$148.3	$178.9	$184.1

KeyBank has resolved over $12.7 billion of U.S. commercial mortgage loans over the past 10 years. The following table sets forth information on the amount of U.S. commercial mortgage loans that KeyBank has resolved in each of the past 10 calendar years (in billions).

2012	2013	2014	2015	2016	2017	2018	2019	2020	2021
$1.89	$2.69	$0.63	$1.40	$0.27	$0.23	$0.12	$0.32	$3.20	$2.00

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”), and DBRS, Inc. (“DBRS Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS1-” as a special servicer. DBRS Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and DBRS Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure, and operating history.

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KeyBank’s servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees and certificate administrators of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.key.com/key2cre) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial mortgage loans. The following table sets forth the ratings assigned to KeyBank’s deposits and debt obligations.

	S&P	Fitch	Moody’s
Long-Term Deposits	N/A	A	A1
Short-Term Deposits	N/A	F1	P-1
Long-Term Debt Obligations	A-	A-	A3
Short-Term Debt Obligations	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material adverse impact on the performance of the Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing and special servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) managing delinquent loans and loans subject to the bankruptcy of the borrowers.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002, as amended and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, primary servicer or special servicer, generally responsible for the master servicing, primary servicing and special servicing functions with respect to certain outside serviced Whole Loans and any related REO Property, as applicable. Additionally, KeyBank may from time to time perform some of its servicing obligations under the applicable outside servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO Property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the applicable outside servicing agreement as if KeyBank had not retained any such vendors.

KeyBank will not have primary responsibility for custody services of original documents evidencing the underlying Whole Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving the Whole Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the accepted servicing practices.

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No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer or special servicer, as applicable, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the outside serviced Whole Loans pursuant to the applicable outside servicing agreement.

KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Neither KeyBank nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, KeyBank or its affiliates may acquire certain classes of certificates in the future. Any such party will have the right to dispose of any such certificates at any time.

The foregoing information regarding KeyBank under this “—Servicers—The Outside Servicers and the Outside Special Servicers—KeyBank National Association” sub-heading has been provided by KeyBank.

LNR Partners, LLC

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of Starwood Property Trust, Inc. (“STWD”), a Maryland corporation, is anticipated to be appointed to act as special servicer under the BBCMS 2022-C16 PSA which is anticipated to govern the servicing of the Stockton Self Storage Portfolio Whole Loan after the closing of the BBCMS 2022-C16 securitization transaction which is anticipated to occur after the closing of this transaction. The principal executive offices of LNR Partners are located at 2340 Collins Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305) 695-5600.

STWD through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,
●	investing in high-yielding real estate-related debt and equity, and
●	investing in, and managing as special servicer, unrated, below investment grade rated and investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the special servicer as more particularly described in the BBCMS 2022-C16 PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years. The number of commercial mortgage backed securitization pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 178 as of March 31, 2022. More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to:

●	84 domestic commercial mortgage backed securitization pools as of December 31, 2001, with a then current face value in excess of $53 billion;
●	101 domestic commercial mortgage backed securitization pools as of December 31, 2002, with a then current face value in excess of $67 billion;
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●	113 domestic commercial mortgage backed securitization pools as of December 31, 2003, with a then current face value in excess of $79 billion;
●	134 domestic commercial mortgage backed securitization pools as of December 31, 2004, with a then current face value in excess of $111 billion;
●	142 domestic commercial mortgage backed securitization pools as of December 31, 2005, with a then current face value in excess of $148 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2006, with a then current face value in excess of $201 billion;
●	143 domestic commercial mortgage backed securitization pools as of December 31, 2007 with a then current face value in excess of $228 billion;
●	138 domestic commercial mortgage backed securitization pools as of December 31, 2008 with a then current face value in excess of $210 billion;
●	136 domestic commercial mortgage backed securitization pools as of December 31, 2009 with a then current face value in excess of $191 billion;
●	144 domestic commercial mortgage backed securitization pools as of December 31, 2010 with a then current face value in excess of $201 billion;
●	140 domestic commercial mortgage backed securitization pools as of December 31, 2011 with a then current face value in excess of $176 billion;
●	131 domestic commercial mortgage backed securitization pools as of December 31, 2012 with a then current face value in excess of $136 billion;
●	141 domestic commercial mortgage backed securitization pools as of December 31, 2013 with a then current face value in excess of $133 billion;
●	152 domestic commercial mortgage backed securitization pools as of December 31, 2014 with a then current face value in excess of $135 billion;
●	159 domestic commercial mortgage backed securitization pools as of December 31, 2015 with a then current face value in excess of $111 billion;
●	153 domestic commercial mortgage backed securitization pools as of December 31, 2016 with a then current face value in excess of $87 billion;
●	160 domestic commercial mortgage backed securitization pools as of December 31, 2017 with a then current face value in excess of $68.9 billion;
●	175 domestic commercial mortgage backed securitization pools as of December 31, 2018 with a then current face value in excess of $78.6 billion;
●	185 domestic commercial mortgage backed securitization pools as of December 31, 2019 with a then current face value in excess of $93.9 billion;
●	162 domestic commercial mortgage backed securitization pools as of December 31, 2020 with a then current face value in excess of $82.2 billion;
●	172 domestic commercial mortgage backed securitization pools as of December 31, 2021 with a then current face value in excess of $97.4 billion; and
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●	178 domestic commercial mortgage backed securitization pools as of March 31, 2022 with a then current face value in excess of $101.5 billion.

As of December 31, 2021, LNR Partners has resolved approximately $85.6 billion of U.S. commercial and multifamily loans over the past 23 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, approximately $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, approximately $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, approximately $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, approximately $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, approximately $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, approximately $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, approximately $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, approximately $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, approximately $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, approximately $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, approximately $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012, approximately $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013, approximately $6.3 billion of U.S. commercial and multifamily mortgage loans during 2014, approximately $6 billion of U.S. commercial and multifamily mortgage loans during 2015, approximately $3.9 billion of U.S. commercial and multifamily mortgage loans during 2016, approximately $4.5 billion of U.S. commercial and multifamily mortgage loans during 2017, approximately $3.8 billion of U.S. commercial and multifamily mortgage loans during 2018, approximately $2.6 billion of U.S. commercial and multifamily mortgage loans through December 31, 2019, approximately $2.9 billion of U.S. commercial and multifamily mortgage loans during 2020, approximately $4.8 billion of U.S. commercial and multifamily mortgage loans through December 31, 2021 and approximately $0.93 billion of U.S. commercial and multifamily loans through March 31, 2022.

STWD or one of its affiliates generally seeks CMBS investments where it has the right to appoint LNR Partners as the special servicer. LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, California, New York and North Carolina. As of March 31, 2022, LNR Partners and its affiliates specially service a portfolio, which included approximately 6,349 assets across the United States with a then current face value of approximately $101.5 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the mortgage loans backing the certificates. Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard. Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans. They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents. After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform under the BBCMS 2022-C16 PSA for assets of the same type included in this securitization transaction. LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to this securitization transaction. LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the BBCMS 2022-C16 PSA and, accordingly, will not have any material impact on the Mortgage Pool performance or the performance of the Certificates. Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain

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operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements. LNR Partners does not have any material advancing obligations with respect to the commercial mortgage backed securitization pools as to which it acts as special servicer. Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to commercial mortgage backed securitization pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer. LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger. In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the particular types of assets included in the subject securitization, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Securities Holdings, LLC, an affiliate of LNR Partners, is anticipated to be appointed as the initial directing certificateholder under the BBCMS 2022-C16 PSA which is anticipated to govern the servicing of the Stockton Self Storage Portfolio Whole Loan after the closing the of BBCMS 2022-C16 securitization transaction. Under the BBCMS 2022-C16 PSA, the directing certificateholder for that transaction will only be permitted to remove LNR Partners, LLC or its affiliate as special servicer without cause if LNR Securities Holdings, LLC or its affiliate own less than 15% of the certificate balance of the then controlling class of certificates for that transaction.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, any sponsor other than Starwood Mortgage Capital LLC (“SMC”), any originator (other than SMC) or any significant obligor. LNR Partners, however, is an affiliate of (i) SMC, one of the sponsors and a mortgage loan seller, (ii) LNR Securities Holdings, LLC, which entity is expected, on the closing date of the BBCMS 2022-C16 securitization transaction, to be appointed the initial directing certificateholder of such transaction under the BBCMS 2022-C16 PSA which is anticipated to govern the servicing of the Stockton Self Storage Portfolio Whole Loan, (iii) Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers Companion Loans and (iv) Starwood Mortgage Funding III LLC, the current holder of the Stockton Self Storage Portfolio Companion Loan (until the closing of the BBCSM 2022-C16 securitization transaction).

Except as disclosed in this prospectus and except for (i) LNR Partners acting as special servicer for the BBCMS 2022-C16 securitization transaction, (ii) an affiliate of LNR Partners acting as the initial directing certificateholder for the BBCMS 2022-C16 securitization transaction, (iii) SMC being one of the sponsors and an originator of some of the Mortgage Loans, (iv) Starwood Mortgage Funding II LLC, the initial holder of certain of the Yorkshire & Lexington Towers Companion Loans and (v) Starwood Mortgage Funding III LLC, the initial holder of the Stockton Self Storage Portfolio Companion Loan, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other

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hand, that currently exist or that existed during the past two years. In addition, other than as disclosed in this prospectus, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from this securitization transaction – between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, the sponsors, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the operating advisor or the asset representations reviewer, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

In the commercial mortgage backed securitizations in which LNR Partners acts as special servicer, LNR Partners may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, LNR Partners’ appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace LNR Partners as the special servicer.

Except as described above, including LNR Partners’ right as special servicer to certain compensation and reimbursement under the BBCSM 2022-C16 PSA, neither LNR Partners nor any of its affiliates will retain on the Closing Date any Certificates issued by the issuing entity or any other economic interest in this securitization. However, LNR Partners or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire Certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such Certificates at any time.

The foregoing information regarding LNR Partners under this “—Servicers—The Outside Servicers and the Outside Special Servicers—LNR Partners, LLC” sub-heading has been provided by LNR Partners.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”) will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of March 31, 2022, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $332.2 billion issued in 388 transactions.

As of March 31, 2022, Park Bridge Lender Services was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $141.3 billion issued in 155 transactions.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

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In addition, Park Bridge Lender Services believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of (i) CREFI, a Sponsor and an originator, and (ii) Citigroup Global Markets Inc., one of the underwriters.

GSMC, a Sponsor, is an affiliate of GS Bank, an originator and an affiliate of Goldman Sachs & Co. LLC, one of the underwriters.

BMO, a Sponsor and an originator, is an affiliate of BMO Capital Markets Corp., one of the underwriters.

Midland is also (i) the master servicer with respect to the 2 Riverfront Plaza Mortgage Loan which is currently being serviced under the BBCMS 2022-C15 pooling and servicing agreement and (ii) the master servicer with respect to the One Wilshire Mortgage Loan which is currently being serviced under the BMARK 2022-B32 pooling and servicing agreement. Midland will be the initial master servicer with respect to the Stockton Self Storage Portfolio Mortgage Loan until the servicing shift date. After the servicing shift date, such loan is expected to be serviced by Midland, as master servicer under the BBCMS 2022-C16 pooling and servicing agreement.

Wilmington Trust, National Association, the Trustee, is also (a) the trustee with respect to the 2550 M Street Mortgage Loan, the Bell Works Mortgage Loan, and the ExchangeRight Net Leased Portfolio #55 Mortgage Loan which are currently being serviced under the BMARK 2022-B35 PSA, (b) the trustee with respect to the One Wilshire Mortgage Loan which is currently being serviced under the BMARK 2022-B32 PSA, (c) the trustee with respect to the 360 Rosemary Whole Loan and the 111 River Street Whole Loan which are currently being serviced under the BMO 2022-C1 PSA, and (c) the trustee with respect to the 2 Riverfront Plaza Whole Loan which is currently being serviced under the BBCMS 2022-C15 PSA.

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Computershare Trust Company, N.A., the Certificate Administrator and Custodian, is also (a) the certificate administrator and custodian with respect to the 2550 M Street Mortgage Loan, the Bell Works Mortgage Loan, and the ExchangeRight Net Leased Portfolio #55 Mortgage Loan which are currently being serviced under the BMARK 2022-B35 PSA, (b) the certificate administrator and custodian with respect to the One Wilshire Mortgage Loan which is currently being serviced under the BMARK 2022-B32 PSA, (c) the certificate administrator and custodian with respect to the 360 Rosemary Whole Loan and the 111 River Street Whole Loan which are currently being serviced under the BMO 2022-C1 PSA, and (c) the certificate administrator and custodian with respect to the 2 Riverfront Plaza Whole Loan which is currently being serviced under the BBCMS 2022-C15 PSA..

Park Bridge Lender Services LLC, the Operating Advisor and the Asset Representations Reviewer, is also the Outside Operating Advisor and the asset representations reviewer under the respective Outside Servicing Agreements that govern the servicing of the 2550 M Street Whole Loan, the ExchangeRight Net Leased Portfolio #55 Whole Loan, the 360 Rosemary Whole Loan and the 111 River Street Whole Loan.

It is expected that FS CREIT Investments HRR, LLC or its affiliate (a) will purchase the Class YLRR Certificates and (b) be the initial Loan-Specific Controlling Class Representative and the initial Directing Holder with respect to the Trust Subordinate Companion Whole Loan. RCA will be the initial special servicer with respect to the Trust Subordinate Companion Whole Loan. RCA is an affiliate of (i) Rialto Capital Management, LLC, which is the sub-advisor to, and manages the investment portfolio of, FS Credit Real Estate Income Trust, Inc., the indirect parent of, and an affiliate of, FS CREIT Investments HRR, LLC and (ii) Situs Holdings, LLC, the outside special servicer with respect to the 360 Rosemary Mortgage Loan through common control by Stone Point Capital, LLC. RCA or an affiliate assisted FS CREIT Investments HRR, LLC and/or one or more of its affiliates with its due diligence of the Trust Subordinate Companion Whole Loan prior to the Closing Date. In addition, RCA was appointed the initial special servicer under the BBCMS 2022-C15 Pooling and Serving Agreement, which governs the servicing and administration of the 2 Riverfront Plaza Whole Loan, and is an affiliate of the entity that is the controlling class representative, directing holder and retaining third-party purchaser for the related securitization transaction.

Interim Servicing Arrangements

Set forth below are certain interim servicing arrangements (excluding Outside Servicing Agreements) that are in place as of the date of this prospectus, involving certain of the Mortgage Loans and certain transaction parties.

Pursuant to certain interim servicing agreements between CREFI and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, eight (8) of the Mortgage Loans or portions thereof (24.1%) with an aggregate Cut-off Date Balance of approximately $152,610,691 to be contributed to this securitization transaction by CREFI.

Pursuant to certain interim servicing agreements between GSMC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, four (4) of the Mortgage Loans or portions thereof (19.3%) with an aggregate Cut-off Date Balance of approximately $122,172,000 to be contributed to this securitization transaction by GSMC.

Pursuant to certain interim servicing agreements between BMO and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, four (4) of the Mortgage Loans or portions thereof (9.2%) with an aggregate Cut-off Date Balance of approximately $58,220,000 to be contributed to this securitization transaction by BMO.

Interim and Other Custodial Arrangements

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to the CREFI Mortgage Loans other than the CREFI Mortgage Loans which are Outside Serviced Mortgage Loans (24.1%).

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to the GSMC Mortgage Loans other than the GSMC Mortgage Loans which are Outside Serviced Mortgage Loans (19.3%).

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Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to the BMO Mortgage Loans other than the BMO Mortgage Loans which are Outside Serviced Mortgage Loans (9.2%).

Computershare Trust Company, National Association acts as interim custodian of the loan documents with respect to the SMC Mortgage Loans other than the SMC Mortgage Loans which are Outside Serviced Mortgage Loans (14.6%).

Whole Loans and Mezzanine Loan Arrangements

CREFI, an originator and a Sponsor, is the current holder of one or more of the Yorkshire & Lexington Towers Pari Passu Companion Loans, the 79 Fifth Avenue Pari Passu Companion Loans and the Bell Works Pari Passu Companion Loans, but is expected to transfer such Companion Loans to one or more future commercial mortgage securitization transactions.

SMC, an originator and a Sponsor, is an affiliate of (i) LNR Partners, LLC, the entity which is anticipated to be the special servicer under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (ii) LNR Securities Holding, LLC, the entity which is anticipated to be the initial directing certificateholder under the BBCMS 2022-C16 pooling and servicing agreement, which is expected to govern servicing of the Stockton Self Storage Portfolio Whole Loan, (iii) Starwood Mortgage Funding II LLC, the holder of certain of the Yorkshire & Lexington Towers Companion Loans, which is expected to transfer such Companion Loans to one or more future securitizations and (iv) Starwood Mortgage Funding III LLC, the current holder of the Stockton Self Storage Portfolio Companion Loan (until the closing of the BBCSM 2022-C-16 securitization transaction).

BMO, an Originator and a Sponsor, is the current holder of one or more of the Yorkshire & Lexington Towers Companion Loans, the Bell Works Companion Loans, the 360 Rosemary Companion Loans, the 111 River Street Companion Loans and the 2 Riverfront Plaza Companion Loans, but is expected to transfer such Companion Loans to one or more future securitization transactions.

Other Arrangements

Midland Loan Services, a Division of PNC Bank, National Association, the Master Servicer, will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

As set forth on Annex A, PNC Bank, National Association, is the sole/largest tenant at the Mortgaged Properties identified as PNC Bank - Aurora (Galena), IL and PNC Bank - Clarendon Hills (Holmes), IL, which secure in part the ExchangeRight Net Leased Portfolio #55 Mortgage Loan. As set forth on Annex A, these Mortgaged Properties represent approximately 6.3% of the Mortgaged Properties securing the related Mortgage Loan, and approximately 0.2% of the Initial Pool Balance.

As set forth on Annex A, PNC Bank, National Association, is the fourth largest tenant at the Mortgaged Property identified as PNC Bank, N.A., which secures the 9615 Spring Green Boulevard Mortgage Loan. As set forth on Annex A, this Mortgaged Property represents approximately 0.6% of the Initial Pool Balance.

Greystone or one of its affiliates assisted LD III Sub IX, LLC, or an affiliate, with due diligence with respect to the Mortgage Loans prior to the Closing Date.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

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Credit Risk Retention

General

This securitization transaction which is constituted by the issuance of the Certificates and the Uncertificated VRR Interest, will be subject to the credit risk retention requirements of Section 15G of the Exchange Act, as added by Section 941 of the Dodd-Frank Act (together with the rules and regulations promulgated under said Section 15G, the “Credit Risk Retention Rules”). An economic interest in the credit risk of the securitized assets in the securitization transaction constituted by the issuance of the Certificates and the Uncertificated VRR Interest is expected to be retained pursuant to Regulation RR (12 CFR Part 43) (“Regulation RR”) which implements the Credit Risk Retention Rules, as a combination of the following:

●	CREFI, a New York corporation, has been designated by the Sponsors to act as the “retaining sponsor” (as such term is defined in Regulation RR, the “Retaining Sponsor”);
●	The Retaining Sponsor is expected to acquire (or cause other Retaining Parties to acquire) from the Depositor, on the Closing Date, portions of a “single vertical security” (as defined in Regulation RR) that is an “eligible vertical interest” (as defined in Regulation RR) in the Issuing Entity, with an aggregate initial principal balance of approximately $ 31,663,699 as of the Closing Date consisting of (i) the GS Bank VRR Interest Portion retained by GS Bank (or its MOA) as described below and (ii) the Class VRR Certificates acquired by CREFI, as described below (collectively, the “Combined VRR Interest”); the Combined VRR Interest will represent approximately 5.0% of the sum of the initial Certificate Balance of all of the Certificates and the initial principal balance of the Uncertificated VRR Interest as of the Closing Date; and the Combined VRR Interest will entitle each holder thereof to a specified percentage of the amounts paid on each other class of ABS interests in the Issuing Entity that is a Class of Certificates (other than the Class R Certificates);
●	The Retaining Sponsor is expected to offset a portion of its risk retention requirements by the portion of the Combined VRR Interest acquired on the Closing Date and retained by Goldman Sachs Bank USA, a New York chartered bank (“GS Bank”) (or its MOA), as originator of the GSMC Mortgage Loans, which portion of the Combined VRR Interest will constitute an uncertificated interest and have an initial principal balance equal to approximately $7,271,100, representing approximately 23.0% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “GS Bank VRR Interest Portion”). GS Bank originated approximately 23.0% of the Initial Pool Balance, which is equal to at least 20% of the Initial Pool Balance and is equal to its percentage ownership of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date (which percentage ownership interest is at least 20% of the aggregate initial principal balance of the entire Combined VRR Interest as of the Closing Date), in accordance with Rule 11(a)(1) of Regulation RR;
●	GS Bank will acquire the GS Bank VRR Interest Portion pursuant to an exchange in accordance with Rule 11(a)(1)(iv)(B), whereby GS Bank will sell to the Depositor (through its affiliate, GSMC) the GSMC Mortgage Loans that it originated in exchange for cash consideration and the GS Bank VRR Interest Portion; and payment for the GS Bank VRR Interest Portion (i) will be in the form of a reduction in the price received by GS Bank (through GSMC) from the Depositor for the GSMC Mortgage Loans sold by GS Bank (through GSMC) to the Depositor for inclusion in such securitization transaction (which price will be subject to adjustment for allocated transaction costs and expenses) and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by GS Bank’s acquisition of the GS Bank VRR Interest Portion in accordance with Regulation RR; and
●	The Retaining Sponsor is expected to retain (either directly or through its MOA) the portion of the Combined VRR Interest remaining (following the acquisition by or on behalf of GS Bank of the GS Bank VRR Interest Portion), which remaining portion will be in the form of Class VRR Certificates and have an initial Certificate Balance equal to approximately $24,392,599, representing approximately 77.0% (by initial principal balance) of the entire Combined VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion”).

Any owner of an uncertificated interest that constitutes a portion of the Uncertificated VRR Interest is referred to in this prospectus as an “Uncertificated VRR Interest Owner” and the Uncertificated VRR Interest Owners and

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the holder(s) of the Class VRR Certificates are referred to in this prospectus, each individually, as a “Combined VRR Interest Owner” and, collectively, as the “Combined VRR Interest Owners”.

“MOA” means a “majority-owned affiliate” (as defined in Regulation RR).

The Retaining Sponsor and GS Bank are collectively referred to herein as the “Retaining Parties”. The percentage of the aggregate Certificate Balance of all of the Certificates and the aggregate initial principal balance of the Uncertificated VRR Interest represented by the Combined VRR Interest, will equal at least 5, as of the Closing Date.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to the securitization transaction constituted by the issuance of the Certificates and the Uncertificated VRR Interest, none of the Retaining Sponsor, the Retaining Parties or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

Qualifying CRE Loans; Required Credit Risk Retention Percentage

The Sponsors have determined, that for purposes of this transaction, 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of Regulation RR.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the Issuing Entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The Class VRR Certificates constitute a Class of Certificates, a Class of Regular Certificates and a Class of Principal Balance Certificates, but do not constitute a Class of Offered Certificates, a Class of Non-Vertically Retained Certificates, a Class of Non-Vertically Retained Regular Certificates or a Class of Non-Vertically Retained Principal Balance Certificates. The Uncertificated VRR Interest does not constitute a Class of Certificates, or any of the foregoing categories defining certain specified Classes of Certificates. The Class VRR Certificates and the Uncertificated VRR Interest are collectively referred to in this prospectus as the “Combined VRR Interest”. The Combined VRR Interest is not offered hereby.

The “Certificate Balance” of the Class VRR Certificates outstanding at any time represents the maximum amount that the holders of such Certificates are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of the Class VRR Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Class VRR Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Class VRR Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of the Class VRR Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Uncertificated VRR Interest Balance” represents the maximum amount that the holders of the Uncertificated VRR Interest outstanding at any time are then entitled to receive as distributions allocable to principal

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from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Uncertificated VRR Interest Balance will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, the Uncertificated VRR Interest on that Distribution Date. In the event that applicable Realized Losses previously allocated to the Uncertificated VRR Interest in reduction of its Uncertificated VRR Interest Balance are recovered subsequent to such Uncertificated VRR Interest being reduced to zero, the Uncertificated VRR Interest Owners may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “Combined VRR Interest Balance” means the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance, together.

The initial Combined VRR Interest Balance will be approximately $31,663,699, subject to a variance of plus or minus 5.0%.

The Combined VRR Interest will not be rated, and will not have a Rated Final Distribution Date.

Effective Interest Rate

Except for tax reporting purposes, the Combined VRR Interest does not have a specified Pass-Through Rate; however, the effective interest rate on the Combined VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

Allocation Between Combined VRR Interest and Non-Vertically Retained Certificates

The right to payment of holders of the Combined VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-Vertically Retained Regular Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) allocable to: (a) the Combined VRR Interest will be the product of such Aggregate Available Funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Regular Certificates (collectively) will be the product of such Aggregate Available Funds multiplied by the Non-Vertically Retained Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Principal Balance Certificates, on the other hand, pro rata in accordance with the respective Percentage Allocation Entitlements thereof.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial Certificate Balance of all Classes of Principal Balance Certificates and (y) the initial principal balance of the Uncertificated VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

The “Percentage Allocation Entitlement” means: (a) with respect to the Combined VRR Interest, the “Vertically Retained Percentage”; and (b) with respect to the Non-Vertically Retained Certificates, the “Non-Vertically Retained Percentage”.

The aggregate amount available for distributions on the Combined VRR Interest on each Distribution Date (other than distributions of Excess Interest, prepayment premiums and yield maintenance charges) is referred to as the “Combined VRR Available Funds”, which is equal to the product of the Aggregate Available Funds multiplied by the Vertically Retained Percentage.

Allocation of Applicable Realized Losses

On each Distribution Date, any applicable Realized Loss will be allocated to the Combined VRR Interest; and, in connection therewith, the Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance of the Uncertificated VRR Interest will each be reduced (pro rata based on the relative Certificate Balance

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and Uncertificated VRR Interest Balance of each such interest on such Distribution Date) without distribution, as a write-off, to the extent of such Realized Loss, until the Combined VRR Interest Balance has been reduced to zero.

A “Realized Loss” means, with respect to the Combined VRR Interest for any Distribution Date, the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (ii) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

All reductions in the Combined VRR Interest Balance in respect of Realized Losses allocable to the Combined VRR Interest (as described above) are referred to as an “Applied Realized Loss Amount”. Applied Realized Loss Amounts with respect to the Combined VRR Interest will be reimbursed as described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the Combined VRR Interest” below.

Appraisal Reductions

On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof.

Voting Rights

The Class VRR Certificates will have the Voting Rights allocable to such Class as a Class of Principal Balance Certificates as described under “Description of the Certificates—Voting Rights” below in this prospectus. The Uncertificated VRR Interest will not have any voting rights.

Method, Timing and Amount of Distributions on the Combined VRR Interest

Distributions on the Class VRR Certificates and the Uncertificated VRR Interest are required to be made by the Certificate Administrator on each Distribution Date, to the extent of Combined VRR Available Funds as described in this prospectus, commencing in July 2022.

All distributions (other than the final distribution on the Class VRR Certificates or the Uncertificated VRR Interest) are required to be made to the persons in whose names the Class VRR Certificates or the Uncertificated VRR Interest, as applicable, are registered at the close of business on each Record Date. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the applicable Combined VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the applicable Combined VRR Interest Owner has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the applicable Combined VRR Interest Owner. The final distribution on any Class VRR Certificate or Uncertificated VRR Interest is required to be made in like manner, but only upon presentation and/or surrender thereof or of the rights thereto at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to the Class VRR Certificates will be allocated pro rata among the outstanding Class VRR Certificates based on their respective Percentage Interests.

Priority of Distributions on the Combined VRR Interest

On each Distribution Date, for so long as the aggregate Combined VRR Interest Balance has not been reduced to zero, the Certificate Administrator is required to apply amounts on deposit in the Distribution Account for distribution to the Combined VRR Interest, to the extent of the Combined VRR Available Funds, in the following order of priority:

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First, to the Combined VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the Combined VRR Interest, in reduction of the Combined VRR Interest Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Combined VRR Interest Balance has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Combined VRR Interest Balance, up to an amount equal to the unreimbursed Applied Realized Loss Amounts previously allocated to the Combined VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date.

provided, however, that to the extent any Combined VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R Certificates, which evidence the REMIC residual interest in each of the Trust REMICs, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Reimbursement of previously allocated Realized Losses with respect to the Combined VRR Interest will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Combined VRR Interest Balance in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred) the Vertically Retained Percentage of the amount of such recovery will be added to the Combined VRR Interest Balance, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed applicable Realized Losses previously allocated to the Combined VRR Interest. If the Combined VRR Interest Balance is so increased, the amount of unreimbursed Applied Realized Loss Amounts of the Combined VRR Interest will be decreased by such amount.

The “Vertical Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

The “VRR Interest Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Non-Vertically Retained Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-Second and Twenty-Fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Principal Distribution Amount” with respect to the Combined VRR Interest for any Distribution Date will equal the product of (a) the Vertical Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-Vertically Retained Principal Balance Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-Third and Twenty-Sixth and the penultimate paragraph in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Realized Loss Interest Distribution Amount” with respect to any Distribution Date will equal the product of (A) the Vertical Risk Retention Allocation Percentage and (B) the aggregate amount of interest on related unreimbursed Realized Losses distributed to the holders of the Non-Vertically Retained Principal Balance Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-First, Twenty-Fourth and Twenty-Seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

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Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) will be required to be distributed to holders of the Combined VRR Interest.

Prepayment Interest Shortfalls

Prepayment Interest Shortfalls on the Mortgage Loans that are not covered by certain Compensating Interest Payments made by the Master Servicer (or any comparable payments made by an Outside Servicer) are required to be allocated between the Combined VRR Interest, on the one hand, and the Non-Vertically Retained Regular Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements.

Allocation Between Class VRR Certificates and the Uncertificated VRR Interest

The right to payment of holders of the Class VRR Certificates is pro rata and pari passu with the right to payment of holders of the Uncertificated VRR Interest. On each Distribution Date, Combined VRR Available Funds and any Appraisal Reduction Amounts, yield maintenance charges and prepayment premiums, Prepayment Interest Shortfalls, and Excess Interest allocated to the Combined VRR Interest will be allocated to the Class VRR Certificates and the Uncertificated VRR Interest pro rata (based on the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance). In addition, any losses incurred on the Mortgage Loans and/or reimbursements of Applied Realized Loss Amounts allocated to the Combined VRR Interest will be allocated between the Class VRR Certificates, on the one hand, and the Uncertificated VRR Interest, on the other hand, pro rata in accordance with the respective Certificate Balance of the Class VRR Certificates and the Uncertificated VRR Interest Balance.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Combined VRR Interest the Vertically Retained Percentage of any Excess Interest received with respect to an ARD Loan during the applicable Collection Period or otherwise distributable on such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (other than the Class S certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Hedging, Transfer and Financing Restrictions

The Combined VRR Interest will be required to be subject to certain hedging, transfer and financing restrictions. The Class VRR Certificates will be evidenced by one or more Certificates and are expected to be held in definitive form by the Certificate Administrator on behalf of the registered holders of the Class VRR Certificates for so long as the Class VRR Certificates are subject to transfer restrictions under the Credit Risk Retention Rules, as and to the extent provided in the Pooling and Servicing Agreement. The Uncertificated VRR Interest will not be evidenced by a certificate.

Each Retaining Party will agree to certain hedging, transfer and financing restrictions that will be applicable to any “retaining sponsor”, “originator” and any respective “affiliate” (each as defined in Regulation RR), as applicable, for so long as compliance with the Credit Risk Retention Rules is required; provided, that pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

These restrictions will include an agreement by each Retaining Party not to transfer its respective Class VRR Certificates or Uncertificated VRR Interest, as applicable, except to a “majority-owned affiliate”. In addition, the Retaining Parties will have agreed not to enter into any hedging, pledging, financing or any other similar transaction or activity with respect to the Class VRR Certificates or Uncertificated VRR Interest, as applicable, unless such transaction complies with the Credit Risk Retention Rules then in effect.

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The Retaining Parties will have agreed that, unless Regulation RR is earlier repealed or otherwise determined not to be applicable to the securitization transaction constituted by the issuance of the Certificates and the Uncertificated VRR Interest, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the date that is the latest of (i) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the Initial Pool Balance, (ii) the date on which the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance has been reduced to 33% of the aggregate of the total outstanding Certificate Balance of the Certificates and the Uncertificated VRR Interest Balance as of the Closing Date, and (iii) two years after the Closing Date. Pursuant to the Pooling and Servicing Agreement, the Uncertificated VRR Interest Owner will not be permitted to transfer the Uncertificated VRR Interest at any time (other than to its MOA).

Risk Retention Consultation Parties

The “Risk Retention Consultation Parties”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be: (i) the party selected by CREFI and (ii) the party selected by GS Bank. The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it. Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded RRCP Mortgage Loan. The initial Risk Retention Consultation Parties are expected to be CREFI and GSMC.

Each Risk Retention Consultation Party will have certain non-binding consultation rights in certain circumstances (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Loan, as further described in this prospectus.

Notwithstanding the foregoing, a Risk Retention Consultation Party will not have consultation rights with respect to any Mortgage Loan or Whole Loan with respect to which such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party (as to such Risk Retention Consultation Party, an “Excluded RRCP Mortgage Loan”).

With respect to any Serviced Mortgage Loan or Serviced Whole Loan as to which a Risk Retention Consultation Party has consultation rights as described above, the Master Servicer and the Special Servicer will be required to consult with such Risk Retention Consultation Party on a non-binding basis in connection with any Major Decision that it is processing (and such other matters that are subject to the non-binding consultation rights of a Consulting Party pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision (or any other matter requiring consultation with a Consulting Party). In the event the Master Servicer or the Special Servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following: (a) in the case of the Master Servicer, the Master Servicer’s delivery of information in its possession reasonably requested by such Risk Retention Consultation Party or (b) in the case of the Special Servicer, the Special Servicer’s delivery of the related Major Decision Reporting Package, the Master Servicer or the Special Servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the Master Servicer or the Special Servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Serviced Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

The other parties to the Pooling and Servicing Agreement will be entitled to assume, without independent investigation or verification, that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of (including the identity of and contact information for) a replacement of such Risk Retention Consultation Party from the Sponsor entitled to select it.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders or the Uncertificated VRR Interest Owner for any action taken, or for refraining from the taking of any action, or for errors in judgment.

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Each Certificateholder or Uncertificated VRR Interest Owner, as applicable, will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest;

(b)       may act solely in the interests of the holders of the Combined VRR Interest and does not have any liability or duties to the holders of any other Class of Certificates;

(c)       may take actions that favor the interests of the holders of one or more Classes including the Combined VRR Interest over the interests of the holders of one or more other Classes of Certificates; and

(d)       will have no liability whatsoever for having so acted as set forth in (a) – (c) above, and no Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against a Risk Retention Consultation Party or any director, officer, employee, agent or principal of a Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Serviced Loan, any law, the Servicing Standard or the provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, will not result in any liability on the part of the Master Servicer or Special Servicer.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2022-GC48, which include the Certificates and the Loan-Specific Certificates, will be issued on or about June 21, 2022 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and, together with the Uncertificated VRR Interest, will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans (and any Trust Subordinate Companion Loans) and all payments under and proceeds of the Mortgage Loans (and any Trust Subordinate Companion Loans) received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Whole Loan, only to the extent of the Issuing Entity’s interest in such Whole Loan), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to the Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans (and any Trust Subordinate Companion Loans) it sold to the Depositor.

Upon initial issuance, the “Certificates” will consist of those classes (each, a “Class”) of the Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2022-GC48, specifically designated as set forth in the table under the heading “Certificate Summary” and the footnotes thereto. Further, various groups of those Classes and any uncertificated interests in the Mortgage Pool will be referred to in this prospectus as specified in the table below:

Designation	Classes/Interests
“Offered Certificates”:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B and Class C Certificates
“Non-Offered Certificates”:	The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S, Class R and Class VRR Certificates
“Senior Certificates”:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Class X Certificates” or “Interest-Only Certificates”:	The Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates
“Subordinate Certificates”:	The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates
“Regular Certificates”:	The Senior Certificates, the Subordinate Certificates and the Class VRR Certificates (i.e., the Certificates other than the Class R and Class S Certificates)
“Principal Balance Certificates”:	The Regular Certificates (other than the Class X Certificates) (i.e., the Non-Vertically Retained Principal Balance Certificates and the Class VRR Certificates)

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Designation	Classes/Interests
“Residual Certificates”:	The Class R Certificates
“Certificates”:	The Senior Certificates, the Subordinate Certificates and the Class S, Class R and Class VRR Certificates (i.e., the Offered Certificates and the Non-Offered Certificates)
“Non-Vertically Retained Certificates”:	The Certificates (other than the Class VRR Certificates)
“Non-Vertically Retained Regular Certificates”:	The Non-Vertically Retained Certificates (other than the Class R and Class S Certificates)
“Non-Vertically Retained Principal Balance Certificates”:	The Non-Vertically Retained Regular Certificates (other than the Class X Certificates)
“Class VRR Certificates”:	The CREFI VRR Interest Portion
“Uncertificated VRR Interest”:	The GS Bank VRR Interest Portion
“Combined VRR Interest”:	The Class VRR Certificates and the Uncertificated VRR Interest

Separate classes of loan-specific certificates (the “Loan-Specific Certificates”) and any related uncertificated interests may be issued by the Issuing Entity that are solely backed by a related Trust Subordinate Companion Loan and are not offered by this prospectus. Each subseries of Loan-Specific Certificates (and any related uncertificated interest) that backs a particular Trust Subordinate Companion Loan is identified in a separate related offering circular. Each subseries of Loan-Specific Certificates and any related uncertificated interest will only be entitled to receive distributions from, and will only incur losses with respect to, the related Trust Subordinate Companion Loan, and the issuance thereof should be considered as a separate securitization. Classes of Loan-Specific Certificates that have a principal balance and are entitled to payments of principal are referred to in this prospectus as “Loan-Specific Principal Balance Certificates”.

Upon initial issuance, the respective Classes of the Non-Vertically Retained Principal Balance Certificates will have the Certificate Balances, and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, set forth in the table under “Certificate Summary” in this prospectus (in each case, subject to a variance of plus or minus 5%.

The “Certificate Balance” (a) of any Class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus and (b) if there is a Trust Subordinate Companion Loan, of any class of related Loan-Specific Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are then entitled to receive as distributions allocable to principal from the cash flow on such Trust Subordinate Companion Loan. On each Distribution Date, the Certificate Balance of each Class of Non-Vertically Retained Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any applicable Realized Losses actually allocated to, that Class of Principal Balance Certificates on that Distribution Date. In the event that applicable Realized Losses previously allocated to a Class of Non-Vertically Retained Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such Class of Non-Vertically Retained Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate

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Balances of the related Class(es) of Principal Balance Certificates (as to any Class of Class X Certificates, the “Corresponding Principal Balance Certificates”) indicated below:

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB
Class X-D	Class D and Class E
Class X-F	Class F
Class X-G	Class G
Class X-H	Class H
Neither the Class S nor the Class R Certificates will have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest, except that the Class S Certificates will be entitled to receive any collections of the Excess Interest that may accrue after the related Anticipated Repayment Date on any ARD Loan.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in July 2022. The “Determination Date” will be the eleventh (11th) day of each calendar month (or, if the eleventh (11th) calendar day of that month is not a business day, then the next business day), commencing in July 2022.

All distributions (other than the final distribution on any Certificates) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate or Loan-Specific Certificate (other than a Class S or Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class S or Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The “Available Funds” for each Distribution Date will equal (i) with respect to distributions to be made on the Certificates and the Uncertificated VRR Interest, the Aggregate Available Funds, (ii) with respect to distributions to be made on the Non-Vertically Retained Certificates, the Non-Vertically Retained Available Funds, (iii) with respect to distributions to be made on the Combined VRR Interest and the Class R Certificates, the Combined VRR Available Funds, and (iv) with respect to distributions to be made on Loan-Specific Certificates (if any), the related

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Trust Subordinate Companion Loan Available Funds, as described under “Description of the Mortgage Pool—Trust Subordinate Companion Loan”.

The aggregate amount available for distributions of interest (other than Excess Interest), principal and reimbursements of applicable Realized Losses to holders of the Certificates (including the Class VRR Certificates) and the Uncertificated VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication) (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(a)           the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the related borrower(s) in respect of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;
(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries allocable to the Mortgage Loans that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);
(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders or the Uncertificated VRR Interest Owners;
(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
(v)	yield maintenance charges and prepayment premiums on the Mortgage Loans (which are separately distributed to holders of the Regular Certificates and the Uncertificated VRR Interest Owners);
(vi)	Excess Interest on the ARD Loans (which is separately distributed to holders of the Class S Certificates and the Combined VRR Interest Owners);
(vii)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or
(viii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)           if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

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(c)           all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans for the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Mortgage Loans for the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders or the Uncertificated VRR Interest Owners);

(d)           with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2023, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account; and

(e)           the aggregate amount of any Excess Liquidation Proceeds transferred from the Excess Liquidation Proceeds Reserve Account to the Lower-Tier REMIC Distribution Account for the subject Distribution Date as described under “The Pooling and Servicing Agreement—Accounts” in this prospectus.; The portion of the Aggregate Available Funds available for distribution to holders of the Non-Vertically Retained Certificates on each Distribution Date (with respect to such Distribution Date, the “Non-Vertically Retained Available Funds”) will, in general, equal the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Whole Loan is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan or Companion Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in July 2022, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Non-Vertically Retained Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those Classes;

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Second, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, in reduction of the respective Certificate Balances of those Classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-SB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-SB Scheduled Principal Balance”),
(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause Second, until the related Certificate Balance is reduced to zero,
(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(iv)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero,
(v)	to the holders of the Class A-5 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero, and
(vi)	to the holders of the Class A-SB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause Second, until the related Certificate Balance is reduced to zero;

Third, to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Fourth, to the holders of the Class A-S Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates have been reduced to zero, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Sixth, to the holders of the Class A-S Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Seventh, to the holders of the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates have been reduced to zero, to the holders of the Class B Certificates, in reduction of the related

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Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Ninth, to the holders of the Class B Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Tenth, to the holders of the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twelfth, to the holders of the Class C Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Thirteenth, to the holders of the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B and Class C Certificates have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

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Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class;

Twenty-Fifth, to the holders of the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that Class;

Twenty-Sixth, after the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the holders of the Class H Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-Seventh, to the holders of the Class H Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest on that amount at the Pass-Through Rate for such Class compounded monthly from the date each related Realized Loss was allocated to such Class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Non-Vertically Retained Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective Certificate Balances), among the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates and without regard to the Class A-SB Scheduled Principal Balance, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (prior to any distributions of principal or allocations of Realized Losses on such Distribution Date) the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have all been previously reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated applicable Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Non-Vertically Retained Principal Balance Certificates in respect of which a reimbursement is made. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the Class or Classes of Non-Vertically Retained Principal Balance Certificates that previously were allocated applicable Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject Class of Non-Vertically Retained Principal Balance Certificates; and (ii) the Interest Shortfall with respect to each affected Class of Non-Vertically Retained Regular Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-

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down for the reimbursed Class of Non-Vertically Retained Principal Balance Certificates had never been written down. If the Certificate Balance of any Class of Non-Vertically Retained Principal Balance Certificates is so increased, the amount of unreimbursed applicable Realized Losses of such Class of Certificates will be decreased by such amount.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Non-Vertically Retained Regular Certificates is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to each Class of the Class A-1, Class D and Class E Certificates for any Distribution Date will be fixed at the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus.

The Pass-Through Rate with respect to the Class A-2 Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 0.21000%.

The Pass-Through Rate with respect to the Class A-4 Certificates for any Distribution Date will be a per annum rate equal to the lesser of (a) the initial Pass-Through Rate for the applicable Class set forth in the table under “Certificate Summary” in this prospectus and (b) the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to the Class A-5 Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 0.29500%.

The Pass-Through Rate with respect to the Class A-SB Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 0.23000%.

The Pass-Through Rate with respect to each Class of the Class A-S, Class B and Class C Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date.

The Pass-Through Rate with respect to each Class of the Class F, Class G and Class H Certificates for any Distribution Date will be a per annum rate equal to the WAC Rate for such Distribution Date, minus 1.35000%.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class D and Class E Certificates for such Distribution Date, weighted on the basis of the respective Certificate Balances of such Classes of Principal Balance Certificates outstanding immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-F Certificates for any Distribution Date will equal the Class X Strip Rate for the Class F Certificates for such Distribution Date. The Pass-Through Rate for the Class X-G Certificates for any Distribution Date will equal the Class X Strip Rate for the Class G Certificates for such Distribution Date. The Pass-Through Rate for the Class X-H Certificates for any Distribution Date will equal the Class X Strip Rate for the Class H Certificates for such Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Non-Vertically Retained Principal Balance Certificates with respect to any Distribution Date will be a per annum rate equal to: (a) in the case of the Class A-2 Certificates, 0.21000%; (b) in the case of the Class A-5 Certificates, 0.29500%; (c) in the case of the Class A-SB Certificates, 0.23000%; (d) in the case of each Class of the Class F, Class G and Class H Certificates, 1.35000%; and (e) in the case of any other Class of Non-Vertically Retained Principal Balance Certificates, the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Non-Vertically Retained Principal Balance Certificates for such Distribution Date.

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In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan or Trust Subordinate Companion Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that Distribution Date; and (b) with respect to any Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan or Trust Subordinate Companion Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan or Trust Subordinate Companion Loan (adjusted to the related Net Mortgage Rate and, if applicable, exclusive of any Excess Interest) during the one-month accrual period applicable to the Due Date for such Mortgage Loan or Trust Subordinate Companion Loan that occurs in the same month as that subsequent Distribution Date. However, with respect to each Mortgage Loan or Trust Subordinate Companion Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year, beginning in 2023 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; and (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year, beginning in 2023, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account (or the related Trust Subordinate Companion Loan REMIC Distribution Account, if applicable) for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan or Trust Subordinate Companion Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan or Trust Subordinate Companion Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan or Trust Subordinate Companion Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan or Trust Subordinate Companion Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Non-Vertically Retained Regular Certificates is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class on the Certificate Balance or Notional Amount, as applicable, for such Class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Non-Vertically Retained Regular Certificates is, subject to increase as described in the last paragraph under “—Priority of Distributions” above, the sum of (a) the portion of the Interest Distribution Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) in the case of a

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Class of Non-Vertically Retained Principal Balance Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts (which, for the avoidance of doubt, will not include any amounts received in respect of any Trust Subordinate Companion Loan):

(1)	the Scheduled Principal Distribution Amount for that Distribution Date; and
(2)	the Unscheduled Principal Distribution Amount for that Distribution Date;

provided, that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Advance Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

(B)  Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date; and

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Non-Vertically Retained Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to the Certificateholders or the Uncertificated VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to the Certificateholders or the Uncertificated VRR Interest Owners on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

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The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent allocable to the related Mortgage Loan, on any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Aggregate Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise, that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the preceding Distribution Date exceeds (2) the aggregate amount actually distributed on such preceding Distribution Date to holders of the Non-Vertically Retained Principal Balance Certificates in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan (and any Trust Subordinate Companion Loan) will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan (other than any Trust Subordinate Companion Loan) as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Whole Loan as of any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Serviced Whole Loan is paid in full, or if any Mortgage Loan or Serviced Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan, any Trust Subordinate Companion Loan and/or the Serviced Whole Loan will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Non-Vertically Retained Certificates, as well as for purposes of calculating the Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments

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to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Whole Loan, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan held outside the Issuing Entity will be available for amounts due to the Certificateholders or the Uncertificated VRR Interest Owners or to reimburse the Issuing Entity, other than in the limited circumstances related to Property Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to and incurred with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement.

Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute to the holders of the Class S Certificates the Non-Vertically Retained Percentage of any Excess Interest received by the Issuing Entity with respect to the ARD Loans during the Collection Period for (or, in the case of an Outside Serviced Mortgage Loan, as part of a distribution to the Issuing Entity during the month of) such Distribution Date. Excess Interest will not be available to make distributions to any other Class of Certificates (except the Class VRR Certificates and the Uncertificated VRR Interest) or to provide credit support for other Classes of Certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

For purposes of calculating distributions on the Certificates and the Uncertificated VRR Interest and, in the absence of express provisions in the related Mortgage Loan documents and/or any related Co-Lender Agreement (and/or, with respect to each Outside Serviced Whole Loan, the related Outside Servicing Agreement) to the contrary, for purposes of otherwise collecting amounts due under the Mortgage Loan, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Whole Loan, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of

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related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of calculating distributions on the Certificates and (subject to any related Co-Lender Agreement and/or Outside Servicing Agreement) for purposes of otherwise collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Advance Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

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Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) all unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the applicable Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, as a recovery, any accrued but unpaid Excess Interest.

Neither the Master Servicer nor the Special Servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the Mortgage Loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise directly or indirectly reimbursable, to the Master Servicer or the Special Servicer in a higher priority than that which is set forth above under “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Co-Lender Agreement.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, until the Notional Amounts of the Class X-A and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class X-F, Class X-G, Class X-H, Class F, Class G and Class H Certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class X-A Certificates, (ii) the group (the “YM Group A-S”) comprised solely of the Class A-S Certificates, (iii)  the

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group (the “YM Group B”) comprised solely of the Class B Certificates, (iv) the group (the “YM Group C”) comprised solely of the Class C Certificates, and (v) the group (the “YM Group DE” and, collectively with the YM Group A, YM Group A-S, YM Group B and YM Group C, the “YM Groups”) of the Class X-D, Class D and Class E Certificates, pro rata based upon the aggregate amount of principal distributed to the Class or Classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each Class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such Class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) the Base Interest Fraction for the related principal prepayment and such Class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) any portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the Class of Class X Certificates in such YM Group (or, in the case of any of YM Group A-S, YM Group B and YM Group C, to the sole Class of Non-Vertically Retained Principal Balance Certificates comprising such YM Group). If there is more than one Class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such Classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

After the Notional Amounts of the Class X-A and Class X-D Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be allocated to the holders of the Class F, Class G and Class H Certificates in the manner provided in the Pooling and Servicing Agreement.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-H, Class S or Class R Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period (or, in the case of an

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Outside Serviced Mortgage Loan, accompanied a principal prepayment included in the Aggregate Available Funds for such Distribution Date).

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class of Certificates	Assumed Final Distribution Date
Class A-1	February 2027
Class A-2	June 2027
Class A-4	May 2032
Class A-5	May 2032
Class A-SB	February 2032
Class X-A	May 2032
Class A-S	May 2032
Class B	June 2032
Class C	June 2032

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of an ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in May 2054. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and, to the extent permitted under the related Co-Lender Agreement, any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

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The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) and Trust Subordinate Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan or Trust Subordinate Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and
(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan, Trust Subordinate Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial subservicer, and (2) 0.000625% for each Mortgage Loan (other than an Outside Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, or (3) with respect to any Outside Serviced Mortgage Loan, 0.000625%, and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans and any Trust Subordinate Companion Loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement and the related Co-Lender Agreement so permits, any related Serviced Pari Passu Companion Loan) and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), (a “Prohibited Prepayment”) then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated: first, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, until all related Prepayment Interest Shortfalls are covered, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof and then, if applicable, to any Trust Subordinate Companion Loan.

The Non-Vertically Retained Percentage of any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will be allocated on that Distribution Date among the respective Classes of the Non-Vertically Retained Regular Certificates on a pro rata basis in accordance with the respective Interest Accrual Amounts for those Classes for such Distribution Date.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, (i) with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to the Mortgage Loans or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer and, (ii) with respect to any Trust Subordinate Companion Loan, the amount of any Prepayment Interest Shortfall resulting from any principal prepayment made on such Trust Subordinate Companion Loan to be included in the applicable Trust Subordinate Companion Loan Available Funds for any Distribution Date

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that is not covered by the portion of the Master Servicer’s Compensating Interest Payment for the related Distribution Date allocable to such Trust Subordinate Companion Loan.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Senior Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Subordinate Certificates to receive distributions of interest and/or principal will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S Certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class B Certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H Certificates. The Class C Certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Non-Vertically Retained Regular Certificates to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class prior to any distribution being made on such Distribution Date in respect of any Classes of Non-Vertically Retained Regular Certificates subordinate to that Class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Non-Vertically Retained Principal Balance Certificates that are subordinate to more senior Classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

On and after the Cross-Over Date has occurred, allocation of the Principal Distribution Amount will be made to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-SB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of the Principal Distribution Amount will be made as described in clause second of the first paragraph under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the other Non-Vertically Retained Principal Balance Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates by the other Non-Vertically Retained Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates and Class H Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class H Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Subordinate Certificates with lower payment priorities.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate applicable Realized Losses.

A “Realized Loss” means, with respect to each Distribution Date:

(i)	with respect to the Non-Vertically Retained Principal Balance Certificates, the amount, if any, by which (A) the product of (1) the Non-Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts
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are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Certificate Balance of the Non-Vertically Retained Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date; and

(ii)	with respect to the Combined VRR Interest, the amount, if any, by which (A) the product of (1) the Vertically Retained Percentage and (2) the aggregate Stated Principal Balance (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans, expected to be outstanding immediately following that Distribution Date, is less than (B) the then aggregate Combined VRR Interest Balance after giving effect to distributions of principal on that Distribution Date.

The Certificate Administrator will be required to allocate any applicable Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates among the following Classes of Subordinate Certificates in the following order, until the Certificate Balance of each such Class is reduced to zero:

first, to the Class H Certificates;

second, to the Class G Certificates;

third, to the Class F Certificates;

fourth, to the Class E Certificates;

fifth, to the Class D Certificates;

sixth, to the Class C Certificates;

seventh, to the Class B Certificates; and

eighth, to the Class A-S Certificates;

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Certificate Administrator will be required to allocate applicable Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the Class S or Class R Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the respective Classes of Class X Certificates will be reduced if the Certificate Balance(s) of the Class(es) of Corresponding Principal Balance Certificates are reduced by such Realized Losses.

Applicable Realized Losses will be allocated to the Combined VRR Interest as described under “Credit Risk Retention—The Combined VRR Interest—Material Terms of the Combined VRR Interest—Allocation of Applicable Realized Losses” in this prospectus.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, including as a result of defaults and delinquencies on the related Mortgage Loans or any Trust Subordinate Companion Loans, Nonrecoverable Advances made in respect of the Mortgage Loans or any Trust Subordinate Companion Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan-specific or non-Trust Subordinate Companion Loan-specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Certificate Administrator” or “—

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The Trustee”, as applicable, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder and each Uncertificated VRR Interest Owner of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate or the Uncertificated VRR Interest, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any) or the Uncertificated VRR Interest Balance, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or an Uncertificated VRR Interest Owner, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder, a Certificate Owner or an Uncertificated VRR Interest Owner reasonably requests, to enable Certificateholders and the Uncertificated VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)       the Distribution Date statement;

(2)       a CRE Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

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(9)       a CREFC® real estate owned status report;

(10)    a CREFC® servicer watch list;

(11)    a CREFC® loan level reserve and letter of credit report;

(12)    a CREFC® property file;

(13)    a CREFC® financial file;

(14)    a CREFC® loan setup file; and

(15)    a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the Uncertificated VRR Interest Owners by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;
(ii)	a CREFC® financial file; and
(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)        Within 30 days after receipt of a quarterly operating statement, if any, commencing with respect to the quarter ending September 30, 2022, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

(ii)       Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing with respect to the calendar year ending December 31, 2022, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service

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coverage numbers used by the Master Servicer to satisfy its reporting obligation identified in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—General Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the underwriters, any initial purchasers of the Non-Offered Certificates, the Sponsors, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, any Directing Holder, any Consulting Party, the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence), any Rating Agency, and any other nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”) that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party (other than a Risk Retention Consultation Party if it is a Borrower Party) be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

Each applicable Directing Holder, Controlling Class Certificateholder, Loan-Specific Controlling Class Certificateholder and Consulting Party (other than the Operating Advisor and the Risk Retention Consultation Party) and the Special Servicer will only be considered a Privileged Person with respect to any Mortgage Loans or Serviced Whole Loans for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan or Trust Subordinate Companion Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (in the case of the Directing Holder, a Controlling Class Certificateholder or any Loan-Specific Controlling Class Certificateholder) or the related Excluded Special Servicer Information (in the case of the Special Servicer).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Uncertificated VRR Interest Owner, the Controlling Class Representative or a Loan-Specific Controlling Class Representative (to the extent the Controlling Class Representative or such Loan-Specific Controlling Class Representative is not a Certificateholder or a Certificate Owner), a Risk Retention Consultation Party (to the extent the Risk Retention Consultation Party is not a Certificateholder or a Certificate Owner) or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is not the Controlling Class Representative, a Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party and such Person is or is not a Risk Retention Consultation Party or (2) in the case of the Controlling Class Representative, any Controlling Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate, the Uncertificated VRR Interest Owner or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or (2) in the case of the Controlling Class Representative, any Controlling

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Class Certificateholder, a Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, an Excluded Mortgage Loan Special Servicer, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, a Mortgage Loan Seller or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary in this prospectus, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Mortgage Loan Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Mortgage Loan.

For the avoidance of doubt if a Borrower Party is the Directing Holder, a Controlling Class Certificateholder or a Loan-Specific Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate (including any Class VRR Certificate) is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any Mortgage Loan Seller or any person known to a responsible officer of the certificate registrar to be an affiliate of any such party, any Certificate (including any Class VRR Certificate) registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above). For the avoidance of doubt, nothing contained in this definition will preclude the Special Servicer from performing its duties and exercising its rights in its capacity as Special Servicer under the Pooling and Servicing Agreement other than with respect to an Excluded Special Servicer Mortgage Loan.

A “Certificate Owner” is the beneficial owner of a Certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates.

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“Non-Reduced Loan-Specific Certificates” means, as of any date of determination, any class of Loan-Specific Principal Balance Certificates then outstanding for which (a) (1) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates, (y) any Appraisal Reduction Amounts allocated to such class of Loan-Specific Principal Balance Certificates as of the date of determination and (z) any Realized Losses previously allocated to such class of Loan-Specific Principal Balance Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such class of Loan-Specific Principal Balance Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the holders of such class of Loan-Specific Principal Balance Certificates. “NRSRO Certification” means a certification executed by an NRSRO (other than a Rating Agency) in favor of the 17g-5 Information Provider that states that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”) and that such NRSRO will keep any information obtained from the Rule 17g-5 website confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan held outside the Issuing Entity, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Whole Loan. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans, the Certificates and the Uncertificated VRR Interest, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, Thompson Reuters Corporation, Intercontinental Exchange | ICE Data Services and KBRA Analytics, LLC, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder or any Uncertificated VRR Interest Owner that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder or Uncertificated VRR Interest Owner copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or the Uncertificated VRR Interest Owner may have under the Pooling and Servicing Agreement. Certificateholders and the Uncertificated VRR Interest Owners will not, however, be given access to or be provided copies of any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:
●	this prospectus;
●	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;
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(B)	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and
●	the Operating Advisor Annual Report;
(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the Special Servicer;
●	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format; and
●	any notice of the determination of an Appraisal Reduction Amount or Collateral Deficiency Amount with respect to any Mortgage Loan, including the related CREFC® appraisal reduction template;
(E)	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the Certificates or the Uncertificated VRR Interest;
●	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;
●	any notice of resignation or termination of the Master Servicer or Special Servicer;
●	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;
●	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;
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●	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;
●	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;
●	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the Issuing Entity;
●	any notice that a Control Termination Event or a Trust Subordinate Companion Loan control appraisal period has occurred or is terminated or that a Consultation Termination Event or, in the event defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”, any applicable Operating Advisor Consultation Trigger Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any assessments of compliance delivered to the Certificate Administrator;
●	any Attestation Reports delivered to the Certificate Administrator;
●	any “special notices” requested by a Certificateholder or an Uncertificated VRR Interest Owner to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and
●	Proposed Course of Action Notice;
(F)	the “Investor Q&A Forum”;
(G)	solely to Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
(H)	the “Risk Retention” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Mortgage Loan, the Certificate Administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the Certificate Administrator has been notified of such Excluded Mortgage Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the Certificate Administrator’s Website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraphs.

Notwithstanding the foregoing, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, as the case may be, is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to

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access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Mortgage Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder, is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative, any Controlling Class Certificateholder, any Loan-Specific Controlling Class Representative or any Loan-Specific Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Mortgage Loan with respect to which the Controlling Class Representative, such Controlling Class Certificateholder, such Loan-Specific Controlling Class Representative or such Loan-Specific Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available to such person via the Certificate Administrator’s website, such Controlling Class Representative, Controlling Class Certificateholder, Loan-Specific Controlling Class Representative or Loan-Specific Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Mortgage Loan will be entitled to obtain (upon reasonable request) such information in accordance with terms of the Pooling and Servicing Agreement.

“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any information solely related to such Excluded Controlling Class Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Controlling Class Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Special Servicer Information” means, with respect to any Excluded Special Servicer Mortgage Loan, any information solely related to such Excluded Special Servicer Mortgage Loan and/or the related Mortgaged Property or portfolio of Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Special Servicer Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement other than such information with respect to such Excluded Special Servicer Mortgage Loan that is aggregated with information on other Mortgage Loans at a pool level and other than CREFC® Reports (excluding the CREFC® special servicer loan file and the CREFC® special servicer property file for the related Excluded Specially Serviced Loan, which will be Excluded Special Servicer Information).

Any reports on Form 10-D filed by the Certificate Administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) contain a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

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In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans), any Trust Subordinate Companion Loans or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders and the Uncertificated VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the related loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with any Directing Holder or Consulting Party as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder, Certificate Owner and Uncertificated VRR Interest Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically via the Certificate Administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using

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the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-866-846-4526.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of distribution reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, any applicable Directing Holder or Consulting Party (other than the holder of a Serviced Companion Loan or its representative) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

For purposes of this “--Reports to Certificateholders; Certain Available Information” section, in the case of a Whole Loan with a related Consulting Party (other than the Controlling Class Certificateholder), such Consulting Party may be required to certify that they are not a borrower party, borrower restricted party, restricted holder or any other similar term under the related Co-Lender Agreement, and references to “Borrower Party” will be deemed to refer to such analogous term in the related Co-Lender Agreement.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “—Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided

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in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders

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of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information” and “—Certificateholder Communication”, and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

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Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates and any Loan-Specific Certificates in the aggregate (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders and Loan-Specific Certificateholders as follows:

(1)       1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates and any classes of interest-only Loan-Specific Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one class of such certificates is greater than zero), and

(2)       in the case of any Class of Principal Balance Certificates or any class of Loan-Specific Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of interest-only certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such class of certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all classes of such certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates and/or Non-Reduced Loan-Specific Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates exclusive of any Loan-Specific Certificates (the “Pooled Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination (but only for so long as the Notional Amount of at least one Class of Interest-Only Certificates is greater than zero), and

(2) in the case of any Class of Principal Balance Certificates, a percentage equal to the product of 99% (or, if the Notional Amounts of all Classes of Interest-Only Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the Certificate Balance of such Class of Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the Certificate Balances of all Classes of the Principal Balance Certificates, in each case as of the date of determination;

provided, that in certain circumstances described in this prospectus, Pooled Voting Rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may be allocated or exercisable in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The Voting Rights or, if applicable, Pooled Voting Rights of any class of Certificates or Loan-Specific Certificates are required to be allocated among the holders of such class in proportion to their respective Percentage Interests.

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The Class S and Class R Certificates and the Uncertificated VRR Interest will not be entitled to any Voting Rights.

Definitive Certificates

Owners of beneficial interests in Offered Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed investor certification reflecting the appropriate information to the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group - CGCMT 2022-GC48

with a copy to:

trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an

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account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

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The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans (and any Trust Subordinate Companion Loans) from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans and such Trust Subordinate Companion Loans, without recourse, to the Trustee for the benefit of the Certificateholders, the Uncertificated VRR Interest Owners and any related Loan-Specific Certificateholders and related uncertificated interest owners. For purposes of the respective Mortgage Loan Purchase Agreements, the Bell Works Mortgage Loan and the Yorkshire & Lexington Towers Mortgage Loan (each of which is sometimes referred to in this prospectus as a “Joint-Seller Mortgage Loan”) will each constitute a “Mortgage Loan” under each such Mortgage Loan Purchase Agreement only to the extent of the portion thereof sold to the depositor by CREFI, SMC or BMO, as applicable. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Certificate Administrator or to a document custodian appointed by the Certificate Administrator, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan) and any Trust Subordinate Companion Loan sold by the applicable Sponsor and each Serviced Whole Loan (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Whole Loan, the “Mortgage File”); provided that, for the avoidance of doubt, references to the Mortgage File for any Trust Subordinate Companion Loan(s) will refer to the Mortgage File for the related Mortgage Loan, and will include the Mortgage Note(s) evidencing such Trust Subordinate Companion Loan:

(i)        (A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, a copy of the executed promissory note for each related Serviced Companion Loan;

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iii)       the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office;

(iv)        an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(v)          an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment;

(vi)       the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Whole Loan, if applicable), if not already assigned pursuant to items (iv) or (v) above;

(vii)       originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(viii)      the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by

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an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)      an original or copy of the related ground lease, if any, and any ground lessor estoppel;

(x)       an original or copy of the related loan agreement, if any;

(xi)      an original of any guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(xii)     an original or copy of the related lockbox agreement or cash management agreement, if any;

(xiii)    an original or copy of the environmental indemnity from the related borrower, if any;

(xiv)    an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xv)      if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee;

(xvi)     in the case of each Whole Loan, an original or a copy of the related Co-Lender Agreement;

(xvii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements;

(xviii)   an original or copy of any mezzanine loan intercreditor agreement if any;

(xix)    the original or copy of any related environmental insurance policy;

(xx)        a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and

(xxi)   copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

Notwithstanding anything to the contrary contained in this prospectus, in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of such documents (with the actual documents required to be delivered to the applicable Outside Custodian).

Notwithstanding anything to the contrary contained in this prospectus, with respect to each Joint-Seller Mortgage Loan, the obligation of each applicable Sponsor to deliver a copy of the related documents identified in clauses (ii) through (xxi) above may be satisfied by delivery of such documents by either of the applicable Sponsors.

With respect to a Servicing Shift Mortgage Loan, pursuant to the Pooling and Servicing Agreement, following the related Controlling Pari Passu Companion Loan Securitization Date and upon the transfer of servicing of the related Servicing Shift Mortgage Loan to the related Outside Servicing Agreement in accordance with the related Co-Lender Agreement, the Custodian is required to deliver documents constituting the related Mortgage File (other than the documents described in clause (i) of the definition of “Mortgage File”) to the related Outside Trustee or Outside Custodian.

As provided in the Pooling and Servicing Agreement, the Certificate Administrator, a custodian appointed by it, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each

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Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan or Trust Subordinate Companion Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or any Uncertificated VRR Interest Owner (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan or Trust Subordinate Companion Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix) and (xx) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan or Trust Subordinate Companion Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan or Trust Subordinate Companion Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or Trust Subordinate Companion Loan or for any immediate significant servicing obligation.

Notwithstanding the foregoing, if a Mortgage Loan or Trust Subordinate Companion Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, will not be a Material Defect.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within a designated period after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)       a copy of each of the following documents:

(i)        (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Whole Loan, the executed promissory note for each related Serviced Companion Loan;

(ii)       the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

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(iii)      any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)      final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)       the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)      the related ground lease, if any, and any ground lessor estoppel;

(vii)     the related loan agreement, if any;

(viii)    the guaranty under such Mortgage Loan (or Serviced Whole Loan, if applicable), if any;

(ix)      the related lockbox agreement or cash management agreement, if any;

(x)      the environmental indemnity from the related borrower, if any;

(xi)     the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)   in the case of a Mortgage Loan that is a part of a Whole Loan, the related Co-Lender Agreement;

(xiii)   any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Whole Loan, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)    any mezzanine loan intercreditor agreement;

(xv)     any related environmental insurance policy;

(xvi)    any related letter of credit and any related assignment thereof; and

(xvii)       any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof;

(b)       a copy of any engineering reports or property condition reports;

(c)       other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)       for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

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(e)       a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)        a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)       a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)       for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)        a copy of the applicable mortgage loan seller’s asset summary;

(j)        a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)       a copy of all zoning reports;

(l)        a copy of financial statements of the related mortgagor;

(m)      a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)       a copy of all UCC searches;

(o)       a copy of all litigation searches;

(p)       a copy of all bankruptcy searches;

(q)       a copy of the origination settlement statement;

(r)        a copy of any insurance summary report;

(s)       a copy of the organizational documents of the related mortgagor and any guarantor;

(t)        a copy of any escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)       the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)       unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)      unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of “Diligence File”, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes

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should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make certain representations and warranties with respect to each Mortgage Loan and any Trust Subordinate Companion Loan sold by it that we include in the Issuing Entity. Those representations and warranties with respect to the Mortgage Loans are generally to the effect set forth on Annex E-1A to this prospectus (in the case of each of CREFI, SMC and BMO) and Annex E-2A (in the case of GSMC), subject to the exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

The representations and warranties:

●	do not cover all of the matters that we would review in underwriting a Mortgage Loan;
●	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and
●	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans or Trust Subordinate Companion Loans (if any), although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-1B and Annex E-2B, respectively, to this prospectus.

If, as provided in the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor, as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan or Trust Subordinate Companion Loan, the value of the related Mortgaged Property (or any related REO Property) or the interests of the Trustee or any Certificateholder or any Uncertificated VRR Interest Owner (or any Loan-Specific Certificateholder or related uncertificated interest owner) in the affected Mortgage Loan or Trust Subordinate Companion Loan or the related Mortgaged Property (or any related REO Property) or causes any Mortgage Loan or Trust Subordinate Companion Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan or Trust Subordinate Companion Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. If a Material Defect exists with respect to any Mortgage Loan or Trust Subordinate Companion Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

●	within two years following the Closing Date, solely in the case of an affected Mortgage Loan, substitute a Qualified Substitute Mortgage Loan, and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or
●	to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of the following (without duplication)—
(i)	the outstanding principal balance of that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus
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(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus
(iii)	all unreimbursed property protection advances relating to that Mortgage Loan or Trust Subordinate Companion Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans or Trust Subordinate Companion Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan or Trust Subordinate Companion Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus
(v)	to the extent not otherwise covered by clause (iv) of this bullet, all Special Servicing Fees and other additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan or Trust Subordinate Companion Loan; plus
(vi)	to the extent not otherwise covered by clause (v) of this bullet, if such Mortgage Loan or Trust Subordinate Companion Loan is being repurchased or substituted for pursuant to the related Mortgage Loan Purchase Agreement, all expenses incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase or substitution; provided, however, that such expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus
(vii)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in connection with the repurchase in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus
(viii)	solely in the case of a Mortgage Loan, any related Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller;

provided, however, that no Sponsor may repurchase its Trust Subordinate Companion Loan without repurchasing the related Mortgage Loan that it contributed (so long as there is a Material Defect with respect to such related Mortgage Loan).

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing or (if permitted) replacing the affected Mortgage Loan or Trust Subordinate Companion Loan or curing a Material Defect, to the extent that the applicable Sponsor and the Enforcing Servicer (subject to the consent of the applicable Directing Holder) are able to agree upon a cash payment payable by such Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), such Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Enforcing Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Enforcing Servicer with the servicing file for such Mortgage Loan or Trust Subordinate Companion Loan and any other information reasonably requested by the Enforcing Servicer as set forth in the Pooling and Servicing Agreement upon the Enforcing Servicer’s request. Upon its making such payment, the applicable Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage.

In the case of a Material Defect with respect to any Joint-Seller Mortgage Loan, each of the applicable Sponsors will be responsible for any remedies solely in respect of the related promissory note(s) sold by it, in each such case,

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as if the note(s) contributed by each such Sponsor and evidencing a portion of the subject Mortgage Loan constituted a separate Mortgage Loan.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders or the Uncertificated VRR Interest Owners) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is five years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Non-Vertically Retained Principal Balance Certificates having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator, the Trustee and, so long as a Consultation Termination Event has not occurred and is not continuing, to the Controlling Class Representative.

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The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan or Trust Subordinate Companion Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan or Trust Subordinate Companion Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth on Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Enforcing Servicer will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Enforcing Servicer an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (y) above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies)

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satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or Trust Subordinate Companion Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor, defaults on its obligations with respect thereto. We cannot assure you that the applicable Sponsor will have sufficient assets to repurchase or substitute a Mortgage Loan or Trust Subordinate Companion Loan if required to do so. See “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Other Risks Relating to the Certificates—Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates and the Uncertificated VRR Interest will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of June 1, 2022 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (including any Trust Loan Companion Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following discussion summarizes the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Whole Loans, the following definitions apply and are, in some cases, further illustrated in the chart below:

●	“Serviced Pari Passu AB Whole Loan” means a Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
●	“Serviced Pari Passu Whole Loan” means a Pari Passu Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced AB Whole Loan” means an AB Whole Loan that is serviced under the Pooling and Servicing Agreement.
●	“Serviced Whole Loan” means a Serviced Pari Passu AB Whole Loan, a Serviced Pari Passu Whole Loan or a Serviced AB Whole Loan, as applicable.
●	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Whole Loan or a Serviced Pari Passu AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Whole Loan or a Serviced Pari Passu AB Whole Loan (and is therefore serviced under the Pooling and Servicing Agreement).
●	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.
●	“Companion Loan Holder” means the holder of a Companion Loan.
●	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.
●	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.
●	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.
●	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).
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●	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.
●	“Serviced Outside Controlled Whole Loan” means a Serviced Whole Loan if and for so long as the “controlling note” with respect to such Serviced Whole Loan is not an asset of the Issuing Entity (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Whole Loan may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Whole Loan, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Whole Loans” will thereafter cease to apply to the subject Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Whole Loan will be a Serviced Outside Controlled Whole Loan.
●	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Mortgage Loan will be a Serviced Outside Controlled Mortgage Loan.
●	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Whole Loan. Until the related Controlling Pari Passu Companion Loan Securitization Date, each Servicing Shift Companion Loan will be a Serviced Outside Controlled Companion Loan.
●	“Outside Controlling Note Holder” means, with respect to any Whole Loan that is, and only for so long as such Whole Loan is, a Serviced Outside Controlled Whole Loan, the holder of the related Controlling Note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related servicing agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).
●	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan will be an Outside Serviced Companion Loan.
●	“Outside Serviced Whole Loan” means a Whole Loan that is being serviced pursuant to the servicing agreement governing the securitization of a related Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Whole Loan.
●	“Outside Serviced Pari Passu Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans but does not include an Outside Serviced Subordinate Companion Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Whole Loan will be an Outside Serviced Pari Passu Whole Loan.
●	“Outside Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of an Outside Serviced Pari Passu Whole Loan or an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Pari Passu Companion Loan will be an Outside Serviced Pari Passu Companion Loan.
●	“Outside Serviced Pari Passu-AB Whole Loan” means an Outside Serviced Whole Loan that includes one or more Pari Passu Companion Loans and one or more Subordinate Companion Loans.
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●	“Outside Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of an Outside Serviced Pari Passu-AB Whole Loan. For the avoidance of doubt, following the related Controlling Pari Passu Companion Loan Securitization Date, any Servicing Shift Companion Loan that is a Subordinate Companion Loan and part of a Pari Passu-AB Whole Loan will be an Outside Serviced Subordinate Companion Loan.
●	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Whole Loan.
●	“Outside Servicing Agreement” means the servicing agreement pursuant to which an Outside Serviced Whole Loan is being (or expected to be) serviced, which is, with respect to (i) each Servicing Shift Whole Loan, the related Future Outside Servicing Agreement, and (ii) each Outside Serviced Whole Loan (other than a Servicing Shift Whole Loan following the related Controlling Pari Passu Companion Loan Securitization Date), the Outside Servicing Agreement identified under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.
●	“Outside Servicer”, “Outside Special Servicer”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Custodian”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement, which (to the extent definitively identified) are set forth under the table titled “Outside Serviced Mortgage Loans Summary” under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—General”.
●	“Servicing Shift Companion Loan” means a Companion Loan that is part of a Servicing Shift Whole Loan.
●	“Servicing Shift Whole Loan” means a Whole Loan that is initially being serviced pursuant to the Pooling and Servicing Agreement, however, upon the inclusion of a designated Pari Passu Companion Loan in a future securitization transaction, the servicing of such Whole Loan will shift to the servicing agreement (i.e., the related Future Outside Servicing Agreement) governing that future securitization transaction.
●	“Servicing Shift Mortgage Loan” means the Mortgage Loan that is part of a Servicing Shift Whole Loan.
●	“Future Outside Servicing Agreement” means, with respect to any Servicing Shift Whole Loan, the related servicing agreement entered into in connection with the securitization of the related Controlling Pari Passu Companion Loan.
●	“Controlling Pari Passu Companion Loan” means a Pari Passu Companion Loan that is evidenced by a Controlling Note.
●	“Controlling Pari Passu Companion Loan Securitization Date” means, with respect to either (i) a Servicing Shift Whole Loan or (ii) an Outside Serviced Whole Loan as to which servicing will shift from the current Outside Servicing Agreement to a Future Outside Servicing Agreement upon the securitization of the related Controlling Pari Passu Companion Loan, the date on which the related Controlling Pari Passu Companion Loan is included in an Outside Securitization.

See “Description of the Mortgage Pool—General” for the definitions of certain terms applicable to the Whole Loans and referred to in the immediately preceding bullets.

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The chart below identifies, with respect to each Whole Loan, (i) whether such Whole Loan is a Pari Passu Whole Loan, an AB Whole Loan or a Pari Passu-AB Whole Loan, and (ii) whether such Whole Loan is a Serviced Whole Loan, an Outside Serviced Whole Loan or a Servicing Shift Whole Loan.

Type and Servicing Status of Whole Loans

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan as Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Whole Loan Cut-off Date Balance	Type of Whole Loan	Servicing Status of Whole Loan
Yorkshire & Lexington Towers	$60,000,000	9.5%	$258,000,000	$221,500,000	$539,500,000	Pari Passu-AB	Serviced
79 Fifth Avenue	$50,000,000	7.9%	$190,000,000	N/A	$240,000,000	Pari Passu	Serviced
2550 M Street	$40,000,000	6.3%	$46,800,000	N/A	$86,800,000	Pari Passu	Outside Serviced
Bell Works	$40,000,000	6.3%	$170,000,000	N/A	$210,000,000	Pari Passu	Outside Serviced
One Wilshire	$23,250,000	3.7%	$366,000,000	N/A	$389,250,000	Pari Passu	Outside Serviced
ExchangeRight Net Leased Portfolio #55	$22,340,000	3.5%	$81,560,000	N/A	$103,900,000	Pari Passu	Outside Serviced
Stockton Self Storage Portfolio	$13,985,622	2.2%	$24,974,325	N/A	$38,959,947	Pari Passu	Servicing Shift
360 Rosemary	$8,000,000	1.3%	$77,000,000	$125,000,000	$210,000,000	Pari Passu-AB	Outside Serviced
111 River Street	$8,000,000	1.3%	$69,500,000	$76,250,000	$153,750,000	Pari Passu-AB	Outside Serviced
2 Riverfront Plaza	$7,500,000	1.2%	$102,500,000	N/A	$110,000,000	Pari Passu	Outside Serviced

See “Description of the Mortgage Pool—The Whole Loans” for further information with respect to each Whole Loan, the related Companion Loans and the identity of the Companion Loan Holders.

Certain Considerations Regarding the Outside Serviced Whole Loans

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan is being or will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Whole Loan or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master

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Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Whole Loans” in this prospectus and “—Servicing of the Outside Serviced Mortgage Loans” below for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans and any Trust Subordinate Companion Loans, together with all payments due on or with respect to the Mortgage Loans and any Trust Subordinate Companion Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the Certificateholders and the Uncertificated VRR Interest Owners.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates and the Uncertificated VRR Interest evidencing the beneficial ownership interests in the Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders and the Uncertificated VRR Interest Owners the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller's Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan and Serviced Whole Loan in trust for the benefit of all Certificateholders, the Uncertificated VRR Interest Owners and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Enforcing Servicer determines that a Material Document Defect exists, the Enforcing Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans (provided that a Sponsor may not effect a substitution of a Trust Subordinate Companion Loan), or to repurchase the affected Mortgage Loan or Trust Subordinate Companion Loans from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the affected Mortgage Loan or Trust Subordinate Companion Loans. This substitution or repurchase obligation or the making of a Loss of Value

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Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for an uncured Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with the terms of the Pooling and Servicing Agreement and in accordance with the following (the “Servicing Standard”):

●	the higher of the following standards of care:

1.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.       with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement;

●	with a view to—

1.       the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.       in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Whole Loan) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Whole Loan) to the Certificateholders and the Uncertificated VRR Interest Owners (as if they were one lender) (or, if a Serviced Whole Loan is involved, with a view to the maximization of recovery on such Serviced Whole Loan to the Certificateholders, the Uncertificated VRR Interest Owners and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) of principal and interest, including balloon payments, on a present value basis; and

●	without regard to—

1.       any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.       the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.       the obligation, if any, of the Master Servicer to make Advances;

4.       the right of the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

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5.       the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates.

The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

●	which is not a Specially Serviced Loan; or
●	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a)       the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

●	except in the case of a Serviced Loan delinquent in respect of its balloon payment, beyond 60 days after the date that payment was due; or
●	solely in the case of a delinquent balloon payment, (A) one business day after the date on which that balloon payment was due (except as described in clause B below) or (B) if (i) the related borrower has delivered to the Master Servicer or the Special Servicer (each of whom will be required to promptly deliver a copy to the other and any applicable Directing Holder and Consulting Party), on or before the date on which that balloon payment was due, a refinancing commitment, letter of intent or otherwise binding application or other similar binding document for refinancing from an acceptable lender or signed purchase agreement related to the sale of the related Mortgaged Property reasonably acceptable to the Special Servicer, (ii) the borrower continued to make its Monthly Payments on each Due Date, and (iii) no other Servicing Transfer Event has occurred with respect to the Serviced Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days after the date on which the balloon payment was due and (2) the termination of the refinancing commitment, letter of intent or otherwise binding application or similar binding document or the purchase agreement; or

(b)       there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders and the Uncertificated VRR Interest Owners in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated VRR Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 60 days); provided, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders and the Uncertificated VRR Interest Owners in the subject Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated VRR Interest Owners and the related Serviced Companion Loan Holder(s) in such Serviced Whole Loan); or

(c)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered into against the related borrower; or

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(d)       the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e)       the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)        the Master Servicer or the Special Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g)       the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of any applicable Directing Holder) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders and the Uncertificated VRR Interest Owners in the Serviced Mortgage Loan (or, in the case of a Serviced Whole Loan, the interests of the Certificateholders, the Uncertificated VRR Interest Owners or the related Serviced Companion Loan Holder(s) in the Serviced Whole Loan), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 60 days.

Notwithstanding the foregoing, for purposes of clauses (a) (but solely with respect to delinquent monthly debt service payments), (b), (e) and (g) above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute a Servicing Transfer Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes a Servicing Transfer Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, a Servicing Transfer Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Servicing Transfer Event will be deemed to occur on the date of such borrower’s failure to comply.

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in its reasonable judgment in accordance with the Servicing Standard (and with the consent of the applicable Directing Holder and after non-binding consultation with any applicable Consulting Parties), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the applicable Directing Holder will be required to respond to the Special Servicer’s request for such consent ((or be deemed to have provided such consent) within the time period described under “—Directing Holder—General”) with respect to Acceptable Insurance Defaults; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the applicable Consulting Parties, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

●	with respect to the circumstances described in clause (a) of the definition of “Specially Serviced Loan”, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);
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●	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of “Specially Serviced Loan”, the circumstances cease to exist in the good faith, reasonable judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;
●	with respect to the circumstances described in clause (b) of the definition of “Specially Serviced Loan”, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and
●	with respect to the circumstances described in clause (f) of the definition of “Specially Serviced Loan”, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the subject Serviced Mortgage Loan or any related Serviced Companion Loan to be characterized as a “Specially Serviced Loan”.

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Whole Loan, it will be considered to exist for the entire Serviced Whole Loan.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the processing and/or approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan-related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Whole Loan). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Whole Loan under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

With respect to any Serviced Loan that is not a Specially Serviced Loan, the determination to consent to or approve a request by a borrower with respect to any Special Servicer Decision or Major Decision or making any determination that would constitute a Special Servicer Decision or a Major Decision with respect to any Mortgage Loan will be made by the Special Servicer or (if (i) the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any such request by a borrower or make any such determination, or (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (R) of the definition of “Major Decision”, or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” below) will be made by the Master Servicer subject to the Special Servicer’s

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consent. The Special Servicer will also be required to obtain the consent of any applicable Directing Holder and will be required to consult with any applicable Consulting Parties in connection with any Major Decisions, to the extent described under “—Directing Holder” and “—Operating Advisor” in this prospectus. For purposes of the foregoing and this prospectus, each of the following with respect to any Mortgage Loan constitutes a “Special Servicer Decision” to the extent it is not a Major Decision:

(a)       approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements or other similar agreements for (i) all ground leases, including any determination whether to cure any borrower defaults relating to any ground lease, and (ii) all other leases in excess of the lesser of (y) 30,000 square feet and (z) 30% of the net rentable square footage at the related Mortgaged Property so long as it is reviewable by the lender under the related Mortgage Loan documents;

(b)       approving any waiver regarding the receipt of financial statements (other than an immaterial timing waiver including late financial statements);

(c)       approving annual budgets for the related Mortgaged Property (to the extent lender approval is required under the related loan documents) that provide for (i) operating expenses equal to more than 110% of the amount that was budgeted therefor in the prior year or (ii) payments to persons or entities known by the Master Servicer to be affiliates of the related borrower (excluding affiliated managers paid at fee rates agreed to at the origination of the related Mortgage Loan or Whole Loan);

(d)       approving rights of way and easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loan and approving consent to subordination of the related Mortgage Loan to such rights of way and easements;

(e)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(f)        in circumstances where no lender discretion is permitted other than confirming that the conditions in the related Mortgage Loan documents have been satisfied (including determining whether any applicable terms or tests are satisfied), approving any request to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(g)       approving any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance-based”, “earn-out” or “holdback” escrows or reserves with respect to (i) any Mortgage Loan as to which such escrows or reserves exceeded, as at the time of origination, 10% of the original principal balance of such Mortgage Loan, regardless of whether such funding or disbursements may be characterized as routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance-related criteria is not required pursuant to the terms of the related Mortgage Loan documents, (ii) any Mortgage Loan as to which such escrows or reserves may not be characterized as routine and/or customary escrows, and (iii) any Mortgage Loans specifically identified in the Pooling and Servicing Agreement (for the avoidance of doubt with respect to sub-clauses (i) and (ii) above, any request for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents or any other funding or disbursement as mutually agreed upon by the Master Servicer and the Special Servicer, will not constitute a Special Servicer Decision);

(h)       in circumstances where no lender discretion is required other than confirming satisfaction of the applicable terms of the Mortgage Loan documents (including determining whether any applicable terms or tests are satisfied), approving requests for any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan; provided that, in any case, Special Servicer Decisions will not include (i) grants of easements or rights of way that do not materially affect the use or value of the Mortgaged Property or the borrower’s ability to make any payments with respect to the Mortgage Loan; or (ii) the release, substitution or

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addition of collateral securing any Serviced Mortgage Loan or Serviced Whole Loan in connection with a defeasance of such collateral;

(i)        any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement (which will not include any amendments to split or re-size notes consistent with the terms of any Co-Lender Agreement as to which the consent of the Issuing Entity is not required) related to a Serviced Mortgage Loan or Serviced Whole Loan, or any action to enforce rights with respect thereto, except that, if any such modification or amendment would adversely impact the Master Servicer, such modification or amendment will additionally require the consent of the Master Servicer as a condition to its effectiveness;

(j)        approving any transfers of an interest in the borrower under a Serviced Mortgage Loan or an assumption agreement, unless such transfer or assumption (i) is allowed under the terms of the related Mortgage Loan documents without the exercise of any lender approval or discretion other than confirming the satisfaction of the other conditions to the transfer or assumption set forth in the related Mortgage Loan documents that do not include any other approval or exercise of discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(k)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(l)        any approval of any casualty insurance settlements (unless such casualty insurance settlements are less than the threshold specified in the related loan documents and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) or condemnation settlements (unless such condemnation settlements are immaterial and there is no lender discretion provided for in the related loan documents, including determining whether any conditions precedent have been satisfied) and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property; and

(m)      any determination whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion or any determination whether to cure a default by borrower under a ground lease.

With respect to non-Specially Serviced Loans, (i) if the Master Servicer and the Special Servicer mutually agree that the Master Servicer will process any Special Servicer Decision or Major Decision, or (ii) in the case of a Major Decision described in sub-clause (i) or (ii) of clause (R) of the definition of “Major Decision”, or (iii) in the case of a Special Servicer Decision described in clause (b), clause (c) or sub-clause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” above, the Master Servicer, prior to taking any action with respect to any such Special Servicer Decision or Major Decision, will be required, unless otherwise agreed by the Master Servicer and the Special Servicer, to prepare and submit its written analysis and recommendation to the Special Servicer, together with all information reasonably available to the Master Servicer that the Special Servicer may reasonably request in order to withhold or grant its consent.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any applicable Directing Holder and Consulting Party (to the extent such Consulting Party has consultation rights as described under “—Directing Holder” or “—Operating Advisor” below or under “Credit Risk Retention—Risk Retention Consultation Parties” above, as applicable) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on

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similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

Subservicing

The Master Servicer and the Special Servicer may each delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer or the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable Mortgage Loan Seller. The Master Servicer or the Special Servicer, as applicable, will be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owners and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, with respect to any Mortgage Loan other than an Excluded Mortgage Loan and prior to the occurrence and continuance of a Control Termination Event, the consent of the Controlling Class Representative, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the Master Servicer or the Special Servicer, as the case may be, and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, as the case may be, or by any successor Master Servicer or Special Servicer, as the case may be, without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be required to be terminated (unless such default is waived by the Depositor) if the sub-servicer fails (A) to deliver by the due date (which may take into account any grace period permitted pursuant to the Pooling and Servicing Agreement) any Exchange Act reporting items required to be delivered to the Master Servicer or Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or the Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents without the consent of the Master Servicer (in the case of sub-servicers engaged by the Master Servicer) or the Special Servicer (in the case of sub-servicers engaged by the Special Servicer).

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee and, if applicable, any Excess Interest) due or deemed due (without regard to any grace period) on each Mortgage Loan and any Trust Subordinate Companion Loan (including the Outside Serviced Mortgage Loans, and notwithstanding that the related Mortgaged Property has become an REO Property) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on

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the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the terms of the Mortgage Loan or any Trust Subordinate Companion Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans (other than any Trust Subordinate Companion Loans). The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan (or Trust Subordinate Companion Loan) as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, the Special Servicer may, in its sole discretion, make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

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If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

●	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and
●	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”) (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on any Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on the related Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan or Trust Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement continues, subject to a non-recoverability determination, through the foreclosure of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and until the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or the related Mortgaged Property or Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Whole Loan and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan or REO Property (or, in the case of a Servicing Advance on a Serviced Whole Loan, from such collections with respect to such Serviced Whole Loan and the related REO Property), as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property) prior to distributions on the Certificates or the Uncertificated VRR Interest, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties (or, in the case of a P&I Advance on a Trust Subordinate Companion Loan, just on or in respect of the related Mortgage Loan or REO Property).

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

●	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master
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Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan, Trust Subordinate Companion Loan, Serviced Whole Loan or REO Property, as the case may be, as to which such Advance was made;

●	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the Trustee, any applicable Directing Holder and the Controlling Class Representative if it is an applicable Consulting Party, notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;
●	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;
●	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and
●	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties and any applicable Directing Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination. For the avoidance of doubt, any non-recoverability determination with respect to a Trust Subordinate Companion Loan will take into account the subordinate nature of such Trust Subordinate Companion Loan.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to recoverability or nonrecoverability, and the Special Servicer may make its own independent determination as to non-recoverability, notwithstanding any determination of recoverability or nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Whole Loan, with interest at a prime lending rate.

For the avoidance of doubt, if a Mortgage Loan is subject to a forbearance agreement, standstill agreement or similar agreement that provides for a temporary deferral or similar temporary accommodation with respect to all or a portion of the monthly payment amount, the Master Servicer will be required to make P&I Advances for such Mortgage Loan based on the terms of the related Mortgage Loan documents in effect immediately prior to the date of such forbearance or similar agreement, subject to any non-recoverability determination with respect to such Mortgage Loan.

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The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable by the borrower and any other collections thereon, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan, Trust Subordinate Companion Loan or Serviced Whole Loan, as applicable, or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account out of general collections relating to the Mortgage Loans (excluding any Trust Subordinate Companion Loan(s)) (first from principal collections and then from any other collections); provided that Nonrecoverable Advances that are P&I Advances made in respect of a Trust Subordinate Companion Loan (and any interest due on such Advances) may not be reimbursed directly from general collections on the Mortgage Loans in the Mortgage Pool, but can be reimbursed only from collections relating to the applicable Trust Subordinate Companion Whole Loan.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from any collections on a Trust Subordinate Companion Loan, any Nonrecoverable Advance made, or interest on any Nonrecoverable Advance made, in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Nonrecoverable Advance that is a P&I Advance made in respect of a Trust Subordinate Companion Loan or any interest due on such Advance from any collections or amounts allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). With respect to each Trust Subordinate Companion Loan, the Master Servicer or the Trustee will only be entitled to reimbursement for a P&I Advance (and any interest thereon) from the amounts that would have been allocable to such Trust Subordinate Companion Loan or, if such P&I Advance is a Nonrecoverable Advance, allocable to the related Mortgage Loan and any related Pari Passu Companion Loan.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (and, with respect to any Serviced Whole Loan, the related Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, the Uncertificated VRR Interest Owners and/or the related Serviced Companion Loan Holder(s) constituted a single lender) (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s)).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal of the Mortgage Loans and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the applicable Directing Holder; and provided, further, that, if it is an applicable Consulting Party, the Controlling Class Representative must be consulted with. In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan or Trust Subordinate Companion Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans (or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections on the Mortgage Loans

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(or, in the case of a Workout-Delayed Reimbursement Amount in respect of a Trust Subordinate Companion Loan, collections on the related Mortgage Loan) in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Neither the Master Servicer nor the Trustee will be entitled to recover: (1) from collections on a Trust Subordinate Companion Loan any Workout-Delayed Reimbursement Amounts in respect of a Mortgage Loan (other than the Mortgage Loan related to such Trust Subordinate Companion Loan); or (2) any Workout-Delayed Reimbursement Amounts in respect of a Trust Subordinate Companion Loan from any collections on or allocable to the Mortgage Loans (other than the Mortgage Loan related to such Trust Subordinate Companion Loan). However, if the Workout-Delayed Reimbursement Amount relates to a Property Advance for a Trust Subordinate Companion Whole Loan, the Master Servicer will be entitled to recover such Workout-Delayed Reimbursement Amount from general collections on deposit in the Collection Account for the Mortgage Pool and the applicable Trust Subordinate Companion Loan.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and the Uncertificated VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or any Trust Subordinate Companion Loan.

Any election described above by any party to refrain from reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on either of the other parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders or the Uncertificated VRR Interest Owners to the detriment of other Classes of Certificateholders or the Uncertificated VRR Interest Owners will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders or the Uncertificated VRR Interest Owners.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans and any Trust Subordinate Companion Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Whole Loan Custodial Account”) with respect to each Serviced Whole Loan (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Whole Loan in the related Whole Loan Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Companion Loan (other than, if applicable, a Trust Subordinate Companion Loan) or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Whole Loan Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following accounts (collectively, the “Distribution Account”), which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, (ii) the “Upper-Tier REMIC Distribution Account” and, (iii) if applicable, a “Trust Subordinate Companion Loan REMIC Distribution Account”.

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With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), to the extent on deposit in the Collection Account, the applicable portions of Available Funds for such Distribution Date and the applicable portions of any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan), as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to (1) withdraw amounts distributable on such date on the Regular Certificates and the Uncertificated VRR Interest and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account, and (2) with respect to any Trust Subordinate Companion Loan, withdraw amounts distributable on such date on the related Loan-Specific Certificates (and any related uncertificated interest owners) and (to the extent that they represent the residual interest in the Upper-Tier REMIC) on the Class R Certificates from the Trust Subordinate Companion Loan REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan). See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2023) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan and any Trust Subordinate Companion Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On or prior to the Master Servicer Remittance Date occurring in March (or February, if the final Distribution Date occurs in such month) of each calendar year (commencing in 2023), the Certificate Administrator will be required to withdraw from the Interest Reserve Account the aggregate of all Withheld Amounts on deposit therein, and deposit such amount into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans or, if applicable, the related Trust Subordinate Companion Loan REMIC Distribution Account in respect of a Trust Subordinate Companion Loan.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the applicable one-month collection period. Distributions of Excess Interest on the Class S Certificates and the Combined VRR Interest will be made from the Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on liquidations of defaulted Mortgage Loans and, to the extent allocable to the Issuing Entity, on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account. In connection with each Distribution Date, the Certificate Administrator will be required to determine if the Non-Vertically Retained Available Funds for such Distribution Date (determined without regard to the inclusion of any Excess Liquidation Proceeds therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse (with interest thereon) all previously allocated applicable Realized Losses reimbursable to, the holders of the Non-Vertically Retained Regular Certificates on such Distribution Date.

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If the Certificate Administrator determines that such Non-Vertically Retained Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the Certificate Administrator will be required to withdraw from the Excess Liquidation Proceeds Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the Combined VRR Interest and the Non-Vertically Retained Regular Certificates) equal to the lesser of (i) all amounts then on deposit in the Excess Liquidation Proceeds Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency in such Non-Vertically Retained Available Funds and (B) the Vertical Risk Retention Allocation Percentage of the amount described in the immediately preceding sub-clause (A). In addition, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and other shortfalls in payments on the Regular Certificates and the Uncertificated VRR Interest, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Non-Vertically Retained Regular Certificates and the Combined VRR Interest on the final Distribution Date.

“Excess Liquidation Proceeds” means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property (net of any related Liquidation Expenses and any amounts payable to a related Serviced Companion Loan Holder pursuant to the related Co Lender Agreement), over (ii) the amount that would have been received if a principal payment in full had been made, and all other outstanding amounts had been paid, with respect to such Mortgage Loan on the Due Date immediately following the date on which such proceeds were received. With respect to any Outside Serviced Mortgage Loan, “Excess Liquidation Proceeds” mean such Outside Serviced Mortgage Loan’s pro rata share of any “excess liquidation proceeds” determined in accordance with the applicable Outside Servicing Agreement and the related Co Lender Agreement that are received by the Trust.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and one or more accounts (collectively, the “Loss of Value Reserve Fund”) for the purposes of holding Loss of Value Payments to be applied as described under “—Application of Loss of Value Payments”.

The Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Whole Loan Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates and the Uncertificated VRR Interest Owners. Each of the Collection Account, any Whole Loan Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Whole Loan Custodial Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Whole Loan Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Mortgage Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

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Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Whole Loan Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals):

(i)	to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the Mortgage Loans (or any Trust Subordinate Companion Loan REMIC Distribution Account in respect of any Trust Subordinate Companion Loan) an amount equal to the sum of (I) the applicable portions of Aggregate Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (II) the applicable portions of any prepayment premiums or yield maintenance charges collected with respect to the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the Excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any, (D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;
(ii)	to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”);
(iii)	to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee (or to pay Midland, if Midland is no longer the Master Servicer, any excess servicing strip to which it is entitled in accordance with the Pooling and Servicing Agreement) earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans and any Trust Subordinate Companion Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans and any Trust Subordinate Companion Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period);
(iv)	to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee;
(v)	to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity);
(vi)	to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or Trust Subordinate Companion Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or Trust Subordinate Companion Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;
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(vii)	to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Custodian, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement;
(viii)	to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on any Trust REMIC;
(ix)	to pay the CREFC® Intellectual Property Royalty License Fee;
(x)	to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below;
(xi)	to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account; and
(xii)	to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity.

However, certain of the foregoing withdrawals of items specifically related to a Serviced Whole Loan or related REO Property will first be made out of the related Whole Loan Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Whole Loan Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Whole Loan (taking into account the subordinate nature of any related Subordinate Companion Loan(s)), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan (or the related Trust Subordinate Companion Loan in the case of interest on a P&I Advance) or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan, any related Trust Subordinate Companion Loan (except in the case of the Asset Representations Reviewer Ongoing Fee) and/or the Mortgage Pool generally, but not out of payments or other collections on any related Serviced Companion Loan held outside the Issuing Entity.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan, any Trust Subordinate Companion Loan or any related REO Property, then upon direction from the Master Servicer (subject to any notice required to be provided by the Special Servicer or the Certificate Administrator under the Pooling and Servicing Agreement), the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account (or, in the case of clause (v) below, to the applicable Sponsors) for the following purposes:

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(i)        to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property (together with interest on such Advance);

(ii)       (A) to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and (B) to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer in connection with the receipt of such Loss of Value Payments;

(iii)      to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan (or any related successor REO Mortgage Loan with respect thereto) or any Trust Subordinate Companion Loan (or any related successor REO Companion Loan with respect thereto);

(iv)      following the liquidation of such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, to cover the items contemplated by the immediately preceding clauses (i), (ii)(A) and (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)       on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, or any related REO Property for which the contribution was made.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The servicing fee (the “Servicing Fee”) payable in respect of each related Mortgage Loan and any Trust Subordinate Companion Loan (including any Mortgage Loan or Trust Subordinate Companion Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Loan will be paid monthly from amounts received on such Mortgage Loan or Trust Subordinate Companion Loan, as applicable. With respect to each such Mortgage Loan and or Trust Subordinate Companion Loan (including each Mortgage Loan and Trust Subordinate Companion Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is, with respect to each Mortgage Loan, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan or Trust Subordinate Companion Loan, as applicable; and (c) be prorated for partial periods. The Servicing Fee is generally payable to the Master Servicer, but includes (i) all amounts required to be paid to any primary servicer or sub-servicer, and (ii) with respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at the applicable Outside Servicer Fee Rate (as defined below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading). A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan but excluding any Trust Subordinate Companion Loan, which are discussed above) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods.

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With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be 0%, 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), and will be 0% for Specially Serviced Loans, 0% for any Serviced Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 50% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan (if the related assumption was processed by the Master Servicer) and any defeasance fee received in connection with the defeasance of a Serviced Loan (which defeasance fee will not include the Special Servicer’s portion of any Modification Fees in connection with a defeasance to which the Special Servicer is entitled under the Pooling and Servicing Agreement), (c) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer and (d) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer. With respect to Excess Penalty Charges, the Master Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the related Serviced Loan is a non-Specially Serviced Loan even if collected when the Serviced Loan is a Specially Serviced Loan. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Whole Loan Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to any non-Specially Serviced Loan as to which the borrower request does not relate to a Major Decision or a Special Servicer Decision or in connection with any borrower request that relates to a Major Decision or Special Servicer Decision being processed by the Master Servicer with the mutual agreement of the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Special Servicer will not be permitted to waive any review fee due to the Master Servicer without the Master Servicer’s consent. Notwithstanding the foregoing, the Master Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and any Trust Subordinate Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required or requested pursuant to the terms of the Mortgage Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Whole

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Loan, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and Liquidation Fees, and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees), and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) or REO Property; provided, that if the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Whole Loan, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Mortgage Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Serviced Loan (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, any such amounts remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Loan and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Loan during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Loan and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

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“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed an amount equal to $45,000 (excluding attorneys’ fees and out-of-pocket third party expenses) (the “Payment Accommodation Fee Cap”) and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly: (i) in the case of a Serviced Whole Loan, from collections on such Serviced Whole Loan; and (ii) in the case of a Mortgage Loan (including a Mortgage Loan that is part of a Serviced Whole Loan, if the fee remains unpaid as described in the immediately preceding clause (i)), from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan (or related Serviced Whole Loan, if applicable) or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan (or the related Serviced Whole Loan, if applicable) or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of “Specially Serviced Loan” (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Whole Loan, if applicable), the Special Servicer will not be entitled to collect a Workout Fee, but may collect and retain

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appropriate fees from the related borrower in connection with such workout. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) from the date such Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Whole Loans, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable: (i) with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower, (ii) except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and (iii) with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided, that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Whole Loan, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee, but may collect and retain appropriate fees from the related borrower in connection with such liquidation; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, with respect to any Serviced

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Mortgage Loan (or related Serviced Whole Loan, if applicable), no Liquidation Fee will be less than $25,000. Notwithstanding the foregoing, in the event a party to the Pooling and Servicing Agreement is required to enforce the obligations of a Mortgage Loan Seller under its related Mortgage Loan Purchase Agreement with respect to an Outside Serviced Mortgage Loan, such party may be entitled to receive a liquidation fee (similar to the Liquidation Fee) in the amount and under the circumstances set forth in the Pooling and Servicing Agreement.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% or (b) with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable) such lesser rate as would result in a Liquidation Fee of $1,000,000.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan or Trust Subordinate Companion Loan by the applicable Sponsor for a Material Defect within 120 days of the discovery or receipt of notice by the Sponsor of the Material Defect that gave rise to the particular repurchase or substitution obligation or the payment of the particular Loss of Value Payment, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan, if any (based on a purchase option set forth under the related Co-Lender Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans, any Trust Subordinate Companion Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity (or of any Trust Subordinate Companion Loan in connection with an optional termination of the related Trust Subordination Companion Loan REMIC). The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan or Trust Subordinate Companion Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be 0%, 50% or 100% for Serviced Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 50% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer (with the agreement of the Special Servicer as described under “—Directing Holder—General” below)) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to (i) Specially Serviced Loans and (ii) Serviced Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer); (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor in connection with a Material Defect, (d) 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer; and (e) 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer. With respect to Excess Penalty Charges, the Special Servicer will be entitled to any collections of Excess Penalty Charges that represent amounts accrued while the subject Serviced Loan is a

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Specially Serviced Loan even if collected when the Serviced Loan is not a Specially Serviced Loan. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request with respect to a Specially Serviced Loan or any borrower request with respect to a non-Specially Serviced Loan that is being processed or consented to by the Special Servicer, to the extent such fees are (i) not inconsistent with the related Mortgage Loan documents, (ii) in accordance with the Servicing Standard and (iii) actually paid by or on behalf of the related borrower. The Master Servicer will not be permitted to waive any review fee due to the Special Servicer without the Special Servicer’s consent. Notwithstanding the foregoing, the Special Servicer’s right to the additional servicing compensation described in this paragraph with respect to a Serviced Companion Loan will be subject to the related Co-Lender Agreement.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

Any fees or other charges charged in connection with processing any Payment Accommodation with respect to any Serviced Loan (in the aggregate with each other such Payment Accommodation with respect to such Serviced Loan) may not exceed the Payment Accommodation Fee Cap and may only be borne by the borrower, not the Issuing Entity. For the avoidance of doubt, in the event of a borrower default under a Payment Accommodation, the Payment Accommodation Fee Cap would only apply to the initial processing of such Payment Accommodation, and, in such event, the Master Servicer or the Special Servicer, as applicable, would be entitled to all fees that would be payable to it pursuant to the terms of the Pooling and Servicing Agreement with respect to further servicing actions with respect to the related Mortgage Loan.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within two business days following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided, that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided, that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan. For the avoidance of doubt, the foregoing is not intended to act as a prohibition on the right of any entity acting in the capacities of both Master Servicer and Special Servicer from receiving or retaining any fees, compensation or other remuneration it is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Whole Loans, if applicable))) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement and that is set forth in a report that is part of the CREFC® Investor Reporting

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Package, and (2) any Permitted Special Servicer/Affiliate Fees. For the avoidance of doubt, any compensation or other remuneration that an entity acting in the capacities of both the Master Servicer and Special Servicer is entitled to in its capacity as Master Servicer pursuant to the Pooling and Servicing Agreement will not constitute Disclosable Special Servicer Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, property condition report fees, banking fees, title insurance and/or other insurance commissions and fees, title agency fees and appraisal review fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Whole Loan pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Whole Loan under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received or advanced in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.01216% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received or advanced in respect of the Mortgage Loans and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” will be a rate equal to 0.00220% per annum with respect to each Mortgage Loan.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor on a non-binding basis prior to any such waiver or reduction.

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The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and Trust Subordinate Companion Loan (including any REO Mortgage Loan and including any REO Companion Loan related to a Trust Subordinate Companion Loan, but excluding any REO Companion Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or Trust Subordinate Companion Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the Uncertificated Interest Owners, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan and any Trust Subordinate Companion Loan is a rate equal to 0.00050% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to the Mortgage Loans, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00039% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as such Mortgage Loan and prorated for any partial periods.

In connection with each Asset Review with respect to one or more Delinquent Loans, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal to the sum of: (i) $19,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,900 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates and the Uncertificated VRR Interest as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage

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Loan Seller fails to pay such amount within 90 days following receipt of the Asset Representations Reviewer’s invoice, then such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Special Servicer of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller, and the Special Servicer will be required to determine whether to, pursue (and, if it so determines to do so, to pursue) remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

Fees and Expenses

The amounts available for distribution on the Certificates and the Uncertificated VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds
Servicing Fee(2) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate and the Operating Advisor Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections on the related Mortgage Loan, or if unpaid after final recovery of the related Mortgage Loan, out of general collections on the other Mortgage Loans
Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be 0%, 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 0% for Specially Serviced Loans, will be 0% for any Serviced Mortgage Loan in respect of a Payment Accommodation processed by the Special Servicer, whether or not it is a Specially Serviced Loan, and 50% for any Serviced Mortgage Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Master Servicer) and any defeasance fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Master Servicer	from time to time
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Type/Recipient	Amount(1)	Frequency	Source of Funds
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Master Servicer	from time to time
	– all investment income earned on amounts on deposit in the collection account, whole loan custodial account(s) and certain reserve accounts	monthly
Special Servicing Fee(3)(5) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Loan (or any related Serviced Whole Loan, if applicable) that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan (or any related Serviced Whole Loan, if applicable)) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Workout Fee(3)(5) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan (or any related Serviced Whole Loan, if applicable) from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date; and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Liquidation Fee(3)(5) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan (or any related Serviced Whole Loan, if applicable) will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments
Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be 0%, 50% or 100% for Serviced Mortgage Loans that are not Specially Serviced Loans (except in connection with any Payment Accommodation), will be 100% for Specially Serviced Loans and in respect of a Payment Accommodation processed by the Special Servicer with respect to any Serviced Mortgage Loan, whether or not it is a Specially Serviced Loan, and will be 50% for any Serviced Loan that is not a Specially Serviced Loan in respect of a Payment Accommodation processed by the Master Servicer) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees, Ancillary Fees (other than (i) fees for insufficient or returned checks and (ii) beneficiary statement charges) and Assumption Fees with respect to the Serviced Mortgage Loans	from time to time	the related fee/ investment income
	– 100% of assumption application fees on (i) Specially Serviced Loans and (ii) Serviced Mortgage Loans that are not Specially Serviced Loans (if the related assumption was processed by the Special Servicer)	from time to time
	– 100% of fees for insufficient or returned checks actually received from borrowers relating to the accounts held by the Special Servicer	from time to time
	– 100% of beneficiary statement charges actually received from borrowers to the extent the related beneficiary statements were prepared by the Special Servicer	from time to time
	– all investment income received on funds in any REO account	from time to time
Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.01216% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections on the Mortgage Pool
Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00220% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Serviced Mortgage Loan (or related Serviced Whole Loan, if applicable)	from time to time	to the extent paid by the related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights during any period
Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00039% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections on the Mortgage Pool
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	a fee of $5,000	at closing	payable by the Mortgage Loan Sellers
Asset Representations Reviewer Asset Review Fee/Asset Representations Reviewer	With respect to each -Asset Review, (i) $19,000 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,900 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,500 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,400 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to annual adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers or, if the Consumer Price Index for All Urban Consumers is no longer calculated, another similar index	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if (i) the related Mortgage Loan Seller is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such Certificates, the related Mortgage Loan Seller fails to pay such amount within the specified period, such fee will be paid by the Issuing Entity out of general collections
Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related Mortgage Loan (or any related Whole Loan, if applicable), or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool
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Type/Recipient	Amount(1)	Frequency	Source of Funds
Interest on Property Advances(3)(6) / Master Servicer, Special Servicer and Trustee	at Prime Rate, compounded annually (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum)	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or any related Whole Loan, if applicable), then from general collections on the Mortgage Pool
P&I Advances / Master Servicer and Trustee(7)	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related Mortgage Loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections on the Mortgage Pool, subject to certain limitations
Interest on P&I Advances / Master Servicer and Trustee(7)	at Prime Rate, compounded annually (and solely with respect to the Master Servicer, subject to a floor rate of 2.0% per annum)	when advance is reimbursed	first from Penalty Charges and Modification Fees collected on the related Mortgage Loan (or, in the case of a Mortgage Loan that is part of a Serviced Whole Loan, collections on any related Subordinate Companion Loan), then from general collections on the Mortgage Pool
Indemnification Expenses(3)(6)(8) / Depositor, Certificate Administrator, paying agent, custodian, certificate registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the certificate registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections on the Mortgage Pool

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans (including any Trust Subordinate Companion Loan). In general, such parties would be entitled to fees on a Serviced Companion Loan similar to those payable to such parties on a Serviced Mortgage Loan. Withdrawals permitted to be made above from general collections on deposit in the Collection Account will generally not be permitted to be made from collections on a Trust Subordinate Companion Loan if the expense relates specifically to a Mortgage Loan other than the Mortgage Loan that is part of the related Trust Subordinate Companion Whole Loan.
(2)	With respect to each Outside Serviced Mortgage Loan, for purposes of presentation in this prospectus, includes the primary servicing fee required to be paid to the related Outside Servicer, which will accrue at a rate (which includes any applicable sub-servicing fee rate)
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(each, an “Outside Servicer Fee Rate”) indicated in the table below titled “Outside Serviced Mortgage Loan Fees” in the column headed “Outside (Primary) Servicer Fee Rate”.

(3)	With respect to any Servicing Shift Whole Loan, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Whole Loan is serviced under the Pooling and Servicing Agreement. In connection with the securitization of the related Controlling Pari Passu Companion Loan, the servicing of a Servicing Shift Whole Loan will shift to the applicable Outside Servicing Agreement and such Whole Loan will become an Outside Serviced Whole Loan.
(4)	With respect to any Outside Serviced Mortgage Loan, the allocations of additional servicing/special servicing compensation between the related Outside Servicer and the related Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.
(5)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Special Servicer will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. The rights to compensation for any Outside Special Servicer will be governed by the applicable Outside Servicing Agreement. See the table entitled “Outside Serviced Mortgage Loan Fees” below. Also see “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(6)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), outside asset representations reviewer (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to the subject fees described in the foregoing table. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus, “—Certain Considerations Regarding the Outside Serviced Whole Loans” above and “—Servicing of the Outside Serviced Mortgage Loans” below.
(7)	P&I Advances on any Trust Subordinate Companion Loan, together with interest thereon, are reimbursable first out of collections on such Trust Subordinate Companion Loan and, if not recoverable therefrom, then from collections on the Mortgage Loan and Pari Passu Companion Loans in the same Serviced Whole Loan.
(8)	May be payable out of collections on a Serviced Whole Loan to the extent allocable thereto.

With respect to each of the Outside Serviced Mortgage Loans (including, after the related shift in servicing occurs, any Servicing Shift Mortgage Loan) set forth in the table below, the Outside Servicer under the Outside Servicing Agreement governing the servicing of that Mortgage Loan will, or is expected to, be entitled to a primary servicing fee equal to a per annum rate (which includes any applicable sub-servicing fee rate) set forth in the table below, and the Outside Special Servicer under the related Outside Servicing Agreement will, or is expected to, be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below.

Outside Serviced Mortgage Loan Fees(1)

Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate(3) (per annum)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
Bell Works	0.00125%	0.25000%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
2550 M Street	0.00125%	0.25000%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
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Mortgaged Property Name	Outside (Primary) Servicer Fee Rate(2) (per annum)	Outside Special Servicer Fee Rate(3) (per annum)	Outside Workout Fee Rate(3)	Outside Liquidation Fee Rate(3)
One Wilshire	0.01125%	0.25000%	1.0%, subject to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
ExchangeRight Net Leased Portfolio #55	0.00125%	0.25000%, subject to a minimum monthly special servicing fee of $3,500 for the related Whole Loan	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
Stockton Self Storage Portfolio	0.00125%	0.25000%	1.00%	1.00%
360 Rosemary	0.00125%	0.25000%, subject to a minimum special servicing fee of $3,500	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
111 River Street	0.00125%	0.25000%, subject to a minimum special servicing fee of $3,500	1.0%, subject to a maximum workout fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum workout fee of $25,000 in the aggregate for the related Whole Loan	1.0%, subject to a maximum liquidation fee of $1,000,000 in the aggregate for the related Whole Loan, and further to a minimum liquidation fee of $25,000 in the aggregate for the related Whole Loan
2 Riverfront Plaza	0.00125%	0.25000%	1.00%	1.00% provided that if such rate would result in an aggregate fee less than $25,000, then such fee rate will be equal to the lesser of (i) 3% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000

(1)       Includes the servicing shift mortgage loan which will become an outside serviced mortgage loan after the related shift in servicing occurs. Until the securitization of the related controlling pari passu companion loan, the related whole loan will be serviced and administered pursuant to the pooling and servicing agreement for this securitization transaction by the parties thereto.

(2)	Includes any applicable sub-servicing fee rate.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or

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Serviced Whole Loan (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Whole Loan;

second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Whole Loan previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (including, in the case of the application of Penalty Charges, Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Whole Loan previously paid from the Collection Account or Whole Loan Custodial Account (and such amounts will be retained or deposited in the Collection Account or Whole Loan Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Whole Loan are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Whole Loans” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Upon receipt of any request for a waiver or consent in respect of a due-on-sale provision under the Mortgage Loan documents (which will include, without limitation, requests regarding sales or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-sale provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-sale provision to accelerate payment of that Serviced Loan (with any such recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-sale provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

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(i)       the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-sale provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Due-On-Encumbrance

Upon receipt of any request for a waiver or consent in respect of a due-on-encumbrance provision under the Mortgage Loan documents (which will include, without limitation, requests regarding any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, in each case to the extent not permitted under the related Mortgage Loan documents), subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Whole Loans” in this prospectus, the Special Servicer will be required to determine in a manner consistent with the Servicing Standard whether to waive any right the lender under any Serviced Loan may have under a due-on-encumbrance provision to accelerate payment of that Serviced Loan. Notwithstanding the foregoing, with respect to any non-Specially Serviced Loan as to which the Master Servicer and the Special Servicer mutually agree, the Master Servicer will process any such request and provide its written recommendation and analysis to the Special Servicer as to whether or not to waive any right the lender may have under such Serviced Loan’s due-on-encumbrance provision to accelerate payment of that Serviced Loan (with any recommended course of action to be subject to the Special Servicer’s consent).

Both the Master Servicer and the Special Servicer (as applicable in accordance with the discussion above in the preceding paragraph), each in a manner consistent with the Servicing Standard and to the extent permitted by applicable law, will be required to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request for waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (to the extent that it is processing such request and with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Whole Loans”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

(i)       the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

(ii)       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35,000,000 or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool based on principal balance, or

(iii)       the affected Serviced Mortgage Loan (including a Serviced Mortgage Loan related to a Serviced Whole Loan) has a principal balance less than $10,000,000.

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For the avoidance of doubt, notwithstanding any provision contained in the related Mortgage Loan documents to the contrary, no Rating Agency Confirmation will be required in connection with a waiver or grant of consent in respect of a due-on-encumbrance provision discussed above in this paragraph if the affected Serviced Mortgage Loan satisfies the conditions set forth in clause (ii) or clause (iii) above in this paragraph.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent (i) to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose (and may consent to subordination of the related Serviced Loan to such easement, right of way or similar agreement), and (ii) to the release, substitution or addition of collateral securing any Serviced Loan in connection with a defeasance of such collateral (provided that the proposed defeasance collateral is of a type permitted under the related Mortgage Loan documents and provided further that, with respect to the Master Servicer, such defeasance does not require any modification, waiver or amendment of such documents as described in clauses (e)(i) and (ii) of the definition of “Special Servicer Decision”).

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

●	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;
●	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);
●	solely in the case of a delinquent balloon payment, (A) the date occurring 30 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B)) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, is required to promptly deliver a copy thereof to the other such servicer), a signed purchase agreement or a refinancing commitment acceptable to the Special Servicer prior to the date 30 days after the maturity date, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);
●	the date on which the related Mortgaged Property became an REO Property;
●	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;
●	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if, in the case of an involuntary bankruptcy, insolvency or similar proceeding, not dismissed within those 60 days); or
●	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, for purposes of the first two bullets of the definition of “Appraisal Reduction Event” above, neither (i) a Payment Accommodation with respect to any Serviced Loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an Appraisal Reduction Event, for so long as the related borrower is complying with the terms of such Payment Accommodation. For the avoidance of doubt, in the event a borrower fails to comply with the terms of a Payment Accommodation (as determined by the Special Servicer in accordance with the Servicing Standard), a determination as to whether any applicable event specified in the preceding sentence constitutes an Appraisal Reduction Event will be made as though the Payment Accommodation never occurred; provided, however, if, pursuant to this sentence, an Appraisal

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Reduction Event is determined to occur prior to the date of such borrower’s failure to comply with the terms of the related Payment Accommodation, then such Appraisal Reduction Event will be deemed to occur on the date of such borrower’s failure to comply.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Whole Loan, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Whole Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Non-Vertically Retained Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) and, solely in the case of any Trust Subordinate Companion Whole Loan, in addition to the aggregate Certificate Balance of all related classes of Loan-Specific Principal Balance Certificates, has been reduced to zero.

Promptly upon knowledge of the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards or conduct an internal valuation as described under this “—Appraisal Reduction Amounts” section. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date that is at least five (5) business days following the receipt of the appraisal or the conducting of an internal valuation, the Special Servicer in consultation with the Controlling Class Representative or applicable Loan-Specific Controlling Class Representative (in each case, for so long as such party is the applicable Directing Holder or a Consulting Party) will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal or internal valuation and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal or conducted an internal valuation within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, for such Whole Loan) will be deemed to be an amount equal to 25% of the then current Stated Principal Balance of such related Serviced Mortgage Loan (or, in the case of any Trust Subordinate Companion Whole Loan, 25% of the then current Stated Principal Balance of such Whole Loan) until the appraisal is received or valuation conducted. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request. None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

A “Payment Accommodation” for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) means the entering into any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the Master Servicer (if the Master Servicer and Special Servicer agree that the Master Servicer will determine) or the Special Servicer in accordance with the Servicing Standard) relating to payment obligations or operating covenants under the related Mortgage Loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related Mortgage Loan documents, that in each case (i) is entered into prior to the date that is 6 months following the Closing Date, (ii) defers no greater than 3 monthly debt service payments and (iii) requires full repayment of deferred payments, reserves and escrows by the earlier of (a) the date that is 12 months following the date of the Payment Accommodation for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) and (b) the maturity date for such Serviced Mortgage Loan (or Serviced Whole Loan, if applicable).

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The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Whole Loan, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of:

(a)  the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Whole Loan) as of the last day of the related Collection Period over

(b)  the excess of:

(i)  the sum of:

(A)  90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by (1) the appraisal, or (2) an internal valuation performed by the Special Servicer (but only with respect to any Serviced Mortgage Loan (or Serviced Whole Loan) with an outstanding principal balance less than $2,000,000 (provided that the Special Servicer may, in its sole discretion in accordance with the Servicing Standard, obtain an appraisal with respect to such Serviced Mortgage Loan (or Serviced Whole Loan) as contemplated by the preceding clause (1))), minus, with respect to any appraisal, such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and

(B)  all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Whole Loan) as of the date of calculation over

(ii)  the sum as of the Due Date occurring in the month of the date of determination of:

(A)  to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Whole Loan) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Whole Loan, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate),

(B)  all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Whole Loan) and

(C)  all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Whole Loan) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed).

The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. Notwithstanding the foregoing, if so provided in the related Co-Lender Agreement, the holder of a Subordinate Companion Loan may be permitted to post cash or a letter of credit to offset all or some portion of an Appraisal Reduction Amount. In the case of an Outside Serviced Whole Loan, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (although, in the case of an Outside Serviced Pari Passu-AB Whole Loan, any calculation of an Appraisal Reduction Amount will first be allocated to the related Subordinate Companion Loan(s)) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Whole Loan.

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An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts in respect of or allocated to any Mortgage Loan(s), the amount of any required P&I Advance thereon will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I Advance) will generally have the effect of reducing the amount of interest available to the most subordinate Class of Non-Vertically Retained Regular Certificates then outstanding (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-D, Class X-F, Class X-G and Class X-H Certificates). See “—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance or, if applicable, conduct an internal valuation. Based upon the appraisal or internal valuation, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Whole Loan).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

As of the first Determination Date following a Serviced Mortgage Loan or Trust Subordinate Companion Loan becoming an AB Modified Loan, the Special Servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained, or, if applicable, internal valuation performed, by the Special Servicer with respect to such Serviced Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and all other information relevant to a Collateral Deficiency Amount determination. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request.

Upon obtaining actual knowledge or receipt of notice by the Special Servicer that an Outside Serviced Mortgage Loan has become an AB Modified Loan, the Special Servicer will be required to (i) promptly request from the related Outside Servicer, Outside Special Servicer and Outside Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the Special Servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the Special Servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the Special Servicer reasonably expects to receive (and does receive within a reasonable period of time) and reasonably believes is necessary to perform such calculation, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Special Servicer from the Outside Servicer, Outside Special Servicer or Outside Trustee, as the case may be, with respect to such Outside Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. In connection with its calculation of a Collateral Deficiency Amount with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan, the Special Servicer will be entitled to conclusively rely on any appraisal or other information received from the related Outside Servicer, Outside Special Servicer or Outside Trustee. The Special Servicer will be required to notify the Master Servicer and the Certificate Administrator of any Collateral Deficiency Amount calculated by the Special Servicer with respect to an Outside Serviced Mortgage Loan that has become an AB Modified Loan. The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on any Collateral Deficiency Amounts calculated by the Special

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Servicer with respect to an Outside Serviced Mortgage Loan. Upon any other party to the Pooling and Servicing Agreement obtaining knowledge or receipt of notice by any other party to the Pooling and Servicing Agreement that an Outside Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the Special Servicer thereof. None of the Trustee, the Certificate Administrator or the Master Servicer will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount”, as of any date of determination by the Special Servicer, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The Certificate Administrator and the Master Servicer will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount. None of the Master Servicer, the Trustee nor the Certificate Administrator will calculate or verify any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Outside Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Outside Servicing Agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the Issuing Entity or the original unmodified Mortgage Loan or Trust Subordinate Companion Loan, as applicable, and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan or Trust Subordinate Companion Loan, as applicable,) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan or Trust Subordinate Companion Loan, as applicable, became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided, that in the case of an Outside Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The Certificate Administrator, the Master Servicer and the Operating Advisor (other than with respect to any Collateral Deficiency Amount calculations that the Operating Advisor is required to review, recalculate and/or verify as described under “—Operating Advisor—General Obligations” below) will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Collateral Deficiency Amount.

For various purposes under the Pooling and Servicing Agreement, the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the Combined VRR Interest Balance thereof and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates, then to the Class B Certificates, then to the Class A-S Certificates, and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates). In addition, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts in respect of or allocated to the Mortgage Loans will be allocated to each Class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such Class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates and then to the Class F Certificates). For the avoidance of doubt, for purposes of determining the Controlling Class, as well as the occurrence of a Control Termination Event, any Class of Control Eligible Certificates will be allocated the Non-Vertically Retained Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, in accordance with the preceding two sentences.

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With respect to any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates or, for the express purposes described in this prospectus, allocating Voting Rights, and with respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class (or any applicable Loan-Specific Controlling Class) or the occurrence of a Control Termination Event (or any applicable Loan-Specific Control Termination Event), the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator and the Master Servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the Certificate Administrator’s internet website.

Any Class of Control Eligible Certificates and Loan-Specific Control Eligible Certificates, respectively, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of the Mortgaged Property securing any Serviced Loan (or, in the case of a class of Loan-Specific Control Eligible Certificates that is an Appraised-Out Class, the related Serviced Whole Loan) as to which there exists an Appraisal Reduction Amount or a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The Special Servicer will use its reasonable efforts to cause such appraisal to be (i) delivered within 30 days from receipt of the Requesting Holders’ written request and (ii) prepared on an “as-is” basis by an Appraiser in accordance with MAI standards. Upon receipt of such second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such second appraisal and receipt of information requested by the Special Servicer from the Master Servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class or the applicable Loan-Specific Controlling Class, as applicable, and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable.

Any Appraised-Out Class as to which one or more holders are Requesting Holders challenging the Special Servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class (or any applicable Loan-Specific Controlling Class) until such time, if any, as such class is reinstated as the Controlling Class (or any applicable Loan-Specific Controlling Class) and no Control Termination Event (or Control Appraisal Period with respect to a Serviced Whole Loan or related loan-specific control termination event), exists, and the rights of the Controlling Class (or Loan-Specific Controlling Class) will be exercised by the most subordinate Class of Control Eligible Certificates (or Loan-Specific Control Eligible Certificates, as applicable) that is not an Appraised-Out Class, if any, during such period.

Appraisals that are to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2023; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced

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Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator's website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See "Description of the Certificates—Reports to Certificateholders; Certain Available Information".

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event and, with respect to any Trust Subordinate Companion Whole Loan that is part of an EHRI Trust Subordinate Companion Loan Securiization, at any time) and the Depositor on or before the date each year (commencing in 2023) specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan or Trust Subordinate Companion Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (only in the case of the Special Servicer) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for

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attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee will have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates or any Loan-Specific Certificates, the Uncertificated VRR Interest Owners, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including reasonable legal fees and expenses, which for the avoidance of doubt include reasonable legal fees and expenses related to the enforcement of such indemnity) incurred in connection with, or relating to, the Pooling and Servicing Agreement, the Certificates, the Loan-Specific Certificates or the Uncertificated VRR Interest, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense (including any such legal fees and expenses): (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations

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Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders or the Uncertificated VRR Interest Owners any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and the Uncertificated VRR Interest Owners under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement, the Certificates, any Loan-Specific Certificates or the Uncertificated VRR Interest, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good

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faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates or the Uncertificated VRR Interest issued to it or of the proceeds of the sale of such Certificates or the Uncertificated VRR Interest, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except, in the case of the Certificate Administrator, for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations under the Pooling and Servicing Agreement.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders or the Uncertificated VRR Interest Owners, unless those Certificateholders and/or the Uncertificated VRR Interest Owners have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its

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capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) will be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “whole loan custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such indemnified party will be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Whole Loan provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Whole Loan as to which such Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Whole Loan Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)       any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Whole Loan Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer

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or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto, or, if affected thereby, by a Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders, the Uncertificated VRR Interest Owners or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, LLC (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of a rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)       the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be;

(h)       (i) the Master Servicer or the Special Servicer, as applicable, has failed to maintain a rating by DBRS, Inc. (“DBRS Morningstar”) equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event (if the Master Servicer or the Special Servicer, as applicable, has or had a DBRS Morningstar rating on or after the Closing Date) or (ii) if the Master Servicer or the Special Servicer, as applicable, has not been rated by DBRS Morningstar on or after the Closing Date, and DBRS Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of the Yorkshire & Lexington Towers Loan-Specific Certificates or placed one or more Classes of the Yorkshire & Lexington Towers Loan-Specific Certificates on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by DBRS Morningstar within 60 days of such event); or

(i)        the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s

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reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities (including any Loan-Specific Certificates) that evidence an interest in or are secured by the assets of an issuing entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction to the Trustee from (A) the holders of Certificates evidencing at least 25% of the Pooled Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, 25% of the Voting Rights of all Certificates and related Loan-Specific Certificates) or (B) an affected Serviced Companion Loan Holder (but, subject to the discussion below, solely in the case of the related Serviced Whole Loan and a Servicer Termination Event with respect to the Special Servicer), the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination or that survive termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the applicable Directing Holder will have the right to approve any successor Special Servicer with respect to any Serviced Loan or Serviced Whole Loan. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, the Trustee will be required to consult with any applicable Directing Holder and Consulting Party prior to the appointment of a successor Master Servicer or Special Servicer with respect to any Serviced Loan or Serviced Whole Loan at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have

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been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities (including any related Loan-Specific Certificates), then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates or Loan-Specific Certificates, but upon the written direction of the related Serviced Companion Loan Holder or of holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f), (g) or (h) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities (including any Loan-Specific Certificates), then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder or the holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders may terminate the Special Servicer with respect to the related Serviced Whole Loan.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f), (g) or (h) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement, and such failure is not remedied within the time period specified in the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of all Certificates (or, if the Servicer Termination Event is with respect to the Special Servicer for any Trust Subordinate Companion Loan, of all Certificates and related Loan-Specific Certificates) (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to any Serviced Whole Loan with a Companion Loan held outside the Issuing Entity (including, if applicable, a Trust Subordinate Companion Whole Loan), by each affected Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the

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Certificateholders of the affected Classes, and (2) a Servicer Termination Event under clause (i) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Whole Loan, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Whole Loan, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event

General

The Special Servicer may be removed and replaced in such capacity and a successor Special Servicer appointed, other than in connection with a Servicer Termination Event, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, as follows:

(a)           with or without cause, at the direction of the applicable Directing Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)           except in the case of a Serviced Outside Controlled Whole Loan, and solely if a Control Termination Event has occurred and is continuing, pursuant to a vote of applicable certificateholders, with or without cause, in accordance with the procedures described below under “—Removal of the Special Servicer by Certificateholders Following a Control Termination Event”, upon the affirmative vote of (a) the holders of Regular Certificates (if there is a Trust Subordinate Companion Loan, in the aggregate together with the related Loan-Specific Certificates) evidencing at least 66-2/3% of the Voting Rights allocable to the Regular Certificates (and such Loan-Specific Certificates, if applicable) of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates and, if a Trust Subordinate Companion Whole Loan is involved, Non-Reduced Loan-Specific Certificates entitled to vote on the matter evidencing more than 50% of the Voting Rights allocable to each class of such Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable; and, further, with respect to any Trust Subordinate Companion Loan, solely if a related Control Appraisal Period and a Control Termination Event that relates to such Trust Subordinate Companion Loan has occurred and is continuing;

(c)           if a Consultation Termination Event has occurred and is continuing at any time, with respect to the all Serviced Loans (other than any Trust Subordinate Companion Loan), if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard and a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the Serviced Loans, and (ii) the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”;

(d)           if a Consultation Termination Event has occurred and is continuing at any time, with respect to any Trust Subordinate Companion Whole Loan, if (i) the Operating Advisor (A) determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders, the Uncertificated VRR Interest Owners, the related Loan-Specific Certificateholders and the holders of any related uncertificated interests (as a collective whole), and (B) recommends the replacement of the Special Servicer with respect to the such Trust Subordinate Companion Whole Loan, and (ii) and (ii) the holders of such Certificates and/or related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates and/or related Loan-Specific Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) affirmatively vote to remove the Special Servicer in such capacity in accordance with the procedures set forth under “—Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor”; and

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(e)           with respect to any particular Trust Subordinate Companion Loan, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan—Termination of the Special Servicer With Respect to the Trust Subordinate Companion Whole Loan Other Than in Connection With a Servicer Termination Event”.

“Certificateholder Quorum” means a quorum that:

(1)      with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer for a Trust Subordinate Companion Whole Loan at the request of the holders of certificates evidencing not less than 25% of the Voting Rights allocable to the Certificates (other than the Class S Certificates) and the related Loan-Specific Certificates (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates and/or Loan-Specific Certificates evidencing at least 50% of the Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of applicable Principal Balance Certificates and related Loan-Specific Principal Balance Certificates) of all of the Certificates (other than the Class S Certificates) and the related Loan-Specific Certificates, on an aggregate basis;

(2)	with respect to the Certificates, (a) for purposes of a vote to terminate and replace the Special Servicer or the Asset Representations Reviewer at the request of the holders of Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the Pooled Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the respective Classes of Principal Balance Certificates) of all of the Certificates (other than the Class S Certificates), on an aggregate basis; and (b) for purposes of each of a vote to terminate and replace the Special Servicer (other than with respect to any Trust Subordinate Companion Whole Loan) based on a recommendation of the Operating Advisor, consists of the holders and/or beneficial owners of Principal Balance Certificates evidencing at least 20% of the Pooled Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce Certificate Balances) of all Principal Balance Certificates on an aggregate basis;
(3)	with respect to the Certificates and any related Loan-Specific Certificates, for purposes of a vote to terminate and replace the Special Servicer with respect to a Trust Subordinate Companion Whole Loan based on a recommendation of the Operating Advisor, consists of the holders of Certificates and Loan-Specific Certificates evidencing at least 20% of the Voting Rights (taking into account the application of Appraisal Reduction Amounts to notionally reduce Certificate Balances) of all Principal Balance Certificates and Loan-Specific Principal Balance Certificates on an aggregate basis; and
(4)	with respect to any particular Loan-Specific Certificates, as further identified under “Description of the Mortgage Pool—The Trust Subordinate Companion Loan”.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

Excluded Special Servicer Mortgage Loans

Notwithstanding the foregoing, if the Special Servicer, to its knowledge, becomes a Borrower Party with respect to any Mortgage Loan or Whole Loan (any such Mortgage Loan or Whole Loan, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. The applicable Directing Holder will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special

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Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer.

If there is no applicable Directing Holder entitled to appoint an Excluded Mortgage Loan Special Servicer for an Excluded Special Servicer Mortgage Loan (or if there is an applicable Directing Holder so entitled but it has not appointed a replacement Special Servicer within 30 days), then the Certificate Administrator will so notify the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will use reasonable efforts to appoint such Excluded Mortgage Loan Special Servicer. In the event that the resigning Special Servicer is required to appoint an Excluded Mortgage Loan Special Servicer, the resigning Special Servicer will not have any liability for the actions of the newly appointed Excluded Mortgage Loan Special Servicer, and absent willful misconduct, bad faith, fraud or negligence on the part of such resigning Special Servicer, the resigning Special Servicer and its directors, members, managers, officers, employees and agents will be entitled to be indemnified by the Issuing Entity against any and all losses or liability incurred in connection with any legal action resulting from the actions of the Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Whole Loan, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the Special Servicer again for such Mortgage Loan or Whole Loan, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Whole Loan, as the case may be, earned during such time on and after such Mortgage Loan or Whole Loan, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan. The Special Servicer will remain entitled to all special servicing compensation with respect to the Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Mortgage Loans during such time.

Notwithstanding the foregoing discussion under this “—Excluded Special Servicer Mortgage Loans” sub-heading, in the case of any Serviced Outside Controlled Whole Loan, the related Outside Controlling Note Holder will have the right to appoint an Excluded Mortgage Loan Special Servicer.

Removal of the Special Servicer by Certificateholders Following a Control Termination Event

The procedures for removing a Special Servicer (other than with respect to any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Regular Certificates requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Regular Certificates evidencing at least 66-2/3% of the Pooled Voting Rights allocable to the Regular Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights allocable to each Class of Non-Reduced Certificates, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any Serviced Outside Controlled Whole Loan or Trust Subordinate Companion Whole Loan) and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement

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that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Whole Loan and Trust Subordinate Companion Whole Loan) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

The procedures for removing a Special Servicer with respect to a Trust Subordinate Companion Whole Loan if an applicable Control Termination Event has occurred and is continuing will be as follows (with references to “Applicable Certificates” in this paragraph meaning, collectively, in the aggregate, (a) the Certificates (other than the Class S Certificates) and (b) the Loan-Specific Certificates): upon the written direction of holders of Applicable Certificates evidencing 25% of the Voting Rights of all of the Applicable Certificates requesting a vote to terminate and replace the Special Servicer (with respect to the related Whole Loan) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and Loan-Specific Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the affirmative vote of (a) the holders of Applicable Certificates evidencing at least 66-2/3% of the Voting Rights allocable to the Applicable Certificates of those holders that voted on such matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) or (b) the holders of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, evidencing more than 50% of the Voting Rights allocable to each such class of Applicable Certificates that are Non-Reduced Certificates or Non-Reduced Loan-Specific Certificates, as applicable, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the related Whole Loan and appoint the proposed successor Special Servicer; provided that if that affirmative vote is not achieved within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that vote will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each certificateholder and beneficial owner of certificates may access such notices on the Certificate Administrator’s website and each certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. Any such appointment of a successor Special Servicer with respect to the related Whole Loan based on a certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.

Removal of the Special Servicer by Certificateholders Based on the Recommendation of the Operating Advisor

After the occurrence and during the continuance of a Consultation Termination Event, with respect to the Serviced Loans (other than any Trust Subordinate Companion Whole Loan), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of Certificates evidencing at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans (other than any

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Trust Subordinate Companion Whole Loan), and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Serviced Loan(s) as to which it was terminated pursuant to any provision of the Pooling and Servicing Agreement or any Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, with respect to any Trust Subordinate Companion Whole Loan, if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders, the Uncertificated VRR Interest Owners, the related Loan-Specific Certificateholders and any related uncertificated interests (as a collective whole), the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Trust Subordinate Companion Whole Loan. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the Trust Subordinate Companion Whole Loan if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders and related Loan-Specific Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the affirmative vote of the holders of the Certificates and/or related Loan-Specific Certificates evidencing at least a majority of the aggregate outstanding principal balance of such certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter within 180 days of the initial request for a vote), and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the Trust Subordinate Companion Whole Loan, and appoint the recommended successor Special Servicer. If such affirmative vote of the holders of the required certificates is not achieved within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity. If the entity acting as Special Servicer is terminated pursuant to a vote to terminate and replace the Special Servicer based on a recommendation of the Operating Advisor, then the terminated party may not subsequently be re-appointed as the Special Servicer under the Pooling and Servicing Agreement with respect to the Trust Subordinate Companion Whole Loan pursuant to any provision of the Pooling and Servicing Agreement or any related Co-Lender Agreement.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer

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will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days’ prior written notice to the parties to the Pooling and Servicing Agreement, any applicable Directing Holder and any applicable Consulting Parties; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event that, (i) at any time following the date that the Credit Risk Retention Rules are no longer applicable to the securitization transaction constituted by the issuance of the Certificates and there are no Classes of Certificates or Uncertificated VRR Interest outstanding other than the Control Eligible Certificates, the Combined VRR Interest, the Class S Certificates and the Class R Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than with respect to any Trust Subordinate Companion Whole Loan) will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). (ii) at any time following the date that the relevant credit risk retention rules are no longer applicable to the securitization transaction constituted by the issuance of the any Loan-Specific Certificates, there are no Classes of related Loan-Specific Certificates outstanding other than the related Loan-Specific Control Eligible Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement with respect to the related Whole Loan will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). In either of the foregoing cases, if the Operating Advisor is terminated, then no replacement operating advisor will be appointed to act in such capacity.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain (A) a rating on its long-term senior unsecured debt of at least “A” by Fitch or a rating on its short-term debt of at least “F1” by Fitch, (B) a rating on its long-term senior unsecured debt of at least “A2” by Moody’s or a long-term counterparty risk assessment of at least “A2(cr)” by Moody’s, provided, however, that the Trustee may maintain a long-term senior unsecured debt rating of at least “Baa3” by Moody’s for so long as the Master Servicer is rated at least “A2” by Moody’s, (C) a rating on its long-term senior unsecured debt of at least “BBB-“ by KBRA (or, if not rated by KBRA, then at least an equivalent rating by two other NSROs which may include Fitch and Moody’s) and (D) a rating on its long-term senior unsecured debt of at least “A” by DBRS Morningstar (or, if not rated by DBRS Morningstar, an equivalent rating by two (2) other NRSROs) (or such other rating with respect to which the applicable Rating Agency has provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain (A) a rating on its long-term senior unsecured debt of at least “BBB(high)” by DBRS Morningstar (or, if not rated by DBRS Morningstar, then at least an equivalent rating by two (2) other NRSROs), except in the case of Computershare Trust Company, National Association, so long as it has a long-term senior unsecured debt rating or long-term issuer rating of at least “BBB” by at least one NRSRO and (B) a rating on its long-term senior unsecured debt of at least “Baa3” by Moody’s or an issuer rating of “Baa3” by Moody’s (or in the case of any Rating Agency’s requirement set forth above in this sentence, such other rating with respect to which each Rating Agency has provided a Rating Agency Confirmation).

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Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Depositor will be required to use reasonable efforts to appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the Issuing Entity.

The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided, that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan and any Trust Subordinate Companion Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-trustee(s) arises from any change in or matter relating to the identity, organization, status, power, conflicts, internal policy or other development or matter with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-trustee(s) arises from a combination of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity; and provided, further, that in the event the need to appoint such co-trustee(s) arises from none of the events described in clause (i) and clause (ii), such appointment will be at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and

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Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates, the Uncertificated VRR Interest Owners or the holders of any Loan-Specific Certificates and related uncertificated interests:

(a)       to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates or the Uncertificated VRR Interest Owners (or, if applicable, any holders of Loan-Specific Certificates and related uncertificated interests);

(b)       to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)       to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or Uncertificated VRR Interest Owner, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner);

(d)       to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or any Uncertificated VRR Interest Owner (or, if applicable, any holder of the Loan-Specific Certificates or related uncertificated interests), (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, Regulation RR and/or any related regulatory actions and/or interpretations, or (iv) in the event that Regulation RR (or any portion thereof) or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate any risk retention requirements no longer applicable to this securitization transaction in light of such repeal;

(e)       to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder or any Uncertificated VRR Interest Owner (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner), as evidenced by an opinion of counsel;

(f)        to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates (or, if applicable, Loan-Specific Certificates) by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder or any Uncertificated VRR Interest Owner (or, if applicable, any Loan-Specific Certificateholder or related uncertificated interest owner); and

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(g)       to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative (or, if applicable, of any Loan-Specific Controlling Class Representative without the consent of such Loan-Specific Controlling Class Representative), (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates or Loan-Specific Certificates without the consent of the related underwriter or initial purchaser of such certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates and any Loan-Specific Certificates evidencing in the aggregate not less than 66⅔% of the aggregate Percentage Interests of each class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates or Loan-Specific Certificates, as applicable, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate or Loan-Specific Certificate of any class or the Uncertificated VRR Interest or any other related uncertificated interest without the consent of the holder of that certificate, the Uncertificated VRR Interest Owners or such other uncertificated interest owner, as applicable, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates or Loan-Specific Certificates of any class or of the Uncertificated VRR Interest or any other related uncertificated interest the holders of which are required to consent to the amendment without the consent of the holders of all Certificates or Loan-Specific Certificates of that class or of the Uncertificated VRR Interest or such other related uncertificated interest then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders, the Loan-Specific Certificateholders, the Uncertificated VRR Interest Owners and any other related uncertificated interest owner, or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders and Loan-Specific Certificateholders of the class or classes of certificates or the Uncertificated VRR Interest Owners or other related uncertificated interest owner, that is adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders or Loan-Specific Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders or Loan-Specific Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders or Loan-Specific Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) adversely affect any Loan-Specific Controlling Class Representative without the consent of 100% of the Loan-Specific Controlling Class Certificateholders, (8) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (9) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The

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party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”) or, with respect to any Serviced Loan with an outstanding principal balance less than $2,000,000, conduct an internal valuation as contemplated under “—Appraisal Reduction Amounts” in this prospectus unless the Special Servicer elects to obtain an Updated Appraisal with respect to such Serviced Loan. However, the Special Servicer will not be required to obtain an Updated Appraisal or conduct an internal valuation of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than nine (9) months old, unless the Special Servicer determines that such previously obtained appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, and any applicable Directing Holder and Consulting Party.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates, the Uncertificated VRR Interest Owners or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary

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to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan(s))) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of the Certificateholders and the Uncertificated VRR Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s). Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to manage, conserve, protect and operate any Mortgaged Property acquired by the Issuing Entity in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) or result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC or such Trust Subordinate Companion Loan REMIC, as applicable, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal

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property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, at the federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC or any Trust Subordinate Companion Loan REMIC, as applicable, to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders, the Uncertificated VRR Interest Owners and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and the Uncertificated VRR Interest Owners to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to the holders of Certificates and the Uncertificated VRR Interest Owners. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan (and any related Trust Subordinate Companion Loan) are less than the sum of (1) the outstanding principal balance of the Mortgage Loan (and such Trust Subordinate Companion Loan), (2) interest accrued thereon and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan (and such Trust Subordinate Companion Loan), the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Whole Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, the Uncertificated VRR Interest Owners or the Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Whole Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Whole Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Whole Loan. In addition, amounts otherwise distributable on the Certificates and the Uncertificated VRR Interest will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan or Serviced Whole Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders (and any applicable Loan-Specific Certificateholders), the Uncertificated VRR Interest Owners and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such certificateholders and the Uncertificated VRR Interest Owners and, in the case of a Serviced Whole Loan, any related Serviced Companion Loan Holder(s), constituted a single lender, taking into account the subordinate nature of any related Subordinate Companion Loan ) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders (and any applicable Loan-Specific Certificateholders) the Uncertificated VRR Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, any applicable Directing Holder and Consulting Party of any written offers (excluding, for the sake of clarity, any unsuccessful bids received during an auction, whether live or on-line, that were lower than the accepted offer) received regarding the sale of any Defaulted Mortgage Loan, in each case to the extent requested by any such party.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person

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constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan or Serviced Whole Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Whole Loan that, pursuant to the terms of the related Co-Lender Agreement, becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan (and any related Trust Subordinate Companion Loan) together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the applicable Directing Holder and the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. The Special Servicer will not be permitted to sell any such Serviced Whole Loan if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Whole Loan; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Whole Loan, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Directing Holder and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Whole Loan unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Whole Loans” above in this prospectus.

With respect to any Serviced AB Whole Loan that includes a Subordinate Companion Loan held outside the Issuing Entity, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will not be permitted or required to sell such Subordinate Companion Loan(s) together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) as a single whole loan except as required by the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Whole Loan, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan, together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans” with respect to the Outside Serviced Whole Loans.

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The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders, the Uncertificated VRR Interest Owners and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan (or applicable portion thereof), the related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated VRR Interest Owners and, if applicable, any such related Serviced Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owners and, in the case of a Serviced Whole Loan, any related affected Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated VRR Interest Owners and, if applicable, any such related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with any applicable Directing Holder and Consulting Parties), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owners and, in the case of a sale of an REO Property related to a Serviced Whole Loan, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated VRR Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders, the Uncertificated VRR Interest Owners and, in the case of an REO Property related to a Serviced Whole Loan, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders, such Uncertificated VRR Interest Owners and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan(s))).

An “Interested Person” is any party to the Pooling and Servicing Agreement, any Sponsor, any applicable Directing Holder or Consulting Party, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Whole Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (if the related modification, waiver or amendment does not constitute a Special Servicer Decision or Major Decision, as discussed under “—Servicing of the Mortgage Loans” above), or (b) with respect to any Specially Serviced Loan or any non-Specially Serviced Loan if the related modification, waiver or amendment constitutes a Special Servicer Decision or Major Decision, the Special Servicer, in each case subject to any consent rights of any applicable Directing Holder and/or the consultation rights of any applicable Consulting Party (to the extent any such Directing Holder or Consulting Party has consent or consultation rights, as applicable, as described under the Risk Retention Consultation Party discussion under “Credit Risk Retention”, “—Directing Holder” and “—Operating Advisor” below and this “—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments” section) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b)

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and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)). Notwithstanding the foregoing, (i) if the Master Servicer and the Special Servicer mutually agree, the Master Servicer may modify, waive or amend any term of any non-Specially Serviced Loan that would constitute a Special Servicer Decision or Major Decision with the consent of the Special Servicer and (ii) the Master Servicer may, with respect to a non-Specially Serviced Loan, agree to a modification, waiver or amendment contemplated by clause (b), clause (c) or subclause (i) or (ii) of clause (e) of the definition of “Special Servicer Decision” with the consent of the Special Servicer.

The Special Servicer will be required to obtain the consent of the applicable Directing Holder for Major Decisions to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the applicable Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”. When the Special Servicer’s consent is required to a modification, waiver or amendment that is a Major Decision or a Special Servicer Decision (e.g., when the Master Servicer and Special Servicer have mutually agreed that the Master Servicer will process such modification, waiver or amendment), the Master Servicer is required, in a manner consistent with the Servicing Standard, to provide the Special Servicer with written notice of any request for such modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the applicable Directing Holder may reasonably request to grant or withhold such consent. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the applicable Directing Holder, which consent will be deemed given if such Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan (or any Trust Subordinate Companion Loan), then, unless then permitted by the REMIC provisions of the Code, such calculation will exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan (other than any Trust Subordinate Companion Loan) beyond a date that is five years prior to the Rated Final Distribution Date of the rated Certificates (or extend the maturity of a Trust Subordinate Companion Loan beyond a date that is seven years prior to the rated final distribution date of any related rated Loan-Specific Certificates), or (ii) if the Serviced Loan is secured by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Whole Loans”. No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Master Servicer or the Special Servicer, as applicable, will be permitted without the prior written consent of the Master Servicer or the Special Servicer, as applicable.

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The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any applicable Directing Holder, any applicable Consulting Parties and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any applicable Directing Holder and any applicable Consulting Parties, and the original to the Certificate Administrator or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Whole Loan, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “—Application of Penalty Charges and Modification Fees”.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent and/or consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Controlling Class Representative (if it is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or, following a Control Termination Event (in the case of consent rights) or a Consultation Termination Event (in the case of consultation rights), by the Special Servicer. The Master Servicer will only be obligated to forward any requests received from the Outside Servicer or the Outside Special Servicer, as applicable, for such consent and/or consultation to the Special Servicer (who will forward any such request to the Controlling Class Representative (if it is entitled to consent or consult, as applicable, as provided in the preceding sentence) and, following the occurrence and during the continuance of a Control Termination Event, to the Operating Advisor), and the Master Servicer will have no right or obligation to exercise any such consent or consultation rights.

Directing Holder

General

The applicable Directing Holder will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all Major Decisions, in each case as described below.

Except as otherwise described in the succeeding paragraphs, (a) the Master Servicer will not be permitted to take any of the following actions unless the Master Servicer and the Special Servicer mutually agree that the Master Servicer will take such action, subject to the consent of the Special Servicer, and (b) the Special Servicer will not be permitted to take or to consent to the Master Servicer’s taking, any of the following actions as to which the applicable Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days) after receipt of the related Major Decision Reporting Package from the Special Servicer (provided that if such written objection has not been received by the Special Servicer within the 10-business day or, if applicable, 20-day period, such applicable Directing Holder will be deemed to have approved such action (each of the following, a “Major Decision”)):

(A)           any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)         any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, any Payment Accommodations, a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

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(C)           any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Companion Loan) or an REO Property (other than in connection with the termination of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase”) for less than the applicable Repurchase Price;

(D)           any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property or any approval of a borrower’s determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property, to the extent the lender is required to consent to, or approve, any such determination by the borrower under the related Mortgage Loan documents;

(E)           any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, unless such action is otherwise required pursuant to the specific terms of the related Serviced Loan and there is no lender discretion;

(F)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower (including any interests in any applicable mezzanine borrower) or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected pursuant to the terms of the related loan agreement and without the consent of the lender under the related loan agreement and for which there is no lender discretion;

(G)          any approval of property management company changes or franchise changes, in each case to the extent the lender is required to consent to, or approve, such changes under the related Mortgage Loan documents, provided that with respect to property management company changes (i) the Serviced Loan has an outstanding principal balance greater than $2,500,000, or (ii) the successor property manager is affiliated with the borrower;

(H)           releases of any holdback amounts, escrow accounts, reserve accounts or letters of credit held as performance or “earn-out” holdbacks, escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt the determination of whether conditions precedent to a borrower’s right to obtain release have been satisfied will be a matter of lender discretion), but solely with respect to any Serviced Loans specifically identified on an exhibit to the Pooling and Servicing Agreement;

(I)         any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)           any acceleration of a Serviced Loan or the exercise of any other remedy following a default or an event of default with respect to a Serviced Loan, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(K)          the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(L)        any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement (other than with respect to amendments to split or re-size notes consistent with the terms of the subject Co-Lender Agreement and as to which the consent of the Issuing Entity is not required), in each case entered into with any mezzanine lender or Companion Loan Holder or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto and in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

(M)         any determination of an Acceptable Insurance Default;

(N)            in the case of any Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements;

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(O)          in the case of any Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease (other than a ground lease) at a Mortgaged Property or REO Property, if (a) the lease affects an area greater than or equal to 30% of the net rentable area of the improvements at the Mortgaged Property or (b) such transaction is not a routine leasing matter, provided, that if lender consent is not required for such transaction pursuant to the related Mortgage Loan documents or there is no lender discretion in connection with such transaction, such transaction will not constitute a Major Decision;

(P)               any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, other than such debt that is permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion (for the avoidance of doubt, the determination of whether conditions precedent to the right to incur additional debt or additional mezzanine debt will not be a matter of lender discretion);

(Q)          in the case of any Specially Serviced Loan, any approval of or consent to a grant of an easement or right of way that materially affects the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to such Specially Serviced Loan;

(R)       agreeing to any modification, waiver, consent or amendment of the related Serviced Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral) that would permit the defeasance of the subject Serviced Loan, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; and

(S)       determining whether to permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease other than pursuant to the specific terms of the Serviced Loan and for which there is no lender discretion;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and the Uncertificated VRR Interest Owners (and, with respect to any Serviced Whole Loan, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders, such Uncertificated VRR Interest Owners and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

“Major Decision Reporting Package” means, with respect to any Major Decision, (i) a written report prepared by the Special Servicer describing in reasonable detail (1) the background and circumstances requiring action of the Special Servicer, (2) the proposed course of action recommended, and (3) information regarding any direct or indirect conflict of interest in the subject action, and (ii) all information in the Special Servicer's possession that is reasonably requested by the party receiving such Major Decision Reporting Package in order for such party to exercise any consultation or consent rights available to such party under the Pooling and Servicing Agreement. For the avoidance of doubt, the Special Servicer may provide the information described in clauses (i)(1) and (i)(2) in the definition of “Major Decision Reporting Package” in the form of an Asset Status Report.

In addition to the foregoing, the Special Servicer will be required to consult with any applicable Consulting Parties (including, with respect to the Operating Advisor when it is an applicable Consulting Party, under the circumstances described under “—The Operating Advisor—Consultation Rights” below and, with respect to the Risk Retention Consultation Parties when they are applicable Consulting Parties, under the circumstances described under “Credit Risk Retention—The VRR Interest—The Risk Retention Consultation Parties”) in connection with any Major Decision affecting a Serviced Mortgage Loan or Serviced Whole Loan and to consider alternative actions recommended by such Consulting Parties, but, in the case of the Controlling Class

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Representative when it is a Consulting Party, only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that each such consultation is not binding on the Special Servicer.

Furthermore, any applicable Directing Holder may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Mortgage Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be:

●	except (i) with respect to an Excluded Mortgage Loan, (ii) with respect to a Trust Subordinate Companion Whole Loan prior to the occurrence and continuance, or deemed occurrence and continuance, of a related Control Appraisal Period, (iii) with respect to a Serviced Outside Controlled Whole Loan, and (iv) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative;
●	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), if and for so long as the applicable Companion Loan Holder or its representative is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note or its representative (during any such period, the “Outside Controlling Note Holder”); and
●	with respect to a Trust Subordinate Companion Whole Loan (i) for so long as no related Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Loan-Specific Controlling Class Representative (if and for so long as the related Loan-Specific Controlling Class Representative is entitled to act as Directing Holder) and (ii) for so long as a related Control Appraisal Period exists or is deemed to exist and a Control Termination Event has not occurred and is continuing, the Controlling Class Representative;

provided, that with respect to any Serviced Whole Loan, the rights of the Directing Holder will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

For the avoidance of doubt: (A) the Controlling Class Representative will not be the Directing Holder if and for so long as (1) a Control Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan (3) the related Serviced Whole Loan is a Serviced Outside Controlled Whole Loan; and/or (4) with respect to a Trust Subordinate Companion Whole Loan, no related Control Appraisal Period exists or is deemed to exist with respect to the Trust Subordinate Companion Whole Loan; and (B) with respect to any Serviced Outside Controlled Whole Loan, the Outside Controlling Noteholder will be the Directing Holder only if and for so long as such holder is entitled under the related Co-Lender Agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative. Further for the avoidance of doubt, with respect to any Mortgage Loan or Whole Loan, if none of the Controlling Class Representative, an Outside Controlling Note Holder, or a Loan-Specific Controlling Class Representative is a Directing Holder in accordance with the foregoing definition, then there will be no Directing Holder for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Directing Holder may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Directing Holder under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, the Asset

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Representations Reviewer and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator (who will be required to notify the Master Servicer, the Special Servicer and the Operating Advisor) pursuant to the procedures set forth in the Pooling and Servicing Agreement. If, upon the occurrence of any of the events or circumstances specified in clauses (i), (ii) or (iii) above, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class has not been identified to the Certificate Administrator (and thereby the Master Servicer and the Special Servicer), then the Master Servicer and the Special Servicer will have no obligation to obtain the consent of, or consult with, any Controlling Class Representative until notified by the Certificate Administrator of the identity of such largest Controlling Class Certificateholder or otherwise notified of the identity of the Controlling Class Representative as provided in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be LD III Sub IX, LLC or an affiliate thereof. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) and the Uncertificated VRR Interest Owners will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer, the Special Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” with respect to the Certificates, will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any portion of the Cumulative Appraisal Reduction Amount allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that (except under the circumstances set forth in the following proviso) if no Class of Control Eligible Certificates meets the preceding requirement, then Class F will be the Controlling Class; provided, further, however, that if, at any time, the aggregate outstanding Certificate Balance of the Classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an outstanding Certificate Balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The Controlling Class as of the Closing Date will be the Class H Certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class H Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts); and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

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A “Consultation Termination Event” will either (a) occur when none of the Classes of the Control Eligible Certificates has a Certificate Balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the Certificate Balance of each Class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of Cumulative Appraisal Reduction Amounts) and provided, further, that with respect to any Trust Subordinate Companion Whole Loan, the foregoing will only apply if a Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan. With respect to Excluded Mortgage Loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is, if the Controlling Class Representative is the Directing Holder with respect to such Mortgage Loan, a Mortgage Loan or related Whole Loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is (i) a Mortgage Loan or Whole Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party or, (ii) a Trust Subordinate Companion Whole Loan (if any) with respect to which the related Loan-Specific Controlling Class Representative or any related Loan-Specific Controlling Class Certificateholder is a Borrower Party; provided in the case of this clause (ii) that a related Control Appraisal Period is not continuing.

A “Borrower Party” means either (i) a borrower or mortgagor under a Mortgage Loan or Whole Loan or a manager of a related Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner (or an affiliate of any holder or beneficial owner) of any Accelerated Mezzanine Loan. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% (or in the case of the Yorkshire & Lexington Towers Whole Loan, 10%) or more of the beneficial interests in such specified person.

An “Accelerated Mezzanine Loan” means a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a Mortgage Loan or Whole loan) if such mezzanine loan either (i) has been accelerated or (ii) is the subject of foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan.

“Loan-Specific Controlling Class”, “Loan-Specific Controlling Class Representative”, “Loan-Specific Controlling Class Certificateholder” and related terms, if applicable, will be defined under “Description of the Mortgage Loans—The Trust Subordinate Companion Loan”.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the Serviced Loan(s) as to which it is a Consulting Party.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Whole Loan that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Whole Loan and (ii) certain servicing decisions and other matters relating to any Outside Serviced Whole Loan, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder or a Consulting Party. However, each Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Controlling Class Mortgage Loans).

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If, with respect to any Serviced Outside Controlled Whole Loan, the related controlling note is included in a separate securitization trust, the servicing agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the applicable Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The applicable Directing Holder has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor Annual Report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee will be entitled to rely on the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder(s) of the Controlling Class (or any designee(s) thereof) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether any such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders (or beneficial owners) of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class F Certificates are the Controlling Class, the holder of more than 50% of the Controlling Class (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain

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effective with respect to such holder and the Class F Certificates until such time as either (x) the Class F Certificates are no longer the Controlling Class or (y) that Certificateholder has (i) sold a majority of the Class F Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class F Certificates that it transferred, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class F Certificates that it transferred. Following any such transfer, and assuming that the Class F Certificates are still the Controlling Class, the successor holder of more than 50% of the Controlling Class (by Certificate Balance) will again have the right to act as or appoint a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or, subject to any such limitations described in this prospectus (including by reason of a Control Termination Event or a Consultation Termination Event otherwise existing), to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class F Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

●	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and
●	the rights of the holder of more than 50% of the Class F Certificates (by Certificate Balance), if the Class F Certificates are the Controlling Class, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

Any applicable Directing Holder will not be liable to the Issuing Entity, the Certificateholders or the Uncertificated VRR Interest Owners for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)             may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owners;

(b)             may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)           does not have any liability or duties to the holders of any Class of Certificates or the Uncertificated VRR Interest Owners (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)             may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates or the Uncertificated VRR Interest Owners; and

(e)           will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no

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Certificateholder or Uncertificated VRR Interest Owner may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

The foregoing discussion regarding the limitation on liability of the Directing Holder applies equally to any Loan-Specific Controlling Class, Loan-Specific Controlling Class Representative, and Loan-Specific Controlling Class Certificateholders, if a Trust Subordinate Companion Loan is included in this securitization.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the applicable Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Consulting Parties

As used in this prospectus, a “Consulting Party”, with respect to any Serviced Mortgage Loan or, if applicable, Serviced Whole Loan will be, each of:

(i)	except with respect to a Serviced Outside Controlled Whole Loan, solely (a) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, (b) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, and (c) in the case of a Trust Subordinate Companion Whole Loan, provided that an applicable Control Appraisal Period exists or is deemed to exist with respect to such Whole Loan, the Controlling Class Representative;
(ii)	with respect to any Serviced Outside Controlled Whole Loan (which may include a Servicing Shift Whole Loan or a Serviced Whole Loan with a controlling Subordinate Companion Loan held outside the Issuing Entity), solely (a) if and for so long as the holder of the Mortgage Loan included in this securitization transaction is entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, (b) prior to the occurrence and continuance of a Consultation Termination Event, and (c) for so long as the related Mortgage Loan is not an Excluded Mortgage Loan, the Controlling Class Representative;
(iii)	with respect to any Serviced Whole Loan that includes a Pari Passu Companion Loan, the holder of such Pari Passu Companion Loan if and to the extent such holder (a) is not the applicable Directing Holder, and (b) is entitled to exercise consultation rights under the related Co-Lender Agreement;
(iv)	solely after the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), the Operating Advisor;
(v)	with respect to the Yorkshire & Lexington Towers Whole Loan, solely (a) after the occurrence and during the continuance of a Yorkshire & Lexington Towers Control Termination Event, but prior to the occurrence and continuance of a Yorkshire & Lexington Towers Consultation Termination Event, and (b) provided that no Yorkshire & Lexington Towers Control Appraisal Period exists or is deemed to exist with respect to the Yorkshire & Lexington Towers Whole Loan, the Yorkshire & Lexington Towers Controlling Class Representative; and
(vi)	except with respect to any Excluded RRCP Mortgage Loan, (a) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan, and (b) during the continuance of a Consultation Termination Event, with respect to any Mortgage Loan, each Risk Retention Consultation Party.

provided, that with respect to any Serviced Whole Loan, the rights of any Consulting Party set forth in clauses (i) through (iii) above will be subject to and may be limited by the terms and provisions of any related Co-Lender Agreement.

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For the avoidance of doubt, (A) the Controlling Class Representative will not be a Consulting Party if and for so long as (1) a Consultation Termination Event is in effect, (2) the related Mortgage Loan is an Excluded Mortgage Loan, (3) with respect to any Serviced Outside Controlled Whole Loan, it is not entitled under the related Co-Lender Agreement to exercise consultation rights with respect to such Whole Loan, and/or (4) with respect to any Trust Subordinate Companion Loan, no related Control Appraisal Period exists or is deemed to exist with respect to the Trust Subordinate Companion Whole Loan, (B) the Operating Advisor will not be a Consulting Party if and for so long as no Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) has occurred and is continuing, (C) none of the Risk Retention Consultation Parties will be a Consulting Party with respect to any Mortgage Loan that is an Excluded RRCP Mortgage Loan with respect to such party, or with respect to any Mortgage Loans other than as described in the immediately preceding clause (v), and (D) the consultation rights of the holder of a Pari Passu Companion Loan with respect to any related Serviced Whole Loan will be subject to the terms of the related Co-Lender Agreement.

Further for the avoidance of doubt, with respect to any Serviced Mortgage Loan or Serviced Whole Loan, if none of the Controlling Class Representative, any Loan-Specific Controlling Class Representative, the Operating Advisor, a Risk Retention Consultation Party, or a holder of a Pari Passu Companion Loan is a Consulting Party in accordance with the foregoing definition, then there will be no Consulting Party for that Serviced Mortgage Loan or Serviced Whole Loan.

Each Consulting Party may, pursuant to the Pooling and Servicing Agreement and/or any related Co-Lender Agreement, have the ability to appoint a representative that is entitled to exercise its rights as Consulting Party under the Pooling and Servicing Agreement and/or any related Co-Lender Agreement.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), the Operating Advisor will generally review the Special Servicer’s actions and decisions with respect to Specially Serviced Loans and with respect to certain Major Decisions regarding non-Specially Serviced Loans as to which the Operating Advisor has consultation rights, in light of the Servicing Standard and the requirements of the Pooling and Servicing Agreement, to formulate an opinion as to whether or not the Special Servicer is operating in compliance with the Servicing Standard. In addition, the Operating Advisor (i) after the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), will be entitled to consult with the Special Servicer as described under “—Operating Advisor—Consultation Rights” below, (ii) after the occurrence and during the continuance of a Control Termination Event, upon the occurrence of certain events (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), will be required to prepare an annual report as described under “—Operating Advisor—Annual Report” below, and (iii) after the occurrence and during the continuance of a Consultation Termination Event under certain circumstances (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), may recommend the replacement of the Special Servicer as described under “—Operating Advisor—Replacement of the Special Servicer” below. The Operating Advisor will be required to act in accordance with the Operating Advisor Standard in fulfilling its responsibilities and obligations under the Pooling and Servicing Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder or any Uncertificated VRR Interest Owner. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan or with respect to any Major Decision on which it consults for a non-Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and a variety of actions or decisions made with respect to any Major Decision and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. See “Risk Factors—Risks Relating to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

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An “Operating Advisor Consultation Trigger Event” will occur, with respect to an EHRI Trust Subordinate Companion Loan Securitization, when the outstanding Certificate Balance of the classes of Loan-Specific Certificates that are being held as an “eligible horizontal residual interest” pursuant to Rule 7 of Regulation RR (as notionally reduced by any Appraisal Reduction Amount then allocable to such classes) is 25% or less of the initial aggregate Certificate Balance of such classes. Also, if a Control Appraisal Event is deemed to exist with respect to a Trust Subordinate Companion Loan, an Operating Advisor Consultation Trigger Event will be deemed to exist. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

The Operating Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan or any related REO Properties.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and the Uncertificated VRR Interest Owners (as a collective whole), and not any particular Class of those Certificateholders or the Uncertificated VRR Interest Owners (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates.

In no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action.

Review Materials

The Special Servicer will be required to provide each Major Decision Reporting Package to the Operating Advisor: (i) prior to the occurrence and continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) and with respect to any Specially Serviced Loan, promptly after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package; and (ii) following the occurrence and continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) and with respect to any Serviced Loan, simultaneously with the Special Servicer’s written request for the Operating Advisor’s input regarding the related Major Decision.

The Special Servicer will also deliver to the Operating Advisor each related Final Asset Status Report and, if a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) exists, each other asset status report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the applicable Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the applicable Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to any applicable Directing Holder or Consulting Party or, if different, the Operating Advisor or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer, on the one hand, and any applicable Directing Holder or Consulting Party, on the other hand, with respect to such Specially Serviced Loan; provided that no asset status report will be considered to be a Final Asset Status Report unless any applicable Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval and consent or has been deemed to have approved or consented to such action or the asset status report is otherwise being implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

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The Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list, Specially Serviced Loans and, if a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) exists, Major Decisions on non-Specially Serviced Loans, (ii) each related Final Asset Status Report, (iii) if a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) exists, each other asset status report delivered by the Special Servicer to the Operating Advisor, (iv) each Major Decision Reporting Package delivered by the Special Servicer to the Operating Advisor (A) in connection with the Operating Advisor’s consultation rights with respect to the subject Major Decision regarding each Serviced Loan if a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) exists, and (B) with respect to the subject Major Decision regarding each Specially Serviced Loan when a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) does not exist, after the Special Servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package, and (v) if specifically required to be delivered to the Operating Advisor under the Pooling and Servicing Agreement, such other reports, documents, certificates and other information prepared by the Special Servicer and received by the Operating Advisor, as relate to the actions and decisions of the Special Servicer in respect of Specially Serviced Loans and, solely in connection with Major Decisions as to which the Operating Advisor has consultation rights, non-Specially Serviced Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owners other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) when necessary to support, and directly related to, specific findings or conclusions (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the Operating Advisor for the replacement of the Special Servicer. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Whole Loan is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

“Privileged Information” means (i) any correspondence or other communications between any Directing Holder or Consulting Party (other than the Operating Advisor), on the one hand, and the Special Servicer, on the other hand, related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder or Consulting Party (other than the Operating Advisor) under the Pooling and Servicing Agreement or any Co-Lender Agreement, as applicable, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege (that has been identified or otherwise communicated as being subject to such privilege).

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an officer’s certificate (which will include a certification that it is based on the advice of counsel) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the applicable Consulting Parties, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset

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Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Consultation Rights

Following the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), the Operating Advisor will be required to consult on a non-binding basis with the Special Servicer with respect to Major Decisions (and such other matters as are set forth in the Pooling and Servicing Agreement) with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Whole Loans”. The Special Servicer will be obligated to consider any alternative courses of action and any other feedback provided by the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event)).

With respect to any particular Major Decision and related Major Decision Reporting Package and any asset status report provided to the Operating Advisor, the Special Servicer will be required to make available to the Operating Advisor one or more servicing officers with relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or asset status report in order to address reasonable questions that the Operating Advisor may have relating to, among other things, such Major Decision and/or asset status report and potential conflicts of interest and compensation with respect to such Major Decision and/or asset status report.

Prior to the occurrence and continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loans under the Pooling and Servicing Agreement.

Reviewing Certain Calculations

The Special Servicer will be required to forward any Appraisal Reduction Amount, Collateral Deficiency Amount and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of a Specially Serviced Loan to the Operating Advisor after they have been finalized.

Prior to the occurrence and continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), the Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount, Collateral Deficiency Amount and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer of such error.

After the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount, Collateral Deficiency Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of these calculations and, in the event the Operating Advisor does not agree with the mathematical calculations in any material respect or does not agree with the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will

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consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), based on the Operating Advisor’s review of the following information (to the extent delivered to the Operating Advisor or made available to the Operating Advisor on the Certificate Administrator’s website): any annual compliance statement and any Assessment of Compliance; any Attestation Report; any Major Decision Reporting Package; any Final Asset Status Report and, during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), any other asset status report; any other reports made available to Privileged Persons on the Certificate Administrator’s website during the prior calendar year that the Operating Advisor is required to review pursuant to the Pooling and Servicing Agreement; and any other information (other than any communications between the applicable Directing Holder, any Risk Retention Consultation Party or any related Serviced Companion Loan Holder (or its representative), as applicable, and the Special Servicer that would be Privileged Information) prepared by the Special Servicer and delivered to the Operating Advisor under the Pooling and Servicing Agreement, the Operating Advisor will if, during the prior calendar year, (i) any Serviced Mortgage Loans were Specially Serviced Loans, or (ii) there existed a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), prepare an annual report substantially in the form attached as an exhibit to the Pooling and Servicing Agreement (the “Operating Advisor Annual Report”) to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such Operating Advisor Annual Report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (who is required to promptly post such Operating Advisor Annual Report to the Certificate Administrator’s website) within 120 days of the end of the prior calendar year, setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year. Notwithstanding the foregoing, except with respect to an EHRI Trust Subordinate Companion Loan Securitization, no Operating Advisor Annual Report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property or was otherwise in the process of being implemented in connection with a Specially Serviced Loan or REO Property.

In the event the Special Servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing an Operating Advisor Annual Report, the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

In connection with the Operating Advisor Annual Report and the review provided for in the Pooling and Servicing Agreement, the Operating Advisor (i) will be required, following the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), to perform its review on the basis of the Special Servicer’s performance of its duties as they relate to Specially Serviced Loans (in each case since such Serviced Loan became a Specially Serviced Loan) and (ii) will be required, following the occurrence and during the continuance of a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event), to perform its review with respect to Major Decisions on Serviced Loans that are non-Specially Serviced Loans, as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Final Asset Status Report, Major Decision Reporting Package and other information (other than any communications between the applicable Directing Holder, a Risk Retention Consultation Party or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) that the Operating Advisor was required to review on the Certificate Administrator’s website or that was prepared by the Special Servicer and delivered or made available to the Operating Advisor pursuant to the Pooling and Servicing Agreement.

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The Operating Advisor will be required to deliver any Operating Advisor Annual Report (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) in the case of a Trust Subordinate Companion Loan, the applicable Directing Holder, and (c) the Controlling Class Representative (at any time that it is an applicable Directing Holder or Consulting Party). The Operating Advisor may, but will not be obligated to, revise the Operating Advisor Annual Report based on any comments received from the Special Servicer or the Controlling Class Representative.

In each Operating Advisor Annual Report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will (A) state whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is performing its duties in compliance with (1) the Servicing Standard and (2) the Special Servicer’s obligations under the Pooling and Servicing Agreement, and (B) identify any material deviations from (i) the Servicing Standard or (ii) the Special Servicer’s obligations under the Pooling and Servicing Agreement. Each Operating Advisor Annual Report will be required to comply with (x) the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement, and (y) with respect to any EHRI Trust Subordinate Companion Loan Securitization, the requirements with respect to reports of the Operating Advisor set forth in Rule 7(b) of Regulation RR.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, at any time), if the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer has failed to comply with the Servicing Standard and (2) a replacement of the Special Servicer would be in the best interest of the Certificateholders, any related Loan-Specific Certificateholders and/or the Uncertificated VRR Interest Owners, as applicable (as a collective whole), the Operating Advisor may recommend the replacement of the Special Servicer with respect to the applicable Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Other Than in Connection With a Servicer Termination Event” above.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)           any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)             any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)            any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days following receipt of written notice by the Operating Advisor of such failure or the Operative Advisor obtaining actual knowledge of such failure; provided that, in the event that Rule 7 of

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Regulation RR is applicable to this securitization transaction or an EHRI Trust Subordinate Companion Loan Securitization, then such Operating Advisor Termination Event will occur without any requirement for such notice or actual knowledge, and the references thereto above will be deemed inapplicable;

(d)             a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)            the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)                the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owners electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied. An Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the Voting Rights of the Certificates.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, or if an Operating Advisor Termination Event affects only any related Loan-Specific Certificates that are part of an EHRI Trust Subordinate Companion Loan Securitization, upon the written direction of the holders of Loan-Specific Certificates evidencing at least 25% of the Voting Rights of all Loan-Specific Certificateholders, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause”, the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Uncertificated VRR Interest Owners, the Depositor, and each Directing Holder and Consulting Party. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

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Eligibility of Operating Advisor

The Operating Advisor is required to be at all times an Eligible Operating Advisor. “Eligible Operating Advisor” means an entity (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, S&P and/or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that (X) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (Y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets, (iii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, including to the effect that it possesses sufficient financial strength to fulfil its duties and responsibilities pursuant to the Pooling and Servicing Agreement over the life of the Issuing Entity, (iv) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, any Mortgage Loan Seller, any Directing Holder, any Consulting Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, (v) in the case of an EHRI Trust Subordinate Companion Loan Securitization, that is not and is not a Risk Retention Affiliate of the applicable Loan-Specific Retaining Third Party Purchaser, or any other Impermissible Risk Retention Affiliate), (vi) that has not been paid any fees, compensation or other remuneration by any entity acting as Special Servicer or successor Special Servicer (X) in respect of its obligations under the Pooling and Servicing Agreement or (Y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer, and (vii) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, any Loan-Specific Certificates or related uncertificated interests), the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Operating Advisor or any fees to which it is entitled as Asset Representations Reviewer, if the Operating Advisor is acting in such capacity.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice of the requested vote to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and Loan-Specific Certificateholders and the Operating Advisor. Upon the affirmative vote of the holders of certificates evidencing more than 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the Voting Rights allocable to the Non-Reduced Certificates and Non-Reduced Loan-Specific Certificates exercise their right to vote within 180 days of the initial request for a vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each holder and beneficial owner of Certificates and Loan-Specific Certificates may access such notices on the Certificate Administrator’s website and each holder and beneficial owner of Certificates and Loan-Specific Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting certificateholders for the reasonable expenses of posting notices of such requests.
In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

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Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the Operating Advisor (but only Final Asset Status Reports unless a Control Termination Event (or, in the case of an EHRI Trust Subordinate Companion Loan Securitization, a related Operating Advisor Consultation Trigger Event) exists), any applicable Directing Holder, and any applicable Consulting Parties, and (ii) made available to the Rating Agencies. A summary of each Final Asset Status Report will be provided to the Certificate Administrator. If any applicable Directing Holder does not disapprove of a related asset status report within 10 business days of receipt, such Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the applicable Directing Holder may object to any asset status report within 10 business days of receipt; provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders and the Uncertificated VRR Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer reasonably determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the Certificateholders and the Uncertificated VRR Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the applicable Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the applicable Directing Holder disapproves such asset status report within 10 business days of receipt and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until such Directing Holder fails to disapprove such revised asset status report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders and the Uncertificated VRR Interest Owners (and, in the case of any Serviced Whole Loans, the related Serviced Companion Loan Holder(s)). If the applicable Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by such Directing Holder, provided such action does not violate the Servicing Standard (or, if such action would violate the Servicing Standard, the Special Servicer is required to take such action as was reflected in the most recent asset status report prepared by the Special Servicer with respect to the subject Serviced Loan that is consistent with the Servicing Standard and such asset status report will be deemed a Final Asset Status Report).

Any applicable Consulting Party will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. The Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by such Consulting Party. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of any applicable Consulting Party.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the applicable Directing Holder may have.

Notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by a Directing Holder or Consulting Party that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Loan or Serviced Whole Loan, expose any Certificateholder, any Uncertificated VRR Interest Owner or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor

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trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer, all Certificateholders and the Uncertificated VRR Interest Owners by (i) posting a notice of its determination on its internet website and (ii) including in the distribution report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders and the Uncertificated VRR Interest Owners, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer.

An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 30% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of This Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three (3) largest Mortgage Loans in the Mortgage Pool represent approximately 25.3% of the Initial Pool Balance. Given this mortgage pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three (3) largest Mortgage Loans, in the case of this mortgage pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of “Asset Review Trigger” was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the three (3) largest Mortgage Loans in the Mortgage Pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of “Asset Review Trigger”, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if 15 Mortgage Loans are Delinquent Loans, assuming those Delinquent Loans represent at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans) held by the Issuing Entity as of the end of the applicable Collection Period.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. Notwithstanding the foregoing, a delinquency that would have existed but for a Payment Accommodation

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will not constitute a delinquency, for so long as the related borrower is complying with the terms of such Payment Accommodation.

For the avoidance of doubt, the Asset Representations Reviewer will not perform an Asset Review with respect to any Trust Subordinate Companion Loan at any time.

While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 115 reviewed prior pools of commercial mortgage loans for which CREFI (or its predecessors and/or affiliates) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2008, the highest percentage of mortgage loans (based on aggregate outstanding principal balance) in an individual CMBS transaction that were delinquent at least 60 days at the end of any reporting period between April 1, 2017 and March 31, 2022 was approximately 25.4%; however, the average of the highest delinquency percentages (based on aggregate outstanding principal balance of delinquent mortgage loans) in each of the 115 reviewed transactions (taking into account all reporting periods between April 1, 2017 and March 31, 2022 for each such transaction) in the identified reporting periods was approximately 5.4%.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to the Asset Representations Reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the applicable Directing Holder, the Risk Retention Consultation Parties and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Loan, the Custodian (with respect to clauses (i) – (v) below for all of the Mortgage Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to clause (vi) below for Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

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(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;
(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;
(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;
(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;
(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and
(vi)	any other related documents that are required to be part of the Review Materials and requested to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below under clause (a) of “—Asset Review”.

Notwithstanding the foregoing, the Mortgage Loan Seller will not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

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The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a)       Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition of “Review Materials” have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify (in the manner specified in the Pooling and Servicing Agreement) the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents are in the possession of the Mortgage Loan Seller.

(b)       Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The applicable Mortgage Loan Seller will be required to provide any documents or any explanations to support (i) a conclusion that a subject representation and warranty has not failed a Test or (ii) a claim that any missing documents in the Review Materials are not required to complete a Test, in any such case to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer or the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the applicable Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations received from the applicable Mortgage Loan Seller given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c)       Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such Delinquent Loan is not an Excluded Mortgage

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Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the distribution report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the applicable Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, S&P or DBRS Morningstar and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, S&P or DBRS Morningstar has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, a Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, a Directing Holder, or any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, the Uncertificated VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

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Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and the Uncertificated VRR Interest Owners), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates or the Uncertificated VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

●	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Asset Representations Reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;
●	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;
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●	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days following receipt of written notice by the Asset Representations Reviewer of such failure or the Asset Representations Reviewer obtaining actual knowledge of such failure;
●	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;
●	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or
●	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders and the Uncertificated VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of holders of Regular Certificates evidencing not less than 25% of the Pooled Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such requested vote to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the affirmative vote of the holders of Certificates evidencing at least 75% of the Pooled Voting Rights allocable to the Certificates of those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. In the event that holders of the required Certificates elect to remove

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the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

Repurchase Request Delivered by a Certificateholder

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan or Trust Subordinate Companion Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. In connection with a Mortgage Loan, an “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the Class VRR Certificates) to deliver a Certificateholder Repurchase Request as described above with respect to such Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

Repurchase Request Delivered by a Party to the Pooling and Servicing Agreement

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan or Trust Subordinate Companion Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan or Trust Subordinate Companion Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan or Trust Subordinate Companion Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

Enforcement of the Mortgage Loan Seller’s Obligations by the Enforcing Servicer

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage

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Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request in respect of a Mortgage Loan, the provisions described below under “—Dispute Resolution Provisions—Resolution of a Repurchase Request” will apply.

The “Enforcing Servicer” means the Special Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan or Trust Subordinate Companion Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Property Advances, to the extent not recovered from the Mortgage Loan Seller or the applicable Requesting Certificateholder and/or Consultation Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event a Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply with respect to the subject Mortgage Loan (but shall not apply to any Trust Subordinate Companion Loan). Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request relating to a Mortgage Loan, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

As indicated above, the remaining discussion under this “—Resolution of a Repurchase Request” heading, as well as the discussion under the heading “—Mediation and Arbitration Provisions”, relates solely to Repurchase Requests in respect of Mortgage Loans (and not any Trust Subordinate Companion Loan).

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting

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Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders, Certificate Owners and the Uncertificated VRR Interest Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the Certificate Administrator’s website (the 30th day following the date of posting, the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

In addition, any Certificateholder or Certificate Owner may deliver, prior to the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the Class VRR Certificates) that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration.

A “Consultation Requesting Certificateholder” means any Certificateholder or Certificate Owner that timely delivers a Consultation Election Notice.

A “Dispute Resolution Requesting Holder” means either a Requesting Certificateholder or a Consultation Requesting Certificateholder, as applicable.

The “Enforcing Party” means, in connection with a Repurchase Request, (i) in the event one or more Dispute Resolution Requesting Holders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Dispute Resolution Requesting Holder(s), or (ii) in all other cases, the Enforcing Servicer.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder or applicable Consulting Party.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including non-binding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request and with any Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that each such Dispute Resolution Requesting Holder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Dispute Resolution Requesting Holder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

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If, following the Dispute Resolution Consultation, no Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the applicable Directing Holder.

If a Dispute Resolution Requesting Holder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Dispute Resolution Requesting Holder will become the Enforcing Party and must promptly submit the matter to mediation (including non-binding arbitration) or arbitration. If there is more than one Dispute Resolution Requesting Holder that timely delivers a Final Dispute Resolution Election Notice, then such Dispute Resolution Requesting Holders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Dispute Resolution Requesting Holders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Dispute Resolution Requesting Holder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of any Dispute Resolution Requesting Holder to act as the Enforcing Party will terminate and no Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to it at the time when the Proposed Course of Action Notice was delivered by the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the Uncertificated VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Dispute Resolution Requesting Holder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, none of the Depositor, the Mortgage Loan Sellers or any of their respective affiliates will be entitled to be a Dispute Resolution Requesting Holder or otherwise vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolutions Provisions” heading.

The Dispute Resolution Requesting Holders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Dispute Resolution Requesting Holder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other Certificateholder, Certificate Owner or Uncertificated VRR Interest Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including non-binding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

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The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the Dispute Resolution Requesting Holder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Dispute Resolution Requesting Holder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Controlling Class Representative (provided that no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Dispute Resolution Requesting Holder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Dispute Resolution Requesting Holder.

The Issuing Entity (or the Enforcing Servicer or a trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders and Certificate Owners will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Dispute Resolution Requesting Holder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of the Controlling Class Representative if and for as long as it is the applicable Directing Holder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be

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required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)       with respect to any condition in any Serviced Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans and any Trust Subordinate Companion Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable) will be required to determine (with the consent of the applicable Directing Holder (but only in the case of actions that would otherwise be Major Decisions), which consent will be pursued by the Special Servicer and deemed given if such Directing Holder does not respond within seven business days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan or Trust Subordinate Companion Loan, any applicable Rating Agency Confirmation requirement in the Serviced Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans if the subject action is not a Major Decision or a Special Servicer Decision or the Master Servicer is processing a Major Decision or a Special Servicer Decision) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties and with respect to non-Specially Serviced Loans if the subject action is a Major Decision or a Special Servicer Decision processed by the Special Servicer), as applicable, will in any event review the other conditions required under the related Serviced Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)       with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency;
(2)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency;
(3)	in the case of the replacement of the Special Servicer in respect of the Yorkshire & Lexington Towers Combination or the Master Servicer, the applicable replacement master servicer or special servicer, as applicable, (A) has a current ranking from DBRS Morningstar of at least “MOR CS3” or (B) if not ranked by DBRS Morningstar, is currently acting as servicer or special servicer, as applicable, for a CMBS transaction rated by DBRS Morningstar and as to which DBRS Morningstar has not cited servicing concerns with respect to such servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of
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securities in such CMBS transaction serviced by the applicable servicer prior to the time of determination, if DBRS Morningstar is the non-responding Rating Agency; and

(4)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act, and as of the date of determination is acting, as the master servicer or special servicer, as applicable, on a transaction level basis with respect to a CMBS transaction as to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of the ratings of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; and

(z)       with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will be deemed to have been satisfied.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property (including but not limited to the replacement of the Master Servicer, the Special Servicer or a sub-servicer) requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders and the Uncertificated VRR Interest Owners (and any Loan-Specific Certificateholders and any related uncertificated interests) of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan (and any Trust Subordinate Companion Loan) and REO Property, (2) the voluntary exchange of all

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the then outstanding Regular Certificates and Loan-Specific Certificates (and any related uncertificated interests) and the Uncertificated VRR Interest as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider's website), and the final distribution will be made only upon surrender and cancellation of the applicable Certificates and cancellation of the Uncertificated VRR Interest at the office of the certificate registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans and any Trust Subordinate Companion Loans (in the case of any Serviced Whole Loans, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan (or any Trust Subordinate Companion Loans) remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, the Uncertificated VRR Interest, any Loan-Specific Certificates and related uncertificated interest on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans (including REO Mortgage Loans) and any Trust Subordinate Companion Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of the pool of Mortgage Loans and any Trust Subordinate Companion Loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of the One Wilshire Mortgage Loan, but only if the option described above is exercised after the Distribution Date in June 2032). The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the Termination Purchase Amount and (B) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans and any Trust Subordinate Companion Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans and Trust Subordinate Companion Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Repurchase Price (excluding the amount described in clause (vii) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of any successor REO Mortgage Loans) and any Trust Subordinate Companion Loans included in the Issuing Entity and (2) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (the relevant appraisals for purposes of this clause (2) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards).

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class S and Class R Certificates), the Uncertificated VRR Interest, and any Loan-Specific Certificates and related uncertificated interests for the Mortgage Loans and any Trust Subordinate Companion Loans and each REO Property (or interests in the Mortgage Loans, any Trust Subordinate Companion Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E Certificates and the Notional Amounts of the Class X-A and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates and Loan-Specific Certificates and related uncertificated interest and the Uncertificated VRR Interest Owners would have to voluntarily participate in such exchange. If there is a Trust Subordinate Companion Loan, see “Description of the Mortgage Pool—The Trust Subordinate Companion Loan—Optional Termination; Optional

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Trust Subordinate Companion Loan Purchase” for a discussion of certain additional related termination and purchase options.

Servicing of the Outside Serviced Mortgage Loans

General

The Outside Serviced Mortgage Loans (including any Servicing Shift Mortgage Loan that becomes an Outside Serviced Mortgage Loan) will be serviced and administered pursuant to a servicing agreement for the securitization of one or more related Companion Loans. The identity of, and certain other items of information regarding, the Mortgage Loans that will be (or, with respect to the Servicing Shift Mortgage Loans, are expected to become) Outside Serviced Mortgage Loans are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “Summary of Terms—Relevant Parties—Outside Servicers, Outside Special Servicers, Outside Trustees and Outside Custodians”.

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make property protection advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to any non-recoverability determination. Each Outside Servicing Agreement will (or, if the terms thereof are not yet definitively known, is expected to) address similar servicing matters (and, subject to the discussion below, in a substantially similar manner) as the Pooling and Servicing Agreement, including, but not limited to: collection of payments; establishment of accounts to hold such payments; investment of funds in those accounts; maintenance of insurance coverage on the applicable Mortgaged Property; enforcement of due-on-sale and due-on-encumbrance provisions; property inspections; collection of operating statements; loan assumptions; realization upon and sale of defaulted loans; acquisition, operation, maintenance and disposition of REO properties; servicing compensation; modifications, waivers, amendments and consents with respect to the applicable Mortgage Loan(s); servicing reports; servicer liability and indemnification; servicer resignation rights; servicer termination events and the ability of certain parties to terminate a particular servicer in connection with a servicer termination event or otherwise. However, the servicing arrangements under each Outside Servicing Agreement will differ (or, if not yet definitively known, are expected to differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement, including as regards one or more of the following: timing; control or consultation triggers or thresholds; terminology; allocation of ministerial duties between multiple servicers or other service providers; certificateholder or investor voting or consent thresholds; master servicer and special servicer termination events; rating requirements for servicers, trustees and other service providers, as well as for eligible accounts and permitted investments; and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Specified Servicing Matters

With respect to those Mortgage Loans that, as of the Closing Date, will be Outside Serviced Mortgage Loans, subject to any exceptions set forth below, the respective Outside Servicing Agreements provide (or, in the case of any such Outside Servicing Agreements as to which the related terms thereof are not definitively known, are expected to provide) generally to the following effect:

●	Although payments and other collections on an Outside Serviced Mortgage Loan may initially be deposited into a clearing account and commingled with the related Outside Servicer’s own funds or funds related to other mortgage loans serviced by such related Outside Servicer, the related Outside Servicing Agreement will provide for a separate account or sub-account in which payments and other collections on the related Outside Serviced Whole Loan are to be deposited and maintained by the related Outside Servicer pending remittance to the related Outside Certificate Administrator, the holder of such Outside Serviced Mortgage Loan and any other related Companion Loan Holder(s). Similarly, the Outside Special Servicer for each Outside Serviced Whole Loan is to establish and maintain a separate account or sub-account with respect to any REO Property acquired with respect to such Outside Serviced Whole Loan; provided, however, that the related Outside Servicing Agreement may not require the related Outside Special Servicer to establish and maintain a separate account with respect to REO Property acquired with respect to each such Outside Serviced Whole Loan.
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●	The Outside Servicer for each Outside Serviced Mortgage Loan will earn a primary servicing fee calculated at the per annum rate described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” above with respect to such Outside Serviced Mortgage Loan.
●	The liquidation fee, the special servicing fee and the workout fee with respect to each Outside Serviced Mortgage Loan will be calculated in a manner similar (although not identical) to the manner in which the corresponding fees are calculated under the Pooling and Servicing Agreement and, in any event, are generally payable at the rates or in the amounts described under “—Servicing and Other Compensation and Payment of Expenses” in this prospectus.
●	No party to any Outside Servicing Agreement will be obligated to make P&I Advances with respect to the related Outside Serviced Mortgage Loan.
●	The related Outside Servicer will be obligated to make property protection advances with respect to each Outside Serviced Whole Loan. The related Outside Servicer will generally be entitled to be reimbursed for any such property protection advances (with interest thereon at a prime rate), first (after reimbursement from collections on, and proceeds of, any related Subordinate Companion Loan(s) (if any)), from collections on, and proceeds of, the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s), on a pro rata and pari passu basis (based on each such loan’s outstanding principal balance), and then if the related Outside Servicer determines that a property protection advance it made with respect to the subject Outside Serviced Whole Loan or the related Mortgaged Property is nonrecoverable from such collections and proceeds, from general collections on all the Mortgage Loans, from general collections on the mortgage loans included in the trust fund created under the related Outside Servicing Agreement and from general collections on the mortgage loans included in any other securitization of a related Pari Passu Companion Loan, on a pro rata basis (based on the respective outstanding principal balances of the related Outside Serviced Mortgage Loan and the related Pari Passu Companion Loan(s)).
●	The related Outside Servicing Agreement may vary from the Pooling and Servicing Agreement as regards the extent to which late payment charges, default interest, modification fees, assumption fees, consent fees, defeasance fees and other ancillary fees are allocated to (i) cover or offset compensation, (ii) pay master servicing compensation and (iii) pay special servicing compensation, and in any event such items will not be passed through to the Issuing Entity. The extent to which any such items collected on any Outside Serviced Whole Loan will, in turn, be applied to cover or offset expenses may be materially less under the related Outside Servicing Agreement than would have been the case under the Pooling and Servicing Agreement.
●	With respect to each Outside Serviced Whole Loan, provided that the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement, the related Outside Controlling Class Representative will generally have the right to terminate the related Outside Special Servicer, with or without cause, and appoint a successor thereto that meets the requirements of the related Outside Servicing Agreement; provided, that, in the case of a Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right will instead belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan.
●	With respect to each Outside Serviced Whole Loan, after the occurrence and during the continuance of the equivalent of a Control Termination Event under the related Outside Servicing Agreement, at the written direction or affirmative vote of holders of the applicable classes of certificates (evidencing the requisite percentage of voting rights) issued under the related Outside Servicing Agreement, the related Outside Special Servicer may be replaced. Notwithstanding the foregoing, in the case of certain Outside Serviced Whole Loans, the related Outside Special Servicer may be replaced by the holders of the applicable certificates (evidencing the requisite percentage of voting rights) based on the recommendation of the related Outside Operating Advisor at any time. Also notwithstanding the foregoing, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such termination right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan.
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●	If an Outside Serviced Mortgage Loan becomes a defaulted loan, then (subject to, in each case if and when applicable, the consent and/or consultation rights of the related Outside Controlling Class Representative, the related Outside Operating Advisor (if any), the holder of such Outside Serviced Mortgage Loan and/or the holder of any related Companion Loan not included in the trust fund created under the related Outside Servicing Agreement) the related Outside Special Servicer will be required to take one of the following actions in response: (i) foreclose upon or otherwise comparably convert ownership of the related Mortgaged Property; (ii) negotiate a workout with the related borrower, which may include a modification, waiver or amendment of the related Outside Serviced Whole Loan that affects the timing and/or amount of payments on such Outside Serviced Mortgage Loan; or (iii) sell such Outside Serviced Mortgage Loan and the related Companion Loan(s) as notes evidencing one whole loan in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement.
●	With respect to each Outside Serviced Whole Loan, the related Outside Controlling Class Representative will generally have the right under the related Outside Servicing Agreement to approve (so long as the equivalent of a Control Termination Event does not exist under the related Outside Servicing Agreement) or consult (if the equivalent of a Control Termination Event does exist, but the equivalent of a Consultation Termination Event does not exist, under the related Outside Servicing Agreement) regarding the implementation of any asset status report and the taking of certain material servicing decisions (which are likely to vary to some extent from Major Decisions under the Pooling and Servicing Agreement); provided that, in the case of any Whole Loan with one or more Subordinate Companion Loans held outside the related lead securitization, such approval right may belong to the specified holder(s) of the related Subordinate Companion Loan(s) so long as no “control appraisal period” (or analogous term) is in effect with respect to such Whole Loan.
●	The actions that the related Outside Servicer is permitted to take with respect to an Outside Serviced Whole Loan without obtaining the consent of the related Outside Special Servicer under the related Outside Servicing Agreement will likely differ to some extent from the actions that the Master Servicer is permitted to take with respect to Serviced Loans without obtaining the consent of the Special Servicer under the Pooling and Servicing Agreement.
●	The Mortgaged Property securing each Outside Serviced Whole Loan will be subject to inspection (A) at least once per calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance of $2,000,000 or more or (b) at least once every other calendar year with respect to any Outside Serviced Whole Loan with a stated principal balance less than $2,000,000 in a manner substantially similar to that under the Pooling and Servicing Agreement; provided that, with respect to the BBCMS 2022-C15 PSA relating to the 2 Riverfront Plaza Whole Loan, where the related Mortgaged Property will be subject to inspection (a) at least once every 12 months if any mortgage loan has a stated principal balance of $4,000,000 or more or (b) at least once every other calendar year with respect to any mortgage loan with a stated principal balance less than $4,000,000 in each case, commencing in the calendar year 2023 (and each Mortgaged Property will be inspected on or prior to December 31, 2023).
●	The requirement of the related Outside Servicer to make compensating interest payments in respect of each Outside Serviced Mortgage Loan will be substantially similar (although such payments may be calculated by reference to a different servicing fee rate) to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Companion Loans under the Pooling and Servicing Agreement, provided that, certain Outside Servicing Agreements may not require the related Outside Servicer to make Compensating Interest Payments.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and Outside Special Servicer (a) will have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and (b) will be subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.
●	With respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will be liable in accordance with the related Outside Servicing
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Agreement only to the extent of its obligations specifically imposed by that agreement. Accordingly, with respect to each Outside Serviced Mortgage Loan, each of the related Outside Servicer and the related Outside Special Servicer will, in general, not be liable for any action taken or for refraining from the taking of any action in good faith pursuant to the related Outside Servicing Agreement or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Outside Servicing Agreement or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence (or fraud, if so provided in the related Outside Servicing Agreement) in the performance of duties or by reason of negligent disregard of obligations and duties under the related Outside Servicing Agreement.

●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization involves the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement may provide for one or more “risk retention consultation parties” with certain consultation rights.
●	With respect to each Outside Serviced Mortgage Loan as to which the related Outside Securitization does not involve the issuance of “eligible vertical interests” (as defined in Regulation RR), the related Outside Servicing Agreement does not provide for any “risk retention consultation party”.
●	Appraisal reduction amounts in respect of the related Outside Serviced Mortgage Loan will be calculated by the related Outside Special Servicer under the related Outside Servicing Agreement in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the Pooling and Servicing Agreement in respect of Serviced Mortgage Loans; provided that, In the case of the 111 River Street Whole Loan, the BMO 2022-C1 PSA provides that the loan-specific controlling class representative for the certificates backed by the 111 River Street Subordinate Companion Loan will have the right to post cash or a letter of credit in respect of all or some portion of an appraisal reduction amount for purposes of the preventing the occurrence of a 111 River Street Control Appraisal Period.

The trust fund created under each Outside Servicing Agreement, together with the related Outside Servicer, the related Outside Special Servicer and various other parties to such Outside Servicing Agreement and certain related persons and entities, will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain costs, expenses, losses and liabilities incurred by such party in connection with the related Outside Serviced Whole Loan, all in accordance with the terms and conditions of the related Co-Lender Agreement.

For further information, see the discussion of each Outside Serviced Whole Loan under “Description of the Mortgage Pool—The Whole Loans” in this prospectus.

Prospective investors are encouraged to review the full provisions of each Outside Servicing Agreement, which is available (or, if applicable, is expected to be available following the closing of the related commercial mortgage securitization) either: (a) online at www.sec.gov; or (b) by requesting a copy from the underwriters.

Servicing Shift Mortgage Loans

The servicing of a Servicing Shift Whole Loan is expected to be governed by the Pooling and Servicing Agreement only temporarily, until the securitization of the related Controlling Pari Passu Companion Loan. Thereafter, such Servicing Shift Whole Loan will be serviced by the related Outside Servicer and, if and to the extent necessary, the related Outside Special Servicer under and pursuant to the terms of the related Outside Servicing Agreement governing such future securitization. Although the related Co-Lender Agreement imposes some requirements regarding the terms of the related Outside Servicing Agreement governing such future securitization, the securitization to which the related Controlling Pari Passu Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of such future Outside Servicing Agreement are unknown. There are no Servicing Shift Whole Loans with respect to the Mortgage Pool. See “Description of the Mortgage Pool—The Whole Loans”.

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Related Provisions of the Pooling and Servicing Agreement

With respect to each Outside Serviced Mortgage Loan, the Pooling and Servicing Agreement will provide that:

●	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee will have no obligation or authority under the Pooling and Servicing Agreement to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. Any obligation of the Master Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.
●	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required (but in the case of the Master Servicer subject to the limitation that it will only be required to deliver any such request to the Special Servicer) to promptly deliver a copy of such request to the Controlling Class Representative (if no Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing and such Controlling Class Representative is entitled to consent or consult, as applicable, under the related Co-Lender Agreement) or to the Special Servicer (if a Control Termination Event (in the case of consent rights) or Consultation Termination Event (in the case of consultation rights) has occurred and is continuing or such Controlling Class Representative is not entitled to consent or consult, as applicable, under the related Co-Lender Agreement), as applicable, and the Controlling Class Representative or the Special Servicer, as applicable, will be entitled to exercise any such consent and/or consultation right; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Controlling Class Representative or the Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained or received such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder, the Uncertificated VRR Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).
●	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if such requesting party is a Certificateholder, an Uncertificated VRR Interest Owner or a party to the Pooling and Servicing Agreement, and otherwise payable from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.
●	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such
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instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

●	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement with respect to an Outside Serviced Mortgage Loan; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Use of Proceeds

The Depositor expects to receive from this offering approximately 103.4637% of the aggregate principal balance of the Offered Certificates, plus accrued interest from June 1, 2022, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the Uncertificated VRR Interest not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans may require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation

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or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, Realized Losses with respect to the Non-Vertically Retained Principal Balance Certificates and the Combined VRR Interest occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (taking into account the allocation of amounts among the Non-Vertically Retained Principal Balance Certificates, on the one hand, and the Combined VRR Interest, on the other hand) to applicable Certificateholders and the Uncertificated VRR Interest Owners in reduction of the Certificate Balances of the Principal Balance Certificates and the Uncertificated VRR Interest Balance. A Realized Loss with respect to any Loan-Specific Certificates occurs when the principal balance of the related Trust Subordinate Companion Loan is reduced without an equal distribution to such Loan-Specific Certificateholders in reduction of the Certificate Balances of such Loan-Specific Principal Balance Certificates. Realized Losses may occur in connection with a default on a Mortgage Loan or Trust Subordinate Companion Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan or Trust Subordinate Companion Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Non-Vertically Retained Principal Balance Certificates as a result of the application of applicable Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Applicable Realized Losses will be allocated to the respective Classes of the Non-Vertically Retained Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Provisions” and Annex A to this prospectus for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

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Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-SB Certificates, the extent to which the Class A-SB Scheduled Principal Balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans allocated to the Non-Vertically Retained Principal Balance Certificates than they were when the Class A-1, Class A-2, Class A-4 and Class A-5 Certificates were outstanding.

Any changes in the weighted average lives of your Non-Vertically Retained Principal Balance Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates. See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. Holders of the Non-Vertically Retained Principal Balance Certificates will be affected to the extent of the Non-Vertically Retained Percentage of any such reimbursement. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Offered Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan

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prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates that are also Principal Balance Certificates and that are purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of the Class X-A Certificates and any Offered Certificates that are also Principal Balance Certificates and that are purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of any such ARD Loan that is a Serviced Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, including by reason of prepayments and principal losses on the Mortgage Loans allocated to such Classes of Principal Balance Certificates and other factors described above. Investors in the Class X-A Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

476

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”):

(i)             each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium;

(ii)               there are no delinquencies or defaults;

(iii)            scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates;

(iv)               no prepayment premiums or yield maintenance charges are collected;

(v)                no party exercises its right of optional termination of the Issuing Entity described in this prospectus;

(vi)               no Mortgage Loan is required to be repurchased from the Issuing Entity;

(vii)             the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan;

(viii)               there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates;

(ix)           distributions on the Certificates are made on the 15th day (each assumed to be a business day) of each month, commencing in July 2022;

(x)              the Certificates will be issued on June 21, 2022;

(xi)             the Pass-Through Rate with respect to each Class of Non-Vertically Retained Regular Certificates is as described under “Description of the Certificates—Distributions—Pass-Through Rates”;

(xii)              the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates (in the case of the 0% CPR scenario);

(xiii)          all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification;

(xiv)         with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan;

477

(xv)             the initial Certificate Balances or Notional Amounts of the respective Classes of Regular Certificates are as set forth in the table under “Certificate Summary” subject to any applicable variance set forth in the footnotes to such table;

(xvi)            there are no property releases requiring payment of a yield maintenance charge or other prepayment premium; and

(xvii)        with respect to each Mortgage Loan that is part of a Whole Loan that includes one or more Subordinate Companion Loans, for purposes of assumed CPR prepayment rates, prepayments are determined on the basis of the principal balance of that Mortgage Loan only, without regard to the related Subordinate Companion Loan(s).

The following tables indicate the percentage of the initial Certificate Balance that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the Offered Certificates that are Principal Balance Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates that are Principal Balance Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay. Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	81%	81%	81%	81%	81%
June 15, 2024	60%	60%	60%	60%	60%
June 15, 2025	39%	5%	0%	0%	0%
June 15, 2026	16%	0%	0%	0%	0%
June 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.46	2.11	2.08	2.08	2.08
First Principal Payment Date	July 2022	July 2022	July 2022	July 2022	July 2022
Last Principal Payment Date	February 2027	July 2025	June 2025	May 2025	May 2025

478

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	98%	95%	71%
June 15, 2026	100%	92%	84%	76%	70%
June 15, 2027 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.93	4.78	4.63	4.47	4.11
First Principal Payment Date	February 2027	July 2025	June 2025	May 2025	May 2025
Last Principal Payment Date	June 2027	June 2027	June 2027	June 2027	May 2027

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030	100%	100%	100%	100%	100%
June 15, 2031	100%	100%	100%	100%	100%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.75	9.69	9.62	9.55	9.35
First Principal Payment Date	January 2032	July 2031	July 2031	July 2031	May 2027
Last Principal Payment Date	May 2032	April 2032	April 2032	March 2032	January 2032

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030	100%	100%	100%	100%	100%
June 15, 2031	100%	100%	100%	100%	100%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.89	9.88	9.84	9.59
First Principal Payment Date	May 2032	April 2032	April 2032	March 2032	January 2032
Last Principal Payment Date	May 2032	May 2032	May 2032	May 2032	February 2032

479

Percentages of the Initial Certificate Balance of
the Class A-SB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	99%	99%	99%	99%	99%
June 15, 2028	80%	80%	80%	80%	80%
June 15, 2029	59%	59%	59%	59%	59%
June 15, 2030	38%	38%	38%	38%	38%
June 15, 2031	15%	15%	15%	15%	15%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.42	7.42	7.42	7.42	7.42
First Principal Payment Date	June 2027	June 2027	June 2027	June 2027	June 2027
Last Principal Payment Date	February 2032	February 2032	February 2032	February 2032	February 2032

Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030	100%	100%	100%	100%	100%
June 15, 2031	100%	100%	100%	100%	100%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.90	9.90	9.90	9.65
First Principal Payment Date	May 2032	May 2032	May 2032	May 2032	February 2032
Last Principal Payment Date	May 2032	May 2032	May 2032	May 2032	February 2032

480

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030	100%	100%	100%	100%	100%
June 15, 2031	100%	100%	100%	100%	100%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.96	9.93	9.90	9.90	9.65
First Principal Payment Date	May 2032	May 2032	May 2032	May 2032	February 2032
Last Principal Payment Date	June 2032	June 2032	May 2032	May 2032	February 2032

Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
June 15, 2023	100%	100%	100%	100%	100%
June 15, 2024	100%	100%	100%	100%	100%
June 15, 2025	100%	100%	100%	100%	100%
June 15, 2026	100%	100%	100%	100%	100%
June 15, 2027	100%	100%	100%	100%	100%
June 15, 2028	100%	100%	100%	100%	100%
June 15, 2029	100%	100%	100%	100%	100%
June 15, 2030	100%	100%	100%	100%	100%
June 15, 2031	100%	100%	100%	100%	100%
June 15, 2032 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.98	9.98	9.97	9.92	9.68
First Principal Payment Date	June 2032	June 2032	May 2032	May 2032	February 2032
Last Principal Payment Date	June 2032	June 2032	June 2032	June 2032	March 2032

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

481

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
95.00000	6.3639%	6.7012%	6.7281%	6.7283%	6.7283%
96.00000	5.8906%	6.1567%	6.1780%	6.1781%	6.1781%
97.00000	5.4249%	5.6207%	5.6363%	5.6364%	5.6364%
98.00000	4.9667%	5.0929%	5.1029%	5.1030%	5.1030%
99.00000	4.5158%	4.5730%	4.5776%	4.5776%	4.5776%
100.00000	4.0718%	4.0610%	4.0601%	4.0601%	4.0601%
101.00000	3.6347%	3.5565%	3.5503%	3.5502%	3.5502%
102.00000	3.2043%	3.0593%	3.0478%	3.0478%	3.0478%
103.00000	2.7803%	2.5694%	2.5526%	2.5526%	2.5526%
104.00000	2.3627%	2.0864%	2.0645%	2.0644%	2.0644%
105.00000	1.9512%	1.6103%	1.5833%	1.5831%	1.5831%

Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98.00000	5.2099%	5.2208%	5.2333%	5.2467%	5.2815%
99.00000	4.9738%	4.9780%	4.9830%	4.9886%	5.0023%
100.00000	4.7406%	4.7380%	4.7358%	4.7337%	4.7264%
101.00000	4.5100%	4.5009%	4.4915%	4.4818%	4.4540%
102.00000	4.2822%	4.2666%	4.2501%	4.2329%	4.1848%
103.00000	4.0571%	4.0351%	4.0115%	3.9870%	3.9189%
104.00000	3.8344%	3.8062%	3.7757%	3.7439%	3.6562%
105.00000	3.6144%	3.5799%	3.5426%	3.5037%	3.3965%
106.00000	3.3967%	3.3561%	3.3121%	3.2662%	3.1398%
107.00000	3.1815%	3.1349%	3.0843%	3.0314%	2.8861%
108.00000	2.9687%	2.9161%	2.8590%	2.7992%	2.6353%

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.00000	5.0267%	5.0293%	5.0321%	5.0353%	5.0441%
97.00000	4.8922%	4.8941%	4.8962%	4.8985%	4.9050%
98.00000	4.7594%	4.7606%	4.7619%	4.7634%	4.7676%
99.00000	4.6281%	4.6287%	4.6293%	4.6300%	4.6318%
100.00000	4.4985%	4.4984%	4.4983%	4.4981%	4.4977%
101.00000	4.3705%	4.3697%	4.3688%	4.3679%	4.3653%
102.00000	4.2439%	4.2424%	4.2409%	4.2392%	4.2343%
103.00000	4.1188%	4.1167%	4.1145%	4.1120%	4.1049%
104.00000	3.9952%	3.9924%	3.9895%	3.9862%	3.9770%
105.00000	3.8730%	3.8696%	3.8660%	3.8619%	3.8506%
106.00000	3.7522%	3.7481%	3.7439%	3.7390%	3.7256%

482

Pre-Tax Yield to Maturity (CBE) for the Class A-5 Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98.00000	5.0314%	5.0312%	5.0313%	5.0320%	5.0412%
99.00000	4.9004%	4.9001%	4.9000%	4.9003%	4.9068%
100.00000	4.7709%	4.7705%	4.7704%	4.7702%	4.7740%
101.00000	4.6430%	4.6426%	4.6422%	4.6417%	4.6427%
102.00000	4.5166%	4.5161%	4.5156%	4.5147%	4.5131%
103.00000	4.3917%	4.3912%	4.3905%	4.3892%	4.3849%
104.00000	4.2682%	4.2677%	4.2668%	4.2652%	4.2583%
105.00000	4.1462%	4.1456%	4.1446%	4.1426%	4.1331%
106.00000	4.0256%	4.0249%	4.0238%	4.0214%	4.0093%
107.00000	3.9063%	3.9056%	3.9043%	3.9016%	3.8869%
108.00000	3.7883%	3.7876%	3.7861%	3.7831%	3.7659%

Pre-Tax Yield to Maturity (CBE) for the Class A-SB Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
98.00000	5.1262%	5.1252%	5.1245%	5.1243%	5.1307%
99.00000	4.9594%	4.9584%	4.9577%	4.9575%	4.9639%
100.00000	4.7946%	4.7937%	4.7930%	4.7928%	4.7992%
101.00000	4.6319%	4.6309%	4.6302%	4.6300%	4.6364%
102.00000	4.4711%	4.4702%	4.4695%	4.4693%	4.4757%
103.00000	4.3123%	4.3113%	4.3106%	4.3104%	4.3168%
104.00000	4.1553%	4.1543%	4.1537%	4.1535%	4.1598%
105.00000	4.0001%	3.9992%	3.9985%	3.9983%	4.0047%
106.00000	3.8467%	3.8458%	3.8452%	3.8450%	3.8513%
107.00000	3.6951%	3.6942%	3.6936%	3.6934%	3.6997%
108.00000	3.5452%	3.5443%	3.5437%	3.5435%	3.5498%

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
1.62500	16.0167%	15.8547%	15.7117%	15.5624%	15.2073%
1.75000	13.9560%	13.7949%	13.6513%	13.5000%	13.1301%
1.87500	12.1188%	11.9586%	11.8142%	11.6610%	11.2770%
2.00000	10.4655%	10.3060%	10.1609%	10.0058%	9.6084%
2.12500	8.9658%	8.8069%	8.6610%	8.5041%	8.0940%
2.25000	7.5960%	7.4375%	7.2909%	7.1322%	6.7100%
2.37500	6.3371%	6.1790%	6.0316%	5.8713%	5.4375%
2.50000	5.1740%	5.0162%	4.8681%	4.7061%	4.2614%
2.62500	4.0944%	3.9368%	3.7880%	3.6244%	3.1692%
2.75000	3.0881%	2.9306%	2.7810%	2.6159%	2.1508%
2.87500	2.1464%	1.9891%	1.8388%	1.6721%	1.1974%

483

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
96.00000	5.6048%	5.6045%	5.6047%	5.6055%	5.6206%
97.00000	5.4684%	5.4681%	5.4683%	5.4692%	5.4815%
98.00000	5.3337%	5.3335%	5.3336%	5.3345%	5.3441%
99.00000	5.2007%	5.2005%	5.2006%	5.2015%	5.2085%
100.00000	5.0693%	5.0691%	5.0692%	5.0701%	5.0744%
101.00000	4.9395%	4.9393%	4.9395%	4.9404%	4.9421%
102.00000	4.8113%	4.8111%	4.8113%	4.8122%	4.8112%
103.00000	4.6846%	4.6844%	4.6846%	4.6855%	4.6820%
104.00000	4.5594%	4.5592%	4.5594%	4.5603%	4.5543%
105.00000	4.4356%	4.4354%	4.4356%	4.4365%	4.4280%
106.00000	4.3133%	4.3131%	4.3133%	4.3142%	4.3032%

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
94.00000	5.8833%	5.8828%	5.8827%	5.8836%	5.9042%
95.00000	5.7440%	5.7432%	5.7428%	5.7437%	5.7615%
96.00000	5.6065%	5.6053%	5.6047%	5.6055%	5.6206%
97.00000	5.4707%	5.4693%	5.4683%	5.4692%	5.4815%
98.00000	5.3367%	5.3349%	5.3336%	5.3345%	5.3441%
99.00000	5.2043%	5.2022%	5.2006%	5.2015%	5.2085%
100.00000	5.0735%	5.0711%	5.0692%	5.0701%	5.0744%
101.00000	4.9443%	4.9416%	4.9395%	4.9404%	4.9421%
102.00000	4.8167%	4.8137%	4.8113%	4.8122%	4.8112%
103.00000	4.6906%	4.6872%	4.6846%	4.6855%	4.6820%
104.00000	4.5659%	4.5623%	4.5594%	4.5603%	4.5543%

Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

	0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (%)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
88.00000	6.7580%	6.7576%	6.7583%	6.7626%	6.7989%
89.00000	6.6072%	6.6069%	6.6074%	6.6111%	6.6445%
90.00000	6.4585%	6.4582%	6.4586%	6.4616%	6.4923%
91.00000	6.3118%	6.3115%	6.3119%	6.3142%	6.3421%
92.00000	6.1671%	6.1668%	6.1671%	6.1688%	6.1940%
93.00000	6.0244%	6.0241%	6.0242%	6.0253%	6.0478%
94.00000	5.8835%	5.8832%	5.8832%	5.8837%	5.9035%
95.00000	5.7445%	5.7442%	5.7441%	5.7439%	5.7611%
96.00000	5.6072%	5.6069%	5.6067%	5.6060%	5.6206%
97.00000	5.4717%	5.4714%	5.4711%	5.4698%	5.4818%
98.00000	5.3379%	5.3376%	5.3372%	5.3353%	5.3447%

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Three (3) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Trust Subordinate Companion Loan REMIC”, the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and collectively, the “Trust REMICs”). The Trust Subordinate Companion Loan REMIC will hold the Trust Subordinate Companion Loan and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the related “Trust Subordinate Companion Loan Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Trust Subordinate Companion Loan REMIC. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of any Excess Interest) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Trust Subordinate Companion Loan Regular Interests and the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class A-S, Class B, Class C, Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates and the respective classes of the Loan-Specific Certificates, and a regular interest that corresponds to the Combined VRR Interest excluding the right to receive Excess Interest (the “VRR REMIC Regular Interest”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Trust Subordinate Companion Loan Regular Interests will qualify as a “regular interest” in the Trust Subordinate Companion Loan REMIC (c) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (d) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (e) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of (a) collections of Excess Interest (and the related amounts in the Excess Interest Distribution Account) and (b) the VRR REMIC Regular Interest and distributions thereon, will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii)(a) the Class S Certificates and the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above and (b) the Combined VRR Interest will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(b) above.

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Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans and the Trust Subordinate Companion Loan; provided that, in general, (a) the fair market value of the real property security (including permanently affixed buildings and certain structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests and the Trust Subordinate Companion Loan Regular Interests that will be held by the Upper-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments

486

on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Trust Subordinate Companion Loan Regular Interests will constitute a class of regular interests in the Trust Subordinate Companion Loan REMIC, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates and the Uncertificated VRR Interest may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. No such regulations have been proposed, however, and investors should be aware that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans and the Trust Subordinate Companion Loan that are reinvested pending distribution to holders of Certificates, the Loan-Specific Certificates and the Uncertificated VRR Interest Owners qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans and the Trust Subordinate Companion Loan, or whether these assets otherwise would receive the same treatment as the Mortgage Loans and the Trust Subordinate Companion Loan for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans and the Trust Subordinate Companion Loan are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. In addition, Mortgage Loans or the Trust Subordinate Companion Loan that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

487

Taxation of the Regular Interests

General

Each class of Regular Interests will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the Combined VRR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans and the Trust Subordinate Companion Loan provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than any accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class C Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, the respective Classes of the Class X Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such

488

Classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans or the Trust Subordinate Companion Loan will not be deductible currently. The holder of a Class X Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or Anticipated Repayment Date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans and the Trust Subordinate Companion Loan used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class B Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans and the Trust Subordinate Companion Loan will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans and the Trust Subordinate Companion Loan that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of a Class of the Class X Certificates.

489

Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB and Class A-S Certificates will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Trust Subordinate Companion Loan, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans or the Trust

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Subordinate Companion Loan below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

The Non-Vertically Retained Percentage of prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Non-Vertically Retained Regular Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a debt instrument. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code

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Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of the Combined VRR Interest, the related Certificateholder or Uncertificated VRR Interest Owner must separately account for the sale or exchange of the related “regular interest” in the Upper-Tier REMIC and the right to receive Excess Interest.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its startup day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its startup day, (ii) made to a qualified reserve fund by a holder of a Class R Certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s or the Trust Subordinate Companion Loan REMIC’s, as applicable, acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, generally must be

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conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC would reduce amounts available for distribution to Certificateholders or Loan-Specific Certificateholders, as applicable.

The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC to tax on “net income from foreclosure property” would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC or the Trust Subordinate Companion Loan REMIC, as applicable, to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”) includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules also apply to REMICs, the holders of their residual interests and the trustees and administrators authorized to represent REMICs in IRS audits and related procedures.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the rules that applied for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under the rules that applied for taxable years before 2018.

The parties responsible for the tax administration of the Trust REMICs described in this prospectus will have the authority to utilize, and will be directed to utilize, any elections available under the new provisions (including any changes) and Treasury regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Certificateholders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification

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that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Offered Certificates, and proceeds from the sale of the Offered Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Offered Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Offered Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Offered Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial

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assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Offered Certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Offered Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Offered Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

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Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Offered Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Offered Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. No assurance can be given that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

●	certain retirement plans and other employee benefit plans or arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which such plans, accounts or arrangements are invested (collectively, “ERISA Plans”), and
●	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

●	investment prudence and diversification, and
●	compliance with the investing ERISA Plan’s governing documents.

Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, “Plans” include ERISA

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Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

●	sales, exchanges or leases of property;
●	loans or other extensions of credit; and
●	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

●	a fiduciary of a Plan, or
●	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception would need to be tested immediately after each acquisition or disposition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers, any co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

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Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,
2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and
3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

●	has discretionary authority or control over the management or disposition of the assets of that Plan, or
●	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

●	deemed to be a fiduciary with respect to the investing Plan, and
●	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

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If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

With respect to the 111 River Street Mortgage Loan (1.3%), Prospective investors should note that the California State Teachers’ Retirement System (“CalSTRS”), which is a governmental plan, as of loan origination, owns approximately 99% of the indirect interest in the preferred member, which owns 100% of the indirect preferred interests in each borrower under the Mortgage Loan. Persons who have an ongoing relationship with the CalSTRS should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

●	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;
●	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;
●	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager”;
●	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and
●	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), and substantially identical prohibited transaction exemptions to Goldman Sachs & Co. LLC, PTE 89-88 (October 17, 1989) and BMO Capital Markets Corp., PTE 2006-07 (June 2, 2006), each as amended by PTE 2013-08 (July 9, 2013) (collectively, the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

●	the servicing and operation of pools of real estate loans, such as the mortgage pool, and
●	the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

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●	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;
●	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);
●	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);
●	fourth, the following must be true—
1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,
2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and
3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and
●	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	must be recognized by the SEC as a NRSRO,
2.	must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and
3.	must have had, within the 12 months prior to the initial issuance of the securities, at least 3 “qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.
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The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;
●	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and
●	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

●	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,
●	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and
●	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;
●	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and
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●	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

●	providing services to the Plan,
●	having a specified relationship to this person, or
●	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not

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be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- (or its equivalent) by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

●	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or
●	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

●	consider your general fiduciary obligations under ERISA, and
●	consult with your legal counsel as to—
1.	the potential applicability of ERISA and Section 4975 of the Code to that investment, and
2.	the availability of any prohibited transaction exemption in connection with that investment.
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Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

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New York. Eight (8) of the Mortgaged Properties (24.3%) are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

California. Eleven (11) of the Mortgaged Properties (22.2%) are located in California.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a nonjudicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New Jersey. Five (5) of the Mortgaged Properties (10.8%) are located in New Jersey.

In New Jersey, the action is commenced by the filing of a complaint naming as defendants all parties having an interest in the real property or in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage, and when it is desired to foreclose. If a lease predates the mortgage and the lease does not provide it is subordinate to all future mortgages, or the tenant, at the time of the loan, does not enter into a subordination agreement, that lease cannot be foreclosed in the action. Leases that are subordinate to the mortgage, either because they postdate the mortgage, or have been subordinated, can be terminated by the lender by joining the tenant as a defendant in the action unless the lender has entered into a non-disturbance and attornment agreement with the tenant. Each defendant must then be served with a copy of the complaint and given in most cases no less than 35 days to respond. Delays in prosecution of the foreclosure may occasionally result from difficulties in locating necessary parties for service of the complaint. If an answer or other responsive pleading is filed raising defenses to the foreclosure the case will be deemed a contested matter and handled like any other civil action in the county where the property is located. When the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming, involving depositions, motions and perhaps a trial. After the legal issues involved in the contest are resolved, if the mortgagee prevails, the court refers

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the matter to the “Office of Foreclosure” located in the Office of Foreclosure in the office of the Superior Court Clerk in Trenton, which administers the foreclosure action if it is uncontested, or after the contest has been resolved in the lender’s favor. The Office of Foreclosure will then, upon application of the lender, process a judgment in favor of the lender containing the amounts due to the lender, and will issue a writ of execution to the sheriff of the county in which the property is located directing the sheriff to arrange for a public auction for the property to raise the amount adjudged to be owed to the lender. This can take time depending upon the workload in the Office of Foreclosure, which also handles a heavy volume of home foreclosures. The sheriff of the county where the property is located actually conducts the sale. Usually, it takes place at least 60 days after entry of judgment. However, the actual time is subject to the number of sales being processed and can take as long as six months in some counties. During that time, the sheriff must advertise the sale at least once a week for four weeks. The borrower can adjourn the sale date twice, each time for two weeks, and the court can order more extensions. (These timing details vary somewhat by county, depending upon the local sheriff’s procedures). Notice of the sheriff’s sale must be provided to all the defendants, and to the New Jersey Division of Taxation under New Jersey’s Bulk Sale Act. For ten days after the sale, the borrower can still redeem the property by paying all amounts due.

For commercial loans, New Jersey does not have a “one action rule” or “anti-deficiency legislation”. To obtain a personal judgment against a borrower or guarantor, when the loan is recourse to the borrower, or a guarantor, the lender must commence a separate action in Law Division of the Superior Court on the Note and/or any guaranty. This action can be commenced at any time and is not required to await completion of the foreclosure. However, that court will usually wait until the foreclosure has been completed to calculate the defendant’s liability, giving credit for the amounts raised at the sheriff’s sale, and in no event less than the fair market value of the property based on evidence presented as to the value of the real property in the Law Division action. The purchaser at such sale acquires the estate or interest in real property covered by the mortgage. Like the general rule, if the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser at foreclosure will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained in the lease. New Jersey law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender, and the commission due the sheriff. At the sheriff’s sale, an auction takes place and the lender is entitled to bid against any members of the public in attendance. The lender, however, is not required to put up any money unless and until the bids exceed the amounts due to the lender under the foreclosure judgment.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

●	the terms of the mortgage,
●	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,
●	the knowledge of the parties to the mortgage, and
●	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

●	a mortgagor, who is the owner of the encumbered interest in the real property, and
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●	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

●	the trustor, who is the equivalent of a mortgagor,
●	the trustee to whom the real property is conveyed, and
●	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

●	the express provisions of the related instrument,
●	the law of the state in which the real property is located,
●	various federal laws, and
●	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the

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purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

●	without a hearing or the lender’s consent, or
●	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations

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under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

●	judicial foreclosure, involving court proceedings, and
●	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

●	all parties having a subordinate interest of record in the real property, and
●	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

●	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;
●	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;
●	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
●	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—
1.	a failure to adequately maintain the mortgaged property, or
2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

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●	upheld the reasonableness of the notice provisions, or
●	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

●	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and
●	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

●	record a notice of default and notice of sale, and
●	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

●	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and
●	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which

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event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are—

●	to enable the lender to realize upon its security, and
●	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

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One Action and Security First Rules

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation

Some or all of the Mortgage Loans underlying the Offered Certificates are non-recourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

Leasehold Considerations

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

●	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,
●	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and
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●	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the landowner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the landowner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the landowner/ground lessor.

Cooperative Shares

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Bankruptcy Issues

Automatic Stay

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

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Modification of Lender’s Rights

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

●	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
●	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
●	extend or shorten the term to maturity of the loan;
●	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or
●	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

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Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post-petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

●	past due rent,
●	accelerated rent,
●	damages, or
●	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

●	assume the lease and either retain it or assign it to a third party, or
●	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an

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unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

●	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus
●	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable

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to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc., 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally

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viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to

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become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that

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is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal

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balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

●	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or
●	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”) which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

●	impose liability for releases of or exposure to asbestos-containing materials, and
●	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

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In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

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Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

●	first, to the payment of court costs and fees in connection with the foreclosure;
●	second, to real estate taxes;
●	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and
●	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

●	the borrower may have difficulty servicing and repaying multiple loans;
●	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;
●	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;
●	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
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●	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Offered Certificates, and would not be covered by advances or any form of credit support provided in connection with the Offered Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related Mortgaged Property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by Certificateholders.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under

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procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

●	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or
●	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the mortgage pool, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the mortgage pool is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent any assessment of or constitute a statement regarding—

●	whether the price paid for those certificates is fair;
●	whether those certificates are a suitable investment for any particular investor;
●	the tax attributes of those certificates or of the trust;
●	the yield to maturity or, if they have principal balances, the average life of those certificates;
●	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying mortgage loans;
●	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
●	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;
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●	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
●	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans;
●	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or
●	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

In addition, a securities rating on mortgage pass-through certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-4, Class A-5 and/or Class A-SB Certificates. The securities ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be

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deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

Plan of Distribution (Underwriter Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”) among the Depositor and the underwriters, the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below.

Class	Citigroup Global Markets Inc.	Goldman Sachs & Co. LLC	BMO Capital Markets Corp.	Academy Securities, Inc.	Siebert Williams Shank & Co., LLC
Class A-1	$2,415,177	$909,585	$636,238	$0	$0
Class A-2	$56,928,911	$21,440,121	$14,996,968	$0	$0
Class A-4	$70,120,009	$26,408,049	$18,471,942	$0	$0
Class A-5	$123,690,478	$46,583,338	$32,584,184	$0	$0
Class A-SB	$3,623,071	$1,364,492	$954,437	$0	$0
Class X-A	$256,777,647	$96,705,585	$67,643,768	$0	$0
Class A-S	$25,677,338	$9,670,398	$6,764,264	$0	$0
Class B	$18,800,090	$7,080,342	$4,952,568	$0	$0
Class C	$18,340,956.00	$6,907,427	$4,831,617	$0	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $4,416,707.

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately 103.4637% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2022, before deducting expenses payable by the Depositor. The underwriters may effect the

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transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. In addition, the ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing and selling of, or issuing quotations with respect to, asset backed securities generally (including, without limitation, the application of Rule 15c2-11 under the Exchange Act to the publication or submission of quotations, directly or indirectly, in any quotation medium by a broker or dealer for securities such as the Offered Certificates). No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. See “Risk Factors—Other Risks Relating to the Certificates—The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of (i) the Depositor and (ii) CREFI (the Retaining Sponsor, an originator, and an initial Risk Retention Consultation Party). Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of GSMC (a Sponsor and an initial Risk Retention Consultation Party) and Goldman Sachs Bank USA (an originator and a Retaining Party). BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, which is a sponsor, an originator and a mortgage loan seller. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus. CREFI, GS Bank and BMO (or affiliates thereof) each hold one or more Companion Loans or interests therein. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Whole Loans and Mezzanine Loan Arrangements” and “Description of the Mortgage Pool—The Whole Loans”.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of (i) Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, (ii) Goldman Sachs & Co. LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and, (iii) BMO Capital Markets Corp., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CREFI Mortgage Loans, (ii) the payment by the Depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a Sponsor, of the purchase price for the GSMC Mortgage Loans, and (iii) the payment by the Depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a Sponsor, of the purchase price for the BMO Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, each of Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, and BMO Capital Markets Corp. has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may

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not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Relating to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the Depositor with respect to the Issuing Entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than annual reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any current report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of this prospectus, as exhibits to Form ABS-EE by or on behalf of the Depositor with respect to the Issuing Entity will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 388 Greenwich Street, 6th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-262701) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and reports on Forms ABS-15G and Forms ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of this prospectus and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.

531

Index of Certain Defined Terms

111 River Street A Notes	240
111 River Street Borrower Party	243
111 River Street Control Appraisal Period	243
111 River Street Controlling Noteholder	242
111 River Street Lead Securitization Note	240
111 River Street Lead Securitization Noteholder	242
111 River Street Major Decision	245
111 River Street Mortgage Loan	240
111 River Street Non-Controlling Note	244
111 River Street Non-Controlling Noteholder	244
111 River Street Non-Lead Note	245
111 River Street Non-Lead Securitization Subordinate Class Representative	244
111 River Street Note A Holder	240
111 River Street Note A Holders	240
111 River Street Note A Percentage Interest	242
111 River Street Note A Rate	242
111 River Street Note A-1	240
111 River Street Note A-1 Holder	242
111 River Street Note A-2	240
111 River Street Note A-3	240
111 River Street Note A-4	240
111 River Street Note A-5	240
111 River Street Note B	240
111 River Street Note B Holder	240, 242
111 River Street Note B Percentage Interest	242
111 River Street Note B Rate	242
111 River Street Notes	240
111 River Street Pari Passu Companion Loans	240
111 River Street Restricted Holder	243
111 River Street Senior Notes	240
111 River Street Subordinate Companion Loan	240
111 River Street Subordinate Companion Loan Holder	240
111 River Street Triggering Event of Default	242
111 River Street Whole Loan	240
111 River Street Workout	241
17g-5 Information Provider	351
1986 Act	487
2 Riverfront Issuer	211
2 Riverfront PILOT Agreement	211
2015 Budget Act	494
30/360 Basis	331
360 Rosemary A Notes	246
360 Rosemary Borrower Party	250
360 Rosemary Co-Lender Agreement	246
360 Rosemary Control Appraisal Period	249
360 Rosemary Controlling Noteholder	248

360 Rosemary Defaulted Note Purchase Date	252
360 Rosemary Lead Securitization Note Holder	248
360 Rosemary Major Decision	251
360 Rosemary Mortgage Loan	245
360 Rosemary Non-Controlling Note Holder	250
360 Rosemary Non-Lead Note	251
360 Rosemary Non-Lead Securitization Subordinate Class Representative	250
360 Rosemary Note A Holder	246
360 Rosemary Note A Holders	246
360 Rosemary Note A Percentage Interest	248
360 Rosemary Note A Rate	248
360 Rosemary Note A-1 Holder	248
360 Rosemary Note B	246
360 Rosemary Note B Control Appraisal Period	249
360 Rosemary Note B Holder	246
360 Rosemary Note B Percentage Interest	248
360 Rosemary Note B Rate	248
360 Rosemary Note B Subordinate Companion Loan	246
360 Rosemary Note B Subordinate Companion Loan Holder	246
360 Rosemary Note C	246
360 Rosemary Note C Control Appraisal Period	250
360 Rosemary Note C Holder	246
360 Rosemary Note C Percentage Interest	248
360 Rosemary Note C Rate	248
360 Rosemary Note C Subordinate Companion Loan	246
360 Rosemary Note C Subordinate Companion Loan Holder	246, 248
360 Rosemary Noteholder	250
360 Rosemary Noteholders	246
360 Rosemary Notes	245
360 Rosemary Pari Passu Companion Loans	245
360 Rosemary Purchase Notice	252
360 Rosemary Senior Notes	246
360 Rosemary Triggering Event of Default	248
360 Rosemary Whole Loan	246
360 Rosemary Workout	247
AB Modified Loan	410
AB Whole Loan	171
Accelerated Mezzanine Loan	440
Acceptable Insurance Default	374
Acquiring Borrower	189
Actual/360 Basis	213
Administrative Fee Rate	256, 396
ADR	174
Advance Rate	380
Advances	379

532

Affirmative Asset Review Vote	454
Aggregate Available Funds	325
Aggregate Principal Distribution Amount	332
Allocated Cut-off Date Loan Amount	174
Ancillary Fees	390
Annual Debt Service	175
Anticipated Repayment Date	213
AOCs	195
Applicable Certificates	423
Applied Realized Loss Amount	317
Appraisal Reduction Amount	408
Appraisal Reduction Event	406
Appraised Value	175
Appraised-Out Class	411
Appraiser	409
Approved Exchange	18
Approximate Initial Credit Support	3
ARD	175
ARD Loan	213
Assessment of Compliance	412
Asset Representations Reviewer	310
Asset Representations Reviewer Asset Review Fee	396
Asset Representations Reviewer Ongoing Fee	396
Asset Representations Reviewer Ongoing Fee Rate	396
Asset Representations Reviewer Termination Event	458
Asset Representations Reviewer Upfront Fee	396
Asset Review	455
Asset Review Notice	454
Asset Review Quorum	454
Asset Review Report	456
Asset Review Report Summary	457
Asset Review Standard	455
Asset Review Trigger	453
Asset Review Vote Election	454
Assumed Final Distribution Date	338
Assumption Fees	391
Attestation Report	412
Available Funds	324
Balloon Balance	175
Balloon Mortgage Loans	213
Bank Act	283
Bankruptcy Code	165
Base Interest Fraction	337
BCBS	168
BMO	172, 283
BMO 2022-C1	240
BMO 2022-C1 PSA	240
BMO Bell Works Note	172
BMO Data File	285
BMO Financial	283
BMO Harris	284
BMO Mortgage Loans	172, 283
BMO Securitization Database	284
BMO Yorkshire & Lexington Towers Note	172

Borrower Delayed Reimbursements	390
Borrower Party	440
B-Piece Buyer	143
CalSTRS	500
CBE	481
CDI 202.01	169
CDOs	298
CDTC	293
CEAs	195
certain legal aspects of the mortgage loans	505
certain state, local and other tax considerations	497
Certificate Administrator	293
Certificate Balance	315, 323
Certificate Owner	345
Certificateholder	345
Certificateholder Quorum	259, 421
Certificateholder Repurchase Request	460
Certificates	322, 323
Certifying Certificateholder	355
CGMRC	261
C-III	299
City	211
Class	322
Class A-SB Scheduled Principal Balance	327
Class VRR Certificates	323
Class X Certificates	3, 322
Class X Strip Rate	330
Clearstream	351
Clearstream Participants	353
CLOs	298
Closing Date	173, 322
CMBS	165, 295
Code	485
Co-Lender Agreement	228
Collateral Deficiency Amount	410
Collection Account	383
Collection Period	326
Combined VRR Available Funds	316
Combined VRR Interest	4, 314, 315, 323
Combined VRR Interest Balance	316
Combined VRR Interest Owner	315
Combined VRR Interest Owners	315
Communication Request	355
Companion Loan	171
Companion Loan Holder	367
Companion Loan Rating Agency	418
Companion Note	225
Compensating Interest Payment	339
Computershare	293
Computershare Limited	293
Computershare Trust Company	293
Consent Fees	389
Consultation Election Notice	462
Consultation Requesting Certificateholder	462
Consultation Termination Event	440
Consulting Party	443
Control Appraisal Period	259
Control Eligible Certificates	439

533

Control Shift Note	228
Control Termination Event	439
Controlling Class	439
Controlling Class Certificateholder	439
Controlling Class Representative	438
Controlling Note	226
Controlling Note Holder	226
Controlling Pari Passu Companion Loan	369
Controlling Pari Passu Companion Loan Securitization Date	369
Corrected Loan	374
Corresponding Principal Balance Certificates	3, 324
COVID-19	69
CPR	477
Credit Risk Retention	314
Credit Risk Retention Rules	314
CREFC®	342
CREFC® Intellectual Property Royalty License Fee	396
CREFC® Intellectual Property Royalty License Fee Rate	396
CREFC® Reports	342
CREFI	172, 261
CREFI Bell Works Note	172
CREFI Data File	262
CREFI Mortgage Loans	172
CREFI Securitization Database	262
CREFI VRR Interest Portion	314
CREFI Yorkshire & Lexington Towers Note	172
Crossed Group	175
Cross-Over Date	329
CRR	166
CTS	293
Cumulative Appraisal Reduction Amount	410
Cure/Contest Period	456
Custodian	293, 435
Cut-off Date	171
Cut-off Date Balance	171
Cut-off Date DSCR	176
Cut-off Date Loan-to-Value Ratio	175
Cut-off Date LTV Ratio	175
DBRS Morningstar	295, 304, 417
Debt Service Coverage Ratio	176
Debt Yield on Underwritten NCF	176
Debt Yield on Underwritten Net Cash Flow	176
Debt Yield on Underwritten Net Operating Income	176
Debt Yield on Underwritten NOI	176
Defaulted Mortgage Loan	393
Defeasance Deposit	217
Defeasance Loans	217
Defeasance Lock Out Period	217
Defeasance Option	217
Defective Mortgage Loan	365
Definitive Certificate	351
Delegated Directive	16
Delinquent Loan	453
Depositaries	352

Depositor	173, 290
Description of the Certificates	322
description of the mortgage pool	171
Determination Date	324
DHCR	96, 184
Diligence File	359
Directing Holder	438
Disclosable Special Servicer Fees	394
Dispute Resolution Consultation	462
Dispute Resolution Cut-off Date	462
Dispute Resolution Requesting Holder	462
Distribution Account	383
Distribution Date	324
Distributor	14
DN	195
Document Defect	359
Dodd-Frank Act	168
DSCR	176
DTC	351
DTC Participants	352
DTC Rules	353
Due Date	212, 326
Due Diligence Questionnaire	263, 285
Due Period	326
EDGAR	531
EEA	15
EHRI Trust Subordinate Companion Loan Securitization	257
Eligible Asset Representations Reviewer	457
Eligible Operating Advisor	451
Enforcing Party	462
Enforcing Servicer	461
Environmental Condition	521
ERISA	497
erisa considerations	497
ERISA Plans	497
ESA	193
EU	166
EU Due Diligence Requirements	166
EU Institutional Investor	166
EU PRIIPS Regulation	15
EU Prospectus Regulation	15
EU Retail Investor	15
EU Securitization Regulation	16, 166
Euroclear	351
Euroclear Operator	353
Euroclear Participants	353
EUWA	13, 166
Excess Interest	129, 213
Excess Interest Distribution Account	384
Excess Liquidation Proceeds	385
Excess Liquidation Proceeds Reserve Account	384
Excess Modification Fees	389
Excess Penalty Charges	390
Excess Prepayment Interest Shortfall	339
Exchange Act	253
Excluded Controlling Class Holder	348
Excluded Controlling Class Mortgage Loan	440

534

Excluded Information	349
Excluded Mortgage Loan	440
Excluded Mortgage Loan Special Servicer	421
Excluded RRCP Mortgage Loan	320
Excluded Special Servicer	138
Excluded Special Servicer Information	349
Excluded Special Servicer Mortgage Loan	421
Exemption Rating Agency	501
FATCA	495
FDIC	159
FETL	18
FIEL	18
Final Asset Status Report	445
Final Dispute Resolution Election Notice	462
Financial Information	531
Financial Promotion Order	14
Fitch	304, 417
Form 8-K	253
FPO Persons	14
FSCMA	18
FSMA	13, 167
Funds	301
Future Outside Servicing Agreement	369
Goldman Originator	271
Grantor Trust	485
Greystone	298
Greystone Select	298
GS	314
GS Bank	269
GSA	201, 203, 205
GSMC	172, 269
GSMC Data Tape	270
GSMC Deal Team	270
GSMC Mortgage Loans	172, 269
Hard Lockbox	177
HSTP Act	96
HTC	211
HTC Investor	208, 211, 224
HTC Recapture Period Expiration Date	208
HTCs	208, 224
Impermissible Risk Retention Affiliate	257
Impermissible TPP Affiliate	257
incorporation of certain information by reference	531
index of certain defined terms	532
Indirect Participants	352
Initial Pool Balance	171
Initial Rate	213
Initial Requesting Certificateholder	460
In-Place Cash Management	177
Institutional Investor	18
Interest Accrual Amount	331
Interest Accrual Period	332
Interest Distribution Amount	331
Interest Only Mortgage Loans	213
Interest Reserve Account	384
Interest Shortfall	331
Interested Person	433
Interest-Only Certificates	322

Investment Company Act	1
Investor Certification	344
IRS	486
Issuing Entity	171
Japanese Retention Requirement	19
JFSA	19
Joint-Seller Mortgage Loan	357
JRR Rule	19
JV Agreements	225
KBRA	417
KeyBank	303
Largest Tenant	177
Largest Tenant Lease Expiration	177
legal investment	505
legal matters	531
Lender Liability Act	522
Lennar	301
Liquidation Fee	392
Liquidation Fee Rate	393
Liquidation Proceeds	393
LNR Partners	306
Loan Per Unit	177
Loan-Specific Certificate Owner	256
Loan-Specific Certificateholder	256
Loan-specific Certificates	4
Loan-Specific Certificates	254, 323
Loan-Specific Control Eligible Certificates	259
Loan-Specific Controlling Class	259
Loan-Specific Controlling Class Certificateholder	259
Loan-Specific Controlling Class Representative	259
Loan-Specific Principal Balance Certificates	254, 323
Loan-Specific Retaining Third Party Purchaser	257
Loss of Value Payment	363
Loss of Value Reserve Fund	385
Lower-Tier Regular Interests	485
Lower-Tier REMIC	485
Lower-Tier REMIC Distribution Account	383
LTV Ratio at Maturity/ARD	177
LUST	194
MAI	407
Major Decision	435
Major Decision Reporting Package	437
Managing Member of the Master Lessee	208
MAS	17
Master Lease	208
Master Lessee	208, 211
Master Servicer	295
Master Servicer Remittance Date	378
Material Breach	362
Material Defect	362
Material Document Defect	359
material federal income tax consequences	485
Maturity Date/ARD Loan-to-Value Ratio	177
Maturity Date/ARD LTV Ratio	177
Midland	295
MIFID II	15

535

MOA	315
Modeling Assumptions	477
Modification Fees	390
Monthly Payment	326
Moody’s	304, 417
Mortgage	171
Mortgage File	357
Mortgage Loan Purchase Agreement	357
Mortgage Loan Schedule	371
Mortgage Loan Sellers	172
Mortgage Loans	171
Mortgage Note	171
Mortgage Pool	171
Mortgage Rate	331
Mortgaged Property	171
Most Recent NOI	178
Net Cash Flow	179
Net Mortgage Pass-Through Rate	331
Net Mortgage Rate	331
New Premises	203
NFIP	113
NI 33-105	19
Non-Controlling Note	226
Non-Controlling Note Holders	226
Non-Offered Certificates	322
Nonrecoverable Advance	380
Non-Reduced Certificates	345
Non-Reduced Loan-Specific Certificates	346
Non-U.S. Tax Person	495
Non-Vertically Retained Available Funds	326
Non-Vertically Retained Certificates	323
Non-Vertically Retained Percentage	316
non-vertically retained principal balance certificates	3
Non-Vertically Retained Principal Balance Certificates	323
Non-Vertically Retained Regular Certificates	323
Notional Amount	323
NRSRO	344, 505
NRSRO Certification	346
Occupancy	178
Occupancy Date	178
Offered Certificates	322
OID Regulations	488
OLA	159
Operating Advisor	310
Operating Advisor Annual Report	448
Operating Advisor Consultation Trigger Event	259, 445
Operating Advisor Consulting Fee	395
Operating Advisor Fee	395
Operating Advisor Fee Rate	395
Operating Advisor Standard	445
Operating Advisor Termination Event	449
Original Balance	178
Other Crossed Loans	365
Outside Certificate Administrator	369
Outside Controlling Class Representative	369

Outside Controlling Note Holder	368, 438
Outside Custodian	369
Outside Depositor	369
Outside Operating Advisor	369
Outside Securitization	369
Outside Serviced Companion Loan	368
Outside Serviced Mortgage Loan	369
Outside Serviced Pari Passu Companion Loan	368
Outside Serviced Pari Passu Whole Loan	368
Outside Serviced Pari Passu-AB Whole Loan	368
Outside Serviced Subordinate Companion Loan	369
Outside Serviced Whole Loan	368
Outside Servicer	369
Outside Servicer Fee Rate	402
Outside Servicing Agreement	369
Outside Special Servicer	369
Outside Trustee	369
P&I Advance	378
PACE	128
Pads	180
Panasonic	211
Pari Passu Companion Loan	171
Pari Passu Indemnified Items	416
Pari Passu Indemnified Parties	416
Pari Passu Whole Loan	171
Pari Passu-AB Whole Loan	171
Park Bridge Financial	310
Park Bridge Lender Services	310
Participants	351
Party in Interest	497
Pass-Through Rate	330
Payment Accommodation	407
Payment Accommodation Fee Cap	391
PCO	210
PCR	268, 276, 289
Penalty Charges	390
Percentage Allocation Entitlement	316
Percentage Interest	324
Permitted Investments	324
Permitted Special Servicer/Affiliate Fees	395
PFOA	195
PFOAS	195
PILOT	132, 211
PIPs	110, 197
Plan Asset Regulations	498
Plan of Distribution (Underwriter Conflicts of Interest)	529
PML	276
PNC Bank	297
Pooled Voting Rights	354
Pooling and Servicing Agreement	367
Pooling and Servicing Agreement Party Repurchase Request	460
Port Authority	211
PRC	17
Preferred Equity Holder	225

536

Preliminary Asset Review Report	456
Preliminary Dispute Resolution Election Notice	462
Prepayment Assumption	489
Prepayment Interest Excess	338
Prepayment Interest Shortfall	338
Prepayment Penalty Description	178
Prepayment Provision	178
Prime Rate	380
Principal Balance Certificates	4, 322
Principal Distribution Amount	332
Principal Shortfall	333
Privileged Information	446
Privileged Information Exception	446
Privileged Person	344
Professional Investors	17
Prohibited Prepayment	339
Promotion of Collective Investment Schemes Exemptions Order	14
Property Advances	379
Proposed Course of Action Notice	461
Prospectus	17
PTE	500
Put Option	224
Qualified Investor	15
Qualified Mortgage	359
Qualified Substitute Mortgage Loan	364
Qualifying CRE Loan Percentage	315
RAO	195
Rated Final Distribution Date	338
Rating Agencies	527
Rating Agency	527
Rating Agency Confirmation	466
Rating Agency Declination	466
Ratings	527
RCA	300
RCM	301
RCRA	522
Realized Loss	255, 317, 340
REC	193
Record Date	324
Registration Statement	531
Regular Certificates	322
Regular Interestholder	488
Regular Interests	485
Regulation AB	413
Regulation RR	314
Related Group	178
Release Date	217
Relevant Persons	14
REMIC	485
REMIC LTV Test	164
REMIC Regulations	485
REO Account	385
REO Companion Loan	333
REO Loan	333
REO Mortgage Loan	333
REO Property	322
Repurchase Price	362
Repurchase Request	460
Requesting Certificateholder	462
Requesting Holders	411
Requesting Investor	355
Requesting Party	464
Required Credit Risk Retention Percentage	315
Requirements	526
Residual Certificates	323
Resolution Failure	461
Resolved	461
Restricted Group	501
Restricted Party	446
Retaining Parties	315
Retaining Sponsor	314
Review Materials	454
Revised Rate	213
RevPAR	178
risk factors	69
Risk Retention Affiliate	257
Risk Retention Affiliated	257
Risk Retention Consultation Parties	320
Rooms	180
Rule 17g-5	346, 428
S&P	295, 304
Scheduled Principal Distribution Amount	332
SEC	253
Securities Act	413
Securitization Accounts	322
Securitization Regulations	167
SEL	276
Senior Certificates	322
Serviced AB Whole Loan	367
Serviced Companion Loan	367
Serviced Companion Loan Holder	367
Serviced Companion Loan Securities	138, 418
Serviced Loans	368
Serviced Mortgage Loans	367
Serviced Outside Controlled Companion Loan	368
Serviced Outside Controlled Mortgage Loan	368
Serviced Outside Controlled Whole Loan	368
Serviced Pari Passu AB Whole Loan	367
Serviced Pari Passu Companion Loan	367
Serviced Pari Passu Companion Loan Holder	367
Serviced Pari Passu Whole Loan	367
Serviced Subordinate Companion Loan	367
Serviced Subordinate Companion Loan Holder	367
Serviced Whole Loan	367
Servicer Termination Events	416
Servicing Fee	388
Servicing Fee Rate	388
Servicing Function Participant	413
Servicing Shift Companion Loan	369
Servicing Shift Mortgage Loan	369
Servicing Shift Whole Loan	369
Servicing Standard	372

537

Servicing Transfer Event	373
SFA	17
SFO	17
Similar Law	503
SMC	172, 277, 309
SMC Data Tape	278
SMC Mortgage Loans	172, 277
SMC Yorkshire & Lexington Towers Note	172
SMMEA	505
Soft Lockbox	178
Soft Springing Lockbox	179
Special Servicer Decision	376
Special Servicing Fee	391
Special Servicing Fee Rate	391
Specially Serviced Loan	373
Split Mortgage Loan	171
Sponsors	173, 261
Springing Cash Management	179
Springing Lockbox	179
SR Due Diligence Requirements	167
SR Institutional Investors	167
Startup Day	486
Starwood	277
Starwood Review Team	278
Stated Principal Balance	333
static pool data	119
Stone Point	301
Structured Product	17
STWD	306
Subject 2021 Wells Fargo CTS CMBS Annual Statement of Compliance	294
Subject Loans	396, 400
Subordinate Certificates	322
Subordinate Companion Loan	171
Sub-Servicing Agreement	378
Summary of risk factors	67
TCO	210
Termination Purchase Amount	467
Terms and Conditions	354
Tests	455
The 111 River Street Co-Lender Agreement	240
The mortgage loan purchase agreements	357
the pooling and servicing agreement	367
Third Party Report	174
TIA	169
Title V	525
Township	225
Trailing 12 NOI	178
Transaction parties	261
TRIPRA	115
Trust REMICs	485
Trust Subordinate Companion Loan	171
Trust Subordinate Companion Loan Available Funds	254
Trust Subordinate Companion Loan Regular Interests	485
Trust Subordinate Companion Loan REMIC	485

Trust Subordinate Companion Loan REMIC Distribution Account	383
Trust Subordinate Companion Whole Loan	171
Trustee	292
Trustee/Certificate Administrator Fee	395
Trustee/Certificate Administrator Fee Rate	395
U.S. Tax Person	495
UK	13, 166
UK Due Diligence Requirements	167
UK Institutional Investor	167
UK MIFIR Product Governance Rules	14
UK PRIIPS Regulation	13
UK Prospectus Regulation	13
UK Qualified Investor	13
UK Retail Investor	13
UK Securitization Regulation	16, 166
Uncertificated VRR Interest	323
Uncertificated VRR Interest Balance	315
Uncertificated VRR Interest Owner	314
Underwriter Entities	136
Underwriter Exemption	500
Underwriting Agreement	529
Underwritten EGI	180
Underwritten Expenses	179
Underwritten NCF	179
Underwritten NCF DSCR	176
Underwritten Net Cash Flow	179
Underwritten Net Operating Income	179
Underwritten NOI	179
Underwritten Revenues	180
Units	180
Unscheduled Principal Distribution Amount	333
Unsolicited Information	455
Updated Appraisal	429
Upper Unit	192, 220
Upper-Tier REMIC	485
Upper-Tier REMIC Distribution Account	383
USE OF PROCEEDS	473
UST	194
UW NCF DSCR	176
Vertical Risk Retention Allocation Percentage	318
Vertically Retained Percentage	316
Volcker Rule	168
Voting Rights	354
VRR Interest Distribution Amount	318
VRR Principal Distribution Amount	318
VRR Realized Loss Interest Distribution Amount	318
VRR REMIC Regular Interest	485
WAC Rate	330
Weighted Average Mortgage Rate	180
Wells Fargo	293
Wells Fargo Bank	293
WFDTC	293
where you can find more information	531
Whole Loan	171
Whole Loan Custodial Account	383
Withheld Amounts	384

538

Workout Fee	391
Workout Fee Rate	392
Workout-Delayed Reimbursement Amount	382
WTNA	292
yield, prepayment and maturity considerations	473
YM Group A	336
YM Group A-S	336
YM Group B	337
YM Group C	337
YM Group DE	337
YM Groups	337
Yorkshire & Lexington Towers A Notes	234
Yorkshire & Lexington Towers B Note	234
Yorkshire & Lexington Towers Borrower Party	237
Yorkshire & Lexington Towers Co-Lender Agreement	234
Yorkshire & Lexington Towers Consultation Termination Event	259
Yorkshire & Lexington Towers Control Appraisal Period	237
Yorkshire & Lexington Towers Control Termination Event	258
Yorkshire & Lexington Towers Controlling Note	237
Yorkshire & Lexington Towers Controlling Noteholder	237
Yorkshire & Lexington Towers Lead Securitization Note	236, 238
Yorkshire & Lexington Towers Loan-Specific Certificates	254
Yorkshire & Lexington Towers Loan-Specific Principal Balance Certificates	254
Yorkshire & Lexington Towers Major Decision	239
Yorkshire & Lexington Towers Mortgage Loan	234
Yorkshire & Lexington Towers Non-Controlling Note	239
Yorkshire & Lexington Towers Non-Controlling Noteholder	238

Yorkshire & Lexington Towers Non-Lead Note	239
Yorkshire & Lexington Towers Non-Lead Securitization Subordinate Class Representative	239
Yorkshire & Lexington Towers Note A Holder	234
Yorkshire & Lexington Towers Note A Holders	234
Yorkshire & Lexington Towers Note A Percentage Interest	236
Yorkshire & Lexington Towers Note A Rate	236
Yorkshire & Lexington Towers Note A-4 Holder	236
Yorkshire & Lexington Towers Note B Holder	234
Yorkshire & Lexington Towers Note B Percentage Interest	236
Yorkshire & Lexington Towers Note B Rate	236
Yorkshire & Lexington Towers Note B-1 Holder	236
Yorkshire & Lexington Towers Note B-2 Holder	236
Yorkshire & Lexington Towers Notes	234
Yorkshire & Lexington Towers Pari Passu Companion Loan Holders	234
Yorkshire & Lexington Towers Pari Passu Companion Loans	234
Yorkshire & Lexington Towers Restricted Holder	238
Yorkshire & Lexington Towers Senior Notes	234
Yorkshire & Lexington Towers Triggering Event of Default	236
Yorkshire & Lexington Towers Trust Subordinate Companion Loan	234
Yorkshire & Lexington Towers Trust Subordinate Companion Loan Holder	234
Yorkshire & Lexington Towers Whole Loan	234
Yorkshire & Lexington Towers Workout	235

539

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%		BMO, SMC, CREFI	BMO, SMC, CREFI	NAP	NAP	Various	New York
1.01	Property		1	Yorkshire Towers	8.2%	86.1%					305 East 86th Street	New York
1.02	Property		1	Lexington Towers	1.3%	13.9%					160 East 88th Street	New York
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	100.0%	GSBI	GSMC	NAP	NAP	2757 Shell Beach Road	Pismo Beach
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	100.0%	CREFI, WFBNA, JPMCB	CREFI	NAP	NAP	79 Fifth Avenue	New York
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%		CREFI	CREFI	NAP	NAP	Various	Various
4.01	Property		1	80 Monroe Avenue	3.5%	52.3%					80 Monroe Avenue	Memphis
4.02	Property		1	2400 Herodian Way	1.9%	27.9%					2400 Herodian Way	Smyrna
4.03	Property		1	5720 LBJ Freeway	1.3%	19.8%					5720 LBJ Freeway	Dallas
5	Loan		1	Brighton Towne Square	6.3%	100.0%	SMC	SMC	NAP	NAP	7927 Nemco Way	Brighton
6	Loan	8, 26	1	2550 M Street	6.3%	100.0%	CREFI	CREFI	NAP	NAP	2550 M Street Northwest	Washington
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	100.0%	CREFI, BMO, BCREI	CREFI, BMO	NAP	NAP	101 Crawfords Corner Road	Holmdel
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	100.0%	GSBI	GSMC	NAP	NAP	222 North Vineyard Avenue	Ontario
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	100.0%	GSBI	GSMC	NAP	NAP	624 South Grand Avenue	Los Angeles
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%		CREFI, BCREI	CREFI	NAP	NAP	Various	Various
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	9.6%					15047 Airline Highway	Prairieville
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	9.3%					640 East Main Street	Sun Prairie
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	8.8%					1810 Harlem Road	Loves Park
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	8.6%					224 West Main Street	Thibodaux
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	8.3%					6411 West Park Avenue	Houma
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	5.8%					2934 Point Mallard Parkway Southeast	Decatur
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	5.0%					300 Holmes Avenue	Clarendon Hills
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	4.7%					1201 Parkview Drive	New Iberia
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	4.3%					2310 South Union Street	Opelousas
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	4.2%					2500 Archbishop Philip M. Hannan Boulevard	Meraux
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	3.6%					1498 Opelika Road	Auburn
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	2.5%					230 West Pike Street	Clarksburg
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	2.0%					1155 Fuller Avenue Northeast	Grand Rapids
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	1.8%					416 Commerce Drive	Madison
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	1.7%					26 North Avenue	Northlake
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	1.6%					1351 North Jackson Street	Tullahoma
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	1.5%					9600 East Ogden Avenue	La Grange
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	1.4%					1100 West Devon Avenue	Elk Grove Village
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	1.3%					702 East 5th Street	Marysville
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	1.3%					3200 Bold Forbes Way	Owensboro
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	1.3%					1977 West Galena Boulevard	Aurora
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	1.2%					901 Ogden Avenue	Downers Grove
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	1.1%					1841 Bailey Road	Cuyahoga Falls
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	1.1%					1079 Sabattus Street	Lewiston
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	1.0%					8500 West Dempster Street	Niles
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	1.0%					1507 Rand Road	Des Plaines
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	0.9%					10521 West University Boulevard	Odessa
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	0.9%					2000 Main Street	Weber City
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	0.8%					4405 East Highway 199	Springtown
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	0.8%					702 West Marketview Drive	Champaign
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	0.7%					514 North Saginaw Street	Holly
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	0.7%					1620 Sheffield Avenue	Dyer
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	0.7%					9604 University Avenue	Lubbock
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	0.6%					1620 Marsh Road	Wilmington
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%		GSBI	GSMC	Group 1	NAP	Various	Various
11.01	Property		1	White Horse Commons	0.7%	22.2%					6134 White Horse Road	Greenville
11.02	Property		1	Hillview Plaza	0.7%	22.2%					14019 & 14041 East Wade Hampton Boulevard	Greer
11.03	Property		1	Tidewater Plaza	0.7%	19.8%					1671 North Howe Street	Southport
11.04	Property		1	Boiling Springs Centre	0.6%	18.9%					4010 Highway 9	Boiling Springs
11.05	Property		1	Garber's Crossing	0.6%	16.9%					2200 John Wayland Highway	Harrisonburg
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%		GSBI	GSMC	Group 1	NAP	Various	Various
12.01	Property		1	Creekside Plaza	1.1%	33.4%					707-715 & 725-739 East Dixon Boulevard	Shelby
12.02	Property		1	Southside Commons	0.8%	24.8%					2014 South Irby Street	Florence
12.03	Property		1	Southtowne Commons	0.7%	20.9%					411 North Fruitland Boulevard	Salisbury
12.04	Property		1	Piedmont Plaza	0.7%	20.9%					165 Walton Drive	Gaffney
13	Loan		1	League City Storage	3.0%	100.0%	SMC	SMC	NAP	NAP	3000 FM 646 East	League City
14	Loan		1	501 W 24th Street	2.5%	100.0%	BMO	BMO	NAP	NAP	501 West 24th Street	New York
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%		SMC	SMC	NAP	NAP	Various	Various
15.01	Property		1	Airport Road Self Storage	0.8%	36.7%					1604 Airport Road	Rio Vista
15.02	Property		1	Morada Self Storage	0.4%	19.5%					10200 North State Route 99 East Frontage Road	Stockton
15.03	Property		1	Highway 88 Self Storage	0.3%	13.1%					12941 Blossom Court	Lockeford
15.04	Property		1	Beckman Road Industrial	0.3%	12.8%					850 Thurman Street a/k/a 500 South Beckman Road	Lodi
15.05	Property		1	Highway 99 Self Storage	0.2%	10.8%					935 Simmerhorn Road	Galt
15.06	Property		1	Eight Mile Road Self Storage	0.2%	7.2%					10910 North Highway 99	Lodi
16	Loan		1	Enterprise Mills	2.1%	100.0%	BMO	BMO	NAP	NAP	1450 Greene Street	Augusta
17	Loan		2	Roselle & Color Plaza	2.1%		CREFI	CREFI	NAP	NAP	Various	Various
17.01	Property		1	Color Plaza	1.1%	54.0%					1000 South Elmora Avenue	Elizabeth
17.02	Property		1	Roselle Plaza	1.0%	46.0%					711 East 1st Avenue	Roselle
18	Loan		1	Las Casitas MHP	2.0%	100.0%	SMC	SMC	NAP	NAP	2841 Fowler Road	Ceres
19	Loan	42	1	348 13th Street	1.7%	100.0%	CREFI	CREFI	NAP	NAP	348 13th Street	Brooklyn
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	100.0%	SMC	SMC	NAP	NAP	630, 632, 638 and 650 West Duarte Road	Arcadia
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%		SMC	SMC	NAP	NAP	Various	Various
21.01	Property		1	Spring & Stone Manor	1.0%	64.6%					Spring Drive and Stone Manor Court	Martinsburg
21.02	Property		1	Fountain House MHP	0.3%	18.4%					16311 State Highway 86	Saegertown
21.03	Property		1	Windsor Castle MHP	0.3%	17.0%					1 Allen Street	Hamburg
22	Loan	47	1	25-28 Broadway	1.6%	100.0%	SMC	SMC	NAP	NAP	25-28 Broadway	Queens
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%		SMC	SMC	NAP	NAP	Various	Various
23.01	Property		1	Melanie Rose MHP	0.4%	25.7%					630 Brothers Road	Lafayette
23.02	Property		1	Sugar Ridge MHP	0.4%	24.0%					211 East Gloria Switch Road	Lafayette
23.03	Property		1	Acadian Acres MHP	0.3%	22.4%					1410 Westgate Road	Lafayette
23.04	Property		1	Twin Oaks MHP	0.2%	15.0%					14054 Highway 44	Gonzales
23.05	Property		1	Anita Park MHP	0.2%	12.8%					115 St. Barnabas Street	Broussard
24	Loan	49	1	Valcour Industrial	1.4%	100.0%	BMO	BMO	NAP	NAP	8500 Valcour Avenue	St. Louis

A-1

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address	City

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	100.0%	BMO	BMO	NAP	NAP	360 South Rosemary Avenue	West Palm Beach
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	100.0%	BMO	BMO	NAP	NAP	111 River Street	Hoboken
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	100.0%	BMO	BMO	NAP	NAP	826-836 McCarter Highway	Newark
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%		CREFI	CREFI	NAP	NAP	Various	New York
28.01	Property		1	1267 1st Avenue	0.8%	65.5%					1267 1st Avenue	New York
28.02	Property		1	4334 Katonah Avenue	0.4%	34.5%					4334 Katonah Avenue	New York
29	Loan		1	Huntley Park Industrial	0.9%	100.0%	CREFI	CREFI	NAP	NAP	5040 West Tharpe Street	Tallahassee
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	100.0%	SMC	SMC	NAP	NAP	9615 Spring Green Boulevard	Katy
31	Loan		1	CityLine Midtown Self Storage	0.4%	100.0%	CREFI	CREFI	NAP	NAP	3429 Troost Avenue	Kansas City
32	Loan	65	1	CVS Ashland Road	0.3%	100.0%	SMC	SMC	NAP	NAP	755 Ashland Road	Mansfield

A-2

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	New York	New York	Various	Multifamily	High Rise	Various	Various
1.01	Property		1	Yorkshire Towers	8.2%	New York	New York	10028	Multifamily	High Rise	1964	2014, 2022
1.02	Property		1	Lexington Towers	1.3%	New York	New York	10128	Multifamily	High Rise	1963	2014
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	San Luis Obispo	California	93449	Hospitality	Full Service	1986	2009, 2011, 2022
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	New York	New York	10003	Office	CBD	1906	2016
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	Various	Various	Various	Office	Various	Various	Various
4.01	Property		1	80 Monroe Avenue	3.5%	Shelby	Tennessee	38103	Office	CBD	1923	1984
4.02	Property		1	2400 Herodian Way	1.9%	Cobb	Georgia	30080	Office	Suburban	1985	1992
4.03	Property		1	5720 LBJ Freeway	1.3%	Dallas	Texas	75240	Office	Suburban	1981	2022
5	Loan		1	Brighton Towne Square	6.3%	Livingston	Michigan	48116	Mixed Use	Office/Retail	1997	2018
6	Loan	8, 26	1	2550 M Street	6.3%	District of Columbia	District of Columbia	20037	Office	CBD	1978	2015
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	Monmouth	New Jersey	07733	Office	Suburban	1962, 1964, 1982	2017
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	San Bernardino	California	91764	Hospitality	Full Service	1982	2019
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	Los Angeles	California	90017	Office	CBD/Data Center	1967	1992
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	Various	Various	Various	Retail	Single Tenant	Various	Various
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	Ascension	Louisiana	70769	Retail	Single Tenant	2017	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	Dane	Wisconsin	53590	Retail	Single Tenant	2009	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	Winnebago	Illinois	61111	Retail	Single Tenant	1998	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	Terrebonne	Louisiana	70301	Retail	Single Tenant	2015	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	Terrebonne	Louisiana	70364	Retail	Single Tenant	2016	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	Morgan	Alabama	35603	Retail	Single Tenant	2018	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	DuPage	Illinois	60514	Retail	Single Tenant	1986	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	Iberia	Louisiana	70563	Retail	Single Tenant	2016	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	Saint Landry	Louisiana	70570	Retail	Single Tenant	2016	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	Saint Bernard	Louisiana	70075	Retail	Single Tenant	2016	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	Lee	Alabama	36830	Retail	Single Tenant	2009	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	Harrison	West Virginia	26301	Retail	Single Tenant	1966	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	Kent	Michigan	49503	Retail	Single Tenant	2000	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	Dane	Wisconsin	53719	Retail	Single Tenant	1994	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	Cook	Illinois	60164	Retail	Single Tenant	1961	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	Coffee	Tennessee	37388	Retail	Single Tenant	1997	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	Cook	Illinois	60525	Retail	Single Tenant	1997	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	Cook	Illinois	60007	Retail	Single Tenant	1977	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	Union	Ohio	43040	Retail	Single Tenant	2022	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	Daviess	Kentucky	42303	Retail	Single Tenant	2021	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	Kane	Illinois	60506	Retail	Single Tenant	1976	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	DuPage	Illinois	60515	Retail	Single Tenant	1954	2007
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	Summit	Ohio	44221	Retail	Single Tenant	2014	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	Androscoggin	Maine	04240	Retail	Single Tenant	2014	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	Cook	Illinois	60714	Retail	Single Tenant	1978	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	Cook	Illinois	60016	Retail	Single Tenant	1967	2019
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	Ector	Texas	79764	Retail	Single Tenant	2013	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	Scott	Virginia	24290	Retail	Single Tenant	1958	2013
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	Parker	Texas	76082	Retail	Single Tenant	2014	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	Champaign	Illinois	61822	Retail	Single Tenant	1989	2012
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	Oakland	Michigan	48442	Retail	Single Tenant	1950	2014
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	Lake	Indiana	46311	Retail	Single Tenant	2006	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	Lubbock	Texas	79423	Retail	Single Tenant	2004	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	New Castle	Delaware	19803	Retail	Single Tenant	1950	2007
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	Various	Various	Various	Retail	Shadow Anchored	Various	NAP
11.01	Property		1	White Horse Commons	0.7%	Greenville	South Carolina	29611	Retail	Shadow Anchored	1999	NAP
11.02	Property		1	Hillview Plaza	0.7%	Spartanburg	South Carolina	29651	Retail	Shadow Anchored	1998	NAP
11.03	Property		1	Tidewater Plaza	0.7%	Brunswick	North Carolina	28461	Retail	Shadow Anchored	2000	NAP
11.04	Property		1	Boiling Springs Centre	0.6%	Spartanburg	South Carolina	29316	Retail	Shadow Anchored	1999	NAP
11.05	Property		1	Garber's Crossing	0.6%	Rockingham	Virginia	22801	Retail	Shadow Anchored	1999	NAP
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	Various	Various	Various	Retail	Shadow Anchored	Various	NAP
12.01	Property		1	Creekside Plaza	1.1%	Cleveland	North Carolina	28152	Retail	Shadow Anchored	1999	NAP
12.02	Property		1	Southside Commons	0.8%	Florence	South Carolina	29505	Retail	Shadow Anchored	1999	NAP
12.03	Property		1	Southtowne Commons	0.7%	Wicomico	Maryland	21801	Retail	Shadow Anchored	2000	NAP
12.04	Property		1	Piedmont Plaza	0.7%	Cherokee	South Carolina	29341	Retail	Shadow Anchored	2000	NAP
13	Loan		1	League City Storage	3.0%	Galveston	Texas	77573	Self Storage	Self Storage	2005	NAP
14	Loan		1	501 W 24th Street	2.5%	New York	New York	10011	Retail	Single Tenant	2015	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	Various	California	Various	Various	Various	Various	Various
15.01	Property		1	Airport Road Self Storage	0.8%	Solano	California	94571	Self Storage	Self Storage	2000, 2003, 2006, 2018	NAP
15.02	Property		1	Morada Self Storage	0.4%	San Joaquin	California	95212	Self Storage	Self Storage	2002	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	San Joaquin	California	95237	Self Storage	Self Storage	2003	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	San Joaquin	California	95240	Industrial	Manufacturing	1980	2021
15.05	Property		1	Highway 99 Self Storage	0.2%	Sacramento	California	95632	Self Storage	Self Storage	1982	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	San Joaquin	California	95240	Self Storage	Self Storage	1990	NAP
16	Loan		1	Enterprise Mills	2.1%	Richmond	Georgia	30901	Mixed Use	Office/Multifamily	1848	1999
17	Loan		2	Roselle & Color Plaza	2.1%	Union	New Jersey	Various	Retail	Various	Various	Various
17.01	Property		1	Color Plaza	1.1%	Union	New Jersey	07202	Retail	Anchored	1916	1994
17.02	Property		1	Roselle Plaza	1.0%	Union	New Jersey	07203	Retail	Shadow Anchored	2004	NAP
18	Loan		1	Las Casitas MHP	2.0%	Stanislaus	California	95307	Manufactured Housing	Manufactured Housing	1972	NAP
19	Loan	42	1	348 13th Street	1.7%	Kings	New York	11215	Office	Medical	1931	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	Los Angeles	California	91007	Office	Suburban	1956-1960	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	Various	Pennsylvania	Various	Manufactured Housing	Manufactured Housing	Various	NAP
21.01	Property		1	Spring & Stone Manor	1.0%	Blair	Pennsylvania	16662	Manufactured Housing	Manufactured Housing	1979	NAP
21.02	Property		1	Fountain House MHP	0.3%	Crawford	Pennsylvania	16433	Manufactured Housing	Manufactured Housing	1974	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	Berks	Pennsylvania	19526	Manufactured Housing	Manufactured Housing	1973	NAP
22	Loan	47	1	25-28 Broadway	1.6%	Queens	New York	11106	Multifamily	Mid Rise	2020	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	Various	Louisiana	Various	Manufactured Housing	Manufactured Housing	Various	NAP
23.01	Property		1	Melanie Rose MHP	0.4%	Lafayette	Louisiana	70507	Manufactured Housing	Manufactured Housing	1980	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	Lafayette	Louisiana	70507	Manufactured Housing	Manufactured Housing	1980	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	Lafayette	Louisiana	70506	Manufactured Housing	Manufactured Housing	1980	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	Ascension	Louisiana	70737	Manufactured Housing	Manufactured Housing	1979	NAP
23.05	Property		1	Anita Park MHP	0.2%	Lafayette	Louisiana	70518	Manufactured Housing	Manufactured Housing	1984	NAP
24	Loan	49	1	Valcour Industrial	1.4%	St. Louis	Missouri	63123	Industrial	Warehouse/Distribution	1961	2004

A-3

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Palm Beach	Florida	33401	Office	CBD	2021	NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Hudson	New Jersey	07030	Office	CBD	2002	NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	Essex	New Jersey	07102	Office	CBD	2014	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	Various	New York	Various	Mixed Use	Multifamily/Retail	Various	Various
28.01	Property		1	1267 1st Avenue	0.8%	New York	New York	10065	Mixed Use	Multifamily/Retail	1910	1985
28.02	Property		1	4334 Katonah Avenue	0.4%	Bronx	New York	10470	Mixed Use	Multifamily/Retail	1991	NAP
29	Loan		1	Huntley Park Industrial	0.9%	Leon	Florida	32303	Industrial	Flex	2006	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	Fort Bend	Texas	77494	Retail	Unanchored	2020	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	Jackson	Missouri	64109	Self Storage	Self Storage	1910	1993
32	Loan	65	1	CVS Ashland Road	0.3%	Richland	Ohio	44905	Retail	Single Tenant	1999	NAP

A-4

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
													1
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	808	Units	393,564.36	60,000,000	60,000,000	60,000,000	3.04000%	0.01775%
1.01	Property		1	Yorkshire Towers	8.2%	681	Units		51,635,220	51,635,220	51,635,220
1.02	Property		1	Lexington Towers	1.3%	127	Units		8,364,780	8,364,780	8,364,780
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	162	Rooms	308,641.98	50,000,000	50,000,000	50,000,000	4.81500%	0.01775%
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	345,751	SF	694.14	50,000,000	50,000,000	50,000,000	4.92000%	0.01775%
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	485,687	SF	88.44	43,000,000	42,955,691	35,509,650	5.13000%	0.01775%
4.01	Property		1	80 Monroe Avenue	3.5%	204,057	SF		22,500,000	22,476,815	18,580,631
4.02	Property		1	2400 Herodian Way	1.9%	152,208	SF		12,000,000	11,987,635	9,909,670
4.03	Property		1	5720 LBJ Freeway	1.3%	129,422	SF		8,500,000	8,491,241	7,019,349
5	Loan		1	Brighton Towne Square	6.3%	247,031	SF	161.92	40,000,000	40,000,000	40,000,000	5.90600%	0.01775%
6	Loan	8, 26	1	2550 M Street	6.3%	207,081	SF	419.16	40,000,000	40,000,000	40,000,000	4.60000%	0.01775%
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	1,371,470	SF	153.12	40,000,000	40,000,000	40,000,000	5.11000%	0.01775%
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	482	Rooms	62,240.66	30,000,000	30,000,000	30,000,000	5.36900%	0.01775%
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	661,553	SF	588.39	23,250,000	23,250,000	23,250,000	2.77600%	0.02775%
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	747,953	SF	138.91	22,340,000	22,340,000	22,340,000	4.58000%	0.01775%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	41,917	SF		2,134,018	2,134,018	2,134,018
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	61,048	SF		2,071,664	2,071,664	2,071,664
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	142,357	SF		1,973,833	1,973,833	1,973,833
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	42,311	SF		1,914,704	1,914,704	1,914,704
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	44,237	SF		1,863,315	1,863,315	1,863,315
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	45,600	SF		1,304,063	1,304,063	1,304,063
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	15,896	SF		1,123,235	1,123,235	1,123,235
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	41,952	SF		1,060,021	1,060,021	1,060,021
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	43,240	SF		966,490	966,490	966,490
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	42,311	SF		943,913	943,913	943,913
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	13,253	SF		808,454	808,454	808,454
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	43,500	SF		552,372	552,372	552,372
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	10,965	SF		449,380	449,380	449,380
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	16,240	SF		391,971	391,971	391,971
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	5,300	SF		371,975	371,975	371,975
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	9,600	SF		355,204	355,204	355,204
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	3,000	SF		331,982	331,982	331,982
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	4,250	SF		314,566	314,566	314,566
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	3,500	SF		298,870	298,870	298,870
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	7,150	SF		296,505	296,505	296,505
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	5,000	SF		288,979	288,979	288,979
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	10,500	SF		270,273	270,273	270,273
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	8,353	SF		254,362	254,362	254,362
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	9,026	SF		234,796	234,796	234,796
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	5,477	SF		222,970	222,970	222,970
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	8,300	SF		217,380	217,380	217,380
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	9,026	SF		196,308	196,308	196,308
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	9,495	SF		195,878	195,878	195,878
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	9,026	SF		176,097	176,097	176,097
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	4,884	SF		172,442	172,442	172,442
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	10,736	SF		155,670	155,670	155,670
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	9,014	SF		152,875	152,875	152,875
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	9,014	SF		151,370	151,370	151,370
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	2,475	SF		124,063	124,063	124,063
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	156,023	SF	136.60	21,312,616	21,312,616	21,312,616	5.70000%	0.01775%
11.01	Property		1	White Horse Commons	0.7%	33,646	SF		4,741,991	4,741,991	4,741,991
11.02	Property		1	Hillview Plaza	0.7%	33,027	SF		4,741,991	4,741,991	4,741,991
11.03	Property		1	Tidewater Plaza	0.7%	30,249	SF		4,215,103	4,215,103	4,215,103
11.04	Property		1	Boiling Springs Centre	0.6%	29,983	SF		4,017,521	4,017,521	4,017,521
11.05	Property		1	Garber's Crossing	0.6%	29,118	SF		3,596,010	3,596,010	3,596,010
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	144,714	SF	144.14	20,859,384	20,859,384	20,859,384	5.70000%	0.01775%
12.01	Property		1	Creekside Plaza	1.1%	42,971	SF		6,975,485	6,975,485	6,975,485
12.02	Property		1	Southside Commons	0.8%	37,445	SF		5,164,542	5,164,542	5,164,542
12.03	Property		1	Southtowne Commons	0.7%	31,238	SF		4,359,679	4,359,679	4,359,679
12.04	Property		1	Piedmont Plaza	0.7%	33,060	SF		4,359,678	4,359,678	4,359,678
13	Loan		1	League City Storage	3.0%	433,796	SF	43.17	18,725,000	18,725,000	18,725,000	5.08500%	0.01775%
14	Loan		1	501 W 24th Street	2.5%	7,807	SF	2,030.23	15,850,000	15,850,000	15,850,000	6.38000%	0.01775%
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	464,535	SF	83.87	14,000,000	13,985,622	11,566,506	5.14400%	0.01775%
15.01	Property		1	Airport Road Self Storage	0.8%	113,170	SF		5,133,333	5,128,061	4,241,052
15.02	Property		1	Morada Self Storage	0.4%	98,700	SF		2,728,205	2,725,403	2,253,986
15.03	Property		1	Highway 88 Self Storage	0.3%	68,475	SF		1,830,769	1,828,889	1,512,543
15.04	Property		1	Beckman Road Industrial	0.3%	99,000	SF		1,794,872	1,793,028	1,482,885
15.05	Property		1	Highway 99 Self Storage	0.2%	50,240	SF		1,507,692	1,506,144	1,245,624
15.06	Property		1	Eight Mile Road Self Storage	0.2%	34,950	SF		1,005,128	1,004,096	830,416
16	Loan		1	Enterprise Mills	2.1%	179,672	SF	73.47	13,200,000	13,200,000	13,200,000	5.05000%	0.01775%
17	Loan		2	Roselle & Color Plaza	2.1%	100,851	SF	129.89	13,100,000	13,100,000	13,100,000	5.21000%	0.01775%
17.01	Property		1	Color Plaza	1.1%	50,709	SF		7,070,530	7,070,530	7,070,530
17.02	Property		1	Roselle Plaza	1.0%	50,142	SF		6,029,470	6,029,470	6,029,470
18	Loan		1	Las Casitas MHP	2.0%	180	Pads	69,444.44	12,500,000	12,500,000	12,500,000	6.29500%	0.01775%
19	Loan	42	1	348 13th Street	1.7%	18,079	SF	608.44	11,000,000	11,000,000	11,000,000	5.15000%	0.01775%
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	73,759	SF	147.10	10,850,000	10,850,000	10,850,000	5.46500%	0.05775%
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	334	Pads	30,688.62	10,250,000	10,250,000	10,250,000	5.99900%	0.01775%
21.01	Property		1	Spring & Stone Manor	1.0%	215	Pads		6,622,526	6,622,526	6,622,526
21.02	Property		1	Fountain House MHP	0.3%	69	Pads		1,885,332	1,885,332	1,885,332
21.03	Property		1	Windsor Castle MHP	0.3%	50	Pads		1,742,142	1,742,142	1,742,142
22	Loan	47	1	25-28 Broadway	1.6%	20	Units	500,000.00	10,000,000	10,000,000	10,000,000	4.71000%	0.01775%
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	312	Pads	29,647.44	9,250,000	9,250,000	9,250,000	5.76000%	0.01775%
23.01	Property		1	Melanie Rose MHP	0.4%	78	Pads		2,379,472	2,379,472	2,379,472
23.02	Property		1	Sugar Ridge MHP	0.4%	73	Pads		2,221,891	2,221,891	2,221,891
23.03	Property		1	Acadian Acres MHP	0.3%	73	Pads		2,074,815	2,074,815	2,074,815
23.04	Property		1	Twin Oaks MHP	0.2%	47	Pads		1,386,712	1,386,712	1,386,712
23.05	Property		1	Anita Park MHP	0.2%	41	Pads		1,187,110	1,187,110	1,187,110
24	Loan	49	1	Valcour Industrial	1.4%	490,000	SF	18.71	9,170,000	9,170,000	8,526,868	5.55000%	0.01775%

A-5

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
													1
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	313,002	SF	271.56	8,000,000	8,000,000	8,000,000	3.95000%	0.01775%
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	557,719	SF	138.96	8,000,000	8,000,000	8,000,000	3.28000%	0.01775%
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	337,543	SF	325.88	7,500,000	7,500,000	7,500,000	4.26000%	0.01775%
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	23,185	SF	312.70	7,250,000	7,250,000	7,250,000	5.65000%	0.01775%
28.01	Property		1	1267 1st Avenue	0.8%	7,375	SF		4,750,000	4,750,000	4,750,000
28.02	Property		1	4334 Katonah Avenue	0.4%	15,810	SF		2,500,000	2,500,000	2,500,000
29	Loan		1	Huntley Park Industrial	0.9%	65,119	SF	85.61	5,575,000	5,575,000	5,575,000	5.71000%	0.01775%
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	13,701	SF	262.75	3,600,000	3,600,000	3,600,000	5.25000%	0.05775%
31	Loan		1	CityLine Midtown Self Storage	0.4%	31,646	SF	86.27	2,730,000	2,730,000	2,478,327	5.21000%	0.01775%
32	Loan	65	1	CVS Ashland Road	0.3%	10,125	SF	199.57	2,025,000	2,020,667	1,680,201	5.28000%	0.01775%

A-6

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
							2		2
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	3.02225%	NAP	154,111.11	NAP	1,849,333.32	Interest Only	No
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	4.79725%	NAP	203,411.46	NAP	2,440,937.52	Interest Only	No
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	4.90225%	NAP	207,847.22	NAP	2,494,166.64	Interest Only	No
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	5.11225%	234,261.70	NAP	2,811,140.40	NAP	Amortizing Balloon	No
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	5.88825%	NAP	199,600.93	NAP	2,395,211.11	Interest Only	No
6	Loan	8, 26	1	2550 M Street	6.3%	4.58225%	NAP	155,462.96	NAP	1,865,555.52	Interest Only	No
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	5.09225%	NAP	172,699.07	NAP	2,072,388.84	Interest Only	No
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	5.35125%	NAP	136,089.24	NAP	1,633,070.88	Interest Only	No
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	2.74825%	NAP	54,532.01	NAP	654,384.12	Interest Only - ARD	Yes
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	4.56225%	NAP	86,448.56	NAP	1,037,382.72	Interest Only	No
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	5.68225%	NAP	102,640.97	NAP	1,231,691.64	Interest Only	No
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	5.68225%	NAP	100,458.21	NAP	1,205,498.52	Interest Only	No
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	5.06725%	NAP	80,449.23	NAP	965,390.78	Interest Only	No
14	Loan		1	501 W 24th Street	2.5%	6.36225%	NAP	85,439.57	NAP	1,025,274.84	Interest Only	No
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	5.12625%	76,391.93	NAP	916,703.16	NAP	Amortizing Balloon	No
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	5.03225%	NAP	56,321.53	NAP	675,858.36	Interest Only	No
17	Loan		2	Roselle & Color Plaza	2.1%	5.19225%	NAP	57,665.78	NAP	691,989.36	Interest Only	No
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	6.27725%	NAP	66,483.65	NAP	797,803.82	Interest Only	No
19	Loan	42	1	348 13th Street	1.7%	5.13225%	NAP	47,864.00	NAP	574,368.00	Interest Only	No
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	5.40725%	NAP	50,099.00	NAP	601,187.95	Interest Only	No
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	5.98125%	NAP	51,953.15	NAP	623,437.74	Interest Only	No
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	4.69225%	NAP	39,795.14	NAP	477,541.67	Interest Only	No
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	5.74225%	NAP	45,016.67	NAP	540,200.00	Interest Only	No
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	5.53225%	52,354.28	43,000.30	628,251.36	516,003.60	Interest Only, Amortizing Balloon	No

A-7

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)
							2		2
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	3.93225%	NAP	26,699.07	NAP	320,388.89	Interest Only	No
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	3.26225%	NAP	22,170.37	NAP	266,044.44	Interest Only	No
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	4.24225%	NAP	26,994.79	NAP	323,937.48	Interest Only	No
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	5.63225%	NAP	34,609.52	NAP	415,314.24	Interest Only	No
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	5.69225%	NAP	26,896.15	NAP	322,753.80	Interest Only	No
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	5.19225%	NAP	15,968.75	NAP	191,625.00	Interest Only	No
31	Loan		1	CityLine Midtown Self Storage	0.4%	5.19225%	15,007.60	12,017.37	180,091.20	144,208.44	Interest Only, Amortizing Balloon	No
32	Loan	65	1	CVS Ashland Road	0.3%	5.26225%	11,219.78	NAP	134,637.36	NAP	Amortizing Balloon	No

A-8

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	Actual/360	60	60	60	60	0	0	5/12/2022
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	Actual/360	120	119	120	119	0	0	4/27/2022
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	Actual/360	120	119	120	119	0	0	4/29/2022
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	Actual/360	0	0	120	119	360	359	4/28/2022
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	Actual/360	120	120	120	120	0	0	5/23/2022
6	Loan	8, 26	1	2550 M Street	6.3%	Actual/360	120	118	120	118	0	0	3/31/2022
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	Actual/360	120	119	120	119	0	0	4/8/2022
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	Actual/360	60	59	60	59	0	0	4/21/2022
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	Actual/360	120	115	120	115	0	0	12/22/2021
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	Actual/360	120	119	120	119	0	0	4/8/2022
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	Actual/360	120	120	120	120	0	0	5/19/2022
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	Actual/360	120	120	120	120	0	0	5/19/2022
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	Actual/360	120	118	120	118	0	0	3/31/2022
14	Loan		1	501 W 24th Street	2.5%	Actual/360	120	119	120	119	0	0	5/5/2022
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	Actual/360	0	0	120	119	360	359	4/21/2022
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	Actual/360	120	119	120	119	0	0	4/28/2022
17	Loan		2	Roselle & Color Plaza	2.1%	Actual/360	120	120	120	120	0	0	5/11/2022
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	Actual/360	120	120	120	120	0	0	5/19/2022
19	Loan	42	1	348 13th Street	1.7%	Actual/360	120	119	120	119	0	0	5/3/2022
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	Actual/360	120	120	120	120	0	0	5/13/2022
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	Actual/360	120	119	120	119	0	0	5/6/2022
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	Actual/360	120	119	120	119	0	0	5/4/2022
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	Actual/360	120	120	120	120	0	0	5/16/2022
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	Actual/360	60	60	120	120	360	360	5/19/2022

A-9

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Actual/360	120	116	120	116	0	0	1/18/2022
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Actual/360	60	56	60	56	0	0	1/21/2022
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	Actual/360	120	115	120	115	0	0	12/8/2021
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	Actual/360	120	119	120	119	0	0	5/5/2022
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	Actual/360	120	119	120	119	0	0	5/5/2022
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	Actual/360	120	118	120	118	0	0	4/1/2022
31	Loan		1	CityLine Midtown Self Storage	0.4%	Actual/360	48	47	120	119	360	360	4/14/2022
32	Loan	65	1	CVS Ashland Road	0.3%	Actual/360	0	0	120	118	360	358	3/24/2022

A-10

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	0	6	7/6/2022	NAP	6/6/2027	NAP	0	0
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	1	6	6/6/2022	6/6/2022	5/6/2032	NAP	0	0
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
6	Loan	8, 26	1	2550 M Street	6.3%	2	6	5/6/2022	NAP	4/6/2032	NAP	0	0
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	1	6	6/6/2022	NAP	5/6/2027	NAP	0	0
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	5	6	2/6/2022	NAP	1/6/2032	1/6/2035	0	0
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	1	1	6/1/2022	NAP	5/1/2032	NAP	5	0
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	2	6	5/6/2022	NAP	4/6/2032	NAP	0	0
14	Loan		1	501 W 24th Street	2.5%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	1	6	6/6/2022	6/6/2022	5/6/2032	NAP	0	0
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
17	Loan		2	Roselle & Color Plaza	2.1%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
19	Loan	42	1	348 13th Street	1.7%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	0	6	7/6/2022	NAP	6/6/2032	NAP	0	0
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	0	6	7/6/2022	7/6/2027	6/6/2032	NAP	0	0

A-11

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	4	6	3/6/2022	NAP	2/6/2032	NAP	0	0
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	4	6	3/6/2022	NAP	2/6/2027	NAP	0	0
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	5	6	2/6/2022	NAP	1/6/2032	NAP	0	0
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	1	6	6/6/2022	NAP	5/6/2032	NAP	0	0
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	2	6	5/6/2022	NAP	4/6/2032	NAP	0	0
31	Loan		1	CityLine Midtown Self Storage	0.4%	1	6	6/6/2022	6/6/2026	5/6/2032	NAP	0	0
32	Loan	65	1	CVS Ashland Road	0.3%	2	6	5/6/2022	5/6/2022	4/6/2032	NAP	0	0

A-12

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
						3
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	L(24),D(31),O(5)	40,995,144	15,672,705	25,322,439	2/28/2022	T-12	39,766,160
1.01	Property		1	Yorkshire Towers	8.2%		NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Lexington Towers	1.3%		NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	L(23),YM1(90),O(7)	23,145,679	14,916,223	8,229,456	3/31/2022	T-12	22,210,867
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	L(25),D(90),O(5)	26,934,139	8,571,958	18,362,181	12/31/2021	T-12	25,677,751
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	L(25),D(91),O(4)	6,445,080	2,827,665	3,617,416	2/28/2022	T-12	6,618,782
4.01	Property		1	80 Monroe Avenue	3.5%		2,663,312	1,129,326	1,533,986	2/28/2022	T-12	2,699,343
4.02	Property		1	2400 Herodian Way	1.9%		2,215,697	941,073	1,274,625	2/28/2022	T-12	2,278,713
4.03	Property		1	5720 LBJ Freeway	1.3%		1,566,071	757,266	808,805	2/28/2022	T-12	1,640,725
5	Loan		1	Brighton Towne Square	6.3%	L(5),YM1(109),O(6)	4,961,771	1,054,007	3,907,764	3/31/2022	T-12	4,861,593
6	Loan	8, 26	1	2550 M Street	6.3%	L(26),D(90),O(4)	15,887,754	5,451,197	10,436,557	12/31/2021	T-12	15,722,949
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	L(25),D(92),O(3)	31,757,320	16,577,630	15,179,689	2/28/2022	T-12	31,681,421
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	L(23),YM1(12),O(25)	29,836,806	21,041,385	8,795,421	3/31/2022	T-12	24,960,913
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	L(29),D(84),O(7)	52,164,978	16,537,821	35,627,157	9/30/2021	T-12	50,864,916
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	L(25),D(90),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%		NAV	NAV	NAV	NAV	NAV	NAV
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%		NAV	NAV	NAV	NAV	NAV	NAV
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%		NAV	NAV	NAV	NAV	NAV	NAV
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%		NAV	NAV	NAV	NAV	NAV	NAV
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%		NAV	NAV	NAV	NAV	NAV	NAV
10.06	Property		1	Publix - Decatur (Point), AL	0.2%		NAV	NAV	NAV	NAV	NAV	NAV
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%		NAV	NAV	NAV	NAV	NAV	NAV
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%		NAV	NAV	NAV	NAV	NAV	NAV
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%		NAV	NAV	NAV	NAV	NAV	NAV
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%		NAV	NAV	NAV	NAV	NAV	NAV
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%		NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	L(24),D(91),O(5)	2,718,366	730,998	1,987,367	3/31/2022	T-12	2,662,336
11.01	Property		1	White Horse Commons	0.7%		576,208	173,360	402,848	3/31/2022	T-12	563,732
11.02	Property		1	Hillview Plaza	0.7%		592,577	176,667	415,909	3/31/2022	T-12	589,436
11.03	Property		1	Tidewater Plaza	0.7%		511,234	130,578	380,656	3/31/2022	T-12	488,684
11.04	Property		1	Boiling Springs Centre	0.6%		592,084	167,563	424,521	3/31/2022	T-12	583,847
11.05	Property		1	Garber's Crossing	0.6%		446,263	82,830	363,433	3/31/2022	T-12	436,637
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	L(24),D(91),O(5)	2,767,367	638,221	2,129,146	3/31/2022	T-12	2,759,067
12.01	Property		1	Creekside Plaza	1.1%		885,676	179,371	706,305	3/31/2022	T-12	865,762
12.02	Property		1	Southside Commons	0.8%		726,703	139,105	587,597	3/31/2022	T-12	725,506
12.03	Property		1	Southtowne Commons	0.7%		516,755	135,393	381,362	3/31/2022	T-12	530,140
12.04	Property		1	Piedmont Plaza	0.7%		638,233	184,352	453,881	3/31/2022	T-12	637,659
13	Loan		1	League City Storage	3.0%	L(26),D(90),O(4)	2,586,689	781,470	1,805,219	2/28/2022	T-12	2,486,635
14	Loan		1	501 W 24th Street	2.5%	L(25),D(91),O(4)	2,486,136	331,364	2,154,772	12/31/2021	T-12	2,378,490
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	L(25),D(90),O(5)	5,970,246	1,630,939	4,339,307	3/31/2022	T-12	5,676,848
15.01	Property		1	Airport Road Self Storage	0.8%		2,005,527	485,294	1,520,233	3/31/2022	T-12	1,930,452
15.02	Property		1	Morada Self Storage	0.4%		1,315,587	383,764	931,823	3/31/2022	T-12	1,269,017
15.03	Property		1	Highway 88 Self Storage	0.3%		812,742	270,382	542,360	3/31/2022	T-12	795,221
15.04	Property		1	Beckman Road Industrial	0.3%		647,212	53,544	593,668	3/31/2022	T-12	519,750
15.05	Property		1	Highway 99 Self Storage	0.2%		718,354	273,677	444,677	3/31/2022	T-12	714,086
15.06	Property		1	Eight Mile Road Self Storage	0.2%		470,824	164,277	306,547	3/31/2022	T-12	448,322
16	Loan		1	Enterprise Mills	2.1%	L(25),D(91),O(4)	2,593,835	1,303,082	1,290,753	2/28/2022	T-12	2,552,765
17	Loan		2	Roselle & Color Plaza	2.1%	L(24),D(93),O(3)	3,660,538	1,469,360	2,191,178	2/28/2022	T-12	3,693,181
17.01	Property		1	Color Plaza	1.1%		2,053,459	925,594	1,127,865	2/28/2022	T-12	2,044,003
17.02	Property		1	Roselle Plaza	1.0%		1,607,079	543,766	1,063,313	2/28/2022	T-12	1,649,178
18	Loan		1	Las Casitas MHP	2.0%	L(24),YM1(91),O(5)	1,500,577	439,365	1,061,212	3/31/2022	T-12	1,472,012
19	Loan	42	1	348 13th Street	1.7%	L(25),D(92),O(3)	1,119,469	159,054	960,415	12/31/2021	T-12	1,067,898
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	L(24),D(92),O(4)	2,040,186	946,016	1,094,170	2/28/2022	T-12	2,008,701
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	L(25),D(90),O(5)	1,273,609	293,858	979,751	2/28/2022	T-12	1,249,963
21.01	Property		1	Spring & Stone Manor	1.0%		791,735	151,191	640,544	2/28/2022	T-12	781,898
21.02	Property		1	Fountain House MHP	0.3%		236,885	83,016	153,869	2/28/2022	T-12	229,502
21.03	Property		1	Windsor Castle MHP	0.3%		244,989	59,651	185,338	2/28/2022	T-12	238,563
22	Loan	47	1	25-28 Broadway	1.6%	L(25),D(91),O(4)	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	L(24),D(92),O(4)	1,309,105	308,434	1,000,671	3/31/2022	Various	1,271,496
23.01	Property		1	Melanie Rose MHP	0.4%		326,431	84,536	241,895	3/31/2022	T-12	317,884
23.02	Property		1	Sugar Ridge MHP	0.4%		326,231	83,129	243,102	3/31/2022	T-12	326,749
23.03	Property		1	Acadian Acres MHP	0.3%		268,705	65,155	203,550	3/31/2022	T-11 Ann	256,304
23.04	Property		1	Twin Oaks MHP	0.2%		224,078	49,074	175,004	3/31/2022	T-12	207,894
23.05	Property		1	Anita Park MHP	0.2%		163,660	26,540	137,120	3/31/2022	T-12	162,665
24	Loan	49	1	Valcour Industrial	1.4%	L(24),D(92),O(4)	1,888,710	630,276	1,258,434	3/31/2022	T-12	1,869,312

A-13

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)
						3
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	YM3(28),DorYM3(85),O(7)	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	L(28),D(27),O(5)	18,437,368	8,508,847	9,928,521	10/31/2021	T-12	18,375,164
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	L(29),D(86),O(5)	14,216,116	3,570,855	10,645,261	9/30/2021	T-12	14,024,713
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	L(25),D(91),O(4)	853,625	327,637	525,988	3/31/2022	T-12	814,186
28.01	Property		1	1267 1st Avenue	0.8%		509,607	230,660	278,947	3/31/2022	T-12	485,436
28.02	Property		1	4334 Katonah Avenue	0.4%		344,018	96,977	247,041	3/31/2022	T-12	328,750
29	Loan		1	Huntley Park Industrial	0.9%	L(25),YM1(91),O(4)	922,614	207,297	715,317	2/28/2022	T-12	919,542
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	L(26),D(89),O(5)	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan		1	CityLine Midtown Self Storage	0.4%	L(25),D(91),O(4)	428,833	108,405	320,428	2/28/2022	T-12	426,839
32	Loan	65	1	CVS Ashland Road	0.3%	L(26),D(90),O(4)	NAV	NAV	NAV	NAV	NAV	NAV

A-14

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	15,511,878	24,254,281	12/31/2021	T-12	40,128,052	14,510,102	25,617,949	12/31/2020
1.01	Property		1	Yorkshire Towers	8.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Lexington Towers	1.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	14,054,730	8,156,136	12/31/2021	T-12	14,451,369	10,694,977	3,756,392	12/31/2020
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	8,516,941	17,160,810	12/31/2020	T-12	25,370,674	8,285,155	17,085,519	12/31/2019
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	2,894,259	3,724,523	12/31/2021	T-12	7,028,753	3,018,582	4,010,170	12/31/2020
4.01	Property		1	80 Monroe Avenue	3.5%	1,153,114	1,546,230	12/31/2021	T-12	2,520,663	1,083,001	1,437,662	12/31/2020
4.02	Property		1	2400 Herodian Way	1.9%	917,978	1,360,735	12/31/2021	T-12	2,502,134	999,522	1,502,612	12/31/2020
4.03	Property		1	5720 LBJ Freeway	1.3%	823,167	817,558	12/31/2021	T-12	2,005,956	936,060	1,069,896	12/31/2020
5	Loan		1	Brighton Towne Square	6.3%	1,041,076	3,820,518	12/31/2021	T-12	4,825,752	999,137	3,826,615	12/31/2020
6	Loan	8, 26	1	2550 M Street	6.3%	5,408,260	10,314,689	12/31/2020	T-12	15,469,038	5,933,743	9,535,295	12/31/2019
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	15,894,296	15,787,125	12/31/2021	T-12	25,039,832	13,482,223	11,557,609	12/31/2020
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	17,999,527	6,961,386	12/31/2021	T-12	15,354,581	13,064,891	2,289,690	12/31/2020
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	16,294,726	34,570,190	12/31/2020	T-12	47,132,520	15,521,713	31,610,806	12/31/2019
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	725,004	1,937,332	12/31/2021	T-12	2,674,865	616,540	2,058,325	12/31/2020
11.01	Property		1	White Horse Commons	0.7%	169,325	394,407	12/31/2021	T-12	650,787	158,269	492,518	12/31/2020
11.02	Property		1	Hillview Plaza	0.7%	175,443	413,993	12/31/2021	T-12	563,449	141,066	422,383	12/31/2020
11.03	Property		1	Tidewater Plaza	0.7%	129,821	358,863	12/31/2021	T-12	443,041	106,947	336,094	12/31/2020
11.04	Property		1	Boiling Springs Centre	0.6%	169,815	414,032	12/31/2021	T-12	532,617	129,285	403,332	12/31/2020
11.05	Property		1	Garber's Crossing	0.6%	80,600	356,037	12/31/2021	T-12	484,971	80,973	403,998	12/31/2020
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	633,109	2,125,958	12/31/2021	T-12	2,552,286	534,175	2,018,111	12/31/2020
12.01	Property		1	Creekside Plaza	1.1%	179,073	686,689	12/31/2021	T-12	840,886	152,813	688,073	12/31/2020
12.02	Property		1	Southside Commons	0.8%	138,594	586,912	12/31/2021	T-12	675,512	112,104	563,408	12/31/2020
12.03	Property		1	Southtowne Commons	0.7%	132,382	397,758	12/31/2021	T-12	423,117	116,786	306,331	12/31/2020
12.04	Property		1	Piedmont Plaza	0.7%	183,060	454,599	12/31/2021	T-12	612,771	152,472	460,299	12/31/2020
13	Loan		1	League City Storage	3.0%	764,544	1,722,091	12/31/2021	T-12	1,920,085	669,152	1,250,933	12/31/2020
14	Loan		1	501 W 24th Street	2.5%	306,233	2,072,257	12/31/2020	T-12	2,398,369	301,062	2,097,306	12/31/2019
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	1,625,083	4,051,765	12/31/2021	T-12	5,272,047	1,537,139	3,734,908	12/31/2020
15.01	Property		1	Airport Road Self Storage	0.8%	487,286	1,443,166	12/31/2021	T-12	1,792,931	446,957	1,345,974	12/31/2020
15.02	Property		1	Morada Self Storage	0.4%	374,874	894,143	12/31/2021	T-12	1,140,091	371,503	768,588	12/31/2020
15.03	Property		1	Highway 88 Self Storage	0.3%	267,064	528,157	12/31/2021	T-12	702,889	267,796	435,093	12/31/2020
15.04	Property		1	Beckman Road Industrial	0.3%	56,535	463,216	12/31/2021	T-12	581,742	43,799	537,943	12/31/2020
15.05	Property		1	Highway 99 Self Storage	0.2%	276,188	437,898	12/31/2021	T-12	664,124	258,468	405,656	12/31/2020
15.06	Property		1	Eight Mile Road Self Storage	0.2%	163,137	285,185	12/31/2021	T-12	390,270	148,617	241,653	12/31/2020
16	Loan		1	Enterprise Mills	2.1%	1,248,613	1,304,152	12/31/2021	T-12	2,520,981	1,254,308	1,266,673	12/31/2020
17	Loan		2	Roselle & Color Plaza	2.1%	1,457,747	2,235,435	12/31/2021	T-12	3,427,414	1,460,143	1,967,271	12/31/2020
17.01	Property		1	Color Plaza	1.1%	919,808	1,124,195	12/31/2021	T-12	1,948,222	954,793	993,429	12/31/2020
17.02	Property		1	Roselle Plaza	1.0%	537,938	1,111,240	12/31/2021	T-12	1,479,192	505,350	973,842	12/31/2020
18	Loan		1	Las Casitas MHP	2.0%	463,917	1,008,095	12/31/2021	T-12	1,377,906	418,086	959,820	12/31/2020
19	Loan	42	1	348 13th Street	1.7%	160,418	907,480	12/31/2020	T-12	961,073	152,910	808,164	12/31/2019
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	939,990	1,068,710	12/31/2021	T-12	1,825,457	812,164	1,013,293	12/31/2020
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	279,888	970,074	12/31/2021	T-12	1,159,503	301,611	857,892	12/31/2020
21.01	Property		1	Spring & Stone Manor	1.0%	143,691	638,207	12/31/2021	T-12	729,438	132,613	596,825	12/31/2020
21.02	Property		1	Fountain House MHP	0.3%	78,468	151,033	12/31/2021	T-12	219,980	86,358	133,622	12/31/2020
21.03	Property		1	Windsor Castle MHP	0.3%	57,729	180,834	12/31/2021	T-12	210,085	82,640	127,445	12/31/2020
22	Loan	47	1	25-28 Broadway	1.6%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	313,516	957,981	12/31/2021	Various	692,603	140,172	552,431	12/31/2020
23.01	Property		1	Melanie Rose MHP	0.4%	83,869	234,015	12/31/2021	T-12	271,075	61,059	210,016	12/31/2020
23.02	Property		1	Sugar Ridge MHP	0.4%	85,630	241,119	12/31/2021	T-12	119,305	29,582	89,723	12/31/2020
23.03	Property		1	Acadian Acres MHP	0.3%	67,604	188,700	12/31/2021	T-8 Ann	NAV	NAV	NAV	NAV
23.04	Property		1	Twin Oaks MHP	0.2%	50,855	157,039	12/31/2021	T-12	176,090	36,975	139,115	12/31/2020
23.05	Property		1	Anita Park MHP	0.2%	25,556	137,109	12/31/2021	T-12	126,134	12,557	113,577	12/31/2020
24	Loan	49	1	Valcour Industrial	1.4%	599,843	1,269,469	12/31/2021	T-12	1,863,317	635,181	1,228,136	12/31/2020

A-15

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	8,607,905	9,767,259	12/31/2020	T-12	18,104,302	9,321,649	8,782,654	12/31/2019
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	3,511,314	10,513,398	12/31/2020	T-12	14,106,430	3,763,916	10,342,514	12/31/2019
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	324,186	490,000	12/31/2021	T-12	761,246	315,592	445,654	12/31/2020
28.01	Property		1	1267 1st Avenue	0.8%	228,717	256,719	12/31/2021	T-12	442,873	220,276	222,597	12/31/2020
28.02	Property		1	4334 Katonah Avenue	0.4%	95,469	233,282	12/31/2021	T-12	318,373	95,316	223,057	12/31/2020
29	Loan		1	Huntley Park Industrial	0.9%	215,956	703,585	12/31/2021	T-12	956,629	210,422	746,207	12/31/2020
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
31	Loan		1	CityLine Midtown Self Storage	0.4%	105,562	321,277	12/31/2021	T-12	401,337	113,131	288,206	12/31/2020
32	Loan	65	1	CVS Ashland Road	0.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-16

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	T-12	97.2%	51,394,888	16,019,126	35,375,762	0	0	35,375,762
1.01	Property		1	Yorkshire Towers	8.2%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
1.02	Property		1	Lexington Towers	1.3%	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	T-12	79.1%	23,145,679	14,521,737	8,623,941	925,827	0	7,698,114
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	T-12	95.0%	29,320,118	9,216,627	20,103,491	78,388	693,116	19,331,988
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	T-12	81.0%	7,721,159	2,998,968	4,722,191	116,565	363,980	4,241,646
4.01	Property		1	80 Monroe Avenue	3.5%	T-12	92.4%	3,953,382	1,256,571	2,696,810	48,974	152,806	2,495,030
4.02	Property		1	2400 Herodian Way	1.9%	T-12	82.6%	2,324,754	964,568	1,360,186	36,530	114,313	1,209,343
4.03	Property		1	5720 LBJ Freeway	1.3%	T-12	59.9%	1,443,023	777,828	665,195	31,061	96,860	537,273
5	Loan		1	Brighton Towne Square	6.3%	T-12	95.0%	4,985,983	1,056,424	3,929,559	49,406	185,273	3,694,880
6	Loan	8, 26	1	2550 M Street	6.3%	T-12	95.0%	15,195,761	7,565,364	7,630,397	55,912	0	7,574,486
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	T-12	88.7%	37,490,628	17,715,360	19,775,267	295,000	1,219,032	18,261,235
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	T-12	85.9%	33,278,125	24,236,766	9,041,359	1,331,125	0	7,710,234
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	T-12	88.8%	54,609,882	17,099,493	37,510,389	119,080	471,918	36,919,391
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAV	92.5%	10,181,784	254,545	9,927,240	112,193	0	9,815,047
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAV	92.5%	821,985	20,550	801,435	6,288	0	795,148
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAV	92.5%	903,510	22,588	880,923	9,157	0	871,765
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAV	92.5%	895,426	22,386	873,040	21,354	0	851,687
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAV	92.5%	737,466	18,437	719,030	6,347	0	712,683
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAV	92.5%	722,843	18,071	704,772	6,636	0	698,136
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAV	92.5%	542,013	13,550	528,463	6,840	0	521,623
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAV	92.5%	534,826	13,371	521,455	2,384	0	519,071
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAV	92.5%	699,757	17,494	682,263	6,293	0	675,970
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAV	92.5%	592,919	14,823	578,096	6,486	0	571,610
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAV	92.5%	613,836	15,346	598,490	6,347	0	592,144
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAV	92.5%	357,819	8,945	348,873	1,988	0	346,885
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAV	92.5%	242,493	6,062	236,431	6,525	0	229,906
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAV	92.5%	222,966	5,574	217,392	1,645	0	215,747
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAV	92.5%	165,335	4,133	161,201	2,436	0	158,765
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAV	92.5%	175,893	4,397	171,496	795	0	170,701
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAV	92.5%	143,552	3,589	139,963	1,440	0	138,523
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAV	92.5%	141,106	3,528	137,578	450	0	137,128
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAV	92.5%	149,831	3,746	146,086	638	0	145,448
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAV	92.5%	121,795	3,045	118,750	525	0	118,225
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAV	92.5%	115,533	2,888	112,645	1,073	0	111,572
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAV	92.5%	127,465	3,187	124,278	750	0	123,528
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAV	92.5%	121,228	3,031	118,197	1,575	0	116,622
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAV	92.5%	111,715	2,793	108,922	1,253	0	107,669
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAV	92.5%	102,645	2,566	100,079	1,354	0	98,725
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAV	92.5%	105,738	2,643	103,095	822	0	102,273
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAV	92.5%	95,969	2,399	93,570	1,245	0	92,325
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAV	92.5%	86,887	2,172	84,715	1,354	0	83,361
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAV	92.5%	91,316	2,283	89,033	1,424	0	87,609
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAV	92.5%	81,638	2,041	79,597	1,354	0	78,243
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAV	92.5%	74,786	1,870	72,917	733	0	72,184
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAV	92.5%	82,156	2,054	80,102	1,610	0	78,492
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAV	92.5%	68,065	1,702	66,364	1,352	0	65,011
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAV	92.5%	70,223	1,756	68,468	1,352	0	67,116
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAV	92.5%	61,049	1,526	59,523	371	0	59,151
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	T-12	93.7%	2,846,265	656,609	2,189,657	22,888	46,947	2,119,821
11.01	Property		1	White Horse Commons	0.7%	T-12	95.0%	656,239	173,816	482,424	3,365	11,482	467,577
11.02	Property		1	Hillview Plaza	0.7%	T-12	93.5%	655,707	175,164	480,543	3,303	10,934	466,306
11.03	Property		1	Tidewater Plaza	0.7%	T-12	91.8%	517,789	94,374	423,415	2,722	8,460	412,232
11.04	Property		1	Boiling Springs Centre	0.6%	T-12	95.4%	565,584	143,266	422,318	3,598	8,364	410,356
11.05	Property		1	Garber's Crossing	0.6%	T-12	92.1%	450,947	69,989	380,957	9,900	7,707	363,350
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	T-12	91.2%	2,717,664	631,327	2,086,338	26,465	40,945	2,018,928
12.01	Property		1	Creekside Plaza	1.1%	T-12	91.9%	851,635	143,086	708,549	4,727	14,008	689,814
12.02	Property		1	Southside Commons	0.8%	T-12	95.2%	750,353	183,263	567,091	14,978	11,569	540,544
12.03	Property		1	Southtowne Commons	0.7%	T-12	81.2%	500,311	131,316	368,995	3,124	5,836	360,035
12.04	Property		1	Piedmont Plaza	0.7%	T-12	95.2%	615,365	173,662	441,704	3,637	9,533	428,534
13	Loan		1	League City Storage	3.0%	T-12	95.0%	2,561,235	866,459	1,694,776	13,014	0	1,681,762
14	Loan		1	501 W 24th Street	2.5%	T-12	95.0%	1,884,484	378,907	1,505,577	1,171	7,807	1,496,599
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	T-12	80.4%	5,975,092	1,821,673	4,153,419	78,025	0	4,075,395
15.01	Property		1	Airport Road Self Storage	0.8%	T-12	77.0%	2,005,527	536,596	1,468,931	12,449	0	1,456,483
15.02	Property		1	Morada Self Storage	0.4%	T-12	82.1%	1,319,007	422,391	896,616	11,844	0	884,772
15.03	Property		1	Highway 88 Self Storage	0.3%	T-12	74.1%	812,742	285,094	527,648	7,532	0	520,116
15.04	Property		1	Beckman Road Industrial	0.3%	T-12	95.0%	648,638	111,410	537,228	27,720	0	509,508
15.05	Property		1	Highway 99 Self Storage	0.2%	T-12	86.9%	718,354	288,566	429,788	9,043	0	420,745
15.06	Property		1	Eight Mile Road Self Storage	0.2%	T-12	77.9%	470,824	177,617	293,207	9,437	0	283,771
16	Loan		1	Enterprise Mills	2.1%	T-12	93.4%	2,703,768	1,287,331	1,416,437	0	0	1,416,437
17	Loan		2	Roselle & Color Plaza	2.1%	T-12	95.1%	3,755,864	1,644,903	2,110,961	29,632	108,261	1,973,069
17.01	Property		1	Color Plaza	1.1%	T-12	95.2%	1,989,354	931,456	1,057,898	7,732	55,998	994,168
17.02	Property		1	Roselle Plaza	1.0%	T-12	95.0%	1,766,510	713,446	1,053,064	21,900	52,263	978,900
18	Loan		1	Las Casitas MHP	2.0%	T-12	95.0%	1,672,920	553,681	1,119,239	9,000	0	1,110,239
19	Loan	42	1	348 13th Street	1.7%	T-12	95.0%	1,269,141	179,727	1,089,413	5,502	38,773	1,045,139
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	T-12	90.8%	2,225,996	954,373	1,271,623	18,440	35,000	1,218,183
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	Various	90.1%	1,402,854	345,183	1,057,671	16,700	0	1,040,971
21.01	Property		1	Spring & Stone Manor	1.0%	T-9 Ann	89.4%	905,874	163,791	742,083	10,750	0	731,333
21.02	Property		1	Fountain House MHP	0.3%	T-12	84.8%	239,038	81,416	157,622	3,450	0	154,172
21.03	Property		1	Windsor Castle MHP	0.3%	T-7 Ann	98.1%	257,942	99,976	157,966	2,500	0	155,466
22	Loan	47	1	25-28 Broadway	1.6%	NAV	96.6%	880,526	121,585	758,941	5,000	0	753,941
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	Various	92.0%	1,309,105	313,736	995,369	15,600	0	979,769
23.01	Property		1	Melanie Rose MHP	0.4%	T-10 Ann	90.5%	326,431	85,797	240,633	3,900	0	236,733
23.02	Property		1	Sugar Ridge MHP	0.4%	T-12	93.0%	326,231	84,006	242,225	3,650	0	238,575
23.03	Property		1	Acadian Acres MHP	0.3%	NAV	86.2%	268,705	66,559	202,146	3,650	0	198,496
23.04	Property		1	Twin Oaks MHP	0.2%	T-12	95.4%	224,078	50,020	174,058	2,350	0	171,708
23.05	Property		1	Anita Park MHP	0.2%	T-12	98.4%	163,660	27,354	136,306	2,050	0	134,256
24	Loan	49	1	Valcour Industrial	1.4%	T-12	95.0%	1,896,175	731,694	1,164,481	49,000	122,500	992,981

A-17

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAV	95.0%	23,655,523	8,490,851	15,164,673	46,950	313,002	14,804,720
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	T-12	82.1%	22,541,072	9,445,383	13,095,689	0	0	13,095,689
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	T-12	95.0%	13,859,362	3,558,666	10,300,695	67,509	506,315	9,726,872
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	T-12	95.0%	1,000,068	312,336	687,732	7,616	20,085	660,031
28.01	Property		1	1267 1st Avenue	0.8%	T-12	95.0%	635,785	204,381	431,404	2,613	11,858	416,933
28.02	Property		1	4334 Katonah Avenue	0.4%	T-12	95.0%	364,283	107,955	256,328	5,003	8,227	243,098
29	Loan		1	Huntley Park Industrial	0.9%	T-12	95.0%	925,904	354,799	571,105	9,117	24,420	537,568
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAV	95.0%	512,753	123,109	389,644	2,740	20,000	366,904
31	Loan		1	CityLine Midtown Self Storage	0.4%	T-12	93.6%	428,833	179,325	249,507	3,165	0	246,343
32	Loan	65	1	CVS Ashland Road	0.3%	NAV	98.0%	181,300	5,439	175,861	0	0	175,861

A-18

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
						4	4
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	3.61	3.61	11.1%	11.1%	954,000,000	As Is	1/20/2022	33.3%
1.01	Property		1	Yorkshire Towers	8.2%					821,000,000	As Is	1/20/2022
1.02	Property		1	Lexington Towers	1.3%					133,000,000	As Is	1/20/2022
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	3.53	3.15	17.2%	15.4%	105,100,000	As Is	3/23/2022	47.6%
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	1.68	1.61	8.4%	8.1%	395,000,000	As Is	2/24/2022	60.8%
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	1.68	1.51	11.0%	9.9%	65,500,000	As Is	Various	65.6%
4.01	Property		1	80 Monroe Avenue	3.5%					32,000,000	As Is	3/15/2022
4.02	Property		1	2400 Herodian Way	1.9%					17,000,000	As Is	3/16/2022
4.03	Property		1	5720 LBJ Freeway	1.3%					16,500,000	As Is	3/15/2022
5	Loan		1	Brighton Towne Square	6.3%	1.64	1.54	9.8%	9.2%	65,400,000	As Is	4/14/2022	61.2%
6	Loan	8, 26	1	2550 M Street	6.3%	1.88	1.87	8.8%	8.7%	132,500,000	As Is	10/27/2021	65.5%
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	1.82	1.68	9.4%	8.7%	335,200,000	As Is	1/31/2022	62.6%
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	5.54	4.72	30.1%	25.7%	133,000,000	As Is	2/28/2022	22.6%
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	3.42	3.37	9.6%	9.5%	913,000,000	As Is	11/5/2021	42.6%
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	2.06	2.03	9.6%	9.4%	195,600,000	As Is	Various	53.1%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%					16,700,000	As Is	3/6/2022
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%					17,000,000	As Is	2/24/2022
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%					16,100,000	As Is	3/7/2022
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%					14,900,000	As Is	3/3/2022
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%					14,700,000	As Is	3/3/2022
10.06	Property		1	Publix - Decatur (Point), AL	0.2%					10,800,000	As Is	3/7/2022
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%					9,180,000	As Is	3/3/2022
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%					14,200,000	As Is	3/3/2022
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%					12,000,000	As Is	3/3/2022
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%					12,400,000	As Is	3/6/2022
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%					6,730,000	As Is	3/3/2022
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%					4,550,000	As Is	3/9/2022
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%					3,710,000	As Is	3/8/2022
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%					3,200,000	As Is	2/24/2022
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%					3,090,000	As Is	3/3/2022
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%					3,000,000	As Is	3/4/2022
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%					2,700,000	As Is	2/26/2022
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%					2,610,000	As Is	3/3/2022
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%					2,400,000	As Is	2/22/2022
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%					2,480,000	As Is	3/7/2022
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%					2,360,000	As Is	3/3/2022
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%					2,260,000	As Is	3/4/2022
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%					2,025,000	As Is	3/3/2022
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%					1,900,000	As Is	2/18/2022
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%					1,840,000	As Is	3/3/2022
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%					1,740,000	As Is	3/7/2022
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%					1,570,000	As Is	3/5/2022
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%					1,600,000	As Is	2/28/2022
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%					1,500,000	As Is	3/5/2022
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%					1,480,000	As Is	3/4/2022
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%					1,275,000	As Is	3/1/2022
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%					1,220,000	As Is	2/25/2022
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%					1,320,000	As Is	3/5/2022
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%					1,060,000	As Is	3/7/2022
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	1.78	1.72	10.3%	9.9%	33,100,000	As Is Portfolio	5/11/2022	64.4%
11.01	Property		1	White Horse Commons	0.7%					7,200,000	As Is	4/15/2022
11.02	Property		1	Hillview Plaza	0.7%					7,200,000	As Is	4/15/2022
11.03	Property		1	Tidewater Plaza	0.7%					6,400,000	As Is	4/26/2022
11.04	Property		1	Boiling Springs Centre	0.6%					6,100,000	As Is	4/15/2022
11.05	Property		1	Garber's Crossing	0.6%					5,460,000	As Is	4/21/2022
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	1.73	1.67	10.0%	9.7%	31,780,000	As Is Portfolio	5/11/2022	65.6%
12.01	Property		1	Creekside Plaza	1.1%					10,400,000	As Is	4/15/2022
12.02	Property		1	Southside Commons	0.8%					7,700,000	As Is	4/26/2022
12.03	Property		1	Southtowne Commons	0.7%					6,500,000	As Is	4/17/2022
12.04	Property		1	Piedmont Plaza	0.7%					6,500,000	As Is	4/15/2022
13	Loan		1	League City Storage	3.0%	1.76	1.74	9.1%	9.0%	30,700,000	As Is	2/27/2022	61.0%
14	Loan		1	501 W 24th Street	2.5%	1.47	1.46	9.5%	9.4%	28,800,000	As Is	4/1/2022	55.0%
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	1.63	1.60	10.7%	10.5%	79,350,000	As Is	Various	49.1%
15.01	Property		1	Airport Road Self Storage	0.8%					28,890,000	As Is	3/15/2022
15.02	Property		1	Morada Self Storage	0.4%					15,950,000	As Is	3/28/2022
15.03	Property		1	Highway 88 Self Storage	0.3%					9,550,000	As Is	3/1/2022
15.04	Property		1	Beckman Road Industrial	0.3%					11,700,000	As Is	3/16/2022
15.05	Property		1	Highway 99 Self Storage	0.2%					8,010,000	As Is	3/28/2022
15.06	Property		1	Eight Mile Road Self Storage	0.2%					5,250,000	As Is	3/16/2022
16	Loan		1	Enterprise Mills	2.1%	2.10	2.10	10.7%	10.7%	24,400,000	As Is	1/28/2022	54.1%
17	Loan		2	Roselle & Color Plaza	2.1%	3.05	2.85	16.1%	15.1%	30,200,000	As Is	3/29/2022	43.4%
17.01	Property		1	Color Plaza	1.1%					16,300,000	As Is	3/29/2022
17.02	Property		1	Roselle Plaza	1.0%					13,900,000	As Is	3/29/2022
18	Loan		1	Las Casitas MHP	2.0%	1.40	1.39	9.0%	8.9%	21,500,000	As Is	5/3/2022	58.1%
19	Loan	42	1	348 13th Street	1.7%	1.90	1.82	9.9%	9.5%	21,900,000	As Is	3/14/2022	50.2%
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	2.12	2.03	11.7%	11.2%	19,800,000	As Is	3/8/2022	54.8%
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	1.70	1.67	10.3%	10.2%	17,180,000	As Is	3/24/2022	59.7%
21.01	Property		1	Spring & Stone Manor	1.0%					11,100,000	As Is	3/24/2022
21.02	Property		1	Fountain House MHP	0.3%					3,160,000	As Is	3/24/2022
21.03	Property		1	Windsor Castle MHP	0.3%					2,920,000	As Is	3/24/2022
22	Loan	47	1	25-28 Broadway	1.6%	1.59	1.58	7.6%	7.5%	15,800,000	As Is	3/28/2022	63.3%
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	1.84	1.81	10.8%	10.6%	17,610,000	As Is	Various	52.5%
23.01	Property		1	Melanie Rose MHP	0.4%					4,530,000	As Is	4/18/2022
23.02	Property		1	Sugar Ridge MHP	0.4%					4,230,000	As Is	4/18/2022
23.03	Property		1	Acadian Acres MHP	0.3%					3,950,000	As Is	4/18/2022
23.04	Property		1	Twin Oaks MHP	0.2%					2,640,000	As Is	4/22/2022
23.05	Property		1	Anita Park MHP	0.2%					2,260,000	As Is	4/18/2022
24	Loan	49	1	Valcour Industrial	1.4%	1.85	1.58	12.7%	10.8%	13,100,000	As Is	1/25/2022	70.0%

A-19

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)
						4	4
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	4.45	4.35	17.8%	17.4%	319,000,000	As Stabilized	12/1/2023	26.6%
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	5.08	5.08	16.9%	16.9%	244,000,000	As Is	11/15/2021	31.8%
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	2.17	2.05	9.4%	8.8%	182,200,000	As Is	11/12/2021	60.4%
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	1.66	1.59	9.5%	9.1%	12,150,000	As Is	Various	59.7%
28.01	Property		1	1267 1st Avenue	0.8%					8,100,000	As Is	4/8/2022
28.02	Property		1	4334 Katonah Avenue	0.4%					4,050,000	As Is	4/5/2022
29	Loan		1	Huntley Park Industrial	0.9%	1.77	1.67	10.2%	9.6%	10,100,000	As Is	2/1/2022	55.2%
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	2.03	1.91	10.8%	10.2%	6,100,000	As Is	3/9/2022	59.0%
31	Loan		1	CityLine Midtown Self Storage	0.4%	1.39	1.37	9.1%	9.0%	4,020,000	As Is	3/14/2022	67.9%
32	Loan	65	1	CVS Ashland Road	0.3%	1.31	1.31	8.7%	8.7%	3,250,000	As Is	2/8/2022	62.2%

A-20

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF
							5
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	33.3%	96.4%
1.01	Property		1	Yorkshire Towers	8.2%		96.3%	3/1/2022	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%		96.9%	3/1/2022	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	47.6%	79.1%	3/31/2022	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	60.8%	100.0%	2/15/2022	No	The New School	212,800
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	54.2%	79.3%
4.01	Property		1	80 Monroe Avenue	3.5%		91.3%	3/1/2022	No	GSA	89,089
4.02	Property		1	2400 Herodian Way	1.9%		81.7%	3/2/2022	No	American Data Solutions	12,935
4.03	Property		1	5720 LBJ Freeway	1.3%		57.5%	3/2/2022	No	Cinergy Entertainment Group, Inc.	8,567
5	Loan		1	Brighton Towne Square	6.3%	61.2%	97.8%	5/18/2022	No	Home Depot	111,892
6	Loan	8, 26	1	2550 M Street	6.3%	65.5%	100.0%	6/6/2022	Yes	Squire Patton Boggs (US) LLP	207,081
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	62.6%	90.5%	2/1/2022	No	iCIMS, Inc.	331,378
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	22.6%	80.1%	3/31/2022	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	42.6%	87.3%	11/1/2021	No	CoreSite	176,685
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	53.1%	100.0%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	41,917
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%		100.0%	6/1/2022	Yes	Pick 'n Save	61,048
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%		100.0%	6/1/2022	Yes	Schnucks	142,357
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	42,311
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	44,237
10.06	Property		1	Publix - Decatur (Point), AL	0.2%		100.0%	6/1/2022	Yes	Publix	45,600
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%		100.0%	6/1/2022	Yes	PNC Bank, N.A.	15,896
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	41,952
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	43,240
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%		100.0%	6/1/2022	Yes	Walmart Neighborhood Market	42,311
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%		100.0%	6/1/2022	Yes	CVS Pharmacy	13,253
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%		100.0%	6/1/2022	Yes	Huntington Bancshares	43,500
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%		100.0%	6/1/2022	Yes	CVS Pharmacy	10,965
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%		100.0%	6/1/2022	Yes	O'Reilly Auto Parts	16,240
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%		100.0%	6/1/2022	Yes	U.S. Bank National Association	5,300
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%		100.0%	6/1/2022	Yes	CVS Pharmacy	9,600
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%		100.0%	6/1/2022	Yes	7-Eleven	3,000
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%		100.0%	6/1/2022	Yes	U.S. Bank National Association	4,250
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%		100.0%	6/1/2022	Yes	Sherwin Williams	3,500
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%		100.0%	6/1/2022	Yes	O'Reilly Auto Parts	7,150
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%		100.0%	6/1/2022	Yes	PNC Bank, N.A.	5,000
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%		100.0%	6/1/2022	Yes	Napa Auto Parts	10,500
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%		100.0%	6/1/2022	Yes	Family Dollar	8,353
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,026
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%		100.0%	6/1/2022	Yes	U.S. Bank National Association	5,477
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%		100.0%	6/1/2022	Yes	Dollar Tree	8,300
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,026
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,495
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,026
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%		100.0%	6/1/2022	Yes	Sherwin Williams	4,884
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%		100.0%	6/1/2022	Yes	Dollar General	10,736
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,014
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%		100.0%	6/1/2022	Yes	Dollar General	9,014
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%		100.0%	6/1/2022	Yes	Citizens Bank	2,475
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	64.4%	96.4%
11.01	Property		1	White Horse Commons	0.7%		100.0%	4/1/2022	No	Shoe Show	6,505
11.02	Property		1	Hillview Plaza	0.7%		94.9%	4/1/2022	No	Shoe Show	4,312
11.03	Property		1	Tidewater Plaza	0.7%		93.4%	4/1/2022	No	Dollar Tree	8,041
11.04	Property		1	Boiling Springs Centre	0.6%		100.0%	4/1/2022	No	Dollar Tree	8,018
11.05	Property		1	Garber's Crossing	0.6%		93.1%	4/1/2022	No	Dollar Tree	9,500
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	65.6%	94.0%
12.01	Property		1	Creekside Plaza	1.1%		93.0%	4/1/2022	No	PetSmart, Inc.	6,624
12.02	Property		1	Southside Commons	0.8%		100.0%	4/1/2022	No	Dollar Tree	9,023
12.03	Property		1	Southtowne Commons	0.7%		81.6%	4/1/2022	No	Dollar Tree	10,009
12.04	Property		1	Piedmont Plaza	0.7%		100.0%	4/1/2022	No	Dollar Tree	8,000
13	Loan		1	League City Storage	3.0%	61.0%	99.4%	3/7/2022	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	55.0%	100.0%	6/6/2022	Yes	Lehman-Maupin L.L.C. (Art Gallery)	7,807
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	40.6%	97.8%
15.01	Property		1	Airport Road Self Storage	0.8%		94.3%	4/15/2022	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%		99.2%	4/15/2022	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%		98.1%	4/15/2022	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%		100.0%	6/6/2022	Yes	Cepheid (subsidiary of Danaher Corp)	99,000
15.05	Property		1	Highway 99 Self Storage	0.2%		98.6%	4/15/2022	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%		97.1%	4/15/2022	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	54.1%	94.8%	4/25/2022	No	Rural Sourcing, Inc.	16,860
17	Loan		2	Roselle & Color Plaza	2.1%	43.4%	100.0%
17.01	Property		1	Color Plaza	1.1%		100.0%	4/5/2022	No	Seabra Supermarket	19,065
17.02	Property		1	Roselle Plaza	1.0%		100.0%	4/5/2022	No	Pep Boys	12,297
18	Loan		1	Las Casitas MHP	2.0%	58.1%	100.0%	5/16/2022	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	50.2%	100.0%	4/20/2022	No	8616 Day Care Inc.	4,800
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	54.8%	89.5%	4/18/2022	No	American Plus Bank, N.A	8,459
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	59.7%	88.9%
21.01	Property		1	Spring & Stone Manor	1.0%		89.3%	5/1/2022	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%		82.6%	5/1/2022	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%		96.0%	5/1/2022	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	63.3%	100.0%	4/26/2022	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	52.5%	92.0%
23.01	Property		1	Melanie Rose MHP	0.4%		96.2%	5/12/2022	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%		90.4%	5/12/2022	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%		82.2%	5/12/2022	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%		97.9%	5/12/2022	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%		97.6%	5/12/2022	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	65.1%	100.0%	3/2/2022	No	Schroeder & Tremayne, Inc.	296,123

A-21

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF
							5
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	26.6%	95.9%	12/1/2021	No	New Day	56,048
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	31.8%	82.6%	1/1/2022	No	John Wiley & Sons Inc.	293,633
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	60.4%	100.0%	6/6/2022	Yes	Panasonic Corporation of North America	337,543
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	59.7%	100.0%
28.01	Property		1	1267 1st Avenue	0.8%		100.0%	4/1/2022	No	LA Gourmet	1,838
28.02	Property		1	4334 Katonah Avenue	0.4%		100.0%	4/1/2022	No	Rosmuk INC	3,720
29	Loan		1	Huntley Park Industrial	0.9%	55.2%	100.0%	2/1/2022	No	Department of Revenue (FL)	26,744
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	59.0%	100.0%	3/1/2022	No	Chicken Salad Chick	2,800
31	Loan		1	CityLine Midtown Self Storage	0.4%	61.6%	96.3%	2/28/2022	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	51.7%	100.0%	6/6/2022	Yes	CVS	10,125

A-22

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
							6				6
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	61.5%	6/30/2030	CapGemini America, Inc.	64,500	18.7%	9/30/2037
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%
4.01	Property		1	80 Monroe Avenue	3.5%	43.7%	5/18/2031	Morgan & Morgan Memphis, LLC	18,085	8.9%	4/30/2031
4.02	Property		1	2400 Herodian Way	1.9%	8.5%	1/31/2024	Construction Managers, Inc. of Goldsboro	12,022	7.9%	9/30/2027
4.03	Property		1	5720 LBJ Freeway	1.3%	6.6%	10/31/2023	The Law Office of Kelly T Curran PLLC	5,781	4.5%	1/31/2026
5	Loan		1	Brighton Towne Square	6.3%	45.3%	1/31/2028	UofM	41,500	16.8%	4/30/2025
6	Loan	8, 26	1	2550 M Street	6.3%	100.0%	4/30/2032	NAP	NAP	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	24.2%	11/30/2032	Guardian Life Insurance Company of America	91,319	6.7%	12/31/2032
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	26.7%	7/31/2029	Musick Peeler	106,475	16.1%	10/31/2023
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	100.0%	4/12/2032	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	100.0%	12/31/2029	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	100.0%	12/31/2028	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	100.0%	1/27/2031	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	100.0%	8/31/2031	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	100.0%	2/28/2038	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	100.0%	4/30/2032	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	100.0%	10/21/2031	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	100.0%	1/13/2031	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	100.0%	1/27/2031	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	100.0%	1/30/2030	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	100.0%	12/31/2030	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	100.0%	6/30/2027	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	100.0%	10/31/2031	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	100.0%	1/31/2028	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	100.0%	5/31/2032	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	100.0%	8/31/2028	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	100.0%	1/31/2028	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	100.0%	2/28/2033	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	100.0%	8/31/2036	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	100.0%	5/31/2031	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	100.0%	7/31/2029	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	100.0%	9/30/2029	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	100.0%	2/28/2030	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	100.0%	1/31/2028	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	100.0%	1/31/2029	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	100.0%	5/31/2028	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	100.0%	10/31/2028	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	100.0%	5/31/2029	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	100.0%	8/31/2031	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	100.0%	10/31/2028	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	100.0%	2/29/2028	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	100.0%	8/31/2029	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	100.0%	6/30/2027	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%
11.01	Property		1	White Horse Commons	0.7%	19.3%	7/31/2028	City Gear	4,718	14.0%	5/31/2029
11.02	Property		1	Hillview Plaza	0.7%	13.1%	11/30/2023	Cato	4,240	12.8%	1/31/2025
11.03	Property		1	Tidewater Plaza	0.7%	26.6%	8/31/2027	Cato	4,160	13.8%	1/31/2023
11.04	Property		1	Boiling Springs Centre	0.6%	26.7%	6/30/2032	Cato	4,160	13.9%	1/31/2025
11.05	Property		1	Garber's Crossing	0.6%	32.6%	8/31/2027	Cato	3,600	12.4%	1/31/2025
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%
12.01	Property		1	Creekside Plaza	1.1%	15.4%	4/30/2023	Hibbett Sporting Goods, Inc.	6,000	14.0%	7/31/2024
12.02	Property		1	Southside Commons	0.8%	24.1%	4/30/2024	Cato	4,240	11.3%	1/31/2024
12.03	Property		1	Southtowne Commons	0.7%	32.0%	8/31/2029	The Shoe Dept.	4,000	12.8%	10/31/2023
12.04	Property		1	Piedmont Plaza	0.7%	24.2%	8/31/2025	Shoe Show	6,000	18.1%	11/30/2024
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	100.0%	4/30/2037	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	100.0%	1/31/2031	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	9.4%	12/31/2026	Augusta Canal Authority	16,529	9.2%	12/31/2022
17	Loan		2	Roselle & Color Plaza	2.1%
17.01	Property		1	Color Plaza	1.1%	37.6%	8/31/2029	CVS	9,814	19.4%	1/31/2025
17.02	Property		1	Roselle Plaza	1.0%	24.5%	3/31/2023	JL Real Estate	5,965	11.9%	7/31/2032
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	26.6%	6/30/2031	Premier Imaging	4,300	23.8%	8/31/2025
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	11.5%	10/31/2026	Medical Imaging Partners	4,998	6.8%	11/30/2024
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	60.4%	12/31/2025	Miss Elaine, Inc.	193,877	39.6%	12/31/2024

A-23

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
							6				6
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	17.9%	12/31/2032	Goldman Sachs	39,757	12.7%	9/30/2032
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	52.6%	3/31/2033	Sumitomo Mitsui Trust Bank	38,134	6.8%	1/31/2024
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	100.0%	4/30/2031	NAP	NAP	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%
28.01	Property		1	1267 1st Avenue	0.8%	24.9%	10/31/2028	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	23.5%	7/31/2026	Prime Cuts	3,720	23.5%	9/30/2028
29	Loan		1	Huntley Park Industrial	0.9%	41.1%	4/30/2033	State of Florida Fire Marshall DFS	7,500	11.5%	4/30/2026
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	20.4%	6/30/2025	Mi Lash Studio	2,050	15.0%	12/31/2026
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	100.0%	1/31/2033	NAP	NAP	NAP	NAP

A-24

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
									6
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	Hulu LLC	40,106	11.6%	5/31/2025	Citibank, N.A.
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%
4.01	Property		1	80 Monroe Avenue	3.5%	Shelby County Government	12,277	6.0%	6/30/2023	Allen, Summers, Simpson, Lillie & Gresham, PPLC
4.02	Property		1	2400 Herodian Way	1.9%	Integrated Solutions for Systems, Inc.	9,273	6.1%	7/31/2024	Benchmark Rehabilitation Partners, LLC
4.03	Property		1	5720 LBJ Freeway	1.3%	Pathways Youth and Family Services, Inc.	4,623	3.6%	9/30/2026	McGilberry and Shirer, LLP
5	Loan		1	Brighton Towne Square	6.3%	Staples	27,610	11.2%	10/31/2032	CSIG
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	NAP	NAP	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	WorkWave LLC	71,667	5.2%	5/27/2029	Jersey Central Power & Light Company
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	Verizon Global Networks	61,881	9.4%	7/31/2029	CenturyLink Communications, LLC
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%
11.01	Property		1	White Horse Commons	0.7%	Family Dental	4,007	11.9%	1/31/2027	Buddy's Home Furnishings
11.02	Property		1	Hillview Plaza	0.7%	By Essence	4,000	12.1%	12/31/2023	Rent-A-Center
11.03	Property		1	Tidewater Plaza	0.7%	Shoe Show	3,200	10.6%	5/31/2024	E-Smoke Tobacco & Vape
11.04	Property		1	Boiling Springs Centre	0.6%	Fuji Express	3,500	11.7%	2/28/2025	The Shoe Dept.
11.05	Property		1	Garber's Crossing	0.6%	Skrimp Shack	2,406	8.3%	10/31/2026	Virginia A.B.C. Store
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%
12.01	Property		1	Creekside Plaza	1.1%	China Town	5,000	11.6%	MTM	Cato
12.02	Property		1	Southside Commons	0.8%	Shoe Show	3,512	9.4%	11/30/2023	Verizon Wireless
12.03	Property		1	Southtowne Commons	0.7%	Cato	3,600	11.5%	1/31/2024	OneMain Financial
12.04	Property		1	Piedmont Plaza	0.7%	Cato	4,160	12.6%	1/31/2024	A to Z Liquor
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	Fatsville Enterprises	7,490	4.2%	2/28/2024	Kilpatrick, Townsend & Stockton, LLP
17	Loan		2	Roselle & Color Plaza	2.1%
17.01	Property		1	Color Plaza	1.1%	Fashion Gallery	6,247	12.3%	1/31/2025	Jin P Chen Discount Store
17.02	Property		1	Roselle Plaza	1.0%	Sung Man Kim	5,017	10.0%	3/31/2024	711 Roselle Grocery Inc.
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	Park Slope Mental Health	3,395	18.8%	4/30/2032	Dr. Himansh Khanna
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	Easyfind Co., Inc.	3,261	4.4%	9/30/2024	Michael Minehart MD, Inc.
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	NAP

A-25

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant
									6
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Comvest	39,119	12.5%	3/31/2033	Elliott Mgmt
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Crunch Holdings LLC	21,196	3.8%	8/31/2029	Burgiss Group LLC The
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%
28.01	Property		1	1267 1st Avenue	0.8%	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	Linda Pizza	1,860	11.8%	11/30/2029	Woodlawn (Smoth shop)
29	Loan		1	Huntley Park Industrial	0.9%	ERC	7,500	11.5%	12/5/2025	O.H. Industries Inc.
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	Enchanted Escape Nail Spa	2,012	14.7%	4/30/2027	PNC Bank, N.A.
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	NAP

A-26

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
								6
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	14,872	4.3%	4/30/2028	Coach Inc	7,073	2.0%
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%
4.01	Property		1	80 Monroe Avenue	3.5%	11,064	5.4%	5/31/2027	Insight Discovery, LLC	8,479	4.2%
4.02	Property		1	2400 Herodian Way	1.9%	7,326	4.8%	9/30/2023	Webber, LLC	6,599	4.3%
4.03	Property		1	5720 LBJ Freeway	1.3%	4,587	3.5%	8/31/2025	SE2, LLC	4,000	3.1%
5	Loan		1	Brighton Towne Square	6.3%	27,438	11.1%	7/16/2028	Party City	10,400	4.2%
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	69,870	5.1%	12/31/2027	International Flavors & Fragrances, L.P.	60,104	4.4%
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	56,251	8.5%	12/31/2025	Crowell, Weedon	43,301	6.5%
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%
11.01	Property		1	White Horse Commons	0.7%	4,000	11.9%	5/31/2027	It's Fashion Store	3,200	9.5%
11.02	Property		1	Hillview Plaza	0.7%	4,000	12.1%	10/31/2023	Le Nails	3,007	9.1%
11.03	Property		1	Tidewater Plaza	0.7%	2,523	8.3%	10/31/2024	T-Mobile	2,009	6.6%
11.04	Property		1	Boiling Springs Centre	0.6%	3,500	11.7%	10/31/2024	T-Mobile	2,400	8.0%
11.05	Property		1	Garber's Crossing	0.6%	2,400	8.2%	5/31/2024	CosmoProf	2,400	8.2%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%
12.01	Property		1	Creekside Plaza	1.1%	4,720	11.0%	1/31/2025	Dixon Discount Tobacco & Vape	3,115	7.2%
12.02	Property		1	Southside Commons	0.8%	3,193	8.5%	6/30/2024	It's Fashion Store	3,120	8.3%
12.03	Property		1	Southtowne Commons	0.7%	1,600	5.1%	12/31/2023	Wireless Zone	1,600	5.1%
12.04	Property		1	Piedmont Plaza	0.7%	3,213	9.7%	7/31/2022	OpSource	2,494	7.5%
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	6,514	3.6%	12/31/2022	Georgia Legal Services Program, Inc.	5,810	3.2%
17	Loan		2	Roselle & Color Plaza	2.1%
17.01	Property		1	Color Plaza	1.1%	3,400	6.7%	8/31/2023	Jin Chen Laundromat	1,925	3.8%
17.02	Property		1	Roselle Plaza	1.0%	4,849	9.7%	1/31/2024	Mac J Services	4,830	9.6%
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	2,884	16.0%	2/28/2026	Maimonides Medical Center	1,500	8.3%
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	2,974	4.0%	MTM	Leonard Lem, DDS	2,702	3.7%
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	NAP	NAP

A-27

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA
								6
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	26,662	8.5%	9/30/2033	Related Southeast	17,707	5.7%
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	19,018	3.4%	11/30/2026	Educationdynamics LLC	18,063	3.2%
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%
28.01	Property		1	1267 1st Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	930	5.9%	5/31/2031	NAP	NAP	NAP
29	Loan		1	Huntley Park Industrial	0.9%	7,500	11.5%	10/31/2023	Auto Dealers Wholesale	6,500	10.0%
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	2,000	14.6%	9/30/2030	Salty Dawg	2,000	14.6%
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP

A-28

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						6
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%
1.01	Property		1	Yorkshire Towers	8.2%	NAP	2/3/2022	NAP	1/19/2022	NAP	NAP	No	Fee
1.02	Property		1	Lexington Towers	1.3%	NAP	1/19/2022	NAP	1/19/2022	NAP	NAP	No	Fee
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	3/29/2022	NAP	4/7/2022	3/29/2022	10%	No	Fee
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	1/31/2024	3/1/2022	NAP	3/4/2022	NAP	NAP	No	Fee
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%
4.01	Property		1	80 Monroe Avenue	3.5%	7/31/2024	4/15/2022	NAP	3/22/2022	3/22/2022	17%	No	Fee / Leasehold
4.02	Property		1	2400 Herodian Way	1.9%	1/31/2025	4/15/2022	NAP	3/22/2022	NAP	NAP	No	Fee
4.03	Property		1	5720 LBJ Freeway	1.3%	8/31/2022	4/15/2022	NAP	3/22/2022	NAP	NAP	No	Fee
5	Loan		1	Brighton Towne Square	6.3%	2/28/2026	4/20/2022	NAP	4/20/2022	NAP	NAP	No	Fee
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	11/8/2021	NAP	11/19/2021	NAP	NAP	No	Leasehold
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	9/30/2033	2/14/2022	NAP	2/14/2022	NAP	NAP	No	Fee
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	3/15/2022	NAP	3/15/2022	3/15/2022	9%	No	Fee
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	12/31/2024	12/3/2021	NAP	12/3/2021	12/3/2021	18%	Yes - AE	Fee
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	3/14/2022	NAP	3/14/2022	NAP	NAP	Yes - A	Fee
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	3/24/2022	NAP	3/24/2022	NAP	NAP	No	Fee
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	3/22/2022	NAP	3/22/2022	NAP	NAP	No	Fee
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	1/31/2022	NAP	2/1/2022	NAP	NAP	Yes - A	Fee
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	3/15/2022	NAP	3/15/2022	NAP	NAP	No	Fee
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	3/15/2022	NAP	3/15/2022	NAP	NAP	No	Fee
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	Yes - AE	Fee
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	1/31/2022	NAP	1/31/2022	NAP	NAP	No	Fee
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	2/10/2022	NAP	2/10/2022	NAP	NAP	No	Fee
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	2/10/2022	4/8/2022	2/10/2022	NAP	NAP	No	Fee
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	3/9/2022	NAP	3/11/2022	NAP	NAP	No	Fee
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	2/24/2022	NAP	2/24/2022	NAP	NAP	No	Fee
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	2/24/2022	NAP	3/2/2022	NAP	NAP	No	Fee
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	2/23/2022	4/8/2022	2/23/2022	NAP	NAP	No	Fee
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	2/24/2022	NAP	2/24/2022	NAP	NAP	No	Fee
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	1/28/2022	NAP	3/2/2022	NAP	NAP	No	Fee
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	2/4/2022	NAP	2/4/2022	NAP	NAP	No	Fee
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	1/24/2022	NAP	1/24/2022	NAP	NAP	No	Fee
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	3/21/2022	NAP	3/21/2022	NAP	NAP	No	Fee
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	1/3/2022	NAP	1/3/2022	NAP	NAP	No	Fee
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	12/29/2021	NAP	12/29/2021	NAP	NAP	No	Fee
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	1/17/2022	NAP	1/17/2022	NAP	NAP	Yes - AE	Fee
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	3/18/2022	NAP	3/18/2022	NAP	NAP	No	Fee
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	2/23/2022	NAP	3/3/2022	NAP	NAP	No	Fee
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	3/11/2022	NAP	3/15/2022	NAP	NAP	No	Fee
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	2/1/2022	NAP	2/2/2022	NAP	NAP	No	Fee
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	2/11/2022	NAP	3/2/2022	NAP	NAP	No	Fee
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	2/9/2022	NAP	2/2/2022	NAP	NAP	No	Fee
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%
11.01	Property		1	White Horse Commons	0.7%	1/31/2023	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
11.02	Property		1	Hillview Plaza	0.7%	5/31/2027	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
11.03	Property		1	Tidewater Plaza	0.7%	1/31/2027	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
11.04	Property		1	Boiling Springs Centre	0.6%	4/30/2023	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
11.05	Property		1	Garber's Crossing	0.6%	6/30/2023	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%
12.01	Property		1	Creekside Plaza	1.1%	11/30/2026	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
12.02	Property		1	Southside Commons	0.8%	1/31/2023	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
12.03	Property		1	Southtowne Commons	0.7%	1/31/2025	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
12.04	Property		1	Piedmont Plaza	0.7%	2/28/2023	4/27/2022	NAP	4/27/2022	NAP	NAP	No	Fee
13	Loan		1	League City Storage	3.0%	NAP	3/4/2022	NAP	3/4/2022	NAP	NAP	No	Fee
14	Loan		1	501 W 24th Street	2.5%	NAP	4/8/2022	NAP	4/8/2022	NAP	NAP	No	Fee
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	3/31/2022	NAP	4/4/2022	3/28/2022	10%	No	Fee
15.02	Property		1	Morada Self Storage	0.4%	NAP	3/31/2022	NAP	4/4/2022	3/28/2022	9%	No	Fee
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	3/21/2022	NAP	4/4/2022	3/28/2022	7%	No	Fee
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	4/6/2022	NAP	4/4/2022	3/28/2022	8%	No	Fee
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	4/4/2022	NAP	4/4/2022	3/28/2022	7%	No	Fee
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	4/5/2022	NAP	4/4/2022	3/28/2022	8%	No	Fee
16	Loan		1	Enterprise Mills	2.1%	2/28/2026	12/8/2021	NAP	12/8/2021	NAP	NAP	No	Fee
17	Loan		2	Roselle & Color Plaza	2.1%
17.01	Property		1	Color Plaza	1.1%	7/31/2028	4/6/2022	NAP	4/6/2022	NAP	NAP	No	Fee
17.02	Property		1	Roselle Plaza	1.0%	6/30/2026	4/11/2022	NAP	4/6/2022	NAP	NAP	No	Fee
18	Loan		1	Las Casitas MHP	2.0%	NAP	4/21/2022	NAP	4/21/2022	4/26/2022	7%	No	Fee
19	Loan	42	1	348 13th Street	1.7%	12/31/2023	3/30/2022	NAP	3/24/2022	NAP	NAP	No	Fee
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	12/31/2022	3/10/2022	NAP	3/11/2022	3/11/2022	15%	No	Fee
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	3/30/2022	NAP	3/30/2022	NAP	NAP	Yes - AE	Fee
21.02	Property		1	Fountain House MHP	0.3%	NAP	3/30/2022	NAP	3/30/2022	NAP	NAP	No	Fee
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	3/30/2022	NAP	3/30/2022	NAP	NAP	No	Fee
22	Loan	47	1	25-28 Broadway	1.6%	NAP	4/4/2022	NAP	4/4/2022	NAP	NAP	No	Fee
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	5/2/2022	NAP	5/2/2022	NAP	NAP	No	Fee
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	5/2/2022	NAP	5/2/2022	NAP	NAP	Yes - AE	Fee
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	5/2/2022	NAP	5/9/2022	NAP	NAP	Yes - AE	Fee
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	5/2/2022	NAP	5/4/2022	NAP	NAP	Yes - A	Fee
23.05	Property		1	Anita Park MHP	0.2%	NAP	5/2/2022	NAP	5/2/2022	NAP	NAP	Yes - AE	Fee
24	Loan	49	1	Valcour Industrial	1.4%	NAP	2/18/2022	NAP	2/18/2022	NAP	NAP	No	Fee

A-29

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest
						6
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	7/31/2032	12/6/2021	NAP	12/6/2021	NAP	NAP	No	Fee
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	8/31/2029	12/21/2021	NAP	10/26/2021	NAP	NAP	Yes - AE	Leasehold
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	11/18/2021	NAP	11/19/2021	NAP	NAP	No	Fee
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%
28.01	Property		1	1267 1st Avenue	0.8%	NAP	4/13/2022	NAP	4/13/2022	NAP	NAP	No	Fee
28.02	Property		1	4334 Katonah Avenue	0.4%	NAP	4/13/2022	NAP	4/13/2022	NAP	NAP	No	Fee
29	Loan		1	Huntley Park Industrial	0.9%	7/1/2025	3/9/2022	NAP	3/8/2022	NAP	NAP	No	Fee
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	11/30/2026	3/16/2022	NAP	3/16/2022	NAP	NAP	No	Fee
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	2/15/2022	3/31/2022	2/15/2022	NAP	NAP	No	Fee
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	2/23/2022	NAP	2/23/2022	NAP	NAP	No	Fee

A-30

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%					5,390,917
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	34,153
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP	NAP	NAP	NAP	2,815,969
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%					207,320
4.01	Property		1	80 Monroe Avenue	3.5%	12/31/2024	None	0	No
4.02	Property		1	2400 Herodian Way	1.9%	NAP	NAP	NAP	NAP
4.03	Property		1	5720 LBJ Freeway	1.3%	NAP	NAP	NAP	NAP
5	Loan		1	Brighton Towne Square	6.3%	NAP	NAP	NAP	NAP	177,191
6	Loan	8, 26	1	2550 M Street	6.3%	3/30/2121	None	1,700,000	Yes	248,086
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	NAP	NAP	NAP	NAP	617,834
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	0
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP	NAP	NAP	NAP	0
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%					387,576
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%					140,065
11.01	Property		1	White Horse Commons	0.7%	NAP	NAP	NAP	NAP
11.02	Property		1	Hillview Plaza	0.7%	NAP	NAP	NAP	NAP
11.03	Property		1	Tidewater Plaza	0.7%	NAP	NAP	NAP	NAP
11.04	Property		1	Boiling Springs Centre	0.6%	NAP	NAP	NAP	NAP
11.05	Property		1	Garber's Crossing	0.6%	NAP	NAP	NAP	NAP
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%					143,409
12.01	Property		1	Creekside Plaza	1.1%	NAP	NAP	NAP	NAP
12.02	Property		1	Southside Commons	0.8%	NAP	NAP	NAP	NAP
12.03	Property		1	Southtowne Commons	0.7%	NAP	NAP	NAP	NAP
12.04	Property		1	Piedmont Plaza	0.7%	NAP	NAP	NAP	NAP
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	81,965
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	92,487
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%					55,257
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	NAP	NAP	NAP	NAP	99,740
17	Loan		2	Roselle & Color Plaza	2.1%					0
17.01	Property		1	Color Plaza	1.1%	NAP	NAP	NAP	NAP
17.02	Property		1	Roselle Plaza	1.0%	NAP	NAP	NAP	NAP
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	5,876
19	Loan	42	1	348 13th Street	1.7%	NAP	NAP	NAP	NAP	38,723
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP	NAP	NAP	NAP	53,754
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%					79,848
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	33,136
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%					14,870
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	232,423

A-31

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAP	NAP	NAP	NAP	0
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	9/30/2098	None	1,502,800	Yes	122,519
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP	0
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%					97,589
28.01	Property		1	1267 1st Avenue	0.8%	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	NAP	NAP	NAP	NAP
29	Loan		1	Huntley Park Industrial	0.9%	NAP	NAP	NAP	NAP	30,140
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP	NAP	NAP	NAP	22,436
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	6,166
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	0

A-32

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	898,486	367,868	Springing	1,100,000	0	0	1,000,000	0
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	17,076	0	Springing	0	76,706	0	0	0
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	469,328	0	Springing	0	5,763	207,468	1,000,000	57,760
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	41,464	29,480	7,370	0	9,714	0	2,500,000	50,592
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	35,438	26,293	6,573	0	4,117	0	0	20,650
6	Loan	8, 26	1	2550 M Street	6.3%	248,086	0	Springing	0	4,580	0	5,150,000	0
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	308,917	0	Springing	0	24,583	0	8,500,000	Springing
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	Springing	0	Springing	0	Springing	0	0	0
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	Springing	0	Springing	0	Springing	0	0	Springing
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	129,192	0	Springing	0	Springing	0	1,500,000	Springing
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	24,705	0	Springing	0	1,950	0	225,000	9,375
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	22,945	0	Springing	0	2,171	0	225,000	9,375
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	20,491	50,198	25,099	0	1,084	0	0	0
14	Loan		1	501 W 24th Street	2.5%	15,415	6,544	3,272	0	100	0	0	651
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	27,629	56,532	5,855	0	6,502	0	0	0
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	12,468	27,894	6,974	226,871	Springing	226,871	439,563	Springing
17	Loan		2	Roselle & Color Plaza	2.1%	Springing	42,650	5,331	0	2,469	0	0	Springing
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	1,959	9,585	1,598	0	750	0	0	0
19	Loan	42	1	348 13th Street	1.7%	6,454	19,196	1,477	0	458	0	0	4,143
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	17,918	13,168	1,317	0	1,537	0	250,000	Springing
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	8,415	6,757	2,252	0	1,392	0	0	0
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	11,045	13,848	1,385	0	417	0	0	0
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	2,124	5,479	1,826	0	1,300	0	0	0
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	29,053	83,394	7,581	0	6,125	220,500	0	12,250

A-33

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Springing	0	Springing	0	Springing	0	0	Springing
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	138,561	177,648	Springing	700,000	Springing	0	13,900,000	Springing
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	0	0	Springing	0	5,626	135,017	0	42,193
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	19,518	3,985	1,992	0	635	0	0	1,674
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	3,767	0	Springing	0	760	27,360	300,000	4,070
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	5,609	330	Springing	0	228	0	0	1,667
31	Loan		1	CityLine Midtown Self Storage	0.4%	1,028	0	Springing	11,687	264	0	0	0
32	Loan	65	1	CVS Ashland Road	0.3%	Springing	0	Springing	0	Springing	0	0	0

A-34

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	0	0	0	0	0	12,400,000	Springing
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	0	0	0	0	0	0	0
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	3,500,000	0	0	0	0	0	0
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	5,000,000	0	0	0	58,250	5,185,811	0
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	750,000	0	0	0	13,750	0	Springing
6	Loan	8, 26	1	2550 M Street	6.3%	0	0	0	0	0	145,104	0
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	8,500,000	0	0	0	0	6,778,984	Springing
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	0	0	0	0	0	0	0
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	0	0	0	0	0	0	0
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	0	0	0	0	180,760	200,000	0
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	337,500	0	0	0	0	350,238	0
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	337,500	0	0	0	0	0	0
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	0	0	0	0	0	0	0
14	Loan		1	501 W 24th Street	2.5%	0	0	0	0	0	9,111	9,111
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	0	0	0	0	0	0	0
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	439,563	0	0	0	41,250	0	0
17	Loan		2	Roselle & Color Plaza	2.1%	0	0	0	0	179,372	0	0
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	0	0	0	0	0	1,500,000	0
19	Loan	42	1	348 13th Street	1.7%	0	0	0	0	0	0	Springing
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	250,000	0	0	0	0	0	0
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	0	0	0	0	50,000	0	0
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	0	0	0	0	5,000	1,000,000	0
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	0	0	0	0	58,666	138,171	Springing
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	441,000	0	0	0	3,850	0	0

A-35

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	0	0	0	0	0	45,498,551	0
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	2,360,000	0	0	0	0	1,469,000	165,616
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	0	0	0	0	0	0	0
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	0	0	0	0	86,188	30,000	0
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	244,196	0	0	0	0	0	0
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	100,000	0	0	0	0	177,760	0
31	Loan		1	CityLine Midtown Self Storage	0.4%	0	0	0	0	38,313	0	0
32	Loan	65	1	CVS Ashland Road	0.3%	0	0	0	0	0	0	0

A-36

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Description

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	Unit Upgrade Reserve (Upfront: $6,500,000), Supplemental Income Reserve (Upfront: $5,900,000; Future Quarterly: Springing)
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	Outstanding Obligations Reserve (Upfront: $4,656,586.00), Free Rent Reserve (Upfront: $529,224.84)
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	Major Tenant Renewal Reserve
6	Loan	8, 26	1	2550 M Street	6.3%	Ground Rent Reserve
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	Outstanding Obligations Reserve (Upfront: $6,778,984), Put Price Reserve (Monthly: Springing)
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	Unfunded Obligations Reserve
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	Unfunded Obligations Reserve
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	NAP
14	Loan		1	501 W 24th Street	2.5%	Condominium Assessments Reserve
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	NAP
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	NAP
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	Economic Performance Reserve
19	Loan	42	1	348 13th Street	1.7%	Specified Tenant Renewal Reserve
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	NAP
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	421-a Reserve
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	Flood Business Income Reserve
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	NAP

A-37

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Description

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Unfunded Obligations Reserve ($42,779,553), Base Building Reserve ($2,718,997.83)
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Significant Tenant Rent Replication Reserve (Upfront: $1,258,196.33), Ground Rent Reserve (Upfront: $165,615.50; Monthly: $165,615.50), Free Rent Reserve (Upfront: $45,188)
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	Certificate of Occupancy Reserve
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	Outstanding Tenant Improvements Reserve ($137,760); Tenant Occupancy Reserve ($40,000)
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP

A-38

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	0	0	NAP	Hard (Commercial); Soft (Multifamily)	In Place	Yes	No
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	0	0	NAP	Springing	Springing	Yes	No
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	0	0	NAP	Hard	Springing	Yes	Yes
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	0	0	NAP	Hard	Springing	Yes	Yes
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	0	0	NAP	Springing	Springing	Yes	Yes
6	Loan	8, 26	1	2550 M Street	6.3%	0	0	NAP	Springing	Springing	Yes	Yes
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	0	0	NAP	Hard	Springing	Yes	Yes
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	0	0	NAP	None	Springing	Yes	No
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	0	0	NAP	Hard	Springing	Yes	No
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	0	0	NAP	Hard	Springing	Yes	No
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	0	0	NAP	Springing	Springing	Yes	No
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	0	0	NAP	Springing	Springing	Yes	No
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	0	0	NAP	Springing	Springing	Yes	No
14	Loan		1	501 W 24th Street	2.5%	0	0	NAP	Hard	Springing	Yes	Yes
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	0	0	NAP	Springing	Springing	Yes	No
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	0	0	NAP	Hard (Commercial); Soft (Multifamily)	Springing	Yes	No
17	Loan		2	Roselle & Color Plaza	2.1%	0	0	NAP	Springing	Springing	Yes	No
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	0	0	NAP	Springing	Springing	Yes	No
19	Loan	42	1	348 13th Street	1.7%	0	0	NAP	Springing	Springing	Yes	Yes
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	0	0	NAP	Springing	Springing	Yes	No
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	0	0	NAP	Springing	Springing	Yes	No
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	0	0	NAP	Soft	Springing	Yes	No
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	0	0	NAP	Springing	Springing	Yes	No
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	0	0	NAP	Hard	Springing	Yes	Yes

A-39

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	0	0	NAP	Hard	Springing	Yes	No
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	0	0	NAP	Hard	Springing	Yes	Yes
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	0	0	NAP	Hard	Springing	Yes	Yes
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	0	0	NAP	Springing	Springing	Yes	Yes
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	0	0	NAP	Hard	Springing	Yes	Yes
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	0	0	NAP	Springing	Springing	Yes	No
31	Loan		1	CityLine Midtown Self Storage	0.4%	0	0	NAP	Springing	Springing	Yes	No
32	Loan	65	1	CVS Ashland Road	0.3%	0	0	NAP	Springing	Springing	Yes	Yes

A-40

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	Yes	Yes	60,000,000	258,000,000	662,677.78	816,788.89	221,500,000	3.04000%
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	Yes	Yes	50,000,000	190,000,000	789,819.45	997,666.67	NAP	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	Yes	No	40,000,000	46,800,000	181,891.67	337,354.63	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	Yes	No	40,000,000	170,000,000	733,971.07	906,670.14	NAP	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	Yes	No	23,250,000	366,000,000	858,439.45	912,971.46	NAP	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	Yes	No	22,340,000	81,560,000	315,610.77	402,059.33	NAP	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	Yes	No	13,985,622	24,974,325	136,414.15	212,806.08	NAP	NAP
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-41

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	Yes	No	8,000,000	77,000,000	256,978.59	283,677.66	125,000,000	3.95000%
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Yes	No	8,000,000	69,500,000	192,605.09	214,775.46	76,250,000	3.28000%
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	Yes	No	7,500,000	102,500,000	368,928.82	395,923.61	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-42

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)
									4
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	539,500,000	1,385,715.74	56.6%	2.13	6.6%	174,500,000	7.26626934143267%
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	240,000,000	997,666.67	60.8%	1.61	8.4%	NAP	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	86,800,000	337,354.63	65.5%	1.87	8.8%	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	210,000,000	906,670.14	62.6%	1.68	9.4%	NAP	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	389,250,000	912,971.46	42.6%	3.37	9.6%	NAP	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	103,900,000	402,059.33	53.1%	2.03	9.6%	NAP	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	38,959,947	212,806.08	49.1%	1.60	10.7%	NAP	NAP
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-43

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)
									4
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	210,000,000	700,850.69	65.8%	1.76	7.2%	NAP	NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	153,750,000	426,086.80	63.0%	2.56	8.5%	NAP	NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	110,000,000	395,923.61	60.4%	2.05	9.4%	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-44

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
									4
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	714,000,000	2,457,027.92	74.8%	1.20	5.0%	No
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP	NAP	NAP	NAP	NAP	No
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP	NAP	NAP	NAP	NAP	No
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	NAP	NAP	NAP	NAP	NAP	No
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	NAP	NAP	NAP	NAP	No
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	NAP	NAP	NAP	NAP	NAP	No
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP	NAP	NAP	NAP	NAP	No
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP	NAP	NAP	NAP	NAP	No
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAP	NAP	NAP	NAP	NAP	No
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	NAP	NAP	NAP	NAP	NAP	No
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP	NAP	NAP	NAP	NAP	No
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP	No
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	NAP	No
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	NAP	NAP	NAP	NAP	NAP	No
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	NAP	NAP	NAP	NAP	NAP	No
17	Loan		2	Roselle & Color Plaza	2.1%	NAP	NAP	NAP	NAP	NAP	No
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP	Yes
19	Loan	42	1	348 13th Street	1.7%	NAP	NAP	NAP	NAP	NAP	No
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP	NAP	NAP	NAP	NAP	No
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	NAP	NAP	NAP	NAP	NAP	Yes
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	No
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	No
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	NAP	No

A-45

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
									4
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAP	NAP	NAP	NAP	NAP	No
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	NAP	NAP	NAP	NAP	NAP	No
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	No
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	NAP	NAP	NAP	NAP	NAP	No
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	NAP	NAP	NAP	NAP	NAP	No
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	No
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	No
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	NAP	No

A-46

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Future Debt Permitted Type

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	NAP
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	NAP
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	NAP
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	NAP
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	NAP
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	Mezzanine (Max Combined LTV of 58.1%; Min Combined DSCR of 1.21x; Min Combined Debt Yield of 9.0%; Intercreditor Agreement is required)
19	Loan	42	1	348 13th Street	1.7%	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	Mezzanine (Max Combined LTV of 59.7%; Min Combined DSCR of 1.41x; Min Combined Debt Yield of 10.2%; Intercreditor Agreement is required)
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	NAP
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	NAP

A-47

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Future Debt Permitted Type

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	NAP
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP

A-48

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sponsor	Non-Recourse Carveout Guarantor

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009	Meyer Chetrit and The Gluck Family Trust U/A/D July 16, 2009
1.01	Property		1	Yorkshire Towers	8.2%
1.02	Property		1	Lexington Towers	1.3%
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	John G. King	John G. King
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	Albert Kalimian	Albert Kalimian
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	Olymbec USA LLC	Olymbec USA LLC
4.01	Property		1	80 Monroe Avenue	3.5%
4.02	Property		1	2400 Herodian Way	1.9%
4.03	Property		1	5720 LBJ Freeway	1.3%
5	Loan		1	Brighton Towne Square	6.3%	Mark M. Murphy	Mark M. Murphy
6	Loan	8, 26	1	2550 M Street	6.3%	Jayaprasad Vejendla and Rohit Kumar	Jayaprasad Vejendla and Rohit Kumar
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	Ralph Zucker and Jozef Straus	Ralph Zucker and Jozef Straus
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	Park Intermediate Holdings LLC	Park Intermediate Holdings LLC
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	TechCore, LLC	TechCore, LLC
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	ExchangeRight Real Estate, LLC	ExchangeRight Real Estate, LLC, David Fisher, Joshua Ungerecht and Warren Thomas
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%
10.06	Property		1	Publix - Decatur (Point), AL	0.2%
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	Stanley Werb and Jonathan S. Gaines	Stanley Werb and Jonathan S. Gaines
11.01	Property		1	White Horse Commons	0.7%
11.02	Property		1	Hillview Plaza	0.7%
11.03	Property		1	Tidewater Plaza	0.7%
11.04	Property		1	Boiling Springs Centre	0.6%
11.05	Property		1	Garber's Crossing	0.6%
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	Stanley Werb and Jonathan S. Gaines	Stanley Werb and Jonathan S. Gaines
12.01	Property		1	Creekside Plaza	1.1%
12.02	Property		1	Southside Commons	0.8%
12.03	Property		1	Southtowne Commons	0.7%
12.04	Property		1	Piedmont Plaza	0.7%
13	Loan		1	League City Storage	3.0%	William E. Bellomy	William E. Bellomy
14	Loan		1	501 W 24th Street	2.5%	Jean-Pierre Lehmann and Rachel Lehmann	Jean-Pierre Lehmann and Rachel Lehmann
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	Steven L. Diede	Steven L. Diede
15.01	Property		1	Airport Road Self Storage	0.8%
15.02	Property		1	Morada Self Storage	0.4%
15.03	Property		1	Highway 88 Self Storage	0.3%
15.04	Property		1	Beckman Road Industrial	0.3%
15.05	Property		1	Highway 99 Self Storage	0.2%
15.06	Property		1	Eight Mile Road Self Storage	0.2%
16	Loan		1	Enterprise Mills	2.1%	Richard Kulick and Carlos Imery	Richard Kulick and Carlos Imery
17	Loan		2	Roselle & Color Plaza	2.1%	Don Ackerman and The Don Ackerman Revocable Inter Vivos Trust	Don Ackerman and The Don Ackerman Revocable Inter Vivos Trust
17.01	Property		1	Color Plaza	1.1%
17.02	Property		1	Roselle Plaza	1.0%
18	Loan		1	Las Casitas MHP	2.0%	Kimberly Haines, Charlene Kane and Branon Kane	Kimberly Haines, Charlene Kane and Branon Kane
19	Loan	42	1	348 13th Street	1.7%	Harry Einhorn	Harry Einhorn
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	Jung S. Ha, Kyung M. Ha and Jaekyong Lawrence Han	Jung S. Ha, Kyung M. Ha and Jaekyong Lawrence Han
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	J. Herbert Fisher, Jr., Scott A. Rhoades and David H. Nguyen	J. Herbert Fisher, Jr., Scott A. Rhoades and David H. Nguyen
21.01	Property		1	Spring & Stone Manor	1.0%
21.02	Property		1	Fountain House MHP	0.3%
21.03	Property		1	Windsor Castle MHP	0.3%
22	Loan	47	1	25-28 Broadway	1.6%	Antonio Disaverio	Antonio Disaverio
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	Kris A. Hodges and Michael Hyatt	Kris A. Hodges and Michael Hyatt
23.01	Property		1	Melanie Rose MHP	0.4%
23.02	Property		1	Sugar Ridge MHP	0.4%
23.03	Property		1	Acadian Acres MHP	0.3%
23.04	Property		1	Twin Oaks MHP	0.2%
23.05	Property		1	Anita Park MHP	0.2%
24	Loan	49	1	Valcour Industrial	1.4%	Michael J. Roberts and Thomas E. Roberts	Michael J. Roberts and Thomas E. Roberts

A-49

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Sponsor	Non-Recourse Carveout Guarantor

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	The Related Companies, L.P.	The Related Companies, L.P.
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	Steven J. Pozycki and David Werner	Steven J. Pozycki and David Werner
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	Arch Street Capital Advisors	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	David Massey and Noreen Fleming	David Massey and Noreen Fleming
28.01	Property		1	1267 1st Avenue	0.8%
28.02	Property		1	4334 Katonah Avenue	0.4%
29	Loan		1	Huntley Park Industrial	0.9%	Abhishek Mathur and Brian C. Adams	Abhishek Mathur and Brian C. Adams
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	Richard Neil Rainer and Clayton Lee McDaniel	Richard Neil Rainer and Clayton Lee McDaniel
31	Loan		1	CityLine Midtown Self Storage	0.4%	George Thacker, Lawrence Charles Kaplan and Richard Schontz	George Thacker, Lawrence Charles Kaplan and Richard Schontz
32	Loan	65	1	CVS Ashland Road	0.3%	Dennis Townsend	Dennis Townsend

A-50

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
									9		7
1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	No	Yes	Refinance		318,000,000	0	396,000,000	0	714,000,000
1.01	Property		1	Yorkshire Towers	8.2%				No
1.02	Property		1	Lexington Towers	1.3%				No
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	No	No	Refinance	No	50,000,000	0	0	0	50,000,000
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	No	Yes	Recapitalization	No	240,000,000	140,421,540	0	0	380,421,540
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	No	No	Refinance		43,000,000	0	0	0	43,000,000
4.01	Property		1	80 Monroe Avenue	3.5%				No
4.02	Property		1	2400 Herodian Way	1.9%				No
4.03	Property		1	5720 LBJ Freeway	1.3%				No
5	Loan		1	Brighton Towne Square	6.3%	No	No	Refinance	No	40,000,000	1,655,000	0	0	41,655,000
6	Loan	8, 26	1	2550 M Street	6.3%	No	No	Acquisition	No	86,800,000	50,875,250	0	2,000,000	139,675,250
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	No	No	Refinance	No	210,000,000	0	0	0	210,000,000
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	No	No	Refinance	Yes	30,000,000	0	0	0	30,000,000
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	No	No	Refinance	No	389,250,000	0	0	0	389,250,000
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	Yes	No	Acquisition		103,900,000	100,606,605	0	0	204,506,605
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%				No
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%				No
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%				No
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%				Yes
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%				No
10.06	Property		1	Publix - Decatur (Point), AL	0.2%				No
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%				No
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%				No
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%				No
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%				No
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%				No
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%				Yes
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%				No
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%				No
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%				No
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%				No
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%				No
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%				No
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%				Yes
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%				No
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%				No
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%				No
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%				No
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%				No
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%				No
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%				No
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%				No
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%				Yes
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%				No
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%				No
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%				No
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%				No
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%				No
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%				No
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	No	No	Refinance		21,312,616	0	0	0	21,312,616
11.01	Property		1	White Horse Commons	0.7%				No
11.02	Property		1	Hillview Plaza	0.7%				No
11.03	Property		1	Tidewater Plaza	0.7%				No
11.04	Property		1	Boiling Springs Centre	0.6%				No
11.05	Property		1	Garber's Crossing	0.6%				No
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	No	No	Refinance		20,859,384	0	0	0	20,859,384
12.01	Property		1	Creekside Plaza	1.1%				No
12.02	Property		1	Southside Commons	0.8%				No
12.03	Property		1	Southtowne Commons	0.7%				No
12.04	Property		1	Piedmont Plaza	0.7%				No
13	Loan		1	League City Storage	3.0%	No	No	Acquisition	No	18,725,000	8,566,692	0	0	27,291,692
14	Loan		1	501 W 24th Street	2.5%	No	No	Refinance	No	15,850,000	0	0	0	15,850,000
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	No	No	Refinance		39,000,000	0	0	0	39,000,000
15.01	Property		1	Airport Road Self Storage	0.8%				No
15.02	Property		1	Morada Self Storage	0.4%				No
15.03	Property		1	Highway 88 Self Storage	0.3%				No
15.04	Property		1	Beckman Road Industrial	0.3%				No
15.05	Property		1	Highway 99 Self Storage	0.2%				No
15.06	Property		1	Eight Mile Road Self Storage	0.2%				No
16	Loan		1	Enterprise Mills	2.1%	Yes	No	Refinance	No
17	Loan		2	Roselle & Color Plaza	2.1%	No	No	Refinance
17.01	Property		1	Color Plaza	1.1%				No
17.02	Property		1	Roselle Plaza	1.0%				No
18	Loan		1	Las Casitas MHP	2.0%	No	No	Refinance	No
19	Loan	42	1	348 13th Street	1.7%	No	No	Refinance	No
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	No	Yes	Refinance	No
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	No	No	Refinance
21.01	Property		1	Spring & Stone Manor	1.0%				No
21.02	Property		1	Fountain House MHP	0.3%				No
21.03	Property		1	Windsor Castle MHP	0.3%				No
22	Loan	47	1	25-28 Broadway	1.6%	No	No	Refinance	No
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	No	No	Refinance
23.01	Property		1	Melanie Rose MHP	0.4%				No
23.02	Property		1	Sugar Ridge MHP	0.4%				No
23.03	Property		1	Acadian Acres MHP	0.3%				No
23.04	Property		1	Twin Oaks MHP	0.2%				No
23.05	Property		1	Anita Park MHP	0.2%				No
24	Loan	49	1	Valcour Industrial	1.4%	No	No	Refinance	No

A-51

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)
									9		7
25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	No	No	Refinance	No
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	No	Yes	Acquisition	No
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	No	No	Refinance	No
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	No	No	Refinance
28.01	Property		1	1267 1st Avenue	0.8%				No
28.02	Property		1	4334 Katonah Avenue	0.4%				No
29	Loan		1	Huntley Park Industrial	0.9%	No	Yes	Acquisition	No
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	No	No	Refinance	No
31	Loan		1	CityLine Midtown Self Storage	0.4%	No	No	Acquisition	Yes
32	Loan	65	1	CVS Ashland Road	0.3%	No	No	Refinance	No

A-52

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	545,268,671	0	93,214,219	20,258,785	55,258,325	0	714,000,000	NAP
1.01	Property		1	Yorkshire Towers	8.2%								NAP
1.02	Property		1	Lexington Towers	1.3%								NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	19,706,118	0	350,004	34,153	29,909,725	0	50,000,000	NAP
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	0	369,000,000	7,605,571	3,815,969	0	0	380,421,540	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	25,136,650	0	562,037	7,980,861	9,320,452	0	43,000,000	NAP
4.01	Property		1	80 Monroe Avenue	3.5%								NAP
4.02	Property		1	2400 Herodian Way	1.9%								NAP
4.03	Property		1	5720 LBJ Freeway	1.3%								NAP
5	Loan		1	Brighton Towne Square	6.3%	40,586,630	0	851,136	217,234	0	0	41,655,000	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	0	132,250,000	1,882,060	5,543,190	0	0	139,675,250	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	170,604,822	0	3,366,160	15,896,818	20,132,200	0	210,000,000	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	29,576,299	0	237,124	0	186,578	0	30,000,000	NAP
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	190,909,806	0	781,598	0	197,558,597	0	389,250,000	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	0	197,829,395	4,408,873	2,268,336	0	0	204,506,605	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%								NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%								NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%								NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%								NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%								NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%								NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%								NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%								NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%								NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%								NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%								NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%								NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%								NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%								NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%								NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%								NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%								NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%								NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%								NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%								NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%								NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%								NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%								NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%								NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%								NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%								NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%								NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%								NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%								NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%								NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%								NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%								NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%								NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%								NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	12,949,950	0	328,201	715,303	7,319,162	0	21,312,616	NAP
11.01	Property		1	White Horse Commons	0.7%								NAP
11.02	Property		1	Hillview Plaza	0.7%								NAP
11.03	Property		1	Tidewater Plaza	0.7%								NAP
11.04	Property		1	Boiling Springs Centre	0.6%								NAP
11.05	Property		1	Garber's Crossing	0.6%								NAP
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	18,720,579	0	289,809	368,409	1,480,587	0	20,859,384	NAP
12.01	Property		1	Creekside Plaza	1.1%								NAP
12.02	Property		1	Southside Commons	0.8%								NAP
12.03	Property		1	Southtowne Commons	0.7%								NAP
12.04	Property		1	Piedmont Plaza	0.7%								NAP
13	Loan		1	League City Storage	3.0%	0	26,750,000	409,529	132,163	0	0	27,291,692	NAP
14	Loan		1	501 W 24th Street	2.5%	13,633,464	0	440,988	108,142	1,667,406	0	15,850,000	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	20,170,671	0	341,762	111,789	18,375,778	0	39,000,000	NAP
15.01	Property		1	Airport Road Self Storage	0.8%								NAP
15.02	Property		1	Morada Self Storage	0.4%								NAP
15.03	Property		1	Highway 88 Self Storage	0.3%								NAP
15.04	Property		1	Beckman Road Industrial	0.3%								NAP
15.05	Property		1	Highway 99 Self Storage	0.2%								NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%								NAP
16	Loan		1	Enterprise Mills	2.1%								NAP
17	Loan		2	Roselle & Color Plaza	2.1%								NAP
17.01	Property		1	Color Plaza	1.1%								NAP
17.02	Property		1	Roselle Plaza	1.0%								NAP
18	Loan		1	Las Casitas MHP	2.0%								NAP
19	Loan	42	1	348 13th Street	1.7%								NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%								NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%								NAP
21.01	Property		1	Spring & Stone Manor	1.0%								NAP
21.02	Property		1	Fountain House MHP	0.3%								NAP
21.03	Property		1	Windsor Castle MHP	0.3%								NAP
22	Loan	47	1	25-28 Broadway	1.6%								NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%								NAP
23.01	Property		1	Melanie Rose MHP	0.4%								NAP
23.02	Property		1	Sugar Ridge MHP	0.4%								NAP
23.03	Property		1	Acadian Acres MHP	0.3%								NAP
23.04	Property		1	Twin Oaks MHP	0.2%								NAP
23.05	Property		1	Anita Park MHP	0.2%								NAP
24	Loan	49	1	Valcour Industrial	1.4%								NAP

A-53

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Uses: Loan Payoff ($)	Uses: Purchase Price ($)	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%								NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%								NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%								NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%								NAP
28.01	Property		1	1267 1st Avenue	0.8%								NAP
28.02	Property		1	4334 Katonah Avenue	0.4%								NAP
29	Loan		1	Huntley Park Industrial	0.9%								NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%								NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%								NAP
32	Loan	65	1	CVS Ashland Road	0.3%								NAP

A-54

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	299.86	237.08	79.1%	299.86	237.08	79.1%	298.26	232.26
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	80 Monroe Avenue	3.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	2400 Herodian Way	1.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	5720 LBJ Freeway	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan		1	Brighton Towne Square	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	131.66	113.12	85.9%	143.57	114.99	80.1%	136.65	100.58
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.01	Property		1	White Horse Commons	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.02	Property		1	Hillview Plaza	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.03	Property		1	Tidewater Plaza	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.04	Property		1	Boiling Springs Centre	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.05	Property		1	Garber's Crossing	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Creekside Plaza	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Southside Commons	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.03	Property		1	Southtowne Commons	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.04	Property		1	Piedmont Plaza	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.01	Property		1	Color Plaza	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.02	Property		1	Roselle Plaza	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-55

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	1267 1st Avenue	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		1	Huntley Park Industrial	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-56

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	8, 10, 11, 12, 13, 14, 15, 16, 17	2	Yorkshire & Lexington Towers	9.5%	NAP	NAP	NAP	NAP
1.01	Property		1	Yorkshire Towers	8.2%	NAP	NAP	NAP	NAP
1.02	Property		1	Lexington Towers	1.3%	NAP	NAP	NAP	NAP
2	Loan	18, 19	1	Cliffs Hotel and Spa	7.9%	77.9%	226.85	155.08	68.4%
3	Loan	8, 20, 21, 22, 23	1	79 Fifth Avenue	7.9%	NAP	NAP	NAP	NAP
4	Loan	24, 25	3	Sunbelt Office Portfolio	6.8%	NAP	NAP	NAP	NAP
4.01	Property		1	80 Monroe Avenue	3.5%	NAP	NAP	NAP	NAP
4.02	Property		1	2400 Herodian Way	1.9%	NAP	NAP	NAP	NAP
4.03	Property		1	5720 LBJ Freeway	1.3%	NAP	NAP	NAP	NAP
5	Loan		1	Brighton Towne Square	6.3%	NAP	NAP	NAP	NAP
6	Loan	8, 26	1	2550 M Street	6.3%	NAP	NAP	NAP	NAP
7	Loan	8, 27, 28, 29, 30	1	Bell Works	6.3%	NAP	NAP	NAP	NAP
8	Loan	31, 32	1	DoubleTree Ontario	4.7%	73.6%	121.85	60.19	49.4%
9	Loan	8, 33, 34, 35, 36	1	One Wilshire	3.7%	NAP	NAP	NAP	NAP
10	Loan	8, 37	34	ExchangeRight Net Leased Portfolio #55	3.5%	NAP	NAP	NAP	NAP
10.01	Property		1	Walmart Neighborhood Market - Prairieville (Airline), LA	0.3%	NAP	NAP	NAP	NAP
10.02	Property		1	Pick N Save - Sun Prairie (Main), WI	0.3%	NAP	NAP	NAP	NAP
10.03	Property		1	Schnucks - Love's Park (Harlem), IL	0.3%	NAP	NAP	NAP	NAP
10.04	Property		1	Walmart Neighborhood Market - Thibodaux (Main), LA	0.3%	NAP	NAP	NAP	NAP
10.05	Property		1	Walmart Neighborhood Market - Houma (Park), LA	0.3%	NAP	NAP	NAP	NAP
10.06	Property		1	Publix - Decatur (Point), AL	0.2%	NAP	NAP	NAP	NAP
10.07	Property		1	PNC Bank - Clarendon Hills (Holmes), IL	0.2%	NAP	NAP	NAP	NAP
10.08	Property		1	Walmart Neighborhood Market - New Iberia (Parkview), LA	0.2%	NAP	NAP	NAP	NAP
10.09	Property		1	Walmart Neighborhood Market - Opelousas (Union), LA	0.2%	NAP	NAP	NAP	NAP
10.10	Property		1	Walmart Neighborhood Market - Meraux (Archbishop), LA	0.1%	NAP	NAP	NAP	NAP
10.11	Property		1	CVS Pharmacy - Auburn (Opelika), AL	0.1%	NAP	NAP	NAP	NAP
10.12	Property		1	Huntington Bank- Clarksburg (Pike), WV	0.1%	NAP	NAP	NAP	NAP
10.13	Property		1	CVS Pharmacy - Grand Rapids (Fuller), MI	0.1%	NAP	NAP	NAP	NAP
10.14	Property		1	O'Reilly Auto Parts - Madison (Commerce), WI	0.1%	NAP	NAP	NAP	NAP
10.15	Property		1	U.S. Bank - Northlake (North), IL	0.1%	NAP	NAP	NAP	NAP
10.16	Property		1	CVS - Tullahoma (Jackson), TN	0.1%	NAP	NAP	NAP	NAP
10.17	Property		1	7-Eleven- La Grange (Ogden), IL	0.1%	NAP	NAP	NAP	NAP
10.18	Property		1	U.S. Bank - Elk Grove Village (Devon), IL	0.0%	NAP	NAP	NAP	NAP
10.19	Property		1	Sherwin Williams - Marysville (Fifth), OH	0.0%	NAP	NAP	NAP	NAP
10.20	Property		1	O'Reilly - Owensboro (Bold Forbes), KY	0.0%	NAP	NAP	NAP	NAP
10.21	Property		1	PNC Bank - Aurora (Galena), IL	0.0%	NAP	NAP	NAP	NAP
10.22	Property		1	NAPA Auto Parts - Downers Grove (Ogden), IL	0.0%	NAP	NAP	NAP	NAP
10.23	Property		1	Family Dollar - Cuyahoga Falls (Bailey), OH	0.0%	NAP	NAP	NAP	NAP
10.24	Property		1	Dollar General - Lewiston (Sabattus), ME	0.0%	NAP	NAP	NAP	NAP
10.25	Property		1	U.S. Bank - Niles (Dempster), IL	0.0%	NAP	NAP	NAP	NAP
10.26	Property		1	Dollar Tree - Des Plaines (Rand), IL	0.0%	NAP	NAP	NAP	NAP
10.27	Property		1	Dollar General - Odessa (University), TX	0.0%	NAP	NAP	NAP	NAP
10.28	Property		1	Dollar General - Weber City, (Hwy 23), VA	0.0%	NAP	NAP	NAP	NAP
10.29	Property		1	Dollar General- Springtown (Highway), TX	0.0%	NAP	NAP	NAP	NAP
10.30	Property		1	Sherwin Williams - Champaign (Marketview), IL	0.0%	NAP	NAP	NAP	NAP
10.31	Property		1	Dollar General - Holly (Saginaw), MI	0.0%	NAP	NAP	NAP	NAP
10.32	Property		1	Dollar General - Dyer (Sheffield), IN	0.0%	NAP	NAP	NAP	NAP
10.33	Property		1	Dollar General - Lubbock (University), TX	0.0%	NAP	NAP	NAP	NAP
10.34	Property		1	Citizens Bank - Wilmington (Marsh), DE	0.0%	NAP	NAP	NAP	NAP
11	Loan	38, 39	5	Rivercrest Retail Portfolio I	3.4%	NAP	NAP	NAP	NAP
11.01	Property		1	White Horse Commons	0.7%	NAP	NAP	NAP	NAP
11.02	Property		1	Hillview Plaza	0.7%	NAP	NAP	NAP	NAP
11.03	Property		1	Tidewater Plaza	0.7%	NAP	NAP	NAP	NAP
11.04	Property		1	Boiling Springs Centre	0.6%	NAP	NAP	NAP	NAP
11.05	Property		1	Garber's Crossing	0.6%	NAP	NAP	NAP	NAP
12	Loan	40	4	Rivercrest Retail Portfolio II	3.3%	NAP	NAP	NAP	NAP
12.01	Property		1	Creekside Plaza	1.1%	NAP	NAP	NAP	NAP
12.02	Property		1	Southside Commons	0.8%	NAP	NAP	NAP	NAP
12.03	Property		1	Southtowne Commons	0.7%	NAP	NAP	NAP	NAP
12.04	Property		1	Piedmont Plaza	0.7%	NAP	NAP	NAP	NAP
13	Loan		1	League City Storage	3.0%	NAP	NAP	NAP	NAP
14	Loan		1	501 W 24th Street	2.5%	NAP	NAP	NAP	NAP
15	Loan	8, 41	6	Stockton Self Storage Portfolio	2.2%	NAP	NAP	NAP	NAP
15.01	Property		1	Airport Road Self Storage	0.8%	NAP	NAP	NAP	NAP
15.02	Property		1	Morada Self Storage	0.4%	NAP	NAP	NAP	NAP
15.03	Property		1	Highway 88 Self Storage	0.3%	NAP	NAP	NAP	NAP
15.04	Property		1	Beckman Road Industrial	0.3%	NAP	NAP	NAP	NAP
15.05	Property		1	Highway 99 Self Storage	0.2%	NAP	NAP	NAP	NAP
15.06	Property		1	Eight Mile Road Self Storage	0.2%	NAP	NAP	NAP	NAP
16	Loan		1	Enterprise Mills	2.1%	NAP	NAP	NAP	NAP
17	Loan		2	Roselle & Color Plaza	2.1%	NAP	NAP	NAP	NAP
17.01	Property		1	Color Plaza	1.1%	NAP	NAP	NAP	NAP
17.02	Property		1	Roselle Plaza	1.0%	NAP	NAP	NAP	NAP
18	Loan		1	Las Casitas MHP	2.0%	NAP	NAP	NAP	NAP
19	Loan	42	1	348 13th Street	1.7%	NAP	NAP	NAP	NAP
20	Loan	43, 44	1	Arcadia Metro Center	1.7%	NAP	NAP	NAP	NAP
21	Loan	45, 46	3	Fisher MHP Portfolio	1.6%	NAP	NAP	NAP	NAP
21.01	Property		1	Spring & Stone Manor	1.0%	NAP	NAP	NAP	NAP
21.02	Property		1	Fountain House MHP	0.3%	NAP	NAP	NAP	NAP
21.03	Property		1	Windsor Castle MHP	0.3%	NAP	NAP	NAP	NAP
22	Loan	47	1	25-28 Broadway	1.6%	NAP	NAP	NAP	NAP
23	Loan	45, 48	5	Hodge LA MHP Portfolio	1.5%	NAP	NAP	NAP	NAP
23.01	Property		1	Melanie Rose MHP	0.4%	NAP	NAP	NAP	NAP
23.02	Property		1	Sugar Ridge MHP	0.4%	NAP	NAP	NAP	NAP
23.03	Property		1	Acadian Acres MHP	0.3%	NAP	NAP	NAP	NAP
23.04	Property		1	Twin Oaks MHP	0.2%	NAP	NAP	NAP	NAP
23.05	Property		1	Anita Park MHP	0.2%	NAP	NAP	NAP	NAP
24	Loan	49	1	Valcour Industrial	1.4%	NAP	NAP	NAP	NAP

A-57

CGCMT 2022-GC48

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

25	Loan	8, 50, 51, 52, 53, 54	1	360 Rosemary	1.3%	NAP	NAP	NAP	NAP
26	Loan	8, 55, 56, 57, 58	1	111 River Street	1.3%	NAP	NAP	NAP	NAP
27	Loan	8, 59, 60, 61, 62	1	2 Riverfront Plaza	1.2%	NAP	NAP	NAP	NAP
28	Loan	63	2	1267 1st Avenue & 4334 Katonah Avenue	1.1%	NAP	NAP	NAP	NAP
28.01	Property		1	1267 1st Avenue	0.8%	NAP	NAP	NAP	NAP
28.02	Property		1	4334 Katonah Avenue	0.4%	NAP	NAP	NAP	NAP
29	Loan		1	Huntley Park Industrial	0.9%	NAP	NAP	NAP	NAP
30	Loan	47, 64	1	9615 Spring Green Boulevard	0.6%	NAP	NAP	NAP	NAP
31	Loan		1	CityLine Midtown Self Storage	0.4%	NAP	NAP	NAP	NAP
32	Loan	65	1	CVS Ashland Road	0.3%	NAP	NAP	NAP	NAP

A-58

Footnotes to Annex A
(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I)($) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) are calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Balance ($) reflects only the Mortgage Loan included in the Issuing Entity (which may be evidenced by one or more promissory notes); however, such Mortgage Loan is part of a whole loan comprised of such Mortgage Loan and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by one or more separate promissory notes. With respect to each such Mortgage Loan that is part of a whole loan, the Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%) and Loan Per Unit ($) calculations include any related Pari Passu Companion Loan(s) but exclude any related Subordinate Companion Loan(s). See “Description of the Mortgage Pool—The Whole Loans” in the Prospectus for additional information regarding the whole loan(s).

(9)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his or her delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(10)	The mortgage loan was co-originated by Bank of Montreal, Citi Real Estate Funding Inc., and Starwood Mortgage Capital LLC.

(11)	The Yorkshire Towers Mortgaged Property has 681 residential units, and six commercial and retail units totaling 645,092 SF, and the Lexington Towers Mortgaged Property has 127 residential units and six commercial units totaling 125,186 SF.

A-59

(12)	The lockout period will be at least 24 payment dates beginning with and including the first payment date in July 2022. Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) July 6, 2025. The assumed defeasance lockout period of 24 payment dates is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(13)	The UW NOI is greater than Most Recent NOI due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS Pharmacy and (iii) disbursements from the Supplemental Income Reserve of $5,226,004.

(14)	The Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) were calculated based on the UW NOI and UW NCF including disbursements of $5,226,004 from a Supplemental Income Reserve.

(15)	The borrowers were required to reserve $5,900,000 at origination for a Supplemental Income Reserve for the projected shortfall between the underwritten net cash flow and the cash flow required to achieve a 5.00% debt yield.

(16)	The lender may require the borrowers to make additional Supplemental Income Reserve deposits if and to the extent the lender determine, in its reasonable discretion on a quarterly basis on and after May 6, 2023, that additional Supplemental Income Reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the Supplemental Income Reserve account are added to net cash flow for the Mortgaged Properties) a 5.00% transient Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Yorkshire & Lexington Towers Mortgaged Properties achieve a 5.00% transient debt yield (excluding the amount on deposit in the supplemental income reserve). The obligations of the guarantors under such carry guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

(17)	Concurrently with the funding of the Whole Loan, Bank of Montreal and Citigroup Global Markets Realty Corp., co-originated four mezzanine loans, in the total amount of $174,500,000. The mezzanine A loan in the amount of $80,000,000 is secured by the mezzanine A borrower’s interests in the borrowers, as collateral for the mezzanine A loan. The mezzanine A loan is coterminous with the Whole Loan, accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date. The mezzanine B loan in the amount of $23,100,000 is secured by the mezzanine B borrower’s interests in the borrowers, as collateral for the mezzanine B loan. The mezzanine B loan is coterminous with the Whole Loan, accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date. The mezzanine C loan in the amount of $25,000,000 is secured by the mezzanine C borrower’s interests in the borrowers, as collateral for the mezzanine C loan. The mezzanine C loan is coterminous with the Whole Loan, accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date. The mezzanine D loan in the amount of $46,400,000 is secured by the mezzanine D borrower’s interests in the borrowers, as collateral for the mezzanine D loan. The mezzanine D loan is coterminous with the Whole Loan, accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until the maturity date.

(18)	The Ongoing Replacement Reserve ($) is an FF&E reserve in an amount equal to (i) for the payment dates in June 2022 through March 2023, approximately $76,706 and (ii) thereafter from April through March of each 12-month period while the Mortgage Loan remains outstanding, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement (if applicable) or (b) 1/12th of 4% of the operating income of the Mortgaged Property as of the end of each calendar year.

(19)	The Mortgaged Property is an unflagged boutique hotel managed by an owner-affiliated manager, Coastal Hospitality Corp., pursuant to a management agreement expiring in May 2032. There are no extension options.

(20)	The Mortgage Loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Wells Fargo Bank, National Association, and JPMorgan Chase Bank, National Association.

A-60

(21)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in June 2022. Defeasance of the Whole Loan in full is permitted at any time following the earlier to occur of (i) April 29, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(22)	The Second Largest Tenant, CapGemini America, Inc. leases 21,500 SF of space that expires on January 31, 2027, and 43,000 SF of space that expires on September 30, 2027. CapGemini America, Inc. has a one-time right to terminate its lease with respect to approximately 66.7% of its space effective October 13, 2024 upon 12 months’ prior notice and payment of a termination fee. If CapGemini America, Inc does not exercise such option, it is entitled to an approximately $250,833 per month rent credit for the two months following the date such termination option would become effective.

(23)	The Largest Tenant, The New School, currently subleases a portion of the 18th floor totaling 8,820 SF to Gene Kaufman Architect, P.C., which sublease expires December 31, 2022.

(24)	The Largest Tenant at the 80 Monroe Avenue Mortgaged Property, GSA, leases 2,962 SF of space that expires on May 19, 2027, 65,916 SF of space that expires on May 18, 2031, which has an additional five years of non-firm term, and 20,211 SF that expires August 15, 2031. GSA has the right to terminate its lease with respect to approximately 4.2% of the total GLA space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice. GSA may also exercise one, 5 year renewal option with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties.

(25)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to potential income from vacant space and reimbursements.

(26)	The borrower deposited approximately $3,150,000 into the Upfront TI/LC reserve at origination of the Mortgage Loan, provided the lender may require the borrower to deposit an additional $2,000,000 into such reserve within two business days of written notice from lender (for a total required deposit of $5,150,000) in the event for any reason the lender is unable to draw on an existing $2,000,000 tenant letter of credit delivered by a tenant to borrower under such tenant’s lease, and deposited by borrower with the lender (the “Existing Tenant Letter of Credit”) upon an event of default under the Mortgage Loan documents, whether the lender’s inability to draw upon the Existing Tenant Letter of Credit is due to a refusal or undue delay by the issuing bank, any termination, cancellation, or other unavailability of the Existing Tenant Letter of Credit, the absence of the right to draw such Existing Tenant Letter of Credit pursuant to the terms and conditions of such tenant’s lease, or for any other reason whatsoever.

(27)	The Mortgage Loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc., Bank of Montreal and Barclays Capital Real Estate Inc.

(28)	The lockout period will be at least 25 payment dates beginning with and including the first payment date in June 2022. Defeasance of the Whole Loan in full is permitted at any time following the earlier to occur of (i) April 8, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(29)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to potential income from vacant space and contractual rent steps.

(30)	The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the payment date in June 2026, an amount equal to approximately $82,130; provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit serves as additional collateral for the Whole Loan for so long as such letter of credit remains outstanding.

(31)	The Mortgaged Property is managed by DT Management LLC (a 100% owned subsidiary of Hilton Worldwide, Inc.) pursuant to a management contract expiring in December 2035 (plus two, 10-year extension options by mutual agreement).

A-61

(32)	The Mortgage Loan is secured by both the fee interest owned by the borrower, DT Ontario Hotel Partners LLC, and the leasehold interest owned by DT Ontario Hotel Partners Lessee LLC, pursuant to an operating lease. The Mortgaged Property is leased in its entirety by the fee owner, DT Ontario Hotel Partners LLC, to DT Ontario Hotel Partners Lessee LLC.

(33)	The Mortgage Loan is structured with an anticipated repayment date ("ARD") of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, the interest rate will increase by 3.0% over the greater of (x) 2.77600% and (y) the term SOFR rate in effect on the ARD, pursuant to the Whole Loan documents.

(34)	The Largest Tenant, CoreSite, subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, a borrower sponsor affiliate, which brings its total footprint at the Mortgaged Property to 187,533 SF.

(35)	The Third Largest Tenant, Verizon Global Networks (inclusive of affiliated tenant leases), leases (i) 24,283 SF expiring July 31, 2029, (ii) 18,835 SF expiring December 14, 2026, (iii) 7,905 SF expiring December 14, 2023, (iv) 4,698 SF expiring August 21, 2030, (v) 3,907 SF expiring July 15, 2025, (vi) 2,253 SF expiring April 30, 2025 and (vii) antenna space expiring July 31, 2022. The Fourth Largest Tenant, CenturyLink Communications, LLC (inclusive of affiliated tenant leases), leases (i) 35,925 SF expiring December 31, 2025, (ii) 10,318 SF expiring April 30, 2023 and (iii) 10,008 SF expiring November 30, 2026.

(36)	The Fourth Largest Tenant, CenturyLink Communications, LLC, has the one-time right to reduce its space by 7,445 SF on June 30, 2023 with nine months' notice and payment of a reduction fee.

(37)	The Mortgage Loan is part of a whole loan that was co-originated by Citi Real Estate Funding Inc. and Barclays Capital Real Estate Inc.

(38)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to incremental new leasing at the Mortgaged Properties (Rocktown Games, City Gear, Buddy’s Home Furnishings), reduction of underwritten repairs and maintenance expenses, and reduction of underwritten contractual management fee to 3.0% (management fee during the trailing 12-month period was 5.3%).

(39)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are based on the "as-is" portfolio appraised value inclusive of an approximately 2.3% portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the aggregate "as-is" appraised values of $32,360,000, are both 65.9%.

(40)	The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) are based on the "as-is" portfolio appraised value inclusive of an approximately 2.2% portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the aggregate "as-is" appraised values of $31,100,000, are both 67.1%.

(41)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 2022. Defeasance of the Mortgage Loan in full is permitted at any time following the earlier to occur of (i) April 21, 2025 and (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 months is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(42)	The increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to contractual rent steps and reimbursements.

(43)	The Largest Tenant at the Mortgaged Property, American Plus Bank, N.A., leases 6,800 square feet with a lease expiration date of October 31, 2026 and another 1,659 square feet with a lease expiration date of October 31, 2023.

(44)	The increase from Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to nine new leases, totaling $221,425 in underwritten base rent. The leases commenced in 2022 and were not fully captured in the Most Recent NOI ($) period.

(45)	The allocated loan amounts were allocated based on the appraised values of the Mortgaged Properties.

A-62

(46)	The borrower acquired the Mortgaged Properties in 2020. Financial information for 2019 was not provided by the seller for Fountain Horse MHP. Additionally, financial information for 2020 for Spring & Stone Manor represents the trailing nine months ending December 2020 annualized. Financial information for 2020 for Windsor Castle MHP represents the trailing seven months ending December 2020 annualized.

(47)	Due to the recent construction and lease-up of the mortgaged property, historical financial information is not available.

(48)	The borrower acquired the Mortgaged Properties between December 2019 and May 2021. Financial information for 2019 was not available for the Mortgaged Properties. Additionally, financial information for 2020 was not provided by the seller for Acadian Acres MHP. For Acadian Acres MHP, financial information for 2021 and the most recent period represents the trailing eight months ending December 2021 annualized and the trailing 11 months ending March 2022 annualized, respectively. Financial information for 2020 for Melanie Rose MHP represents the trailing ten months ending December 2020 annualized.

(49)	The borrower is required to make Monthly Debt Service ($) payments of (i) from the first payment date of July 6, 2022, up to and including the payment date on June 6, 2027, interest only, and (ii) from July 6, 2027 and thereafter amortization payments until loan maturity.

(50)	The defeasance lockout period will be at least 28 payment dates beginning with and including the first payment date in March 2022. Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 18, 2025. The assumed defeasance lockout period of 28 payment dates is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(51)	New Day has executed a lease but has not yet taken occupancy for 3,749 square feet of its leased premises.

(52)	Related Southeast has executed a lease but has not yet taken occupancy for 17,707 square feet of its leased premises.

(53)	Comvest has executed a lease but has not yet taken occupancy for 39,119 square feet of its leased premises.

(54)	The Appraised Value represents the “as-stabilized” value of $319,000,000 for the property, effective December 1, 2023, which assumes the upfront reserve will cover the costs associated with the completion of the remaining tenant improvements. At origination, the borrower was required to reserve $42,779,553 for the Unfunded Obligations Reserve and $2,718,997.83 for the Base Building Reserve. The “as-is” appraised value for the Mortgaged Property is $245,000,000, which results in a Current LTV % of 34.7% and a Maturity LTV % of 34.7%.

(55)	The lockout period will be at least 28 payment dates beginning with and including the first payment date in March 2022. Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) January 21, 2026. The assumed defeasance lockout period of 28 payment dates is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(56)	The increase from Most Recent NOI to UW NOI at the Mortgaged Property is primarily attributable to recently executed leases.

(57)	The mortgaged property is not subject to the imposition or payment of taxes during the term of the ground lease, provided that, in lieu thereof, the borrower is required to pay to the City of Hoboken, New Jersey, in equal quarterly installments, the annual PILOT rent, which is the product of the applicable PILOT rate (as increased) and the applicable number of development square feet. The initial applicable PILOT rate was set at $2.00 PSF and increased by 2.75% compounded annually with increases effective every five years. Starting in May 2022 the PILOT rate will increase yearly by the greater of (i) 2.00% and (ii) the increase in the tax rate for Hudson County. The borrower has the right at any time to have the Mortgaged Property placed on the tax rolls and become subject to the payment of ad valorem real estate taxes (at which time, the borrowers’ obligation to make the annual PILOT rent payments will cease); however, pursuant to the Whole Loan documents, the borrower has agreed to not make any such election to have the Mortgaged Property placed on the tax rolls or to otherwise cause, permit or suffer the Mortgaged Property (or any portion thereof) to become subject to the payment of ad valorem real estate taxes. If not earlier terminated, the PILOT is co-terminus with the ground lease (expiring September 30, 2098).

A-63

(58)	The borrower was required to reserve $1,258,196.33 at origination for the Significant Tenant Rent Replication Reserve, representing the rent difference paid by John Wiley & Sons Inc. between the time of closing and the John Wiley & Sons Inc. April 2023 rent step, released monthly through the cash management waterfall.

(59)	The lockout period will be at least 29 payment dates beginning with and including the first payment date in February 2022. Defeasance of the Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) December 8, 2024. The assumed defeasance lockout period of 29 payment dates is based on the expected CGCMT 2022-GC48 securitization closing date in June 2022. The actual lockout period may be longer.

(60)	The Largest Tenant, Panasonic Corporation of North America, subleases 37,155 of its 337,534 square feet of space to KS Engineers.

(61)	The Largest Tenant, Panasonic Corporation of North America, subleases 37,155 square feet of space that expires on April 29, 2031.

(62)	There is no separate Carveout Guarantor.

(63)	The 1267 1st Avenue Mortgaged Property is comprised of 7,375 SF, which is comprised of 1,838 SF of retail space and 8 multifamily units. The 4334 Katonah Avenue Mortgaged Property is comprised of 15,810 SF, which is comprised of 10,230 SF of retail space and 6 multifamily units.

(64)	The Fourth Largest Tenant at the Mortgaged Property, PNC Bank, N.A., has a one-time option to terminate its lease effective after the end of September 2027 with 12 months' written notice. In the event the termination option is exercised, PNC Bank, N.A is required to pay to a fee equal to the total of (i) the unamortized balance of the commissions paid to landlord's broker and tenant's broker and (ii) one full year of the then current minimum rental, additional rental, water and trash due and payable.

(65)	Due to the single tenant nature of the Mortgaged Property, historical financial information is not available.

A-64

ANNEX B

SIGNIFICANT LOAN SUMMARIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

loan #1: Yorkshire & Lexington Towers

B-1

loan #1: Yorkshire & Lexington Towers

Yorkshire & Lexington Towers
1 Yorkshire Towers New York, NY
2 Lexington Towers New York, NY
MANHATTAN
Yorkville
Upper East Side
Lenox Hill
CENTRAL PARK
North Meadow
East Meadow
Jacqueline Kennedy Onassis Reservoir
Great Lawn
Turtle Pond
Conservatory Pond
Boat House
Bethesda Fountain
Rumsey Playfield
The Mall
East Green
Metropolitan Museum of Art
Mt. Sinai Hospital
Mt. Sinai School of Medicine
St. Nicholas Russian Orthodox Church
Jewish Museum
Cooper Hewitt, Smithsonian Design Museum
National Academy School of Fine Arts
Guggenheim Museum
Neue Galerie New York
Morton Williams
Loyola School
New York Society Library
Institute of Fine Arts, NYU
Conservation Library
Consulate General of France
Emerging Image
Frick Collection
Consulate of Austria
Asia Society and Museum
Hunter College
Lenox Hill Hospital
The Dalton School
Ramaz School
Milano Market
Sweetgreen
Thai At Lex
The Simone
Jacques Brasserie
Jodi's Gym
Eli's Market
Synergy Fitness Clubs
Key Food
Kings Pharmacy
Sacred Heart Gym
Suki Ichiro Sushi
Tal Bagels
My Gym Upper East
Albanian Consulate of New York
Spice Upper East Side
Sushi of Gari
Webster Library
The Meatball Shop
Bohemian National Hall Conference Ctr.
Marymount Manhattan College
NY School of Interior Design
Gracie Mansion
Carl Schurz Park
The Chapin School
Brearley School
John Jay Park
Hospital for Special Surgery
New York-Presbyterian Cornell Medical Center
Cornell Medical College
East River
FDR Drive
Madison Ave.
5th Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
East End Ave.
METRO NORTH
E. 96th St.
E. 86th St.
E. 79th St.
E. 72nd St.
97th St. Transverse
85th St. Transverse
79th St. Transverse
East Dr.
96TH ST/ LEXINGTON
86TH ST/ LEXINGTON
77TH ST/ LEXINGTON
68TH ST/ HUNTER COLLEGE
86TH ST
72ND ST
BRONX
MANHATTAN
QUEENS
BROOKLYN
NEW JERSEY
Fort Lee
Cliffside Park
Edgewater
North Bergen
West New York
Weehawken
Union City
Hoboken
Washington Heights
Harlem
East Harlem
Upper West Side
Upper East Side
Central Park
Midtown
Chelsea
Astoria
Woodside
Long Island City
Greenpoint
Williamsburg
Hudson River
East River

B-2

loan #1: Yorkshire & Lexington Towers

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	2	Loan Seller(3)		BMO, SMC, CREFI
Location (City / State)	New York, New York	Cut-off Date Balance(4)		$60,000,000
Property Type	Multifamily	Cut-off Date Balance per Unit(2)		$393,564.36
Size (Units)	808	Percentage of Initial Pool Balance		9.5%
Total Occupancy as of 3/1/2022	96.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/1/2022	96.4%	Type of Security		Fee
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.04000%
Appraised Value	$954,000,000	Original Term to Maturity (Months)		60
Appraisal Date	1/20/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Meyer Chetrit and The Gluck Family Trust	Original Interest Only Period (Months)		60
	U/A/D July 16, 2009	First Payment Date		7/6/2022
Property Management	Jumeaux Management LLC	Maturity Date		6/6/2027

Underwritten Revenues	$51,394,888
Underwritten Expenses	$16,019,126	Escrows(5)
Underwritten Net Operating Income (NOI)(1)	$35,375,762		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$35,375,762	Taxes	$5,390,917	$898,486
Cut-off Date LTV Ratio(2)	33.3%	Insurance	$367,868	Springing
Maturity Date LTV Ratio(2)	33.3%	Replacement Reserves	$1,100,000	$0
DSCR Based on Underwritten NOI / NCF(1)(2)	3.61x / 3.61x	TI / LC	$1,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)(2)	11.1% / 11.1%	Other(6)	$12,400,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$318,000,000	44.5%	Loan Payoff	$545,268,671	76.4%
Subordinate Loan Amount	221,500,000	31.0	Closing Costs	93,214,219	13.1
Mezzanine Loan Amount	174,500,000	24.4	Principal Equity Distribution	55,258,325	7.7
			Reserves	20,258,785	2.8
Total Sources	$714,000,000	100.0%	Total Uses	$714,000,000	100.0%

(1)	The Underwritten NOI and Underwritten NCF includes disbursements from a Supplemental Income Reserve (as defined below) of $5,226,004. See “Escrows” section below.
(2)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Senior Loan (as defined below). The Yorkshire & Lexington Towers Senior Loan Underwritten DSCR Based on Underwritten NOI / NCF excluding credit for the upfront Supplemental Income Reserve are 3.08x and 3.08x, respectively. The Yorkshire & Lexington Towers Senior Loan Underwritten Debt Yield Based on Underwritten NOI / NCF excluding credit for the upfront Supplemental Income Reserve are 9.5% and 9.5%, respectively. For additional information regarding the loan-to-value ratio, debt service coverage ratio and debt yield based on the Yorkshire & Lexington Towers Whole Loan (as defined below) and the Yorkshire & Lexington Towers Total Debt (as defined below), see “Current Mezzanine Indebtedness” below.
(3)	The Yorkshire & Lexington Towers Mortgage Loan (as defined below) was co-originated by Bank of Montreal, SMC and CREFI. See “—The Mortgage Loan” below.
(4)	The Yorkshire & Lexington Towers Mortgage Loan is part of the Yorkshire & Lexington Towers Whole Loan which is comprised of eighteen senior pari passu promissory notes and two junior pari passu promissory notes with an aggregate original balance of $539,500,000. See “—The Mortgage Loan” below.
(5)	See “Escrows” section below.
(6)	Upfront other reserves include a $6,500,000 unit upgrade reserve and a $5,900,000 Supplemental Income Reserve. See “Escrows” section below.
■	The Mortgage Loan. The mortgage loan (the “Yorkshire & Lexington Towers Mortgage Loan”) is part of a whole loan (the “Yorkshire & Lexington Towers Whole Loan") evidenced by twenty notes comprising (i) eighteen senior pari passu notes (collectively the “Yorkshire & Lexington Towers Senior Pari Passu Notes”, and the portion of the Yorkshire & Lexington Towers Whole Loan evidenced by eighteen senior pari passu notes, the “Yorkshire & Lexington Towers Senior Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $318,000,000, and (ii) two junior notes (the "Yorkshire & Lexington Towers Trust Subordinate Companion Notes", and the portion of the Whole Loan evidenced by such two junior notes, “Yorkshire & Lexington Towers Trust Subordinate Companion Loan”) with an aggregate outstanding principal balance as of the Cut-off Date of $221,500,000. The Yorkshire & Lexington Towers Trust Subordinate Companion Notes are subordinate to the Yorkshire & Lexington Towers Senior Pari Passu Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan" in the Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Whole Loan is $539,500,000. The Yorkshire & Lexington Towers Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in two multifamily properties totaling 808 units located in New York City (collectively, the “Yorkshire & Lexington Towers Properties”). The Yorkshire & Lexington Towers Senior Loan was originated by Bank of Montreal (“BMO”), Starwood Mortgage Capital LLC (“SMC”), and Citi Real Estate Funding Inc. (“CREFI”) on May 12, 2022, and the Yorkshire & Lexington Towers Trust Subordinate Companion Loan was originated by BMO and CREFI on May 12, 2022. The Yorkshire & Lexington Towers Whole Loan has an interest rate of 3.04000% per annum. The proceeds of the Yorkshire & Lexington Towers Whole Loan were used to refinance the Yorkshire & Lexington Towers Properties, fund upfront reserves, pay origination costs and return equity to the borrower sponsors.

B-3

loan #1: Yorkshire & Lexington Towers

The Yorkshire & Lexington Towers Whole Loan had an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. The Yorkshire & Lexington Towers Whole Loan requires payments of interest only for the entire term of the Yorkshire & Lexington Towers Whole Loan. The stated maturity date of the Yorkshire & Lexington Towers Whole Loan is the payment date in June 2027. Defeasance of the Yorkshire & Lexington Towers Whole Loan is permitted at any time after the date that is earlier of (i) July 6, 2025 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized.

Only the Yorkshire & Lexington Towers Mortgage Loan will be included in the mortgage pool for the CGCMT 2022-GC48 securitization trust, representing approximately 9.5% of the Initial Pool Balance. The Yorkshire & Lexington Towers Subordinate Companion Loan will be contributed to the CGCMT 2022-GC48 securitization trust, but will not be included in the mortgage pool. Payments allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan will be paid only to the holders of the Yorkshire & Lexington Towers loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Prospectus.

The Yorkshire & Lexington Towers Mortgage Loan is evidenced by three Yorkshire & Lexington Towers Senior Pari Passu Notes designated as Note A-4, Note A-9 and Note A-11 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The remaining Yorkshire & Lexington Towers Senior Pari Passu Notes are currently held by BMO, SMC and CREFI and are expected to be contributed to one or more other securitization trusts. Prior to the occurrence of a “control appraisal period” with respect to the Yorkshire & Lexington Towers Whole Loan, the holder of the Yorkshire & Lexington Towers Trust Subordinate Companion Note designated as Note B-1 (i.e., the CGCMT 2022-GC48 securitization trust, which rights will be exercisable by the designated class of holders of the series of loan-specific certificates that will be backed by the Yorkshire & Lexington Towers Trust Subordinate Companion Loan) will be the controlling noteholder. Following the occurrence and during the continuance of such “control appraisal period” with respect to the Yorkshire & Lexington Towers Trust Whole Loan, the holder of the Yorkshire & Lexington Towers Senior Pari Passu Note designated as Note A-4 (i.e., the CGCMT 2022-GC48 securitization trust, which rights will be exercisable by the controlling class representative for the CGCMT 2022-GC48 pooled mortgage loans securitization transaction) will be the controlling noteholder. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” and “Pooling and Servicing Agreement” in the Prospectus.

B-4

loan #1: Yorkshire & Lexington Towers

The table below summarizes the promissory notes that comprise the Yorkshire & Lexington Towers Whole Loan. The relationship between the holders of the Yorkshire & Lexington Towers Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)/Securitization Trust	Controlling Piece
A-1(1)	$25,000,000	$25,000,000	BMO	No
A-2	25,000,000	25,000,000	BBCMS 2022-C16	No
A-3(1)	25,000,000	25,000,000	CREFI	No
A-4(2)	20,000,000	20,000,000	CGCMT 2022-GC48	No
A-5	20,000,000	20,000,000	BBCMS 2022-C16	No
A-6(1)	20,000,000	20,000,000	CREFI	No
A-7(1)	20,000,000	20,000,000	BMO	No
A-8	20,000,000	20,000,000	BBCMS 2022-C16	No
A-9	20,000,000	20,000,000	CGCMT 2022-GC48	No
A-10(1)	20,000,000	20,000,000	BMO	No
A-11	20,000,000	20,000,000	CGCMT 2022-GC48	No
A-12(1)	20,000,000	20,000,000	CREFI	No
A-13(1)	10,000,000	10,000,000	BMO	No
A-14(1)	10,000,000	10,000,000	Starwood Mortgage Funding II LLC	No
A-15(1)	10,000,000	10,000,000	CREFI	No
A-16(1)	12,000,000	12,000,000	BMO	No
A-17(1)	10,000,000	10,000,000	Starwood Mortgage Funding II LLC	No
A-18(1)	11,000,000	11,000,000	CREFI	No
Total Senior Notes	$318,000,000	$318,000,000
B-1	$147,666,667	$147,666,667	CGCMT 2022-GC48 (Loan Specific)	Yes(2)
B-2	$73,833,333	$73,833,333	CGCMT 2022-GC48 (Loan Specific)	Yes(2)
Whole Loan	$539,500,000	$539,500,000

(1)	Expected to be contributed to one or more future securitization(s).
(2)	Following the occurrence and during the continuance of a “control appraisal period” with respect to the Yorkshire & Lexington Towers Whole Loan, Note A-4 will be the controlling note, and the controlling class representative of the CGCMT 2022-GC48 pooled mortgage loans securitization will be entitled to exercise the related control rights. See “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Prospectus.
■	The Mortgaged Properties. The Yorkshire & Lexington Towers Properties consist of (i) a multifamily building comprised of 681 residential units totaling 615,641 SF, a 33,000 SF parking garage with 168 parking spaces and six commercial and retail units totaling 29,451 SF (the “Yorkshire Towers Property”) and (ii) a multifamily building comprised of 127 residential units totaling 115,188 SF, a 8,886 SF parking garage with 36 parking spaces and six commercial and retail units totaling 9,998 SF (the “Lexington Towers Property”). The Yorkshire & Lexington Towers Properties have 808 residential units totaling 730,829 SF, 204 parking spaces totaling 41,886 SF and 12 commercial and retail units totaling 39,449 SF. The commercial tenants (excluding City Parking) at the Yorkshire & Lexington Towers Properties have a remaining weighted average lease term of 6.1 years. The Yorkshire & Lexington Towers Properties are located in the Upper East Side neighborhood and are located approximately 200 feet from the Lexington Avenue/East 86th Street subway station with access to the 4, 5, and 6 subway lines.

The Yorkshire Towers Property and the Lexington Towers Property were built in 1964 and 1963, respectively and the residential portion of the Yorkshire & Lexington Towers Properties features a range of studio, one-, two-, three- and four-bedroom units. Of the 808 residential units, 305 of the units are rent stabilized. The Yorkshire & Lexington Towers Properties’ residential units all feature hardwood flooring, full kitchen appliances, and many units include a private balcony. Bathrooms feature marble flooring in the renovated units and vinyl tile in the unrenovated units. Renovated units feature marble countertop kitchens, stainless steel appliances, including a refrigerator, dishwasher, microwave, and gas-fired stove and oven, and washer and dryer. Community spaces include 24-hour attended lobby lounge, health club and fitness center, children’s playroom, and outdoor seating area.

The largest tenant at the Yorkshire Towers Property by underwritten base rent, CVS Pharmacy (“CVS”), occupies 15,813 SF (19.4% of the total commercial NRA, 58.1% of the total UW Commercial Base Rent) with a lease expiration of January 31, 2033. CVS is a consumer retail and health solutions company with over 9,900 locations in 49 states, the District of Columbia and Puerto Rico. CVS has over 300,000 employees in the United States, 40,000 of which are pharmacists, physicians, nurses, and nurse practitioners. The remaining 65,522 SF of commercial space at the Yorkshire & Lexington Towers Properties is 98.3% occupied by 10 tenants (79.2% of the total NRA, 41.9% of the total UW Commercial Base Rent).

B-5

loan #1: Yorkshire & Lexington Towers

The following table presents certain information relating to the Yorkshire & Lexington Towers Properties:

Property Name	City	Year Built / Renovated(1)	Units(2)	% of Units(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	% of Appraised Value(1)
Yorkshire Towers	New York	1964 / 2014, 2022	681	84.3%	$464,286,688	86.1%	$821,000,000	86.1%
Lexington Towers	New York	1963 / 2014	127	15.7%	75,213,312	13.9	133,000,000	13.9
Total			808	100.0%	$539,500,000	100.0%	$954,000,000	100.0%

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated March 1, 2022. The Yorkshire Towers Property has 681 residential units and six commercial and retail units, and the Lexington Towers Property has 127 residential units and six commercial units.
■	Borrower Sponsors’ Renovation Plan. The information set forth below regarding the borrower sponsors’ renovation plans reflects forward-looking statements and certain projections provided by the borrower sponsors, assuming, among other things, that the borrowers will complete certain projected renovations by December 1, 2024 and that all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent. We cannot assure you that such assumptions and projections provided by the borrower sponsors will materialize in the future as expected or at all.

The borrower sponsors have identified 311 units that will be renovated, which consists of 283 units that are projected to receive a light renovation and 28 units that are projected to receive a major renovation. The 28 major renovation units will be combined into 13 units post-renovation. Of the 28 units projected to receive major renovations, 17 units are rent-stabilized, all of which are currently vacant. Major renovations will feature the combination of two or three units into one larger unit or a significant floor plan alteration, and are expected to take approximately four to six months to complete. Light renovation units will feature aesthetic and systems upgrades, such as new appliances, countertops, removal of carpeting and lighting upgrades. The borrowers deposited $6,500,000 into a unit upgrade reserve with the lender at the time of origination of the Yorkshire & Lexington Towers Whole Loan, to be disbursed to pay or reimburse borrowers for unit renovation costs pursuant to the Yorkshire & Lexington Towers Whole Loan documents.

The major renovation units are projected to receive an average renovation of $37,143 per unit and are anticipated to increase rent from $53.20 per SF in-place to $82.67 per SF. The borrower sponsors have executed 41 major renovations to date, which have been combined into a total of 23 units. These major renovations have achieved average annual rent increases from $32.93 per SF to $75.37 per SF.

The light renovation units are projected to receive an average renovation of $19,382 per unit and are anticipated to increase rent from $62.01 per SF in-place to $82.79 per SF. The borrower sponsors have executed 16 light renovations to date. These light renovations have achieved average annual rent increases from $50.33 per SF to $82.04 per SF.

B-6

loan #1: Yorkshire & Lexington Towers

The following tables present certain information relating to the as-is and post-renovation residential unit mixes at the Yorkshire & Lexington Towers Properties based on certain assumptions, including the assumptions described above:

Yorkshire Towers Property As-Is Market Rate Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	63	14.3%	547	$3,100	$5.67	$3,121	$5.52
One Bedroom	244	55.2	778	$4,301	$5.53	$4,319	$5.50
Two Bedroom	81	18.3	1,152	$6,122	$5.31	$6,355	$5.31
Three Bedroom	53	12.0	1,299	$7,707	$5.93	$7,682	$5.91
Four Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total / Wtd. Avg.	442	100.0%	879	$4,891	$5.56	$4,941	$5.54

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

Lexington Towers Property As-Is Market Rate Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	10	16.4%	619	$3,270	$5.29	$3,270	$5.29
One Bedroom	33	54.1	776	$4,306	$5.55	$4,286	$5.53
Two Bedroom	10	16.4	1,045	$6,339	$6.06	$6,287	$6.01
Three Bedroom	6	9.8	1,392	$8,823	$6.34	$8,823	$6.34
Four Bedroom	2	3.3	1,889	$13,123	$6.95	$12,935	$6.85
Total / Wtd. Avg.	61	100.0%	892	$5,203	$5.83	$5,192	$5.81

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

Yorkshire Towers Property As-Is Rent Stabilized Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	31	13.0%	545	$1,915	$3.51	$2,370	$3.52
One Bedroom	116	48.5	792	$1,980	$2.50	$2,182	$2.49
Two Bedroom	81	33.9	1,230	$2,916	$2.37	$2,989	$2.36
Three Bedroom	8	3.3	1,638	$3,714	$2.27	$3,714	$2.27
Four Bedroom	3	1.3	1,859	$12,167	$6.55	$12,167	$6.55
Total / Wtd. Avg.	239	100.0%	950	$2,475	$2.60	$2,710	$2.59

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

Lexington Towers Property As-Is Rent Stabilized Unit Mix(1)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(2)	Monthly Average Market Rent per SF(2)
Studio	19	28.8%	660	$1,923	$2.91	$2,056	$2.97
One Bedroom	31	47.0	830	$2,033	$2.45	$2,014	$2.43
Two Bedroom	11	16.7	1,254	$3,591	$2.86	$3,589	$2.86
Three Bedroom	3	4.5	1,536	$9,564	$6.23	$3,128	$2.32
Four Bedroom	2	3.0	2,055	$19,750	$9.61	NAV	NAV
Total / Wtd. Avg.	66	100.0%	921	$3,140	$3.41	$2,500	$2.66

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Source: Appraisal.

B-7

loan #1: Yorkshire & Lexington Towers

Yorkshire Towers Property Projected Post-Renovation Market Rate Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	61	14.1%	547	$3,489	$6.38	$3,121	$5.52
One Bedroom	240	55.6	778	$5,108	$6.57	$4,319	$5.50
Two Bedroom	77	17.8	1,148	$7,784	$6.78	$6,355	$5.31
Three Bedroom	53	12.3	1,299	$8,582	$6.60	$7,682	$5.91
Four Bedroom	1	0.2	2,087	$12,995	$6.23	$12,995	$6.23
Total / Wtd. Avg.	432	100.0%	878	$5,801	$6.61	$4,941	$5.54

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Yorkshire Towers Property will achieve stabilization in February 2025 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

Lexington Towers Property Projected Post-Renovation Market Rate Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	10	16.7%	619	$4,309	$6.97	$3,270	$5.29
One Bedroom	32	53.3	775	$5,347	$6.90	$4,286	$5.53
Two Bedroom	10	16.7	1,045	$7,072	$6.77	$6,287	$6.01
Three Bedroom	6	10.0	1,392	$9,101	$6.54	$8,823	$6.34
Four Bedroom	2	3.3	1,889	$12,935	$6.85	$12,935	$6.85
Total / Wtd. Avg.	60	100.0%	893	$6,090	$6.82	$5,192	$5.81

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Lexington Towers Property will achieve stabilization in February 2024 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

Yorkshire Towers Property Projected Post-Renovation Rent Stabilized Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	27	11.50%	544	$1,925	$3.54	$2,370	$3.52
One Bedroom	106	45.1	793	$1,976	$2.49	$2,182	$2.49
Two Bedroom	85	36.2	1,246	$3,371	$2.71	$2,989	$2.36
Three Bedroom	12	5.1	1,729	$6,858	$3.97	$3,714	$2.27
Four Bedroom	5	2.1	2,167	$14,531	$6.71	$12,167	$6.55
Total / Wtd. Avg.	235	100.0%	1005	$2,991	$2.97	$2,710	$2.59

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Yorkshire Towers Property will achieve stabilization in February 2025 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

Lexington Towers Property Projected Post-Renovation Rent Stabilized Unit Mix(1)(2)

Unit Type	# of Units	% of Total	Average SF per Unit	Monthly Average Actual Rent per Unit	Monthly Average Actual Rent per SF	Monthly Average Market Rent per Unit(3)	Monthly Average Market Rent per SF(3)
Studio	18	27.3%	655	$1,898	$2.90	$2,056	$2.97
One Bedroom	31	47.0	830	$2,014	$2.42	$2,014	$2.43
Two Bedroom	12	18.2	1,281	$4,225	$3.30	$3,589	$2.86
Three Bedroom	3	4.5	1,536	$8,828	$5.75	$3,128	$2.32
Four Bedroom	2	3.0	2,055	$14,728	$7.17	NAV	NAV
Total / Wtd. Avg.	66	100.0%	934	$3,079	$3.30	$2,500	$2.66

(1)	Based on the underwritten rent roll dated March 1, 2022.
(2)	Based on the assumption that (i) the Lexington Towers Property will achieve stabilization in February 2024 and (ii) all of the newly renovated and currently unoccupied units will be leased at current market rate rent and all of the currently occupied units will continue to be leased at the current contractual rent.
(3)	Source: Appraisal.

B-8

loan #1: Yorkshire & Lexington Towers

■	COVID-19 Update. The first debt service payment for the Yorkshire & Lexington Towers Whole Loan is scheduled for July 2022. As of May 12, 2022, the Yorkshire & Lexington Towers Whole Loan is not subject to any forbearance, modification or debt service relief request.

The following table presents certain information relating to historical leasing of the residential units at the Yorkshire & Lexington Towers Properties:

Historical and Current Multifamily Occupancy %

12/31/2019(1)	12/31/2020(1)	12/31/2021(1)	As of 3/1/2022(2)
94.7%	81.2%	94.7%	96.4%

(1)	Historical occupancies are as of December 31 of each respective year and are based on information obtained from the borrowers’ occupancy report dated January 22, 2022.
(2)	Based on the underwritten rent roll dated March 1, 2022.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Yorkshire & Lexington Towers Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 2/28/2022	Underwritten	Underwritten $ per Unit
Base Rent - Residential	$34,429,262	$32,908,021	$33,023,336	$34,184,092	$39,497,416	$48,882.94
Base Rent - Commercial	6,197,568	5,981,339	5,764,022	5,810,592	6,984,828	$8,644.59
Gross Potential Rent(1)	$40,626,830	$38,889,360	$38,787,358	$39,994,684	$46,482,244	$57,527.53
Total Reimbursements	297,713	410,419	284,498	324,797	327,568	$405.41
Supplemental Income Reserve	0	0	0	0	5,226,004	$6,467.83
Other Income(2)	702,657	863,978	694,304	675,664	675,664	$836.22
Net Rental Income	$41,627,200	$40,163,756	$39,766,160	$40,995,144	$52,711,480	$65,236.98
Total Vacancy & Credit Loss	(99,272)	(35,705)	0	0	(1,316,592)	($1,629.45)
Effective Gross Income	$41,527,928	$40,128,052	$39,766,160	$40,995,144	$51,394,888	$63,607.53

Real Estate Taxes	8,345,869	9,104,352	9,749,387	9,839,080	10,057,294	$12,447.15
Insurance	368,159	430,452	468,680	473,667	497,141	$615.27
Management Fee	830,559	802,561	794,408	819,903	924,637	$1,144.35
Other Operating Expenses(3)	4,639,527	4,172,737	4,499,404	4,540,054	4,540,054	$5,618.88
Total Expenses	$14,184,113	$14,510,102	$15,511,878	$15,672,705	$16,019,126	$19,825.65

Net Operating Income(4)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,781.88
Replacement Reserves(5)	0	0	0	0	0	$0.00
TI/LC(5)	0	0	0	0	0	$0.00
Net Cash Flow(4)	$27,343,815	$25,617,949	$24,254,281	$25,322,439	$35,375,762	$43,781.88

Occupancy(6)	94.7%	81.2%	94.7%	96.4%	97.2%
NOI Debt Yield (7)	8.6%	8.1%	7.6%	8.0%	11.1%
NCF DSCR (7)	2.79x	2.61x	2.47x	2.58x	3.61x

(1)	Includes straight line average rent through loan maturity for CVS.
(2)	Other Income includes items such as miscellaneous operating income.
(3)	Other Operating Expenses includes items such as utilities, repairs and maintenance, administrative, and payroll and benefits.
(4)	The Underwritten Net Operating Income and Underwritten Net Cash Flow includes disbursements from a Supplemental Income Reserve of $5,226,004. The Underwritten NOI is greater than TTM 2/28/2022 Net Operating Income due in part to (i) the borrower sponsors recently renovating 57 units, which has increased rents at the Yorkshire & Lexington Towers Properties, (ii) underwritten straight-lined rent for CVS and (iii) disbursements from the Supplemental Income Reserve. Please refer to “Escrows” below.
(5)	The borrower sponsors funded five years’ worth of Replacement Reserves and TI/LC at origination.
(6)	Underwritten occupancy is based on the economic occupancy. TTM 2/28/2022 occupancy is based on the underwritten rent roll dated March 1, 2022. Historical occupancies through 2021 are based on information obtained from the borrowers’ occupancy report dated January 22, 2022.
(7)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Yorkshire & Lexington Towers Senior Loan. The Yorkshire & Lexington Towers Senior Loan Underwritten NOI Debt Yield, excluding credit for the upfront Supplemental Income Reserve is 9.5%. The Yorkshire & Lexington Towers Senior Loan Underwritten NCF DSCR excluding credit for the upfront Supplemental Income Reserve is 3.08x.

B-9

loan #1: Yorkshire & Lexington Towers

■	Appraisal. According to the appraisals, the Yorkshire & Lexington Towers Properties have an aggregate “as is” appraised value of $954,000,000 as of January 20, 2022 and have an aggregate “as stabilized” appraised value of $1,057,000,000 with an anticipated stabilization date of February 1, 2024 for the Lexington Towers Property and an anticipated stabilization date of February 1, 2025 for the Yorkshire Towers Property. The individual “as is” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $821,000,000 and $133,000,000, respectively. The individual “as-stabilized” appraised values for the Yorkshire Towers Property and the Lexington Towers Property are $909,000,000 and $148,000,000, respectively.
■	Environmental Matters. According to the Phase I environmental assessments dated January 19, 2022, and February 3, 2022, there was no evidence of any recognized environmental concerns at the Yorkshire & Lexington Towers Properties. The Phase I environmental assessment, however, did acknowledge historical environmental concerns at the Yorkshire Towers property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the Prospectus.
■	Market Overview and Competition. The Yorkshire & Lexington Towers Properties are located in New York, New York, within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area. According to the appraisal, the unemployment rate from 2011 through 2021 in New York City increased at an annual rate of 0.3% and is expected to decrease at an average annual rate of 4.7% between 2022 and 2026. The estimated 2021 median annual household income in New York City was $68,261. The leading industries are education and health, professional and business, government, trade, and transportation and utilities. The largest employer in New York City is Northwell Health, which employs 68,088 people. The Yorkshire & Lexington Towers Properties are located on the southeast corner of Lexington Avenue and East 88th Street. The Upper East Side is generally considered the area that extends from East 59th to East 110th Streets, east of Central Park and Fifth Avenue to the East River. The Upper East Side is known for its many art galleries such as the Metropolitan Museum of Art, and Hunter College of the City University of New York which occupies several modern high-rise buildings at 68th Street and Lexington Avenue. The largest institutions of higher learning on the East Side are along York Avenue and the FDR Drive, including Rockefeller University and the Cornell Medical Center. The Yorkshire & Lexington Towers Properties benefits from its proximity to Fifth Avenue, which forms the eastern border of Central Park, as well as Madison Avenue, which is dense with prime retail and commercial space.

The Yorkshire & Lexington Towers Properties are situated in the Upper East Side multifamily submarket. According to CoStar, as of February 2022, the Upper East Side – Multifamily submarket had an overall vacancy rate of 2.0%, with net absorption totaling 17 units. The vacancy rate decreased 2.2% over the past 12 months. Rental rates increased by 3.1% for the past 12 months and ended at $4,096 per unit per month. A total of 46 units at the Yorkshire & Lexington Towers Properties are still under construction as of the end of the first quarter of 2022.

According to the appraisals, the 2021 population for New York City was approximately 8,305,600 and is forecasted to grow to approximately 8,317,700 in 2022, and approximately 8,335,900 in 2026.

B-10

loan #1: Yorkshire & Lexington Towers

The following table presents seven comparable multifamily rental properties to the Yorkshire & Lexington Towers Properties.

Summary of Comparable Multifamily Properties(1)

Property Name / Address	Year Built	No. of Units	Unit Mix	Avg. Unit SF	Avg. Market Rent Per Month	Occupancy
Yorkshire & Lexington Towers 305 East 86th Street and 160 East 88th Street, NY	1963-1964	808(2)	Studio(2)	570(2)	$2,673(2)	96.4%(2)
			1 Bed(2)	786(2)	$3,539(2)
			2 Bed(2)	1,187(2)	$4,555(2)
			3 Bed(2)	1,356(2)	$7,395(2)
			4 Bed(2)	1,944(2)	$14,405(2)
The Serrano 1735 York Avenue, NY	1986	263	1 Bed	650	$4,501	92.6%
			2 Bed	NAV	$7,201
			3 Bed	NAV	$8,878
Ventura 240 East 86th Street, NY	1999	246	Studio	508	$3,734	98.4%
			1 Bed	751	$4,652
			2 Bed	967	$6,380
			3 Bed	1,293	$8,921
The Lucerne 350 East 79th Street, NY	1989	219	1 Bed	659	$4,617	98.6%
			2 Bed	906	$7,134
			3 Bed	NAV	$11,878
			4 Bed	NAV	$17,975
The Colorado 201 East 86th Street, NY	1987	173	Studio	547	$3,953	99.6%
			1 Bed	667	$4,595
			2 Bed	937	$6,675
			3 Bed	1,254	$9,938
			4 Bed	1,940	$15,473
The Strathmore 400 East 84th Street, NY	1996	179	1 Bed	714	$4,168	99.2%
			2 Bed	1,166	$6,926
			3 Bed	1,611	$11,217
			4 Bed	NAV	$17,520
One Carnegie Hill 215 East 96th Street, NY	2005	455	Studio	484	$3,355	99.6%
			1 Bed	636	$4,141
			2 Bed	879	$6,248
			3 Bed	1,239	$8,318
			4 Bed	1,350	$10,625
CONVIVIUM 515 East 86th Street, NY	2020	140	Studio	638	$4,300	98.6%
			1 Bed	741	$5,474
			2 Bed	1,138	$7,523
			3 Bed	1,369	$9,750

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated March 1, 2022. Avg. Market Rent Per Month reflects average monthly in-place rents for occupied units.

The following table presents five comparable retail leases for the Yorkshire & Lexington Towers Properties.

Summary of Comparable Retail Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Yorkshire Towers	CVS Pharmacy	15,813(2)	May 2017(2)	189(2)	$252.37(2)
201 East 86th Street	Lululemon	6,565	Q4 2021	120	$240.00
1523 Second Avenue	NY Allergy and Asthma	4,488	Q4 2021	144	$100.00
1503 Third Avenue	Cohen’s Fashion Optical	3,200	Q3 2021	120	$175.00
1592 Third Avenue	Marathon Coffee	400	Q3 2021	120	$90.00
207 East 84th Street	Glosslab	1,340	Q2 2021	120	$116.00

(1)	Source: Appraisals.
(2)	Based on the underwritten rent roll dated March 1, 2022.
■	The Borrowers. The borrowers under the Yorkshire & Lexington Towers Mortgage Loan are CF E 88 LLC, SM E 88 LLC, CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, each a single-purpose Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Yorkshire & Lexington Towers Whole Loan.

B-11

loan #1: Yorkshire & Lexington Towers

The Yorkshire Towers Property is 100% owned by CF E 86 LLC, SM E 86 LLC and LSG E 86 LLC, as tenants in common (collectively, the “86th Street Borrowers”) and the Lexington Towers Property is 100% owned by CF E 88 LLC and SM E 88 LLC, as tenants in common (collectively, the “88th Street Borrowers”, and together with the 86th Street Borrowers, the “Y&L Tower Borrowers”).

CF E 86 LLC owns a 58.75% tenant-in-common interest in the Yorkshire Towers Property, and is is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit. CF E 88 LLC owns a 58.75% tenant-in-common interest in the Lexington Towers Property, and is 100% indirectly owned by Meyer Chetrit and three family members of Meyer Chetrit (CF E 86 LLC and CF E 88 LLC, collectively, the “Chetrit Borrower”). SM E 86 LLC and LSG E 86 LLC each own a tenant-in-common interest, and in the aggregate own a 41.25% tenant-in-common interest, in the Yorkshire Towers Property, and are each indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009. SM E 88 LLC owns a 41.25% tenant-in-common interest in the Lexington Towers Property, and is indirectly majority owned by The Gluck Family Trust U/A/D July 16, 2009 (SM E 88 LLC, SME E 86 LLC and LSG E 86 LLC, collectively, the “Stellar Borrower”).

The 86th Street Borrowers are currently indirectly controlled by CFSM E 86 Manager LLC, a Delaware limited liability company, which is a non-member manager of an indirect parent of each 86th Street Borrower (the “86th Manager”). The 88th Street Borrowers are currently indirectly controlled by CFSM E 88 Manager LLC, a Delaware limited liability company, which is a non-member manager of an indirect parent of each 88th Street Borrower (the “88th Manager”, and together with the 86th Manager, the “Y&L Tower Managers”). Both the 86 Manager and the 88th Manager are jointly controlled by Meyer Chetrit and the Amended and Restated 2013 LG Revocable Trust. Meyer Chetrit and the Gluck Family Trust U/A/D July 16, 2009 are the borrower sponsors and non-recourse carveout guarantors for the Yorkshire & Lexington Towers Whole Loan.

Meyer Chetrit is one of the controllers of The Chetrit Group. The Chetrit Group is an experienced, privately held New York City real estate development firm controlled by two brothers: Joseph and Meyer Chetrit. The Chetrit Group, which is headquartered in Manhattan, has ownership interests in over 14 million square feet of commercial and residential real estate across the United States, including New York, Chicago, Miami, and Los Angeles, as well as internationally.

Laurence Gluck is the founder of Stellar Management, a real estate development and management firm founded in 1985. Based in New York City, Stellar Management owns and manages a portfolio of over 13,000 apartments in 100 buildings located across New York City and over three million square feet of office space. Prior to founding Stellar Management, Laurence Gluck served as a real estate attorney at Proskauer, Rose, Goetz & Mendelsohn and later as a partner at Dreyer & Traub. Laurence Gluck also formerly served as a member of the Board of Governors of the Real Estate Board of New York.

■	Escrows. At origination of the Yorkshire & Lexington Towers Whole Loan, the borrowers deposited approximately (i) $5,390,917 into a real estate tax reserve account, (ii) $367,868 into an insurance premiums reserve account, (iii) $1,100,000 into a replacement reserve account, (iv) $1,000,000 into a tenant improvement and leasing commissions reserve account, (v) $6,500,000 into a unit upgrade reserve account, and (vi) $5,900,000 into a supplemental income reserve account (such account, the “Supplemental Income Reserve”).

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $898,486).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as (i) no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing and (ii) the borrowers maintain a blanket policy meeting the requirements of the Yorkshire & Lexington Towers Mortgage Whole Loan documents.

Supplemental Income Reserve. Unless and until the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) achieve a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), the lender may require the borrowers to make additional supplemental reserve deposits if and to the extent the lender determines, in its reasonable discretion on a quarterly basis on and after

B-12

loan #1: Yorkshire & Lexington Towers

May 6, 2023, that additional supplemental income reserve deposits are required in order to achieve (when the additional deposit and all other deposits in the supplemental income reserve account are added to net cash flow for the Yorkshire & Lexington Towers Properties) a  5.0% transient Yorkshire & Lexington Total Debt debt yield for the following 12, 9, 6 or 3 months (such applicable 12, 9, 6 or 3- month period depending on the quarter with respect to which such determination by the lender is made). The guarantors provided a related carry guaranty (the “Carry Guaranty”) of certain carry costs, including real estate taxes, insurance premiums, debt service and operating expenses, for the period until the Yorkshire & Lexington Towers Properties achieve a 5.0% transient debt yield (excluding the amount on deposit in the Supplemental Income Reserve). The obligations of the guarantors under such Carry Guaranty are limited to the additional supplemental income reserve deposit amount as and when due.

So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each payment date, the lender is required to transfer the Monthly Supplemental Income Reserve Disbursement Amount (as defined below) from the Supplemental Income Reserve to the cash management account. Such funds deposited into the cash management account will be required to be applied with all other funds then on deposit in the cash management account in the order of priority set forth in the Yorkshire & Lexington Towers Whole Loan documents, as described under “ —Lockbox and Cash Management” below. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, upon such time as the lender has reasonably determined that the Yorkshire & Lexington Towers Properties (excluding the amount on deposit in the Supplemental Income Reserve) have achieved a 5.0% “transient” Yorkshire & Lexington Towers Total Debt debt yield (calculated on the basis of annualized net cash flow for a three month period ending with the most recently completed month), then upon the borrowers’ written request, all of the funds in the Supplemental Income Reserve will be required to be disbursed to the borrowers; provided, however, if a Cash Trap Period (as defined below) is then continuing, then such funds will not be disbursed to the borrowers, and such funds will instead be deposited into the excess cash reserve account, to be applied in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents.

“Monthly Supplemental Income Reserve Disbursement Amount” means 1/12 of (x) the initial Supplemental Income Reserve deposit with respect to the first 12 payment dates occurring during the term of the Yorkshire & Lexington Towers Whole Loan, and (y) each Supplemental Income Reserve additional deposit amount with respect to the 12 payment dates following the date that the borrowers are required to deposit such Supplemental Income Reserve additional deposit amount pursuant to the terms of the Yorkshire & Lexington Towers Whole Loan documents; provided that, if at any time the lender reassesses the Supplemental Income Reserve additional deposit amount in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan documents, the Monthly Supplemental Income Reserve Disbursement Amount will be required to be adjusted so that all of funds in the Supplemental Income Reserve will be disbursed in equal monthly installments ending on such Supplemental Income Reserve reassessment date (i.e., so that there will be no funds in the Supplemental Income Reserve on deposit on such Supplemental Income Reserve reassessment date.

■	Lockbox and Cash Management. The Yorkshire & Lexington Towers Mortgage Loan is structured with a hard lockbox for commercial tenants and a soft lockbox for residential tenants, and in place cash management. The borrowers are required to deposit all rents collected from residential tenants into the lockbox account within three days of receipt. The borrowers are required to deliver a tenant direction letter to commercial tenants to deposit all rents directly to the lockbox account. The borrowers are required to cause all amounts deposited into the lockbox account to be transferred on each business day to a cash management account controlled by the lender. So long as no event of default under the Yorkshire & Lexington Towers Whole Loan is continuing, on each monthly payment date all funds on the deposit in the cash management account (including any Monthly Supplemental Income Reserve Disbursement Amount deposited into the cash management account) will be applied to (i) fund any required insurance and tax reserve amount, (ii) pay deposit account bank fees, (iii) make monthly debt service payments on the Yorkshire & Lexington Towers Whole Loan, (iv) pay other amounts payable to the lender under the Yorkshire & Lexington Towers Whole Loan documents, (v) pay certain operating expenses reflected in the approved annual budget or otherwise approved by lender and (vi) make debt service payments on the mezzanine loans, in that order. After such application of funds in the cash management account, if a Cash Trap Period is continuing, the remaining funds will be deposited in the excess cash reserve account, and if no Cash Trap Period is continuing, such remaining funds will be released to the borrowers. The balance of any funds from time to time held in the excess cash reserve account will be released to the borrowers in the event the related Cash Trap Period ends.

B-13

loan #1: Yorkshire & Lexington Towers

A “Cash Trap Period” means a period (A) commencing upon the earliest to occur of (i) an event of default; (ii) any bankruptcy action of the borrowers, principal, guarantor or manager has occurred; (iii) the failure by the borrowers, after stabilization (i.e., until a Yorkshire & Lexington Towers Total Debt debt yield of at least 5.0% has been achieved (without taking into account any disbursement of Supplemental Income Reserve funds) for one calendar quarter, provided no event of default then exists), to maintain a Yorkshire & Lexington Towers Total Debt debt yield of at least 4.25%; or (iv) an event of default under a Yorkshire & Lexington Towers Mezzanine Loan (as defined below) and (B) will be cured upon (a) with respect to clause (i) above, the lender accepts a cure of such event of default; (b) in the case of a bankruptcy action by or against manager only, the borrowers provide a qualified replacement manager as defined in the Yorkshire & Lexington Towers Properties Whole Loan documents; (c) with respect to clause (iii) above, the Yorkshire & Lexington Towers Total Debt debt yield is equal to or greater than 4.75% for one calendar quarter; or (d) with respect to clause (iv) above, the applicable Yorkshire & Lexington Towers Mezzanine Loan lender accepts a cure of such event of default under such Yorkshire & Lexington Towers Mezzanine Loan.

■	Property Management. The Yorkshire & Lexington Towers Properties are managed by Jumeaux Management LLC, an affiliate of the borrower sponsors. Under the Yorkshire & Lexington Towers Properties Whole Loan documents, the lender may require the borrowers to terminate any management agreement and replace the applicable property manager if: (i) an event of default under the Yorkshire & Lexington Towers Properties Whole Loan documents exists, (ii) the property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding, (iii) there exists a material default by the property manager under the management agreement beyond all applicable notice and cure periods, (iv) 50% or more of the direct or indirect ownership interest in the property manager has changed or control of manager has changed, in each event from what it was at origination of the Yorkshire & Lexington Towers Whole Loan, (v) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (vi) an event occurs that will give rise to the right of the borrowers to terminate the management agreement. Provided that no event of default is occurring under the Yorkshire & Lexington Towers Properties Whole Loan documents, the borrowers may, terminate the management agreement and replace the property manager with a qualified manager as set forth in the Yorkshire & Lexington Towers Properties Whole Loan documents (which requirements include a rating agency confirmation and, if an affiliate of the borrowers, an updated non-consolidation opinion).
■	Current Subordinate Debt Indebtedness. The Yorkshire & Lexington Towers Properties also secure the Yorkshire & Lexington Towers Trust Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $221,500,000. The Yorkshire & Lexington Towers Trust Subordinate Companion Loan accrues interest at 3.04000% per annum. The Yorkshire & Lexington Towers Senior Loan is senior in right of payment to the Yorkshire & Lexington Towers Trust Subordinate Companion Loan. The Yorkshire & Lexington Towers Subordinate Companion Loan will be contributed to the CGCMT 2022-GC48 securitization trust, but will not be included in the mortgage pool. Payments allocated to the Yorkshire & Lexington Towers Subordinate Companion Loan will be paid only to the holders of the Yorkshire & Lexington Towers loan-specific certificates as described in “Description of the Mortgage Pool—The Whole Loans—The Yorkshire & Lexington Towers Pari-Passu AB Whole Loan” in the Prospectus.
■	Current Mezzanine Indebtedness. Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and Citigroup Global Markets Realty Corp. (“CGMRC”), co-originated a mezzanine A loan in the amount of $80,000,000 to be secured by the mezzanine A borrowers’ interests in the borrowers, as collateral for the mezzanine A loan (the “Mezzanine A Loan”). The Mezzanine A Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine A Loan accrues interest at a rate of 5.80000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine B loan in the amount of $23,100,000 to be secured by the mezzanine B borrowers’ interests in the mezzanine A borrowers, as collateral for the mezzanine B loan (the “Mezzanine B Loan”). The Mezzanine B Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine B Loan accrues interest at a rate of 7.14000% per annum and requires interest-only payments until its maturity date.

B-14

loan #1: Yorkshire & Lexington Towers

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine C loan in the amount of $25,000,000 to be secured by the mezzanine C borrowers’ interests in the mezzanine B borrowers, as collateral for the mezzanine C loan (the “Mezzanine C Loan”). The Mezzanine C Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine C Loan accrues interest at a rate of 8.00000% per annum and requires interest-only payments until its maturity date.

Concurrently with the funding of the Yorkshire & Lexington Towers Whole Loan, BMO and CGMRC, co-originated a mezzanine D loan in the amount of $46,400,000 to be secured by the mezzanine D borrowers’ interests in the mezzanine C borrowers, as collateral for the mezzanine D loan (the “Mezzanine D Loan”, collectively with the Mezzanine A Loan, the Mezzanine B Loan and the Mezzanine C Loan, the “Yorkshire & Lexington Towers Mezzanine Loans,” and collectively with the Yorkshire & Lexington Towers Whole Loan, the “Yorkshire & Lexington Towers Total Debt”). The Mezzanine D Loan is coterminous with the Yorkshire & Lexington Towers Whole Loan. The Mezzanine D Loan accrues interest at a rate of 9.46185345% per annum and requires interest-only payments until its maturity date.

It is expected that BMO and CGMRC will transfer their respective interests in the Mezzanine A Loan, Mezzanine B Loan, Mezzanine C Loan and Mezzanine D Loan to an unaffiliated third party on or prior to the closing of the CGCMT 2022-GC48 securitization.

Based on the Yorkshire & Lexington Towers Total Debt Cut-off Date outstanding principal balance of $714,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below. See "Description of the Mortgage Pool—Additional Indebtedness—Existing Mezzanine Debt” in the Prospectus.

Financial Information

	Yorkshire & Lexington Towers Senior Loan	Yorkshire & Lexington Towers Whole Loan	Yorkshire & Lexington Towers Total Debt
Cut-off Date Balance	$318,000,000	$539,500,000	$714,000,000
Cut-off Date LTV Ratio(1)	33.3%	56.6%	74.8%
Maturity Date LTV Ratio(1)	33.3%	56.6%	74.8%
DSCR Based on Underwritten NCF(2)(3)	3.61x	2.13x	1.20x
Debt Yield Based on Underwritten NOI(2)(3)	11.1%	6.6%	5.0%

(1)	Based on the aggregate as-is appraised value of $954,000,000 as of January 20, 2022.
(2)	The Underwritten NCF and Underwritten NOI include disbursements from a Supplemental Income Reserve of $5,226,004. Please refer to “Escrows” above.
(3)	The Yorkshire & Lexington Towers Senior Loan DSCR Based on Underwritten NCF, Yorkshire & Lexington Towers Whole Loan DSCR Based on Underwritten NCF, and the Yorkshire & Lexington Towers Total Debt DSCR Based on Underwritten NCF excluding credit for the upfront Supplemental Income Reserve are 3.08x, 1.81x and 1.02x, respectively. The Yorkshire & Lexington Towers Senior Loan Debt Yield Based on Underwritten NOI, Yorkshire & Lexington Towers Whole Loan Debt Yield Based on Underwritten NOI, and Yorkshire & Lexington Towers Total Debt Debt Yield Based on Underwritten NOI excluding credit for the upfront Supplemental Income Reserve are 9.5%, 5.6% and 4.2%, respectively. Please refer to “Escrows and Reserves” below.
■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not Permitted.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The Yorkshire & Lexington Towers Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Yorkshire & Lexington Towers Properties, plus business interruption coverage in an amount equal to 100% of the projected loss to net profit for the Yorkshire & Lexington Towers Properties until the completion of restoration or the expiration of 24 months. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
B-15

Loan #2: Cliffs hotel and spa

B-16

Loan #2: Cliffs hotel and spa

MAP © 2022 CARTIFACT
Cliffs Hotel and Spa
2757 Shell Beach Road
Pismo Beach, CA 93449
SOUTH PALISADES
Spyglass Park
SPINDRIFT
101
1
Eldwayen Ocean Park
Dinosaur Caves Park
Pismo Preserve
Pacific Ocean
101
Pismo Beach
Porterville
Avenal
Delano
Paso Robles
Atascadero
San Luis Obispo
Bakersfield
Santa Maria
Lompoc
Fillmore
Oxnard

B-17

Loan #2: Cliffs hotel and spa

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Pismo Beach, California	Cut-off Date Principal Balance		$50,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$308,641.98
Size (Rooms)	162	Percentage of Initial Pool Balance		7.9%
Total TTM Occupancy as of 3/31/2022	79.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2022	79.1%	Type of Security		Fee
Year Built / Latest Renovation	1986 / 2009, 2011, 2022	Mortgage Rate		4.81500%
Appraised Value	$105,100,000	Original Term to Maturity (Months)		120
Appraisal Date	3/23/2022	Original Amortization Term (Months)		NAP
Borrower Sponsor	John G. King	Original Interest Only Period (Months)		120
Property Management(1)	Coastal Hospitality Corp.	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$23,145,679
Underwritten Expenses	$14,521,737	Escrows(2)
Underwritten Net Operating Income (NOI)	$8,623,941		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,698,114	Taxes	$34,153	$17,076
Cut-off Date LTV Ratio	47.6%	Insurance	$0	Springing
Maturity Date LTV Ratio	47.6%	Replacement Reserves	$0	$76,706
DSCR Based on Underwritten NOI / NCF	3.53x / 3.15x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	17.2% / 15.4%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$50,000,000	100.0%	Principal Equity Distribution	$29,909,725	59.8%
			Loan Payoff	19,706,118	39.4
			Closing Costs	350,004	0.7
			Upfront Reserves	34,153	0.1
Total Sources	$50,000,000	100.0%	Total Uses	$50,000,000	100.0%

(1)	The Mortgaged Property is an unflagged boutique hotel managed by an owner affiliated manager, Coastal Hospitality Corp., pursuant to a management agreement expiring in May 2032. There are no extension options.
(2)	See “—Escrows” below.
■	The Mortgage Loan. The Cliffs Hotel and Spa mortgage loan (the “Cliffs Hotel and Spa Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in a 162-room hotel property located in Pismo Beach, California (the “Cliffs Hotel and Spa Property”). The Cliffs Hotel and Spa Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $50,000,000, representing approximately 7.9% of the Initial Pool Balance.

The Cliffs Hotel and Spa Mortgage Loan was originated by Goldman Sachs Bank USA on April 27, 2022. The Cliffs Hotel and Spa Mortgage Loan has a 10-year interest-only term and accrues interest at a fixed rate of 4.81500% per annum. The Cliffs Hotel and Spa Mortgage Loan proceeds were used to return equity to the borrower sponsor, refinance existing debt on the Cliffs Hotel and Spa Property, fund upfront reserves and pay origination costs.

The Cliffs Hotel and Spa Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Cliffs Hotel and Spa Mortgage Loan is the due date in May 2032. Voluntary prepayment of the Cliffs Hotel and Spa Mortgage Loan in whole (but not in part) is permitted on or after the due date in November 2031 without payment of any prepayment premium. In addition, the Cliffs Hotel and Spa Mortgage Loan may be voluntary prepaid in whole (but not in part) at any time on or after the due date in May 2024 with payment of a yield maintenance premium of at least 1% of the amount prepaid.

■	The Mortgaged Property. The Cliffs Hotel and Spa Property is a five-story, 162-room, full-service, luxury boutique hotel located on a bluff overlooking the Pacific Ocean in the central coast city of Pismo Beach. The Cliffs Hotel and Spa Property was built in 1986 and maintained an average occupancy of 80.1% from 2015 to 2019. Hotel amenities include direct beach access, Marisol – a full-service restaurant and bar, a heated outdoor pool and Jacuzzi, Día Feliz Spa, The Salt + Sundry retail outlet, business center, and a fully equipped fitness center. The Cliffs Hotel and Spa Property has more meeting and event space than any other hotel in Pismo Beach. The Cliffs Hotel and Spa Property features approximately 3,884 SF of meeting and banquet space and approximately 23,750 SF of outdoor event space, which can accommodate a 6,400 SF outdoor tent pavilion fronting the Pacific Ocean. The Cliffs Hotel and Spa Property features 19 different room types across 64,000 square feet. The location has one on-site parking lot with a valet and two off-site lots totaling 314 surface level parking spaces. The Cliffs Hotel and Spa Property is managed by an owner affiliated manager, Coastal Hospitality Corp., and is an unflagged boutique hotel.
B-18

Loan #2: Cliffs hotel and spa

The Serena (5th floor) of the Cliffs Hotel and Spa Property is currently undergoing renovation in order to convert the floor to be “adults only”. The renovation has an estimated completion date of mid-July 2022. The borrower sponsor spent approximately $179,000 on the Serena floor renovation in 2021. We cannot assure you the renovation will be completed as expected or that there will be any associated increase in ADR.

The following table presents certain information relating to the 2021 demand analysis with respect to the Cliffs Hotel and Spa Property based on market segmentation, as provided in the appraisal for the Cliffs Hotel and Spa Property:

2021 Accommodated Room Night Demand(1)

Property	Group	Leisure	Commercial
Cliffs Hotel and Spa	24.0%	51.0%	25.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the Cliffs Hotel and Spa Property and various market segments, as provided in a February 2022 travel research report for the Cliffs Hotel and Spa Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
TTM February 2022	109.6%	121.6%	133.3%

(1)	Source: February 2022 STR Report

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Cliffs Hotel and Spa Property:

Historical Occupancy, ADR, RevPAR(1)

	2019	2020	2021	TTM 3/31/2022
Occupancy	81.8%	68.4%	77.9%	79.1%
ADR	$216.27	$226.85	$298.26	$299.86
RevPAR	$176.92	$155.08	$232.26	$237.08

(1)	As provided by the borrower and represents averages for the year ended December 31, unless otherwise specified.
■	COVID-19 Update. As of May 24, 2022, the Cliffs Hotel and Spa Property is open and operating. As of May 24, 2022, no loan modification or forbearance requests have been made on the Cliffs Hotel and Spa Mortgage Loan. The first payment date of the Cliffs Hotel and Spa Mortgage Loan is June 6, 2022.

B-19

Loan #2: Cliffs hotel and spa

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, at the Cliffs Hotel and Spa Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per Room
Rooms Revenue	$10,461,452	$9,195,269	$13,733,248	$14,018,835	$14,018,835	$86,536
Food & Beverage Revenue	5,136,700	3,582,854	5,788,354	6,251,044	6,251,044	$38,587
Other Revenue(2)	1,740,500	1,673,246	2,689,265	2,875,800	2,875,800	$17,752
Total Revenue	$17,338,652	$14,451,369	$22,210,867	23,145,679	$23,145,679	$142,875

Rooms Expense	$3,174,666	$2,678,872	$3,371,831	3,453,903	$3,453,903	$21,320
Food & Beverage Expense	4,275,180	3,018,995	4,373,105	4,764,165	4,764,165	$29,408
Other Expense	1,072,582	1,042,601	1,464,034	1,583,873	1,362,818	$8,412
Total Departmental Expense	8,522,428	6,740,468	9,208,970	9,801,941	9,580,886	$59,141
Total Undistributed Expense	4,249,123	3,376,798	3,957,263	4,188,616	4,246,481	$26,213
Base Management Fee(3)	689,255	577,711	888,498	925,666	694,370	$4,286
Total Operating Expenses	$13,460,806	$10,694,977	$14,054,730	$14,916,223	$14,521,737	$89,640

Net Operating Income(4)	$3,877,846	$3,756,392	$8,156,136	$8,229,456	$8,623,941	$53,234
FF&E(5)	693,546	578,055	888,435	878,265	925,827	$5,715
Net Cash Flow	$3,184,300	$3,178,337	$7,267,701	$7,351,190	$7,698,114	$47,519

Occupancy	81.8%	68.4%	77.9%	79.1%	79.1%
NOI Debt Yield	7.8%	7.5%	16.3%	16.5%	17.2%
NCF DSCR	1.30x	1.30x	2.98x	3.01x	3.15x

(1)	Certain items such as straight-line rent, interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Other Revenue includes resort fee and other revenue, spa revenue and gift shop revenue.
(3)	Base Management Fee was underwritten to 3.0% of total operating revenue. At origination, the borrower sponsor signed a new hotel management agreement which provides for a 3.0% management fee, versus 4.0% historically.
(4)	The increase in Underwritten Net Operating Income is primarily attributable to the underwriting being based on trailing twelve-month financials as of March 2022 incorporating the lower new base management fee (3% as described above), and lower insurance expenses based off of actual premiums determined by an insurance consultant.
(5)	The Ongoing Replacement Reserve ($) is an FF&E reserve in an amount equal to (i) for the payment dates in June 2022 through and including March 2023, approximately $76,706 and (ii) thereafter for each twelve month period from April through March of the following calendar year, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement (if applicable) or (b) 1/12th of 4% of the operating income of the Cliffs Hotel and Spa Property as of the end of each calendar year.
■	Appraisal. According to the appraisal, the Cliffs Hotel and Spa Property had an “as-is” appraised value of $105,100,000 as of March 23, 2022.
■	Environmental Matters. According to a Phase I environmental report dated March 29, 2022, there are no recognized environmental conditions or recommendations for further action at the Cliffs Hotel and Spa Property.
■	Market Overview and Competition. The Cliffs Hotel and Spa Property is located in Pismo Beach, which is a coastal city within the county of San Luis Obispo. In recent years, new hotel development as well as the repositioning of several older hotels has occurred in Pismo Beach. Pismo Beach and the greater San Luis Obispo County are also draws for international and domestic tourists, with the wine industry in San Luis Obispo county providing tourist demand to the area.

The San Luis Obispo/Paso Robles luxury and upscale hotel market began to rebound in 2021 as the availability of effective vaccines and a return to economic growth contributed to RevPAR increasing by 55.9% over 2020. A third-party research service anticipates RevPAR of $255.06 for the 2022 calendar year, representing a compound annual growth rate (“CAGR”) of 17.0% and an overall increase of 60.0% relative to nominal (pre-COVID) 2019 levels.

B-20

Loan #2: Cliffs hotel and spa

The following table presents certain information relating to the primary competition for the Cliffs Hotel and Spa Property:

Competitive Set

Property	Number of Rooms	Year Built
Cliffs Hotel and Spa	162	1986

Competitive Set(1)
SeaCrest Oceanfront Hotel	158	1960
Autograph Collection Vespera ON OCEAN	124	2019
Inn at The Pier	104	2017
Shore Cliff Hotel	100	1970
Hotel San Luis Obispo	78	2019
Sandcastle Hotel on the Beach	75	1986
Hotel Cerro	65	2020
The Inn At The Cove	52	1986
Sea Venture Resort	50	1984

(1)	Source: Appraisal.
■	The Borrower. The borrower is Cliffs Resort LLC, a California limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cliffs Hotel and Spa Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the Cliffs Hotel and Spa Mortgage Loan is John G. King.
■	Escrows. At loan origination, the borrower deposited $34,152.76 into a tax reserve.

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $17,076.38).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve can be conditionally waived so long as no event of default is continuing and either (i) the borrower maintains a blanket policy meeting the requirements of the Cliffs Hotel and Spa Mortgage Loan documents or (ii) (a) the required premiums are paid through a premium financing program in accordance with certain conditions set forth in the Cliffs Hotel and Spa Mortgage Loan documents and (b) the borrower maintains a reserve with the lender in an amount equal to two months of the premiums paid pursuant to the premium financing program.

FF&E Reserve - The borrower is required to fund a reserve for capital expenditures, including furniture, fixtures and equipment, in an amount equal to (i) for the due dates in June 2022 through and including March 2023, approximately $76,706 and (ii) thereafter for each twelve month period from April through March of the following calendar year, the greater of (a) the monthly amount required to be reserved pursuant to the franchise agreement (if applicable) or (b) 1/12th of 4% of the operating income of the Cliffs Hotel and Spa Property as of the end of each calendar year based on the quarterly financial statements to be delivered to the lender in accordance with the Cliffs Hotel and Spa Mortgage Loan documents.

Lockbox and Cash Management. The Cliffs Hotel and Spa Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the commencement of an initial Cliffs Hotel and Spa Trigger Period (as defined below) or the occurrence of an event of default under the Cliffs Hotel and Spa Mortgage Loan, the lender may deliver notices prepared by the borrower to each applicable credit card company or credit card clearing bank directing them to remit all payments to a lender-controlled lockbox account, and the borrower is required to cause all cash revenues relating to the Cliffs Hotel and Spa Property and all other money received by the borrower or the property manager with respect to the Cliffs Hotel and Spa Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan) by the end of the first business day of receipt thereof. To the extent there is no Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan continuing, all amounts in the lockbox account are required to be swept into a borrower-controlled operating account. To the extent that a Cliffs Hotel and Spa Trigger Period or event of default under the Cliffs Hotel and Spa Mortgage Loan is continuing, all amounts in the lockbox account are required to be swept into the lender-controlled cash management account.

B-21

Loan #2: Cliffs hotel and spa

During the continuance of a Cliffs Hotel and Spa Trigger Period (or an event of default under the Cliffs Hotel and Spa Mortgage Loan at the lender’s election), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Cliffs Hotel and Spa Mortgage Loan.

A “Cliffs Hotel and Spa Trigger Period” means each period (a)(i) commencing when the debt service coverage ratio (as calculated under the Cliffs Hotel and Spa Mortgage Loan documents), determined at the end of any fiscal quarter, is less than 1.35x, and (ii) ending when the debt service coverage ratio (as calculated under the Cliffs Hotel and Spa Mortgage Loan documents), determined at the end of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.35x, and (b) (i) commencing if the financial reports required under the Cliffs Hotel and Spa Mortgage Loan documents are not delivered to the lender as and when required, subject to applicable notice and cure periods and (ii) ending when such reports are delivered and they indicate, in fact, that no Cliffs Hotel and Spa Trigger Period is ongoing pursuant to clause (a) above.

■	Property Management. The Cliffs Hotel and Spa Property is managed by Coastal Hospitality Corp., an affiliate of the related borrower sponsor.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Cliffs Hotel and Spa Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
B-22

LOAN #3: 79 fifth avenue

B-23

LOAN #3: 79 fifth avenue

79 FIFTH AVENUE

Floor	Tenant	SF	Expiration
18	The New School	10,000 SF	6/2030
17	The New School	18,500 SF	6/2030
16	The New School	18,500 SF	6/2030
15	Hulu LLC	20,053 SF	5/2025
14	Hulu LLC	20,053 SF	5/2025
12	The New School	20,000 SF	6/2030
11	The New School	20,000 SF	6/2030
10	The New School	20,000 SF	6/2030
9	The New School	20,000 SF	6/2030
8	The New School	20,000 SF	6/2030
7	The New School	20,000 SF	6/2030
6	The New School	20,000 SF	6/2030
5	The New School	20,000 SF	6/2030
4	CapGemini America, Inc.	21,500 SF	1/2027
3	CapGemini America, Inc.	21,500 SF	9/2027
2	CapGemini America, Inc.	21,500 SF	9/2027
Ground Floor & Mezzanine	The New School	3,800 SF	6/2030
Ground Floor & Mezzanine	Coach Inc	7,073 SF	1/2024
Ground Floor & Mezzanine	Free People	1,951 SF	4/2023
Ground Floor & Mezzanine	Citibank, N.A.	8,473 SF	4/2028
Basement	The New School	2,000 SF	6/2030
Basement	Free People	4,449 SF	4/2023
Basement	Citibank, N.A.	6,399 SF	4/2028

Vacant | 2023 – 2024 | 2025 – 2026 | 2027 – 2028 | 2029+

B-24

LOAN #3: 79 fifth avenue

79 Fifth Avenue
79 Fifth Avenue
New York, NY 10003
MANHATTAN
Chelsea
Flatiron
District
Union
Square
Greenwich
Village
West
Village
East
Village
NoHo
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Park
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Cooper
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Vel
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Corporate
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The
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80 Fifth Ave.
Business Ctr.
The New School
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Center
Salvation Army
Headquarters
The
Jefferson
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Quad
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Building
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The
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Waverly Pl.
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W. 3rd St.
Bleecker St.
E. 18th St.
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E. 15th St.
E. 14th St.
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7th Ave.
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5th Ave.
Broadway
Park Ave. S.
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7th Ave. S.
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23RD ST/
7TH AVE
23RD ST
18TH ST/
7TH AVE
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14TH ST/
7TH AVE
UNION
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LEXINGTON/
UNION SQUARE
3RD AVE
ASTOR PL/
8TH ST/
LEXINGTON
8TH ST/
NYU
CHRISTOPHER/
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WASHINGTON SQ
QUEENS
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HUDSON
COUNTY
Liberty
State
Park

B-25

LOAN #3: 79 fifth avenue

Mortgage Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City / State)	New York / New York	Cut-off Date Balance(2)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$694.14
Size (SF)	345,751	Percentage of Initial Pool Balance		7.9%
Total Occupancy as of 2/15/2022	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/15/2022	100.0%	Type of Security		Fee
Year Built / Latest Renovation	1906 / 2016	Mortgage Rate		4.92000%
Appraised Value	$395,000,000	Original Term to Maturity (Months)		120
Appraisal Date	2/24/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Albert Kalimian	Original Interest Only Period (Months)		120
Property Management	AMK Holdings Inc.	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$29,320,118
Underwritten Expenses	$9,216,627	Escrows(3)
Underwritten Net Operating Income (NOI)	$20,103,491		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$19,331,988	Taxes	$2,815,969	$469,328
Cut-off Date LTV Ratio(1)	60.8%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	60.8%	Replacement Reserve(4)	$0	$5,763
DSCR Based on Underwritten NOI / NCF(1)	1.68x / 1.61x	TI / LC(5)	$1,000,000	$57,760
Debt Yield Based on Underwritten NOI / NCF(1)	8.4% / 8.1%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$240,000,000	63.1%	Purchase Price(6)	$369,000,000	97.0%
Sponsor Equity	140,421,540	36.9	Closing Costs	7,605,571	2.0
			Upfront Reserves	3,815,969	1.0
Total Sources	$380,421,540	100.0%	Total Uses	$380,421,540	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 79 Fifth Avenue Whole Loan (as defined below).
(2)	The 79 Fifth Avenue Mortgage Loan (as defined below) is part of the 79 Fifth Avenue Whole Loan (as defined below) with an original aggregate principal balance of $240,000,000.
(3)	See “—Escrows” section below.
(4)	Replacement reserve is subject to a cap equal to approximately $207,468.
(5)	TI/LC reserve is subject to a cap equal to approximately $3,500,000.
(6)	The 79 Fifth Avenue Property (as defined below) was recapitalized at a price of $369,000,000. At origination the borrower sponsor bought out the equity partners’ 75% interest and paid off prior debt of $62,053,414.
■	The Mortgage Loan. The mortgage loan (the “79 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “79 Fifth Avenue Whole Loan”) consisting of ten pari passu promissory notes in the aggregate outstanding principal balance of $240,000,000 and is secured by a first mortgage encumbering the borrowers’ fee interest in a 345,751 SF office property, which includes 28,345 SF of ground floor retail, in New York, New York (the “79 Fifth Avenue Property”). The 79 Fifth Avenue Mortgage Loan, evidenced by the controlling Note A-1-1, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 7.9% of the Initial Pool Balance. The non-controlling notes A-1-2, A-1-3, A-2-1, A-2-2, A-2-3-1, A-2-3-2, A-3-1, A-3-2, A-3-3 had an original principal balance and have an outstanding balance as of the Cut-off Date of $190,000,000. The 79 Fifth Avenue Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Wells Fargo Bank, National Association (“WFB”) and JPMorgan Chase Bank, National Association (“JPMCB”). The 79 Fifth Avenue Whole Loan has an interest rate of 4.92000% per annum. The proceeds of the 79 Fifth Avenue Mortgage Loan were used to recapitalize of the 79 Fifth Avenue Property, fund upfront reserves and pay origination costs.

The 79 Fifth Avenue Whole Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 79 Fifth Avenue Whole Loan requires payments of interest only for the entire term of the 79 Fifth Avenue Whole Loan. The stated maturity date of the 79 Fifth Avenue Whole Loan is the payment date in May 2032.

Voluntary prepayment of the 79 Fifth Avenue Whole Loan is prohibited prior to the due date occurring in January 2032. Defeasance of the 79 Fifth Avenue Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 29, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the 79 Fifth Avenue Whole Loan to be securitized.

B-26

LOAN #3: 79 fifth avenue

The table below summarizes the promissory notes that comprise the 79 Fifth Avenue Whole Loan. The relationship between the holders of the 79 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	CGCMT 2022-GC48	Yes
A-1-2, A-1-3	46,000,000	46,000,000	CREFI(1)	No
A-2-1, A-2-3-2	71,000,000	71,000,000	BANK 2022-BNK42	No
A-2-2, A-2-3-1	25,000,000	25,000,000	WFB(1)	No
A-3-1, A-3-2, A-3-3	48,000,000	48,000,000	JPMCB(1)	No
Whole Loan	$240,000,000	$240,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
■	The Mortgaged Property. The 79 Fifth Avenue Property consists of an 18-story office building totaling 345,751 SF, which includes 28,345 SF of ground floor retail space located in New York, New York. The property, which sits on 0.4 acre parcel of land, was built in 1906 and renovated in 2016. According to the appraisal, the borrowers provided a $9.4 million capital improvement budget, which included landlord work on floors 2 through 4, new lot line windows on floors 2 through 4, sidewalk vault repairs, and general base building enhancements. As of February 24, 2022, there was $3.3 million of outstanding renovation costs. The 79 Fifth Avenue Property features a lobby with marble finishes and vaulted ceilings, functional, rectangular shaped floor plates and views of the surrounding Manhattan skyline. The retail units have frontage and visibility along Fifth Avenue with floor to ceiling glass storefronts. Five of the tenants (or their parent company), comprising 98.1% NRA and 96.6% of underwritten base rent, are investment grade rated. As of February 15, 2022, the property is 100% leased to six tenants and, according to a third party market research report, has averaged 96.4% occupancy from 2011 through 2021.

The largest tenant based on underwritten base rent is The New School (212,800 SF, 61.5% of NRA, 51.7% of UW Base Rent). The New School is a private research university in New York City. Founded in 1919, the university has grown to five colleges with courses in emerging social sciences, international affairs, liberal arts, history, and philosophy as well as art, design, management and performing arts. In 2021, The New School generated $319.1 million in operating revenue and, similar to other private universities, did not receive significant funding from the federal or state government. According to a third party report, The New School achieved record enrollment with 10,168 students in 2021. The New School has been at the property since 2004, has expanded multiple times and currently occupies 12 floors (5 through 12, 16 through 18, and ground floor and basement space). The New School has two, 10-year renewal options and no termination options. There is currently ongoing arbitration between The New School and the borrowers. Between 2017 and 2021, an administrative error occurred whereby The New School was not charged its contractual rental increases. The landlord and tenant are expected to attend mediation over the back rent and rent escalations in Spring 2022. Underwritten base rent is based on the lower amount currently being paid by The New School. In the event the borrowers are successful in the arbitration, The New School’s base rent would increase by approximately $1.3 million annually. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Prospectus.

The second largest tenant based on underwritten base rent is CapGemini America, Inc. (“CapGemini”) (64,500 SF, 18.7% of NRA, 20.7% of UW Base Rent). CapGemini is a French multinational information technology services and consulting company. Headquartered in Paris, France, the company was founded in 1967 as an enterprise management and data processing company and launched US operations in 1981 following the acquisition of DASD Corporation. Today, CapGemini operates in 42 countries and reported 2021 revenues of €18,160 million, a 14.6% increase over 2020. CapGemini has been at the property since 2016 and currently occupies floors 2 through 4. The lease for the second and third floor space (collectively 43,000 SF) expires on September 30, 2027, and the lease on the fourth floor (21,500 SF) expires on January 31, 2027. CapGemini has one, 5-year renewal option on all of their space. CapGemini may terminate its lease with respect to the second and third floors at any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.

The third largest tenant based on underwritten base rent is Hulu, LLC (“Hulu”) (40,106 SF, 11.6% of NRA: 12.9% of UW Base Rent). Hulu is an American streaming platform that launched in 2007 and offers a library of films and television series. Hulu is majority owned by The Walt Disney Company with NBCUniversal holding a minority stake. For the year ended September 2021, Hulu reported $2.1 billion in ad revenue. Hulu has been at the property since 2014, doubled its space in 2018 and currently occupies the 14th and 15th floors. Hulu has one, 5-year renewal option and no termination options.

B-27

LOAN #3: 79 fifth avenue

■	COVID-19 Update. As of May 5, 2022, the 79 Fifth Avenue Property is open and operational and there were no outstanding rent relief requests. The first payment date of the 79 Fifth Avenue Mortgage Loan is June 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The following table presents certain information relating to the tenants at the 79 Fifth Avenue Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
The New School	NR/A3/NR	212,800(4)	61.5%	$13,622,601	51.7%	$64.02	6/30/2030	2, 10-year options
CapGemini(5)	NR/NR/BBB	64,500	18.7	5,460,117	20.7	$84.65	Various(6)	1, 5-year option
Hulu	A-/A2/BBB+	40,106	11.6	3,408,977	12.9	$85.00	5/31/2025	1, 5-year option
Citibank, N.A.	A+/Aa3/A+	14,872	4.3	750,000	2.8	$50.43	4/30/2028	2, 5-year options
Coach Inc	NR/Baa2/BBB-	7,073	2.0	2,205,067	8.4	$311.76	1/31/2024(7)	NAP
Free People	NR/NR/NR	6,400	1.9	900,407	3.4	$140.69	4/30/2023	1, 5-year option
Total Occupied		345,751	100.0%	$26,347,169	100.0%	$76.20
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	NAP	NAP	NAP
Total		345,751	100.0%	$26,347,169	100.0%	$76.20

(1)	Based on the underwritten rent roll dated February 15, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294. See “Underwritten Net Cash Flow” below.
(4)	The New School currently subleases a portion of the 18th floor totaling 8,820 SF (2.6% of NRA; 4.1% of The New School NRA) to Gene Kaufman Architect, P.C.
(5)	CapGemini may terminate its lease with respect to the second and third floors any time after October 13, 2024 upon at least 12 months’ notice and payment of a termination fee of approximately $3,065,866.
(6)	CapGemini’s lease with respect to the fourth floor (21,500 SF) expires on January 31, 2027, and with respect to the second and third floors (43,000 SF) expires on September 30, 2027.
(7)	Coach Inc. is expected to vacate at lease expiration.

The following table presents certain information relating to the lease rollover schedule at 79 Fifth Avenue Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	6,400	1.9	1.9%	900,407	3.4	$140.69	1
2024(3)	7,073	2.0	3.9%	2,205,067	8.4	$311.76	1
2025(3)	40,106	11.6	15.5%	3,408,977	12.9	$85.00	1
2026	0	0.0	15.5%	0	0.0	$0.00	0
2027	64,500	18.7	34.2%	5,460,117	20.7	$84.65	2
2028	14,872	4.3	38.5%	750000	2.8	$50.43	1
2029	0	0.0	38.5%	0	0.0	$0.00	0
2030	212,800	61.5	100.0%	13622601	51.7	$64.02	1
2031	0	0.0	100.0%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	100.0%	0	0.0	$0.00	0
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	345,751	100.0%		$26,347,169	100.0%	$76.20	7

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated February 15, 2022.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294.

The following table presents certain information relating to historical leasing at the 79 Fifth Avenue Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 2/15/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 15, 2022.
B-28

LOAN #3: 79 fifth avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 79 Fifth Avenue Property:

Cash Flow Analysis(1)

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$21,523,248	$21,892,938	$22,660,998	$23,738,986	$68.66
Contractual Rent Steps(2)	0	0	0	2,608,183	$7.54
Total Reimbursements	3,688,603	3,730,411	4,273,141	4,516,113	$13.06
Other Income(3)	158,823	54,402	0	0	$0.00
Gross Potential Rent	$25,370,674	$25,677,751	$26,934,139	$30,863,283	$89.26
Vacancy & Credit Loss	0	0	0	(1,543,164)	($4.46)
Effective Gross Income	$25,370,674	$25,677,751	$26,934,139	$29,320,118	$84.80

Real Estate Taxes	5,138,406	5,634,523	5,363,749	6,027,230	$17.43
Insurance	196,714	206,760	255,873	250,673	$0.73
Management Fee	761,120	770,333	808,024	879,604	$2.54
Other Operating Expenses	2,188,915	1,905,325	2,144,312	2,059,120	$5.96
Total Expenses	$8,285,155	$8,516,941	$8,571,958	$9,216,627	$26.66

Net Operating Income	$17,085,519	$17,160,810	$18,362,181	$20,103,491	$58.14
Replacement Reserves	0	0	0	78,388	$0.23
TI / LC	0	0	0	693,116	$2.00
Net Cash Flow	$17,085,519	$17,160,810	$18,362,181	$19,331,988	$55.91

Occupancy(4)	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield (5)	7.1%	7.2%	7.7%	8.4%
NCF DSCR (5)	1.43x	1.43x	1.53x	1.61x

(1)	Based on the underwritten rent roll dated February 15, 2022.
(2)	Contractual Rent Steps include straight-line rent averaging for certain investment grade tenants (The New School and CapGemini) through lease maturity totaling $2,450,889 and contractual rent steps through February 2023 totaling $157,294.
(3)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.
(4)	Underwritten Occupancy is based on the economic occupancy.
(5)	Calculated based on the 79 Fifth Avenue Whole Loan.
■	Appraisal. According to the appraisal, the 79 Fifth Avenue Property has an “as is” appraised value of $395,000,000 as of February 24, 2022.
■	Environmental Matters. According to the Phase I environmental report, dated March 1, 2022, there are no recognized environmental conditions or recommendations for further action at the 79 Fifth Avenue Property.
■	Market Overview and Competition. 79 Fifth Avenue Property is situated in the Flatiron neighborhood of New York, New York and is bordered by Park Avenue South to the east, Sixth Avenue to the west, 15th Street to the north and 13th Street to the south. The property is located directly west of Union Square and is three blocks northwest of the Union Square subway station, which services the L, N, Q, R, W, 4, 5, and 6 lines.

According to a third party market research report, the property is located in the Gramercy Park office submarket of the New York City market. As of April 2022, the Gramercy Park submarket reported total inventory of approximately 28.5 million SF with a 10.3% vacancy rate and average asking rent of $72.08 PSF. The appraiser concluded to a market rent for the office space at the 79 Fifth Avenue Property of $80.00 PSF for floors 2 to 10, $85.00 PSF for floors 11 to 15, and $90.00 PSF for floors 16 to 18, all on a modified gross basis.

B-29

LOAN #3: 79 fifth avenue

The following table presents certain information relating to the appraisal’s market rent conclusions for the 79 Fifth Avenue Property:

Market Rent Summary(1)
Property Name	Office Floors 2-10	Office Floors 11-15	Office Floors 16-18	Retail Corner	Retail Fifth Avenue Large	Retail Fifth Avenue Small	Retail Lower
Market Rent (PSF)	$80.00	$85.00	$90.00	$275.00	$175.00	$225.00	$50.00
Lease Term (Years)	10	10	10	10	10	10	10
Lease Type	MG	MG	MG	MG	MG	MG	Gross
Rent Increase Projection	2% / annually $5 PSF in year 5	2% / annually $5 PSF in year 5	2% / annually $5 PSF in year 5	3% / annually	3% / annually	3% / annually	3% / annually

(1)	Source: Appraisal.

The following table presents information relating to comparable office property sales for the 79 Fifth Avenue Property:

Comparable Sales Summary(1)
Property Name/Location	Sale Date	Year Built/Renovated	Total NRA (SF)	Occupancy	Sale Price	Sale Price PSF
79 Fifth Avenue New York, NY	N/A	1906/2016	345,751(2)	100.0%(2)	NAP	NAP
475 Fifth Avenue New York, NY	Dec-2021	1965/2017	276,000	97.0%	$299,460,000	$1,085.00
375 West Broadway New York, NY	Feb-2022	1863/2014	76,605	100.0%	$130,000,000	$1,697.02
11 Madison Park North New York, NY	Apr-2021	1913/NAP	260,140	90.1%	$275,000,000	$1,057.12
315 Park Avenue South New York, NY	Dec-2021	1910/2016	332,614	97.3%	$361,700,000	$1,087.45
245-249 West 17th Street New York, NY	Dec-2021	1902-1909/2016	281,253	98.7%	$389,200,000	$1,383.81
218 West 18th Street New York, NY	Dec-2021	1912/2009	165,255	100.0%	$170,000,000	$1,028.71
635-641 Avenue of the Americas New York, NY	Jun-2021	1902/2015	273,983	94.0%	$325,000,000	$1,186.20
1375 Broadway New York, NY	Jul-2020	1927/NAP	518,578	100.0%	$435,000,000	$838.83

(1)	Source: Appraisal.
(2)	Based on Underwritten Rent Roll dated February 15, 2022.

B-30

LOAN #3: 79 fifth avenue

The following table presents information relating to comparable office properties for the 79 Fifth Avenue Property:

Comparable Office Properties Summary(1)
Property Name/Location	Office Area	Year Built/Renovated	Stories	Sublease SF Available	% Occupied (Direct)	Average Asking Rent
79 Fifth Avenue New York, NY	317,406(2)	1906/2016	18	-	100.0%(2)	$70.86(2)(3)
55 Fifth Avenue New York, NY	270,685	1926/NAP	19	0	94.1%	$90.00
71 Fifth Avenue New York, NY	165,000	1907/NAP	11	0	91.0%	$90.00
80 Fifth Avenue New York, NY	132,000	1908/NAP	18	0	100.0%	NAP
90 Fifth Avenue New York, NY	138,211	1903/NAP	11	0	100.0%	NAP
91 Fifth Avenue New York, NY	61,500	1894/NAP	8	0	87.0%	$68.00
100-104 Fifth Avenue New York, NY	305,000	1905/NAP	20	42,807	93.7%	$75.00
110 Fifth Avenue New York, NY	200,378	1890/NAP	11	0	100.0%	NAP
111 Fifth Avenue New York, NY	234,700	1877/NAP	13	0	100.0%	NAP
114-116 Fifth Avenue New York, NY	351,666	1910/NAP	19	0	100.0%	NAP
122 Fifth Avenue New York NY	294,730	1900/NAP	10	0	75.0%	$100.00

(1)	Source: Appraisal.
(2)	Based on Underwritten Rent Roll dated February 15, 2022.
(3)	Represents Underwritten Base Rent per SF.
■	The Borrowers. The borrowers comprise three tenants in common, AK 79 Fifth LLC, SAK 79 Fifth LLC, and DAK 79 Fifth LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and nonrecourse carveout guarantor is Albert Kalimian. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 79 Fifth Avenue Whole Loan.

Albert Kalimian owns Kalimian Properties, a fully integrated privately held real estate investment firm with ownership interests in 10 commercial and multifamily properties in Manhattan, New York. Albert Kalimian had a 25% ownership stake in the property and is using the loan proceeds to buy out his equity partners to increase his ownership share to 100%.

■	Escrows. At origination of the 79 Fifth Avenue Whole Loan, the borrowers deposited approximately (i) $2,815,969 into a real estate tax reserve account and (ii) $1,000,000 into a TI/LC reserve account.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $469,328).

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 79 Fifth Avenue Whole Loan documents.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,763; provided, however, the borrowers will not be required to make such monthly deposit into the replacement reserve so long as the amount then on deposit in the replacement reserve account equals or exceeds $207,468. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the replacement reserve account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

TI / LC Reserve. The borrowers are required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $57,760; provided, however, the borrowers will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount then on deposit in the tenant improvements and leasing commissions reserve account equals or exceeds $3,500,000. The borrowers may substitute a letter of credit for all or any portion of funds on deposit in the tenant

B-31

LOAN #3: 79 fifth avenue

improvement and leasing commissions account, which letter of credit will be increased by the borrowers in lieu of making the required monthly deposits into such reserve account.

■	Lockbox and Cash Management. The 79 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. At origination of the 79 Fifth Avenue Whole Loan, the borrowers were required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by borrowers or the property manager are required to be deposited in a lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to the borrowers on each business day unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the 79 Fifth Avenue Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 79 Fifth Avenue Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 79 Fifth Avenue Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the 79 Fifth Avenue Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon (i) the occurrence of an event of default under the 79 Fifth Avenue Whole Loan loan documents, (ii) the debt service coverage ratio falling below 1.15x (tested on a hypothetical 30-year amortization basis), or (iii) the occurrence and continuance of Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to clause (i), the cure of such event of default or waiver thereof by the lender, (y) with regard to clause (ii), the debt service coverage ratio being above 1.15x (tested on a hypothetical 30-year amortization basis) for 2 consecutive calendar quarters, or (z) with regard to clause (iii), a Specified Tenant Trigger Period ceasing to exist. Notwithstanding the foregoing, the failure to maintain a debt service coverage ratio of at least 1.15x will not result in a Trigger Period if, within 15 days of the borrowers’ receipt of notice of the Trigger Period caused in connection with clause (ii), the borrowers make a deposit into a reserve account held by the lender or deliver a letter of credit, in either case in an amount which, if deducted from the outstanding principal balance of the 79 Fifth Avenue Whole Loan, would cause the debt service coverage ratio to be at least 1.15x (tested on a hypothetical 30-year amortization basis).

A “Specified Tenant” means, as applicable, (i) The New School, (ii) any guarantor(s) of the applicable related Specified Tenant Lease(s), and (iii) any replacement tenant for a Specified Tenant that leases 107,500 square feet or more at the 79 Fifth Avenue Property.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant Lease, in each case, beyond applicable notice, grace and cure periods (provided that the existing rent dispute between the borrowers and The New School as described in an estoppel certificate provided by The New School will not be deemed a default by The New School for the purposes of commencing a Specified Tenant Trigger Period; and provided further that a Specified Tenant will be deemed to be in default under this clause (i) if The New School fails to deliver a letter of credit when and as required under such tenant’s lease), (ii) a Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iii) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of Specified Tenant, and (v) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to June 30, 2028 in accordance with the applicable terms and conditions thereof and hereof for the applicable Specified Tenant Renewal Term; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance reasonably acceptable to the lender) of (1) the satisfaction of the Specified Tenant Cure Conditions or (2) the borrowers leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 79 Fifth Avenue Whole Loan documents, and the applicable tenant under such lease occupying the space demised under its lease and paying the full amount of the rent due under the applicable lease.

B-32

LOAN #3: 79 fifth avenue

The “Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iii) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (v) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of such lease and of the 79 Fifth Avenue Whole Loan documents for the applicable Specified Tenant Renewal Term, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means the entirety of that portion of the 79 Fifth Avenue Property demised as of the date hereof to the initial Specified Tenant pursuant to The New School’s lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 79 Fifth Avenue Property with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

■	Property Management. The 79 Fifth Avenue Property is managed by AMK Holdings Inc., a Delaware corporation, an affiliate of the borrowers.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The 79 Fifth Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 79 Fifth Avenue Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-33

LOAN #4: SUNBELT OFFICE PORTFOLIO

MONROE
FOR LEASE

80 Monroe Avenue – Memphis, TN

2400 Herodian Way – Smyrna, GA

(214) 855-3700
5720

5720 LBJ Freeway – Dallas, TX

B-34

LOAN #4: SUNBELT OFFICE PORTFOLIO

KS
Coffeyville
Joplin
Springfield
MO
Poplar Bluff
Paducah
Bowling Green
KY
Nashville
Ponca City
Tulsa
Fayetteville
Jonesboro
Knoxville
Muskogee
OK
TN
Murfreesboro
Jackson
Oklahoma City
Fort Smith
AR
Memphis
1
Chattanooga
Little Rock
Huntsville
Tupelo
Pine Bluff
Atlanta
2
Birmingham
Texarkana
Greenville
MS
El Dorado
Tuscaloosa
GA
Dallas
3
AL
Shreveport
Monroe
Columbus
Jackson
Tyler
Vicksburg
Montgomery
LA
Waco
Natchez
Albany
Alexandria
Hattiesburg
Dothan
Lufkin
TX
Huntsville
Mobile
Pensacola
FL
Tallahassee
Austin
Baton Rouge
Lafayette
Gulfport
Beaumont
Houston
Port Arthur
New Orleans
Apalachicola
Houma
Galveston
Freeport
Corpus Christi
Gulf of Mexico
St.

Sunbelt Office Portfolio

	PROPERTY NAME	ADDRESS	CITY	ZIP CODE
1	80 Monroe Avenue	80 Monroe Avenue	Memphis, TN	38103
2	2400 Herodian Way	2400 Herodian Way	Smyrna, GA	30080
3	5720 LBJ Freeway	5720 LBJ Freeway	Dallas, TX	75240

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LOAN #4: SUNBELT OFFICE PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	3	Loan Seller		CREFI
Location (City / State)(1)	Various	Cut-off Date Balance		$42,955,691
Property Type(1)	Office	Cut-off Date Balance per SF		$88.44
Size (SF)	485,687	Percentage of Initial Pool Balance		6.8%
Total Occupancy(2)	79.3%	Number of Related Mortgage Loans		None
Owned Occupancy(2)	79.3%	Type of Security		Various
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.13000%
Appraised Value(1)	$65,500,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		360
Borrower Sponsor	Olymbec USA LLC	Original Interest Only Period (Months)		NAP
Property Management	Self-Managed	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$7,721,159
Underwritten Expenses	$2,998,968	Escrows(3)
Underwritten Net Operating Income (NOI)	$4,722,191		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,241,646	Taxes	$207,320	$41,464
Cut-off Date LTV Ratio	65.6%	Insurance	$29,480	$7,370
Maturity Date LTV Ratio	54.2%	Replacement Reserve	$0	$9,714
DSCR Based on Underwritten NOI / NCF	1.68x / 1.51x	TI/LC(4)	$2,500,000	$50,592
Debt Yield Based on Underwritten NOI / NCF	11.0% / 9.9%	Other(5)	$5,244,061	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$43,000,000	100.0%	Loan Payoff	$25,136,650	58.5%
			Return of Equity	9,320,452	21.7
			Upfront Reserves	7,980,861	18.6
			Closing Costs	562,037	1.3
Total Sources	$43,000,000	100.0%	Total Uses	$43,000,000	100.0%

(1)	See the “Portfolio Summary” chart below for the Location, Property Type, Year Built / Latest Renovation and Appraised Values of the individual Sunbelt Office Portfolio Properties (as defined below).
(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.
(3)	See “—Escrows” below.
(4)	TI/LC is subject to a cap equal to $5,000,000.
(5)	Upfront other reserve includes (i) an outstanding obligations reserve of $4,656,586 for tenant improvements under the leases for GSA (as defined below), Powers Hill Design, and Flight Memphis, LLC, (ii) a gap rent reserve of approximately $529,225, and (iii) a deferred maintenance reserve of $58,250.
■	The Mortgage Loan. The Sunbelt Office Portfolio mortgage loan (the “Sunbelt Office Portfolio Mortgage Loan”) is secured by first mortgage liens encumbering the borrower’s fee simple interests in two office properties and fee simple and leasehold interest (with a joinder of the landlord to mortgage its fee interest) in one office property (each a “Sunbelt Office Portfolio Property” and collectively the “Sunbelt Office Portfolio Properties”) totaling 485,687 SF located in Memphis, Tennessee, Smyrna, Georgia, and Dallas, Texas. The Sunbelt Office Portfolio Mortgage Loan had an original principal balance of $43,000,000 and an outstanding principal balance as of the Cut-off Date of approximately $42,955,691, and represents approximately 6.8% of the Initial Pool Balance. The Sunbelt Office Portfolio Mortgage Loan was originated by Citi Real Estate Funding Inc. on April 28, 2022. The proceeds of the Sunbelt Office Portfolio Mortgage Loan were used to refinance the Sunbelt Office Portfolio Properties, return equity to the borrower sponsor, fund upfront reserves, and pay closing costs. The Sunbelt Office Portfolio Mortgage Loan accrues interest at a fixed 5.13000% per annum.

The Sunbelt Office Portfolio Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The Sunbelt Office Portfolio Mortgage Loan requires monthly payments of interest and principal of $234,261.70, sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Sunbelt Office Portfolio Mortgage Loan is the payment date in May 2032. Voluntary prepayment of the Sunbelt Office Portfolio Mortgage Loan is prohibited prior to the open period beginning on the payment date in February 2032. Provided that no event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, defeasance with direct, noncallable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■	The Mortgaged Properties. The Sunbelt Office Portfolio Properties consist of one 10-story multi-tenant office building located in Memphis, Tennessee (the “80 Monroe Avenue Property”), one four-story multi-tenant office building located in Smyrna, Georgia (the “2400 Herodian Way Property”), and one six-story multi-tenant office building located in Dallas, Texas (the “5720 LBJ Freeway Property”), totaling 485,687 SF in aggregate.
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LOAN #4: SUNBELT OFFICE PORTFOLIO

The following table presents certain information relating to the individual Sunbelt Office Portfolio Properties:

Portfolio Summary
Property Name	City	State	Property Type	Year Built/ Renovated	Net Rentable Area (SF)	Occupancy(1)	Allocated Cut-off Date Balance	% of Mortgage Loan Cut-off Date Balance	Appraised Value	UW NOI
80 Monroe Avenue	Memphis	Tennessee	Office	1923/1984	204,057	91.3%	$22,476,815	52.3%	$32,000,000	$2,696,810
2400 Herodian Way	Smyrna	Georgia	Office	1985/1992	152,208	81.7%	11,987,635	27.9	17,000,000	1,360,186
5720 LBJ Freeway	Dallas	Texas	Office	1981/2022	129,422	57.5%	8,491,241	19.8	16,500,000	665,195
Total / Wtd. Avg.					485,687	79.3%	$42,955,691	100.0%	$65,500,000	$4,722,191

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.

Built in 1923 and renovated in 1984, the 80 Monroe Avenue Property is a 204,057 SF, 10-story CBD office building located on an approximately 1.00-acre site in Memphis, Tennessee. The 80 Monroe Avenue Property is located in the downtown area of the City of Memphis. Along with interstates 69, 55 and 40, several roadways provide access to the 80 Monroe Avenue Property. The 80 Monroe Avenue Property includes 316 garage parking spaces, resulting in a parking ratio of approximately 1.55 spaces per 1,000 SF. As of March 1, 2022, the 80 Monroe Avenue Property was 91.3% occupied.

Built in 1985 and renovated in 1992, the 2400 Herodian Way Property is a 152,208 SF, four-story suburban office building located on an approximately 5.39-acre site in Smyrna, Georgia. The 2400 Herodian Way Property is located in the northwest area of the City of Smyrna. Interstates 75 and 285 provide access to the 2400 Herodian Way Property, which also provides access to the Atlanta metro area. The 2400 Herodian Way Property includes 523 open and covered parking spaces, resulting in a parking ratio of approximately 3.44 spaces per 1,000 SF. As of March 2, 2022, the 2400 Herodian Way Property was 81.7% occupied.

Built in 1981 and renovated in 2022, the 5720 LBJ Freeway Property is a 129,422 SF, Class B six-story suburban office property located on an approximately 4.46-acre site in Dallas, Texas. Interstate Highway 635 (LBJ Freeway), Dallas Parkway and the Belt Line provide access to the 5720 LBJ Freeway Property, which also provides access to the Dallas metro area. The 5720 LBJ Freeway Property includes 410 parking spaces, resulting in a parking ratio of approximately 3.17 spaces per 1,000 SF. As of March 2, 2022, the 5720 LBJ Freeway Property was 57.5% occupied, and leased to over 25 tenants since Olymbec USA LLC acquired the 5720 LBJ Freeway Property in 2017.

The largest tenant based on underwritten base rent, General Services Administration (“GSA”) (Fitch: AAA | Moody’s: AAA | S&P: AA+) occupies 89,089 SF (18.3% of the portfolio NRA), accounts for 26.6% of the portfolio’s UW Base Rent and leases multiple units as the largest tenant at the 80 Monroe Avenue Property. The GSA provides a range of services at the property including the Memphis Federal Immigration Court, which oversees cases in the states of Tennessee, Arkansas, and Northern Mississippi. Other agencies at the 80 Monroe Avenue Property include the U.S. Immigration and Customs Enforcement and the Executive Office for Immigration Review. The GSA recently signed a lease for an approximately 45,000 SF expansion at the 80 Monroe Avenue Property for a fifteen-year term (subject to GSA’s option to terminate after ten years which is reflected in the underwritten rent roll dated March 1, 2022 ) and one 5-year renewal option, with rent for the expansion space to commence after the borrower completes certain landlord improvements with respect to the expansion space in accordance with the GSA lease.

The second largest tenant based on underwritten base rent, Morgan & Morgan Memphis, LLC (“Morgan & Morgan”) occupies 18,085 SF (3.7% of the portfolio NRA) of the 80 Monroe Avenue Property and comprises 4.9% of the portfolio UW Base Rent, with a current lease term through April 2031. Morgan & Morgan is a national law firm with over 800 attorneys across 49 states. Morgan & Morgan specializes in personal injury law.

The third largest tenant based on underwritten base rent, Construction Managers, Inc. of Goldsboro (“Construction Managers”) occupies 12,022 SF (2.5% of portfolio NRA) of the 2400 Herodian Way Property and comprises 3.3% of the portfolio UW Base Rent. Construction Managers develops and manages government properties for lease. Based in North Carolina, Construction Managers is fully registered with the federal government as a veteran-owned small business. Construction Managers has occupied 2400 Herodian Way since October 2017, with a current lease term through September 2027.

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LOAN #4: SUNBELT OFFICE PORTFOLIO

■	COVID-19 Update. As of April 28, 2022, the Sunbelt Office Portfolio Properties are open and operational. No tenants received rent deferrals or abatements due to the COVID 19 pandemic. As of April 28, 2022, the Sunbelt Office Portfolio Mortgage Loan is not subject to any modifications or forbearance requests. The first payment date of the Sunbelt Office Portfolio Mortgage Loan is June 6, 2022.

The following table presents certain information relating to the tenants at the Sunbelt Office Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Property Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
GSA(4)	80 Monroe Avenue	AAA/AAA/AA+	89,089	18.3%	$1,777,278	26.6%	$19.95	Various(4)	Various(4)
Morgan & Morgan Memphis, LLC	80 Monroe Avenue	NR/NR/NR	18,085	3.7%	324,626	4.9%	17.95	4/30/2031	1, 5-year option
Construction Managers, Inc. of Goldsboro(5)	2400 Herodian Way	NR/NR/NR	12,022	2.5%	223,008	3.3%	18.55	9/30/2027	NAP
American Data Solutions	2400 Herodian Way	NR/NR/NR	12,935	2.7%	216,228	3.2%	16.72	1/31/2024	NAP
Shelby County Government	80 Monroe Avenue	NR/NR/NR	12,277	2.5%	181,086	2.7%	14.75	6/30/2023	1, 2-year option
Cinergy Entertainment Group, Inc.	5720 LBJ Freeway	NR/NR/NR	8,567	1.8%	171,340	2.6%	20.00	10/31/2023	NAP
Integrated Solutions for Systems, Inc.	2400 Herodian Way	NR/NR/NR	9,273	1.9%	153,774	2.3%	16.58	7/31/2024	NAP
Benchmark Rehabilitation Partners, LLC	2400 Herodian Way	NR/NR/NR	7,326	1.5%	135,531	2.0%	18.50	9/30/2023	NAP
Young & Rubicam LLC	80 Monroe Avenue	NR/Baa2/BBB	8,207	1.7%	131,394	2.0%	16.01	9/30/2024	1, 5-year option
Webber, LLC	2400 Herodian Way	BBB/NR/BBB	6,599	1.4%	112,183	1.7%	17.00	1/31/2025	2, 3-year options
Largest Tenants			184,380	38.0%	$3,426,448	51.3%	$18.58
Remaining Tenants			200,754	41.3%	3,254,091	48.7%	16.21
Total Occupied			385,134	79.3%	$6,680,539	100.0%	$17.35
Vacant Space			100,553	20.7%	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants			485,687	100.0%	$6,680,539	100.0%	$17.35

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA and $132,450 for all other tenants through March 1, 2023.
(4)	GSA leases 2,962 SF of space that expires on May 19, 2027, 65,916 SF of space that expires on May 18, 2031, which has an additional five years of non-firm term, and 20,211 SF that expires August 15, 2031. GSA has the right to terminate its lease with respect to approximately 4.2% of the total GLA space at the Sunbelt Office Portfolio Properties effective any time on or after August 15, 2026 upon at least 90 days’ prior notice. GSA has the right to terminate its lease with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties effective at any time on or after May 18, 2031 upon 120 days’ prior notice. GSA may also exercise one, 5 year renewal option with respect to at least 9.3% of the total GLA space at the Sunbelt Office Portfolio Properties.
(5)	Construction Managers, Inc. of Goldsboro may terminate its lease after September 30, 2022 at any time in whole or in part by providing at at least 90 days written notice.

The following table presents certain information relating to the lease rollover schedule at the Sunbelt Office Portfolio Properties, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	2,092	0.4%	0.4%	$28,476	0.4%	$13.61	3
2022	29,483	6.1	6.5%	517,131	7.7%	$17.54	11
2023	75,333	15.5	22.0%	1,258,752	18.8%	$16.71	21
2024	73,994	15.2	37.2%	1,214,284	18.2%	$16.41	18
2025	28,601	5.9	43.1%	463,524	6.9%	$16.21	10
2026	18,397	3.8	46.9%	299,640	4.5%	$16.29	7
2027	46,352	9.5	56.5%	691,259	10.3%	$14.91	9
2028	0	0.0	56.5%	0	0.0%	$0.00	0
2029	0	0.0	56.5%	0	0.0%	$0.00	0
2030	0	0.0	56.5%	0	0.0%	$0.00	0
2031	104,212	21.5	77.9%	2,067,815	31.0%	$19.84	3
2032 & Thereafter	6,670	1.4	79.3%	139,659	2.1%	$20.94	2
Vacant	100,553	20.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	485,687	100.0%		$6,680,539	100.0%	$17.35	84

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.
(3)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA and $132,450 for all other tenants through March 1, 2023.

B-38

LOAN #4: SUNBELT OFFICE PORTFOLIO

The following table presents certain information relating to historical leasing at the Sunbelt Office Portfolio:

Historical Leased %(1)

2020	2021	Various(2)
76.5%	71.5%	79.3%

(1)	As provided by the borrower and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunbelt Office Portfolio:

Cash Flow Analysis(1)

	2020	2021	TTM (2/28/2022)	Underwritten	UW $ per SF
Base Rent	$6,032,097	$5,563,773	$5,432,353	$6,437,433	$13.25
Contractual Rent Steps(2)	0	0	0	243,106	$0.50
Potential Income From Vacant Space	0	0	0	1,731,816	$3.57
Total Reimbursements	610,900	502,272	467,555	529,432	$1.09
Other Income	392,158	552,736	545,172	511,188	$1.05
Gross Potential Rent	7,035,155	6,618,782	6,445,080	9,452,974	$19.46
Vacancy and Credit Loss	(6,403)	0	0	(1,731,816)	($3.57)
Effective Gross Income	$7,028,753	$6,618,782	$6,445,080	$7,721,159	$15.90

Real Estate Taxes	595,032	568,919	534,777	659,993	$1.36
Insurance	73,611	81,346	81,200	84,229	$0.17
Management Fee	210,863	198,563	193,352	231,635	$0.48
Utilities	938,782	881,673	846,780	846,780	$1.74
Other Expenses	1,200,295	1,163,757	1,171,555	1,176,331	$2.42
Total Expenses	$3,018,582	$2,894,259	$2,827,665	$2,998,968	$6.17

Net Operating Income	$4,010,170	$3,724,523	$3,617,416	$4,722,191	$9.72
Replacement Reserve	0	0	0	116,565	$0.24
TI / LC	0	0	0	363,980	$0.75
Net Cash Flow	$4,010,170	$3,724,523	$3,617,416	$4,241,646	$8.73

Occupancy(3)	76.5%	71.5%	79.3%	81.0%
NOI Debt Yield	9.3%	8.7%	8.4%	11.0%
NCF DSCR	1.43x	1.32x	1.29x	1.51x

(1)	Based on the underwritten rent rolls dated March 1, 2022 and March 2, 2022.
(2)	UW Base Rent figures are inclusive of straight line average contractual rent steps of $110,656 for GSA through February 2023 and $132,450 for all other tenants through March 1, 2023.
(3)	Underwritten Occupancy is based on the economic occupancy. TTM occupancy is based on the current occupancy as of March 1, 2022 and March 2, 2022.
■	Appraisal. According to the appraisals, the Sunbelt Office Portfolio has an aggregate “as-is” appraised value of $65,500,000 as of March 15, 2022 and March 16, 2022.
■	Environmental Matters. According to the Phase I environmental reports dated as of April 15, 2022, there are no recognized environmental conditions or recommendations for further action at the Sunbelt Office Portfolio Properties.
■	Market Overview and Competition. The Sunbelt Office Portfolio Properties are located in Memphis, Tennessee, Smyrna, Georgia and Dallas, Texas. Over the last 30 years, the overall Downtown Memphis area has experienced redevelopment that has impacted both commercial and residential development. Additionally, Metro Atlanta has experienced growth in recent years. From 2010 to 2021 the Metro Atlanta area population grew by 15.1% from 5,286,728 to 6,087,003 people, which represents an annual increase of 1.3% over that period of time.

The 80 Monroe Avenue Property is located in Memphis, Tennessee. The city of Memphis is situated in Shelby County, east of the Tennessee-Arkansas border, along the Mississippi River, and north of the Tennessee/Mississippi state line. Major thoroughfares in the area include Interstate 69, 55, and 40. The 80 Monroe Avenue Property is located in the Memphis, TN-MS-AR Metropolitan Statistical Area (“MSA”) and is served by Memphis International Airport, located approximately 11.8 miles southeast of the 80 Monroe Avenue Property. According to the appraisal, the 80 Monroe Avenue Property is located in the Downtown Memphis submarket. As of the fourth quarter of 2021, the submarket had an inventory of 11,543,341 SF, a vacancy rate of 17.6% and an average office base rent of $18.06 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 80 Monroe Avenue Property was 10,940, 67,304 and 136,475, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 80 Monroe Avenue Property was $40,882, $34,834, and $33,194, respectively.

B-39

LOAN #4: SUNBELT OFFICE PORTFOLIO

The 2400 Herodian Way Property is located in Smyrna, Georgia, and is part of the greater Atlanta-Sandy Springs-Roswell, GA MSA. Major thoroughfares in the area include interstate 75 and 285. The MSA is served by Hartsfield-Jackson Atlanta International Airport, located approximately 21.9 miles south of the 2400 Herodian Way Property. According to the appraisal, the 2400 Herodian Way Property is located in the Cumberland/Galleria submarket. As of the fourth quarter of 2021, the submarket had an inventory of 17,608,307 SF, a vacancy rate of 17.2% and an average office base rent of $30.21 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 2400 Herodian Way Property was 14,193, 97,636 and 207,136, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 2400 Herodian Way Property was $57,788, $69,990, and $76,305, respectively.

The 5720 LBJ Freeway Property is located in Dallas, Texas and is part of the greater Dallas-Fort Worth-Arlington, TX MSA. Major thoroughfares in the area include LBJ Freeway (Interstate Highway 635) and the Dallas North Tollway. The MSA is served by Dallas Fort Worth International Airport and Dallas Love Field Airport, located approximately 17 and 10 miles, respectively, from the 5720 LBJ Freeway Property. According to the appraisal, the 5720 LBJ Freeway Property is located in the East LBJ Freeway submarket. As of the fourth quarter of 2021, the submarket had an inventory of 17,849,357 SF, a vacancy rate of 25.6% and an average office base rent of $26.20 PSF. According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 5720 LBJ Freeway Property was 18,945, 140,756 and 388,255, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 5720 LBJ Freeway Property was $57,903, $73,671, and $72,358, respectively.

80 Monroe Avenue Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
80 Monroe Avenue	80 Monroe Avenue Memphis, TN 38103	-	1923 / 1984	91.3%(2)	204,057	$17.50(2)
Union Center	88 Union Avenue Memphis, TN 38103	0.1 Miles	1927 / 1985	74.0%	84,272	$14.50
One Commerce Square	40 South Main Street Memphis, TN 38103	0.1 Miles	1972 / NAP	90.0%	433,596	$17.00 - $21.00
Indigo Center	175 Toyota Plaza Memphis, TN 38103	0.2 Miles	1917 / 2000	75.0%	174,700	$18.50
Cotton Exchange Building	65 Union Avenue Memphis, TN 38103	0.1 Miles	1924 / 1985	89.0%	70,161	$17.00
Tower at Peabody Place	100 Peabody Place Memphis, TN 38103	0.2 Miles	1997 / NAP	75.0%	285,000	$19.50

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 1, 2022.

2400 Herodian Way Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
2400 Herodian Way	2400 Herodian Way Smyrna, GA 30080	-	1985 / 1992	81.7%(2)	152,208	$17.17(2)
280 Interstate North	280 Interstate North Circle Atlanta, GA 30339	0.8 Miles	1982 / 2012	78.0%	125,037	$23.50
1600 Parkwood	1600 Parkwood Circle Southeast Atlanta, GA 30339	1.0 Miles	1985 / NAP	94.0%	154,668	$26.50
Triangle Building	1775 The Exchange Southeast Atlanta, GA 30339	1.2 Miles	1974 / NAP	68.0%	96,038	$18.75
Northchase	1165 Northchase Parkway Southeast Marietta, GA 30067	2.2 Miles	1986 / NAP	45.0%	85,042	$19.50
Paces Cumberland	2675 Paces Ferry Road Atlanta, GA 30339	1.9 Miles	1981 / NAP	80.0%	73,256	$23.00

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 2, 2022.

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LOAN #4: SUNBELT OFFICE PORTFOLIO

5720 LBJ Freeway Comparable Leases Summary(1)

Property Name	Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Rentable Area	Base Rent Per SF
5720 LBJ Freeway	5720 LBJ Freeway Dallas Texas, 75240	-	1981 / 2022	57.5%(2)	129,422	$17.24(2)
Hillcrest Oaks IV & V	6600 and 6606 LBJ Freeway Dallas, TX 75240	1.2 Miles	1983 / 2016	74.0%	183,968	$22.00
Northwood Tower Office Building	5757 Alpha Road Dallas, TX 75240	1.5 Miles	1980 / 2022	65.0%	168,328	$19.00
Carillon Towers	13601 Preston Road Dallas, TX 75240	1.2 Miles	1973 / 2003	66.0%	261,975	$18.00
Spring Valley Center Office	5220 Spring Valley Road Dallas, TX 75240	2.5 Miles	1984 / 2013	95.0%	106,422	$22.00
Office Alpha	13140 Coit Road Dallas, TX 75240	2.7 Miles	1979 / NAP	83.0%	101,977	$15.00

(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated March 2, 2022.
■	The Borrower. The borrower is Olymbec Sunbelt LLC. Olymbec Sunbelt LLC is a Delaware limited liability company entirely owned by the sponsor Olymbec USA LLC. Olymbec USA LLC is solely owned by Olymbec Investments Inc. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Sunbelt Office Portfolio Mortgage Loan.

The sponsor and non-recourse carveout guarantor is Olymbec USA LLC (“Olymbec USA”). Olymbec USA is a Delaware limited liability company, and a Canadian based real estate investment firm which owns and manages a diverse portfolio of industrial, office, retail, and residential properties located throughout Canada and the United States. Olymbec USA is headquartered in Montreal and is one of the largest private industrial real estate holders in Eastern Canada.

Escrows. At origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower deposited $4,656,586 into a reserve account for outstanding obligations for tenant improvements under certain leases, $2,500,000 into a reserve account for TI / LC, approximately $529,225 into a gap rent reserve account for free rent and/or gap rent for GSA and certain other leases, $207,320 into a reserve account for real estate taxes, $58,250 in a reserve account for deferred maintenance, and $29,480 into a reserve account for insurance.

Tax Reserve. In addition to the initial $207,320 real estate tax reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $41,464). Funds in the real estate tax reserve are to be disbursed to pay real estate taxes as and when due.

Insurance Reserve. In addition to the initial $29,480 insurance reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be $7,370); provided, however, such insurance reserve may be conditionally waived so long as and to the extent that the liability or casualty policy maintained by borrower covering the Sunbelt Office Portfolio Properties (or any portion thereof) constitutes an approved blanket or umbrella policy pursuant to the Sunbelt Office Portfolio Mortgage Loan documents. Funds in the insurance reserve are to be disbursed to pay insurance premiums as and when due.

Replacement Reserve. The borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $9,714. Funds in the replacement reserve are to be disbursed to fund or reimburse borrower for replacements and/or alterations at any of the Sunbelt Office Portfolio Properties.

TI / LC Reserve. In addition to the initial $2,500,000 deposit (which can be replaced with a letter of credit) into the TI / LC reserve deposit at origination of the Sunbelt Office Portfolio Mortgage Loan, the borrower is required to deposit into the TI / LC reserve, on a monthly basis, an amount equal to approximately $50,592 (subject to a cap of $5,000,000, such that monthly reserve deposits will not be required in the event and for such time that the undisbursed balance in the TI / LC reserve is equal to or greater than $5,000,000). Funds in the TI / LC reserve

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LOAN #4: SUNBELT OFFICE PORTFOLIO

are to be disbursed to fund or reimburse borrower for tenant improvement costs and leasing commissions at any of the Sunbelt Office Portfolio Properties.

Deferred Maintenance Reserve. The $58,250 deposited in the deferred maintenance reserve account at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed to fund or reimburse borrower for the cost of certain specified immediate repair items and/or released to borrower when such specified items are completed.

Gap Rent Reserve. The approximately $529,225 deposited in the gap rent reserve at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed on a monthly basis to the borrower or, if a Trigger Period (as defined below) exists, into the cash management account established with the lender, in accordance with a disbursement schedule set forth for each applicable lease in the Sunbelt Office Portfolio Mortgage Loan documents.

Unfunded Obligations Reserve. The $4,656,586 deposited into the unfunded obligations reserve at origination of the Sunbelt Office Portfolio Mortgage Loan is to be disbursed to fund or reimburse borrower for tenant improvements under the leases with GSA ($4,625,518), Powers Hill Design ($12,343) and Flight Memphis, LLC ($18,725).

Springing Specified Tenant Renewal Reserve. On the first monthly payment date occurring after a Specified Tenant Renewal Event (as defined below), the borrower is required to make a reserve deposit into a springing reserve account with the lender either (i) a lump sum of $1,716,947 or (ii) a monthly amount of $143,079 on such payment date and each of the following 11 monthly payment dates unless the Springing Specified Tenant Renewal Conditions (as defined below) have been satisfied, whereupon all funds reserved in the springing reserve account will be disbursed to the borrower or, if a Trigger Period exists, into the cash management account established with the lender. As used above: “Specified Tenant Renewal Trigger Event” shall mean Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions thereof and hereof for a minimum renewal term of three years (the applicable “Specified Tenant Renewal Term”).

“Specified Tenant Extension Deadline” shall mean the earlier of (i) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease and (ii) the date by which the applicable Specified Tenant must provide notice of renewal of its Specified Tenant Lease pursuant to the terms thereof.

“Springing Specified Tenant Renewal Cure Conditions” shall mean the satisfaction of either of the following conditions: (i) the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the Sunset Portfolio Mortgage Loan documents hereof and thereof or (ii) Borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the Sunbelt Office Portfolio Mortgage Loan documents, for a minimum term of three years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease, and paying the full amount of the rent due under its lease.

■	Lockbox and Cash Management. The Sunbelt Office Portfolio Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of the Sunbelt Office Portfolio Properties to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all revenues relating to the Sunbelt Office Portfolio Properties and all other money received by the borrower or the property manager (if there is one) with respect to the Sunbelt Office Portfolio Properties (other than tenant security deposits) to be immediately deposited into such lockbox account. On each business day that no Trigger Period or event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Trigger Period or event of default under the Sunbelt Office Portfolio Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a cash management account to be established by lender upon the occurrence of a Trigger Period, to be applied and disbursed in accordance with the Sunbelt Office Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Sunbelt Office Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Sunbelt Office Portfolio Mortgage Loan. When all Trigger Periods end or are cured, any amounts remaining on deposit in the excess cash flow reserve account are to be disbursed to the borrower.
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LOAN #4: SUNBELT OFFICE PORTFOLIO

■	A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Sunbelt Office Portfolio Mortgage Loan, (ii) the debt yield falls below 7.50% or (iii) the occurrence of a Specified Tenant Trigger Period (as defined below).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, either (x) the date that the debt yield is equal to or greater than 7.75% for two consecutive calendar quarters or (y) funds on deposit or deposited by the borrower into the excess cash reserve account, plus any funds on deposit in the springing specified tenant renewal reserve (see “Escrows” above) and any letter of credit delivered by the borrower to the lender under the Sunbelt Office Portfolio Mortgage Loan documents are sufficient to result, if the aggregate amount thereof were to be deducted from the outstanding principal balance of the Sunbelt Office Portfolio Mortgage Loan, to cause the debt yield equaling 7.75%, and (c) with respect to clause (iii) above, a Specified Tenant Trigger Period ceasing to exist as set forth below or the satisfaction of the Specified Tenant Trigger Event Cure Conditions, as set forth below.

“GSA” will mean the tenant known as “General Services Administration (GSA)” under lease No. GS-04P-LTNO1734 (for avoidance of doubt, Suite 500 shall be deemed to be included therein).

A “Specified Tenant Trigger Period” will mean a period with regard to the Specified Tenant (as defined below) (A) commencing upon the first to occur of (i) a default under the applicable Specified Tenant Lease beyond any applicable notice and cure periods, (ii) during the 18 month period prior to the expiration of the then applicable term of the applicable Specified Tenant Lease (as defined below), Specified Tenant failing to be in actual, physical possession of the Specified Tenant Space (as defined below) (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its Specified Tenant Lease for all or any portion of the Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, and (v) any bankruptcy or similar insolvency of Specified Tenant; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Sunbelt Office Portfolio Mortgage Loan documents, for a minimum term of three years, the applicable SpecifiedTenant under such Specified Tenant Lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its Specified Tenant Lease, and paying the full amount of the rent due under its Specified Tenant Lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant Trigger Event Cure Condition” means a condition that is satisfied when the borrower has deposited with the lender, and for so long as the borrower deposits and maintains on deposit in the excess cash flow reserve account and/or provides a letter of credit to the lender under the Sunbelt Office Portfolio Mortgage Loan documents an amount, when aggregated with any funds on deposit in the springing specified tenant renewal reserve (see “Escrows” above) is equal to one year of the applicable Specified Tenant’s then-current annual gross rent.

A “Specified Tenant” means, as applicable, (i) GSA, (ii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iii) any parent company of any such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant Lease(s).

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LOAN #4: SUNBELT OFFICE PORTFOLIO

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Sunbelt Office Portfolio Properties with Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Specified Tenant Space” means that portion of the Sunbelt Office Portfolio Properties demised as of the date of origination of the Sunbelt Office Portfolio Mortgage Loan to the initial Specified Tenant pursuant to the initial Specified Tenant Lease.

■	Property Management. The Sunbelt Office Portfolio Properties are self-managed with no management agreement in place at the time.
■	Ground Lease. The 80 Monroe Avenue Property is subject to a ground lease between Memphis Center City Revenue Finance Corporation, as landlord and Olymbec Sunbelt LLC (by assignment from Olymbec USA), as tenant. The ground lease was entered into in connection with a so-called “PILOT” program (i.e., payments in-lieu of taxes) at the 80 Monroe Avenue Property whereby the tenant pays rental amounts specified in the ground lease, including in lieu of ad valorem property taxes otherwise payable if the 80 Monroe Avenue Property were owned by a tax-paying entity. The ground lease expires on December 31, 2024. The borrower has an on-going option to purchase the fee title to the 80 Monroe Avenue Property from the landlord for $1,000 along with any other costs and expenses, subject to and in accordance with the ground lease, and the borrower’s acquisition of such fee title is permitted under the Sunbelt Office Portfolio Mortgage Loan documents, subject to satisfaction of conditions set forth therein. The landlord joined in the mortgage of the 80 Monroe Avenue Property in order to grant to the lender a lien upon the fee estate in the 80 Monroe Avenue Property.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Sunbelt Office Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable Sunbelt Office Portfolio property for 12 months with three months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

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LOAN #5: BRIGHTON TOWNE SQUARE

B-45

LOAN #5: BRIGHTON TOWNE SQUARE

Brighton Towne Square
7927 Nemco Way
Brighton MI 48116
BRIGHTON AIRPORT
St. Joseph Mercy Brighton
Saint George Lutheran Cemetery
Brighton Mall
The Golf Club at Mt. Brighton
Cross Grand Plaza
Fairview Cemetery
Water Walk Park
Brighton
Saint Patrick Calvary Cemetery
Grand Crossing Shopping Center
Brighton State Recreation Area
Island Lake State Recreation Area
Huron Meadows Golf Course
Huron Meadows Metropark
Emrich Retreat Center
96
23
Detroit
Ann Arbor
CANADA

B-46

LOAN #5: BRIGHTON TOWNE SQUARE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMC
Location (City / State)	Brighton, Michigan	Cut-off Date Balance		$40,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF		$161.92
Size (SF)	247,031	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 5/18/2022	97.8%	Number of Related Loans		None
Owned Occupancy as of 5/18/2022	97.8%	Type of Security		Fee
Year Built / Latest Renovation	1997 / 2018	Mortgage Rate		5.90600%
Appraised Value	$65,400,000	Original Term to Maturity (Months)		120
Appraisal Date	4/14/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Mark M. Murphy	Original Interest Only Period (Months)		120
Property Management	Argus Realty Group, LLC	First Payment Date		7/6/2022
		Maturity Date		6/6/2032

Underwritten Revenues	$4,985,983
Underwritten Expenses	$1,056,424	Escrows(1)
Underwritten Net Operating Income (NOI)	$3,929,559		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,694,880	Taxes	$177,191	$35,438
Cut-off Date LTV Ratio	61.2%	Insurance	$26,293	$6,573
Maturity Date LTV Ratio	61.2%	Replacement Reserve	$0	$4,117
DSCR Based on Underwritten NOI / NCF	1.64x / 1.54x	TI / LC(2)	$0	$20,650
Debt Yield Based on Underwritten NOI / NCF	9.8% / 9.2%	Other(3)	$13,750	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$40,000,000	96.0%	Loan Payoff	$40,586,630	97.4%
Principal’s New Cash Contribution	1,655,000	4.0	Closing Costs	851,136	2.0
			Upfront Reserves	217,234	0.5
Total Sources	$41,655,000	100.0%	Total Uses	$41,655,000	100.0%

(1)	See “Escrows” section below.
(2)	The TI/LC reserve is capped at $750,000.
(3)	Upfront other reserve includes $13,750 of deferred maintenance. See “Escrows” below for discussion of the springing other reserve.
■	The Loan. The mortgage loan (the “Brighton Towne Square Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $40,000,000 and secured by a first mortgage encumbering the borrower’s fee simple interest in a mixed-use property in Brighton, Michigan (the “Brighton Towne Square Property”). The Brighton Towne Square Mortgage Loan was originated by Starwood Mortgage Capital LLC on May 23, 2022. The Brighton Towne Square Mortgage Loan has an interest rate of 5.90600% per annum. The borrower utilized the proceeds of the Brighton Towne Square Mortgage Loan, along with a new cash contribution, to refinance a prior loan on Brighton Towne Square Property, fund upfront reserves and pay origination costs.

The Brighton Towne Square Mortgage Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Brighton Towne Square Mortgage Loan requires interest-only payments for the duration of the term. The scheduled maturity date of Brighton Towne Square Mortgage Loan is the payment date in June 2032. Voluntary prepayment of the Brighton Towne Square Mortgage Loan in whole (but not in part except as further described in “Release of Collateral” below) is permitted on or after January 6, 2032 without payment of a prepayment premium. At any time on or after December 6, 2022, the Brighton Towne Square Mortgage Loan may be prepaid with payment of the greater of (i) a yield maintenance fee and (ii) 1% of the unpaid principal balance of the note to be prepaid as of the prepayment date.

■	The Mortgaged Property. The Brighton Towne Square Property is a 247,031 SF mixed-use office and retail property situated on a 27.03-acre site in the Brighton, Michigan, approximately 20 miles north of Ann Arbor, Michigan. The Brighton Towne Square Property was built in 1997 and renovated in 2018. The Brighton Towne Square Property possesses 956 parking spaces, with a parking ratio of 3.87 spaces per 1,000 SF. The Brighton Towne Square Property is comprised of six buildings: (i) a 111,892 SF building occupied by Home Depot, (ii) a 41,500 SF office building that is occupied by the University of Michigan (“UofM”), (iii) a 49,229 SF multi-tenant office building, (iv) a 27,610 SF building occupied by Staples, (v) a 10,400 SF building occupied by Party City and (vi) a 6,400 SF building occupied by Key Bank and a vacant suite. As of May 18, 2022, the Brighton Towne Square Property is 97.8% occupied nine tenants.

Major Tenants

The largest tenant by underwritten base rent at the Brighton Towne Square Property, UofM, occupies 41,500 SF (16.8% of the NRA, 33.5% of the UW Base Rent) with a lease expiration of April 30, 2025. UofM has occupied space at the Brighton Towne Square Property since 2000. UofM leases build-to-suit medical office space that is known as the Brighton Health Center. Use at UofM’s space includes critical care, primary care physicians, OBGYN and pediatric servicers. In 2018, UofM expanded and developed a 297,000 SF medical center across the street

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LOAN #5: BRIGHTON TOWNE SQUARE

from the Brighton Towne Square Property known as the Brighton Center for Specialty Care. This building is exclusively utilized as a specialty outpatient facility.

The second largest tenant by underwritten base rent at the Brighton Towne Square Property, Home Depot, occupies 111,892 SF (45.3% of the NRA, 26.7% of the UW Base Rent) with a lease expiration of January 31, 2028. Home Depot has been at the Brighton Towne Square Property since 1997 and most recently executed a 10-year lease extension in December 2017. Home Depot is a home improvement retail chain with 2,300 stores and 500,000 employees across North America.

The third largest tenant by underwritten base rent at the Brighton Towne Square Property, CSIG, occupies 27,438 SF (11.1% of the NRA, 14.0% of the UW Base Rent) with a lease expiration of July 16, 2028. CSIG, also known as Common Sail Investment Group, has occupied space at the Brighton Towne Square Property since 2016. The CSIG space functions as its corporate headquarters. CSIG is a privately owned and operated holding company, based in Brighton, Michigan. CSIG owns and manages senior living facilities.

■	COVID-19 Update. As of May 6, 2022, the Brighton Towne Square Property is open and operational. As of May 6, 2022, the Brighton Towne Square Property is not subject to any modifications or forbearance requests. The first payment date of the Brighton Towne Square Mortgage Loan is July 6, 2022.

The following table presents certain information relating to the major tenants at the Brighton Towne Square Property:

Owned Tenants by Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
UofM	NR / NR / NR	41,500	16.8%	$1,546,290	33.5%	$37.26	4/30/2025	4, 5-year options
Home Depot	A / A2 / A	111,892	45.3	1,230,812	26.7	$11.00	1/31/2028	4, 5-year options
CSIG	NR / NR / NR	27,438	11.1	645,112	14.0	$23.51	7/16/2028	1, 5-year option
Staples	NR / NR / NR	27,610	11.2	379,638	8.2	$13.75	10/31/2032	1, 5-year option
Key Bank	NR / A3 / A-	3,200	1.3	219,589	4.8	$68.62	4/30/2024	1, 5-year option
PEA, Inc.	NR / NR / NR	9,785	4.0	195,435	4.2	$19.97	Various(3)	Various(3)
Tetra Tech	NR / NR / NR	6,787	2.7	162,888	3.5	$24.00	8/14/2025	None
Party City	NR / NR / NR	10,400	4.2	151,620	3.3	$14.58	2/28/2026	2, 5-year options
Dr. Ruskin	NR / NR / NR	2,971	1.2	78,732	1.7	$26.50	6/30/2028	None
Owned Tenants		241,583	97.8%	$4,610,116	100.0%	$19.08
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		5,448	2.2	NAP	NAP	NAP
Total / Wtd. Avg.		247,031	100.0%	$4,610,116	100.0%	$19.08

(1)	Based on the underwritten rent roll dated May 18, 2022.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $264,610 of contractual rent steps through May 1, 2023.
(3)	PEA, Inc. leases 6,129 SF with a lease expiration date of October 31, 2025 and another 3,656 SF with a lease expiration date of April 17, 2027. PEA, Inc. has two five-year renewal options remaining on the 3,656 SF suite.

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LOAN #5: BRIGHTON TOWNE SQUARE

The following table presents certain information relating to the lease rollover schedule at Brighton Towne Square Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0%	$0.00	0
2024	3,200	1.3	1.3%	219,589	4.8%	$68.62	1
2025(3)	54,416	22.0	23.3%	1,811,848	39.3%	$33.30	3
2026	10,400	4.2	27.5%	151,620	3.3%	$14.58	1
2027(3)	3,656	1.5	29.0%	92,766	2.0%	$25.37	1
2028	142,301	57.6	86.6%	1,954,656	42.4%	$13.74	3
2029	0	0.0	86.6%	0	0.0%	$0.00	0
2030	0	0.0	86.6%	0	0.0%	$0.00	0
2031	0	0.0	86.6%	0	0.0%	$0.00	0
2032 & Thereafter	27,610	11.2	97.8%	379,638	8.2%	$13.75	1
Vacant	5,448	2.2	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	247,031	100.0%		$4,610,116	100.0%	$19.08	10

(1)	Based on the underwritten rent roll dated May 18, 2022.
(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include $264,610 of contractual rent steps through May 1, 2023.
(3)	PEA, Inc. leases 6,129 SF with a lease expiration date of October 31, 2025 and another 3,656 SF with a lease expiration date of April 17, 2027.

The following table presents certain information relating to historical leasing at the Brighton Towne Square Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 5/18/2022(2)
99.0%	99.0%	99.0%	97.8%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated May 18, 2022.

B-49

LOAN #5: BRIGHTON TOWNE SQUARE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Brighton Towne Square Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per SF
Base Rent	$4,327,797	$4,305,674	$4,443,300	$4,459,114	$4,345,506	$17.59
Contractual Rent Steps(1)	0	0	0	0	264,610	$1.07
Potential Income from Vacant Space	0	0	0	0	127,380	$0.52
Total Reimbursements	488,750	505,458	414,473	496,358	509,588	$2.06
Percentage Rent	0	0	0	4,978	0	$0.00
Other Income	12,120	14,620	3,820	1,320	1,320	$0.01
Gross Potential Rent	$4,828,666	$4,825,752	$4,861,593	$4,961,771	$5,248,404	$21.25
Vacancy & Credit Loss	0	0	0	0	(262,420)	($1.06)
Effective Gross Income	$4,828,666	$4,825,752	$4,861,593	$4,961,771	$4,985,983	$20.18

Real Estate Taxes	397,203	408,545	409,155	413,054	424,002	$1.72
Insurance	63,524	63,037	65,135	65,135	78,878	$0.32
Management Fee	144,860	144,773	145,848	148,853	149,580	$0.61
Other Operating Expenses	461,100	382,782	420,938	426,965	403,965	$1.64
Total Expenses	$1,066,688	$999,137	$1,041,076	$1,054,007	$1,056,424	$4.28

Net Operating Income	$3,761,979	$3,826,615	$3,820,518	$3,907,764	$3,929,559	$15.91
Replacement Reserves	0	0	0	0	49,406	$0.20
TI/LC	0	0	0	0	185,273	$0.75
Net Cash Flow	$3,761,979	$3,826,615	$3,820,518	$3,907,764	$3,694,880	$14.96

Occupancy(2)	99.0%	99.0%	99.0%	97.8%	95.0%
NOI Debt Yield	9.4%	9.6%	9.6%	9.8%	9.8%
NCF DSCR	1.57x	1.60x	1.60x	1.63x	1.54x

(1)	Contractual Rent Steps of $264,610 include increases through May 1, 2023.
(2)	Underwritten occupancy is based on the economic occupancy. TTM 3/31/2022 Occupancy reflects occupancy as of the underwritten rent roll dated May 18, 2022.
■	Appraisal. According to the appraisal, the Brighton Towne Square Property has an “as-is” appraised value of $65,400,000 as of April 14, 2022.
■	Environmental Matters. According to the Phase I environmental report, dated April 20, 2022, there are no recognized environmental conditions or recommendations for further action at the Brighton Towne Square Property.
■	Market Overview and Competition. The Brighton Towne Square Property is located within the Detroit-Warren-Dearborn, MI Metropolitan Statistical Area (the “MSA”) and is part of the Livingston County office submarket of the Detroit office market. As of 2021, total employment in the MSA was approximately 1,982,490 with an unemployment rate around 6.2%. Brighton is home to Brighton Health Center and Brighton Center for Specialty Care, serving as prominent sources of employment in the healthcare sector. Brighton’s industrial parks are home to RFM Incorporated, Eberspaecher and Unified Industries. Retail presence in Brighton consists of restaurants, big-box stores, lodging and locally owned businesses.

As of the first quarter of 2022, the overall Livingston County office submarket contained approximately 3.0 million SF of inventory, had a 4.5% vacancy rate and had an average asking rent of $22.78 per SF.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the Brighton Towne Square Property was 1,596, 28,164 and 52,713, respectively. The 2021 median household income within a one-, three- and five-mile radius of the Brighton Towne Square Property was $62,595, $87,867, and $92,995, respectively.

B-50

LOAN #5: BRIGHTON TOWNE SQUARE

       The following table displays six comparable retail leases for the Brighton Towne Square Property.

Summary of Comparable Retail Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commenceent Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Key Bank(2)	3,200(2)	December 2018	65	$68.62(2)
8712 West Grand River Avenue Howell, MI	Retail Tenant	1,588	May 2019	60	$23.00
3625 East Grand River Avenue Howell, MI	Mattress Firm	3,124	September 2021	120	$22.00
9580 Chilson Commons, Ste. 9547 Pinckney, MI	Retail Tenant	3,600	April 2021	120	$20.00
9829 Spencer Road, Ste. 100 Brighton, MI	MI Health Endowment	8,059	May 2021	120	$23.80
41401 Ford Road Canton, MI	Citizens Bank	3,759	July 2020	72	$38.23
20836 Pontiac Trail South Lyon, MI	The Learning Experience	10,000	November 2020	168	$26.36

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable junior anchor leases for the Brighton Towne Square Property.

Summary of Comparable Junior Anchor Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Staples(2) Party City(2)	27,610(2) 10,400(2)	November 2022 February 2020	120 72	$13.75(2) $14.58(2)
2384 I-75BL Grayling, MI	Retail Tenant	9,000	May 2022	60	$10.00
4601 East Grand River Avenue Howell, MI	Tractor Supply Company	23,627	January 2021	180	$15.43
935 South Main Street Chelsea, MI	CVS	10,880	May 2019	240	$17.25
20111 Haggerty Road Northville, MI	Edge Fitness	38,751	February 2020	180	$15.00
305 North Marketplace Boulevard, Ste. 1 Lansing, MI	Petsmart	16,131	August 2020	60	$14.19

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable anchor leases for the Brighton Towne Square Property.

Summary of Comparable Anchor Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Home Depot(2)	111,892(2)	February 2018	120	$11.00(2)
35000 Warren Road Westland, MI	Kohl’s Corporation	90,860	March 2018	180	$11.95
6150 Egan Drive Savage, MN	HyVee	97,310	December 2019	240	$13.81
1516 East Geneva Street Delavan, WI	Mills Fleet Farm	224,045	June 2019	240	$10.71
186 North Cleveland Massillon Road Akron, OH	Lowe’s	129,309	December 2018	156	$9.15
1801-1807 Lincolnway Valparaiso, IN	Charter Fitness	123,000	September 2021	120	$13.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 18, 2022.

B-51

LOAN #5: BRIGHTON TOWNE SQUARE

       The following table displays six comparable medical office leases for the Brighton Towne Square Property.

Summary of Comparable Medical Office Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	UofM	41,500(2)	February 2017	99	$37.26(2)
301 West Washington Street Ann Arbor, MI	CLINC, Inc.	21,376	March 2020	204	$34.80
2715 Woodward Avenue, Ste. 201 Detroit, MI	Boston Consulting Group	29,000	January 2021	132	$27.00
43630 Hayes Road, Ste. 200 Clinton Township, MI	Henry Ford Health Systems	7,456	August 2021	120	$31.00
35046 Woodward Avenue, Ste. 100 & L-22 Birmingham, MI	Generations OB/GYN	11,277	May 2019	156	$32.24
309 East 11 Mile Royal Oak, MI	Beaumont Health	14,670	July 2020	120	$29.28
729 Michigan Avenue Jackson, MI	IEP Urgent Care	4,005	May 2021	120	$40.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 18, 2022.

The following table displays five comparable office leases for the Brighton Towne Square Property.

Summary of Comparable Office Leases(1)

Property Name / Address	Tenant Name	Tenant Leased Space (SF)	Commencement Date	Lease Term (months)	Base Rent Per SF
Brighton Towne Square 7927 Nemco Way Brighton, MI	Various	-	-	-	-
26200 Town Center Drive, Ste. 200 Novi, MI	Toll Brothers	6,160	April 2020	60	$21.50
2 Corporate Drive, Ste. 300 Southfield, MI	Office Tenant	16,288	February 2020	36	$21.75
30755 Montpelier Madison Heights, MI	State of Michigan DHHS	26,595	January 2022	120	$20.00
8273 Grand River Brighton, MI	Highland Mortgage	1,861	February 2019	60	$19.35
201 North Washington Square Lansing, MI	Auditor General	16,000	January 2021	120	$22.00

(1)	Source: Appraisal.
■	The Borrower. The borrower under the Brighton Towne Square Mortgage Loan is Nemco Holdings, LLC, a single-purpose Delaware limited liability company with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Brighton Towne Square Mortgage Loan.

The sponsor and non-recourse carveout guarantor is Mark M. Murphy. Mark M. Murphy and his family developed the Brighton Towne Square Property. Mark M. Murphy has over 30 years of real estate experience.

■	Escrows. At origination of the Brighton Towne Square Mortgage Loan, the borrower deposited approximately (i) $177,191 into a real estate tax reserve, (ii) $26,293 into an insurance reserve and (iii) $13,750 into a deferred maintenance reserve.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $35,438).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $6,573).

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to $4,117.

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LOAN #5: BRIGHTON TOWNE SQUARE

TI/LC Reserve. The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $20,650, subject to a cap of $750,000.

Major Tenant Renewal Reserve. In the event that either Major Tenant (as defined below) fails to extend the term of its lease for at least five years on or before the date that is 12 months prior to its lease expiration date (a “Major Tenant Renewal Event”), the borrower is required to deposit $150,000 into a Major Tenant Renewal Reserve to be used for re-tenanting the related Major Tenant space on each monthly payment date until the earlier of (i) 12 months from the occurrence of the Major Tenant Renewal Event and (ii) the date of a Major Tenant Renewal Event Cure (as defined below).

A “Major Tenant Renewal Event Cure” means the full execution and delivery of an approved five year lease extension by the related Major Tenant or an approved replacement lease, (y) a satisfactory estoppel from the Major Tenant or replacement tenant and (z) evidence that all tenant improvements and leasing commissions have been paid.

■	Lockbox and Cash Management. The Brighton Towne Square Mortgage Loan is structured with a springing lockbox and springing cash management. The borrower is required, upon the occurrence of a Sweep Event Period (as defined below), to deliver tenant direction letters to the tenants at the Brighton Towne Square Property, directing them to remit their rent checks directly to the lender-controlled lockbox (provided, that, if the borrower fails to do so, the lender may deliver the tenant direction letter delivered to lender at origination of the Brighton Towne Square Mortgage Loan). On the first occurrence of a Sweep Event Period, the borrower is required to cause revenue received by the borrower or any applicable property manager from the Brighton Towne Square Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on a daily basis to or at the direction of the borrower unless a Sweep Event Period exists. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept on a daily basis to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brighton Towne Square Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brighton Towne Square Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brighton Towne Square Mortgage Loan. Upon the cure of the applicable Sweep Event Period, so long as no other Sweep Event Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Brighton Towne Square Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Sweep Event Period” means each period commencing upon (i)  the occurrence and continuance of an event of default under the Brighton Towne Square Mortgage Loan documents until cured, (ii) the debt service coverage ratio (as calculated under the Brighton Towne Square Mortgage Loan documents) being less than 1.15x, and concluding when the debt service coverage ratio (as calculated under the Brighton Towne Square Mortgage Loan documents), for the immediately preceding calendar quarter, is at least 1.20x for two consecutive calendar quarters and (iii) the occurrence of an Major Tenant Event Period (as defined below) until an Major Tenant Event Period Cure (as defined below).

A “Major Tenant” means Home Depot, UofM, their respective succors and assigns, and any replacement tenant that enters in a lease for all or any portion of the space currently leased to Home Depot or UofM.

A “Major Tenant Event Period” will occur if any Major Tenant (i) defaults under its lease, (ii) goes dark or otherwise ceases operations at the Brighton Towne Square Property, (iii) sublets 33.3% or more of its lease space, (iv) gives notice to vacate or vacates its leased space at the Brighton Towne Square Property, (v) gives notice to terminate or terminates its lease, and/or (vi) becomes a debtor in any bankruptcy or other insolvency proceeding.

A “Major Tenant Event Period Cure” means (a) with regard to clause (i) in the definition of Major Tenant Event Period, such Major Tenant cures the related default, (b) with regard to clause (ii) in the definition of Major Tenant Event Period, the resumption of such Major Tenant’s operations for at least one calendar quarter, (c) with regard to clause (iii) in the definition of Major Tenant Event Period, there has been a termination of each sublease of the applicable space and the applicable Major Tenant remains in possession of the required portion of its space, (d) with regard to clauses (iv) and (v) in the definition of Major Tenant Event Period, the written rescission of such Major Tenant’s notice to vacate or terminate, (e) with regard to clause (vi) in the definition of Major Tenant Event Period,

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LOAN #5: BRIGHTON TOWNE SQUARE

the affirmation by such Major Tenant of its lease and closure of its bankruptcy or insolvency case, and/or (f) (x) the full execution and delivery of an approved five-year lease extension or an approved replacement lease, (y) a satisfactory estoppel from the Major Tenant or replacement tenant and (z) evidence that all tenant improvements and leasing commissions have been paid.

■	Property Management. The Brighton Towne Square Property is currently managed by Argus Realty Group, LLC, pursuant to a management agreement. Under the Brighton Towne Square Mortgage Loan documents, the Brighton Towne Square Property is required to be managed by Argus Realty Group, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the Brighton Towne Square Mortgage Loan documents or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the Brighton Towne Square Mortgage Loan documents, (ii) if at any time the debt service coverage ratio falls below 1.05x (as calculated under the Brighton Towne Square Mortgage Loan documents), (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if at any time the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds.
■	Ground Lease. None.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.
■	Release of Collateral. At any time on or after December 6, 2022, the borrower may release (a “Release”) (A) that certain individual parcel containing the multi-tenant office building (the “Office Release Parcel”) and/or (B) that certain individual parcel containing the UofM building (the “UoM Release Parcel”; together with the Office Release Parcel, each a “Release Parcel”) as collateral for the Brighton Towne Square Mortgage Loan, provided the following conditions, among others, are satisfied: (i) no Sweep Event Period exists under the Brighton Towne Square Mortgage Loan documents and (ii) the borrower prepays an amount equal to the greatest of (a) 125% of the allocated loan amount for the Office Release Parcel and/or 135% of the allocated loan amount for the UofM Release Parcel, (b) the amount that would result in the LTV with respect to the Brighton Towne Square Property remaining after giving effect to the Release not exceeding 61.2%, (c) the amount that would result in the DSCR with respect to the Brighton Towne Square Property remaining after giving effect to the Release not less than 1.30x, or (d) the amount that would result in the debt yield with respect to the Brighton Towne Square Property remaining after giving effect to the Release not less than 9.8%, each as determined by the lender in its sole discretion.
■	Terrorism Insurance. The Brighton Towne Square Mortgage Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Brighton Towne Square Property, plus business interruption coverage in an amount equal to 100% of the projected gross income 18 months from the date the Brighton Towne Square Property is repaired/replace and operations are resumed, plus an extended period of 180 days from resumed operations or until income returns to level prior to loss. See “Risk Factors—Risks Relating to the Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-54

LOAN #6: 2550 m sTREET

B-55

LOAN #6: 2550 m sTREET

2550 M Street
2550 M Street Northwest
Washington, D.C. 20037
Washington, D.C.
Gaithersburg
Rockville
Silver Spring
Sterling
Herndon
Reston
Tysons
Vienna
Chantilly
Fairfax
Arlington
Alexandria
Annandale
Centreville
Springfield
National Harbor
Fort Hunt
GEORGETOWN
WEST END
FOGGY BOTTOM
THEODORE ROOSEVELT ISLAND
The Shops at Georgetown Park
The Washington Harbour
George Washington University
Washington Circle
Georgetown Waterfront Park
Georgetown Channel
M STREET
K STREET
I STREET
P STREET
O STREET
N STREET
PENNSYLVANIA AVENUE
VIRGINIA AVENUE
MASSACHUSETTS AVENUE
NEW HAMPSHIRE AVE
ROCK CREEK AND POTOMAC PARKWAY
CONNECTICUT AVENUE
WISCONSIN AVE
23RD STREET
22ND STREET
24TH STREET
MAP © 2022 CARTIFACT

B-56

LOAN #6: 2550 m sTREET

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City / State)	Washington / District of Columbia	Cut-off Date Balance(2)		$40,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$419.16
Size (SF)	207,081	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 6/6/2022	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/6/2022	100.0%	Type of Security		Leasehold
Year Built / Latest Renovation	1978 / 2015	Mortgage Rate		4.60000%
Appraised Value	$132,500,000	Original Term to Maturity (Months)		120
Appraisal Date	10/27/2021	Original Amortization Term (Months)		NAP
Borrower Sponsors	Jayaprasad Vejendla and Rohit Kumar	Original Interest Only Period (Months)		120
Property Management	G&E Real Estate Management Services, Inc.	First Payment Date		5/6/2022
		Maturity Date		4/6/2032

Underwritten Revenues	$15,195,761
Underwritten Expenses	$7,565,364	Escrows(3)
Underwritten Net Operating Income (NOI)	$7,630,397		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,574,486	Taxes	$248,086	$248,086
Cut-off Date LTV Ratio(1)	65.5%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	65.5%	Replacement Reserve	$0	$4,580
DSCR Based on Underwritten NOI / NCF(1)	1.88x / 1.87x	TI / LC(4)	$5,150,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	8.8% / 8.7%	Other(5)	$145,104	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$86,800,000	62.1%	Purchase Price	$132,250,000	94.7%
Sponsor Equity	50,875,250	36.4	Upfront Reserves(4)	5,543,190	4.0
Other Sources(4)	2,000,000	1.4	Closing Costs	1,882,060	1.3
Total Sources	$139,675,250	100.0%	Total Uses	$139,675,250	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 2550 M Street Whole Loan (as defined below).
(2)	The 2550 M Street Mortgage Loan (as defined below) is part of the 2550 M Street Whole Loan which is comprised of two pari passu promissory notes with an aggregate original balance of $86,800,000.
(3)	See “—Escrows” section below.
(4)	The Upfront TI / LC reserve is satisfied in part by (x) $3,150,000 which has been deposited with the lender, and (y) the remaining $2,000,000 of which was deemed satisfied as a result of borrower delivering to lender the Existing Tenant Letter of Credit (as defined below). See “—Escrows” below for further details.
(5)	Upfront Other reserves is a $145,104 ground rent reserve.
■	The Mortgage Loan. The mortgage loan (the “2550 M Street Mortgage Loan”) is part of a whole loan (the “2550 M Street Whole Loan”) consisting of two pari passu promissory notes in the aggregate outstanding principal balance of $86,800,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a 207,081 SF office property located in Washington D.C. (the “2550 M Street Property”). The 2550 M Street Mortgage Loan, evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 6.3% of the Initial Pool Balance. The controlling Note A-1 had an original principal balance and has an outstanding balance as of the Cut-off Date of $46,800,000. The 2550 M Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on March 31, 2022. The 2550 M Street Whole Loan has an interest rate of 4.60000% per annum. The proceeds of the 2550 M Street Mortgage Loan were used to fund the acquisition of the 2550 M Street Property, fund upfront reserves and pay origination costs.

The 2550 M Street Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 2550 M Street Whole Loan requires payments of interest only for the entire term of the 2550 M Street Whole Loan. The stated maturity date of the 2550 M Street Whole Loan is the payment date in April 2032. Voluntary prepayment of the 2550 M Street Whole Loan in whole (but not in part) is prohibited prior to the due date occurring in January 2032. Defeasance of the 2550 M Street Whole Loan in whole (but not in part) is permitted at any time after the second anniversary of the date on which the entire 2550 M Street Whole Loan has been securitized.

The table below summarizes the promissory notes that comprise the 2550 M Street Whole Loan. The relationship between the holders of the 2550 M Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,800,000	$46,800,000	Benchmark 2022-B35	Yes
A-2	40,000,000	40,000,000	CGCMT 2022-GC48	No
Whole Loan	$86,800,000	$86,800,000
■	The Mortgaged Property. The 2550 M Street Property is a 207,081 SF nine story single tenant office building situated on a 0.75-acre site in the Northwest quadrant of Washington D.C. The 2550 M Street Property was built in
B-57

LOAN #6: 2550 m sTREET

1978 and renovated in 2015. The 2550 M Street Property possesses 120 parking spaces, with a parking ratio of 0.58 spaces per 1,000 SF. The 2550 M Street Property is currently 100.0% occupied by a single tenant, Squire Patton Boggs (US) LLP. The 2550 M Street Property is LEED Gold Certified (O + M) since 2012 and includes a cafe for the employees. The 2550 M Street Property is situated between the neighborhoods of Georgetown and Dupont Circle with close proximity to the National Mall. The 2550 M Street Property underwent renovations totalling approximately $23.6 million from 2013-2015.

The sole tenant, Squire Patton Boggs (US) LLP occupies 207,081 SF (100.0% of the NRA, 98.9% of the UW Base Rent) with a lease expiration of April 30, 2032. Squire Patton Boggs (US) LLP is an international law firm with 45 offices in 20 countries. Squire Patton Boggs (US) LLP signed a 220 month lease renewal in 2012 for the entire 2550 M Street Property with no option to terminate.

■	COVID-19 Update. As of May 6, 2022, the 2550 M Street Property is open and operational. The sole tenant did not receive rent abatements due to the COVID-19 pandemic. As of May 6, 2022, the 2550 M Street Property is not subject to any modifications or forbearance requests. The first payment date of the 2550 M Street Mortgage Loan was May 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

The following table presents certain information relating to the sole tenant at the 2550 M Street Property:

Sole Tenant Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Squire Patton Boggs (US) LLP	NR/NR/NR	207,081	100.0%	$9,718,258	98.9%	$46.93	4/30/2032	1, 5-year option
Total Occupied		207,081	100.0%	$9,718,258	98.9%	$46.93
Remaining Tenants(4)		0	0.0	104,995	1.1	0.00
Vacant		0	0.0	NAP	NAP	NAP
Total		207,081	100.0%	$9,823,253	100.0%	$47.44

(1)	Based on the underwritten rent roll dated June 6, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $240,649 that include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.
(4)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

The following table presents certain information relating to the lease rollover schedule at 2550 M Street Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024(3)	0	0.0	0.0%	26,671	0.3	$0.00	1
2025(3)	0	0.0	0.0%	73,890	0.8	$0.00	1
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	207,081	100.0	100.0%	9,722,692	99.0	$46.95	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	207,081	100.0%		$9,823,253	100.0%	$47.44	4

(1)	Based on the underwritten rent roll dated June 6, 2022.
(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $240,649 that include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.
(3)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

B-58

LOAN #6: 2550 m sTREET

The following table presents certain information relating to historical leasing at the 2550 M Street Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 6/6/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated June 6, 2022.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2550 M Street Property:

Cash Flow Analysis

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$8,873,067	$9,096,907	$9,324,969	$9,582,603	$46.27
Contractual Rent Steps(1)	0	0	0	240,649	$1.16
Total Reimbursements	6,036,254	6,058,901	5,997,835	5,676,880	$27.41
Other Income(2)	559,717	567,141	564,950	470,635	$2.27
Gross Potential Rent	$15,469,038	$15,722,949	$15,887,754	$15,970,768	$77.12
Vacancy & Credit Loss	0	0	0	(775,007)	($3.74)
Effective Gross Income	$15,469,038	$15,722,949	$15,887,754	$15,195,761	$73.38

Real Estate Taxes	2,969,178	2,967,057	2,953,674	2,835,123	$13.69
Insurance	33,037	56,471	65,633	98,918	$0.48
Management Fee	464,071	471,688	476,633	455,873	$2.20
Other Operating Expenses	2,467,457	1,913,043	1,955,258	2,286,967	$11.04
Ground Rent	0	0	0	1,888,484	$9.12
Total Expenses	$5,933,743	$5,408,260	$5,451,197	$7,565,364	$36.53

Net Operating Income	$9,535,295	$10,314,689	$10,436,557	$7,630,397	$36.85
Replacement Reserves	0	0	0	55,912	$0.27
TI / LC	0	0	0	0	$0.00
Net Cash Flow	$9,535,295	$10,314,689	$10,436,557	$7,574,486	$36.58

Occupancy(3)	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield (4)	11.0%	11.9%	12.0%	8.8%
NCF DSCR (4)	2.36x	2.55x	2.58x	1.87x

(1)	Contractual rent steps of $240,649 include increases for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.
(2)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.
(3)	Underwritten occupancy is based on the economic occupancy.
(4)	Calculated based on the 2550 M Street Whole Loan.
■	Appraisal. According to the appraisal, the 2550 M Street Property has an “as is” appraised value of $132,500,000 as of October 27, 2021.
■	Environmental Matters. According to the Phase I environmental report, dated November 8, 2021, there are no recognized environmental conditions or recommendations for further action at the 2550 M Street Property.
■	Market Overview and Competition. 2550 M Street Property is located in Washington D.C. within the Washington-Arlington-Alexandria, DC-VA-MD Metropolitan Statistical Area (the “MSA”) and is part of the West End submarket of the District of Columbia. As of October 2021, total employment in the MSA was approximately 3,312,981 with an unemployment rate around 4.9%. The leading industries in the MSA are Professional/Scientific/Tech Services, Public Administration and Health Care. The MSA is expected to benefit from the opening of the Amazon HQ2 in Crystal City, Virginia. The Amazon HQ2 is expected to be completed in 2023 and is projected to bring approximately 25,000 new jobs to the area. The 2550 M Street Property benefits from its proximity to the central business district located east of the 2550 M Street Property as well as Constitution Avenue and the National Mall to the south. The 2550 M Street Property can be accessed by Interstate 66, which connects the West End submarket to Northern Virginia. The 2550 M Street property is also located close by to the Ronald Reagan National Airport.

B-59

LOAN #6: 2550 m sTREET

As of the second quarter of 2021, the overall West End office submarket contained approximately 2.9 million SF of inventory, had a 21.3% vacancy rate and had an average asking rent of $54.94 per SF.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 2550 M Street Property was 45,699, 376,685 and 808,987, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 2550 M Street Property was $114,615, $113,985, and $109,820, respectively.

The following table displays four comparable office properties for the 2550 M Street Property:

Summary of Comparable Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
2550 M Street	Squire Patton Boggs (US) LLP	207,081(2)	January 2014(2)	220(2)	$46.93(2)
2000 K Street NW	Stradley Ronon	20,283	May 2021	126	$48.00
2100 L Street NW	Morrison Foerster (Flrs. 7-10)	80,000	January 2021	192	$58.50
1901 L Street NW	Axen, Veltrop	33,871	December 2020	180	$52.00
1900 N Street NW	Goodwin Procter (Flrs, 10-12)	80,329	June 2019	180	$59.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 6, 2022.
■	The Borrower. The borrower under the 2550 M Street Mortgage Loan is M Street West End DC LLC, a newly formed single-purpose Delaware limited liability company, which 100% owned by M Street West End DC LP, a Delaware limited partnership, which is 65% owned by QI M Street LLC, a Delaware limited liability company and 35.0% owned by Nome M Street LLC, a Delaware limited liability company. Counsel to the borrower delivered a non-consolidation opinion in connection with the origination the 2550 M Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Jayaprasad Vejendla and Rohit Kumar. Both Jayaprasad Vejendla and Rohit Kumar are principals of Nome Capital Partners LLC, a California limited liability company, based in San Francisco. The real estate investment company was founded in 2014 by Mr. Kumar. The firm invests in and manages income generating commercial real estate, with a current portfolio totaling approximately $762 million.

■	Escrows. At origination of the 2550 M Street Whole Loan, the borrower deposited approximately (i) $248,086 into a real estate tax reserve account, (ii) $145,104 into a ground rent reserve account, and (iii) $3,150,000 into a tenant improvement and leasing commissions reserve account, provided the lender may require the borrower to deposit an additional $2,000,000 into such reserve within two business days of written notice from lender (for a total required deposit of $5,150,000) in the event for any reason lender is unable to draw on an existing $2,000,000 tenant letter of credit from the tenant under the Specified Tenant Lease (as defined below) delivered by such tenant to borrower, and deposited by borrower with the lender under the 2550 M Street Whole Loan (the “Existing Tenant Letter of Credit”), upon an event of default under 2550 M Street Whole Loan documents, regardless of whether the lender’s inability to draw upon the Existing Tenant Letter of Credit is due to a refusal or undue delay by the issuing bank, any termination, cancellation, or other unavailability of the Existing Tenant Letter of Credit, the absence of the right to draw such Existing Tenant Letter of Credit pursuant to the terms and conditions of the Specified Tenant Lease, or for any other reason whatsoever.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve at any time the Tax Account Waiver Conditions (as defined below) are not satisfied, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $248,086). “Tax Account Waiver Conditions” means that each of the following conditions are satisfied: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) Specified Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority pursuant to the Specified Tenant Lease, and (iii) Specified Tenant continues to make such payments of taxes and the lender receives evidence of such payment by no later than the dates required under the 2550 M Street Whole Loan documents.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 2550 M Street Whole Loan documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,580.

B-60

LOAN #6: 2550 m sTREET

■	Lockbox and Cash Management. The 2550 M Street Whole Loan is structured with a springing lockbox and springing cash management. The borrower is required, upon the occurrence of a Trigger Period, to deliver a tenant direction letter to the existing tenant at the 2550 M Street Property, directing it to remit its rent checks directly to the lender-controlled lockbox (provided, that, if the borrower fails to do so, the lender may deliver the tenant direction letter delivered to lender at origination of the 2550 M Street Whole Loan). On the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or any applicable property manager from the 2550 M Street property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 2550 M Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2550 M Street Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 2550 M Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 2550 M Street Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield falling below 7.25%, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i), the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii), the debt yield remains equal to or greater than 7.50% for two consecutive calendar quarters, and (c) with regard to any Trigger Period commenced in connection with clause (iii) a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in material non-monetary default under its lease beyond all applicable notice and grace periods, (ii) Specified Tenant failing to be in actual, physical possession of its Specified Tenant Space (as defined below) (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in its Specified Tenant Space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all of its Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) the occurrence of a Renewal Trigger (as defined below); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to Lender, unless the applicable Specified Tenant refuses to deliver the such an estoppel certificate and Borrower has used commercially reasonable efforts to require delivery of thereof) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) (x) with respect to the Specified Tenant Space demised to the initial Specified Tenant on the Closing Date, (A) borrower leasing 60% of such Specified Tenant Space in accordance with the applicable terms and conditions of the 2550 M Street Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease and (B) the debt yield is equal to or greater than 8.50% for two consecutive calendar quarters, and (y) with respect to the Specified Tenant Space demised to any other Specified Tenant, the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 2550 M Street Whole Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. Notwithstanding the foregoing, in the event that the only Specified Tenant Trigger Period to exist is due to the occurrence of a Renewal Trigger, then no Specified Tenant Trigger Period will be deemed to exist for so long as borrower deposits the Renewal Trigger Monthly Deposit Amount.

“Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable

B-61

LOAN #6: 2550 m sTREET

Specified Tenant Lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms hereof and thereof for the applicable Specified Tenant Renewal Term (as defined below), (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (i) Square Patton Boggs (US) LLP and (ii) any other lessee(s) of 25% or more of the initial Specified Tenant Space as of origination of the 2550 M Street Whole Loan and any guarantor(s) of the applicable related Specified Tenant lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means that portion of the 2550 M Street Property demised to a Specified Tenant pursuant to the Specified Tenant Lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 2550 M Street Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Renewal Trigger” means either (i) at any time between 36 and 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease, Specified Tenant gives notice of its intent to not extend or renew the applicable Specified Tenant Lease or (ii) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the date occurring 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof.

A “Renewal Trigger Monthly Deposit Amount” means (i) for the period commencing on May 1, 2029, and continuing through (and including) April 30, 2030, $601,772.07, (ii) for the period commencing on May 1, 2030, and continuing through (and including) April 30, 2031, $623,770.94, and (iii) for the period commencing on May 1, 2031, and continuing through (and including) the stated maturity date, $646,336.05.

■	Property Management. The 2550 M Street Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation, doing business as Newmark Knight Frank.
■	Ground Lease. The 2550 M Street Property is subject to a ground lease between Georgetown Income Partners LLC, as landlord and M Street West End DC LLC, as tenant. The ground lease is set to expire in March 2121. The fixed annual rent payable by the tenant is paid monthly and is currently $1,700,000.04 per annum. The ground lease was established in connection with acquisition of the 2550 M Street Property between the borrower and the seller. The rent under the ground lease is subject to fixed increases for the first six years, 2.0% increases in years seven through 15, and increases by the greater of (a) CPI or (b) 2.0% thereafter.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The 2550 M Street Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 2550 M Street Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 2550 M Street Property until the completion of restoration or the expiration of 24 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-62

LOAN #7: BELL WORKS

B-63

LOAN #7: BELL WORKS

Bell Works
101 Crawfords Corner Road
Holmdel, NJ 07733
South Amboy
N.Y. City 40 miles
Raritan Bay
MIDDLESEX COUNTY
Cheesequake State Park
Old Bridge
Cliffwood Plaza
Keyport
Union Beach
Union Ave
Hazlet
Veterans Park
Holmdel Towne Center
Burrowes Mansion Museum
Aberdeen/Matawan
Main St
Hazlet
NORTH JERSEY COAST LINE NJ TRANSIT
Matawan
Aberdeen Town Square
Lloyd Plaza
Ticetown Rd
Line Rd
Garden State Pkwy
PNC Bank Arts Center
Middletown Plaza
Tindall Park
AT&T Labs
Kings Hwy
Middletown
Middletown
Texas Rd
Holmdel Park
Crawfords Corner Rd
Middletown-Lincroft Rd
Normandy Rd
Navesink Country Club
Navesink River
Fairview
Nutswamp Rd
Marlboro
Holmdel
Fair Haven
Red Bank
Red Bank
Vonage
Newman Springs Rd
Front St
Lincroft
Cross Farm Park
NJ TRANSIT
The Grove at Shrewsbury
Shrewsbury
Little Silver
Wyncrest Rd
Big Brook Park
Boundary Rd
Monmouth Museum
Thompson Park
Lincroft Park
Brookdale Community College
Sycamore Rd
Shrewsbury Plaza
Tinton Falls Plaza
Crine Rd
MONMOUTH COUNTY
Bella Vista CC
Ryan St
The Colts Neck GC
Colts Neck
Dorbrook Park
Due Process Stables GC
Sun Eagles Golf Club
Tinton Falls
Eatontown
Monmouth Mall
Pebble Creek Golf Club
Durand Park
Hominy Hill Golf Course
East Freehold
Freehold
West Park Ave
Asbury Ave
Shafto Rd
Earle US Naval Weapons Station
Deal Rd
Halls Mill Rd
Five Points Rd
Green Grove Rd
Seaview Square
West Freehold
Wanamassa
35
36
34
516
3
79
18
537
33
NEW JERSEY
PENN.
NEW YORK
PHILADELPHIA
Atlantic Ocean
Newark
Paterson
Passaic
Elizabeth
Plainfield
Edison
New Brunswick
East Brunswick
Holmdel
Middletown
Old Bridge
Eatontown
Freehold
Lakewood
Toms River
Trenton
Princeton
Flemington
Washington
Easton
Phillipsburg
Allentown
Bethlehem
Doylestown
Lansdale
Levittown
Camden
Morristown
Dover
Newton
Hopatcong
East Stroudsburg
Lambertville
Plainsboro
Beachwood
Browns Mills
Wayne
Kinnelon

B-64

LOAN #7: BELL WORKS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Sellers(2)		CREFI, BMO
Location (City / State)	Holmdel, New Jersey	Cut-off Date Balance(2)		$40,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$153.12
Size (SF)	1,371,470	Percentage of Initial Pool Balance		6.3%
Total Occupancy as of 2/1/2022	90.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2022	90.5%	Type of Security		Fee
Year Built / Latest Renovation	1962, 1964, 1982 / 2017	Mortgage Rate		5.11000%
Appraised Value	$335,200,000	Original Term to Maturity (Months)		120
Appraisal Date	1/31/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Ralph Zucker and Jozef Straus	Original Interest Only Period (Months)		120
Property Management	Somerset Holmdel, LLC	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$37,490,628
Underwritten Expenses	$17,715,360		Escrows (3)
Underwritten Net Operating Income (NOI)	$19,775,267		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,261,235	Taxes	$617,834	$308,917
Cut-off Date LTV Ratio(1)	62.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	62.6%	Replacement Reserve	$0	$24,583
DSCR Based on Underwritten NOI / NCF(1)	1.82x / 1.68x	TI / LC(4)	$8,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 8.7%	Other(5)	$6,778,984	Springing
Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Return of Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Bell Works Whole Loan (as defined below).
(2)	The Bell Works Mortgage Loan (as defined below) is part of the Bell Works Whole Loan, which is comprised of 12 pari passu promissory notes with an aggregate original balance of $210,000,000. The Bell Works Whole Loan was co-originated by Citi Real Estate Funding, Inc. (“CREFI”), Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“BCREI”).
(3)	See “—Escrows” below.
(4)	TI / LC reserve is subject to a cap equal to $8,500,000. See “—Escrows” below.
(5)	Other reserves include an upfront outstanding obligations reserve of $6,778,984 and a springing ongoing put price reserve. See “—Escrows” below.
■	The Mortgage Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a whole loan (the “Bell Works Whole Loan”) secured by the borrower’s fee interest in a 1,371,470 SF office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Whole Loan is comprised of 12 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000. The Bell Works Mortgage Loan is evidenced by non-controlling Notes A-2-1 and A-4 with an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 6.3% of the Initial Pool Balance.

The Bell Works Whole Loan was co-originated on April 8, 2022 by CREFI, BMO and BCREI and accrues interest at a fixed rate of 5.11000% per annum. The Bell Works Whole Loan has an initial term of 120 months, a remaining term of 119 months and is interest-only for the full term. The scheduled maturity date of the Bell Works Whole Loan is the due date that occurs in May 2032. The proceeds of the Bell Works Whole Loan were used to refinance the Bell Works Property, pay origination costs, fund upfront reserves and return equity to the borrower sponsor.

Voluntary prepayment of the Bell Works Whole Loan is prohibited prior to the due date occurring in March 2032. Defeasance of the Bell Works Whole Loan in whole (but not in part) is permitted at any time after the earlier of (i) April 8, 2026 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Bell Works Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the Bell Works Whole Loan. The relationship between the holders of the Bell Works Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2-1, A-4	40,000,000	40,000,000	CGCMT 2022-GC48	No
A-2-2, A-3	30,000,000	30,000,000	CREFI(1)	No
A-5, A-6, A-7, A-8	50,000,000	50,000,000	BMO(1)	No
A-9, A-10, A-11	40,000,000	40,000,000	BBCMS 2022-C16	No
Whole Loan	$210,000,000	$210,000,000

(1)	Expected to be contributed to one or more future securitization transactions.
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LOAN #7: BELL WORKS

■	The Mortgaged Property. The collateral for the Bell Works Whole Loan is a five-story Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 SF. The Bell Works Property was built in phases in 1962, 1964, and 1982 and recently renovated in 2017. The Bell Works Property is comprised of office and ground floor retail spaces and features a multi-story glass auditorium in the center of the Bell Works Property. The Bell Works Property also features a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 SF. As of February 1, 2022, the Bell Works Property was 90.5% occupied by 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

The largest tenant based on underwritten base rent is iCIMS, Inc. (“iCIMS”) (331,378 SF: 24.2% of NRA: 25.1% of UW Base Rent). iCIMS is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 SF and has expanded its space at the Bell Works Property by an additional 72,388 SF in both August 2019 and February 2021. iCIMS current lease expires in November 2032 and has one, two-year extension option followed by two, five-year extension options. iCIMS is currently “dark” in approximately 75,000 SF of its demised premises. The Bell Works Whole Loan documents provide that iCIMS will not be deemed to be dark with respect to such space to the extent that (w) iCIMS has not alleged in writing any default by the borrower with respect to such space (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (x) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (y) iCIMS has not requested in writing any reduction in rent with respect to such space, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

The second largest tenant based on underwritten base rent is Guardian Life Insurance Company of America (“Guardian”) (91,319 SF: 6.7% of NRA: 8.9% of UW Base Rent). Guardian was founded in 1860 in New York City, where it is still headquartered.  Guardian is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives.  Guardian’s lease at the Bell Works Property commenced in January 2018 and expires in December 2032 followed by three, five-year extension options.

The third largest tenant based on underwritten base rent is Jersey Central Power & Light Company (“JCP&L”)(69,870 SF: 5.1% of NRA: 5.8% of UW Base Rent). JCP&L is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. JCP&L has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027 followed by two, five-year extension options.

■	COVID-19 Update. As of May 6, 2022, the Bell Works Property was open and operational. As of May 6, 2022, no tenants are receiving any rent deferrals or abatements due to the COVID-19 Pandemic. As of May 6, 2022, the Bell Works Whole Loan is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Whole Loan is June 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
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LOAN #7: BELL WORKS

The following table presents certain information relating to the tenants at the Bell Works Property.

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
iCIMS, Inc.	NR/NR/NR	331,378	24.2%	$8,271,612	25.1%	$24.96	11/30/2032	Various(4)
Guardian Life Insurance Company of America	NR/NR/AA+	91,319	6.7	2,922,027	8.9	$32.00	12/31/2032	3, 5-year options
Jersey Central Power & Light Company	BBB/A3/BBB	69,870	5.1	1,921,789	5.8	$27.51	12/31/2027	2, 5-year options
WorkWave LLC	NR/NR/NR	71,667	5.2	1,899,176	5.8	$26.50	5/27/2029	2, 5-year options
International Flavors & Fragrances, L.P.	BBB/Baa3/BBB	60,104	4.4	1,844,047	5.6	$30.68	9/30/2033	2, 5-year options
Cisco Systems	NR/A1/AA-	49,998	3.6	1,312,182	4.0	$26.24	12/31/2023	2, 5-year options
Santander Bank, N.A.	NR/A2/A+	38,954	2.8	1,207,574	3.7	$31.00	4/30/2028	2, 5-year options
Central Reach	NR/NR/NR	26,615	1.9	958,140	2.9	$36.00	10/31/2032	2, 5-year options
Vonage	NR/NR/NR	25,517	1.9	854,820	2.6	$33.50	4/30/2027	2, 2-year options
Spirent Communications(5)	NR/NR/NR	34,389	2.5	821,563	2.5	$23.89	2/28/2030	NAP
Largest Tenants		799,811	58.3%	$22,012,929	66.7%	$27.52
Remaining Tenants		440,996	32.2	10,990,333	33.3	$24.92
Total Occupied		1,240,807	90.5%	$33,003,261	100.0%	$26.60
Vacant Space		130,663	9.5	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,371,470	100.0%	$33,003,261	100.0%	$26.60

(1)	Based on the underwritten rent roll dated February 1, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	UW Base Rent figures are inclusive of contractual rent steps.
(4)	iCIMS, Inc. has one, two-year extension option followed by two, five-year extension options.
(5)	Spirent Communications has a one-time right to terminate its lease in its entirety or in part as of February 28, 2027, with nine months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Bell Works Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	1,662	0.1%	0.1%	$0	0.0%	$0.00	2
2022	42,134	3.1	3.2%	1,218,576	3.7	$28.92	18
2023	78,933	5.8	8.9%	2,394,956	7.3	$30.34	15
2024	23,561	1.7	10.7%	865,476	2.6	$36.73	12
2025	44,562	3.2	13.9%	1,316,138	4.0	$29.53	8
2026	41,427	3.0	16.9%	1,309,163	4.0	$31.60	10
2027	99,957	7.3	24.2%	2,923,188	8.9	$29.24	6
2028	87,830	6.4	30.6%	2,353,695	7.1	$26.80	6
2029	146,993	10.7	41.3%	4,008,535	12.1	$27.27	14
2030	118,084	8.6	50.0%	2,571,170	7.8	$21.77	10
2031	0	0.0	50.0%	0	0.0	$0.00	0
2032	470,976	34.3	84.3%	12,198,319	37.0	$25.90	5
2033 & Thereafter	84,688	6.2	90.5%	1,844,047	5.6	$21.77	3
Vacant	130,663	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,371,470	100.0%		$33,003,261	100.0%	$26.60	109

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated February 1, 2022.
(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are inclusive of rent steps.

The following table presents certain information relating to historical leasing at the Bell Works Property:

Historical Leased %(1)

2019	2020	2021	As of 2/1/2022(2)
65.9%	76.6%	85.9%	90.5%

(1)	As provided by the borrower and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 1, 2022.
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LOAN #7: BELL WORKS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bell Works Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 2/28/2022	Underwritten	Underwritten $ per SF
Base Rent	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36
Contractual Rent Steps(3)	0	0	0	0	964,855	$0.70
Potential Income from Vacant Space	0	0	0	0	4,503,866	$3.28
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	$1.56
Other Income(4)	568,329	341,475	959,018	996,252	1,330,546	$0.97
Event Revenue (net)(5)	8,314	37,558	158,948	226,082	1,023,000	$0.75
Gross Potential Rent	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62
Vacancy & Credit Loss	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	($3.28)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34

Real Estate Taxes	2,079,066	2,718,393	2,988,992	3,516,964	3,707,005	$2.70
Insurance	667,837	774,217	893,360	900,110	858,262	$0.63
Management Fee	728,324	861,280	1,089,879	1,109,805	1,312,172	$0.96
Other Operating Expenses	10,192,501	9,128,333	10,922,065	11,050,751	11,837,921	$8.63
Total Expenses	$13,667,728	$13,482,223	$15,894,296	$16,577,630	$17,715,360	$12.92

Net Operating Income(2)	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42
Replacement Reserves	0	0	0	0	295,000	$0.22
TI / LC	0	0	0	0	1,219,032	$0.89
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32

Occupancy(6)	65.9%	76.6%	85.9%	90.5%	88.7%
NOI Debt Yield	3.2%	5.5%	7.5%	7.2%	9.4%
NCF DSCR	0.61x	1.06x	1.45x	1.40x	1.68x

(1)	Based on the underwritten rent roll dated February 1, 2022.
(2)	The increase from TTM 2/28/2022 Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.
(3)	Underwritten Contractual Rent Steps are underwritten through March 1, 2023.
(4)	Other Income includes overtime HVAC reimbursements and net income from co-working space.
(5)	Event Revenue (net) includes net event revenue, access control fees, and other miscellaneous income.
(6)	TTM 2/28/2022 Occupancy is based on the underwritten rent roll as of February 1, 2022. Underwritten Occupancy is based on the economic occupancy.
■	Appraisal. According to the appraisal, the Bell Works Property has an “as-is” appraised value of $335,200,000 as of January 31, 2022.
■	Environmental Matters. According to the Phase I environmental report dated as of February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation. See “Description of the Mortgage Pool—Environmental Considerations” in the Prospectus.
■	Market Overview and Competition. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. As of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the Professional & Business Services and Education & Health Services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

The Bell Works Property is located in the Central New Jersey Office submarket. As of the third quarter of 2021, the submarket had an inventory of 84,070,150 SF, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 PSF. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 SF of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 PSF.

According to the appraisal, the 2021 population and average household income within a one-, three- and five-mile radius of the Bell Works Property was 1,658, 26,186, and 127,105 and $254,706, $238,948 and $169,488, respectively.

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LOAN #7: BELL WORKS

Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Bell Works	iCIMS, Inc.	Holmdel / NJ	331,378(2)	December 2017(2)	180(2)	$24.96(2)
West Windsor Commons	Bristol Myers Squibb	West Windsor / NJ	117,828	November 2020	90	$35.00
Princeton Forrestal Center	Croda International	Plainsboro / NJ	61,696	April 2020	138	$31.50
250 Industrial Way West	Tyco Submarine Systems	Eatontown / NJ	138,163	October 2019	120	$29.26
The Offices at Metropark	IBM	Edison / NJ	155,000	June 2019	64	$41.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated February 1, 2022.
■	The Borrower. The borrower is Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey limited partnership and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Works Whole Loan.

The borrower leases the Bell Works Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”) under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass-through to the Master Lessee certain historic rehabilitation tax credits (“HTCs”) to which the borrower is entitled as a result of expenditures incurred in connection with the certified rehabilitation of the Bell Works Property, and the HTCs are not collateral for the Bell Works Whole Loan. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a one percent controlling interest in the Master Lessee. The entity which owns 100% of the Managing Member of the Master Lessee has pledged its ownership interest in the Managing Member of the Master Lessee to the lender as collateral for the Bell Works Whole Loan. Pursuant to a subordination, non-disturbance and attornment agreement (the “HTC SNDA”) among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (the “HTC Investor”), the Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Master Lease until the next business day following the fifth anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Bell Works Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”). In addition, pursuant to the HTC SNDA the lender must provide HTC Investor with prior written notice of its intention to commence any enforcement action (such as foreclosure) under the Bell Works Whole Loan documents, the lender must provide HTC Investor with all notices of default under the Bell Works Whole Loan documents, and HTC Investor has a cure period of not less than 10 days with respect to all such defaults. Pursuant to the operating agreement of the Master Lessee, HTC Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to two percent of its paid-in capital contributions to the Master Lessee. Pursuant to a certain put option agreement between the Managing Member of the Master Lessee and the HTC Investor, the HTC Investor has a put option to cause the Managing Member of the Master Lessee to purchase all the HTC Investor’s interests in the Master Lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Put Option”). In addition, HTC Investor has certain rights to replace borrower’s general partner and/or the Managing Member of the Master Lessee, subject to the terms and conditions set forth in the HTC SNDA.

The lender has also agreed that, prior to the HTC Recapture Period Expiration Date, on each due date following the first occurrence of a Trigger Period (as defined below), regardless of the existence of an event of default it will disburse to the Master Lessee any revenues from the Bell Works Property that exceed the sum of (i) base Master Lease rent (a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease), (ii) 1/12th of the estimated annual additional rent under the Master Lease (which is calculated based, in part, on net cash flow generated by the Bell Works Property and is payable annually to the extent of available net cash flow), (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI / LC reserve deposit amount (if any), (v) during a Trigger Period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee (such revenues in excess of the sums set forth in clauses (i)-(vi), the “Excess Revenues”).

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LOAN #7: BELL WORKS

The borrower sponsors and non-recourse carveout guarantors are Ralph Zucker and Jozef Straus. Ralph Zucker is the president of Somerset Development, a Holmdel, New Jersey-based real estate company specializing in new urbanism and traditional neighborhood design. Jozef Straus is a key principal of Adarsan Holdings Limited, a family investment office based in Ottawa, Ontario, Canada. Adarsan Holdings Limited partners with developers and provides management support, strategic guidance and access to a wide network of investment and industry contacts.

■	Escrows. At origination of the Bell Works Whole Loan, the borrower deposited approximately (i) $617,834 into a reserve account for real estate taxes or payment-in-lieu-of-tax payments, (ii) $8,500,000 into a reserve account for tenant improvements and leasing commissions and (iii) $6,778,984 into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $308,917).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Bell Works Whole Loan documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $24,583.

TI / LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $114,289; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount in the tenant improvements and leasing commissions account equals or exceeds $8,500,000.

Put Price Reserve. The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130); provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit will serve as additional collateral for the Bell Works Whole Loan for so long as such letter of credit remains outstanding.

■	Lockbox and Cash Management. The Bell Works Whole Loan is structured with a hard lockbox and springing cash management. The borrower or Master Lessee are required to deliver a tenant direction letter to the existing tenants at the Bell Works Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower, property manager and Master Lessee are required to cause all rents to be deposited directly into a lender approved lockbox account immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to the extent no Trigger Period (as defined below) exists, either (A) prior to the termination of the Master Lease in accordance with the terms and conditions of the Bell Works Whole Loan documents, to or at the direction of Master Lessee, or (B) on and after the termination of the Master Lease, to or at the direction of the borrower. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bell Works Whole Loan documents. Prior to the HTC Recapture Period Expiration Date, (i) all Excess Revenues are required to be disbursed to the Master Lessee (regardless of whether a Trigger Event or event of default has occurred), and (ii) all other funds will be applied in accordance with the Bell Works Whole Loan documents, with any excess after such application to be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan. After the HTC Recapture Period Expiration Date, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bell Works Whole Loan documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Whole Loan.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Bell Works Whole Loan, (ii) the debt yield on or prior to the payment date occurring in April 2023 falling below 6.75%, (iii) the debt yield after the payment date occurring in April 2023 falling below 7.00%, (iv) the occurrence of a Specified Tenant Trigger Period (as defined below), (v) on May 6, 2031 to the extent (x) iCIMS has not extended or renewed its Specified Tenant Lease (as defined below) for a term of at least 5 years and (y) the iCIMS Specified

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LOAN #7: BELL WORKS

Tenant Lease accounts for 10% or more of the total rental income for the Bell Works Property (provided that, if any portion of the Bell Works Property which is the subject of the iCIMS Specified Tenant Lease is subleased to a third-party tenant, and such third-party tenant has entered into a direct agreement with borrower or Master Lessee, as applicable, in form and substance acceptable to lender whereby such third-party tenant’s sublease will continue as a direct lease between such third-party tenant and borrower or Master Lessee, as applicable, following the expiration or termination of the iCIMS Specified Tenant Lease for a term ending not earlier than the date that is three years following the stated maturity date of the Bell Works Whole Loan (i.e., May 6, 2035), then such third-party rent due pursuant to said sublease will reduce the total rent due under the iCIMS Specified Tenant Lease for purposes of the calculations included in this clause (y)).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) and (iii) above, the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters, (c) with respect to clause (iv) above, a Specified Tenant Trigger Period ceasing to exist as set forth below and (d) with respect to clause (v) above, the satisfaction of the Collateral Cure Condition (as defined below).

“Specified Tenant Trigger Period” means a period (A) with regard to the Specified Tenant (as defined below) commencing upon the first to occur of (i) an event of default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) unless (A) the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions or (B) solely with respect to iCIMS, the “dark” portion of the premises consists solely of the approximately 75,000 square feet of the premises demised pursuant to iCIMS’ Specified Tenant Lease that have not been improved or fit out and have not historically been occupied, and (w) iCIMS has not alleged in writing any default by borrower with respect to such portion of the premises, (x) iCIMS has paid and continues to pay full unabated rent, (y) iCIMS Tenant has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises (each a “Permitted Dark Event”), (iii) Specified Tenant gives notice of lease termination, (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency, (vi) failing to extend or renew the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof and with the Bell Works Whole Loan for the applicable Specified Tenant renewal term and (vii) Specified Tenant ceasing to satisfy the Credit Rating Condition; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower or Master Lessee, as applicable, leasing the entire Specified Tenant Space (as defined below)(or applicable portion thereof), the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant Cure Condition” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) subject to Permitted Dark Events, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with its terms for the applicable Specified Tenant renewal term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

A “Specified Tenant” means, as applicable, (i) iCIMS, (ii) any tenant whose lease at the Bell Works Property, individually or when aggregated with all other leases at the Bell Works Property with the same tenant or any affiliates of such tenant, accounts for 15% or more of either (A) the total rental income for the Bell Works Property, or (B) the total square footage of the Bell Works Property, (iii) any other lessee(s) of the Specified Tenant Space (or any

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portion thereof) and (iv) any guarantor(s) of, or persons providing credit support in relation to, the applicable related Specified Tenant Lease(s). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lessee will not be deemed to be a Specified Tenant.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Bell Works Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lease will not be deemed to be a Specified Tenant Lease.

A “Specified Tenant Space” means that portion of the Bell Works Property demised as of the date hereof to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) will be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the date hereof in accordance with the applicable terms and conditions of the Bell Works Whole Loan documents.

A “Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

A “Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

“Collateral Cure Condition” means that borrower has deposited cash into an account with lender, or has delivered to lender a letter of credit, which, in each case, (i) serves as additional collateral for the Bell Works Whole Loan, and (ii) is in an amount determined by lender in its sole but good-faith discretion to be equal to the amount of excess cash flow that would have been deposited into the excess cash flow account pursuant to the terms of the Bell Works Whole Loan documents during the period from May 6, 2031 through and including the May 6, 2032.

■	Property Management. The Bell Works Property is managed by Somerset Holmdel, LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. The Bell Works Whole Loan documents permit, at any time other than the 60 days prior to and following a securitization of the Bell Works Whole Loan, the borrower to record condominium documents whereby it will impose a condominium regime on its fee interest in the Bell Works Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Bell Works Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.
■	Township of Holmdel Library Lease & Note: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower has leased a portion of the Bell Works Property to the Township of Holmdel, New Jersey (the “Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township for “tenant fit-out” through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by borrower for the benefit of the Township. This promissory note does not bear interest and is freely prepayable at any time.
■	Township Escrow: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower was required to escrow certain funds with the Township in order to pay for the Township’s costs in connection with the redevelopment. As of the date of origination of the Bell Works Whole Loan, approximately $96,181 remained in the escrow, which has been collaterally assigned to lender as additional security for the Bell Works Whole Loan.
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■	Solar Panel Leases and Letters of Credit: The borrower is the lessee under three equipment lease agreements with Bank of the West in connection with certain solar panels at the Bell Works Property (the “Solar Panel Leases”). Pursuant to the terms thereof, the borrower has options to purchase the “equipment” (as defined in each Solar Panel Lease) that must each be exercised by no later than December 13, 2022 (the “Solar Panel Lease Purchase Option Deadline”). In connection with the Solar Panel Leases, Bank of the West is the beneficiary under three letters of credit issued by Canadian Imperial Bank of Commerce (the “Solar Panel LOCs”), for which an affiliate of the borrower is the applicant thereunder. There is one Solar Panel LOC associated with each Solar Panel Lease. The borrower has represented in the Bell Works Whole Loan documents that, among other things, on the Solar Panel Lease Purchase Option Deadline, the available amounts under each Solar Panel LOC will exceed the related purchase price under the associated Solar Panel Lease. The Bell Works Whole Loan documents obligate the borrower to timely exercise each Solar Panel Lease purchase option.
■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Bell Works Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Bell Works Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
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Alta Loma
Rancho Cucamonga
Ontario
DoubleTree Ontario
222 North Vineyard Avenue
Ontario, CA 91764
Chaffey Community College
BANYAN ST
210
Hermosa Park
Rancho Cucamonga Central Park
BASE LINE RD
Red Hill Country Club
Terra Vista Town Center
FOOTHILL BLVD
The Plaza Shopping Center
San Antonio Community Hospital
The Epicenter
ARROW RTE
METROLINK
VINEYARD AVE
HAVEN AVE
MILLIKEN AVE
10
E 4TH ST
John Galvin Park
Piemonte at Ontario Center
Citizens Business Bank Arena
Ontario Mills
Marketplace At Ontario Center
Ontario Gateway Center
E HOLT BLVD
E AIRPORT DR
ONTARIO INTERNATIONAL AIRPORT
E MISSION BLVD
S GROVE AVE
S HAVEN AVE
S MILLIKEN AVE
MAP © 2022 CARTIFACT
Burbank
Pasadena
Los Angeles
Ontario
Chino
Corona
Anaheim
Long Beach
Orange
Santa Ana
Irvine
Fullerton
Torrance
Walnut
Eastvale
Norco
Cypress
Lake Forest
Mission Viejo
Aliso Viejo

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Ontario, California	Cut-off Date Principal Balance		$30,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room		$62,240.66
Size (Rooms)	482	Percentage of Initial Pool Balance		4.7%
Total TTM Occupancy as of 3/31/2022	80.1%	Number of Related Mortgage Loans		None
Owned TTM Occupancy as of 3/31/2022	80.1%	Type of Security(2)		Fee
Year Built / Latest Renovation	1982 / 2019	Mortgage Rate		5.36900%
Appraised Value	$133,000,000	Original Term to Maturity (Months)		60
Appraisal Date	2/28/2022	Original Amortization Term (Months)		NAP
Borrower Sponsor	Park Intermediate Holdings LLC	Original Interest Only Period (Months)		60
Property Management(1)	DT Management LLC	First Payment Date		6/6/2022
		Maturity Date		5/6/2027

Underwritten Revenues	$33,278,125
Underwritten Expenses	$24,236,766	Escrows(3)
Underwritten Net Operating Income (NOI)	$9,041,359		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,710,234	Taxes	$0	Springing
Cut-off Date LTV Ratio	22.6%	Insurance	$0	Springing
Maturity Date LTV Ratio	22.6%	Replacement Reserves	$0	Springing
DSCR Based on Underwritten NOI / NCF	5.54x / 4.72x	TI / LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	30.1% / 25.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$29,576,299	98.6%
			Closing Costs	237,124	0.8
			Principal Equity Distribution	186,578	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	The DoubleTree Onatrio Property (as defined below) is managed by DT Management LLC (a 100% owned subsidiary of Hilton Worldwide, Inc.) pursuant to a management contract through December 2035 (plus two, 10-year extension options by mutual agreement).
(2)	The DoubleTree Ontario Mortgage Loan is secured by both the fee interest owned by the borrower, DT Ontario Hotel Partners LLC, and the leasehold interest owned by DT Ontario Hotel Partners Lessee LLC, pursuant to an operating lease. The DoubleTree Ontario Property is leased in its entirety from the fee owner, DT Ontario Hotel Partners LLC, to DT Ontario Hotel Partners Lessee LLC.
(3)	See “—Escrows” below.

■	The Mortgage Loan. The DoubleTree Ontario mortgage loan (the “DoubleTree Ontario Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest and the operating lessee’s leasehold interest in a 482-room hospitality property located in Ontario, California (the “DoubleTree Ontario Property”). The DoubleTree Ontario Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $30,000,000, representing approximately 4.7% of the Initial Pool Balance.

The DoubleTree Ontario Mortgage Loan was originated by Goldman Sachs Bank USA on April 21, 2022. The DoubleTree Ontario Mortgage Loan has a five-year interest-only term and accrues interest at a fixed rate of 5.36900% per annum. The DoubleTree Ontario Mortgage Loan proceeds were used to refinance existing debt on the DoubleTree Ontario Property, pay origination costs and return equity to the borrower sponsor.

The DoubleTree Ontario Mortgage Loan had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The scheduled maturity date of the DoubleTree Ontario Mortgage Loan is the due date in May 2027. Voluntary prepayment of the DoubleTree Ontario Mortgage Loan in whole (but not in part) is permitted on or after the due date in May 2025 without payment of any prepayment premium. In addition, the DoubleTree Ontario Mortgage Loan may be voluntary prepaid in whole (but not in part) at any time on or after the due date in May 2024 with the payment of a yield maintenance premium of at least 1% of the amount prepaid.

■	The Mortgaged Property. The DoubleTree Ontario Property was constructed in 1982 but was operated as a Red Lion Motor Inn until it was converted into a DoubleTree in 1997. In 2001, the DoubleTree Ontario Property completed a $13 million expansion which added a third building with 145 rooms for a total of 484 rooms. The expansion was facilitated by the Ontario Development Authority (ODA), through a land purchase and tax incentives designed to improve the competitiveness of the adjacent convention center. In a subsequent renovation, the DoubleTree Ontario Property’s key count was lowered to 482 to increase the meeting space offerings at the hotel. Between 2017 and 2019, the borrower sponsor spent approximately $12.6 million ($26.1 thousand per key) on renovations for the guestrooms and lobby. The DoubleTree Ontario Property is managed by DT Management LLC (a 100% owned subsidiary of Hilton Worldwide, Inc.) pursuant to a management contract through December 2035 (plus two, 10-year
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extension options by mutual agreement). The DoubleTree Ontario Property contains the largest inventory of rooms and available meeting space in the Ontario hotel submarket and is located within the metropolitan area inland of and adjacent to Los Angeles, known as the Inland Empire. The DoubleTree Ontario Property currently features multiple food and beverage options, approximately 36,727 SF of meeting space, an outdoor pool, a fitness center, and other onsite amenities.

The DoubleTree Ontario Property has shown recovery towards pre-COVID levels. In the second half of 2021, the DoubleTree Ontario Property generated an average monthly RevPAR of $119.19, compared to the second half 2019 levels of $119.81. The DoubleTree Ontario Property also generated a RevPAR penetration index of 144.7 in the trailing 12 months as of March 2022. The DoubleTree Ontario Property’s 2022 budget is expected by the borrower to exceed 2017 levels as RevPAR continues to increase while meeting usage and F&B return to pre-pandemic levels. We cannot assure that the occupancy at the DoubleTree Ontario Property will return to 2017 levels or that RevPAR will increase or not decrease.

Since 2011, the borrower sponsor has invested over $24 million into the DoubleTree Ontario Property. This includes a $12.6 million rooms and lobby renovation that occurred between 2017 and 2019. Over the upcoming five years, the borrower sponsor plans to invest an additional $6 million in various maintenance projects and DoubleTree Ontario Property updates. We cannot assure you such amounts or any amounts will be invested.

The following table presents certain information relating to the 2019 demand analysis with respect to the DoubleTree Ontario Property based on market segmentation, as provided in the appraisal for the DoubleTree Ontario Property:

2019 Accommodated Room Night Demand(1)

Property	Commercial	Meeting and Group	Contract	Leisure
DoubleTree Ontario	35.0%	25.0%	22.0%	18.0%

(1)	Source: Appraisal.

The following table presents certain information relating to the penetration rates relating to the DoubleTree Ontario Property and various market segments, as provided in the appraisal for the DoubleTree Ontario Property:

Penetration Rates(1)

	Occupancy	ADR	RevPAR
2021	121.5%	98.5%	119.6%

(1)	Source: Appraisal.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the DoubleTree Ontario Property:

Historical Occupancy, ADR, RevPAR(1)

	2019	2020	2021	TTM 3/31/2022
Occupancy	91.1%	49.4%	73.6%	80.1%
ADR	$131.66	$121.85	$136.65	$143.57
RevPAR	$119.98	$60.19	$100.58	$114.99

(1)	As provided by the borrower and represents averages for the year ended December 31, unless otherwise specified.

■	COVID-19 Update. As of May 24, 2022, the DoubleTree Ontario Property is open and operating. As of May 24, 2022, no loan modification or forbearance requests have been made on the DoubleTree Ontario Mortgage Loan. The first payment date of the DoubleTree Ontario Mortgage Loan is June 6, 2022.
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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, at the DoubleTree Ontario Property:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per Room
Rooms Revenue	$21,108,576	$10,618,350	$17,694,423	$20,230,287	$19,901,091	$41,289
Food & Beverage Revenue	13,216,403	4,579,070	6,766,598	8,929,376	12,460,378	$25,851
Other Revenue(1)	256,557	157,161	499,891	677,144	916,656	$1,902
Total Revenue	$34,581,536	$15,354,581	$24,960,913	$29,836,806	$33,278,125	$69,042

Rooms Expense	$4,676,579	$2,780,635	$3,823,946	$4,294,623	$4,409,062	$9,147
Food & Beverage Expense	8,258,210	3,001,911	4,772,767	6,062,589	7,785,811	$16,153
Other Expense(2)	1,408,561	1,536,271	1,549,287	1,582,247	1,637,069	$3,396
Total Departmental Expense	$14,343,350	$7,318,817	$10,146,000	$11,939,458	$13,831,942	$28,697
Total Undistributed Expense	8,473,904	5,224,160	6,841,038	7,863,163	8,878,075	$18,419
Total Fixed Expense	1,452,540	521,914	1,012,489	1,238,764	1,526,749	$3,168
Total Operating Expenses	$24,269,794	$13,064,891	$17,999,527	$21,041,385	$24,236,766	$50,284

Net Operating Income(3)	$10,311,742	$2,289,690	$6,961,386	$8,795,421	$9,041,359	$18,758
FF&E(4)	1,383,261	614,183	998,437	1,193,472	1,331,125	$2,762
Net Cash Flow	$8,928,481	$1,675,507	$5,962,949	$7,601,949	$7,710,234	$15,996

Occupancy	91.1%	49.4%	73.6%	80.1%	85.9%
NOI Debt Yield	34.4%	7.6%	23.2%	29.3%	30.1%
NCF DSCR	5.47x	1.03x	3.65x	4.66x	4.72x

(1)	Other Revenue includes parking income and miscellaneous income.
(2)	Other Expense includes parking expenses, miscellaneous expenses, rental equipment, insurance and other non-operating expenses.
(3)	The increase in Underwritten Net Operating Income compared to 2021 Net Operating Income is primarily attributable to occupancy and Food & Beverage returning to pre-COVID levels, and the Property beginning to charge for onsite parking as of September 2021.
(4)	FF&E contributions equal 4% of total operating revenue.
■	Appraisal. According to the appraisal, the DoubleTree Ontario Property had an “as-is” appraised value of $133,000,000 as of February 28, 2022.
■	Environmental Matters. According to a Phase I environmental report dated March 15, 2022, there are no recognized environmental conditions or recommendations for further action at the DoubleTree Ontario Property.
■	Market Overview and Competition. The DoubleTree Ontario Property is located within the Los Angeles-Long Beach, CA market and Ontario submarket. Within 5 miles of the DoubleTree Ontario Property, there are an estimated over 360,000 people with an estimated average household income of $99,155. The 2021 per capita personal income in the market is approximately $57,000. In the Ontario hotel market, RevPAR fell from $92.07 in 2019 to $44.45 in 2020, during the peak of COVID lockdowns.

The City of Ontario is located approximately 35 miles east of downtown Los Angeles in San Bernadino County between three major highways (Interstate 15, Interstate 10, and State Route 60). The DoubleTree Ontario Property is located less than one mile from the Ontario Airport and is immediately adjacent to the Ontario Convention Center. Other local attractions include: Ontario Mills Outlet Mall, an Arnold Palmer-designed Empire Lakes golf course, NHL and NBA minor league games, professional indoor MASL soccer matches, music concerts, and other entertainment events at Toyota Arena, NASCAR races at Auto Club Speedway and the Glen Helen Amphitheater.

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The following table presents certain information relating to the primary competition for the DoubleTree Ontario Property:

Competitive Set

Property	Number of Rooms	2021 Occupancy	2021 ADR	2021 RevPAR
DoubleTree Ontario	482	73.6%	$136.65	$100.58

Competitive Set(1)
Embassy Suites Ontario Airport	175	70% - 75%	$160 - $170	$115 - $120
Holiday Inn Ontario Airport	180	65% - 70%	$130 - $140	$90 - $95
Ontario Gateway Hotel (Delta Conversion)(2)	299	N/A	N/A	N/A
Sheraton Ontario Airport	165	55% - 60%	$125 - $130	$70 - $75
Total / Wtd. Avg. Competitive Set		69.8%	$139.06	$97.02

(1)	Source: Appraisal.
(2)	The Ontario Gateway Hotel (Delta Conversion) competitive property was closed for renovation in 2021.
■	The Borrower. The borrower is DT Ontario Hotel Partners LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree Ontario Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the DoubleTree Ontario Mortgage Loan is Park Intermediate Holdings LLC.
■	Escrows. Tax Reserve - On each due date, the borrower or operating lessee is required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such tax reserve will be conditionally waived to the extent (i) the equivalent deposits are paid by the borrower or operating lessee directly to an approved property manager pursuant to an approved property management agreement, (ii) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with an approved property manager in the applicable reserve account, (iii) an approved property management agreement is in full force and effect and is not subject to any default by the operating lessee beyond any applicable grace or notice and cure period, and (iv) the borrower provides the lender with evidence, prior to the applicable delinquency date, that all property taxes have been paid (collectively, the “Carrying Cost Reserve Waiver Conditions”).

Insurance Reserve - On each due date, the borrower is required to fund 1/12 of the insurance premiums for the policies required under the DoubleTree Ontario Mortgage Loan documents that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve will be conditionally waived to the extent (i) the borrower maintains a blanket policy meeting the requirements of the DoubleTree Ontario Mortgage Loan documents, or (ii) the Carrying Cost Reserve Waiver Conditions are satisfied with respect to insurance premiums.

FF&E Reserve – On each due date, the borrower is required to fund a reserve for furniture, fixtures and equipment in an amount equal to the greater of (a) the monthly amount required to be reserved pursuant to an approved management agreement for the replacement of furniture, fixtures and equipment or (b) 1/12 of 4% of the operating income of the DoubleTree Ontario Property for the previous 12 month period as determined on the anniversary of the last day of the calendar month in which the origination date occurs; provided, however, such FF&E reserve will be conditionally waived to the extent (i) the equivalent deposits are paid by the borrower or operating lessee directly to an approved property manager pursuant to an approved management agreement, (ii) the borrower provides the lender with satisfactory evidence that such amounts have been reserved with an approved property manager in the applicable reserve account and (iii) an approved management agreement is in full force and effect and is not subject to any default by the operating lessee beyond any applicable grace or notice and cure period.

■	Lockbox and Cash Management. The DoubleTree Ontario Mortgage Loan is structured without a lockbox and with springing cash management. For so long as an approved property management agreement is in effect that allows for a similar arrangement of handling cash flow from the DoubleTree Ontario Property, all cash proceeds received by the borrower or the operating lessee or by an approved property manager on behalf of the borrower or the operating lessee from credit card transactions, all cash revenues and all other amounts are required to be deposited into an operating account (the “Operating Account”) or reserve accounts for furniture, fixtures and equipment or basic carrying costs, as appropriate, maintained by and under the control of an approved property manager in accordance with the terms of an approved management agreement. Upon the effective date of the termination of an approved property manager, (i) all such cash proceeds received by the borrower or operating
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lessee or an approved property manager on behalf of the borrower or operating lessee are required to be deposited into a lender-controlled cash management account, and (ii) only the lender will have the right to access and direct the disbursement or transfer of the amounts in the Operating Account, in either instance until a replacement property management agreement has been entered into accordance with the DoubleTree Ontario Mortgage Loan documents that allows for a similar arrangement of handling cash flow from the DoubleTree Ontario Property and has established a replacement Operating Account and reserve accounts. To the extent a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents is continuing, at least once a month any approved property manager is required to remit all monthly amounts to which the borrower or operating lessee is entitled pursuant to an approved management agreement to the cash management account. To the extent a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents is not continuing, any approved property manager may maintain all amounts attributable to the DoubleTree Ontario Property in the Operating Account or transfer any amounts to which the borrower or operating lessee is otherwise entitled to a distribution account (the “Distribution Account”) maintained by the operating lessee, in either case, as agreed to between the borrower or operating lessee (as applicable) and the approved property manager. So long as no event of default is continuing, the operating lessee may withdraw amounts from the Distribution Account to pay bona fide property expenses (to the extent not otherwise paid from the Operating Account or applicable reserve accounts). During the continuance of a DoubleTree Ontario Trigger Period or event of default under the DoubleTree Ontario Mortgage Loan documents, all amounts contained in the Distribution Account will be remitted to the cash management account.

During the continuance of a DoubleTree Ontario Trigger Period (or an event of default under the DoubleTree Ontario Mortgage Loan at the lender’s election), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the DoubleTree Ontario Mortgage Loan.

A “DoubleTree Ontario Trigger Period” means each period (a)(i) commencing when the debt yield (as calculated under the DoubleTree Ontario Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 10%, and (ii) ending when the debt yield (as calculated under the DoubleTree Ontario Mortgage Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 10%, (b) (i) commencing if and when the financial reports required under the DoubleTree Ontario Mortgage Loan documents are not delivered to the lender as and when required, subject to applicable notice and cure periods and (ii) ending when such reports are delivered and they indicate, in fact, that no DoubleTree Ontario Trigger Period is ongoing pursuant to clause (a) above, and (c)(i) commencing when an approved management agreement is not in full force and effect and (ii) ending when a replacement management agreement is entered into in accordance with the terms contained in the DoubleTree Ontario Mortgage Loan documents.

■	Property Management. The DoubleTree Ontario Property is managed by DT Management LLC, a subsidiary of Hilton Worldwide, Inc.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.
■	Release of Collateral. Not Permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the DoubleTree Ontario Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.
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LOAN #9: ONE WILSHIRE

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LOAN #9: ONE WILSHIRE

One Wilshire
624 South Grand Avenue
Los Angeles, CA 90017
BUNKER HILL
FINANCIAL DISTRICT
SOUTH PARK
FASHION DISTRICT
REGIONAL CONNECTOR
UNDER CONSTRUCTION
LA STREETCAR
FUTURE
Los Angeles
Pacific Ocean
Burbank
Pasadena
Santa Monica
Long Beach
Walt Disney Concert Hall
Bank of America Plaza
Union Bank Plaza
Citigroup Center
400 South Hope
US Bank Tower
Wells Fargo Center
California Plaza
350 Grand
Richard J. Riordan Central Library
Figueroa at Wilshire
707 Wilshire
FIGat7th
The Bloc
Gas Co Tower
Millennium Biltmore
Pershing Square
Metro 417
L.A. Live
Crypto.com Arena
Grand Hope Park
FIDM
Federal Reserve Bank
California Market Center
MOCA
The Broad
110
MAP © 2022 CARTIFACT

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LOAN #9: ONE WILSHIRE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		GSMC
Location (City / State)	Los Angeles, California	Cut-off Date Balance(1)		$23,250,000
Property Type	Office	Cut-off Date Balance per SF(2)		$588.39
Size (SF)	661,553	Percentage of Initial Pool Balance		3.7%
Total Occupancy as of 11/1/2021	87.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2021	87.3%	Type of Security		Fee
Year Built / Latest Renovation	1967 / 1992	Mortgage Rate		2.77600%
Appraised Value	$913,000,000	Original Term to Maturity (Months)(3)		120
Appraisal Date	11/5/2021	Original Amortization Term (Months)		NAP
Borrower Sponsor	TechCore, LLC	Original Interest Only Period (Months)(3)		120
Property Management	GI Property Manager (CA) Inc.	First Payment Date Anticipated Repayment Date		2/6/2022 1/6/2032
		Final Maturity Date		1/6/2035

Underwritten Revenues	$54,609,882
Underwritten Expenses	$17,099,493	Escrows(4)
Underwritten Net Operating Income (NOI)	$37,510,389		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$36,919,391	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	42.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	42.6%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	3.42x / 3.37x	TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$389,250,000	100.0%	Principal Equity Distribution	$197,558,597	50.8%
			Loan Payoff	190,909,806	49.0
			Closing Costs	781,598	0.2
Total Sources	$389,250,000	100.0%	Total Uses	$389,250,000	100.0%

(1)	The One Wilshire Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.
(2)	Calculated based on the aggregate outstanding principal balance of the One Wilshire Whole Loan (as defined below). See “—The Mortgage Loan” below.
(3)	The One Wilshire Whole Loan is structured with an anticipated repayment date (“ARD”) of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, the interest rate will be revised to 3.0% over the greater of (x) 2.77600% and (y) the term SOFR rate in effect on the ARD, pursuant to the One Wilshire Whole Loan documents. The Mortgage Loan Information presented in the tables above are calculated based on the ARD.
(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “One Wilshire Mortgage Loan”) is part of a whole loan (the “One Wilshire Whole Loan”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000. The One Wilshire Whole Loan is secured by a first deed of trust encumbering the borrower’s fee interest in a 661,553 SF building comprised of data center and office space located in downtown Los Angeles, California (the “One Wilshire Property”). The One Wilshire Mortgage Loan, which is evidenced by the non-controlling note A-5, has an outstanding principal balance as of the Cut-off Date of $23,250,000 and represents approximately 3.7% of the Initial Pool Balance.

The One Wilshire Whole Loan, which accrues interest at an initial rate of 2.77600% per annum (the “Initial Interest Rate”), was originated by Goldman Sachs Bank USA on December 22, 2021, had an aggregate original principal balance of $389,250,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

The One Wilshire Whole Loan has a 10-year interest-only term through the anticipated repayment date of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, through and including January 6, 2035, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 3.0% over the greater of (x) 2.77600%, and (y) the term SOFR rate in effect on the ARD; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” For the period from the origination date through the ARD, the One Wilshire Whole Loan will accrue interest at the Initial Interest Rate. Voluntary prepayment of the One Wilshire Whole Loan in whole (but not in part) is permitted on or after the open prepayment date occurring in July 2031 without payment of any prepayment premium. Defeasance of the One Wilshire Whole Loan in whole (but not in part) is permitted at any time after the second anniversary of the Closing Date.

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LOAN #9: ONE WILSHIRE

The table below summarizes the promissory notes that comprise the One Wilshire Whole Loan. The relationship between the holders of the One Wilshire Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2022-B32	Yes
A-2	80,000,000	80,000,000	Benchmark 2022-B33	No
A-3	85,000,000	85,000,000	Benchmark 2022-B34	No
A-4	111,000,000	111,000,000	Benchmark 2022-B35	No
A-5	23,250,000	23,250,000	CGCMT 2022-GC48	No
Total	$389,250,000	$389,250,000

■  The Mortgaged Property. The One Wilshire Property is a 30-story office building with a total rentable area of 661,553 SF (664,248 SF inclusive of the parking floors) located on an approximately 1.36-acre site at 624 South Grand Avenue in Los Angeles, California. The One Wilshire Property was originally constructed in 1967 and renovated in 1992. Additionally, there is also a 491 space five-level subterranean parking garage with 14 additional surface parking spaces. As of November 1, 2021, the One Wilshire Property was 87.3% leased to a variety of tenants, the largest being CoreSite.

The largest tenant, CoreSite (176,685 SF; 26.7% of net rentable area; 40.5% of underwritten base rent), currently operates 24 data centers across eight markets in the United States. CoreSite provides hybrid IT solutions that empower enterprises, cloud, network, and IT service providers to monetize and future-proof their digital business. CoreSite has been at the One Wilshire Property since 2007 and currently leases 35 suites. CoreSite extended its lease in August 2017. CoreSite’s lease expires in July 2029 and features three, five-year extension options, each with 270-day notice periods. On December 28, 2021, it was announced that American Tower Corporation, a telecommunication infrastructure focused REIT, had finalized its acquisition of CoreSite. CoreSite is now a subsidiary of American Tower Corporation and no information has been provided that there will be any proposed changes to the legal entity operating at the One Wilshire Property and on the relevant leases. CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, a borrower sponsor affiliate, which brings its total footprint at the One Wilshire Property to 187,533 SF (28.3% of net rentable area).

The second largest tenant, Musick Peeler (106,475 SF; 16.1% of net rentable area; 8.4% of underwritten base rent), is a national law firm that offers representation in a wide variety of legal matters, including appellate, banking and finance, corporate, business and technology, intellectual property, real estate, and trusts & estates and delivers legal services across the globe. Musick Peeler is a member of Ally Law, an alliance of international law firms. Musick Peeler has been at the One Wilshire Property since 1997 and expanded its space in 2004.

The third largest tenant, Verizon Global Networks (through its affiliated entities) (61,881 SF; 9.4% of net rentable SF; 13.4% of underwritten base rent) (“Verizon”) formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Verizon is headquartered in New York City and in 2020 generated revenues of approximately $128.3 billion. Verizon offers voice, data and video services and solutions on its networks and platforms, focusing on customers’ demand for mobility, reliable network connectivity, security and control. Verizon has been at the One Wilshire Property since August 1982 and expanded its space in 1986, 1990, 1998, 2003, and 2012.

■	COVID-19 Update. As of May 24, 2022, the One Wilshire Property was open and operating. Rent collections for the One Wilshire Property were 99.3% and 99.8% for February 2022 and March 2022, respectively. There has been no rent relief requested but the following tenants did not pay base rent in February 2022 and March 2022 and are currently in bankruptcy (and excluded from the underwritten cash flows): (i) Starving Student Catering and (ii) Spectrum Link. As of May 24, 2022, no loan modification or forbearance requests have been made on the One Wilshire Whole Loan. The March debt service payment was made. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
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LOAN #9: ONE WILSHIRE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One Wilshire Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
CoreSite(4)	NR/NR/NR	176,685	26.7%	$17,276,987	40.5%	$97.78	7/31/2029	3, 5-year options
Verizon Global Networks(5)	NR/NR/NR	61,881	9.4	5,728,129	13.4	$92.57	Various	2, 5-year options
CenturyLink Communications, LLC(6)	NR/NR/NR	56,251	8.5	5,436,204	12.7	$96.64	Various	2, 5-year options
Musick Peeler	NR/NR/NR	106,475	16.1	3,577,352	8.4	$33.60	10/31/2023	1, 5-year option
Zayo	NR/NR/NR	32,017	4.8	1,788,285	4.2	$55.85	10/31/2033	2, 10-year options
Crown Castle(7)	NR/NR/NR	26,361	4.0	1,567,052	3.7	$59.45	Various	2, 5-year options
Crowell, Weedon	NR/NR/NR	43,301	6.5	1,463,883	3.4	$33.81	12/31/2024	1, 5-year option
GI TC One Wilshire Services (MMR Operated by CoreSite)	NR/NR/NR	10,848	1.6	1,153,482	2.7	$106.33	7/31/2031	None
China Telecom	NR/NR/NR	11,066	1.7	652,605	1.5	$58.97	9/30/2022	1, 5-year option
MPower Communications	NR/NR/NR	7,427	1.1	616,557	1.4	$83.02	3/31/2030	1, 5-year option
Ten Largest Owned Tenants		532,312	80.5%	$39,260,536	91.9%	$73.75
Remaining Owned Tenants		45,017	6.8	3,441,496	8.1	$76.45
Vacant Spaces (Owned Space)		84,224	12.7	NAP	NAP	NAP
Totals / Wtd. Avg. All Owned Tenants		661,553	100.0%	$42,702,032	100.0%	$73.96

(1)	Based on the underwritten rent roll dated November 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.
(4)	CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, which brings its total footprint at the One Wilshire Property to 187,533 SF.
(5)	Verizon Global Networks leases 24,283 SF expiring July 31, 2029, 18,835 SF expiring December 14, 2026, 7,905 SF expiring December 14, 2023, 4,698 SF expiring August 21, 2030, 3,907 SF expiring July 15, 2025, 2,253 SF expiring April 30, 2025 and antenna space expiring July 31, 2022.
(6)	CenturyLink Communications, LLC (through affiliated leases) leases 35,925 SF expiring December 31, 2025, 10,318 SF expiring April 30, 2023 and 10,008 SF expiring November 30, 2026. CenturyLink Communications, LLC has the one-time right to reduce its space at the One Wilshire Property by 7,445 SF on June 30, 2023 with nine months' notice and payment of a reduction fee.
(7)	Crown Castle leases 14,199 SF expiring December 31, 2025 and 12,162 SF on a month to month basis.

The following table presents certain information relating to the lease rollover schedule at the One Wilshire Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	12,162	1.8%	1.8%	$370,342	0.9%	$30.45	6
2022	21,101	3.2	5.0%	1,393,624	3.3	$66.05	10
2023	137,204	20.7	25.8%	6,238,286	14.6	$45.47	15
2024	46,163	7.0	32.7%	1,645,896	3.9	$35.65	8
2025	63,034	9.5	42.3%	5,770,068	13.5	$91.54	16
2026	38,052	5.8	48.0%	3,488,714	8.2	$91.68	8
2027	0	0.0	48.0%	0	0.0	$0.00	1
2028	0	0.0	48.0%	0	0.0	$0.00	0
2029	200,968	30.4	78.4%	19,494,511	45.7	$97.00	36
2030	15,780	2.4	80.8%	1,358,824	3.2	$86.11	4
2031	10,848	1.6	82.4%	1,153,482	2.7	$106.33	1
2032	0	0.0	82.4%	0	0.0	$0.00	0
2033 & Thereafter	32,017	4.8	87.3%	1,788,285	4.2	$55.85	5
Vacant	84,224	12.7	100.0%	0	NAP	NAP	NAP
Total / Wtd. Avg.	661,553	100.0%		$42,702,032	100.0%	$73.96	110

(1)	Based on the underwritten rent roll dated November 1, 2021.
(2)	Lease Expiration Schedule is based on the lease expiration dates of all direct leases in place.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule. See “—The Mortgaged Property” above.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

The following table presents certain information relating to historical occupancy at the One Wilshire Property:

Historical Leased %(1)

2019	2020	As of 11/1/2021
90.3%	89.4%	87.3%

(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.
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■  Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Wilshire Property:

Cash Flow Analysis

	2019	2020	T-12 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent(1)	$38,070,245	$40,022,711	$40,990,035	$42,702,032	$64.55
Reimbursements	2,522,775	3,320,201	3,668,783	3,725,129	$5.63
Vacancy & Credit Loss	(968,281)	(195,262)	(336,103)	(7,120,420)	($10.76)
Other Income(2)	7,507,780	7,717,265	7,842,263	8,182,721	$12.37
Gross Up Vacancy	0	0	0	7,120,420	$10.76
Effective Gross Income	$47,132,520	$50,864,916	$52,164,978	$54,609,882	$82.55
Total Operating Expenses	15,521,713	16,294,726	16,537,821	17,099,493	$25.85
Net Operating Income	$31,610,806	$34,570,190	$35,627,157	$37,510,389	$56.70
TI / LC	0	0	0	471,918	$0.71
Capital Expenditures	0	0	0	119,080	$0.18
Net Cash Flow	$31,610,806	$34,570,190	$35,627,157	$36,919,391	$55.81

Occupancy(3)	90.3%	89.4%	87.3%	88.8%
NOI Debt Yield	8.1%	8.9%	9.2%	9.6%
NCF DSCR	2.89x	3.16x	3.25x	3.37x

(1)	Underwritten Base Rent is based on the underwritten rent roll as of November 1, 2021.
(2)	Other Income includes Conduit, Generator, Condenser Water, Fluid Chiller, Junction Box, Roof & Antenna, Meet-Me-Room, Parking and Storage.
(3)	T-12 9/30/2021 Occupancy is based on the underwritten rent roll as of November 1, 2021. Underwritten Occupancy represents economic occupancy.
■	Appraisal. According to the appraisal, the One Wilshire Property had an “as-is” appraised value of $913,000,000 as of November 5, 2021.
■	Environmental Matters. According to a Phase I environmental report dated December 3, 2021, there are no recognized environmental conditions or recommendations for further action at the One Wilshire Property.

■  Market Overview and Competition. The One Wilshire Property is located in Los Angeles County in the Los Angeles-Long Beach-Anaheim metropolitan statistical area (“MSA”). Los Angeles County is the most populous county in the United States with a 2010 U.S. Census population of 9,818,605 and also has one of the largest economies in the world. Los Angeles is the sixth largest data center market in the United States by square footage. Los Angeles also benefits from a large number of technology, government, financial, and defense companies with large presences in the market.

The One Wilshire Property is within the financial district of Downtown Los Angeles central business district submarket. The downtown Los Angeles central business district submarket is home to a number of professional services companies including law firms, insurance companies and consulting firms. Notable companies with a presence in the area include Deloitte, Charles Schwab, Boston Consulting Group, Spotify and CBRE. The Downtown Los Angeles County office submarket reported a vacancy level of 21.3% and average office asking rent of $41.70 per square foot as of the third quarter of 2021. The Los Angeles County office market reported a vacancy level of 19.2% and average office rents of $43.85 per square foot as of the third quarter of 2021.

According to the appraisal, the 2020 population, population growth from 2010-2020 and average household income are presented in the chart below:

	Los Angeles City	Los Angeles County	LA-Long Beach-Anaheim MSA
Population	3,967,152	10,173,432	13,403,861
Population Growth	4.60%	3.61%	4.48%
Average Household Income	$97,592	$101,935	$107,748
■	The Borrower. The borrower is GI TC One Wilshire, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Wilshire Whole Loan. The non-recourse carve-out guarantor is TechCore, LLC (“TechCore”), a joint venture between GI Partners (“GI”) and the California Public Employees’ Retirement System (“CalPERS”). GI is the manager of TechCore and fund manager. CalPERS is the non-controlling member. TechCore is an investment vehicle that invests in technology-advantaged real estate in the United States, including data centers,
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LOAN #9: ONE WILSHIRE

internet gateways, and corporate campuses for technology tenants, and life science properties located in primary MSAs, leased to industry leading tenants.

■	Escrows. On the origination date of the One Wilshire Whole Loan, the borrower was not required to deposit reserves.

On each due date, the borrower is required to fund the following reserves with respect to the One Wilshire Whole Loan: (i) a tax reserve in an amount equal to one-twelfth of the reasonably estimated annual real estate taxes unless the borrower timely pays such taxes, promptly provides to the lender evidence of such payment reasonably acceptable to the lender and there is no continuing material event of default for a period in excess of 30 or more consecutive days; (ii) an insurance reserve in an amount equal to one-twelfth of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the One Wilshire Whole Loan documents and the borrower provides proof of payment of the applicable insurance premiums; and (iii) during the continuance of a One Wilshire Cash Sweep Period (as defined below), a capital expenditures reserve in an amount equal to approximately $9,923 in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the capital expenditures reserve for capitalized expenditures (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements) at the One Wilshire Property in accordance with the One Wilshire Whole Loan documents.

CoreSite Funds Reserve - Within 30 days after a binding decision is made in relation to the pending arbitration with tenant CoreSite regarding certain disputed prior CAM charges of approximately $1.8 million, the borrower is required to (a) provide the lender with written evidence of such decision and (b) to the extent the annual underwritable cash flow is less than the origination date net operating income (“NOI”) as of such date as a result of the decision from the related arbitration or any amendments to the leases entered with CoreSite as a consequence of the decision from the related arbitration, deposit with the lender into a CoreSite funds reserve an amount equivalent to the difference between the CoreSite underwritten annual expense reimbursements and the amount of any reduced annual expense reimbursements to be paid by CoreSite for the immediately subsequent 12 month period under the terms of its leases (the "Required Minimum Balance"). To the extent the amount of annual expense reimbursements to be paid by CoreSite are subject to adjustment under the terms of its leases, the borrower will deposit with the lender within 30 days of any adjustment any shortfall such that the balance maintained in the CoreSite funds reserve is always equal to Required Minimum Balance.

Operating Expense Funds Reserve - The borrower is required to deposit into an operating expense funds reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest period in accordance with the One Wilshire Whole Loan documents. The lender is required to disburse the operating expense funds to the borrower to pay approved operating expenses and approved extraordinary expenses upon the borrower's request (which such request must be accompanied by an officer's certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense will be paid with the requested disbursement).

Lease Sweep Reserve - The borrower is required to deposit into a lease sweep reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to approximately $41,347 for leasing expenses in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the lease sweep reserve for leasing space at the One Wilshire Property pursuant to leases entered into in accordance with the One Wilshire Whole Loan documents, including leasing commissions, concessions and improvements in accordance with the One Wilshire Whole Loan documents.

Excess Cash Flow Reserve - The borrower is required to deposit into an excess cash flow reserve during the continuance of a One Wilshire Cash Sweep Period, any excess cash flow in accordance with the One Wilshire Whole Loan documents. Amounts are disbursed from the excess cash flow reserve in accordance with the One Wilshire Whole Loan documents.

■	Lockbox and Cash Management. The One Wilshire Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One Wilshire Property and all other money received by the borrower or the property manager with respect to the One Wilshire Property to be deposited into the lockbox account within two business days of receipt. On each business day during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. To the extent no One Wilshire Cash
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LOAN #9: ONE WILSHIRE

Sweep Period is continuing, all funds in the lockbox account are required to be transferred to the borrower’s operating account.

Prior to the ARD, on each due date during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Whole Loan, all funds on deposit in the cash management account after the application of such funds in accordance with the One Wilshire Whole Loan documents are required to be held by the lender in the excess cash flow reserve as additional collateral for the One Wilshire Whole Loan and disbursed in accordance with the One Wilshire Whole Loan documents. If the One Wilshire Whole Loan is not paid by the ARD, from and after the ARD, the One Wilshire Whole Loan will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred. After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the One Wilshire Whole Loan, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the One Wilshire Whole Loan until the other indebtedness has been reduced to zero.

A “One Wilshire Cash Sweep Period” means a period (i) commencing upon any of (a) an event of default, (b) the debt yield falling below 7.0% as of the end of any fiscal quarter (each, a "Debt Yield Cash Sweep Trigger Event"), or (c) the ARD; and (ii) expiring upon (x) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (a) above, the cure or waiver (if applicable) of such event of default, (y) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (b) above, at such time as the debt yield has equaled or exceeded 7.0% for two consecutive fiscal quarters or, to the extent the borrower provides evidence that the sole reason a Debt Yield Cash Sweep Trigger Event occurs is a vacating data center underwriting adjustment or a vacating non-data center underwriting adjustment, each as more particularly described in the One Wilshire Mortgage Loan documents, the amount of funds deposited in the excess cash flow account as a result of the related Debt Yield Cash Sweep Trigger Event is equal to the applicable Excess Cash Flow Account Threshold Amount (as defined below) or (z) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (c) above, the payment in full of the outstanding One Wilshire Whole Loan. Notwithstanding the foregoing, a One Wilshire Cash Sweep Period will not be deemed to expire in the event that a One Wilshire Cash Sweep Period then exists for any other reason.

“Excess Cash Flow Account Threshold Amount” means, (i) in the case of a vacating data center underwriting adjustment, $15.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating data center underwriting adjustment, and (ii) in the case of a vacating non-data center underwriting adjustment, $75.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating non-data center underwriting adjustment.

■	Property Management. The One Wilshire Property is managed by GI Property Manager (CA) Inc., a Delaware corporation, a third party management company and an affiliate of the borrower sponsor.
■	Current Mezzanine or Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.
■	Release of Collateral. Not permitted.
■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the One Wilshire Property. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-88

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Walmart
Neighborhood Market
Walmart Neighborhood Market – Houma (Park), LA

CVS/pharmacy
CVS – Auburn (Opelika), AL

FAMILY
DOLLAR
Family Dollar – Cuyahoga Falls (Bailey), OH

Pick 'n Save
Pick 'n Save – Sun Prairie (Main), WI

Schnucks
Schnucks – Love's Park (Harlem), IL

DOLLAR TREE
Dollar Tree – Des Plaines (Rand), IL

PNC BANK
PNC Bank – Clarendon Hills (Holmes), IL

publix
Publix – Dectaur (Point), AL

B-89

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Pierre
Sioux Falls
Milwaukee
Chicago
Omaha
Cheyenne
Denver
Kansas City
St. Louis
Indianapolis
Cincinnati
Louisville
Detroit
Cleveland
Pittsburgh
Columbus
Buffalo
Boston
New York
Philadelphia
Baltimore
Washington, D.C.
Norfolk
Raleigh
Charlotte
Nashville
Memphis
Little Rock
Oklahoma City
Santa Fe
Dallas
Jackson
Atlanta
Houston
San Antonio
New Orleans
Atlantic Ocean

ExchangeRight Net Leased Portfolio #55

	PROPERTY NAME	ADDRESS	CITY	STATE	ZIP CODE
1	Walmart Neighborhood Market - Prairieville (Airline), LA	15047 Airline Highway	Prairieville	Louisiana	70769
2	Pick N Save - Sun Prairie (Main), WI	640 East Main Street	Sun Prairie	Wisconsin	53590
3	Schnucks - Love's Park (Harlem), IL	1810 Harlem Road	Loves Park	Illinois	61111
4	Walmart Neighborhood Market - Thibodaux (Main), LA	224 West Main Street	Thibodaux	Louisiana	70301
5	Walmart Neighborhood Market - Houma (Park), LA	6411 West Park Avenue	Houma	Louisiana	70364
6	Publix - Decatur (Point), AL	2934 Point Mallard Parkway Southeast	Decatur	Alabama	35603
7	PNC Bank - Clarendon Hills (Holmes), IL	300 Holmes Avenue	Clarendon Hills	Illinois	60514
8	Walmart Neighborhood Market - New Iberia (Parkview), LA	1201 Parkview Drive	New Iberia	Louisiana	70563
9	Walmart Neighborhood Market - Opelousas (Union), LA	2310 South Union Street	Opelousas	Louisiana	70570
10	Walmart Neighborhood Market - Meraux (Archbishop), LA	2500 Archbishop Philip M. Hannan Boulevard	Meraux	Louisiana	70075
11	CVS Pharmacy - Auburn (Opelika), AL	1498 Opelika Road	Auburn	Alabama	36830
12	Huntington Bank- Clarksburg (Pike), WV	230 West Pike Street	Clarksburg	West Virginia	26301
13	CVS Pharmacy - Grand Rapids (Fuller), MI	1155 Fuller Avenue Northeast	Grand Rapids	Michigan	49503
14	O'Reilly Auto Parts - Madison (Commerce), WI	416 Commerce Drive	Madison	Wisconsin	53719
15	U.S. Bank - Northlake (North), IL	26 North Avenue	Northlake	Illinois	60164
16	CVS - Tullahoma (Jackson), TN	1351 North Jackson Street	Tullahoma	Tennessee	37388
17	7-Eleven- La Grange (Ogden), IL	9600 East Ogden Avenue	La Grange	Illinois	60525
18	U.S. Bank - Elk Grove Village (Devon), IL	1100 West Devon Avenue	Elk Grove Village	Illinois	60007
19	Sherwin Williams - Marysville (Fifth), OH	702 East 5th Street	Marysville	Ohio	43040
20	O'Reilly - Owensboro (Bold Forbes), KY	3200 Bold Forbes Way	Owensboro	Kentucky	42303
21	PNC Bank - Aurora (Galena), IL	1977 West Galena Boulevard	Aurora	Illinois	60506
22	NAPA Auto Parts - Downers Grove (Ogden), IL	901 Ogden Avenue	Downers Grove	Illinois	60515
23	Family Dollar - Cuyahoga Falls (Bailey), OH	1641 Bailey Road	Cuyahoga Falls	Ohio	44221
24	Dollar General - Lewiston (Sabattus), ME	1079 Sabattus Street	Lewiston	Maine	4240
25	U.S. Bank - Niles (Dempster), IL	8500 West Dempster Street	Niles	Illinois	60714
26	Dollar Tree - Des Plaines (Rand), IL	1507 Rand Road	Des Plaines	Illinois	60016
27	Dollar General - Odessa (University), TX	10521 West University Boulevard	Odessa	Texas	79764
28	Dollar General - Weber City (Hwy 23), VA	2000 Main Street	Weber City	Virginia	24290
29	Dollar General- Springtown (Highway), TX	4405 East Highway 199	Springtown	Texas	76082
30	Sherwin Williams - Champaign (Marketview), IL	702 West Marketview Drive	Champaign	Illinois	61822
31	Dollar General - Holly (Saginaw), MI	514 North Saginaw Street	Holly	Michigan	48442
32	Dollar General - Dyer (Sheffield), IN	1620 Sheffield Avenue	Dyer	Indiana	46311
33	Dollar General - Lubbock (University), TX	9604 University Avenue	Lubbock	Texas	79423
34	Citizens Bank - Wilmington (Marsh), DE	1620 Marsh Road	Wilmington	Delaware	19803

B-90

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	34	Loan Seller		CREFI
Location (City / State)(1)	Various / Various	Cut-off Date Balance(3)		$22,340,000
Property Type	Retail	Cut-off Date Balance per SF(2)(3)		$138.91
Size (SF)	747,953	Percentage of Initial Pool Balance		3.5%
Total Occupancy as of 6/1/2022	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 6/1/2022	100.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		4.58000%
Appraised Value(1)	$195,600,000	Original Term to Maturity (Months)		120
Appraisal Date	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	ExchangeRight Real Estate, LLC	Original Interest Only Period (Months)		120
Property Management	NLP Management, LLC	First Payment Date		6/1/2022
		Maturity Date		5/1/2032
Underwritten Revenues	$10,181,784
Underwritten Expenses	$254,545	Escrows(4)
Underwritten Net Operating Income (NOI)	$9,927,240		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,815,047	Taxes	$387,576	$129,192
Cut-off Date LTV Ratio(2)	53.1%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	53.1%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	2.06x / 2.03x	TI / LC	$1,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.4%	Other(5)	$380,760	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$103,900,000	50.8%	Purchase Price(6)	$197,829,395	96.7%
Principal New Cash Contribution	100,606,605	49.2	Closing Costs	4,408,873	2.2
			Upfront Reserves	2,268,336	1.1
Total Sources	$204,506,605	100.0%	Total Uses	$204,506,605	100.0%

(1)	See the “Portfolio Summary” chart below for the Location (City / State), Year Built / Latest Renovation, and the Appraised Values of the individual ExchangeRight Net Leased Portfolio #55 Properties (as defined below).
(2)	Calculated based on the aggregate outstanding principal balance of the ExchangeRight Net Leased Portfolio #55 Whole Loan (as defined below).
(3)	The Cut-off Date Balance of $22,340,000 represents the outstanding balance as of the Cut-off Date of non-controlling note A-1-B, which is part of the ExchangeRight Net Leased Portfolio #55 Whole Loan.
(4)	See “—Escrows” below.
(5)	Other Upfront reserves consist of $200,000 for an unfunded obligations reserve and $180,760 for an immediate repair reserve.
(6)	The borrower sponsor acquired the ExchangeRight Net Leased #55 Properties between January 2022 and March 2022 for a combined purchase price of $197,829,395. The ExchangeRight Net Leased Portfolio #55 Properties were unencumbered at the time of origination.
■	The Mortgage Loan. The ExchangeRight Net Leased Portfolio #55 mortgage loan (the “ExchangeRight Net Leased Portfolio #55 Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #55 Whole Loan”) evidenced by three pari passu notes that are secured by first mortgages encumbering the borrower’s fee interests in 34 single tenant retail properties located in 14 different states (the “ExchangeRight Net Leased Portfolio #55 Properties”). The ExchangeRight Net Leased Portfolio #55 Loan is evidenced by the non-controlling note A-1-B, with an outstanding principal balance as of the Cut-off Date of $22,340,000 and represents approximately 3.5% of the initial pool balance. The ExchangeRight Net Leased Portfolio #55 Whole Loan, which accrues interest at a rate of 4.58000% per annum, was originated on April 8, 2022, had an aggregate original principal balance of $103,900,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $103,900,000. The ExchangeRight Net Leased Portfolio #55 Whole Loan had an initial interest-only term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the ExchangeRight Net Leased Portfolio #55 Whole Loan is the due date in May 2032.

Voluntary prepayment of the ExchangeRight Net Leased Portfolio #55 Whole Loan is prohibited prior to the due date occurring in January 2032. Defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is permitted at any time after the earlier of (i) April 8, 2025 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the Exchange Right Net Leased Portfolio #55 Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the ExchangeRight Net Leased Portfolio #55 Whole Loan. The relationship between the holders of the ExchangeRight Net Leased Portfolio #55 Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$40,000,000	$40,000,000	Benchmark 2022-B35	Yes
A-1-B	22,340,000	22,340,000	CGCMT 2022-GC48	No
A-2	41,560,000	41,560,000	BBCMS 2022-C16	No
Whole Loan	$103,900,000	$103,900,000

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LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	The Mortgaged Properties. The ExchangeRight Net Leased Portfolio #55 Properties consist of 34 single tenant retail properties which are collectively 100.0% occupied. The ExchangeRight Net Leased Portfolio #55 Properties are located across 14 different states. The ExchangeRight Net Leased Portfolio #55 Properties are occupied by 16 different tenants.

 The largest tenant based on the underwritten base rent at the ExchangeRight Net Leased Portfolio #55 is Walmart Neighborhood Market (255,968 SF, 34.2% of the NRA, 41.1% of the UW Base Rent) with lease expirations of August 31, 2031 (44,237 SF), January 13, 2031 (43,240 SF), January 27, 2031 (84,622 SF), October 21, 2031 (41,952 SF), April 12, 2032 (41,917 SF). Walmart Neighborhood Market was designed in 1998 as a smaller-footprint option for communities in need of a pharmacy. Walmart Neighborhood Market offers fresh produce, meat and dairy products, bakery and deli items, household supplies, health and beauty aids and a pharmacy.

The second largest tenant based on the underwritten base rent is Pick ‘n Save (61,048 SF, 8.2% of NRA, 8.9% of UW Base Rent) with a lease expiration of December 31, 2029. Pick ‘n Save is a grocery store chain funded in 1975 in Milwaukee, Wisconsin. Pick ‘n Save employs approximately 10,000 employees. In 2015, Pick 'n Save became a wholly owned subsidiary of Kroger. Kroger is a grocery store chain with nearly 2,800 stores in 35 states under two dozen banners and annual sales of more than $132.5 billion.

The third largest tenant based on the underwritten base rent is Schnucks (142,357 SF, 19.0% of the NRA, 8.8% of UW Base Rent) with a lease expiration date of December 31, 2028. Founded in 1939, Schnucks is a privately held, family-owned supermarket chain that is based in St. Louis, with 112 locations in five states.

ExchangeRight Net Lease Portfolio #55 Summary

Property Name	City, State	Year Built / Renovated	Net Rentable Area (SF)	Property Occupancy(2)	Whole Loan Cut-off Date Balance	% Whole Loan Cut-off Date Balance	Appraised Value(1)	UW NCF
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	2017 / NAP	41,917	100.0%	$9,925,000	9.6%	$16,700,000	$795,148
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	2009 / NAP	61,048	100.0	9,635,000	9.3%	17,000,000	871,765
Schnucks - Love's Park (Harlem), IL	Loves Park, IL	1998 / NAP	142,357	100.0	9,180,000	8.8%	16,100,000	851,687
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	2015 / NAP	42,311	100.0	8,905,000	8.6%	14,900,000	712,683
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	2016 / NAP	44,237	100.0	8,666,000	8.3%	14,700,000	698,136
Publix - Decatur (Point), AL	Decatur, AL	2018 / NAP	45,600	100.0	6,065,000	5.8%	10,800,000	521,623
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	1986 / NAP	15,896	100.0	5,224,000	5.0%	9,180,000	519,071
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	2016 / NAP	41,952	100.0	4,930,000	4.7%	14,200,000	675,970
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	2016 / NAP	43,240	100.0	4,495,000	4.3%	12,000,000	571,610
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	2016 / NAP	42,311	100.0	4,390,000	4.2%	12,400,000	592,144
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	2009 / NAP	13,253	100.0	3,760,000	3.6%	6,730,000	346,885
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	1966 / NAP	43,500	100.0	2,569,000	2.5%	4,550,000	229,906
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	2000 / NAP	10,965	100.0	2,090,000	2.0%	3,710,000	215,747
O'Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	1994 / NAP	16,240	100.0	1,823,000	1.8%	3,200,000	158,765
U.S. Bank - Northlake (North), IL	Northlake, IL	1961 / NAP	5,300	100.0	1,730,000	1.7%	3,090,000	170,701
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	1997 / NAP	9,600	100.0	1,652,000	1.6%	3,000,000	138,523
7-Eleven- La Grange (Ogden), IL	La Grange, IL	1997 / NAP	3,000	100.0	1,544,000	1.5%	2,700,000	137,128
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	1977 / NAP	4,250	100.0	1,463,000	1.4%	2,610,000	145,448
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	2022 / NAP	3,500	100.0	1,390,000	1.3%	2,400,000	118,225
O'Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	2021 / NAP	7,150	100.0	1,379,000	1.3%	2,480,000	111,572
PNC Bank - Aurora (Galena), IL	Aurora, IL	1976 / NAP	5,000	100.0	1,344,000	1.3%	2,360,000	123,528
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	1954 / 2007	10,500	100.0	1,257,000	1.2%	2,260,000	116,622
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	2014 / NAP	8,353	100.0	1,183,000	1.1%	2,025,000	107,669
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	2014 / NAP	9,026	100.0	1,092,000	1.1%	1,900,000	98,725
U.S. Bank - Niles (Dempster), IL	Niles, IL	1978 / NAP	5,477	100.0	1,037,000	1.0%	1,840,000	102,273
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	1967 / 2019	8,300	100.0	1,011,000	1.0%	1,740,000	92,325
Dollar General - Odessa (University), TX	Odessa, TX	2013 / NAP	9,026	100.0	913,000	0.9%	1,570,000	83,361
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	1958 / 2013	9,495	100.0	911,000	0.9%	1,600,000	87,609
Dollar General- Springtown (Highway), TX	Springtown, TX	2014 / NAP	9,026	100.0	819,000	0.8%	1,500,000	78,243
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	1989 / 2012	4,884	100.0	802,000	0.8%	1,480,000	72,184
Dollar General - Holly (Saginaw), MI	Holly, MI	1950 / 2014	10,736	100.0	724,000	0.7%	1,275,000	78,492
Dollar General - Dyer (Sheffield), IN	Dyer, IN	2006 / NAP	9,014	100.0	711,000	0.7%	1,220,000	65,011
Dollar General - Lubbock (University), TX	Lubbock, TX	2004 / NAP	9,014	100.0	704,000	0.7%	1,320,000	67,116
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	1950 / 2007	2,475	100.0	577,000	0.6%	1,060,000	59,151
Total / Wtd. Avg.			747,953	100.0%	$103,900,000	100.0%	$195,600,000	$9,815,047

(1)	Source: Appraisal.
(2)	As of underwritten rent rolls dated June 1, 2022.

■	COVID-19 Update. As of May 1, 2022, the ExchangeRight Net Leased Portfolio #55 Properties were open and operating. Collections for the ExchangeRight Net Leased Portfolio #55 Properties were 100.0% throughout the COVID-19 pandemic. As of May 1, 2022, the ExchangeRight Net Leased Portfolio #55 Whole Loan is not subject to any modification or forbearance requests. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
B-92

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

The following table presents certain information relating to the tenants at the ExchangeRight Net Leased Portfolio #55 Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ PSF(3)	Lease Expiration	Renewal / Extension Options
Walmart Neighborhood Market	Aa2/AA/AA	255,968	34.2%	$4,528,438	41.1%	$17.69	Various(4)	17, 5-year options
Pick 'n Save	NR/NR/NR	61,048	8.2	976,768	8.9	$16.00	12/31/2029	4, 5-year options
Schnucks	NR/NR/NR	142,357	19.0	968,028	8.8	$6.80	12/31/2028	9, 5-year options
CVS Pharmacy	Baa2/NR/BBB	33,818	4.5	783,066	7.1	$23.16	Various(5)	Various(10)
PNC Bank, N.A.	A2/NR/A	20,896	2.8	715,990	6.5	$34.26	Various(6)	2, 5-year options
Dollar General	Baa2/NR/BBB	65,337	8.7	630,195	5.7	$9.65	Various(7)	Various(11)
Publix	NR/NR/NR	45,600	6.1	585,960	5.3	$12.85	2/28/2038	8, 5-year options
U.S. Bank National Association(8)	A2/AA-/A+	15,027	2.0	466,446	4.2	$31.04	1/31/2028	2, 5-year options
O'Reilly Auto Parts	Baa1/NR/BBB	23,390	3.1	303,641	2.8	$12.98	Various(9)	Various(12)
Huntington Bancshares	Baa1/A-/BBB+	43,500	5.8	262,155	2.4	$6.03	12/31/2030	3, 5-year options
Ten Largest Owned Tenants		706,941	94.5%	$10,220,688	92.9%	$14.46
Remaining Tenants		41,012	5.5	786,646	7.1	$19.18
Total / Wtd. Avg.		747,953	100.0%	$11,007,334	100.0%	$14.72

(1)	Based on the underwritten rent rolls dated June 1, 2022.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight-line rent steps for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.
(4)	Walmart Neighborhood Market leases 255,968 SF of space across six properties: (i) Walmart Neighborhood Market - Houma (Park), LA, 44,237 SF of space with an initial lease expiration date of August 31, 2031, (ii) Walmart Neighborhood Market - Opelousas (Union), LA, 43,240 SF of space with an initial lease expiration date of January 13, 2031,(iii) Walmart Neighborhood Market - Thibodaux (Main), LA, 42,311 SF of space with an initial lease expiration date of January 27, 2031, (iv) Walmart Neighborhood Market - Meraux (Archbishop), LA, 42,311 SF of space with an initial lease expiration date of January 27, 2031, (v) Walmart Neighborhood Market - New Iberia (Parkview), LA, 41,952 SF of space with initial lease expiration date of October 21, 2031, and (vi) Walmart Neighborhood Market - Prairieville (Airline), LA, 41,917 SF of space with an initial lease expiration date of April 12, 2032.
(5)	CVS Pharmacy leases 33,818 SF of space across three properties: (i) CVS Pharmacy - Auburn (Opelika), AL, 13,253 SF of space with an initial lease expiration date of January 30, 2030, (ii) CVS Pharmacy - Grand Rapids (Fuller), MI, 10,965 SF of space with an initial lease expiration date of June 30, 2027, and (iii) CVS - Tullahoma (Jackson), TN, 9,600 SF of space with an initial lease expiration date of May 31, 2032.
(6)	PNC Bank, N.A. leases 20,896 SF of space across two properties: (i) PNC Bank - Clarendon Hills (Holmes), IL, 15,896 SF of space with an initial lease expiration date of April 30, 2032, and (ii) PNC Bank - Aurora (Galena), IL, 5,000 SF of space with an initial expiration date of May 31, 2031.
(7)	Dollar General leases 65,337 SF of space across seven properties: (i) Dollar General - Holly (Saginaw), MI, 10,736 SF of space with an initial lease expiration date of October 31, 2028, (ii) Dollar General - Weber City, (Hwy 23), VA, 9,495 SF of space with an initial lease expiration date of October 31, 2028, (iii) Dollar General- Springtown (Highway), TX, 9,026 SF of space with an initial lease expiration date of May 31, 2029, (iv) Dollar General - Odessa (University), TX, 9,026 SF of space with an initial lease expiration date of May 31, 2028, (v) Dollar General - Lewiston (Sabattus), ME, 9,026 SF of space with an initial lease expiration of February 28, 2030, (vi) Dollar General - Dyer (Sheffield), IN, 9,014 SF of space with an initial lease expiration date of February 29, 2028, and (vii) Dollar General - Lubbock (University), TX, 9,014 SF of space with an initial lease expiration date of August 31, 2029.
(8)	U.S. Bank National Association leases 15,027 SF of space across three properties: (i) U.S. Bank - Niles (Dempster), IL, 5,477 SF of space with an initial lease expiration date of January 31, 2028, (ii) U.S. Bank - Northlake (North), IL, 5,300 SF of space with an initial lease expiration date of January 31, 2028, and (iii) U.S. Bank – Elk Grove Village (Devon), IL, 4,250 SF of space with an initial lease expiration date of January 31, 2028.
(9)	O’Reilly Auto Parts leases 23,390 SF across two properties: (i) O'Reilly Auto Parts - Madison (Commerce), WI, 16,240 SF of space with an initial lease expiration date of October 31, 2031, and (ii) O'Reilly - Owensboro (Bold Forbes), KY, 7,150 SF of space with an initial expiration date of August 31, 2036.
(10)	The CVS Pharmacy properties have various lease renewal / extension options: (i) 5, 5-year options for CVS Pharmacy - Auburn (Opelika), AL, (ii) 10, 5-year options for CVS Pharmacy - Grand Rapids (Fuller), MI and (ii) 3, 5-year options for CVS - Tullahoma (Jackson), TN.
(11)	The Dollar General properties have various lease renewal / extension options: (i) 4, 5-year options for Dollar General - Holly (Saginaw), MI, (ii) 5, 5-year options for Dollar General - Weber City, (Hwy 23), VA, (iii) 3, 5-year options for Dollar General- Springtown (Highway), TX, (iv) 3, 5-year options for Dollar General - Odessa (University), TX, (v) 3, 5-year options for Dollar General - Lewiston (Sabattus), ME, (vi) 5, 5-year options for Dollar General - Dyer (Sheffield), IN and, (vii) 2, 5-year options for Dollar General - Lubbock (University), TX.
(12)	The O’Reilly Auto Parts properties have various lease renewal / extension options: (i) 4, 5-year options for O'Reilly Auto Parts - Madison (Commerce), WI, and (ii) 6, 5-year options for O'Reilly - Owensboro (Bold Forbes), KY.
B-93

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #55 Properties based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ Per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	13,440	1.8	1.8%	307,043	2.8	$22.85	2
2028	198,655	26.6	28.4%	1,942,074	17.6	$9.78	7
2029	106,241	14.2	42.6%	1,496,523	13.6	$14.09	6
2030	65,779	8.8	51.4%	759,954	6.9	$11.55	3
2031	240,175	32.1	83.5%	4,037,196	36.7	$16.81	8
2032	67,413	9.0	92.5%	1,622,014	14.7	$24.06	3
2033 & Thereafter	56,250	7.5	100.0%	842,531	7.7	$14.98	3
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	747,953	100.0%		$11,007,334	100.0%	$14.72	32

(1)	Based on the underwritten rent rolls dated June 1, 2022.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of straight-line rent steps for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.

The following table presents certain information relating to historical occupancy at the ExchangeRight Net Leased Portfolio #55 Properties:

Historical Leased %(1)

2019	2020	2021	As of 6/1/2022(2)
N/A	N/A	N/A	100.0%

(1)	Historical occupancies are unavailable due to the acquisition of ExchangeRight Net Leased Portfolio #55 Properties at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan.
(2)	Based on underwritten rent rolls dated as of June 1, 2022.

B-94

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the ExchangeRight Net Leased Portfolio #55 Properties:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ PSF
Base Rent	$10,802,166	$14.44
Contractual Rent Steps(2)	205,168	$0.27
Economic Vacancy & Credit Loss	(825,550)	($1.10)
Effective Gross Income	$10,181,784	$13.61

Real Estate Taxes	0	$0.00
Insurance	0	$0.00
Management Fee	254,545	$0.34
Other Operating Expenses	0	$0.00
Total Operating Expenses	$254,545	$0.34

Net Operating Income	$9,927,240	$13.27
Replacement Reserves	112,193	$0.15
TI / LC	0	$0.00
Capital Expenditures	0	$0.00
Net Cash Flow	$9,815,047	$13.12

Occupancy	92.5%
NOI Debt Yield	9.6%
NCF DSCR	2.03x

(1)	Historical financial information is unavailable due to the acquisition of the ExchangeRight Net Leased Portfolio #55 Properties at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan.
(2)	Contractual rent steps are underwritten as the straight-line average over the lease term for certain investment grade tenants including Dollar General, Sherwin Williams and U.S. Bank National Association.
■	Appraisal. According to the appraisal reports dated between February 18, 2022 and March 9, 2022, the ExchangeRight Net Leased Portfolio #55 Properties had an aggregate “as-is” appraised value of $195,600,000.
■	Environmental Matters. Phase I environmental reports dated between December 29, 2021 and March 24, 2022 were delivered in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. The environmental report for the CVS Pharmacy – Grand Rapids (Fuller), MI property identified a REC related to historical use of the southern portion of the property for automobiles service and potential dry cleaner resulting in releases to soil and groundwater. In addition, the northern portion of the property shows soil staining associated with the property’s historic use as gas station. A confirmed release was reported on March 7,1991 and a restrictive covenant was recorded for the property in 1996. Furthermore, the environmental report for the 7-Eleven–La Grange (Ogden), IL property identified a REC of a 22-year-old UST system that was installed on March 1, 2000.
■	Market Overview and Competition. The ExchangeRight Net Leased Portfolio #55 Properties are 34 geographically dispersed properties across 14 different states. The ExchangeRight Net Leased Portfolio #55 Properties are located in submarkets with vacancy rates ranging from 0.0% to 14.3%. The submarkets’ rents per SF range from $6.80 to $50.85.
B-95

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Market Analysis(1)

Property Name	City, State	Market	Submarket	Submarket Inventory	Submarket Vacancy	Submarket Rent PSF	UW Base Rent PSF(2)
Walmart Neighborhood Market - Prairieville (Airline), LA	Prairieville, LA	Baton Rouge	Ascension Parish	5,838,707	1.8%	$18.13	$21.20
Pick N Save - Sun Prairie (Main), WI	Sun Prairie, WI	Madison	Outlying Dane East	3,266,203	2.5%	$17.06	$16.00
Schnucks - Love's Park (Harlem), IL	Loves Park, IL	Chicago	I-39 Corridor/ Winnebago County	20,689,073	6.7%	$11.17	$6.80
Walmart Neighborhood Market - Thibodaux (Main), LA	Thibodaux, LA	Houma-Thibodaux	City of Thibodaux	1,809,654	0.2%	$13.17	$15.68
Walmart Neighborhood Market - Houma (Park), LA	Houma, LA	Houma-Thibodaux	City of Houma	5,812,792	2.0%	$15.95	$17.67
Publix - Decatur (Point), AL	Decatur, AL	Morgan County	Morgan County	7,043,617	2.2%	$26.46	$12.85
PNC Bank - Clarendon Hills (Holmes), IL	Clarendon Hills, IL	Chicago	Eastern East/West Corridor	28,796,451	6.2%	16.05	$36.37
Walmart Neighborhood Market - New Iberia (Parkview), LA	New Iberia, LA	Lafayette	Iberia Parish	2,904,795	4.8%	$7.00	$18.03
Walmart Neighborhood Market - Opelousas (Union), LA	Opelousas, LA	Lafayette	St. Landry Parish	3,472,347	0.7%	$5.52	$14.82
Walmart Neighborhood Market - Meraux (Archbishop), LA	Meraux, LA	New Orleans	St. Bernard Parish	347,550	0.0%	NAV	$18.84
CVS Pharmacy - Auburn (Opelika), AL	Auburn, AL	Columbus	Lee County	7,667,648	1.9%	17.62	$29.19
Huntington Bank- Clarksburg (Pike), WV	Clarksburg, WV	Clarksburg	City of Clarksburg	1,348,239	14.3%	$8.18	$6.03
CVS Pharmacy - Grand Rapids (Fuller), MI	Grand Rapids, MI	West Michigan	Central Grand Rapids	8,551,804	2.4%	$15.12	$21.98
O'Reilly Auto Parts - Madison (Commerce), WI	Madison, WI	Madison	Southwest Madison	5,202,065	5.4%	$10.15	$11.01
U.S. Bank - Northlake (North), IL	Northlake, IL	Chicago	Melrose Park Area	6,317,635	7.2%	$16.10	$35.88
CVS - Tullahoma (Jackson), TN	Tullahoma, TN	Tullahoma-Manchester	Tennessee Central Area	1,895,358	5.0%	$14.58	$16.17
7-Eleven- La Grange (Ogden), IL	La Grange, IL	Chicago	Eastern East/West Corridor	28,816,729	6.2%	16.05	$50.85
U.S. Bank - Elk Grove Village (Devon), IL	Elk Grove Village, IL	Chicago	Schaumburg Area	29,883,039	8.2%	$17.28	$38.11
Sherwin Williams - Marysville (Fifth), OH	Marysville, OH	Columbus	Union County	2,737,618	1.3%	$20.06	$37.62
O'Reilly - Owensboro (Bold Forbes), KY	Owensboro, KY	Owensboro	Daviess County	8,070,464	4.3%	$15.01	$17.47
PNC Bank - Aurora (Galena), IL	Aurora, IL	Chicago	Western East/West Corridor	57,165,248	8.2%	$14.96	$27.56
NAPA Auto Parts - Downers Grove (Ogden), IL	Downers Grove, IL	Chicago	Eastern East/West Corridor	28,794,973	6.2%	$16.05	$12.48
Family Dollar - Cuyahoga Falls (Bailey), OH	Cuyahoga Falls, OH	Akron	Akron	34,058,068	3.8%	$9.36	$14.46
Dollar General - Lewiston (Sabattus), ME	Lewiston, ME	Maine	Lewiston-Auburn	8,076,733	2.6%	$9.51	$12.29
U.S. Bank - Niles (Dempster), IL	Niles, IL	Chicago	Near North	23,381,327	6.1%	$14.99	$20.87
Dollar Tree - Des Plaines (Rand), IL	Des Plaines, IL	Chicago	O’Hare	12,966,316	5.9%	$19.68	$12.50
Dollar General - Odessa (University), TX	Odessa, TX	Odessa	Odessa	8,194,592	3.5%	$16.41	$10.41
Dollar General - Weber City, (Hwy 23), VA	Weber City, VA	Kingsport-Bristol	Scott County	471,102	0.0%	NAV	$10.40
Dollar General- Springtown (Highway), TX	Springtown, TX	Dallas/Ft. Worth	Parker County	6,439,515	2.8%	$16.27	$9.78
Sherwin Williams - Champaign (Marketview), IL	Champaign, IL	Champaign	Champaign County	12,503,689	3.8%	$19.28	$16.55
Dollar General - Holly (Saginaw), MI	Holly, MI	Detroit	Lapeer & St. Clair	8,216,852	2.6%	$12.11	$8.27
Dollar General - Dyer (Sheffield), IN	Dyer, IN	Chicago	Lake County	33,774,125	5.3%	$13.08	$8.16
Dollar General - Lubbock (University), TX	Lubbock, TX	Lubbock	South Outer Lubbock	6,223,739	3.1%	$18.08	$8.42
Citizens Bank - Wilmington (Marsh), DE	Wilmington, DE	New Castle County	New Castle County	5,106,627	6.8%	$20.11	$26.67

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of June 1, 2022 and inclusive of rent steps.
B-96

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

■	The Borrower. The borrower for the ExchangeRight Net Leased Portfolio #55 Whole Loan is ExchangeRight Net-Leased Portfolio 55 DST, a Delaware statutory trust. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC is also a non-recourse carveout guarantor for the ExchangeRight Net Leased Portfolio #55 Whole Loan along with David Fisher, Joshua Ungerecht and Warren Thomas. ExchangeRight Net-Leased Portfolio 55 DST is 99.0% owned by accredited investors and 1.0% owned by David Fisher, Joshua Ungerecht and Warren Thomas, collectively. ExchangeRight Net-Leased Portfolio 55 DST is managed by ExchangeRight Asset Management, LLC and ExchangeRight NLP 55 Master Lessee, LLC, each of which are 100% owned by ExchangeRight Real Estate, LLC, a provider of 1031-exchangeable DST offerings based in Pasadena, CA with more than $4.1 billion of assets under management, 17 million SF of space and more than 950 properties. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. Gregory S. Harrison, the DST’s Signatory Trustee has the right to vote on certain material actions taken by ExchangeRight Net-Leased Portfolio 55 DST.
■	Escrows. At origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan, the borrower deposited approximately (i) $1,500,000 into a TI/LC reserve account, (ii) $387,576 into a real estate tax reserve account, (iii) $200,000 into an unfunded obligations reserve account and (iv) $180,760 into an immediate repair reserve.

Tax Reserve - The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months (initially estimated to be $129,192 and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant pays taxes directly).

Insurance Reserve - The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless an acceptable blanket policy is in place and no event of default is in effect. An acceptable blanket policy was in place at origination of the ExchangeRight Net Leased Portfolio #55 Whole Loan. Notwithstanding the foregoing (and regardless of whether the borrower maintains a blanket policy), the borrower is not required to escrow for monthly insurance payments of 1/12th of the insurance premiums for those ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is responsible for maintaining insurance.

Replacement Reserve - On each payment date following the occurrence of a Cash Management Period (as defined below), the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #55 Properties (initially estimated to be $2,856 per month and excluding the ExchangeRight Net Leased Portfolio #55 Properties for which the tenant is solely responsible for capital expenditures) into the replacement reserve account.

TI/LC - On each due date following the occurrence of a Cash Management Period, the borrower will be required to deposit an amount initially equal to 1/12th of the product obtained by multiplying $0.75 by the aggregate number of rentable square feet of space at the ExchangeRight Net Leased Portfolio #55 Properties (initially estimated to be approximately $46,747 per month) into the TI/LC reserve account.

■	Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #55 Whole Loan is structured with a hard lockbox and springing cash management. The borrower, manager and master lessee are required to cause all rents to be deposited directly into a lender approved lockbox account. All funds received by the borrower, manager, or master lessee are required to be deposited in a lockbox account within two business days following receipt. During the continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept at the end of each business day into a lender-controlled cash management account and applied on each payment date and disbursed in accordance with the ExchangeRight Net Leased Portfolio #55 Whole Loan documents. Provided no Cash Management Period is continuing, funds on deposit in the lockbox accounts will be disbursed to the borrower’s operating account.

A “Cash Management Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default (beyond any applicable cure period) under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents, (ii) the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #55 Whole Loan being less than 1.50x, or (iii) May 1, 2029, to the extent a Qualified Transfer (as defined below) has not occurred, and (B) ending upon (a) with respect to clause (i) above, such event of default has been cured or waived in writing by the lender, (b) with respect to clause (ii) above, the debt service coverage ratio for the ExchangeRight Net Leased Portfolio #55 Whole Loan is at least equal to 1.55x as of the last day of two consecutive

B-97

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

calendar quarters, or (c) with respect to clause (iii) above, a Qualified Transfer has occurred. Notwithstanding the foregoing, a Cash Management Period will not be deemed to cease in the event any other triggering event is then ongoing.

A “Qualified Transfer” means the transfer of all of the ownership interests in borrower to an approved transferee and the replacement of guarantor with an approved transferee (which transferee may not be a Delaware statutory trust) provided that certain terms and conditions are satisfied, including, without limitation, (i) if required by the lender, delivery of a rating agency comfort letter, and (ii) the approved transferee will own all of the ownership interests in borrower and master lessee.

■	Property Management. The ExchangeRight Net Leased Portfolio #55 Properties are managed by NLP Management, LLC, an affiliate of the borrower sponsor.
■	Current Mezzanine or Secured Subordinate Indebtedness. None.
■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.
■	Release of Collateral. The borrower is permitted to a release of one or more of the ExchangeRight Net Leased Portfolio #55 Properties from the lien of the ExchangeRight Net Leased Portfolio #55 Whole Loan documents subject to satisfaction of the applicable conditions set forth therein, including, without limitation, that:

(i)       no event of default has occurred and is continuing under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents;

(ii)    the borrower has delivered a REMIC opinion with respect to any applicable release in form and substance acceptable to the lender and the rating agencies and such release otherwise satisfies then applicable REMIC rules and regulations;

(iii) defeasance of the ExchangeRight Net Leased Portfolio #55 Whole Loan is then permitted and the borrower has partially defeased the ExchangeRight Net Leased Portfolio #55 Whole Loan (to the extent that a partial defeasance is then permitted under the ExchangeRight Net Leased Portfolio #55 Whole Loan documents), in each case, in an amount equal to the greater of (a) 115% of the allocated loan amount of such ExchangeRight Net Leased Portfolio #55 Property or Properties and (b) 90% of the net sales proceeds applicable to such ExchangeRight Net Leased Portfolio #55 Property;

(iv)  the debt service coverage ratio after any such release is no less than the greater of (i) the debt service coverage ratio immediately prior to such release and (ii) 2.06x; and

(v)    the debt yield for the ExchangeRight Net Leased Portfolio #55 Whole Loan after any such release is no less than the greater of (i) the debt yield immediately prior to such release and (ii) 9.45%.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained, as part of the “all-risk” insurance policy maintained by the borrowers, coverage for terrorism in an amount equal to the full replacement cost of the ExchangeRight Net Leased Portfolio #55 Properties, plus business interruption coverage in an amount equal to 100% of the projected gross revenue from the ExchangeRight Net Leased Portfolio #55 Properties covering a restoration period of 18 months. Each of the sole tenants at the following ExchangeRight Net Leased Portfolio #55 Properties must maintain property and terrorism insurance for the applicable ExchangeRight Net Leased Portfolio #55 Property occupied by such tenant in accordance with the terms of the ExchangeRight Net Leased Portfolio #55 Whole Loan documents: (i) CVS Pharmacy – Auburn (Opelika), AL; (ii) Citizens Bank – Wilmington (Marsh), DE; (iii) PNC Bank - Aurora (Galena), IL; (iv) PNC Bank – Clarendon Hills (Holmes), IL; (v) NAPA Auto Parts - Downers Grove (Ogden), IL; (vi) U.S. Bank - Elk Grove Village (Devon), IL; (vii) 7-Eleven- La Grange (Ogden), IL; (viii) Schnucks - Love's Park (Harlem), IL; (ix) U.S. Bank - Niles (Dempster), IL; (x) U.S. Bank - Northlake (North), IL; (xi) Dollar General - Dyer (Sheffield), IN; (xii) O'Reilly - Owensboro (Bold Forbes), KY; (xiii) Walmart Neighborhood Market - Meraux (Archbishop), LA; (xiv) Walmart Neighborhood Market - Opelousas (Union), LA; (xv) Walmart Neighborhood Market - Prairieville (Airline), LA; (xvi) Walmart Neighborhood Market - Thibodaux (Main), LA; (xvii) Dollar General - Lewiston (Sabattus), ME; (xviii) CVS Pharmacy - Grand Rapids (Fuller), MI; (xix) Dollar General - Holly (Saginaw), MI; (xx) Dollar General - Lubbock (University), TX; (xxi) Dollar General - Odessa (University), TX; (xxii) Dollar General- Springtown (Highway), TX; (xxiii) Pick N Save - Sun Prairie (Main), WI; (xxiv) Huntington Bank- Clarksburg (Pike), WV; (xxv) Family Dollar - Cuyahoga Falls (Bailey), OH; (xxvi)
B-98

LOAN #10: EXCHANGERIGHT NET LEASED PORTFOLIO #55

Walmart Neighborhood Market - Houma (Park), LA; and (xxvii) Walmart Neighborhood Market - New Iberia (Parkview), LA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

B-99

LOAN #11: RIVERCREST RETAIL PORTFOLIO I

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	5	Loan Seller		GSMC
Location (City / State)(1)	Various / Various	Cut-off Date Balance		$21,312,616
Property Type	Retail	Cut-off Date Balance per SF		$136.60
Size (SF)	156,023	Percentage of Initial Pool Balance		3.4%
Total Occupancy as of 4/1/2022	96.4%	Number of Related Mortgage Loans(3)		1
Owned Occupancy as of 4/1/2022	96.4%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		5.70000%
Appraised Value(1)(2)	$33,100,000	Original Term to Maturity (Months)		120
Appraisal Date	5/11/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Stanley Werb and Jonathan S. Gaines	Original Interest Only Period (Months)		120
Property Management	Rivercrest Realty Associates, LLC	First Payment Date		7/6/2022
		Final Maturity Date		6/6/2032

Underwritten Revenues	$2,846,265
Underwritten Expenses	$656,609	Escrows
Underwritten Net Operating Income (NOI)	$2,189,657		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,119,821	Taxes	$140,065	$24,705
Cut-off Date LTV Ratio(2)	64.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	64.4%	Replacement Reserves	$0	$1,950
DSCR Based on Underwritten NOI / NCF	1.78x / 1.72x	TI / LC(4)	$225,000	$9,375
Debt Yield Based on Underwritten NOI / NCF	10.3% / 9.9%	Other(5)	$350,238	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$21,312,616	100.0%	Loan Payoff	$12,949,950	60.8%
			Principal Equity Distribution	7,319,162	34.3
			Reserves	715,303	3.4
			Closing Costs	328,201	1.5
Total Sources	$21,312,616	100.0%	Total Uses	$21,312,616	100.0%

(1)	See the “Portfolio Summary” chart below for the Location (City / State), Year Built / Latest Renovation, and the Appraised Values of the individual Rivercrest Retail Portfolio I Properties (as defined below).
(2)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the "as-is" portfolio appraised value inclusive of an approximately 2.3% portfolio premium. The Cut-off Date LTV Ratio and LTV Ratio at Maturity calculated based on the aggregate "as-is" appraised values of $32,360,000, are both 65.9%.
(3)	The borrowers under the Rivercrest Retail Portfolio I Mortgage Loan are affiliated with the borrowers under the Rivercrest Retail Portfolio II Mortgage Loan, which will also be contributed to the CGCMT 2022-GC48 securitization trust.
(4)	The Rivercrest Retail Portfolio I Mortgage Loan was originated with a TI / LC Reserves Cap of $337,500.
(5)	Upfront Other reserve represents an unfunded obligations reserve for unpaid tenant improvement allowances, leasing commissions and gap rent.

The following table presents certain information relating to the individual Rivercrest Retail Portfolio I properties (the “Rivercrest Retail Portfolio I Properties”):

Portfolio Summary

Property Name(1)	City, State	Year Built / Renovated	Net Rentable Area (SF)	Property Occupancy(2)	Allocated Cut-off Date Balance	% Allocated Cut-off Date Balance	Appraised Value(3)	UW NCF(2)
Garber’s Crossing	Harrisonburg, VA	1999 / NAP	29,118	93.1%	$3,596,010	16.9%	$5,460,000	$363,350
Boiling Springs Centre	Boiling Springs, SC	1999 / NAP	29,983	100.0%	$4,017,521	18.9%	$6,100,000	$410,356
Tidewater Plaza	Southport, NC	2000 / NAP	30,249	93.4%	$4,215,103	19.8%	$6,400,000	$412,232
White Horse Commons	Greenville, SC	1999 / NAP	33,646	100.0%	$4,741,991	22.2%	$7,200,000	$467,577
Hillview Plaza	Greer, SC	1998 / NAP	33,027	94.9%	$4,741,991	22.2%	$7,200,000	$466,306
Totals / Wtd. Avg.			156,023	96.4%	$21,312,616	100.0%	$33,100,000(4)	$2,119,821

(1)     Each of the five individual properties is shadow anchored by Walmart.

(2)	As of underwritten rent rolls dated April 1, 2022, with rent steps through June 30, 2023.
(3)	Source: Appraisal.
(4)	The total portfolio value includes a 2.3% premium over the sum of the individual properties’ “as-is” appraisals, per the appraiser.
■	COVID-19 Update. As of May 24, 2022, the Rivercrest Retail Portfolio I Properties are open and operating. Rent collections for the Rivercrest Retail Portfolio I Properties were 100.0% and 100.0%% for February 2022 and March 2022, respectively. There has been no rent relief requested. As of May 24, 2022, no loan modification or forbearance requests have been made on the Rivercrest Retail Portfolio I Mortgage Loan.

B-100

LOAN #11: RIVERCREST RETAIL PORTFOLIO I

The following table presents certain information relating to the major tenants at the Rivercrest Retail Portfolio I Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Dollar Tree	NR/Baa2/BBB	25,559	16.4%	$290,064	12.4%	$11.35	Various	Various(3)
Cato	NR/NR/NR	16,160	10.4	198,060	8.5	$12.26	Various	Various(4)
Shoe Show	NR/NR/NR	14,017	9.0	183,273	7.9	$13.08	Various	Various(5)
T-Mobile	BBB-/NR/BB+	5,617	3.6	138,298	5.9	$24.62	Various	Various(6)
Great Clips	NR/NR/NR	4,394	2.8	97,832	4.2	$22.26	Various	Various(7)
GameStop	NR/B3/B	5,000	3.2	93,500	4.0	$18.70	Various	1, 3-year option(8)
Sally Beauty	NR/NR/BB-	4,700	3.0	80,375	3.4	$17.10	Various	None
City Gear	NR/NR/NR	4,718	3.0	70,770	3.0	$15.00	5/31/2029	2, 5-year options
Buddy's Home Furnishings	NR/NR/NR	4,000	2.6	64,000	2.7	$16.00	5/31/2027	None
Family Dental	NR/NR/NR	4,007	2.6	57,300	2.5	$14.30	1/31/2027	1, 5-year option
Ten Largest Owned Tenants		88,172	56.5%	$1,273,471	54.6%	$14.44
Remaining Occupied		62,165	39.8	1,057,600	45.4	$17.01
Vacant Spaces		5,686	3.6	NAP	NAP	NAP
Totals / Wtd. Avg. All Owned Tenants		156,023	100.0%	$2,331,072	100.0%	$15.51

(1)	Based on the underwritten rent roll dated April 1, 2022 with rent steps through June 30, 2023. Certain tenants may have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Dollar Tree has 2, 5-year extension options at the Garbers Crossing Property, and 1, 5-year extension option at both the Boiling Springs Centre Property and the Tidewater Plaza Property.
(4)	Cato’s lease will automatically be extended and renewed for five years from February 1, 2025 to January 31, 2030 unless at least 90 days prior to initial lease expiration the tenant gives written notice that it does not plan to renew at the Boiling Springs Centre. Cato’s lease will automatically be extended and renewed for three years at the Tidewater Plaza Property if it does not give written notice that it does not plan to renew at least 90 days prior to initial lease expiration date.
(5)	Shoe Show has 1, 3-year extension option and 1, 5-year extension option at the White Horse Commons Property. Shoe Show has 2, 5-year extension options at the Hillview Plaza Property. Shoe Show has 1, 3-year extension option at the Tidewater Plaza Property.
(6)	T-Mobile has 1, 5-year extension option at the Tidewater Plaza Property. T-Mobile has 2, 5-year extension options at the Boiling Springs Centre Property.
(7)	Great Clips has 1, 5-year extension option at the White Horse Commons Property. Great Clips has 1, 5-year extension option at the Hillview Plaza Property. Great Clips has 2, 5-year extension options at the Boiling Springs Centre Property.
(8)	GameStop has 1, 3-year extension option at the White Horse Commons Property.

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Retail Portfolio I Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	2,018	1.3	1.3%	36,900	1.6	$18.29	1
2023	32,372	20.7	22.0%	483,480	20.7	$14.94	12
2024	25,831	16.6	38.6%	442,321	19.0	$17.12	12
2025	22,719	14.6	53.2%	363,619	15.6	$16.01	9
2026	7,615	4.9	58.0%	130,797	5.6	$17.18	4
2027	35,746	22.9	81.0%	528,005	22.7	$14.77	9
2028	9,694	6.2	87.2%	154,863	6.6	$15.98	3
2029	4,718	3.0	90.2%	70,770	3.0	$15.00	1
2030	0	0.0	90.2%	0	0.0	$0.00	0
2031	1,606	1.0	91.2%	32,120	1.4	$20.00	1
2032 & Thereafter	8,018	5.1	96.4%	88,198	3.8	$11.00	1
Vacant	5,686	3.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	156,023	100.0%		$2,331,072	100.0%	$15.51	53

(1)	Based on the underwritten rent roll dated April 1, 2022 with rent steps through June 30, 2023.
(2)	Certain tenants may have termination or contraction options that may become excersiable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(3)	Calculated based on approximate square footage occupied by each tenant

B-101

LOAN #11: RIVERCREST RETAIL PORTFOLIO I

The following table presents certain information relating to historical occupancy at the Rivercrest Retail Portfolio I Properties:

Historical Leased %(1)

2019	2020	2021	As of 4/1/2022(2)
99.2%	93.0%	97.6%	96.4%

(1)	As provided by the borrowers and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent rolls dated April 1, 2022.
■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Retail Portfolio I Properties:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per SF
Base Rent(1)	$2,232,753	$2,206,049	$2,089,436	$2,126,249	$2,331,071	$14.94
Total Commercial Reimbursement Revenue	581,570	505,511	572,797	584,015	551,261	$3.53
Market Revenue from Vacant Units	0	0	0	0	130,755	$0.84
Other Revenue	53,164	32,902	6,934	9,456	25,900	$0.17
Vacancy Loss	0	0	0	0	(192,721)	($1.24)
Commercial Credit Loss	(14,948)	(69,597)	(6,831)	(1,354)	0	$0.00
Total Revenue	$2,852,539	$2,674,865	$2,662,336	$2,718,366	$2,846,265	$18.24
Real Estate Taxes	279,231	279,917	274,059	274,059	354,659	$2.27
Insurance	41,223	49,273	61,429	61,429	54,462	$0.35
Utilities	34,001	30,544	30,269	29,100	31,500	$0.20
Repairs & Maintenance(2)	206,077	100,957	192,522	202,860	112,500	$0.72
Management Fee(3)	158,363	153,111	151,820	145,402	85,388	$0.55
Payroll (Office, Security, Maintenance)	3,113	2,738	14,905	18,148	18,100	$0.12
Other Expenses	0	0	0	0	0	$0.00
Net Operating Income(4)	$2,130,531	$2,058,325	$1,937,332	$1,987,367	$2,189,657	$14.03
Other Reserves(5)	0	0	0	0	69,835	$0.45
Net Cash Flow	$2,130,531	$2,058,325	$1,937,332	$1,987,367	$2,119,821	$13.59

Occupancy	99.2%	93.0%	97.6%	96.4%(6)	93.7%
NOI Debt Yield	10.0%	9.7%	9.1%	9.3%	10.3%
NCF DSCR	1.73x	1.67x	1.57x	1.61x	1.72x

(1)	Underwritten Base Rent is based on the underwritten rent rolls as of April 1, 2022 with rent steps through June 30, 2023.
(2)	Various expenses which appear to be capital in nature are included in Repairs & Maintenance in historical years 2019, 2020, 2021, and TTM 3/31/2022. These capital expenses have not been excluded from the figures presented above.
(3)	Contractual Management Fee will be capped at 3.0% during the Mortgage Loan term.
(4)	The increase from the TTM 3/31/2022 Net Operating Income to Underwritten Net Operating Income is primarily attributable to incremental new leasing at the Rivercrest Retail Portfolio I Properties (Rocktown Games, City Gear, Buddy’s Home Furnishings), reduction of underwritten repairs and maintenance expense, and reduction of underwritten contractual management fee to 3.0% (management fee during the trailing 12-month period was 5.3%).
(5)	Other Reserves consists of replacement reserves, tenant improvements and leasing commissions.
(6)	TTM 3/31/2022 Occupancy is as of April 1, 2022.

B-102

LOAN #12: rIVERCREST RETAIL PORTFOLIO II

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	4	Loan Seller		GSMC
Location (City / State)(1)	Various / Various	Cut-off Date Balance		$20,859,384
Property Type	Retail	Cut-off Date Balance per SF		$144.14
Size (SF)	144,714	Percentage of Initial Pool Balance		3.3%
Total Occupancy as of 4/1/2022	94.0%	Number of Related Mortgage Loans(3)		1
Owned Occupancy as of 4/1/2022	94.0%	Type of Security		Fee
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		5.70000%
Appraised Value(1)(2)	$31,780,000	Original Term to Maturity (Months)		120
Appraisal Date	5/11/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Stanley Werb and Jonathan S. Gaines	Original Interest Only Period (Months)		120
Property Management	Rivercrest Realty Associates, LLC	First Payment Date		7/6/2022
		Final Maturity Date		6/6/2032

Underwritten Revenues	$2,717,664
Underwritten Expenses	$631,327	Escrows
Underwritten Net Operating Income (NOI)	$2,086,338		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,018,928	Taxes	$143,409	$22,945
Cut-off Date LTV Ratio(2)	65.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	65.6%	Replacement Reserves	$0	$2,171
DSCR Based on Underwritten NOI / NCF	1.73x / 1.67x	TI / LC(4)	$225,000	$9,375
Debt Yield Based on Underwritten NOI / NCF	10.0% / 9.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$20,859,384	100.0%	Loan Payoff	$18,720,579	89.7%
			Principal Equity Distribution	1,480,587	7.1
			Reserves	368,409	1.8
			Closing Costs	289,809	1.4
Total Sources	$20,859,384	100.0%	Total Uses	$20,859,384	100.0%

(1)	See the “Portfolio Summary” chart below for the Location (City / State), Year Built / Latest Renovation, and the Appraised Values of the individual Rivercrest Retail Portfolio II properties.
(2)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are based on the "as-is" portfolio appraised value inclusive of an approximately 2.2% portfolio premium. The Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) calculated based on the aggregate "as-is" appraised values of $31,100,000, are both 67.1%.
(3)	The borrowers under the Rivercrest Retail Portfolio II Mortgage Loan are affiliated with the borrowers under the Rivercrest Retail Portfolio I Mortgage Loan, which will also be contributed to the CGCMT 2022-GC48 securitization trust.
(4)	The Rivercrest Retail Portfolio I Mortgage Loan was originated with a TI / LC Reserves Cap of $337,500.

The following table presents certain information relating to the individual Rivercrest Retail Portfolio II properties: (the “Rivercrest Retail Portfolio II Properties”):

Portfolio Summary

Property Name(1)	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Property Occupancy(2)	Mortgage Loan Cut-off Date Balance	% Mortgage Loan Cut-off Date Balance	Appraised Value(3)	UW NCF(2)
Piedmont Plaza	Gaffney, South Carolina	2000 / NAP	33,060	100.0%	$4,359,678	20.9%	$6,500,000	$428,534
Southtowne Commons	Salisbury, Maryland	2000 / NAP	31,238	81.6%	$4,359,679	20.9%	$6,500,000	$360,035
Southside Commons	Florence, South Carolina	1999 / NAP	37,445	100.0%	$5,164,542	24.8%	$7,700,000	$540,544
Creekside Plaza	Shelby, North Carolina	1999 / NAP	42,971	93.0%	$6,975,485	33.4%	$10,400,000	$689,814
Totals / Wtd. Avg.			144,714	94.0%	$20,859,384	100.0%	$31,780,000(4)	$2,018,928

(1)	Each of the four individual properties is shadow anchored by Walmart.
(2)	As of underwritten rent rolls dated April 1, 2022, with rent steps through June 30, 2023.
(3)	Source: Appraisal.
(4)	The aggregate portfolio value includes a 2.2% premium over the sum of the individual “as-is”properties, per the appraiser.
■	COVID-19 Update. As of May 24, 2022, the Rivercrest Retail Portfolio II Properties are open and operating. Rent collections for the Rivercrest Retail Portfolio II Properties were 100.0% and 100.0% for February 2022 and March 2022, respectively. There has been no rent relief requested. As of May 24, 2022, no loan modification or forbearance requests have been made on the Rivercrest Retail Portfolio II Mortgage Loan.
B-103

LOAN #12: rIVERCREST RETAIL PORTFOLIO II

The following table presents certain information relating to the major tenants at the Rivercrest Retail Portfolio II Properties:

Ten Largest Owned Tenants Based On Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Dollar Tree	NR/Baa2/BBB	27,032	18.7%	$334,043	14.9%	$12.36	Various	Various(3)
Cato	NR/NR/NR	16,720	11.6	223,580	9.9	$13.37	Various	Various(4)
PetSmart, Inc.	NR/NR/NR	6,624	4.6	119,232	5.3	$18.00	4/30/2023	3, 5-year options
GameStop	NR/B3/B	4,900	3.4	112,875	5.0	$23.04	Various	1, 3-year option
Shoe Show	NR/NR/NR	9,512	6.6	101,632	4.5	$10.68	Various	Various(5)
Hibbett Sporting Goods, Inc.	NR/NR/NR	6,000	4.1	90,000	4.0	$15.00	7/31/2024	None
H&R Block	NR/BBB/NR	3,346	2.3	76,155	3.4	$22.76	Various	Various(6)
Dixon Discount Tobacco & Vape	NR/NR/NR	3,115	2.2	67,377	3.0	$21.63	11/30/2026	None
Verizon Wireless	A-/Baa1/BBB+	3,193	2.2	64,690	2.9	$20.26	6/30/2024	None
T-Mobile	BBB-/NR/BB+	3,004	2.1	64,586	2.9	$21.50	Various	Various(7)
Ten Largest Owned Tenants		83,446	57.7%	$1,254,171	55.8%	$15.03
Remaining Occupied		52,527	36.3	993,441	44.2	$18.91
Vacant Spaces		8,741	6.0	NAP	NAP	NAP
Totals / Wtd. Avg. All Owned Tenants		144,714	100.0%	$2,247,612	100.0%	$16.53

(1)	Underwritten Base Rent is based on the underwritten rent rolls as of April 1, 2022 with rent steps through June 30, 2023. Certain tenants may have co-tenancy provisions.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Dollar Tree has 1, 5-year extension option at the Piedmont Plaza Property. Dollar Tree has 2, 5-year extension options at both the Southtowne Commons Property and the Southside Commons Property.
(4)	Cato’s lease will automatically be extended and renewed for five years unless at least 90 days prior to initial lease expiration the tenant gives written notice that it does not plan to renew at the Creekside Plaza Property. Cato’s lease will automatically be extended and renewed for three years at the Southtowne Commons Property if it does not give written notice that it does not plan to renew at least 90 days prior to initial lease expiration date.
(5)	Shoe Show has 1, 5-year extension option at the Piedmont Plaza Property. Shoe Show has 2, 5-year extension options at the Southside Commons Property.
(6)	H&R Block has 1, 3-year extension option at the Creekside Plaza Property. H&R Block has 1, 3-year extension option at the Southside Commons Property.
(7)	T-Mobile has 2, 5-year extension options at the Piedmont Plaza Property. T-Mobile has 2, 5-year extension options at the Creekside Plaza Property.

The following table presents certain information relating to the lease rollover schedule at the Rivercrest Retail Portfolio II Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM(3)	5,000	3.5%	3.5%	$58,750	2.6%	$11.75	1
2022	3,213	2.2	5.7%	49,802	2.2	$15.50	1
2023	30,586	21.1	26.8%	543,213	24.2	$17.76	12
2024	47,211	32.6	59.4%	737,730	32.8	$15.63	14
2025	24,720	17.1	76.5%	409,825	18.2	$16.58	9
2026	8,715	6.0	82.5%	174,988	7.8	$20.08	4
2027	2,804	1.9	84.5%	67,890	3.0	$24.21	2
2028	2,515	1.7	86.2%	52,815	2.3	$21.00	1
2029	11,209	7.7	94.0%	152,600	6.8	$13.61	2
2030	0	0.0	94.0%	0	0.0	$0.00	0
2031	0	0.0	94.0%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	94.0%	0	0.0	$0.00	0
Vacant	8,741	6.0	100.0%	NAP	NAP	NAP	0
Total / Wtd. Avg.	144,714	100.0%		$2,247,612	100.0%	$16.53	46

(1)	Underwritten Base Rent is based on the underwritten rent rolls as of April 1, 2022 with rent steps through June 30, 2023. Certain tenants may have co-tenancy provisions.
(2)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.
(3)	As of origination, the tenant China Town is on a month-to-month lease. China Town has been in occupancy at the Creekside Plaza Property since January 1999.
(4)	Calculated based on approximate square footage occupied by each tenant.
B-104

LOAN #12: rIVERCREST RETAIL PORTFOLIO II

The following table presents certain information relating to historical occupancy at the Rivercrest Retail Portfolio II Properties:

Historical Leased %(1)

2019	2020	2021	As of 4/1/2022(2)
96.9%	94.7%	96.0%	94.0%

(1)	As provided by the borrowers and represents average annual occupancy for the indicated year unless otherwise specified.
(2)	Based on the underwritten rent rolls dated April 1, 2022.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Rivercrest Retail Portfolio II properties:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per Room
Base Rental Revenue(1)	$2,156,564	$2,146,133	$2,223,593	$2,238,158	$2,247,612	$15.53
Overage / Percentage Rent	0	0	4,498	4,498	0	$0.00
Total Commercial Reimbursement Revenue	519,443	426,715	499,707	505,368	518,566	$3.58
Market Revenue from Vacant Units	0	0	0	0	191,150	$1.32
Other Revenue	41,220	31,602	13,344	14,512	21,000	$0.15
Vacancy Loss	0	0	0	0	(260,664)	($1.80)
Commercial Credit Loss	(15,692)	(52,164)	17,925	4,831	0	$0.00
Total Revenue	$2,701,535	$2,552,286	$2,759,067	$2,767,367	$2,717,664	$18.78
Real Estate Taxes	243,327	251,411	263,083	263,082	375,014	$2.59
Insurance	21,714	26,345	33,503	33,503	35,508	$0.25
Utilities	47,004	28,825	31,913	31,162	35,400	$0.24
Repairs & Maintenance(2)	212,555	95,750	165,451	173,992	103,600	$0.72
Management Fee(3)	136,053	130,959	138,884	134,720	81,530	$0.56
Payroll (Office, Security, Maintenance)	0	885	275	1,762	275	$0.00
Net Operating Income	$2,040,882	$2,018,111	$2,125,958	$2,129,146	$2,086,338	$14.42
Other Reserves(4)	0	0	0	0	67,410	$0.47
Net Cash Flow	$2,040,882	$2,018,111	$2,125,958	$2,129,146	$2,018,928	$13.95

Occupancy(5)	96.9%	94.7%	96.0%	94.0%	91.2%
NOI Debt Yield	9.8%	9.7%	10.2%	10.2%	10.0%
NCF DSCR	1.69x	1.67x	1.76x	1.77x	1.67x

(1)	Underwritten Base Rent is based on the underwritten rent rolls as of April 1, 2022 with rent steps through June 30, 2023.
(2)	Various expenses which appear to be capital in nature are included in Repairs and Maintenance in historical years 2019, 2020, 2021, and TTM 3/31/2022. These capital expenses have not been excluded from the figures presented above.
(3)	Contractual management fee will be capped at 3.0% during the Mortgage Loan term.
(4)	Other Reserves consists of replacement reserves, tenant improvements and leasing commissions.
(5)	TTM 3/31/2022 Occupancy is as of April 1, 2022.
B-105

LOAN #13: League city storage

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		SMC
Location (City/State)	League City, Texas	Cut-off Date Balance		$18,725,000
Property Type	Self Storage	Cut-off Date Balance per SF		$43.17
Size (SF)	433,796	Percentage of Initial Pool Balance		3.0%
Total Occupancy as of 3/7/2022	99.4%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/7/2022	99.4%	Type of Security		Fee
Year Built / Latest Renovation	2005 / NAP	Mortgage Rate		5.08500%
Appraised Value	$30,700,000	Original Term to Maturity (Months)		120
Appraisal Date	2/27/2022	Original Amortization Term (Months)		NAP
Borrower Sponsor	William E. Bellomy	Original Interest Only Period (Months)		120
Property Management	4217 Storage Management LLC	First Payment Date		5/6/2022
		Maturity Date		4/6/2032

Underwritten Revenues	$2,561,235
Underwritten Expenses	$866,459	Escrows
Underwritten Net Operating Income (NOI)	$1,694,776		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,681,762	Taxes	$81,965	$20,491
Cut-off Date LTV Ratio	61.0%	Insurance	$50,198	$25,099
Maturity Date LTV Ratio	61.0%	Replacement Reserve	$0	$1,084
DSCR Based on Underwritten NOI / NCF	1.76x / 1.74x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	9.1% / 9.0%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$18,725,000	68.6%	Purchase Price	$26,750,000	98.0%
Principal’s New Cash Contribution	8,566,692	31.4	Closing Costs	409,529	1.5
			Upfront Reserves	132,163	0.5
Total Sources	$27,291,692	100.0%	Total Uses	$27,291,692	100.0%

■	COVID-19 Update. As of May 6, 2022, the League City Storage property is open and operating. The League City Storage loan is not subject to any modification or forbearance request. The first payment date for the League City Storage loan was May 6, 2022.

The following table presents certain information relating to historical leasing at the League City Storage property:

Historical Leased %(1)

2018	2019	2020	2021	As of 3/7/2022(2)
99.5%	98.7%	94.6%	97.5%	99.4%

(1)	Reflects average occupancy for the indicated year ended December 31 unless specified otherwise.
(2)	Based on the borrower rent roll dated March 7, 2022.

B-106

LOAN #13: League city storage

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the League City Storage property:

Cash Flow Analysis

	2019(1)	2020(1)	2021	TTM 2/28/2022	Underwritten	Underwritten $ per SF
Base Rent	$2,092,313	$1,920,085	$2,486,635	$2,586,689	$2,679,827	$6.18
Potential Income from Vacant Units	0	0	0	0	16,210	$0.04
Vacancy, Credit Loss & Concessions	0	0	0	0	(134,802)	($0.31)
Other Income	0	0	0	0	0	$0.00
Effective Gross Income	$2,092,313	$1,920,085	$2,486,635	$2,586,689	$2,561,235	$5.90

Real Estate Taxes	$132,229	$172,650	$238,734	$238,734	$238,734	$0.55
Insurance	92,526	196,150	214,927	214,927	301,189	$0.69
Management Fees	104,616	96,004	124,332	129,334	128,062	$0.30
Total Other Expenses	208,656	204,348	186,552	198,475	198,475	$0.46
Total Operating Expenses	$538,026	$669,152	$764,544	$781,470	$866,459	$2.00

Net Operating Income	$1,554,287	$1,250,933	$1,722,091	$1,805,219	$1,694,776	$3.91
Replacement Reserves	0	0	0	0	13,014	$0.03
Net Cash Flow	$1,554,287	$1,250,933	$1,722,091	$1,805,219	$1,681,762	$3.88

Occupancy(2)	98.7%	94.6%	97.5%	98.5%	95.0%
NOI Debt Yield	8.3%	6.7%	9.2%	9.6%	9.1%
NCF DSCR	1.61x	1.30x	1.78x	1.87x	1.74x

(1)	In October 2019, there was an electrical fire that destroyed one of the buildings at the League City Storage property containing 42 storage units. As a result, there was a decline in revenue throughout 2020 and into 2021. The building remained offline for approximately 18 months as a result of construction and material delays related to COVID-19. The fire damaged building was re-opened in May 2021.
(2)	Historical occupancies reflect average occupancy for the indicated year ended December 31 unless specified otherwise. Underwritten Occupancy is based on the underwritten economic occupancy

B-107

LOAN #14: 501 W 24th Street

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	BMO
Location (City / State)	New York, New York	Cut-off Date Balance	$15,850,000
Property Type(1)	Retail	Cut-off Date Balance per SF	$2,030.23
Size (SF)	7,807	Percentage of Initial Pool Balance	2.5%
Total Occupancy as of 6/6/2022	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/6/2022	100.0%	Type of Security	Fee
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	6.38000%
Appraised Value	$28,800,000	Original Term to Maturity (Months)	120
Appraisal Date	4/1/2022	Original Amortization Term (Months)	NAP
Borrower Sponsor	Jean-Pierre Lehmann and Rachel Lehmann	Original Interest Only Period (Months)	120
Property Management	Chris Hackett LLC	First Payment Date	6/6/2022
Maturity Date	5/6/2032

Underwritten Revenues	$1,884,484
Underwritten Expenses	$378,907	Escrows
Underwritten Net Operating Income (NOI)	$1,505,577	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,496,599	Taxes	$92,487	$15,415
Cut-off Date LTV Ratio	55.0%	Insurance	$6,544	$3,272
Maturity Date LTV Ratio	55.0%	Replacement Reserve	$0	$100
DSCR Based on Underwritten NOI / NCF	1.47x / 1.46x	TI / LC	$0	$651
Debt Yield Based on Underwritten NOI / NCF	9.5% / 9.4%	Condominium Assessments Reserve	$9,111	$9,111

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$15,850,000	100.0%	Loan Payoff	$13,633,464	86.0%
Principal Equity Distribution	1,667,406	10.5
Closing Costs	440,988	2.8
Reserves	108,142	0.7
Total Sources	$15,850,000	100.0%	Total Uses	$15,850,000	100.0%

(1)	The 501 W 24th Street Property is a 7,807 SF retail building occupied by single tenant, Lehman-Maupin L.L.C. (Art Gallery), and currently operates as an art gallery.

Sole Tenant Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration(3)	Renewal / Extension Options
Lehman-Maupin L.L.C. (Art Gallery)	NR/NR/NR	7,807	100.0%	$1,743,005	100.0%	$223.26	4/30/2037	None
Total Occupied		7,807	100.0%	$1,743,005	100.0%	$223.26
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		0	0.0	NAP	NAP	NAP
Total		7,807	100.0%	$1,743,005	100.0%	$223.26

(1)	Based on the underwritten rent roll dated June 6, 2022.
(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Lehman-Maupin L.L.C signed its lease and opened its business in 2018.

B-108

LOAN #14: 501 W 24th Street

The following table presents certain information relating to the lease rollover schedule at 501 W 24th Street, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0%	0.0%	0	0.0%	$0.00	0
2023	0	0.0%	0.0%	0	0.0%	$0.00	0
2024	0	0.0%	0.0%	0	0.0%	$0.00	0
2025	0	0.0%	0.0%	0	0.0%	$0.00	0
2026	0	0.0%	0.0%	0	0.0%	$0.00	0
2027	0	0.0%	0.0%	0	0.0%	$0.00	0
2028	0	0.0%	0.0%	0	0.0%	$0.00	0
2029	0	0.0%	0.0%	0	0.0%	$0.00	0
2030	0	0.0%	0.0%	0	0.0%	$0.00	0
2031	0	0.0%	0.0%	0	0.0%	$0.00	0
2032 & Thereafter	7,807	100.0%	100.0%	1,743,005	100.0%	$223.26	1
Vacant	0	0.0%	100.0%	NAP	NAP %	NAP	0
Total / Wtd. Avg.	7,807	100.0%		$1,743,005	100.0%	$223.26	1

(1)	Based on the underwritten rent roll dated June 6, 2022.
■	COVID-19 Update. As of May 22, 2022, the 501 W 24th Street Property was open and operating and 100% of the base rent due in May 2022 and June 2022 was paid. As of May 22, 2022, the 501 W 24th Street Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The following table presents certain information relating to historical leasing at the 501 W 24th Street Property:

Historical and Current Occupancy %(1)

12/31/2019	12/31/2020	12/31/2021	As of 6/6/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated June 6, 2022
B-109

LOAN #14: 501 W 24th Street

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 501 W 24th Street:

Cash Flow Analysis

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$2,368,704	$2,378,490	$2,486,136	$1,743,005	$223.26
Total Reimbursements	29,665	0	0	240,663	$30.83
Gross Potential Rent	$2,398,369	$2,378,490	$2,486,136	$1,983,668	$254.09
Vacancy & Credit Loss	0	$0	0	(99,183)	($12.70)
Effective Gross Income	$2,398,369	$2,378,490	$2,486,136	$1,884,484	$241.38

Real Estate Taxes	150,300	162,997	172,657	184,974	$23.69
Insurance	35,172	37,089	39,061	39,264	$5.03
Management Fee	0	0	0	37,690	$4.83
Other Operating Expenses(1)	115,590	106,147	119,647	116,979	$14.98
Total Expenses	$301,062	$306,233	$331,364	$378,907	$48.53

Net Operating Income	$2,097,306	$2,072,257	$2,154,772	$1,505,577	$192.85
Replacement Reserves	0	0	0	1,171	$0.15
TI / LC	0	0	0	7,807	$1.00
Net Cash Flow	$2,097,306	$2,072,257	$2,154,772	$1,496,599	$191.70

Occupancy(2)	100.0%	100.0%	100.0%	95.0%
NOI Debt Yield	13.2%	13.1%	13.6%	9.5%
NCF DSCR	2.05x	2.02x	2.10x	1.46x

(1)	Other Expenses includes items such as common area maintenance and general/administrative expenses.
(2)	Underwritten occupancy is based on the economic occupancy.
B-110

loan #15: Stockton Self Storage Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	6	Loan Seller		SMC
Location (City/State)	Various, California	Cut-off Date Balance(5)		$13,985,622
Property Type(1)	Various	Cut-off Date Balance per SF(4)		$83.87
Size (SF)	464,535	Percentage of Initial Pool Balance		2.2%
Total Occupancy as of Various(2)	97.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of Various(2)	97.8%	Type of Security		Fee
Year Built / Latest Renovation	Various / Various	Mortgage Rate		5.14400%
Appraised Value	$79,350,000	Original Term to Maturity (Months)		120
Appraisal Date(3)	Various	Original Amortization Term (Months)		360
Borrower Sponsor	Steven L. Diede	Original Interest Only Period (Months)		NAP
Property Management	Diede Property Management Inc.	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$5,975,092
Underwritten Expenses	$1,821,673		Escrows
Underwritten Net Operating Income (NOI)	$4,153,419		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,075,395	Taxes	$55,257	$27,629
Cut-off Date LTV Ratio(4)	49.1%	Insurance	$56,532	$5,855
Maturity Date LTV Ratio(4)	40.6%	Replacement Reserve	$0	$6,502
DSCR Based on Underwritten NOI / NCF(4)	1.63x / 1.60x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(4)	10.7% / 10.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$39,000,000	100.0%	Loan Payoff	$20,170,671	51.7%
			Principal Equity Distribution	18,375,778	47.1
			Closing Costs	341,762	0.9
			Upfront Reserves	111,789	0.3
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%
(1)	The Stockton Self Storage Portfolio properties are comprised of five self storage properties and one industrial property.
(2)	Total Occupancy and Owned Occupancy are as of April 15, 2022 for all of the mortgaged properties except for Beckman Road Industrial, which is as of June 6, 2022.
(3)	The Appraisal Dates range from March 1, 2022 to March 28, 2022.
(4)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Stockton Self Storage Portfolio Whole Loan (as defined below).
(5)	The Stockton Self Storage Portfolio mortgage loan (“Stockton Self Storage Portfolio Mortgage Loan”) is part of the Stockton Self Storage Portfolio Whole Loan (“Stockton Self Storage Portfolio Whole Loan”) which is comprised of two pari passu promissory notes with an aggregate original balance of $39,000,000.

The table below summarizes the promissory notes that comprise the Stockton Self Storage Portfolio Whole Loan. The relationship between the holders of the Stockton Self Storage Portfolio Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside-Serviced Pari Passu Whole Loans” in the Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$24,974,325	BBCMS 2022-C16	Yes(1)
A-2	14,000,000	13,985,622	CGCMT 2022-GC48	No
Whole Loan	$39,000,000	$38,959,947

(1)	The Stockton Self Storage Portfolio Whole Loan will initially be serviced pursuant to the Pooling and Servicing Agreement, and is expected to be serviced pursuant to the BBCMS 2022-C16 Pooling and Servicing Agreement on and after June 28, 2022.

The following table presents certain information relating to the Stockton Self Storage Portfolio properties:

Property Name	City, State	Original Balance Allocated Loan Amounts ($)	% of Original Balance Allocated Loan Amounts	Total SF(1)	Occ. (%)(1)	Year Built/Renovated(2)	As-Is Appraised Value(2)	UW NCF
Airport Road Self Storage	Rio Vista, CA	$14,300,000	36.7%	113,170	94.3%	2000, 2003, 2006, 2018 / NAP	$28,890,000	$1,456,483
Morada Self Storage	Stockton, CA	7,600,000	19.5	98,700	99.2%	2002 / NAP	15,950,000	884,772
Highway 88 Self Storage	Lockeford, CA	5,100,000	13.1	68,475	98.1%	2003 / NAP	9,550,000	520,116
Beckman Road Industrial	Lodi, CA	5,000,000	12.8	99,000	100.0%	1980 / 2021	11,700,000	509,508
Highway 99 Self Storage	Galt, CA	4,200,000	10.8	50,240	98.6%	1982 / NAP	8,010,000	420,745
Eight Mile Road Self Storage	Lodi, CA	2,800,000	7.2	34,950	97.1%	1990 / NAP	5,250,000	283,771
Total / Wtd. Avg.		$39,000,000	100.0%	464,535	97.8%		$79,350,000	$4,075,395

(1)	Based on the borrower rent rolls dated April 15, 2022 and June 6, 2022.
(2)	Source: Appraisals.

■	COVID-19 Update. As of May 6, 2022, the Stockton Self Storage properties are open and operating. The Stockton Self Storage Portfolio Whole Loan is not subject to any modification or forbearance request. The first payment date for the Stockton Self Storage Portfolio Whole Loan is June 6, 2022.
B-111

loan #15: Stockton Self Storage Portfolio

The following table presents certain information relating to historical leasing at the Stockton Self Storage properties:

Historical Leased %(1)

2019	2020(2)	2021	Current(3)
93.4%	71.8%	97.7%	97.8%

(1)	Reflects occupancy for the indicated year as of December 31 unless specified otherwise.
(2)	The Beckman Road Industrial property was vacant as of December 31, 2020.
(3)	Current occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio properties except Beckman Road Industrial, which is as of June 6, 2022.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Stockton Self Storage properties:

Cash Flow Analysis

	2019	2020	2021	TTM 3/31/2022	Underwritten	Underwritten $ per SF
Base Rent	$4,895,130	$5,060,291	$5,463,519	$5,763,027	$6,017,274	$12.95
Potential Income from Vacant Units	0	0	0	0	1,068,780	$2.30
Vacancy, Credit Loss & Concessions	0	0	0	0	(1,391,832)	($3.00)
Other Income	220,355	211,756	213,329	207,219	280,870	$0.60
Effective Gross Income	$5,115,485	$5,272,047	$5,676,848	$5,970,246	$5,975,092	$12.86

Real Estate Taxes	245,276	260,396	280,405	283,740	472,175	$1.02
Insurance	59,535	53,476	64,482	68,595	70,714	$0.15
Management Fees	198,971	205,064	221,876	232,338	232,517	$0.50
Total Other Expenses	1,033,855	1,018,203	1,058,320	1,046,266	1,046,266	$2.25
Total Operating Expenses	$1,537,637	$1,537,139	$1,625,083	$1,630,939	$1,821,673	$3.92

Net Operating Income	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,153,419	$8.94
Replacement Reserves	0	0	0	0	78,025	$0.17
Net Cash Flow	$3,577,848	$3,734,908	$4,051,765	$4,339,307	$4,075,395	$8.77

Occupancy(1)	93.4%	71.8%	97.7%	97.8%	80.4%
NOI Debt Yield	9.2%	9.6%	10.4%	11.1%	10.6%
NCF DSCR	1.40x	1.46x	1.59x	1.70x	1.60x

(1)	Historical occupancies reflect occupancy for the indicated year as of December 31 unless specified otherwise. TTM 3/31/2022 occupancy is as of April 15, 2022 for all of the Stockton Self Storage Portfolio properties except the Beckman Road Industrial property, which is as of June 6, 2022. Underwritten Occupancy is based on the underwritten economic occupancy. The Beckman Road Industrial property was vacant as of December 31, 2020.

■	Release of Collateral. Following the defeasance lockout period, and provided no event of default then exists, the Stockton Self Storage Portfolio Mortgage Loan documents permit the release of the Beckman Road Industrial property, and, solely in the event that the California Department of Transportation commences an eminent domain proceeding with respect to the Eight Mile Road Self Storage property, the Eight Mile Road Self Storage property, upon the borrower defeasing a portion of the Stockton Self Storage Portfolio Mortgage Loan in the amount equal to the greatest of (a) 110% of the allocated loan amount for the property to be released, (b) the amount which would result in the LTV on the remaining Stockton Self Storage Portfolio properties, after giving effect to such release, being not greater than 49.1%, (c) the DSCR on the remaining Stockton Self Storage Portfolio properties, after giving effect to such release, being not less than 1.60x and (d) the debt yield on the remaining mortgaged properties, after giving effect to such release, being not less than 10.4%.

B-112

ANNEX C

MORTGAGE POOL INFORMATION

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

Distribution of Loan Purpose

Loan Purpose	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Refinance	25	$485,903,980	76.7%	$19,436,159	2.40x	4.938%	108	51.6%	50.2%
Acquisition	6	97,370,000	15.4	$16,228,333	2.12x	4.661%	113	58.5%	58.3%
Recapitalization	1	50,000,000	7.9	$50,000,000	1.61x	4.920%	119	60.8%	60.8%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

Distribution of Amortization Types(1)

Amortization Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	26	$539,162,000	85.1%	$20,737,000	2.35x	4.946%	108	52.6%	52.6%
Amortizing (30 Years)	3	58,961,980	9.3	$19,653,993	1.52x	5.138%	119	61.6%	50.9%
Interest Only - ARD	1	23,250,000	3.7	$23,250,000	3.37x	2.776%	115	42.6%	42.6%
Interest Only, Then Amortizing(1)	2	11,900,000	1.9	$5,950,000	1.53x	5.472%	120	69.5%	64.3%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Original partial interest only months range from 48 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
2,020,667 - 9,999,999	10	$63,095,667	10.0%	$6,309,567	2.47x	4.922%	110	52.5%	51.2%
10,000,000 - 19,999,999	10	129,460,622	20.4	$12,946,062	1.82x	5.457%	119	54.9%	53.9%
20,000,000 - 29,999,999	4	87,762,000	13.9	$21,940,500	2.22x	4.640%	118	56.0%	56.0%
30,000,000 - 39,999,999	1	30,000,000	4.7	$30,000,000	4.72x	5.369%	59	22.6%	22.6%
40,000,000 - 49,999,999	4	162,955,691	25.7	$40,738,923	1.65x	5.185%	119	63.8%	60.8%
50,000,000 - 60,000,000	3	160,000,000	25.3	$53,333,333	2.84x	4.182%	97	46.4%	46.4%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

	Min	$2,020,667
	Max	$60,000,000
	Average	$19,789,812

ANNEX C

Distribution of Underwritten Debt Service Coverage Ratios(1)

Range of Underwritten Debt Service Coverage Ratios (x)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
1.31 - 1.49	4	$33,100,667	5.2%	$8,275,167	1.42x	6.184%	119	57.7%	56.5%
1.50 - 1.99	17	353,933,313	55.9	$20,819,607	1.66x	5.254%	119	61.8%	60.0%
2.00 - 2.49	4	53,890,000	8.5	$13,472,500	2.05x	4.829%	119	54.7%	54.7%
2.50 - 2.99	1	13,100,000	2.1	$13,100,000	2.85x	5.210%	120	43.4%	43.4%
3.00 - 5.08	6	179,250,000	28.3	$29,875,000	3.73x	3.942%	86	36.3%	36.3%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Unless otherwise indicated, the Underwritten NCF DSCR for each mortgage loan is generally calculated by dividing the Underwritten NCF for the related mortgaged property or mortgaged properties by the annual debt service for such mortgage loan, as adjusted in the case of mortgage loans with a partial interest only period by using the first 12 amortizing payments due instead of the actual interest only payment due.

	Min	1.31x
	Max	5.08x
	Weighted Avg.	2.29x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
2.776 - 3.499	3	$91,250,000	14.4%	$30,416,667	3.68x	2.994%	74	35.5%	35.5%
3.500 - 3.999	1	8,000,000	1.3	$8,000,000	4.35x	3.950%	116	26.6%	26.6%
4.000 - 4.499	1	7,500,000	1.2	$7,500,000	2.05x	4.260%	115	60.4%	60.4%
4.500 - 4.999	5	172,340,000	27.2	$34,468,000	2.17x	4.759%	119	57.2%	57.2%
5.000 - 5.499	12	202,166,980	31.9	$16,847,248	2.22x	5.182%	110	53.3%	50.1%
5.500 - 6.380	10	152,017,000	24.0	$15,201,700	1.60x	5.887%	120	61.0%	60.7%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

	Min	2.776%
	Max	6.380%
	Weighted Avg.	4.894%

ANNEX C

Distribution of Cut-off Date LTV Ratios(1)

Range of Cut-off Date LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)(3)	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
22.6 - 29.9	2	$38,000,000	6.0%	$19,000,000	4.64x	5.070%	71	23.4%	23.4%
30.0 - 39.9	2	68,000,000	10.7	$34,000,000	3.78x	3.068%	60	33.1%	33.1%
40.0 - 49.9	4	100,335,622	15.8	$25,083,905	2.95x	4.440%	118	46.1%	44.9%
50.0 - 59.9	11	121,665,000	19.2	$11,060,455	1.79x	5.517%	119	55.0%	55.0%
60.0 - 70.0	13	305,273,358	48.2	$23,482,566	1.65x	5.180%	119	63.4%	61.5%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Unless otherwise indicated, the Cut-off Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Cut-off Date/ARD Loan-to-Value Ratio was calculated using either (i) the “as stabilized” appraised value which is inclusive of stabilized occupancy and conditions met or (ii) the “as is portfolio” appraised value which is inclusive of a portfolio premium. The weighted average Cut-off Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 53.6%.

	Min	22.6%
	Max	70.0%
	Weighted Avg.	53.4%

Distribution of Maturity Date/ARD LTV Ratios(1)

Range of Maturity Date/ARD LTV Ratios (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
22.6 - 29.9	2	$38,000,000	6.0%	$19,000,000	4.64x	5.070%	71	23.4%	23.4%
30.0 - 39.9	2	68,000,000	10.7	$34,000,000	3.78x	3.068%	60	33.1%	33.1%
40.0 - 49.9	4	100,335,622	15.8	$25,083,905	2.95x	4.440%	118	46.1%	44.9%
50.0 - 59.9	13	166,641,358	26.3	$12,818,566	1.71x	5.414%	119	57.8%	54.8%
60.0 - 65.6	11	260,297,000	41.1	$23,663,364	1.68x	5.188%	119	63.0%	62.8%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Unless otherwise indicated, the Maturity Date/ARD Loan-to-Value Ratio is calculated utilizing the “as-is” appraised value. With respect to three mortgage loans, representing approximately 7.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the respective Maturity Date/ARD Loan-to-Value Ratio was calculated using either (i) the “as stabilized” appraised value which is inclusive of stabilized occupancy and conditions met or (ii) the “as is portfolio” appraised value which is inclusive of a portfolio premium. The weighted average Maturity Date/ARD Loan-to-Value Ratio for the mortgage pool without making any of the adjustments described above is 52.5%.

	Min	22.6%
	Max	65.6%
	Weighted Avg.	52.3%

ANNEX C

Distribution of Original Terms to Maturity/ARD(1)

Original Term to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
60	3	$98,000,000	15.5%	$32,666,667	4.07x	3.773%	59	29.9%	29.9%
120	29	535,273,980	84.5	$18,457,723	1.97x	5.100%	119	57.7%	56.4%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	60	months
	Max	120	months
	Weighted Avg.	111	months

Distribution of Remaining Terms to Maturity/ARD(1)
Range of Remaining Terms to Maturity/ARD (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
56 - 60	3	$98,000,000	15.5%	$32,666,667	4.07x	3.773%	59	29.9%	29.9%
115 - 120	29	535,273,980	84.5	$18,457,723	1.97x	5.100%	119	57.7%	56.4%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) Unless otherwise indicated, mortgage loans with anticipated repayment dates are presented as if they were to mature on the anticipated repayment date.

	Min	56	months
	Max	120	months
	Weighted Avg.	110	months

Distribution of Original Amortization Terms(1)

Original Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	27	$562,412,000	88.8%	$20,830,074	2.39x	4.856%	108	52.2%	52.2%
360	5	70,861,980	11.2	$14,172,396	1.53x	5.194%	119	62.9%	53.1%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	360	months
	Max	360	months
	Weighted Avg.	360	months

ANNEX C

Distribution of Remaining Amortization Terms(1)

Range of Remaining Amortization Terms (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Interest Only	27	$562,412,000	88.8%	$20,830,074	2.39x	4.856%	108	52.2%	52.2%
358 - 360	5	$70,861,980	11.2	$14,172,396	1.53x	5.194%	119	62.9%	53.1%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

(1) All of the mortgage loans will have balloon payments at maturity date or anticipated repayment date.

	Min	358	months
	Max	360	months
	Average	359	months

Mortgage loans with Original Partial Interest Only Periods

Original Partial Interest Only Periods (Mos)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
48	1	$2,730,000	0.4%	$2,730,000	1.37x	5.210%	119	67.9%	61.6%
60	1	$9,170,000	1.4%	$9,170,000	1.58x	5.550%	120	70.0%	65.1%

Distribution of Prepayment Provisions

Prepayment Provision	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
Defeasance	26	$487,198,980	76.9%	$18,738,422	2.11x	4.760%	110	55.5%	54.1%
Yield Maintenance or Defeasance	5	138,075,000	21.8	$27,615,000	2.81x	5.422%	106	47.4%	47.4%
Yield Maintenance	1	8,000,000	1.3	$8,000,000	4.35x	3.950%	116	26.6%	26.6%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

ANNEX C

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
7.6 - 7.9	1	$10,000,000	1.6%	$10,000,000	1.58x	4.710%	119	63.3%	63.3%
8.0 - 8.9	3	92,020,667	14.5	$30,673,556	1.72x	4.789%	119	62.9%	62.6%
9.0 - 9.9	11	201,145,000	31.8	$18,285,909	1.87x	5.102%	119	57.1%	57.0%
10.0 - 10.9	8	98,032,622	15.5	$12,254,078	1.75x	5.554%	119	58.7%	57.5%
11.0 - 11.9	3	113,805,691	18.0	$37,935,230	2.67x	4.060%	88	47.5%	43.2%
12.0 - 12.9	1	9,170,000	1.4	$9,170,000	1.58x	5.550%	120	70.0%	65.1%
13.0 - 30.1	5	109,100,000	17.2	$21,820,000	3.78x	4.839%	98	37.5%	37.5%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

	Min	7.6%
	Max	30.1%
	Weighted Avg.	11.7%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity/ARD (Mos)	Weighted Average Cut- off Date LTV	Weighted Average Maturity/ARD Date LTV
7.5 - 7.9	1	$10,000,000	1.6%	$10,000,000	1.58x	4.710%	119	63.3%	63.3%
8.0 - 8.9	6	$152,020,667	24.0	$25,336,778	1.70x	4.971%	119	62.3%	62.1%
9.0 - 9.9	12	231,847,691	36.6	$19,320,641	1.82x	5.192%	119	59.0%	56.8%
10.0 - 10.9	6	59,455,622	9.4	$9,909,270	1.77x	5.435%	119	56.4%	53.6%
11.0 - 11.9	2	70,850,000	11.2	$35,425,000	3.37x	3.411%	69	36.6%	36.6%
12.0 - 25.7	5	109,100,000	17.2	$21,820,000	3.78x	4.839%	98	37.5%	37.5%
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%	$19,789,812	2.29x	4.894%	110	53.4%	52.3%

	Min	7.5%
	Max	25.7%
	Weighted Avg.	11.1%

Distribution of Lockbox Types
Lockbox Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Springing	17	$287,433,289	45.4%
Hard	11	232,640,691	36.7
Hard (Commercial); Soft (Multifamily)	2	73,200,000	11.6
None	1	30,000,000	4.7
Soft	1	10,000,000	1.6
Total/Avg./Wtd.Avg.	32	$633,273,980	100.0%

ANNEX C

Distribution of Escrows
Escrow Type	Number of mortgage loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	26	$549,403,313	86.8%
Replacement Reserves(1)	27	$547,663,313	86.5%
TI/LC(2)	19	$429,462,691	87.7%
Insurance	18	$309,686,313	48.9%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of the portion of the Initial Pool Balance secured by office, retail, industrial, self storage with commercial tenants, multifamily with commercial tenants and mixed use properties.

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
Office	12	$241,555,691	38.1%	$20,129,641	2.06x	4.6575%	116	58.1%	56.1%
CBD	6	135,976,815	21.5%	$22,662,802	2.06x	4.6706%	115	59.2%	57.4%
Suburban	4	71,328,876	11.3%	$17,832,219	1.68x	5.1697%	119	62.3%	59.0%
CBD/Data Center	1	23,250,000	3.7%	$23,250,000	3.37x	2.7760%	115	42.6%	42.6%
Medical	1	11,000,000	1.7%	$11,000,000	1.82x	5.1500%	119	50.2%	50.2%
Retail	48	$99,082,667	15.6%	$2,064,222	1.89x	5.4666%	120	57.6%	57.4%
Shadow Anchored	10	48,201,470	7.6%	$4,820,147	1.84x	5.6387%	120	62.3%	62.3%
Single Tenant	36	40,210,667	6.3%	$1,116,963	1.77x	5.3247%	119	54.3%	53.8%
Anchored	1	7,070,530	1.1%	$7,070,530	2.85x	5.2100%	120	43.4%	43.4%
Unanchored	1	3,600,000	0.6%	$3,600,000	1.91x	5.2500%	118	59.0%	59.0%
Hospitality	2	$80,000,000	12.6%	$40,000,000	3.74x	5.0228%	97	38.2%	38.2%
Full Service	2	80,000,000	12.6%	$40,000,000	3.74x	5.0228%	97	38.2%	38.2%
Multifamily	3	$70,000,000	11.1%	$23,333,333	3.32x	3.2786%	68	37.6%	37.6%
High Rise	2	60,000,000	9.5%	$30,000,000	3.61x	3.0400%	60	33.3%	33.3%
Mid Rise	1	10,000,000	1.6%	$10,000,000	1.58x	4.7100%	119	63.3%	63.3%
Mixed Use	4	$60,450,000	9.5%	$15,112,500	1.67x	5.6884%	120	59.5%	59.5%
Office/Retail	1	40,000,000	6.3%	$40,000,000	1.54x	5.9060%	120	61.2%	61.2%
Office/Multifamily	1	13,200,000	2.1%	$13,200,000	2.10x	5.0500%	119	54.1%	54.1%
Multifamily/Retail	2	7,250,000	1.1%	$3,625,000	1.59x	5.6500%	119	59.7%	59.7%
Self Storage	7	$33,647,593	5.3%	$4,806,799	1.66x	5.1165%	118	57.2%	53.7%
Manufactured Housing	9	$32,000,000	5.1%	$3,555,556	1.60x	6.0455%	120	57.0%	57.0%
Industrial	3	$16,538,028	2.6%	$5,512,676	1.61x	5.5599%	120	62.7%	59.1%
Warehouse/Distribution	1	9,170,000	1.4%	$9,170,000	1.58x	5.5500%	120	70.0%	65.1%
Flex	1	5,575,000	0.9%	$5,575,000	1.67x	5.7100%	119	55.2%	55.2%
Manufacturing	1	1,793,028	0.3%	$1,793,028	1.60x	5.1440%	119	49.1%	40.6%
Total/Avg./Wtd. Avg.(3)	88	$633,273,980	100.0%	$7,196,295	2.29x	4.8943%	110	53.4%	52.3%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 88 mortgaged properties in the CGCMT 2022-GC48 trust.

ANNEX C

Geographic Distribution

Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity/ARD (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity/ARD Date LTV(2)
New York	8	$154,100,000	24.3%	$ 19,262,500	2.39x	4.375%	96	48.8%	48.8%
California	11	140,585,622	22.2	$ 12,780,511	3.12x	4.810%	106	43.1%	42.2%
New Jersey	5	68,600,000	10.8	$ 13,720,000	2.34x	4.823%	111	55.1%	55.1%
Michigan	3	40,605,051	6.4	$ 13,535,017	1.55x	5.886%	120	61.1%	61.1%
District of Columbia	1	40,000,000	6.3	$ 40,000,000	1.87x	4.600%	118	65.5%	65.5%
Texas	6	31,340,016	4.9	$ 5,223,336	1.70x	5.108%	118	61.9%	58.8%
Georgia	2	25,187,635	4.0	$ 12,593,817	1.82x	5.088%	119	59.6%	54.1%
South Carolina	5	23,025,723	3.6	$ 4,605,145	1.70x	5.700%	120	64.9%	64.9%
Tennessee	2	22,832,019	3.6	$ 11,416,009	1.52x	5.121%	119	65.4%	54.2%
Louisiana	11	18,132,461	2.9	$ 1,648,406	1.92x	5.182%	120	52.8%	52.8%
Florida	2	13,575,000	2.1	$ 6,787,500	3.25x	4.673%	117	38.3%	38.3%
Missouri	2	11,900,000	1.9	$ 5,950,000	1.53x	5.472%	120	69.5%	64.3%
North Carolina	2	11,190,588	1.8	$ 5,595,294	1.69x	5.700%	120	65.1%	65.1%
Pennsylvania	3	10,250,000	1.6	$ 3,416,667	1.67x	5.999%	119	59.7%	59.7%
Illinois	10	5,287,635	0.8	$ 528,764	2.03x	4.580%	119	53.1%	53.1%
Maryland	1	4,359,679	0.7	$ 4,359,679	1.67x	5.700%	120	65.6%	65.6%
Virginia	2	3,791,888	0.6	$ 1,895,944	1.74x	5.642%	120	63.8%	63.8%
Ohio	3	2,573,899	0.4	$ 857,966	1.46x	5.130%	118	60.2%	52.0%
Wisconsin	2	2,463,635	0.4	$ 1,231,818	2.03x	4.580%	119	53.1%	53.1%
Alabama	2	2,112,517	0.3	$ 1,056,258	2.03x	4.580%	119	53.1%	53.1%
West Virginia	1	552,372	0.1	$ 552,372	2.03x	4.580%	119	53.1%	53.1%
Kentucky	1	296,505	0.0	$ 296,505	2.03x	4.580%	119	53.1%	53.1%
Maine	1	234,796	0.0	$ 234,796	2.03x	4.580%	119	53.1%	53.1%
Indiana	1	152,875	0.0	$ 152,875	2.03x	4.580%	119	53.1%	53.1%
Delaware	1	124,063	0.0	$ 124,063	2.03x	4.580%	119	53.1%	53.1%
Total/Avg./Wtd. Avg.(3)	88	$633,273,980	100.0%	$ 7,196,295	2.29x	4.894%	110	53.4%	52.3%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.
(3) Wtd. Avg Cut-off Date Balance is based on the 88 mortgaged properties in the CGCMT 2022-GC48 trust.

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

D-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Contacts
Role	Party and Contact Information
Depositor	Citigroup Commercial Mortgage Securities Inc.
	Raul D. Orozco		raul.d.orozco@citi.com
388 Greenwich Street Trading | New York, NY 10013 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cts.cmbs.bond.admin@wellsfargo.com; trustadministrationgroup@wellsfargo.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association
	Executive Vice President - Division Head	(913) 253-9000	askmidlandls.com
10851 Mastin Street, Building 82, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Greystone Servicing Company LLC
	Lindsey Wright, Vice-President - Special Servicing	(972) 868-5329
5221 N. O'Connor Blvd., Suite 800 | Irving, TX 75039 | United States
Operating Advisor & Asset Representations Reviewer	Park Bridge Lender Services LLC
	CMBS Notices		cmbs.notices@parkbridgefinancial.com
600 Third Avenue, 40th Floor | New York, NY 10016 | United States
Trustee	Wilmington Trust, National Association
	Attention: CMBS Trustee	(302) 636-4140	CMBSTrustee@wilmingtontrust.com
1100 North Market Street | Wilmington, DE 19890 | United States

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-5		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-5		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-5	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Additional Information

Total Available Distribution Amount (1)	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00
Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Mortgage Loan Detail (Part 2)

Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

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Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Principal Prepayment Detail

			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

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Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Historical Detail

	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

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Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Delinquency Loan Detail

Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹

	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information

	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Jul-22	0	0	0	0	0	0
Jun-22	0	0	0	0	0	0
May-22	0	0	0	0	0	0
Apr-22	0	0	0	0	0	0
Mar-22	0	0	0	0	0	0
Feb-22	0	0	0	0	0	0
Jan-22	0	0	0	0	0	0
Dec-21	0	0	0	0	0	0
Nov-21	0	0	0	0	0	0
Oct-21	0	0	0	0	0	0
Sep-21	0	0	0	0	0	0
Aug-21	0	0	0	0	0	0

(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Specially Serviced Loan Detail - Part 1

Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Specially Serviced Loan Detail - Part 2

Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined
2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Modified Loan Detail

		Pre-Modification		Post-Modification		Modification	Modification Booking	Modification Closing	Modification Effective
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Code¹	Date	Date	Date

Totals

1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

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Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Historical Liquidated Loan Detail

Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Historical Bond / Collateral Loss Reconciliation Detail

Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

Distribution Date:	07/15/22	Citigroup Commercial Mortgage Trust 2022-GC48
Determination Date:	07/11/22
Record Date:	06/30/22	Commercial Mortgage Pass-Through Certificates
Series 2022-GC48

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 26 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1A

SPONSOR REPRESENTATIONS AND WARRANTIES
(CITI REAL ESTATE FUNDING INC., STARWOOD MORTGAGE CAPITAL llc And BANK OF MONTREAL)

Each of CREFI, SMC and BMO (referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-1B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement; provided, that, as set forth in the representations and warranties below, the term “Mortgage Loan” has the meaning set forth in the related Mortgage Loan Purchase Agreement and refers solely to the Mortgage Loans to be sold by the applicable Mortgage Loan Seller to us.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Outside Serviced Mortgage Loan, to the trustee for the related Other Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the

E-1A-1

origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a)(1) to the knowledge of the Mortgage Loan Seller, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex E-1B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in the Mortgage Loan Purchase Agreement to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties
E-1A-2

are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1A-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.
(8)	Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Loan Documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(10)	Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.
E-1A-3

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Loan Documents or (f) the current principal use of the Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Outside Serviced Mortgage Loan, to the depositor or servicer for the related Other Securitization Trust).
(15)	No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction
E-1A-4

for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the Mortgagor and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only), the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if

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applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain, or cause to be maintained, all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.
(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.
(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the
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adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance provided that: (a) such Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) the Mortgage Loan Seller identifies such Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.
(24)	Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
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(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.
(26)	Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related Mortgagor and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Mortgagor and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Mortgagor and at least one individual or entity, if the related Mortgagor files a voluntary petition under federal or state bankruptcy or insolvency law.
(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

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No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.
(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex E-1B; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Loan Documents, (iii) Transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1A or the exceptions thereto set forth in Annex E-1B, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule E-1A-1, or future permitted mezzanine debt in each case as set forth on Schedule E-1A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule E-1A-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the
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Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the Mortgagor would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Mortgagor is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-1A, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.
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With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;
(f)	The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;
(h)	A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;
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(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and
(l)	Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1A.
(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex E-1A. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.
(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Mortgagor that is an Affiliate of another Mortgagor under another
E-1A-12

Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.)

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.
(41)	Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.
(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.
(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth on Schedule E-1A-3.
(44)	Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related Mortgagor and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the related Other Securitization Trust) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of an Outside Serviced Mortgage Loan, by the seller of the
E-1A-13

note which is contributed to the related Other Securitization Trust or its designee providing notice of the transfer of such note to the related Other Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of an Outside Serviced Mortgage Loan) shall provide, or if neither (A) nor (B) is applicable, except in the case of an Outside Serviced Mortgage Loan, the Mortgage Loan Seller or its designee shall apply for, on the Trust’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

(45)	Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor other than in accordance with the Loan Documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.
(46)	Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-1A-14

SCHEDULE E-1A-1 to ANNEX E-1A

LOANS WITH EXISTING MEZZANINE DEBT

Loan No.	CREFI Mortgage Loans	SMC Mortgage Loans	BMO Mortgage Loans
1	Yorkshire & Lexington Towers	Yorkshire & Lexington Towers	Yorkshire & Lexington Towers

E-1A-15

SCHEDULE E-1A-2 to ANNEX E-1A

MORTGAGE LOANS WITH RESPECT TO WHICH

MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	CREFI Mortgage Loans	SMC Mortgage Loans	BMO Mortgage Loans
18	None.	Las Casitas MHP	None.
21		Fisher MHP Portfolio

E-1A-16

 SCHEDULE E-1A-3 to ANNEX E-1A

CROSSED MORTGAGE LOANS

Loan No.	CREFI Mortgage Loans	SMC Mortgage Loans	BMO Mortgage Loans
	None.	None.	None.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Citi Real Estate Funding Inc.)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	2550 M Street (Loan No. 6)	The Mortgagor leases the Mortgaged Property pursuant to a ground lease which commenced March 31, 2022. The related ground lessor has a right of first offer to purchase the Mortgaged Property upon the Mortgagor’s desire to sell the Mortgaged Property to any person oth er than an affiliate. Pursuant to the terms of the ground lease, the landlord’s right of first offer is inapplicable to any exercise of remedies or acceptance of an assignment in lieu thereof by a leasehold mortgagee pursuant to a leasehold mortgage encumbering the Mortgagor’s interest in the ground lease and the Mortgaged Property.
(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	ExchangeRight Net Leased Portfolio #55 (Loan No. 10)

Under the lease for the sole tenant at each of the following individual Mortgaged Properties, Walmart Neighborhood Market has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property or a controlling equity interest in itself (except to an affiliate): (i) the Walmart Neighborhood Market - Houma (Park), LA Mortgaged Property, (ii) the Walmart Neighborhood Market - Prairieville (Airline), LA Mortgaged Property, (iii) the Walmart Neighborhood Market - Thibodaux (Main), LA Mortgaged Property, (iv) the Walmart Neighborhood Market - New Iberia (Parkview), LA Mortgaged Property, (v) the Walmart Neighborhood Market - Meraux (Archbishop), LA Mortgaged Property and (vi) the Walmart Neighborhood Market - Opleousas (Union), LA Mortgaged Property. Pursuant to the terms of each such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.

Under the lease for the sole tenant at each of the following individual Mortgaged Properties, U.S. Bank has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property: (i) U.S. Bank - Northlake (North), IL Mortgaged Property, (ii) U.S. Bank – Elk Grove Village (Devon), IL Mortgaged Property, and (iii) U.S. Bank - Niles (Dempster), IL Mortgaged Property. U.S. Bank has, pursuant to a subordination, non-disturbance and attornment agreement for each such Mortgaged Property, agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage, deed-

E-1B-1

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

in-lieu thereof, or any other taking of title to the applicable Mortgaged Property in enforcement of the mortgage.

Under the lease for the sole tenant at each of the following individual Mortgaged Properties, O’Reilly Auto Parts has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide offer for the purchase of the Mortgaged Property: (i) O’Reilly Auto Parts - Madison (Commerce), WI Mortgaged Property, and (ii) O’Reilly Auto Parts – Owensboro (Bold Forbes), KY Mortgaged Property.

The sole tenant at the PNC Bank - Aurora (Galena), IL Mortgaged Property, PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. PNC Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.

The sole tenant at the PNC Bank - Clarendon Hills (Holmes), IL Mortgaged Property, PNC Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the fifth anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property.

The sole tenant at the Publix - Decatur (Point), AL Mortgaged Property, Publix, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Publix has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.

The sole tenant at the Huntington Bank - Clarksburg (Pike), WV Mortgaged Property, Huntington Bank, has a right of first refusal to purchase the applicable Mortgaged Property after the third anniversary of the lease commencement date upon the related landlord’s receipt of a written proposal from a bona fide third party for the purchase of the Mortgaged Property. Huntington Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.

The sole tenant at the Family Dollar - Cuyahoga Falls (Bailey), OH Mortgaged Property, Family Dollar, has a right of first refusal to purchase the applicable Mortgaged Property upon

E-1B-2

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Pursuant to the terms of such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.

The sole tenant at the Citizens Bank - Wilmington (Marsh), DE Mortgaged Property, Citizens Bank, has a right of first offer to purchase the applicable Mortgaged Property upon the related landlord’s intention to sell the Mortgaged Property. Citizens Bank has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first offer shall be expressly inapplicable to any foreclosure of the related mortgage, deed-in-lieu thereof, or any other taking of title to the Mortgaged Property in enforcement of the mortgage.

The sole tenant at the CVS Pharmacy - Grand Rapids (Fuller), MI Mortgaged Property, CVS Pharmacy, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Pursuant to the terms of such tenant’s lease, the right of first refusal does not apply to a foreclosure of the related mortgage by or deed in lieu of foreclosure to or at the direction of a bona fide third-party commercial lender.

The sole tenant at the 7-Eleven - La Grange (Ogden), IL Mortgaged Property, 7-Eleven, has a right of first refusal to purchase the applicable Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property

(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Roselle & Color Plaza (Loan No. 17)	The seventh largest tenant at the Roselle Plaza Mortgaged Property, Santander Bank, N.A., has a right of first refusal to purchase such tenant’s leased premises at the Mortgaged Property upon the related landlord’s receipt of a bona fide third party offer for the purchase of the Mortgaged Property. Santander Bank, N.A. has, pursuant to a subordination, non-disturbance and attornment agreement, agreed that such right of first refusal shall be expressly inapplicable to any foreclosure of the related mortgage, conveyance-in-lieu thereof, or the exercise of any other right asserted under or in respect of the lender’s mortgage.
(10) Condition of Property	Bell Works (Loan No. 7)	The property condition assessment prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $89,200 in the aggregate. No escrow was established at origination of the Mortgage Loan in connection with the cost of such repairs.
(13) Actions Concerning Mortgage Loan	79 Fifth Avenue (Loan No. 3)	The Mortgagor and the largest tenant at the Mortgaged Property, The New School, representing approximately 61.5%

E-1B-3

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception

of the net rentable area, are in process of mediation concerning the required rent under The New School’s lease. The Mortgagor alleges that, between 2017 and 2021, The New School was not properly charged such tenant’s contractual rent increase due to an administrative error, and, as a result, that The New School was underbilled approximately $4.5 million in rent between 2017 and 2021. The New School contends that future rent escalations should be calculated based upon the rent amounts actually paid as opposed to the escalations expressly stipulated in such tenant’s lease. The Mortgagor and The New School remain in discussions concerning the amount of rent escalations due. The rent was underwritten based upon The New School’s lower rent position.

(16) Insurance	All CREFI Mortgage Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
(16) Insurance	79 Fifth Avenue (Loan No. 3)	The Mortgaged Property secures 10 pari passu notes aggregating $240,000,000. The loan documents permit a property insurance deductible up to $100,000. The in-place coverage provides for a $25,000 deductible.
(18) No Encroachments	Roselle & Color Plaza (Loan No. 17)	The Mortgagor did not deliver a final signed and sealed survey or final zoning report at origination of the Mortgage Loan.
(24) Local Law Compliance (25) Licenses and Permits	Yorkshire & Lexington Towers (Loan No. 1)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(24) Local Law Compliance (25) Licenses and Permits	Sunbelt Office Portfolio (Loan No. 4)	At origination of the Sunbelt Office Portfolio Mortgage Loan, certain tenants at the 2400 Monroe Avenue Mortgaged Property and 5720 LBJ Freeway Mortgaged Property did not have valid certificates of occupancy. The Mortgage Loan documents require that the final certificates of occupancy be delivered within 6 months of origination of the Sunbelt Office Portfolio Mortgage Loan (provided, however, that lender shall

E-1B-4

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
permit such additional time as is necessary for the related Mortgagor to complete same to the extent that the lender determines that the Mortgagor is using commercially reasonable efforts to complete same), provided that if there were tenant improvements ongoing at such Mortgaged Properties as of the date of origination of the Sunbelt Office Portfolio Mortgage Loan such that a certificate of occupancy cannot be obtained, the Mortgagor is obligated to deliver to such certificate of occupancy within 60 days after completion of such improvements.
(24) Local Law Compliance (25) Licenses and Permits	Roselle & Color Plaza (Loan No. 17)

At origination of the Roselle & Color Plaza Mortgage Loan, certain tenants at the Color Plaza Mortgaged Property did not have certificates of occupancy. The Mortgage Loan documents require the related Mortgagor to use commercially reasonable efforts to cause such tenants to apply for and obtain from the applicable government authorities all necessary certificate of occupancy within 6 months of origination of the Roselle & Color Plaza Mortgage Loan (provided that the lender shall permit such additional time as may be necessary for the Mortgagor to cause completion of same to the extent that (A) the lender determines that the Mortgagor is using commercially reasonable efforts to do so and (B) there is no material adverse effect (including on the business, profits, prospects, management, operations or condition (financial or otherwise) of the Mortgagor or the related Mortgaged Property) as a result of the failure of such tenants to have same).

The Mortgagor did not deliver a final signed and sealed survey or final zoning report at origination of the Mortgage Loan.

(24) Local Law Compliance (25) Licenses and Permits	1267 1st Avenue & 4334 Katonah Avenue (Loan No. 28)	At origination of the 1267 1st Avenue & 4334 Katonah Avenue Mortgage Loan, the temporary certificate of occupancy for the 4334 Katonah Avenue Mortgaged Property had expired. The Mortgage Loan documents require the related Mortgagor to deliver a permanent certificate of occupancy for the 4334 Katonah Avenue Property within 90 days of origination of the 1267 1st Avenue & 4334 Katonah Avenue Mortgage Loan (provided that the lender may, in its reasonable discretion extend such deadline for so long as the lender receives satisfactory evidence that the Mortgagor is using commercially reasonable, good faith, diligent effort to remediate and procure such items (it being acknowledged and agreed that a renewal of the temporary certificate of occupancy will satisfy such standard of diligence).
(26) Recourse Obligations	All CREFI Mortgage Loans	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.

E-1B-5

Representation Number on Annex E-1	Mortgage Loan Name and Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	79 Fifth Avenue (Loan No. 3)	Recourse for losses do not include the misapplication of rents, insurance proceeds or condemnation awards, but rather are limited to the misappropriation or conversion of the same.
(26) Recourse Obligations	Yorkshire & Lexington Towers (Loan No. 1)	Recourse for losses related to misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to the “misappropriation, conversion or intentional misapplication of the” of the same.
(26) Recourse Obligations	Bell Works (Loan No. 7)	Recourse for losses related to misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to the “intentional misapplication, misappropriation or conversion” of the same.
(29) Acts of Terrorism Exclusion	All CREFI Mortgage Loans	All exceptions to Representation 16 are also exceptions to this Representation 29.
(31) Single Purpose Entity	Bell Works (Loan No. 7)	The related Mortgagor previously owned four vacant lots (adjacent to the Mortgaged Property) that are not part of the collateral for the Mortgage Loan.
(37) No Material Default; Payment Record	All CREFI Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Mortgagor forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.

E-1B-6

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(STARWOOD MORTGAGE CAPITAL LLC)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	Stockton Self Storage Portfolio (Loan No. 15)	Cepheid, the sole tenant at the Beckman Road Industrial Mortgaged Property, has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the Beckman Road Industrial Mortgaged Property by a third party which the Mortgagor intends to accept.
(5) Lien; Valid Assignment	CVS Ashland Road (Loan No. 32)	CVS, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in connection with any offer to purchase the Mortgaged Property by a third party which the landlord under the lease intends to accept.
(6) Permitted Liens; Title Insurance	Stockton Self Storage Portfolio (Loan No. 15)	Cepheid, the sole tenant at the Beckman Road Industrial Mortgaged Property, has a right of first refusal to purchase the Beckman Road Industrial Mortgaged Property in connection with any offer to purchase the Beckman Road Industrial Mortgaged Property by a third party which the Mortgagor intends to accept.
(6) Permitted Liens; Title Insurance	CVS Ashland Road (Loan No. 32)	CVS, the sole tenant at the Mortgaged Property, has a right of first refusal to purchase the Mortgaged Property in connection with any offer to purchase the Mortgaged Property by a third party which the landlord under the lease intends to accept.
(12) Condemnation	Stockton Self Storage Portfolio (Loan No. 15)	With respect to the Eight Mile Road Self Storage Mortgaged Property, the California Department of Transportation has indicated that it may commence an eminent domain proceeding with respect to some or all of the Eight Mile Road Self Storage Mortgaged Property in connection with a contemplated roadway improvement. Pursuant to the mortgage loan documents, the Mortgagor may release the Mortgaged Property in connection with such eminent domain proceeding in accordance with the loan agreement.
(16) Insurance	League City Storage (Loan No. 13)	The Mortgaged Property is located approximately within 25 miles from the Gulf of Mexico and the Mortgagor is only required to maintain windstorm coverage in an amount that is less than the original principal balance of the Mortgage Loan and less than the full insurable value on a replacement cost basis.

E-1B-7

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Fisher MHP Portfolio (Loan No. 21)	With respect to the Stone Manor MHP Mortgaged Property, the Mortgagor is not required to maintain flood insurance, including business interruption insurance in connection with flood damage, with respect to one storage building and certain pad sites located in a designated special flood hazard area.
(16) Insurance	Hodge LA MHP Portfolio (Loan No. 23)	The Loan Documents provide that the Mortgagor is not required to maintain 12 months of flood-related business income/loss of rent insurance coverage with respect to any Mortgaged Property or portions thereof within a special flood hazard area, provided that, among other things, the Mortgagor maintains 3 months of flood-related business income/loss of rent insurance coverage or maintains a flood business income account with lender in an amount reasonably determined by the lender to equal 3 months of rent for the applicable Mortgaged Properties or portions thereof within a special flood hazard area, and Mortgagor and guarantor have recourse liability for an additional 3 months of flood-related business income/loss of rent.
(16) Insurance	CVS Ashland Road (Loan No. 32)	The Loan Documents provide that, if CVS, the sole tenant at the Mortgaged Property, provides third-party insurance or self-insures in accordance with its lease, the Mortgagor’s obligations to maintain property insurance, flood insurance, earthquake insurance, boiler and machinery insurance, windstorm insurance and terrorism insurance may be suspended with respect to the Mortgaged Property so long as, among other things, (i) the related lease is in full force and effect, (ii) CVS remains an affiliate of CVS Health Corporation and (iii) CVS has satisfied all insurance requirements under its related lease.
(24) Local Law Compliance	Yorkshire & Lexington Towers (Loan No. 1)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(24) Local Law Compliance	Brighton Towne Square (Loan No. 5)	The Mortgaged Property is comprised of several parcels, which may not have been legally subdivided in accordance with applicable state law.

E-1B-8

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(24) Local Law Compliance	League City Storage (Loan No. 13)	The Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	The Airport Road Self Storage Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	A portion of the Morada Self Storage Mortgaged Property is legal non-conforming as to use.
(24) Local Law Compliance	Stockton Self Storage Portfolio (Loan No. 15)	The improvements at the Eight Mile Road Self Storage Mortgaged Property and the Highway 99 Self Storage Mortgaged Property are legal non-conforming and the Mortgagor obtained law and ordinance insurance coverage B in an amount less than customarily required by the originator for similar commercial and multifamily loans intended for securitization. Upon renewal of the insurance policy, the Mortgagor is required to obtain law and ordinance insurance coverage B in an amount equal to that which is customarily required by the originator for similar commercial and multifamily loans intended for securitization.
(24) Local Law Compliance	Arcadia Metro Center (Loan No. 20)	The Mortgaged Property is legal non-conforming as to use with respect to certain tenants’ uses of the Mortgaged Property.

(24) Local Law Compliance	Hodge LA MHP Portfolio (Loan No. 23)	The Twin Oaks MHP Mortgaged Property is legal non-conforming as to use.
(25) Licenses and Permits	Yorkshire & Lexington Towers (Loan No. 1)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(26) Recourse Obligations	Yorkshire & Lexington Towers (Loan No. 1)	Recourse for losses related to misapplication of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to intentional misapplication of the same.

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EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(BANK OF MONTREAL)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-1A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(5) Lien; Valid Assignment	2 Riverfront Plaza (Loan No. 27)	As an inducement to the original owner to develop the land, the City of Newark, New Jersey entered into the 2 Riverfront PILOT Agreement with the original owner of the property, certain sections of which are consented to by Panasonic. The 2 Riverfront PILOT Agreement runs to the current owner (i.e., the Mortgagor on the related Mortgaged Property). The annual service charge (i.e., the payments in lieu of taxes) under the 2 Riverfront PILOT Agreement is a continuous, automatic, enforceable and perfected statutory municipal lien for all purposes, and the owner’s right to encumber fee title to the related Mortgaged Property is subordinate to the lien of the annual service charge and to the rights of the City of Newark, the NJ Economic Development Authority (i.e., the issuer of the related municipal bonds) and the trustee for the related municipal bonds issued under the related trust indenture.
(10) Condition of Property	Bell Works (Loan No. 7)	The property condition assessment report prepared in connection with the origination of the Mortgage Loan recommended immediate and short-term repairs estimated to cost approximately $89,200 in the aggregate. No escrow was established at origination of the Mortgage Loan in connection with the cost of such repairs.
(16) Insurance	501 W 24th Street (Loan No. 14)	The Mortgage Loan is secured by the related Mortgagor’s interest in a commercial condominium unit. The related condominium documents provide that insurance is maintained by the related condominium association and proceeds from a casualty are to be held by the related condominium board for such condominium association and applied to restoration of the building. The lender does not have a right to determine the rating of the holder of the proceeds or the rating of any insurance trustee, if appointed by the related condominium board.
(24) Local Law Compliance	Yorkshire & Lexington Towers (Loan No. 1)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances and to update the relevant certificate of occupancy accordingly, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.
(24) Local Law Compliance	2 Riverfront Plaza (Loan No. 27)	The zoning report delivered at closing had certain municipal violation searches pending at closing. The related Mortgagor has agreed via a post-closing agreement to use commercially reasonable efforts to deliver to the lender an updated zoning and site requirements summary prepared by Nationwide Zoning Services, LLC (“Nationwide Zoning”) in substantially the same form as the report attached as Exhibit A to the post-closing agreement, incorporating all results of municipal violation searches requested by Nationwide Zoning from the City of Newark.
(24) Local Law Compliance	501 W 24th Street (Loan No. 14)	Pursuant to the title report and zoning and site requirements summary prepared by the Planning and Zoning Resource Company, there are three (3) open fire code violations and one (1) sidewalk violation affecting the Mortgaged Property. The related condominium association is responsible for curing such violations, and the Mortgagor is not required to cure the violations due to the condominium regime under the related Mortgage Loan agreement.
(25) Licenses and Permits	Yorkshire & Lexington Towers (Loan No. 1)

The Mortgaged Properties (both Yorkshire Towers and Lexington Towers) currently have expired City of New York special parking variances for transient parking use in the underground garages. The Mortgagors are required to obtain new special parking variances, or renewal of existing special parking variances, during the term of the term of the Yorkshire & Lexington Towers Whole Loan.

In addition, the zoning reports delivered in connection with the origination of the Yorkshire & Lexington Towers Whole Loan showed certain other outstanding code violations affecting the Mortgaged Properties (both Yorkshire Towers and Lexington Towers), and the Mortgagors are required to remove (or cause to be removed) those violations in accordance with the terms of the Yorkshire & Lexington Towers Whole Loan agreement.

(26) Recourse Obligations	Yorkshire & Lexington Towers (Loan No. 1) Bell Works (Loan No. 7)

Recourse for losses related to misapplication of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation awards is limited to intentional misapplication of the same.

Recourse for losses related to misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds, or condemnation

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Representation Number on Annex E-1A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
awards is limited to intentional misapplication, misappropriation or conversion of the same.
(26) Recourse Obligations	2 Riverfront Plaza (Loan No. 27)	The Mortgage Loan documents do not provide for a separate guarantor distinct from the Mortgagor.
(27) Mortgage Releases	2 Riverfront Plaza (Loan No. 27)	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Mortgagor cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Mortgagor provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust even if such amount is not paid.
(29) Acts of Terrorism Exclusion	All of the BMO Loans	The Mortgage Loan documents may permit the related Mortgagor to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant at the related Mortgaged Property.
(31) Single-Purpose Entity	Bell Works (Loan No. 7)	The related Mortgagor previously owned four vacant lots (adjacent to the Mortgaged Property) that are not part of the collateral for the Mortgage Loan.
(31) Single-Purpose Entity	2 Riverfront Plaza (Loan No. 27)	The Mortgage Loan is a Shari’ah compliant loan, and the related Mortgagor is prohibited from commingling its assets with the assets of the related master lessee (except the related Mortgagor’s financial statements may be consolidated with those of the related master lessee). The recycled entity certificate delivered by the related Mortgagor in connection with the origination of the Mortgage Loan provides hat (i) the related Mortgagor has maintained all of its books, records, financial statements and bank accounts separate from those of any other person or entity (except the related master lessee) and (ii) other than with the related master lessee, the related Mortgagor has not commingled its assets with those of any other person or entity and has held all of its assets in its own name.

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ANNEX E-2A

SPONSOR REPRESENTATIONS AND WARRANTIES
(Goldman Sachs Mortgage Company)

GSMC (referred to as the related “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each GSMC Mortgage Loan that we (referred to as the “Purchaser” in the representations and warranties below) include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2B to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2A will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

The related Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the Issuing Entity (referred to as the “Trust” in the representations and warranties below), on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the GSMC Mortgage Loans, the related Mortgaged Properties or other matters. We cannot assure you that the GSMC Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Outside Servicing Agreement with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.
(2)	Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of

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any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

(3)	Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.
(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a)(1) to the knowledge of GSMC, after due inquiry, there has been no forbearance, waiver or modification of the material terms of the Mortgage Loan which such forbearance, waiver or modification relates to the COVID-19 emergency and (2) other than as related to the COVID-19 emergency, the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan.
(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee) constitutes a legal, valid and binding assignment to the Trust (or, with respect to an Outside Serviced Mortgage Loan, to the related Outside Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2B (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.
(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants
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only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clauses (f) and (g) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-2A-1 to this Annex E-2A, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.
(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.
(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.
(10)	Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s

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knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

(11)	Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.
(12)	Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.
(13)	Actions Concerning Mortgage Loan. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.
(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with the Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Purchaser or its servicer.
(15)	No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).
(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance

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Rating Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by S&P Global Ratings in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

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All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is an Outside Serviced Mortgage Loan, the applicable Outside Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

(17)	Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.
(18)	No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.
(19)	No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.
(20)	REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan or Whole Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC
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Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. For purposes of the preceding sentence, a GSMC Mortgage Loan will not be considered “significantly modified” solely by reason of the borrower having been granted a COVID-19 related forbearance, provided that: (a) such GSMC Mortgage Loan forbearance is covered by Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12) by reason of satisfying the requirements for such coverage stated in Section 5.02(2) of Revenue Procedure 2020-26 (as amplified by Revenue Procedure 2021-12); and (b) GSMC identifies such GSMC Mortgage Loan and provides (x) the date on which such forbearance was granted, (y) the length in months of the forbearance, and (z) how the payments in forbearance will be paid (that is, by extension of maturity, change of amortization schedule, etc.). Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.
(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.
(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.
(24)	Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.
(25)	Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect.
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Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the related mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).
(27)	Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property

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(reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

(28)	Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.
(29)	Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).
(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar
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equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-2A or the exceptions thereto set forth on Annex E-2B, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-2A-1 or future permitted mezzanine debt as set forth on Schedule E-2A-2 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-2A-3 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.
(32)	Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.
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(33)	Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.
(34)	Ground Leases. For purposes of this Annex E-2A, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;
(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;
(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);
(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;
(e)	The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;
(f)	GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;
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(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;
(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;
(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;
(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;
(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and
(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.
(35)	Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.
(36)	Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-2A.
(37)	No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-2A (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage
E-2A-12

Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.
(39)	Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.
(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.
(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.
E-2A-13

(42)	Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained on the mortgage loan schedule attached to the related Mortgage Loan Purchase Agreement.
(43)	Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2A-3.
(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.
(45)	Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

E-2A-14

Schedule E-2A-1 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

E-2A-15

Schedule E-2A-2 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

E-2A-16

Schedule E-2A-3 to Annex E-2A

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

E-2A-17

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-2B

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

(Goldman Sachs Mortgage Company)

The exceptions to the representations and warranties set forth below are listed by the number of the related representation and warranty set forth on Annex E-2A to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2B will have the meanings set forth in this prospectus or, if not defined in this prospectus, will have the same meanings as when used in the related Mortgage Loan Purchase Agreement.

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	DoubleTree Ontario (Loan No. 8)

The Mortgage Loan documents permit the mortgagor to rely on the general liability insurance provided by the related property manager provided that certain conditions set forth in the Mortgage Loan documents are satisfied.

The Mortgage Loan documents permit the mortgagor to maintain insurance policies with deductibles of up to $500,000 (which amount may not be considered customary) to the extent the insurance coverage is provided under the master insurance program of the ultimate corporate parent of the borrower, Park Hotel & Resorts Inc.

(24) Local Law Compliance	Cliffs Hotel and Spa (Loan No. 2)	The related Mortgaged Property is divided between two zoning districts. The portion of the Mortgaged Property located in the “PR” district, improved by a surface parking lot, is legal non-conforming as to use as parking uses are no longer permitted under the current zoning code for such district. If any non-conforming use is discontinued or abandoned for a period of one year, any subsequent use of the related land or improvements may only be in accordance with the current zoning code.
(31) Single-Purpose Entity	Rivercrest Retail Portfolio I (Loan No. 11)

The Mortgage Loan has a Cut-off Date Balance in excess of $20.0 million. However, the related Mortgagor did not deliver a non consolidation opinion in connection with the origination of the Mortgage Loan.

So long as no event of default is continuing, the Mortgage Loan documents permit the Mortgagor to utilize a shared operating account with other commercial properties owned by affiliates of the Mortgagor and borrower sponsor for which the property manager is also acting as property manager and commingle funds therein provided that the Mortgagor maintains separate ledgers for each commercial property (including the Mortgaged Property) for which funds are deposited therein in accordance with the terms of the Mortgage Loan documents.

(31) Single-Purpose Entity	Rivercrest Retail Portfolio II (Loan No. 12)	The Mortgage Loan has a Cut-off Date Balance in excess of $20.0 million. However, the related Mortgagor did not deliver a non

E-2B-1

Representation Number on Annex E-2A	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

consolidation opinion in connection with the origination of the Mortgage Loan.

So long as no event of default is continuing, the Mortgage Loan documents permit the Mortgagor to utilize a shared operating account with other commercial properties owned by affiliates of the Mortgagor and borrower sponsor for which the property manager is also acting as property manager and commingle funds therein provided that the Mortgagor maintains separate ledgers for each commercial property (including the Mortgaged Property) for which funds are deposited therein in accordance with the terms of the Mortgage Loan documents.

(37) No Material Default; Payment Record	All GSMC Mortgage Loans	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or mortgaged property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(39) Organization of Mortgagor	Rivercrest Retail Portfolio I (Loan No. 11) Rivercrest Retail Portfolio II (Loan No. 12)	The related Mortgagors are affiliated entities.

E-2B-2

ANNEX F

CLASS A-SB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
Jul 15, 2022	5,942,000.00	Jun 15, 2027	5,861,774.04
Aug 15, 2022	5,942,000.00	Jul 15, 2027	5,764,959.98
Sep 15, 2022	5,942,000.00	Aug 15, 2027	5,676,812.66
Oct 15, 2022	5,942,000.00	Sep 15, 2027	5,588,272.25
Nov 15, 2022	5,942,000.00	Oct 15, 2027	5,490,277.69
Dec 15, 2022	5,942,000.00	Nov 15, 2027	5,400,905.26
Jan 15, 2023	5,942,000.00	Dec 15, 2027	5,302,101.93
Feb 15, 2023	5,942,000.00	Jan 15, 2028	5,211,890.14
Mar 15, 2023	5,942,000.00	Feb 15, 2028	5,121,276.05
Apr 15, 2023	5,942,000.00	Mar 15, 2028	5,012,273.66
May 15, 2023	5,942,000.00	Apr 15, 2028	4,920,769.01
Jun 15, 2023	5,942,000.00	May 15, 2028	4,819,893.04
Jul 15, 2023	5,942,000.00	Jun 15, 2028	4,727,530.28
Aug 15, 2023	5,942,000.00	Jul 15, 2028	4,625,820.16
Sep 15, 2023	5,942,000.00	Aug 15, 2028	4,532,591.73
Oct 15, 2023	5,942,000.00	Sep 15, 2028	4,438,947.53
Nov 15, 2023	5,942,000.00	Oct 15, 2028	4,335,991.79
Dec 15, 2023	5,942,000.00	Nov 15, 2028	4,241,470.65
Jan 15, 2024	5,942,000.00	Dec 15, 2028	4,137,662.46
Feb 15, 2024	5,942,000.00	Jan 15, 2029	4,042,256.65
Mar 15, 2024	5,942,000.00	Feb 15, 2029	3,946,425.36
Apr 15, 2024	5,942,000.00	Mar 15, 2029	3,823,697.51
May 15, 2024	5,942,000.00	Apr 15, 2029	3,726,890.97
Jun 15, 2024	5,942,000.00	May 15, 2029	3,620,861.23
Jul 15, 2024	5,942,000.00	Jun 15, 2029	3,523,149.90
Aug 15, 2024	5,942,000.00	Jul 15, 2029	3,416,240.66
Sep 15, 2024	5,942,000.00	Aug 15, 2029	3,317,616.59
Oct 15, 2024	5,942,000.00	Sep 15, 2029	3,218,552.67
Nov 15, 2024	5,942,000.00	Oct 15, 2029	3,110,328.62
Dec 15, 2024	5,942,000.00	Nov 15, 2029	3,010,340.05
Jan 15, 2025	5,942,000.00	Dec 15, 2029	2,901,217.19
Feb 15, 2025	5,942,000.00	Jan 15, 2030	2,800,295.83
Mar 15, 2025	5,942,000.00	Feb 15, 2030	2,698,924.37
Apr 15, 2025	5,942,000.00	Mar 15, 2030	2,571,170.16
May 15, 2025	5,942,000.00	Apr 15, 2030	2,468,776.28
Jun 15, 2025	5,942,000.00	May 15, 2030	2,357,315.31
Jul 15, 2025	5,942,000.00	Jun 15, 2030	2,253,967.47
Aug 15, 2025	5,942,000.00	Jul 15, 2030	2,141,579.19
Sep 15, 2025	5,942,000.00	Aug 15, 2030	2,037,268.99
Oct 15, 2025	5,942,000.00	Sep 15, 2030	1,932,493.57
Nov 15, 2025	5,942,000.00	Oct 15, 2030	1,818,717.59
Dec 15, 2025	5,942,000.00	Nov 15, 2030	1,712,967.24
Jan 15, 2026	5,942,000.00	Dec 15, 2030	1,598,243.57
Feb 15, 2026	5,942,000.00	Jan 15, 2031	1,491,509.71
Mar 15, 2026	5,942,000.00	Feb 15, 2031	1,384,299.81
Apr 15, 2026	5,942,000.00	Mar 15, 2031	1,251,248.64
May 15, 2026	5,942,000.00	Apr 15, 2031	1,142,966.61
Jun 15, 2026	5,942,000.00	May 15, 2031	1,025,782.01
Jul 15, 2026	5,942,000.00	Jun 15, 2031	916,494.19
Aug 15, 2026	5,942,000.00	Jul 15, 2031	798,331.90
Sep 15, 2026	5,942,000.00	Aug 15, 2031	688,029.44
Oct 15, 2026	5,942,000.00	Sep 15, 2031	577,235.00
Nov 15, 2026	5,942,000.00	Oct 15, 2031	457,608.18
Dec 15, 2026	5,942,000.00	Nov 15, 2031	345,785.84
Jan 15, 2027	5,942,000.00	Dec 15, 2031	225,159.82
Feb 15, 2027	5,942,000.00	Jan 15, 2032	112,300.53
Mar 15, 2027	5,942,000.00	Feb 15, 2032 and thereafter	0.00
Apr 15, 2027	5,942,000.00
May 15, 2027	5,942,000.00

F-1

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Important Notice Regarding the Offered Certificates	12
Important Notice About Information Presented in this Prospectus	12
Summary of Terms	21
Summary of Risk Factors	67
Risk Factors	69
Description of the Mortgage Pool	171
Transaction Parties	261
Credit Risk Retention	314
Description of the Certificates	322
The Mortgage Loan Purchase Agreements	357
The Pooling and Servicing Agreement	367
Use of Proceeds	473
Yield, Prepayment and Maturity Considerations	473
Material Federal Income Tax Consequences	485
Certain State, Local and Other Tax Considerations	497
ERISA Considerations	497
Legal Investment	505
Certain Legal Aspects of the Mortgage Loans	505
Ratings	527
Plan of Distribution (Underwriter Conflicts of Interest)	529
Incorporation of Certain Information by Reference	531
Where You Can Find More Information	531
Financial Information	531
Legal Matters	531
Index of Certain Defined Terms	532

Annex A – Certain Characteristics of the Mortgage
Loans and Mortgaged Properties	A-1
Annex B – Significant Loan Summaries	B-1
Annex C – Mortgage Pool Information	C-1
Annex D – Form of Distribution Date Statement	D-1
Annex E-1A – Sponsor Representations and
Warranties (CREFI, SMC and BMO)	E-1A-1
Annex E-1B – Exceptions to Sponsor
Representations and Warranties
(CREFI, SMC and BMO)	E-1B-1
Annex E-2A – Sponsor Representations and
Warranties (GSMC)	E-2A-1
Annex E-2B – Exceptions to Sponsor
Representations and Warranties
(GSMC)	E-2B-1
Annex F – Class A-SB Scheduled Principal
Balance Schedule	F-1

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$524,152,000
(Approximate)

Citigroup Commercial Mortgage Trust 2022-GC48
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2022-GC48

Class A-1	$3,961,000
Class A-2	$93,366,000
Class A-4	$115,000,000
Class A-5	$202,858,000
Class A-SB	$5,942,000
Class X-A	$421,127,000
Class A-S	$42,112,000
Class B	$30,833,000
Class C	$30,080,000

PROSPECTUS

Citigroup

BMO Capital Markets

Goldman Sachs & Co. LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities

Siebert Williams Shank

Co-Managers

June 6, 2022